                                               Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-112636



The information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                               DATED JUNE 7, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 7, 2004)


                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                       GERMAN AMERICAN CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                              MORTGAGE LOAN SELLERS
                            -------------------------
     The COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the COMM 2004-LNB3 Mortgage Trust. The trust's assets will primarily be 95 fixed-rate mortgage loans secured by first liens on 267 commercial, multifamily and manufactured housing properties. The COMM 2004-LNB3 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

     Certain characteristics of the certificates offered herein include:

                                                                                            S&P/
                                                                                          MOODY'S/
                           INITIAL        INITIAL PASS-                                     DBRS
                         CERTIFICATE         THROUGH            ASSUMED FINAL            ANTICIPATED
                         BALANCE (1)         RATE(2)        DISTRIBUTION DATE (3)          RATINGS
                        ------------     ---------------  ------------------------   ---------------------
 Class A-1 .........    $367,945,000               %         November 10, 2013            AAA/Aaa/AAA
 Class A-2 .........    $502,796,000               %         June 10, 2014                AAA/Aaa/AAA
 Class B ...........    $ 40,185,000               %         June 10, 2014                 AA/Aa2/AA
 Class C ...........    $ 16,744,000               %         June 10, 2014              AA-/Aa3/AA (low)
 Class D ...........    $ 28,464,000               %         June 10, 2014                   A/A2/A
 Class E ...........    $ 25,116,000               %         July 10, 2014                A-/A3/A (low)

----------
(Footnotes on page S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------
     INVESTING IN THE CERTIFICATES OFFERED HEREIN INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-38 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.
                           -------------------------
     Deutsche Bank Securities Inc. and ABN AMRO Incorporated are acting as co-lead managers and underwriters of the offering, and PNC Capital Markets, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International, Inc. are acting as co-managers of the offering. Deutsche Bank Securities Inc. is sole bookrunner of all the certificates offered herein. The underwriters will offer the certificates offered herein to the public in negotiated transactions at varying prices to be determined at the time of sale.

     Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nomura Securities International, Inc. are required to purchase the certificates offered herein (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to
receive from the sale of the certificates offered herein approximately   % of
the initial aggregate certificate balance of the certificates offered herein, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered herein to purchasers on
or about June   , 2004.


DEUTSCHE BANK SECURITIES                                   ABN AMRO INCORPORATED
Sole Book Running Manager and Co-Lead Manager                    Co-Lead Manager

PNC CAPITAL MARKETS, INC.          JPMORGAN       MERRILL LYNCH & CO.     NOMURA
Co-Manager                        Co-Manager          Co-Manager      Co-Manager

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE  , 2004

                                 COMM 2004-LNB3

                 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool


WASHINGTON
17 properties
$5,807,159
0.43% of total

NEVADA
2 properties
$94,840
0.01% of total

NORTHERN CALIFORNIA
16 properties
$2,774,117
0.21% of total

CALIFORNIA
61 properties
$191,780,922
14.32% of total

SOUTHERN CALIFORNIA
45 properties
$189,006,806
14.11% of total

ARIZONA
11 properties
$18,590,040
1.39% of total

COLORADO
2 properties
$3,398,111
0.25% of total

NEW MEXICO
2 properties
$134,234
0.01% of total

TEXAS
24 properties
$100,258,845
7.48% of total

OKLAHOMA
3 properties
$21,765,668
1.62% of total

ARKANSAS
3 properties
$47,770,050
3.57% of total

MISSISSIPPI
3 properties
$6,882,264
0.51% of total

KENTUCKY
1 propertY
$2,592,201
0.19% of total

ALABAMA
2 properties
$20,457,476
1.53% of total

TENNESSEE
6 properties
$13,773,660
1.03% of total

IDAHO
1 property
$40,270
0.00% of total

KANSAS
2 properties
$69,306
0.01% of total

NEBRASKA
1 property
$3,520,000
0.26% of total

MISSOURI
13 properties
$390,447
0.03% of total

MINNESOTA
2 properties
$11,388,135
0.85% of total

WISCONSIN
2 properties
$4,295,798
0.32% of total

ILLINOIS
4 properties
$24,278,547
1.81% of total

MICHIGAN
1 property
$2,400,000
0.18% of total

OHIO
1 property
$3,546,772
0.26% of total

PENNSYLVANIA
5 properties
$53,412,326
3.99% of total

NEW YORK
16 properties
$259,794,984
19.39% of total

NEW HAMPSHIRE
3 properties
$12,400,000
0.93% of total

MASSACHUSETTS
5 properties
$45,474,290
3.39% of total

CONNECTICUT
1 property
$14,925,710
1.11% of total

RHODE ISLAND
1 property
$5,993,847
0.45% of total

NEW JERSEY
3 properties
$158,182,311
11.81% of total

DELAWARE
2 properties
$61,750,000
4.61% of total

MARYLAND
4 properties
$8,322,917
0.62% of total

VIRGINIA
11 properties
$149,155,020
11.14% of total

NORTH CAROLINA
5 properties
$16,553,179
1.24% of total

SOUTH CAROLINA
2 properties
$4,631,465
0.35% of total

GEORGIA
7 properties
$10,644,152
0.79% of total

FLORIDA
38 properties
$55,037,118
4.11% of total


  MORTGAGED PROPERTIES BY PROPERTY TYPE

                Industrial
                  5.56%

              Multifamily(1)
                  22.07%

                  Retail
                  31.66%

                Mixed Use
                  1.27%

               Self Storage
                  0.39%

                  Office
                  39.06%

(1) Includes Manufactured Housing (2.11%)



[ ] (less than) 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] (greater than) 10.0% of Cut-Off Date Balance

Garden State Plaza                               Garden State Plaza

[property photo omitted]                         [property photo omitted]




731 Lexington Avenue - Bloomberg Headquarters    DDR - Macquarie Portfolio

[property photo omitted]                         [property photo omitted]




                                                 DDR - Macquarie Portfolio

                                                 [property photo omitted]



Tysons Corner Center                             Tysons Corner Center

[property photo omitted]                         [property photo omitted]

G REIT Portfolio                           Centreville Square I&II

[property photo omitted]                   [property photo omitted]



International Jewelry Center               Equity Industrial Partners Portfolio

[property photo omitted]                   [property photo omitted]



660 Figueroa Tower                         660 Figueroa Tower

[property photo omitted]                   [property photo omitted]



                                           3 Beaver Valley

                                           [property photo omitted]

The footnotes to the table on the cover page are as follows:

----------
(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) The pass-through rates on the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates will equal one of the following rates:
      (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for such class and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

(3) The assumed final distribution date with respect to any class of certificates offered herein is the distribution date on which the final distribution would occur for such class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered herein is the distribution date in July 2037. See "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.

                             ---------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered herein is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered herein; and (b) this prospectus supplement, which describes the specific terms of the certificates offered herein. If the terms of the certificates offered herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered herein. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered herein and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Terms" beginning on page S-224 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 117 in the prospectus.

                             ---------------------

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Deutsche Mortgage & Asset Receiving Corporation.

                             ---------------------

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM


     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the certificates offered herein, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the certificates offered herein and the underlying mortgage loans.

                                THE CERTIFICATES



                        ANTICIPATED              INITIAL
                          RATINGS              CERTIFICATE         APPROXIMATE                      DESCRIPTION        ASSUMED
                           (S&P/                BALANCE OR         PERCENT OF       APPROXIMATE       OF PASS-          FINAL
                         MOODY'S/                NOTIONAL             TOTAL            CREDIT         THROUGH        DISTRIBUTION
      CLASS                DBRS)                BALANCE(2)        CERTIFICATES        SUPPORT           RATE             DATE
--------------------------------------------------------------------------------  --------------------------------------------------
  CERTIFICATES OFFERED
------------------------------------------------------------------------------------------------------------------------------------
Class A-1(5)(8)        AAA/Aaa/AAA          $    367,945,000          27.469%      15.250%(4)         Fixed(5)   November 10, 2013
------------------------------------------------------------------------------------------------------------------------------------
Class A-2(5)(8)        AAA/Aaa/AAA          $    502,796,000          37.536%      15.250%(4)         Fixed(5)       June 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class B                 AA/Aa2/AA           $     40,185,000           3.000%      12.250%            Fixed(5)       June 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class C              AA-/Aa3/AA (low)       $     16,744,000           1.250%      11.000%            Fixed(5)       June 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class D                  A/A2/A             $     28,464,000           2.125%       8.875%            Fixed(5)       June 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class E               A-/A3/A (low)         $     25,116,000           1.875%       7.000%            Fixed(5)       July 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
  PRIVATE CERTIFICATES(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Variable
                                                                                                      interest
Class X                AAA/Aaa/AAA          $  1,339,496,991(3)       N/A         N/A                 only(3)         May 10, 2026
------------------------------------------------------------------------------------------------------------------------------------
Class A-1A(8)          AAA/Aaa/AAA          $    264,482,000          19.745%      15.250%(4)         Fixed(5)       June 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class F           BBB+/Baa1/BBB (High)      $     15,069,000           1.125%       5.875%            Fixed(5)       July 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class G               BBB/Baa2/BBB          $     13,395,000           1.000%       4.875%            Fixed(5)       July 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class H            BBB-/Baa3/BBB (Low)      $     11,721,000           0.875%       4.000%            Fixed(5)       July 10, 2014
------------------------------------------------------------------------------------------------------------------------------------
Class J             BB+/Ba1/BB (High)       $     11,720,000           0.875%       3.125%            Fixed(6)    January 10, 2015
------------------------------------------------------------------------------------------------------------------------------------
Class K                 BB/Ba2/BB           $      6,698,000           0.500%       2.625%            Fixed(6)    January 10, 2015
------------------------------------------------------------------------------------------------------------------------------------
Class L             BB-/Ba3/BB (Low)        $      3,348,000           0.250%       2.375%            Fixed(6)    January 10, 2015
------------------------------------------------------------------------------------------------------------------------------------
Class M              B+/B1/B (High)         $      5,024,000           0.375%       2.000%            Fixed(6)    January 10, 2015
------------------------------------------------------------------------------------------------------------------------------------
Class N                  B/B2/B             $      5,023,000           0.375%       1.625%            Fixed(6)    January 10, 2015
------------------------------------------------------------------------------------------------------------------------------------
Class O               B-/B3/B (Low)         $      5,023,000           0.375%       1.250%            Fixed(6)    January 10, 2015
------------------------------------------------------------------------------------------------------------------------------------
Class P                 NR/NR/NR            $     16,743,991           1.250%       0.000%            Fixed(6)        May 10, 2026
------------------------------------------------------------------------------------------------------------------------------------


                      APPROXIMATE     WEIGHTED
                     INITIAL PASS-    AVERAGE
                        THROUGH         LIFE     PRINCIPAL
      CLASS               RATE       (YRS.)(7)   WINDOW(7)
-----------------------------------------------------------
  CERTIFICATES OFFERED
-----------------------------------------------------------
Class A-1(5)(8)          --%             5.90   7/04-11/13
-----------------------------------------------------------
Class A-2(5)(8)          --%             9.81   11/13-6/14
-----------------------------------------------------------
Class B                  --%             9.95    6/14-6/14
-----------------------------------------------------------
Class C                  --%             9.95    6/14-6/14
-----------------------------------------------------------
Class D                  --%             9.95    6/14-6/14
-----------------------------------------------------------
Class E                  --%            10.02    6/14-7/14
-----------------------------------------------------------
  PRIVATE CERTIFICATES(1)
-----------------------------------------------------------


Class X             N/A                 N/A         N/A
-----------------------------------------------------------
Class A-1A(8)            --%             8.17    7/04-6/14
-----------------------------------------------------------
Class F                  --%            10.03    7/14-7/14
-----------------------------------------------------------
Class G                  --%            10.03    7/14-7/14
-----------------------------------------------------------
Class H                  --%            10.03    7/14-7/14
-----------------------------------------------------------
Class J                  --%            10.34    7/14-1/15
-----------------------------------------------------------
Class K                  --%            10.53    1/15-1/15
-----------------------------------------------------------
Class L                  --%            10.53    1/15-1/15
-----------------------------------------------------------
Class M                  --%            10.53    1/15-1/15
-----------------------------------------------------------
Class N                  --%            10.53    1/15-1/15
-----------------------------------------------------------
Class O                  --%            10.53    1/15-1/15
-----------------------------------------------------------
Class P                  --%            14.02    1/15-5/26
-----------------------------------------------------------

(1)  Not offered hereby.

(2)  Approximate; subject to a variance of plus or minus 5%.

(3) The Class X Certificates will not have a certificate balance. Interest will accrue on such classes of certificates at the applicable pass-through rate, determined as described in this prospectus supplement, on their notional balances. With respect to the 731 Lexington Avenue-Bloomberg Headquarters loan, the AFR/Bank of America Portfolio loan and the Saks, Inc.-North Riverside loan, representing approximately 9.33%, 1.48% and 0.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, the related mortgaged properties also secure subordinate loans. The Class X certificates were structured assuming that such subordinate loans absorb any loss prior to the related mortgage loans. For more information regarding these loans, see "Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington Avenue--Bloomberg Headquarters Loan," "--The AFR/Bank of America Portfolio Loan" and "--The Saks, Inc.-North Riverside Loan" in this prospectus supplement.

(4) Represents the approximate credit support for the Class A-1, Class A-2 and Class A-1A certificates in the aggregate.

(5) The pass-through rates on the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for such class and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

(6) The pass-through rates on the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will equal a fixed rate subject to a cap of the weighted average net mortgage pass-through rate.

(7) The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.

(8) For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 60 mortgage loans, representing approximately 80.26% of the outstanding pool balance. Loan Group 2 will consist of 35 mortgage loans, representing approximately 19.74% of the outstanding pool balance. Loan Group 2 will include approximately 94.18% of all the mortgage loans secured by multifamily properties and approximately 45.06% of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-1A and Class X certificates, interest distributions on the Class A-1 and Class A-2 certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1 and Class A-2 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 after the certificate principal balance of the Class A-2 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2 and Class A-1A certificates, pro rata.


     The Class Q, Class R and Class LR certificates are not represented in this table.


     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.


                                THE MORTGAGE POOL

       Outstanding Pool Balance as of the Cut-off Date(1) ................   $ 1,339,496,992
       Number of Mortgage Loans ..........................................                95
       Number of Mortgaged Properties ....................................               267
       Average Mortgage Loan Balance .....................................   $    14,099,968
       Weighted Average Mortgage Rate ....................................             5.321%
       Weighted Average Remaining Term to Maturity (in months)(2) ........               110
       Weighted Average Debt Service Coverage Ratio(3) ...................              1.63x
       Weighted Average Loan-to-Value Ratio(3) ...........................             67.96%

---------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) Calculated with respect to the anticipated repayment date for two mortgage loans, representing 9.54%% of the outstanding pool balance as of the cut-off date.

(3) In the case of five mortgage loans with one or more companion loans that are not included in the trust, DSCR and LTV have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust.

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY .......................   S-5
SUMMARY OF THE PROSPECTUS
   SUPPLEMENT ...........................   S-9
RISK FACTORS ............................   S-38
   Risks Related to the Mortgage
      Loans .............................   S-38
   Conflicts of Interest ................   S-62
   Risks Related to the Offered
      Certificates ......................   S-68
DESCRIPTION OF THE MORTGAGE
   POOL .................................   S-73
   General ..............................   S-73
   Security for the Mortgage Loans ......   S-74
   The Mortgage Loan Sellers ............   S-74
   Certain Underwriting Matters .........   S-75
   Underwriting Standards ...............   S-78
   GACC's Underwriting Standards ........   S-78
   LaSalle's Underwriting Standards .....   S-80
   PNC Bank's Underwriting
      Standards .........................   S-82
   Split Loan Structures ................   S-83
   The Garden State Plaza Loan ..........   S-83
   The 731 Lexington Avenue-
      Bloomberg Headquarters Loan .......   S-86
   Rights of the Holder of the 731
      Lexington Avenue-Bloomberg
      Headquarters B Loan ...............   S-89
   The DDR-Macquarie Portfolio Loan......   S-93
   The Tysons Corner Center Loan ........   S-96
   The AFR/Bank of America Portfolio
      Loan ..............................   S-99
   Rights of the Holder of the
      AFR/Bank of America Portfolio B
      Loan ..............................   S-101
   The Saks, Inc.-North Riverside
      Loan ..............................   S-105
   Rights of the Holder of the Saks,
      Inc.-North Riverside B Loan .......   S-106
   ARD Loans ............................   S-109
   Additional Loan Information ..........   S-109
   Certain Terms and Conditions of
      the Mortgage Loans ................   S-126
   Changes in Mortgage Pool
      Characteristics ...................   S-135
DESCRIPTION OF THE OFFERED
   CERTIFICATES .........................   S-136
   General ..............................   S-136
   Distributions ........................   S-137
   Realized Losses ......................   S-148
   Prepayment Interest Shortfalls .......   S-149
   Subordination ........................   S-150
   Appraisal Reductions .................   S-151
   Delivery, Form and Denomination ......   S-154
   Book-Entry Registration ..............   S-155
   Definitive Certificates ..............   S-157
YIELD AND MATURITY
   CONSIDERATIONS .......................   S-158
   Yield Considerations .................   S-158
   Weighted Average Life ................   S-160
   Certain Price/Yield Tables ...........   S-164
THE POOLING AND SERVICING
   AGREEMENT ............................   S-167
   General ..............................   S-167
   Servicing of the Mortgage Loans;
      Collection of Payments ............   S-167
   Advances .............................   S-168
   Accounts .............................   S-173
   Enforcement of "Due-on-Sale" and
      "Due-on-Encumbrance" Clauses.......   S-176
   Inspections ..........................   S-178
   Insurance Policies ...................   S-178
   Assignment of the Mortgage
      Loans .............................   S-181
   Representations and Warranties;
      Repurchase; Substitution ..........   S-182
   Certain Matters Regarding the
      Depositor, the Servicer and the
      Special Servicer ..................   S-185
   Events of Default ....................   S-187
   Rights Upon Event of Default .........   S-189
   Amendment ............................   S-190
   Voting Rights ........................   S-191
   Sale of Defaulted Mortgage Loans......   S-191
   Realization Upon Defaulted
      Mortgage Loans ....................   S-193
   Modifications ........................   S-195
   Optional Termination .................   S-197
   The Trustee and the Bond
      Administrator .....................   S-197
   Duties of the Trustee ................   S-199
   The Servicer .........................   S-199
   Servicing Compensation and
      Payment of Expenses ...............   S-200
   Special Servicing ....................   S-201
   Servicing of the Non-Serviced
      Mortgage Loans ....................   S-210

   Servicer and Special Servicer
      Permitted to Buy Certificates ......... S-212
   Reports to Certificateholders;
      Available Information ................. S-212
   Other Information ........................ S-214
USE OF PROCEEDS ............................. S-216
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ............................. S-216
ERISA CONSIDERATIONS ........................ S-218
LEGAL INVESTMENT ............................ S-220
METHOD OF DISTRIBUTION ...................... S-220
LEGAL MATTERS ............................... S-222
RATINGS ..................................... S-222
INDEX OF PRINCIPAL TERMS .................... S-224
ANNEX A-1 Certain Characteristics of
   the Mortgage Loans ....................... A-1
ANNEX A-2 Certain Characteristics of
   the Multifamily and Manufactured
   Housing Loans ............................ A-2
ANNEX A-3 731 Lexington
   Avenue-Bloomberg Headquarters
   Loan Interest Rate Schedule .............. A-3
ANNEX B Structural and Collateral
   Term Sheet ............................... B-1
ANNEX C Global Clearance,
   Settlement and Tax Documentation
   Procedures ............................... C-1

                      SUMMARY OF THE PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates.........   COMM 2004-LNB3 Commercial Mortgage
                                 Pass-Through Certificates.

                           RELEVANT PARTIES AND DATES

Depositor.....................   Deutsche Mortgage & Asset Receiving
                                 Corporation.

Servicer......................   Midland Loan Services, Inc., a Delaware
                                 corporation, with respect to all of the
                                 mortgage loans other than the three mortgage loans known as the Garden State Plaza loan, the Tysons Corner Center loan and the AFR/Bank of America Portfolio loan. Midland Loan Services,
                                 Inc. is an affiliate of PNC Bank, National
                                 Association, one of the mortgage loan sellers and PNC Capital Markets, Inc., one of the underwriters. The Garden State Plaza loan will be initially serviced by Wachovia Bank, National Association, pursuant to a separate pooling and servicing agreement. The Tysons
                                 Corner Center loan and the AFR/Bank of America loan will be initially serviced by GMAC
                                 Commercial Mortgage Corporation, each pursuant to a separate pooling and servicing agreement.
                                 Midland Loan Services, Inc.'s principal address is 10851 Mastin Street, Building 82, Suite 700,
                                 Overland Park, Kansas 66210. Wachovia Bank,
                                 National Association's address is NC 1075, 8739
                                 Research Drive URP 4, Charlotte, North Carolina
                                 28262-1075. GMAC Commercial Mortgage
                                 Corporation's address is 200 Witmer Road,
                                 Horsham, Pennsylvania 19044. See "The Pooling and Servicing Agreement--The Servicer" in this prospectus supplement.

Special Servicer..............   Lennar Partners, Inc., a Florida corporation,
                                 with respect to all of the mortgage loans other than the Garden State Plaza loan, Tysons Corner
                                 Center loan and the AFR/Bank of America
                                 Portfolio loan. The Garden State Plaza loan and the Tysons Corner Center loan will be initially specially serviced by Lennar Partners, Inc.
                                 each pursuant to a separate pooling and
                                 servicing agreement. The AFR/Bank of America
                                 Portfolio loan will be initially specially serviced by Midland Loan Services, Inc., pursuant to a separate pooling and servicing agreement. Lennar Partners, Inc.'s address is 1601 Washington Avenue, Suite 800, Miami Beach,
                                 Florida 33139. Midland Loan Services, Inc.'s principal address is 10851 Mastin Street, Building

                                 82, Suite 700, Overland Park, Kansas 66210.
                                 See "The Pooling and Servicing
                                 Agreement--Special Servicing--The Special
                                 Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. The Trustee's address is 9062 Old
                                 Annapolis Road, Columbia, Maryland 21045-1951,
                                 Attention: Corporate Trust Services (COMM
                                 2004-LNB3). See "The Pooling and Servicing
                                 Agreement--The Trustee and the Bond
                                 Administrator" in this prospectus supplement.

Bond Administrator............   LaSalle Bank National Association, a national
                                 banking association. The Bond Administrator's address is 135 South LaSalle Street, Suite
                                 1625, Chicago, Illinois 60603, Attention:
                                 Asset-Backed Securities Trust Services Group,
                                 COMM 2004-LNB3. See "The Pooling and Servicing
                                 Agreement--The Trustee and the Bond
                                 Administrator" in this prospectus supplement.

The Directing
 Certificateholder.............  With respect to each mortgage loan other than a mortgage loan that is part of a split loan structure, the directing certificateholder will be the controlling class representative. With respect each mortgage loan that is part of a split loan structure, the directing certificateholder will be as specified in the definition of "Directing Certificateholder" as set forth in "The Pooling and Servicing Agreement--Special Servicing--The Directing
                                 Certificateholder" in this prospectus
                                 supplement.


The Controlling Class
 Representative...............   Generally, the controlling class
                                 certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance.

Mortgage Loan Sellers.........   German American Capital Corporation, an
                                 affiliate of Deutsche Bank Securities Inc., an underwriter, LaSalle Bank National Association, an affiliate of ABN AMRO Incorporated, an underwriter, and PNC Bank, National
                                 Association, an affiliate of Midland Loan
                                 Services, Inc., the servicer, and PNC Capital
                                 Markets, Inc., an underwriter. See "Description of the Mortgage Pool--The Mortgage Loan
                                 Sellers" in this prospectus supplement.

                                 The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan seller) as follows:

                                                % OF INITIAL  % OF INITIAL   % OF INITIAL      CUT-OFF
                                    NUMBER OF   OUTSTANDING       LOAN           LOAN            DATE
                                     MORTGAGE       POOL         GROUP 1        GROUP 2       PRINCIPAL
       MORTGAGE LOAN SELLER           LOANS       BALANCE        BALANCE        BALANCE        BALANCE
---------------------------------- ----------- ------------- -------------- -------------- ---------------
German American Capital
 Corporation .....................       26         60.20%        64.94%         40.95%     $806,369,207
LaSalle Bank National Association        55         32.89%        30.91%         40.97%     $440,615,518
PNC Bank, National Association ...       14          6.91%         4.16%         18.08%     $ 92,512,267

Underwriters..................   Deutsche Bank Securities Inc., ABN AMRO
                                 Incorporated, PNC Capital Markets, Inc., J.P.
                                 Morgan Securities Inc., Merrill Lynch, Pierce,
                                 Fenner & Smith Incorporated and Nomura
                                 Securities International, Inc. The underwriters are required to purchase the certificates offered herein from the Depositor (in the amounts set forth in this prospectus supplement under "Method of Distribution"), subject to certain conditions. See "Method of
                                 Distribution" in this prospectus supplement.

Cut-off Date..................   Later of June 1, 2004 or date of origination.

Closing Date..................   On or about June   , 2004.

Distribution Date.............   The 10th day of each month, or if such 10th
                                 day is not a business day, the business day immediately following such 10th day, commencing in July 2004.

Record Date...................   With respect to any distribution date, the
                                 close of business on the last business day of the preceding month.

Determination Date............   The earlier of (i) the sixth day of the month
                                 in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period.............   With respect to any distribution date, the
                                 period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which such distribution date occurs, provided, that with respect to the payment by a borrower of a balloon payment on its related due date or during its related grace period, the collection period will extend up to and including the business day prior to the business day preceding the related distribution date.

Interest Accrual Period.......   With respect to any distribution date, the
                                 calendar month immediately preceding the month in which such distribution date occurs.
                                 Calculations of interest due in respect of the certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.


                              CERTIFICATES OFFERED

General.......................   The Depositor is offering hereby the
                                 following 6 classes of commercial mortgage pass-through certificates:

                                 o Class A-1

                                 o Class A-2

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                 The trust created by the Depositor will consist of a total of 21 classes, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-1A, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class LR.

                                 The certificates will represent beneficial ownership interests in the trust. The trust's assets will primarily consist of 95 mortgage loans secured by first liens on 267 commercial, multifamily and manufactured housing properties.

Certificate Balances..........   Your certificates have the approximate
                                 aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5%.

                                 Class A-1 .........  $367,945,000
                                 Class A-2 .........  $502,796,000
                                 Class B ...........  $ 40,185,000
                                 Class C ...........  $ 16,744,000
                                 Class D ...........  $ 28,464,000
                                 Class E ...........  $ 25,116,000

                                 The certificates that are not offered herein
                                 (other than the Class Q, Class R and Class LR certificates) will have the initial aggregate certificate balances or notional balances, as applicable, as set forth under "Executive Summary--The Certificates" in this prospectus supplement.

                                 See "Description of the Offered Certificates
                                 --General" and "--Distributions" in this prospectus supplement.

Pass-Through Rates............   The certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below:

                                 o The pass-through rates applicable to the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for such class (as described in "Executive Summary--The Certificates" in this prospectus supplement) and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.

                                 o The pass-through rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will, at all times, be equal to a fixed rate per annum subject to a cap of the weighted average net mortgage pass-through rate.

                                 o  The Class Q, Class R and Class LR
                                    certificates will not have pass-through
                                    rates. See "Description of the Offered
                                    Certificates --Distributions--Method, Timing and Amount" and "--Payment Priorities" in this prospectus supplement.

                                 o  The pass-through rate applicable to the
                                    Class X certificates for the initial
                                    distribution date will equal approximately
                                     % per annum. The pass-through rate
                                    applicable to the Class X certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate and the weighted average pass-through rate of the certificates (based on their certificate balances) other than the Class X, Class Q, Class R and Class LR certificates.

Distributions.................   On each distribution date, you will be
                                 entitled to receive interest and principal distributions from available funds in an amount equal to your certificate's interest and principal entitlement, subject to:

                                 (i)  payment of the respective interest
                                      entitlement for any class of
                                      certificates bearing an earlier
                                      alphabetical designation (except in
                                      respect of the distribution of interest
                                      among the Class A-1, Class

                                      A-2, Class A-1A, and Class X certificates, which will have the same senior priority), and

                                 (ii) if applicable, payment of the
                                      respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation.

                                 For purposes of making distributions to the Class A-1, Class A-2 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 60 mortgage loans, representing approximately 80.26% of the outstanding pool balance, and Loan Group 2 will consist of 35 mortgage loans, representing approximately 19.74% of the outstanding pool balance. Loan Group 2 will include approximately 94.18% of all the mortgage loans secured by multifamily properties and approximately 45.06% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the Loan Group designation with respect to each mortgage loan.

                                 The Class A-1 and Class A-2 Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2. A description of the principal and interest entitlement of each class of certificates offered herein for each distribution date can be found in "Description of the Offered Certificates
                                 --Distributions--Method, Timing and Amount,"
                                 "--Payment Priorities" and "--Distribution of Available Funds" in this prospectus supplement. The Class X certificates will not be entitled to any distributions of principal.

Prepayment Premiums;
 Yield Maintenance Charges....   Prepayment premiums and yield maintenance
                                 charges will be allocated as described in "Description of the Offered Certificates
                                 --Distributions--Prepayment Premiums; Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

Prepayment and Yield
 Considerations...............   The yield to investors will be sensitive to
                                 the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered herein will be sensitive to the rate and timing of principal payments

                                 (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of such class. See "Risk Factors--Risks Related to the Offered Certificates--Risks Related to Prepayments and Repurchases" and "--Yield Considerations" and "Yield and Maturity Considerations" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

Subordination; Allocation of
 Losses and Certain Expenses...  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order. (However, no principal payments or principal losses will be allocated to the Class X certificates, although mortgage loan losses will reduce the notional balances of the Class X certificates and, therefore, the amount of interest those classes accrue.)


                                                   [GRAPHIC OMITTED]

                                       -----------------------------------------
                                          Class A-1, Class A-2, Class A-1A*,
                                                    and Class X**
                                       -----------------------------------------

                                                  ------------------
                                                       Class B
                                                  ------------------

                                                  ------------------
                                                       Class C
                                                  ------------------

                                                  ------------------
                                                       Class D
                                                  ------------------

                                                  ------------------
                                                       Class E
                                                  ------------------

                                                  ------------------
                                                       Class F
                                                  ------------------

                                                  ------------------
                                                       Class G
                                                  ------------------

                                                  ------------------
                                                       Class H
                                                  ------------------

                                                  ------------------
                                                       Class J
                                                  ------------------

                                                  ------------------
                                                       Class K
                                                  ------------------

                                                  ------------------
                                                       Class L
                                                  ------------------

                                                  ------------------
                                                       Class M
                                                  ------------------

                                                  ------------------
                                                       Class N
                                                  ------------------

                                                  ------------------
                                                       Class O
                                                  ------------------

                                                  ------------------
                                                       Class P
                                                  ------------------


                               ------------
                               *     The Class A-1A certificates are not
                                     offered hereby. The Class A-1A
                                     certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group
                                     2. The Class A-1 and Class A-2
                                     certificates have a priority entitlement to principal payments received in respect of mortgage loans included in Loan Group
                                     1. See "Description of the Offered
                                     Certificates--Distributions--Method,
                                     Timing and Amount" in this prospectus
                                     supplement.

                               ** The Class X certificates are not offered hereby and are not entitled to distributions of principal.

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES OFFERED HEREIN.

                                 In certain circumstances, shortfalls in
                                 mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the servicer and
                                 (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates, pro rata, based upon amounts distributable in respect of interest to each such class. See "Description of the Offered Certificates--Prepayment Interest Shortfalls"
                                 in this prospectus supplement.
Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional servicing compensation which the servicer or special servicer is entitled to receive; (ii) shortfalls resulting from interest on advances made by the servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower);
                                 (iii) shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

                                THE MORTGAGE POOL


CHARACTERISTICS OF THE MORTGAGE POOL

A. General....................   For a more complete description of the
                                 mortgage loans, see the following sections in this prospectus supplement:

                                 o  Description of the Mortgage Pool;

                                 o  Annex A-1 (Certain Characteristics of the
                                    Mortgage Loans); and

                                 o  Annex A-2 (Certain Characteristics of the
                                    Multifamily and Manufactured Housing
                                    Loans).

                                 All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

                                 When information with respect to mortgaged properties is expressed as a percentage of the outstanding pool balance, the Loan Group 1 balance or the Loan Group 2 balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

                                 Seven mortgage loans that we intend to include in the trust, representing 13.01% of the outstanding pool balance, 15.24% of the Loan Group 1 balance and 3.93% of the Loan Group 2 balance had not closed as of June 7, 2004. Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the certificates offered hereby due to changes in the composition of the mortgage pool prior to that date.

                                             ALL MORTGAGE LOANS     LOAN GROUP 1     LOAN GROUP 2
                                            -------------------- ----------------- ---------------
Number of Mortgage Loans ..................                 95               60              35
Number of Mortgaged Properties ............                267              224              43
Number of Balloon Mortgage Loans ..........                 63               38              25
Number of Hyper-Amortizing Loans ..........                  2                2               0
Number of Fully Amortizing Mortgage Loans .                  5                4               1
Number of Interest-Only Mortgage Loans ....                  2                2               0
Number of Partial Interest-Only
 Mortgage Loans(1) ........................                 23               14               9
Aggregate Initial Principal Balance (plus
 or minus 5%) .............................     $1,339,496,992   $1,075,014,808    $264,482,184

                                           ALL MORTGAGE LOANS       LOAN GROUP 1          LOAN GROUP 2
                                          -------------------- --------------------- ---------------------
Range of Mortgage Loan Principal                   $998,111 to          $998,111 to          $1,322,911 to
 Balances ...............................         $130,000,000         $130,000,000            $34,500,000
Average Mortgage Loan Principal
 Balance ................................          $14,099,968          $17,916,913             $7,556,634
Range of Mortgage Rates .................     4.180% to 7,160%     4,180% to 7,160%       4,430% to 6.650%
Weighted Average Mortgage Rate ..........               5.321%               5.343%                 5.235%
Range of Remaining Terms to Maturity.....     58 months to 263     60 months to 263       58 months to 178
                                                        months               months                 months
Weighted Average Remaining Term to
 Maturity ...............................           110 months           111 months             107 months
Range of Remaining Amortization Term.....        177 months to        179 months to          177 months to
                                                    360 months           360 months             360 months
Weighted Average Remaining
 Amortization Term ......................           283 months           266 months             351 months
Weighted Average Loan-to-Value
 Ratio(2) ...............................               67.96%               65.91%                 76.28%
Weighted Average Debt Service
 Coverage Ratio(2)(3) ...................                1.63x                1.71x                  1.33x

                                 ----------
                                 (1)   The interest-only period for these
                                       mortgage loans ranges from 9 to 48 months following the cut-off date.

                                 (2) In the case of five mortgage loans with one or more companion loans that are not included in the trust, DSCR and LTV have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust.

                                 (3)   Calculated based on mortgage loan
                                       principal balance, as of the cut-off
                                       date, after netting out holdback amounts for 2 mortgage loans aggregating $48,390,000, as described in the definition of "UW NCF DSCR" in the "Description of the Mortgage
                                       Pool--Additional Loan Information--
                                       Definitions" in this prospectus
                                       supplement.

B. Split Loan Structures......   The mortgaged properties securing the
                                 mortgage loans known as the Garden State Plaza loan, 731 Lexington Avenue-Bloomberg
                                 Headquarters loan, DDR-Macquarie Portfolio loan, Tysons Corner Center loan, AFR/Bank of
                                 America Portfolio loan and Saks, Inc.-North
                                 Riverside loan also secure companion loans that are not included in the mortgage pool.

                                 The mortgage loan known as the "Garden State
                                 Plaza" loan, representing 9.71% of the
                                 outstanding pool balance and 12.09% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $130,000,000, is secured by a mortgaged property that also secures three other companion loans. The Garden State Plaza companion loans are pari passu in right of payment with the Garden State Plaza loan and have outstanding principal balances as of the cut-off date of

                                 $130,000,000, $130,000,000 and $130,000,000,
                                 respectively. Two of the Garden State Plaza companion loans were deposited into the LB-UBS Commercial Mortgage Trust 2004-C4 Commercial Mortgage Pass-Through Certificates, Series 2004-C4 commercial mortgage securitization. The other Garden State Plaza companion loan is currently held by Goldman Sachs Mortgage Company and may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The Garden State Plaza loan and the Garden State Plaza companion loans are being serviced and administered by Wachovia Bank, National Association, as master servicer, and by Lennar Partners, Inc., as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the LB-UBS Commercial Mortgage Trust 2004-C4 Commercial Mortgage Pass-Through Certificates, Series 2004-C4. For additional information regarding the Garden State Plaza loan, see "Description of the Mortgage Pool--Split Loan Structures--The Garden State Plaza Loan" and "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans" in this prospectus supplement and "The Garden State Plaza Loan" in Annex B to this prospectus supplement.

                                 The mortgage loan known as the "731 Lexington Avenue-Bloomberg Headquarters" loan, representing 9.33% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance and 11.63% of the Loan Group 1 balance as of the cut-off date of $125,000,000, is secured by a mortgaged property that also secures five companion loans that are not included in the trust. Four of the companion loans are pari passu in right of payment with the 731 Lexington Avenue-Bloomberg Headquarters loan and have outstanding principal balances as of the cut-off date of $65,000,000, $50,000,000, $74,000,000 and, in the case of one interest-only loan (which commences accrual only after the anticipated repayment date of the 731 Lexington Avenue-Bloomberg Headquarters loan), a notional balance of $86,000,000, respectively. The other companion loan is subordinate in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters loan and the other 731 Lexington Avenue-Bloomberg Headquarters companion loans and has an outstanding principal balance as of the cut-off date of $86,000,000. The 731 Lexington Avenue-Bloomberg Headquarters pari passu companion loans are currently held by German American Capital Corporation, one of the mortgage loan sellers, and may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The 731 Lexington Avenue-Bloomberg Headquarters subordinate loan is currently held by 731 Funding LLC, an affiliate of the tenant at the related mortgaged property. The pooling and servicing agreement will govern the servicing of the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg Headquarters pari passu and subordinate companion loans. For additional information regarding the 731 Lexington Avenue-Bloomberg Headquarters loan, see "Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg Headquarters Loan" in this prospectus supplement and "The 731 Lexington Avenue-Bloomberg Headquarters Loan" in Annex B to this prospectus supplement.

                                 The holder of the 731 Lexington
                                 Avenue-Bloomberg Headquarters subordinate companion loan has certain rights with respect to the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg Headquarters pari passu companion loans as described under "Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg Headquarters Loan--Rights of the Holder of the 731 Lexington Avenue-Bloomberg Headquarters Loan." See also "The 731 Lexington Avenue-Bloomberg Headquarters Loan" in Annex B to this prospectus supplement. For so long as the holder of the 731 Lexington Avenue subordinate companion loan is an affiliate of the tenant at the related mortgaged property such holder will not be permitted, under certain circumstances, to exercise certain of those rights.

                                 The mortgage loan known as the "DDR-Macquarie Portfolio" loan, representing 5.60% of the outstanding pool balance and 6.98% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $75,000,000, is secured by mortgaged properties that also secure three other companion loans that are not included in the trust. The DDR-Macquarie Portfolio companion loans are pari passu in right of payment with the DDR-Macquarie Portfolio loan and have outstanding principal balances as of the cut-off date of $66,000,000, $24,250,000 and $49,750,000, respectively. The
                                 DDR-Macquarie Portfolio companion loans are currently held by German American Capital Corporation, one of the mortgage loan sellers, and may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). The pooling and servicing agreement will govern the servicing of the DDR-Macquarie Portfolio loan and the DDR-Macquarie Portfolio companion loans. For additional information regarding the DDR-Macquarie Portfolio loan, see "Description of the Mortgage Pool--Split Loan Structures--The DDR-Macquarie Portfolio Loan" in this prospectus supplement and "The DDR-Macquarie Portfolio Loan" in Annex B to this prospectus supplement.

                                 The mortgage loan known as the "Tysons Corner Center" loan, representing 4.67% of the outstanding pool balance and 5.81% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $62,500,000, is secured by a mortgaged property that also secures three other companion loans that are not included in the trust. The Tysons Corner Center companion loans are pari passu in right of payment with the Tysons Corner Center loan and have outstanding principal balances as of the cut-off date of $147,500,000, $95,000,000 and
                                 $35,000,000, respectively.

                                 The Tysons Corner Center companion loans (all of which are pari passu with the Tysons Corner Center loan) were deposited into the commercial securitizations indicated in the table below:



                          OUTSTANDING PRINCIPAL
                            BALANCE AS OF THE
                              CUT-OFF DATE                SECURITIZATION
                         ----------------------   ------------------------------
                         $  147,500,000           COMM 2004-LNB2 Commercial
                                                    Mortgage Pass-Through
                                                    Certificates

                         $   95,000,000           GE Commercial Mortgage
                                                    Corporation Commercial
                                                    Mortgage Pass-Through
                                                    Certificates, Series 2004-C2

                         $   35,000,000           GMAC Commercial Mortgage
                                                    Securities, Inc., Series
                                                    2004-C1 Mortgage
                                                    Pass-Through Certificates

                                 The Tysons Corner Center loan and the Tysons
                                 Corner Center companion loans are being
                                 serviced and administered by GMAC Commercial
                                 Mortgage Corporation, as master servicer, and by Lennar Partners, Inc., as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates. For additional information regarding the Tysons Corner Center loan, see "Description of the Mortgage Pool--Split Loan Structures--The Tysons Corner Center Loan" and "The Pooling and Servicing

                                 Agreement--Servicing of the Non-Serviced
                                 Mortgage Loans" in this prospectus supplement and "The Tysons Corner Center Loan" in Annex B to this prospectus supplement.

                                 The mortgage loan known as the "AFR/Bank of America Portfolio" loan, representing 1.48% of the outstanding pool balance and 1.85% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $19,834,205, is secured by mortgaged properties that also secure six companion loans that are not included in the trust. Five of the companion loans are pari passu in right of payment with the AFR/Bank of America Portfolio loan and have outstanding principal balances as of the cut-off date of $99,171,023, $74,378,267, $84,295,370,
                                 $39,668,409 and $19,834,205, respectively. The
                                 other companion loan is subordinate in right of payment to the AFR/Bank of America Portfolio loan and AFR/Bank of America Portfolio pari passu companion loans and has an outstanding principal balance as of the cut-off date of $99,171,023. The AFR/Bank of America Portfolio companion loans were deposited into the commercial securitizations indicated in the table below:

                         OUTSTANDING
                      PRINCIPAL BALANCE
                          AS OF THE        PARI PASSU/
                        CUT-OFF DATE       SUBORDINATE        SECURITIZATION
                     ------------------   -------------   ----------------------
                        $  99,171,023       Pari Passu    GMAC Commercial
                                                          Mortgage Securities,
                                                          Inc., Series 2003-C3
                                                          Mortgage Pass-Through
                                                          Certificates

                        $  74,378,267       Pari Passu    GE Commercial
                                                          Mortgage Corporation
                                                          Commercial Mortgage
                                                          Pass-Through
                                                          Certificates, Series
                                                          2004-C1

                        $  84,295,370       Pari Passu    COMM 2004-LNB2
                                                          Commercial Mortgage
                                                          Pass-Through
                                                          Certificates

                        $  39,668,409       Pari Passu    GE Commercial
                                                          Mortgage Corporation
                                                          Commercial Mortgage
                                                          Pass-Through
                                                          Certificates, Series
                                                          2004-C2

                        $  19,834,205       Pari Passu    GMAC Commercial
                                                          Mortgage Securities,
                                                          Inc., Series 2004-C1
                                                          Mortgage Pass-Through
                                                          Certificates

                        $  99,171,023      Subordinate    GMAC Commercial
                                                          Mortgage Securities,
                                                          Inc., Series 2003-C3
                                                          Mortgage Pass-Through
                                                          Certificates

                                 The AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio pari passu and subordinate companion loans are being serviced and administered by GMAC Commercial Mortgage Corporation, as master servicer, and by Midland Loan Services, Inc., as special servicer, pursuant to a separate pooling and servicing agreement entered into in connection with the issuance of the GMAC Commercial Mortgage Securities, Inc., Series 2003-C3 Mortgage Pass-Through Certificates. For additional information regarding the AFR/Bank of America Portfolio loan, see "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan" and "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans" in this prospectus supplement and "The AFR/Bank of America Portfolio Loan" in Annex B to this prospectus supplement.

                                 The holder of the AFR/Bank of America Portfolio subordinate companion loan has certain rights with respect to the AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio companion loans as described under "Description of the Mortgage Pool--Split

                                 Loan Structures--The AFR/Bank of America
                                 Portfolio Loan--Rights of the Holder of the AFR/Bank of America Portfolio B Loan" in this prospectus supplement.

                                 The mortgage loan known as the "Saks,
                                 Inc.-North Riverside" loan, representing 0.63% of the outstanding pool balance and 0.78% of the Loan Group 1 balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $8,372,716, is secured by a mortgaged property that also secures one subordinate companion loan with an outstanding principal balance of $4,924,759 that is not included in the trust. The Saks, Inc.-North Riverside subordinate companion loan is currently held by German American Capital Corporation, one of the mortgage loan sellers, and may be sold at any time (subject to compliance with the terms of the related intercreditor agreement). The pooling and servicing agreement will govern the servicing of the Saks, Inc.-North Riverside loan and the Saks, Inc.-North Riverside subordinate companion loan. For additional information regarding the Saks, Inc.-North Riverside loan, see "Description of the Mortgage Pool--Split Loan Structures--The Saks, Inc.-North Riverside Loan" in this prospectus supplement.

                                 The holder of the Saks, Inc.-North Riverside subordinate companion loan has certain rights with respect to the Saks, Inc.-North Riverside loan as described under "Description of the Mortgage Pool--Split Loan Structures--The Saks, Inc.-North Riverside Loan--Rights of the Holder of the Saks, Inc.-North Riverside B Loan" in this prospectus supplement.

                                 Each of the mortgage loans described in this section "--Split Loan Structure" has one or more companion loans. None of the companion loans will be included in the mortgage pool.

C. Nonrecourse................   Substantially all of the mortgage loans are
                                 or should be considered nonrecourse
                                 obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D. Fee Simple/Leasehold
   Estate......................  Each mortgage loan is secured by, among other things, a first mortgage lien on the borrower's fee simple estate (or in the case of 15 mortgaged properties, securing mortgage loans which represent 1.03% of the outstanding pool balance and 1.28% of the Loan Group 1 balance as of the cut-off date, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in the remainder of the mortgaged property or (b) a leasehold estate of the mortgaged property and no mortgage on the related fee estate) in an income-producing real property.


E. Property Purposes...........  The number of mortgaged properties, and the approximate percentage of the outstanding pool balance (as well as the approximate percentage of the applicable Loan Group balance) as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose are:

                                    AGGREGATE
                                    PRINCIPAL       PERCENTAGE   PERCENTAGE   PERCENTAGE
                                    BALANCE OF          OF       OF INITIAL   OF INITIAL
                     NUMBER OF         THE         OUTSTANDING      LOAN         LOAN
                     MORTGAGED       MORTGAGE          POOL        GROUP 1     GROUP 2
   PROPERTY TYPE    PROPERTIES       LOANS(1)       BALANCE(2)     BALANCE     BALANCE
------------------ ------------ ----------------- ------------- ------------ -----------
  Office .........      133      $  523,162,804        39.06%       48.66%          --
  Retail .........       34         424,076,365        31.66        39.45           --
   Anchored ......       27         397,599,361        29.68        36.98           --
   Unanchored ....        5          14,260,847         1.06         1.33           --
   CTL ...........        2          12,216,157         0.91         1.14           --
  Multifamily ....       51         295,586,787        22.07         2.89       100.00%
   Multifamily ...       41         267,291,789        19.95         1.45        95.18
   Manufactured
   Housing .......       10          28,294,999         2.11         1.45         4.82
  Industrial .....       10          74,525,000         5.56         6.93           --
  Mixed Use ......       38          16,978,797         1.27         1.58           --
  Self-Storage ...        1           5,182,311         0.39         0.48           --
                        ---      --------------       ------       ------       ------
  Total ..........      267      $1,339,512,064       100.00%      100.00%      100.00%
                        ===      ==============       ======       ======       ======

                                 ----------
                                 (1)   The total balance reflected is higher
                                       than the actual aggregate cut-off date
                                       balance due to the prepayment by the
                                       AFR/Bank of America Portfolio borrower
                                       of 0.76% of the aggregate initial
                                       principal balance of the AFR/Bank of
                                       America Whole Loan, which amount
                                       reflects 110% of the allocated loan
                                       amount of each of the two properties
                                       released.

                                 (2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property's underwritten net cash flow).

F. Property Locations.........   The table below shows, as of the cut-off date,
                                 the number of, aggregate principal balance of, and percentage of mutual pool balance secured by, mortgaged properties, that are located in the five jurisdictions that have concentrations of mortgaged properties that are greater than or equal to 7.48% of the outstanding pool balance:


                          ALL MORTGAGED PROPERTIES(1)

                                         AGGREGATE         PERCENTAGE
                         NUMBER OF       PRINCIPAL       OF OUTSTANDING
                         MORTGAGED     BALANCE OF THE         POOL
         STATE          PROPERTIES   MORTGAGE LOANS(2)     BALANCE(1)
---------------------- ------------ ------------------- ---------------
  New York ...........       16        $  259,794,984         19.39%
  California .........       61           191,780,922         14.32
  New Jersey .........        3           158,182,311         11.81
  Virginia ...........       11           149,155,020         11.14
  Texas ..............       24           100,258,845          7.48
  Other(3) ...........      152           480,339,982         35.86
                            ---        --------------        ------
  Total ..............      267        $1,339,512,064        100.00%
                            ===        ==============        ======

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property's underwritten net cash flow).

                                 (2)   The total balance reflected is higher
                                       than the actual aggregate cut-off date
                                       balance due to the prepayment by the
                                       AFR/Bank of America Portfolio borrower of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

                                 (3)   This reference consists of 31 states.

                                LOAN GROUP 1(1)

                                         AGGREGATE
                         NUMBER OF       PRINCIPAL       PERCENTAGE OF
                         MORTGAGED     BALANCE OF THE        LOAN
         STATE          PROPERTIES   MORTGAGE LOANS(3)   GROUP BALANCE
---------------------- ------------ ------------------- --------------
  New York ...........        6        $  186,674,557        17.36%
  California .........       60           182,555,922        16.98
  New Jersey .........        3           158,182,311        14.71
  Virginia ...........       11           149,155,020        13.87
  Delaware ...........        2            61,750,000         5.74
  Other(2) ...........      142           336,712,070        31.32
                            ---        --------------       ------
  Total ..............      224        $1,075,029,880       100.00%
                            ===        ==============       ======

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property's underwritten net cash flow).

                                 (2)   This reference consists of 30 states.

                                 (3)   The total balance reflected is higher
                                       than the actual aggregate cut-off date
                                       balance due to the prepayment by the
                                       AFR/Bank of America Portfolio borrower of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

                                LOAN GROUP 2(1)

                                         AGGREGATE        PERCENTAGE OF
                         NUMBER OF       PRINCIPAL       APPLICABLE LOAN
                         MORTGAGED     BALANCE OF THE        GROUP 2
         STATE          PROPERTIES   MORTGAGE LOANS(3)       BALANCE
---------------------- ------------ ------------------- ----------------
  Texas ..............      8          $ 84,876,797         32.09%
  New York ...........     10            73,120,427         27.65
  Florida ............      7            41,751,372         15.79
  Georgia ............      1            10,400,000          3.93
  California .........      1             9,225,000          3.49
  Other(2) ...........     16            45,108,589         17.06
                           --           ------------       ------
  Total ..............     43          $264,482,184        100.00%
                           ==          ============        ======

                                 ----------
                                 (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property's underwritten net cash flow).

                                 (2)   This reference consists of 11 states

                                 (3)   The total balance reflected is higher
                                       than the actual aggregate cut-off date
                                       balance due to the prepayment by the
                                       AFR/Bank of America Portfolio borrower of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

                                 See "Description of the Mortgage
                                 Pool--Additional Loan Information" in this prospectus supplement.

G. Amortization Types.........   The mortgage loans have the amortization
                                 characteristics set forth in the following table:


                                                  AGGREGATE
                                                  PRINCIPAL     PERCENTAGE
                                    NUMBER OF     BALANCE OF    OF INITIAL
                                     MORTGAGE    THE MORTGAGE      POOL
       TYPE OF AMORTIZATION           LOANS         LOANS       BALANCE(1)
---------------------------------- ----------- --------------- -----------
  Balloon Loans ..................     63       480,731,295     35.89
  Partial Interest Only
    Loans(1) .....................     23       502,604,205     37.52
  Interest Only Loans ............     2        205,000,000     15.30
  Fully Amortizing Loans .........     5         23,329,812      1.74
  Anticipated Prepayment
    Date Loans ...................     2        127,831,681      9.54
                                       --      -------------   ------
  Total ..........................     95      1,339,496,992   100.00
                                       ==      =============   ======

                                 ----------

                                 (1) Includes 23 mortgage loans representing approximately 37.52% of the aggregate principal balance of the pool of mortgage loans and 34.64% of the Loan Group 1 balance and 49.25% of the Loan Group 2 balance as of the cut-off date that pay interest-only for the first 9 to 48 scheduled payments of their respective loan terms and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan. Such mortgage loans therefore have an expected balloon balance at the maturity date.

H. Prepayment Provisions;
   Defeasance Loans...........   As of the cut-off date, all of the mortgage
                                 loans (other than the Saks, Inc.-North
                                 Riverside loan, the 962 Potomac Circle Loan and the AFR/Bank of America Portfolio loan) prohibit voluntary prepayment or defeasance until at least two years after the closing date. See "Description of the Mortgage
                                 Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and
                                 "--Property Releases" in this prospectus supplement.

                                 Two of the mortgage loans, representing 1.30% of the outstanding pool balance and 0.22% of the Loan Group 1 balance as of the cut-off date and 5.69% of the Loan Group 2 balance as of the cut-off date, provide for a period, following the initial prepayment lock-out period, when the loans are prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but do not permit defeasance.

                                 The mortgage loans generally provide for a period prior to maturity (generally one to seven months) during which prepayments may be made without penalty or yield maintenance charge.

                                 With respect to the AFR/Bank of America
                                 Portfolio loan, representing 1.48% of the outstanding pool balance and 1.85% of the Loan Group 1 balance as of the cut-off date, defeasance is permitted on and after December 18, 2005. The AFR/Bank of America Portfolio loan, together with two AFR/Bank of America Portfolio pari passu companion loans (which are not included in the trust) are the primary assets of a separate REMIC with a start-up date of December 18, 2003. In addition, prior to December 18, 2005, up to 11.6% of the AFR/Bank of America Portfolio Whole Loan may be prepaid (subject to a yield maintenance charge) in connection with the release of certain designated properties. Yield maintenance charges will be allocated ratably in proportion to the outstanding principal balance of the AFR/Bank of America Portfolio loan, the AFR/Bank of America Portfolio pari passu companion loans and the AFR/Bank of America Portfolio subordinate companion loan. On April 1, 2004 and on April 30, 2004, the borrower prepaid 0.20% and 0.56%, respectively, of the aggregate initial principal balance of the AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio companion loans. The AFR/Bank of America Portfolio loan may be prepaid (without a yield maintenance charge) on and after August 1, 2013.

                                 With respect to the Saks, Inc.-North Riverside loan, representing 0.63% of the outstanding pool balance and 0.78% of the Loan Group 1 balance as of the cut-off date, the related mortgage loan documents prohibit voluntary prepayment (at any time prior to the payment date 5 months prior to the related maturity date) but permit defeasance on any payment date. However, in the event the borrower provides notice that would result in a defeasance of the mortgage loan on a date that is prior to the second anniversary of the closing date, the related mortgage loan seller will be required to purchase the mortgage loan from the trust at a price at least equal to the outstanding principal balance of the mortgage loan, plus expenses, together with a yield maintenance charge. The Saks, Inc.-North Riverside loan is the primary asset of a separate REMIC.

                                 Except as described in this paragraph, all of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date. With respect to the Briar Meadows Apartment Homes loan, representing 1.12% of the outstanding pool balance as of the cut-off date, only prepayments received after the 5th of any month are required to be accompanied by the interest that would be due on the next due date.

I. Mortgage Loans with Related
   Borrowers..................   Several groups of mortgage loans have related
                                 borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.48%, 4.69% and 2.85%, respectively, of the outstanding pool balance and 6.83% and 5.84%, respectively, of the Initial Loan Group 1 balance and 14.44% of the initial Loan Group 2 balance.

ADVANCES

A. General....................   The servicer is required to advance
                                 delinquent monthly mortgage loan payments if it determines that the advance will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment. The servicer will not be required to advance interest in excess of a mortgage loan's regular interest rate (i.e., not including any default rate). The servicer also is not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the servicer will defer
                                 (rather than advance) servicing fees, but will advance the trustee's and the bond administrator's fees. Neither the servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

                                 If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan's regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

                                 In addition to principal and interest advances, the servicer will also be obligated (subject to the limitations described herein and except with respect to the Garden State Plaza loan, Tysons Corner Center loan and the AFR/Bank of America Portfolio loan) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the special servicer may under certain circumstances make property advances on an emergency basis with respect to the mortgage loans that have been transferred to special servicing. The servicer will also be required to make property advances with respect to the mortgaged properties securing the 731 Lexington Avenue-Bloomberg Headquarters whole loan (which includes the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg Headquarters pari passu and subordinate companion loans), the DDR-Macquarie Portfolio whole loan (which includes the DDR-Macquarie Portfolio loan and the DDR-Macquarie Portfolio companion loans) and the Saks, Inc.-North Riverside whole loan (which includes the Saks, Inc.-North Riverside loan and the Saks, Inc.-North Riverside subordinate companion loan), but will not be required to make property advances with respect to the mortgaged properties securing the Garden State Plaza whole loan (which includes the Garden State Plaza loan and the Garden State Plaza companion loans), the Tysons Corner Center whole loan (which includes the Tysons Corner Center loan and the Tysons Corner Center companion loans) and the AFR/Bank of America Portfolio whole loan (which includes the AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio pari passu and subordinate companion loans).

                                 The servicer under the LB-UBS Commercial
                                 Mortgage Trust 2004-C4 Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C4 commercial mortgage securitization will be obligated to make property advances with respect to the Garden State Plaza whole loan in accordance with the terms of the related pooling and servicing agreement. The servicer under the COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates commercial mortgage securitization will be obligated to make property advances with respect to the Tysons Corner Center whole loan in accordance with the terms of the related pooling and servicing agreement. The servicer under the GMAC Commercial Mortgage Securities, Inc., Series 2003-C3 Mortgage Pass-Through Certificates commercial mortgage securitization will be obligated to make property advances with respect to the AFR/Bank of America Portfolio whole loan in accordance with the terms of the related pooling and servicing agreement.

                                 If the servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the servicer and the trustee to make an advance will also be subject to a determination of recoverability. The trustee will be entitled to conclusively rely on the determination of recoverability made by the servicer.

                                 Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be generally reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The servicer and the trustee will be entitled to interest on any advances made, such interest accruing at the rate and payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

                                 See "The Pooling and Servicing Agreement--
                                 Advances" in this prospectus supplement.


B. Appraisal Reduction Event
   Advances...................   Certain adverse events affecting a mortgage
                                 loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer's option, an estimate of value prepared by the special servicer or with the consent of the directing certificateholder
                                 (which is generally (except with respect to any loan that is part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding), an appraisal) on the related mortgaged property
                                 (except with respect to mortgaged properties securing the Garden State Plaza loan, the Tysons Corner Center loan and the AFR/Bank of America

                                 Portfolio loan). Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount. The amount required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will be reduced so that the servicer will not be required to advance interest to the extent of the appraisal reduction amount. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                 The Garden State Plaza loan, the Tysons Corner Center loan and the AFR/Bank of America Portfolio loan are subject to provisions in the pooling and servicing agreement under which they are serviced relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the Garden State Plaza loan, the Tysons Corner Center loan or the AFR/Bank of America Portfolio loan will proportionately reduce the servicer's or the trustee's, as the case may be, obligation to make principal and interest advances on such mortgage loan.

                                 See "Description of the Offered Certificates-- Appraisal Reductions" in this prospectus supplement.


                            ADDITIONAL CONSIDERATIONS

Optional Termination..........   On any distribution date on which the
                                 remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the holder of the majority interest of the most subordinate class then outstanding, (ii) the servicer or (iii) the special servicer, in that order, may exercise an option to purchase all of the mortgage loans
                                 (and all property acquired through the exercise of remedies in respect of any mortgage loan).
                                 Exercise of this option will effect the
                                 termination of the trust and retirement of the then outstanding certificates. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class Q, Class R and Class LR certificates (provided, however, that the Class
                                 A through Class E certificates are no longer outstanding), for the mortgage loans remaining in the trust.

                                 See "The Pooling and Servicing
                                 Agreement--Optional Termination" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Certain Federal Income
 Tax Consequences.............   Elections will be made to treat portions of
                                 the trust (exclusive of interest that is deferred after the anticipated repayment date on the mortgage loans that have an anticipated repayment date and the related distribution account for this deferred interest) as two separate REMICs, known as the Lower-Tier REMIC and the Upper-Tier REMIC, for federal income tax purposes. In addition, the AFR/Bank of America Portfolio loan, together with two
                                 AFR/Bank of America Portfolio pari passu companion loans, are the primary assets of a separate loan REMIC, and the Saks, Inc.-North
                                 Riverside loan is the primary asset of another separate loan REMIC. In the opinion of counsel, the trust and the loan REMICs will qualify for this treatment pursuant to their elections.

                                 Federal income tax consequences of an
                                 investment in the certificates offered herein include:


                                 o Each class of certificates offered herein will constitute a class of "regular interests" in the Upper-Tier REMIC.

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o  Beneficial owners of the certificates
                                    offered herein will be required to report income on the certificates offered herein in accordance with the accrual method of accounting.

                                 o  It is anticipated that the certificates
                                    offered herein will be issued [at a premium]
                                    [with [de minimis] original issue discount].

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ERISA Considerations..........   A fiduciary of an employee benefit plan
                                 should review with its legal advisors whether the purchase or holding of the certificates offered herein could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States
                                 Department of Labor has granted to each of Deutsche Bank Securities Inc., ABN AMRO
                                 Incorporated and PNC Capital Markets, Inc. an administrative exemption (Deutsche Bank
                                 Securities Inc., as Department Final
                                 Authorization Number

                                 97-03E, as amended by Prohibited Transaction
                                 Exemption ("PTE") 2002-41, ABN AMRO
                                 Incorporated, as Department Final Authorization Number 98-08E, as amended by PTE 2002-41 and PNC Capital Markets, Inc., as PTE 98-08, as amended by PTE 2002-41), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

                                 The Depositor expects that the exemption granted to Deutsche Bank Securities Inc., ABN AMRO Incorporated and PNC Capital Markets, Inc. will generally apply to the certificates offered herein, provided that certain conditions are satisfied. See "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus.

Ratings.......................   It is a condition to their issuance that the
                                 certificates offered herein receive from
                                 Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's
                                 Investors Service, Inc. and Dominion Bond
                                 Rating Service Limited, the credit ratings indicated below.


                                                S&P     MOODY'S       DBRS
                                               -----   ---------   ---------
                                 Class A-1      AAA       Aaa         AAA
                                 Class A-2      AAA       Aaa         AAA
                                 Class B         AA       Aa2         AA
                                 Class C        AA-       Aa3      AA (Low)
                                 Class D         A         A2          A
                                 Class E         A-        A3       A (Low)


                                 See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Legal Investment..............   None of the certificates will constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. The appropriate characterization of the certificates offered herein under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates offered herein, may be subject to significant interpretative uncertainties.
                                 Investors should consult their own legal advisors to determine whether and to what extent the certificates offered herein constitute legal investments for them. See
                                 "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Denominations; Clearance
 and Settlement...............   The certificates offered herein will be
                                 issuable in registered form, in minimum
                                 denominations of certificate balance of (i)
                                 $10,000 with respect to the Class A-1 and Class
                                 A-2 certificates and (ii) $25,000 with respect to the Class B, Class C, Class D and Class E certificates. Investments in excess of the minimum denominations may be made in multiples of $1.

                                 You may hold your certificates through (i) The Depository Trust Company ("DTC") (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, societe anonyme ("Clearstream") or The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See "Description of the Offered Certificates--Delivery, Form and Denomination," "--Book-Entry Registration" and "--Definitive Certificates" in this prospectus supplement and "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

                                  RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


                       RISKS RELATED TO THE MORTGAGE LOANS

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related mortgaged property. Payment of amounts due under the mortgage loan prior to the maturity date or the anticipated repayment dates, as applicable, is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment dates, as applicable, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

     All of the mortgage loans (other than the Saks, Inc.-North Riverside loan) were originated within eight months prior to the cut-off date, provided that with respect to the AFR/Bank of America loan, the related bridge loan was originated within twelve months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.


COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of such mortgage loan.

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

     o    the age, design and construction quality of the mortgaged property;

     o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the mortgaged property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Others factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties, space or multifamily housing);

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public's perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the mortgaged property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.


PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

          potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of the seventeen mortgage loans known as "731 Lexington Avenue-Bloomberg Headquarters," "The Arboretum," "Saks, Inc.-North Riverside," "Walgreens Jacksonville," "Arizona Heart Institute," "Walgreens-Compass Road," "Walgreens-Baltimore," "Walgreens- Jacksonville," "Walgreens-Hesperia, CA," "Walgreens-Whitehall, OH," "Eckerds-Peoria," "Savon-Lomita, CA," "OfficeMax," "1150 Gemini Plaza," "85 Moosup Road," "151 Suffolk Lane," "1200 Urban Center" and "962 Potomac Circle," collectively representing 17.19% of the outstanding pool balance (and 21.41% of the initial Loan Group 1 balance) as of the cut-off date, such mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant.

     In the case of the AFR/Bank of America Portfolio Loan, representing approximately 1.48% of the outstanding pool balance (and 1.85% of the initial Loan Group 1 balance) as of the cut-off date, the mortgage loan is secured by 150 mortgaged properties, 66 of which are leased to such single tenant and 67 of which are greater than 50% leased to such single tenant pursuant to a lease that provides that single tenant with certain rights to relocate between buildings and to exercise certain limited termination rights. Although not all of the mortgaged properties securing such mortgage loan are leased to a single tenant, this mortgage loan has significant tenant concentration risk.

     The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness.

     Retail and office properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In such cases, industry wide concerns or a problem with such particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


RISKS RELATED TO LOAN CONCENTRATION

     Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans represent approximately 53.73% of the outstanding pool balance, approximately 66.95% of the Loan Group 1 balance and none of the Loan Group 2 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered herein.

     The ten largest loans are described in Annex B to this prospectus supplement.

     Each of the other mortgage loans represents no more than 2.88% of the outstanding pool balance as of the cut-off date.


RISKS RELATED TO BORROWER CONCENTRATION

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.48%, 4.69% and 2.85%, respectively, of the outstanding pool balance, approximately 6.83% and 5.84%, respectively, of the Loan Group 1 balance and approximately 14.44% of the Loan Group 2 balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.


RISKS RELATING TO PROPERTY TYPE CONCENTRATION

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1 and Class A-2 certificates.

     The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date:

     o office properties securing mortgage loans representing 39.06% of the outstanding pool balance and 48.66% of the Loan Group 1 balance as of the cut-off date;

     o retail properties securing mortgage loans representing 31.66% of the outstanding pool balance and 39.45% of the Loan Group 1 balance as of the cut-off date;

     o multifamily and manufactured housing properties securing mortgage loans representing 22.07% of the outstanding pool balance, 2.89% of the Loan Group 1 balance and 100% of the Loan Group 2 balance as of the cut-off date;

     o industrial properties securing mortgage loans representing 5.56% of the outstanding pool balance and 6.93% of the Loan Group 1 balance as of the cut-off date.

     o mixed use properties securing mortgage loans representing 1.27% of the outstanding pool balance and 1.58% of the Loan Group 1 balance as of the cut-off date; and

     o one self-storage property securing one mortgage loan representing 0.39% of the outstanding pool balance and 0.48% of the Loan Group 1 balance as of the cut-off date.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     As of the cut-off date, the mortgaged properties are located in 36 states. 16 mortgaged properties, securing mortgage loans representing 19.39% of the outstanding pool balance, are located in New York. 61 mortgaged properties, securing mortgage loans representing 14.32% of the outstanding pool balance, are located in California. Three mortgaged properties, securing mortgage loans representing 11.81% of the outstanding pool balance as of the cut-off date, are located in New Jersey. See the table entitled "Geographic Concentration of Mortgage Loans" under "Description of the Mortgage Pool" in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 19.39% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

     o certain developments particularly affecting industries concentrated in such state or region;

     o conditions in the real estate markets where the mortgaged properties are located;

     o    changes in governmental rules and fiscal policies;

     o    acts of nature (which may result in uninsured losses); and

     o    other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     133 of the mortgaged properties, which represent security for 39.06% of the outstanding pool balance and 48.66% of the Loan Group 1 balance as of the cut-off date, are office properties.

     Various factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

     o    the desirability of the area as a business location;

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     34 of the mortgaged properties, which represent security for 31.66% of the outstanding pool balance and 39.45% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, 27 mortgaged properties, representing security for 29.68% of the outstanding pool balance and 36.99% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. 5 mortgaged properties, representing security for 1.06% of the outstanding pool balance and 1.33% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. 2 mortgaged properties, representing security for 0.91% of the outstanding pool balance and 1.14% of the Loan Group 1 balance as of the cut-off date The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties have rents tied to a percentage of gross sales.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks;

     o    internet web sites; and

     o    telemarketers.

     Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site. With respect to the mortgage loan known as the "Garden State Plaza" loan, representing 9.71% of the outstanding pool balance and 12.09% of the Loan Group 1 balance as of the cut-off date, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, the related borrowers may acquire an approximately five-acre existing site adjacent to the mortgaged property and construct thereon a movie theater complex, new in-line mall space, new restaurant space and parking areas as well as expand the existing food court at the mortgaged property. Upon acquisition by the borrowers, the new parcel will become additional collateral for the Garden State Plaza loan, but no income from such space was included in the underwriting of the mortgage loan.

     In the case of the Tysons Corner Center loan, representing 4.67% of the outstanding pool balance and 5.81% of the Loan Group 1 balance as of the cut-off date, the related mortgage loan documents permit the borrower to renovate and expand a portion of the mall at its own expense. Construction of the project is underway and is expected to be completed on or before the fourth quarter of 2005. The scope of work approved under the mortgage loan documents includes (a) the redevelopment of the currently vacant JC Penney building containing approximately 230,000 square feet of gross building area and the construction of a new attached building containing approximately 288,000 square feet of gross building area and the leasing of such space to a theater (approximately 105,000 square feet of net rentable area on level three), food court, restaurants and additional tenants and (b) the construction of an adjacent multi-level parking garage, having approximately 1,612 parking spaces. The expansion and renovation, if completed, will provide additional collateral for the Tysons Corner Center loan, but no income from such space was included in the underwriting of the mortgage loan. The mortgage loan documents do not require a reserve or completion guaranty in connection with the project. Although construction has commenced, no assurance can be given as to the timing of completion or leasing of the project or the impact on cash flow at the related mortgaged properties.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     51 of the mortgaged properties (including 10 manufactured housing properties), which represent security for 22.07% of the outstanding pool balance, 2.89% of the Loan Group 1 balance and 100% of the Loan Group 2 balance as of the cut-off date, are multifamily properties. 1 of these mortgaged properties, representing security for 0.78% of the outstanding pool balance, or 3.93% of the Loan Group 2 balance as of the cut-off date, provide housing for students in all or a majority of its units.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    the presence of competing properties in the local market;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

     o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

     o    state and local regulations;

     o    government assistance/rent subsidy programs; and

     o    national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.


MANUFACTURED HOUSING PROPERTIES HAVE SPECIAL RISKS

     10 of the mortgaged properties, which represent security for 2.11% of the outstanding pool balance, 1.45% of the Loan Group 1 balance and 4.82% of the Loan Group 2 balance as of the cut-off date, are manufactured housing properties. Loans secured by liens on manufactured housing properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    the location of the manufactured housing property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are 10 industrial properties, securing approximately 5.56% of the outstanding pool balance and 6.93% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


CREDIT TENANT LEASE PROPERTIES HAVE SPECIAL RISKS

     A credit tenant lease property secures two of the mortgage loans, representing security for approximately 0.91% of the outstanding pool balance, or 1.14% of the Loan Group 1 balance as of the cut-off date. Each credit tenant lease loan is secured by a mortgaged property subject to credit lease obligations of a certain tenant, which are subject to certain offset and other rights for landlord defaults. Such mortgaged properties are leased to Walgreens and Saks, Inc., respectively (whose published long-term unsecured debt is rated, as of June 2, 2004, "A+" and "BB," respectively, by S&P and "Aa3" and "Ba3," respectively, by Moody's). Such rating reflects the rating agency's assessment of the long-term unsecured obligations of such entity only, and do not imply an assessment of the likelihood that the credit tenant leases will not be terminated or such loans repaid. In addition, the underwriting for the mortgage loans secured by a credit tenant lease property may have taken into account the creditworthiness of the tenant under the lease. Accordingly, such mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.


PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     One mortgage loan, representing 9.33% of the outstanding pool balance and 11.63% of the Loan Group 1 balance as of the cut-off date, is secured, in whole or in part, by the related borrower's fee simple ownership interest in two or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     The mortgage loan known as the "731 Lexington Avenue-Bloomberg Headquarters" loan, representing 9.33% of the outstanding pool balance or 11.63% of the Loan Group 1 balance as of the cut-off date, is primarily secured by an office condominium unit in a complex consisting of another office unit, a retail condominium unit and residential condominium units. With respect to the office condominium units that secure the 731 Lexington Avenue--Bloomberg Headquarters Loan and the 731 Lexington Avenue--Bloomberg Headquarters companion loans, the borrower holds two of the four positions on the office condominium board and two of the five positions on the overall condominium board and is responsible for approximately 49.06% of the common charges. However, the borrower does not have controlling voting rights in either case. As of the cut-off date, the borrower also owns the other office condominium unit and such other unit is additional collateral for the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue--Bloomberg Headquarters companion loans. The additional collateral was granted to the lender solely as a result of rights of the tenant, under its lease for the primary mortgaged property, to expand into the second office condominium unit; references in this prospectus supplement to the related mortgaged property are references to the first office condominium unit only unless specific reference is made to the additional second office condominium unit. No value was ascribed to such additional collateral [in rating the certificates offered hereby] and no value or cash flow from such unit was included in the appraisal for valuation purposes or in the underwriting of the mortgage loan. The additional second office condominium unit collateral is subject to release, without payment of a release price, under certain circumstances, including if space in such unit is no longer required to be available to Bloomberg, L.P. pursuant to its lease with the borrower, further rents and other cash flows from such unit are not required to be deposited in the lockbox and may be separately financed. As of the cut-off date, affiliates of the borrower own the other units in the condominium, but such units may be sold at any time. The condominium association is required to give the lender notice of default and an opportunity to cure.

     In addition, the construction of the condominium units at the complex, other than the first office condominium unit, is continuing and is expected to be completed on or before the fourth quarter of 2005. The mortgage loan documents do not require a reserve or completion guaranty in connection with the project. Absent adverse circumstances, such as construction accidents that result in damage to the first office condominium unit, the construction of the other condominium units should not adversely impact the first office condominium unit or affect the cash flow from the first office condominium unit.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a mortgage loan secured by the borrower's interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

CERTAIN ADDITIONAL RISKS RELATED TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office, and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged properties are leased to tenants under leases that provide such tenant with a right of first refusal to purchase the related mortgaged property upon a sale of the mortgaged property. Such provisions, if not waived, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

     Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

     o an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

     o a responsible third party was identified as being responsible for the remedial action; or

     o the related originator of the subject mortgage loan generally required the related borrower to:

          (a)  take investigative and/or remedial action;

          (b) carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

          (c) monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

          (d) obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e) obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity or guaranty from an individual or an entity.

POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

     The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties within the 12 months preceding the cut-off date have had
(i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. In the case of one mortgaged property, securing 0.19% of the outstanding pool balance or 0.24% of the Loan Group 1 balance as of the cut-off date, an environmental impairment liability insurance policy was obtained with respect to the related mortgaged property in lieu of obtaining an environmental site assessment or update. In the case of four mortgaged properties, securing 7.61% of the outstanding pool balance, 5.99% of the Loan Group 1 balance and 14.17% of the Loan Group 2 balance as of the cut-off date, environmental insurance was obtained in addition to subjecting such mortgaged properties to an environmental site assessment. Subject to certain conditions and exclusions, the environmental insurance policies generally insure the trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Site Assessments" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower's environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions. Each mortgage loan seller has informed the Depositor that where such conditions were identified,

     o    the condition has been remediated in all material respects,

     o    the borrower has escrowed funds to effect the remediation,

     o a responsible party is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

     o    an operations and maintenance plan has been or will be implemented,

     o a secured creditor impaired property policy or other environmental insurance with respect to such condition has been obtained,

     o an indemnity or guaranty with respect to such condition was obtained from a responsible third party,

     o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

     o upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental considerations, see "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY THE REMAINING PRINCIPAL BALANCE ON THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     88 mortgage loans, representing 88.72% of the outstanding pool balance, 86.51% of the Loan Group 1 balance and 97.68% of the Loan Group 2 balance as of the cut-off date, are balloon loans which provide for substantial payments of principal due at their stated maturities. Two mortgage loans, representing 9.54% of the outstanding pool balance, 11.89% of the Loan Group 1 balance as of the cut-off date, are expected to have substantial principal balances outstanding at their anticipated repayment dates. One of these mortgage loans, representing 9.33% of the outstanding pool balance, or 11.63% of the Loan Group 1 balance as of the cut-off date, has an anticipated repayment date in the year 2014 and the other mortgage loan, representing 0.21% of the outstanding pool balance, or 0.26% of the Loan Group 1 balance, as of the cut-off date, has an anticipated repayment date in the year 2013.

     Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a balloon loan on its maturity date or repay a mortgage loan on its anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    tax laws; and

     o    prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

RISKS RELATED TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

     In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the Garden State Plaza loan, the Tysons Corner Center loan and the AFR/Bank of America Portfolio loan, which are being serviced pursuant to separate pooling and servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement. The servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See "The Pooling and Servicing Agreement--Modifications" in this prospectus supplement. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Neither the servicer nor the special servicer will have the ability to extend or modify the Garden State Plaza loan, the Tysons Corner Center loan or the AFR/Bank of America Portfolio loan, because each such mortgage loan is being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered herein, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the Garden State Plaza loan, the Tysons Corner Center loan or the AFR/Bank of America Portfolio loan, will likely extend the weighted average life of such class of certificates. See "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.


RISKS RELATING TO BORROWERS' ORGANIZATION OR STRUCTURE

     Although the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants which typically are required in order for them to be viewed under standard rating agency criteria as "special-purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a "single purpose entity." There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     With respect to certain of the mortgage loans, two or more borrowers own the related mortgaged property as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower and the guarantor if a tenant-in-common files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

RISKS RELATED TO ADDITIONAL DEBT

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicer, the special servicer, the bond administrator or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under "Description of the Mortgage Pool--Other Financing."

     Except to the extent set forth in the last sentence of this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. Such additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under "Description of the Mortgage Pool--Other Financing."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. The mortgage loan sellers have informed us that they are aware of potential mezzanine debt with respect to the mortgage loans described under "Description of the Mortgage Pool--Other Financing."

     Although, the terms of the mortgage loans generally prohibit additional debt of the borrowers, and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as self-storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The government of the United States has implemented full scale military operations against Iraq. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

PROPERTY INSURANCE

     Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks which were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In addition, the following mortgaged properties are located in areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states:

     o 11 of the mortgaged properties, representing security for 11.14% of the outstanding pool balance, 13.87% of the Loan Group 1 balance and none of the Loan Group 2 balance as of the cut-off date, are located in Virginia;

     o 38 of the mortgaged properties, representing security for 4.11% of the outstanding pool balance, 1.24% of the Loan Group 1 balance and 15.79% of the Loan Group 2 balance as of the cut-off date, are located in Florida;

     o 5 of the mortgaged properties, representing security for 1.24% of the outstanding pool balance, 1.15% of the Loan Group 1 balance and 1.60% of the Loan Group 2 balance as of the cut-off date, are located in North Carolina;

     o 24 of the mortgaged properties, representing security for 7.48% of the outstanding pool balance, 1.43% of the Loan Group 1 balance and 32.09% of the Loan Group 2 balance as of the cut-off date, are located in Texas;

     o 61 of the mortgaged properties, representing security for 14.32% of the outstanding pool balance, 16.98% of the Loan Group 1 balance and 3.49% of the Loan Group 2 balance as of the cut-off date, are located in California; and

     o 17 of the mortgaged properties, representing security for 0.43% of the outstanding pool balance, 0.19% of the Loan Group 1 balance and 1.41% of the Loan Group 2 balance as of the cut-off date, are located in Washington.

     These properties may not have adequate coverage should such an act of nature occur.

     There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Following the September 11, 2001 terrorist attacks, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated an intention to eliminate acts of terrorism from their reinsurance coverage. Absent such coverage, primary insurers would have had to assume this risk themselves causing insurers to either eliminate such coverage, increase the amount of deductible for acts of terrorism or charge higher premiums. In order to redress the potential lack of terrorism insurance coverage, Congress passed the Terrorism Risk Insurance Act of 2002, thereby establishing the Terrorism Insurance Program.

     The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides insurers with financial assistance from the United States government in the event a qualifying terrorist attack results in insurance claims. Pursuant to the provisions of the Terrorism Risk Insurance Act of 2002, the federal share of compensation equals 90% of the portion of insured loss that exceeds an applicable deductible paid by the insurer during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible will not be liable for the payment of any aggregate losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program provides that any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. It also provides that any state approval of terrorism insurance exclusions that were in force on November 26, 2002 is also voided. The statute does not require policy holders to purchase terrorism coverage nor does it stipulate the pricing of such coverage. There can be no assurance that each borrower under the mortgage loans has purchased terrorism coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government, and does not cover acts of purely domestic terrorism. Further, any such act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review.

     Under its own terms, the Terrorism Insurance Program will terminate on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that this temporary program will create any long-term changes in the availability and cost of terrorism insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In those cases, some borrowers obtained supplemental terrorism insurance. In other cases, the lender waived the requirement that such insurance be maintained or the mortgage loan documents do not contain such a requirement.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing certificateholder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under "The Pooling and Servicing Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Appendix A to this prospectus supplement for illustrative purposes only. See "Description of the Mortgage Pool--Additional Loan Information" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

     Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC (or the AFR/Bank of America Portfolio loan REMIC or the Saks, Inc.-North Riverside loan REMIC, if applicable) to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC (or the AFR/Bank of America Portfolio loan REMIC or the Saks, Inc.-North Riverside loan REMIC, if applicable) to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the certificates.


RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     10 mortgage loans, representing 18.04% of the outstanding pool balance, 18.41% of the Loan Group 1 balance and 16.53% of the Loan Group 2 balance as of the cut-off date, are secured by more than one mortgaged property.

     Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.


LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     15 mortgaged properties, which represent security for 1.03% of the outstanding pool balance, or 1.28% of the Loan Group 1 balance as of the cut-off date, are secured by a mortgage on (i) the borrower's leasehold interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. The AFR/Bank of America Portfolio Loan is partially secured by several ground leases which were mortgaged as additional collateral, but for which no loan allocations were assigned, and by certain short-term leases for parking lots or motor bank facilities serving the mortgaged properties. These additional leases do not include such lender protections.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


RISKS RELATED TO ZONING LAWS

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Violations may be known to exist at a particular mortgaged property, but the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider material.


RISKS RELATED TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.


RISKS RELATED TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


                              CONFLICTS OF INTEREST


DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing certificateholder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing certificateholder, with respect to the mortgage loans that are not part of a split loan structure is generally the holder of the majority in interest of the controlling class. The directing certificateholder with respect to the 731 Lexington Avenue-Bloomberg Headquarters loan, the DDR-Macquarie Portfolio loan and the Saks, Inc.-North Riverside loan, is as described in "The Pooling and Servicing Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement. The directing certificateholder is also generally entitled to remove the special servicer with or without cause (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under "Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement). See "The Pooling and Servicing Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class.

RELATED PARTIES MAY ACQUIRE CERTIFICATES

     Affiliates of the Depositor, the mortgage loan sellers, the servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing certificateholder generally has the right to remove the special servicer (except, generally with respect to the mortgage loans that are part of a split loan structure) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the servicer, the special servicer or any of their affiliates. See "Servicing of the Mortgage Loans--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered herein. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the certificates offered herein or any particular class of certificates that are subordinate to the certificates offered herein.

     Additionally, the servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan sellers or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

CONFLICTS BETWEEN MANAGERS AND THE MORTGAGE LOAN BORROWERS

     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.


CONFLICTS BETWEEN CERTIFICATEHOLDERS AND HOLDERS OF COMPANION LOANS

  THE GARDEN STATE PLAZA LOAN

     With respect to the Garden State Plaza loan, representing 9.71% of the outstanding pool balance and 12.09% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures three other pari passu companion loans. The Garden State Plaza loan and the three pari passu companion loans will be serviced under the LB-UBS Series 2004-C4 pooling and servicing agreement. Any decision to be made with respect to the Garden State Plaza loan that requires the approval of the controlling class representative under the LB-UBS Series 2004-C4 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Garden State Plaza loan and the three other pari passu companion loans then holding a majority of the aggregate outstanding principal balance of the Garden State Plaza loan and such pari passu companion loans. If such holders (or their designees) cannot agree on a course of action within a certain period of time, the master servicer or the special servicer, as applicable, under the LB-UBS Series 2004-C4 pooling and servicing agreement will implement a course of action or inaction in accordance with the servicing standard set forth in the LB-UBS Series 2004-C4 pooling and servicing agreement.

     The interests of the holders of the three other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered herein. In addition, as of the cut-off date, the Garden State Plaza loan represents approximately 25% of the aggregate principal balance of the four loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the LB-UBS Series 2004-C4 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

     THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters loan, representing 9.33% of the outstanding pool balance and 11.63% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures a subordinate companion loan and four other pari passu companion loans. The 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg Headquarters pari passu and subordinate companion loans will be serviced under the pooling and servicing agreement. The 731 Lexington Avenue-Bloomberg Headquarters subordinate companion loan is currently held by 731 Funding LLC, an affiliate of the tenant at the mortgaged property.

     Prior to the occurrence of a change of control event described under "Description of the Mortgage Pool--Split Loan Structure--The 731 Lexington Avenue-Bloomberg Headquarters Loan--Rights of the Holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan" in this prospectus supplement, the holder of the 731 Lexington Avenue-Bloomberg Headquarters subordinate companion loan will have the right under certain circumstances to advise and direct the master servicer or special servicer, as applicable, with respect to various servicing matters affecting the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg Headquarters companion loans and to approve various decisions affecting the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg Headquarters companion loans. Such holder also generally has the right to terminate the special servicer and to appoint a successor special servicer, except while such holder is an affiliate of the tenant at the related mortgaged property or an affiliate of the related borrower. The holder of such subordinate companion loan may have interests in conflict with those of the holders of the certificates offered herein. For so long as the holder of the 731 Lexington Avenue-Bloomberg Headquarters subordinate companion loan is an affiliate of the tenant at the related mortgaged property, such holder will not be permitted to exercise certain of these rights under specified circumstances.

     Following the occurrence of such change of control event, any decision with respect to the 731 Lexington Avenue-Bloomberg Headquarters loan which requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the 731 Lexington Avenue-Bloomberg Headquarters loan and the 731 Lexington Avenue-Bloomberg Headquarters pari passu companion loans, or (ii) if such holders (or their designees) cannot agree on a course of action within a certain period of time, the controlling class representative.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate loan and the four other pari passu companion loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered herein. In addition, as of the cut-off date, the 731 Lexington Avenue-Bloomberg Headquarters loan represents approximately 31.25% of the aggregate principal balance of the five pari passu companion loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

     THE DDR-MACQUARIE PORTFOLIO LOAN

     With respect to the DDR-Macquarie Portfolio loan, representing 5.60% of the outstanding pool balance and 6.98% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures three other pari passu companion loans. The DDR-Macquarie Portfolio loan and the three pari passu companion loans will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the DDR-Macquarie Portfolio loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the DDR-Macquarie Portfolio loan and the three other pari passu companion loans then holding a majority of the aggregate outstanding principal balance of the DDR-Macquarie Portfolio loan and such pari passu companion loans. If such holders (or their designees) cannot agree on a course of action within a certain period of time, the controlling class representative will be entitled to direct the master servicer or the special servicer with respect to which course of action it should follow.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the three other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered herein. In addition, as of the cut-off date, the DDR-Macquarie Portfolio loan represents approximately 34.88% of the aggregate principal balance of the four loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

     THE TYSONS CORNER CENTER LOAN

     With respect to the Tysons Corner Center loan, representing 4.67% of the outstanding pool balance and 5.81% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures three other pari passu companion loans. The Tysons Corner Center loan and the three pari passu companion loans will be serviced under the COMM 2004-LNB2 pooling and servicing agreement. Any decision to be made with respect to the Tysons Corner Center loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB2 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (other than the termination of the special servicer under the COMM 2004-LNB2 pooling and servicing agreement and appointment of successor special servicer with respect to such mortgage loan) will require the approval of the holders of the Tysons Corner Center loan and the three other pari passu companion loans then holding a majority of the aggregate outstanding principal balance of the Tysons Corner Center loan and such pari passu companion loans. If such holders (or their designees) cannot agree on a course of action within a certain period of time, the majority certificateholder of the controlling class under the COMM 2004-LNB2 pooling and servicing agreement will be entitled to direct the master servicer or the special servicer under the COMM 2004-LNB2 pooling and servicing agreement with respect to which course of action it should follow.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the three other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered herein. In addition, as of the cut-off date, the Tysons Corner Center loan represents approximately 18.38% of the aggregate principal balance of the four loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the COMM 2004-LNB2 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein.

     THE AFR/BANK OF AMERICA PORTFOLIO LOAN

     With respect to the AFR/Bank of America Portfolio loan, representing 1.48% of the outstanding pool balance and 1.85% of the Loan Group 1 balance as of the cut-off date, the related mortgaged properties also secure a subordinate loan and five other pari passu companion loans. The largest of the pari passu companion loans and the subordinate loan have been deposited into the commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Inc, Series 2003-C3 Mortgage Pass-Through Certificates. The rights of the holder of the subordinate loan are exercised by the holders of the controlling class of the separate series of certificates that are backed by the subordinate loan.

     Prior to the occurrence of a control appraisal event described under "Description of the Mortgage Pool--Split Loan Structure--The AFR/Bank of America Portfolio Loan--Rights of the Holder of the AFR/Bank of America Portfolio B Loan" in this prospectus supplement, the majority certificateholder of the controlling class of the separate series of certificates backed by the subordinate companion loan will have the right under certain circumstances to advise and direct the master servicer or special servicer, as applicable, under the GMACCM 2003-C3 pooling and servicing agreement with respect to various servicing matters affecting the

AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio companion loans and to approve various decisions affecting the AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio companion loans. Such holder also has the right to terminate the special servicer under the GMACCM 2003-C3 pooling and servicing agreement and to appoint a successor special servicer. The holders of such certificates may have interests in conflict with those of the holders of the certificates offered herein.

     Following the occurrence of such control appraisal event, any decision with respect to the AFR/Bank of America Portfolio loan which requires the approval of the majority certificateholder of the controlling class under the GMACCM 2003-C3 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (including terminating the special servicer under the GMACCM 2003-C3 pooling and servicing agreement and appointing a successor special servicer) will require the approval of (i) the holders of a majority by outstanding principal balance of the AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio pari passu companion loans, or (ii) if such holders (or their designees) cannot agree on a course of action within a certain period of time, the majority certificateholder of the controlling class under the GMACCM 2003-C3 pooling and servicing agreement.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate loan and the five other pari passu companion loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered herein. In addition, as of the cut-off date, the AFR/Bank of America Portfolio loan represents approximately 5.88% of the aggregate principal balance of the six pari passu companion loans secured by the related mortgaged properties. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the GMACCM 2003-C3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of the certificates offered herein.

     THE SAKS, INC.-NORTH RIVERSIDE LOAN

     With respect to the Saks, Inc.-North Riverside loan, representing 0.63% of the outstanding pool balance and 0.78% of the Loan Group 1 balance, in each case the related mortgaged property also secures a subordinate companion loan. The Saks, Inc.-North Riverside loan and the subordinate companion loan will be serviced under the pooling and servicing agreement.

     Prior to the occurrence of a control appraisal event described under "Description of the Mortgage Pool--Split Loan Structure--The Saks, Inc.-North Riverside Loan--Rights of the Holder of the Saks, Inc.-North Riverside B Loan" in this prospectus supplement, the holder of the Saks, Inc.-North Riverside subordinate companion loan will have the right under certain circumstances to advise and direct the master servicer or special servicer with respect to various servicing matters affecting the Saks, Inc.-North Riverside loan and the Saks, Inc.-North Riverside subordinate companion loan and to approve various decisions affecting the Saks, Inc.-North Riverside loan and the Saks, Inc.-North Riverside subordinate companion loan. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered herein. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holder of the Saks, Inc.-North Riverside subordinate companion loan (or its designee) may have interests in conflict with, and its decisions may adversely affect, holders of the classes of certificates offered herein.

YOU WILL HAVE LESS CONTROL OVER THE SERVICING OF THE GARDEN STATE PLAZA LOAN, THE TYSONS CORNER CENTER LOAN AND THE AFR/BANK OF AMERICA PORTFOLIO LOAN

     The Garden State Plaza loan, the Tysons Corner Center loan and the AFR/Bank of America Portfolio loan are secured by mortgaged properties that also secure mortgage loans that are not assets of the trust. The Garden State Plaza loan is serviced and administered by Wachovia Bank, National Association, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Lennar Partners, Inc., the special servicer under such pooling and servicing agreement. The Tysons Corner Center loan is serviced and administered by GMAC Commercial Mortgage Corporation, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Lennar Partners, Inc., the special servicer under such pooling and servicing agreement. The AFR/Bank of America Portfolio loan is being serviced and administered by GMAC Commercial Mortgage Corporation, the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Midland Loan Services, Inc., the special servicer under such pooling and servicing agreement. Each of those other pooling and servicing agreements provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement. As a result, you will have less control over the servicing of the Garden State Plaza loan, the Tysons Corner Center loan and the AFR/Bank of America Portfolio loan than you would have if such mortgage loans were being serviced by the servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans" in this prospectus supplement.


                   RISKS RELATED TO THE OFFERED CERTIFICATES

RISKS RELATED TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller's breach of representations or warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2 and Class A-1A certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1 and Class A-2 certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the servicer or the special servicer, as the case may be, may take action to enforce the trust's right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See "--Borrower May Be Unable to Repay the Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" above.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. In addition, the AFR/Bank of America Portfolio loan permits partial prepayment in connection with the release of certain identified parcels during the related lock-out period. On April 1, 2004, the related borrower prepaid 0.20% of the aggregate initial principal balance of the AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio companion loans. In addition, on April 30, 2004, the borrower prepaid 0.56% of the aggregate initial principal balance of the AFR/Bank of America Portfolio loan and the AFR/Bank of America Portfolio companion loans. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Property Releases" in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o the servicer's or special servicer's ability to enforce those charges or premiums;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates. Furthermore, with regard to the 731 Lexington Avenue-Bloomberg Headquarters loan, the AFR/Bank of America Portfolio loan and the Saks, Inc.-North Riverside loan, which are secured by one or more mortgaged properties that also secure a companion loan that is not included in the trust, yield maintenance charges may not be payable if the holder of a related subordinate companion loan purchases the related mortgage loan due to certain default circumstances under such mortgage loan. This circumstance generally would have the same effect on the certificates offered herein as a prepayment in full of such mortgage loan.

     With respect to the Saks, Inc.-North Riverside loan, representing 0.63% of the outstanding pool balance and 0.78% of the Loan Group 1 balance as of the cut-off date, the related mortgage loan documents permit defeasance on any payment date. However, in the event the borrower provides notice that would result in a defeasance of the mortgage loan on a date that is prior to the second anniversary of the closing date, the related mortgage loan seller will be required to purchase the mortgage loan from the trust at a price at least equal to the outstanding principal balance of the mortgage loan, plus expenses, together with a yield maintenance charge.

RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS, YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.


YIELD CONSIDERATIONS

     The yield on any certificate offered herein will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o    the interest rate for such certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

     o the timing and severity of any interest shortfalls resulting from prepayments;

     o    the timing and severity of any appraisal reductions; and

     o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

     The investment performance of the certificates offered herein may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.


RISKS RELATED TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the certificates offered herein;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     Unless your certificates are Class A-1 or Class A-2 certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation and to such rights of the holders of the Class X certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2 and Class A-1A certificates, pro rata, and with respect to interest losses only, the Class X certificates based on their respective entitlements.

     Each class of certificates (other than the Class P, Class Q, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

RISKS RELATED TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the certificates offered herein. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered herein, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered herein will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered herein. The certificates offered herein will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered herein. In addition, the market value of the certificates offered herein at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered herein at any time.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are the Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation and the Class X certificates. See "Description of the Offered Certificates--Distributions" and "--Subordination" in this prospectus supplement.


RISK OF LIMITED ASSETS

     The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.


RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST

     You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the servicer, the special servicer, the bond administrator or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered herein would have made, and these decisions may negatively affect those holders' interests.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading "--Risks Related to the Mortgage Loans." Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


OTHER RISKS

     The "Risk Factors" section in the prospectus describes other risks and special considerations that may apply to your investment in certificates.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     A trust (the "Trust" or "Trust Fund") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") will consist primarily of a pool (the "Mortgage Pool") of 95 fixed-rate mortgage loans (each a "Mortgage Loan," and collectively, the "Mortgage Loans") secured by first liens on 267 commercial, multifamily and manufactured housing properties (each a "Mortgaged Property," and collectively, the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of June 1, 2004 (the "Cut-off Date") of approximately $1,339,496,992 (the "Initial Outstanding Pool Balance"). The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "Cut-off Date Balance") will range from $998,111 to $130,000,000 and the average Cut-off Date Balance will be $14,099,968 subject to a variance of plus or minus 5%. The pool of mortgage loans will be deemed to consist of two Loan Groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 60 Mortgage Loans, representing 80.26% of the Initial Outstanding Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 35 Mortgage Loans (or 94.18% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 45.06% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing 19.74% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each of the Garden State Plaza loan, the 731 Lexington Avenue-Bloomberg Headquarters loan, the DDR-Macquarie Portfolio loan, the Tyson Corner Center loan, the AFR/Bank of America Portfolio loan and the Saks, Inc.-North Riverside loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a "Companion Loan." The Mortgage Loan together with its related Companion Loans is referred to in this prospectus supplement as a "Whole Loan." None of the Companion Loans are included in the Mortgage Pool. Certain of the Companion Loans are pari passu in right of payment with the related Mortgage Loan. Each such Companion Loan is referred to in this prospectus supplement as a "Pari Passu Companion Loan." Certain of the Companion Loans are subordinate in right of payment to the related Mortgage Loan. Each such Companion Loan is referred to in this prospectus supplement as a "B Loan." Each Companion Loan that is being serviced under the Pooling and Servicing Agreement is referred to in this prospectus supplement as a "Serviced Companion Loan" and together with the related Mortgage Loan, a "Serviced Whole Loan." Each of the Garden State Plaza Loan, the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan is sometimes referred to as a "Non-Serviced Mortgage Loan" and collectively, the "Non-Serviced Mortgage Loans."

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                                       % OF INITIAL OUTSTANDING   % OF INITIAL LOAN   % OF INITIAL LOAN
INTEREST OF BORROWER ENCUMBERED            POOL BALANCE(1)       GROUP 1 BALANCE(1)   GROUP 2 BALANCE(1)
------------------------------------- ------------------------- -------------------- -------------------
Fee Simple Estate(2) ................            98.97%                 98.72%              100.00%
Partial Fee/Partial Leasehold Estate              0.01                   0.01                   --
Leasehold Estate ....................             1.01                   1.26                   --
                                                ------                 ------               ------
TOTAL ...............................           100.00%                100.00%              100.00%
                                                ======                 ======               ======

----------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

(2) Includes Mortgage Loans secured by the borrower's leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.


SECURITY FOR THE MORTGAGE LOANS

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of German American Capital Corporation ("GACC"), LaSalle Bank National Association ("LaSalle") or PNC Bank, National Association ("PNC Bank" and together with LaSalle and GACC, the "Mortgage Loan Sellers"), Midland Loan Services, Inc. (the "Servicer"), Lennar Partners, Inc. (the "Special Servicer"), Wells Fargo Bank, N.A.(the "Trustee") or LaSalle Bank National Association (the "Bond Administrator") or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender's remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.


THE MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, LaSalle and PNC Bank pursuant to three separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement"), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

     GACC. 26 Mortgage Loans, which represent security for 60.20% of the Initial Outstanding Pool Balance, 64.94% of the Initial Loan Group 1 Balance and 40.95% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans, except 1 Mortgage Loan was originated by GACC or an affiliate of GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of

Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

     LaSalle. 55 Mortgage Loans, which represent security for 32.89% of the Initial Outstanding Pool Balance, 30.91% of the Initial Loan Group 1 Balance and 40.97% of the Initial Loan Group 2 Balance, will be sold to the Depositor by LaSalle. LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. LaSalle is a commercial bank offering a wide range of banking services to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities. LaSalle is an affiliate of ABN AMRO Incorporated, one of the Underwriters. LaSalle is also acting as Bond Administrator and as paying agent and certificate registrar with respect to the Certificates. The principal offices of LaSalle are located at 135 South LaSalle Street, Chicago, Illinois 60603.

     PNC Bank, National Association. 14 Mortgage Loans, which represent security for 6.91% of the Initial Outstanding Pool Balance, 4.16% of the Initial Loan Group 1 Balance and 18.08% of the Initial Loan Group 2 Balance, will be sold to the Depositor by PNC Bank. PNC Bank is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC Financial"), a Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2003, PNC Bank had total consolidated assets representing approximately 90.97% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters. Midland Loan Services, Inc., the servicer, is a wholly-owned subsidiary of PNC Bank. The principal offices of PNC Bank are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

     Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to any breach of any representation or warranty that materially and adversely affects the value of a Mortgage Loan sold by it, the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates therein, will be required to cure such breach or repurchase or substitute for such Mortgage Loan. See "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase; Substitution" in this prospectus supplement.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan Sellers make any representation or warranty as to the accuracy or completeness of such information.


CERTAIN UNDERWRITING MATTERS

     Environmental Site Assessments. Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:


     o    the condition has been remediated in all material respects,

     o    the borrower has escrowed funds to effect the remediation,

     o a responsible party is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

     o    an operations and maintenance plan has been or will be implemented,

     o a secured creditor impaired property policy or other environmental insurance with respect to such condition has been obtained,

     o an indemnity or guaranty with respect to such condition was obtained from a responsible third party,

     o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

     o upon further investigation, an environmental consultant recommended no further investigation or remediation.

     For more information regarding environmental conditions, see "Risk Factors--Risks Related to the Mortgage Loans--Potential Trust Liability Related to a Materially Adverse Environmental Condition" in this prospectus supplement.

     In the case of one Mortgaged Property, securing 0.19% of the Initial Outstanding Pool Balance, and 0.24% of the Initial Loan Group 1 Balance, an environmental impairment liability insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining an environmental site assessment or update. In the case of four Mortgaged Properties securing 7.61% of the Initial Outstanding Pool Balance, 5.99% of the Initial Loan Group 1 Balance and 14.17% of the Initial Loan Group 2 Balance, environmental insurance policies for the related Mortgage Loans were obtained in addition to environmental site assessments or updates thereof with respect to the related Mortgaged Properties. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which a secured creditor impaired property policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive. With respect to the property known as "39 Olympia Avenue," constituting approximately 0.33% of the Initial Outstanding Pool Balance and 0.41% of the Initial Loan Group 1 Balance, the mortgage loan seller was added as an additional insured to an existing borrower policy of environmental insurance previously obtained by the borrower, which policy, subject to certain conditions and exclusions, provides coverage for third-party claims for clean-up costs, bodily injury and property damage from pre-existing conditions.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Servicer, the Special Servicer, the Trustee, the Bond Administrator or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

     Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 14-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors--Risks Related to the Mortgage Loans--Appraisals and Market Studies Have Certain Limitations" in this prospectus supplement.

     Property, Liability and Other Insurance. The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan (or Whole Loan), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan and with respect to any

Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Whole Loan, (2) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See "Risk Factors--Property Insurance" in this prospectus supplement.


UNDERWRITING STANDARDS

GACC'S UNDERWRITING STANDARDS

     General. All of the Mortgage Loans sold to the Depositor by GACC were originated or purchased by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. One Mortgage Loan, representing 0.63% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance, was originated by another entity, and GACC re-underwrote such Mortgage Loan. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing properties located in the United States.

     Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property's market and the utility of the mortgaged property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:


PROPERTY TYPE                         DSCR GUIDELINE     LTV RATIO GUIDELINES
----------------------------------   ----------------   ---------------------
   Office ........................          1.25x               75%
   Anchored Retail ...............          1.25x               75%
   Unanchored Retail .............          1.30x               70%
   Multifamily ...................          1.20x               80%
   Manufactured housing ..........          1.20x               80%
   Industrial/Warehouse ..........          1.25x               75%
   Self storage ..................          1.30x               70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination and, with respect to the Whole Loans, are calculated (unless otherwise specified) without regard to any B Loan, if any, but including each Mortgage Loan and any related Pari Passu Companion Loan. Therefore, the debt service coverage ratio for each Mortgage Loan as reported elsewhere in this prospectus supplement and Annex A-1 may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the Mortgage Loans originated or purchased by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, and in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

  Office ..............................   $0.20 per square foot
  Retail ..............................   $0.20 per square foot of in-line space
  Multifamily .........................   $2.50 per unit
  Manufactured housing ................   $50 per pad
  Industrial/Warehouse ................   $0.20 per square foot
  Self storage ........................   $0.15 per square foot

     o Re-tenanting--Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves for environmental remediation.

     Mortgage Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each Mortgage Loan originated by GACC conforms in its entirety to the guidelines described above.


LASALLE'S UNDERWRITING STANDARDS

     General. LaSalle has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage Loans were generally originated in accordance with such guidelines.

     Property Analysis. LaSalle generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. LaSalle assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, LaSalle evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. LaSalle reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, LaSalle obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the Mortgaged Property in its current condition. LaSalle then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. LaSalle evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans are nonrecourse in nature, in the case of certain Mortgage Loans, the borrower and/or certain principals, which may be entities thereof, may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

LaSalle evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, LaSalle either (i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, LaSalle reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, LaSalle requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination), LaSalle obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. However, in certain cases a PAR is not obtained if the Mortgaged Property is determined to be a new construction. LaSalle reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, LaSalle generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than 12 months.

     Title Insurance Policy. The borrower is required to provide, and LaSalle reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:

     o the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located;

     o the policy must be in an amount equal to the original principal balance of the Mortgage Loan;

     o the protection and benefits must run to the lender and its successors and assigns;

     o the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and

     o the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and LaSalle reviews, certificates of required insurance with respect to the Mortgaged Properties where self-insurance is not permitted. Such insurance generally may include:

     o commercial general liability insurance for bodily injury or death and property damage;

     o    an "All Risk of Physical Loss" policy;

     o    if applicable, boiler and machinery coverage;

     o if the Mortgaged Property is located in a flood hazard area, flood insurance; and

     o such other coverage as LaSalle may require based on the specific characteristics of the Mortgaged Property.


PNC BANK'S UNDERWRITING STANDARDS

     General. PNC Bank has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage Loans sold to the Depositor by PNC Bank were generally originated in accordance with such guidelines. In some instances, certain of such guidelines were waived or modified by PNC Bank where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

     Property Analysis. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the then current use of the Mortgaged Property and must include an estimate of the then current market value of the Mortgaged Property in its then current condition although in certain cases, PNC Bank may also obtain a value on a stabilized basis. PNC Bank then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity, obtaining and verifying credit references and/or business and trade references, and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the borrower and/or certain principals or affiliated entities, may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, PNC Bank either (i) obtains or updates an ESA for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. Where the ESA identifies such violations, PNC Bank generally requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination or, if applicable, in connection with the acquisition of a mortgage loan, PNC Bank obtains a PAR for each Mortgaged Property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the Mortgaged Property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. Where the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within a specified time period, generally not more than 12 months.

     Title Insurance Policy. The borrower is required to provide, and PNC Bank reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the Mortgage Loan; (c) the protection and benefits must run to the lender and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the Mortgaged Properties where self-insurance is not permitted. Such insurance generally may include: (a) commercial general liability insurance for bodily injury or death and property damage; (b) a standard "extended coverage insurance policy" providing "special" form coverage; (c) if applicable, boiler and machinery coverage; (d) if any improvements on the Mortgaged Property are located in a flood hazard area, flood insurance; and (e) such other coverage as PNC Bank may require based on the specific characteristics of the Mortgaged Property.


SPLIT LOAN STRUCTURES

THE GARDEN STATE PLAZA LOAN

     With respect to the Mortgage Loan known as the "Garden State Plaza" loan (the "Garden State Plaza Loan"), representing approximately 9.71% of the Initial Outstanding Pool Balance and 12.09% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $130,000,000, the related Mortgaged Property also secures three other mortgage loans (the "Garden State Plaza Pari Passu Loans" and, together with the Garden State Plaza Loan, the "Garden State Plaza Whole Loan"). The Garden State Plaza Pari Passu Loans are pari passu in right of payment with the Garden State Plaza Loan and have Cut-off Date Balances of $130,000,000, $130,000,000 and $130,000,000, respectively. The Garden State
Plaza Loan and the Garden State Plaza Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the Garden State Plaza Loan is included in the Trust. The Garden State Plaza Pari Passu Loans are not assets of the Trust.

     Two of the Garden State Plaza Pari Passu Loans were deposited into the LB-UBS Commercial Mortgage Trust 2004-C4 Commercial Mortgage Pass-Through Certificates, Series 2004-C4 commercial mortgage securitization. The other Garden State Plaza Pari Passu Loan is owned by Goldman Sachs Mortgage Company, but may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

     For the purpose of the information presented in this prospectus supplement with respect to the Garden State Plaza Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Garden State Plaza Whole Loan.

     General. The Garden State Plaza Whole Loan is serviced pursuant to the terms of the pooling and servicing agreement related to the LB-UBS Commercial Mortgage Trust 2004-C4 Commercial Mortgage Pass-Through Certificates, Series 2004-C4 securitization (the "LB-UBS Series 2004-C4 Pooling and Servicing Agreement") for which Wachovia Bank, National Association is the initial master servicer (in such capacity and any successor thereto, the "LB-UBS Series 2004-C4 Servicer") and Lennar Partners, Inc. is the initial special servicer (in such capacity and any successor thereto, the "LB-UBS Series 2004-C4 Special Servicer"). However, the Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Garden State Plaza Loan, unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Garden State Plaza Loan.

     Distributions. The holders of the Garden State Plaza Loan and the Garden State Plaza Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each such holder and provides, in general, that:

     o the Garden State Plaza Loan and the Garden State Plaza Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the Garden State Plaza Loan and the Garden State Plaza Pari Passu Loans will be applied to the Garden State Plaza Loan and the Garden State Plaza Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the LB-UBS Series 2004-C4 Servicer, the LB-UBS Series 2004-C4 Special Servicer and the related trustee under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, the Servicer and the Trustee under the Pooling and Servicing Agreement and any other service providers with respect to a Garden State Plaza Pari Passu Loan, in accordance with the terms of the LB-UBS Series 2004-C4 Pooling and Servicing Agreement).

     Consultation and Consent. Any decision to be made with respect to the Garden State Plaza Whole Loan that requires the approval of the majority certificateholder of the controlling class under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Garden State Plaza Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Garden State Plaza Whole Loan are not able to agree on a course of action that satisfies the servicing standard under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the LB-UBS Series 2004-C4 Servicer or the LB-UBS Series 2004-C4 Special Servicer, as applicable, the LB-UBS Series 2004-C4 Servicer or the LB-UBS Series 2004-C4 Special Servicer, as applicable, will implement the action or inaction that it deems accordance with the servicing standard set forth in the LB-UBS Series 2004-C4 Pooling and Servicing Agreement. Pursuant to the LB-UBS Series 2004-C4 Pooling and Servicing Agreement and related intercreditor agreement, each holder of the Garden State Plaza Loan and any Garden State Plaza Pari Passu Loan may consult separately with the LB-UBS Series 2004-C4 Servicer or the LB-UBS Series 2004-C4 Special Servicer, as applicable, about a particular course of action. The noteholders then holding a majority of the outstanding principal balance of the Garden State Plaza Whole Loan will be entitled to approve the following:

     o any proposed foreclosure upon or comparable conversion (which may include acquisition as REO Property) of the ownership of the related Mortgaged Property and the other collateral securing the Garden State Plaza Whole Loan;

     o any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the Garden State Plaza Loan or the Garden State Plaza Pari Passu Loans;

     o any proposed sale of the related Mortgaged Property after it becomes REO Property;

     o any acceptance of a discounted payoff of the Garden State Plaza Loan or the Garden State Plaza Pari Passu Loans;

     o any determination to bring the related Mortgaged Property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related Mortgaged Property;

     o any release of collateral for the Garden State Plaza Whole Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Garden State Plaza Loan or the Garden State Plaza Pari Passu Loans;

     o any acceptance of substitute or additional collateral for the Garden State Plaza Whole Loan (other than in accordance with the terms of the Garden State Plaza Whole Loan);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Garden State Plaza Whole Loan;

     o any acceptance of an assumption agreement releasing the borrower from liability under the Garden State Plaza Whole Loan;

     o any renewal or replacement of the then existing insurance policies with respect to the Garden State Plaza Whole Loan to the extent that such renewal or replacement policies do not comply with the terms of the Mortgage Loan Documents or any waiver, modification or amendment of any insurance requirements under the Mortgage Loan Documents, in each case if lenders' approval is required under the Mortgage Loan Documents;

     o any approval of a material capital expenditure, if lenders' approval is required under the Mortgage Loan Documents;

     o any replacement of the property manager, if lenders' approval is required under the Mortgage Loan Documents;

     o any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if lenders' approval is required under the Mortgage Loan Documents; and

     o    any adoption or approval of a plan in bankruptcy of the borrower.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the LB-UBS Series 2004-C4 Special Servicer or the LB-UBS Series 2004-C4 Servicer by the noteholders then holding a majority of the outstanding principal balance of the Garden State Plaza Whole Loan, in no event will the LB-UBS Series 2004-C4 Special Servicer or the LB-UBS Series 2004-C4 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, violate the REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code") or violate any other provisions of the LB-UBS Series 2004-C4 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, if the Garden State Plaza Pari Passu Loan that was deposited into the securitization created under that pooling and servicing agreement is subject to a fair value purchase option, then the Controlling Class Representative will be entitled to purchase the Garden State Plaza Loan from the Trust at the purchase price determined in accordance with the terms of the LB-UBS Series 2004-C4 Pooling and Servicing Agreement by the LB-UBS Series 2004-C4 Special Servicer.

     Termination of the LB-UBS Series 2004-C4 Servicer. If an event of default has occurred with respect to the LB-UBS Series 2004-C4 Servicer under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement that materially and adversely affects the Garden State Plaza Loan or the Garden State Plaza Pari Passu Loan that is not owned by the trust formed under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, and the LB-UBS Series 2004-C4 Servicer is not otherwise terminated in accordance with the terms of the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, then, at the request of (i) the Controlling Class Representative, if the Garden State Plaza Loan is affected or (ii) the holder of such other Garden State Plaza Pari Passu Loan, if affected, as applicable, the trustee under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement shall require the LB-UBS Series 2004-C4 Servicer to appoint, within 30 days of such trustee's request, a sub-servicer (or, if the related loan is currently being sub-serviced, to replace, within 30 days of such trustee's request, the then-current sub-servicer with a new sub-servicer) solely with respect to the Garden State Mortgage Whole Loan, such appointment or replacement to be effected in accordance with the terms and provisions of the LB-UBS Series 2004-C4 Servicing Agreement.

     Termination of LB-UBS Series 2004-C4 Special Servicer. The LB-UBS Series 2004-C4 Special Servicer with respect to the Garden State Plaza Whole Loan may only be terminated for cause.

THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS LOAN

     With respect to the Mortgage Loan known as the "731 Lexington Avenue-Bloomberg Headquarters" loan (the "731 Lexington Avenue-Bloomberg Headquarters Loan"), representing approximately 9.33% of the Initial Outstanding Pool Balance and 11.63% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $125,000,000, the related Mortgaged Property also secures five other mortgage loans (the "731 Lexington Avenue-Bloomberg Headquarters Companion Loans"). Four of the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans (the "731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans" and, together with the 731 Lexington Avenue-Bloomberg Headquarters Loan, the "731 Lexington Avenue-Bloomberg Headquarters Senior Loans") are pari passu in right of payment with the 731 Lexington Avenue-Bloomberg Headquarters Loan and have Cut-off Date Balances of $65,000,000, $50,000,000 and $74,000,000, and, in the
case of one interest-only loan (which commences accruals only after the anticipated repayment date of the 731 Lexington Avenue-Bloomberg Headquarters loan), a notional balance of $86,000,000, respectively. The other 731 Lexington Avenue-Bloomberg Headquarters Companion Loan is subordinate in right of payment to the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (the "731 Lexington Avenue-Bloomberg Headquarters B Loan" and, together with the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans, the "731 Lexington Avenue-Bloomberg Headquarters Whole Loan") and has a Cut-off Date Balance of $86,000,000. The 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the 731 Lexington Avenue-Bloomberg Headquarters Loan is included in the Trust. The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans are not assets of the Trust.

     The 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans are owned by GACC, one of the Mortgage Loan Sellers, but may be sold or further divided at any time. The 731 Lexington Avenue-Bloomberg Headquarters B Loan is currently held by 731 Funding LLC, an affiliate of the tenant at the related Mortgaged Property. For the purpose of the information presented in this prospectus supplement with respect to the 731 Lexington Avenue-Bloomberg

Headquarters Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the 731 Lexington
Avenue-Bloomberg Headquarters Senior Loans, but exclude the 731 Lexington Avenue-Bloomberg Headquarters B Loan.

     General. The 731 Lexington Avenue-Bloomberg Headquarters Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan will be effected in accordance with the Pooling and Servicing Agreement). The Servicer or the Trustee, as applicable, will be required to make (i) P&I Advances on the 731 Lexington Avenue-Bloomberg Headquarters Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 731 Lexington Avenue-Bloomberg Headquarters Loan and (ii) Property Advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan.

     Distributions. The holders of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Loan have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and provides, in general, that:

     o if no monetary event of default, or a non-monetary event of default that results in a transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing (a "731 Lexington Servicing Transfer Event"), shall have occurred and be continuing (or if a monetary event of default or such a non-monetary event of default has occurred and is continuing, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan has cured such monetary event of default or has cured or is diligently pursuing to cure such non-monetary event of default, in each case in accordance with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement), (i) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will generally be entitled to receive its scheduled principal and interest payments after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive their scheduled principal (other than 731 Lexington Avenue-Bloomberg Headquarters Additional Principal) and interest payments (other than default interest, prepayment premiums, and 731 Lexington Avenue-Bloomberg Headquarters Additional Interest) and after any Advances in respect of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Loan are repaid in full, (ii) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will generally be entitled to receive its 731 Lexington Avenue-Bloomberg Headquarters Additional Principal after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive their 731 Lexington Avenue-Bloomberg Headquarters Additional Principal, (iii) the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans and the 731 Lexington Avenue-Bloomberg Headquarters B Loan will generally be entitled to receive their respective unscheduled payments of principal on a pro rata basis, and (iv) the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will generally be entitled to receive its 731 Lexington Avenue-Bloomberg Headquarters Additional Interest after the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive their 731 Lexington Avenue-Bloomberg Headquarters Additional Interest; and

     o if a monetary event of default, or a non-monetary event of default that results in a 731 Lexington Servicing Transfer Event, shall have occurred and be continuing (and has not been cured by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan exercising its cure rights, or, in the case of a non-monetary event of default, if such event of default has not been cured and the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is not diligently pursuing a cure thereof, in each case in accordance with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement), the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will not be entitled to receive payments of principal or interest until the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans receive all their respective accrued interest (other than default interest and 731 Lexington Avenue-Bloomberg Headquarters Additional Interest) and outstanding principal in full.

      "731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date" means March 1, 2014;

      "731 Lexington Avenue-Bloomberg Headquarters Additional Interest" means the excess of interest accrued on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan at the interest rate applicable after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date (other than default interest) over interest that would have accrued on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan for such period at the interest rate applicable prior to the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date;

      "731 Lexington Avenue-Bloomberg Headquarters Additional Principal" means principal payments from excess cash flow required with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date.

     In addition, the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans have entered into a separate intercreditor agreement that sets forth the respective rights of each of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans and provides, in general, that:

     o the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other (except that one 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan is entitled to payments of interest only, based on an outstanding notional balance as of the Cut-off Date of $86,000,000, after the 731 Lexington Avenue-Bloomberg Headquarters Anticipated Repayment Date); and

     o all payments, proceeds and other recoveries on or in respect of the 731 Lexington Avenue-Bloomberg Headquarters Loan and/or the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (in each case, subject to the rights of the Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans and any other service providers with respect to a 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances or in the case of one 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan, its outstanding notional balance.

     The related intercreditor agreements also permit GACC, so long as it is the holder of a 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan, to reallocate the principal of such loans among each other or to such new pari passu notes; or to divide such retained loans into one or more "component" notes in the aggregate principal amount equal to the then outstanding loan being reallocated, provided that the aggregate principal balance of all outstanding 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

RIGHTS OF THE HOLDER OF THE 731 LEXINGTON AVENUE-BLOOMBERG HEADQUARTERS B LOAN

     Consultation and Consent. Unless a 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event has occurred and is continuing, and provided the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is not an affiliate of the related borrower or, except as set forth below, an affiliate of the tenant at the related mortgaged property (a "Tenant Affiliate"): (i) the Servicer or the Special Servicer, as the case may be, will be required to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan upon the occurrence of any event of default for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan and to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan with respect to certain determinations made by the Special Servicer pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the Servicer and the Special Servicer will be required to consult with the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan (1) with respect to proposals to take any significant action with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, Servicer and the Special Servicer will be required to notify in writing to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan of any proposal to take any of such actions (and to provide the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan (which approval may be withheld in its sole discretion) with respect to:

     o any modification, amendment or waiver of any term of the related Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, or a deferral or forgiveness of interest on or principal of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, a modification or waiver of any other monetary term of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring all or any material portion of the related Mortgaged Property or the equity interests in the related borrower;

     o any modification or amendment of, or waiver with respect to, the related Mortgage Loan Documents that would result in a discounted pay-off of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan;

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

     o any proposed or actual sale of the related Mortgaged Property or any related REO Property;

     o any proposed or actual sale of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the Pooling and Servicing Agreement) or the provisions of the related intercreditor agreement;

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any determination not to enforce a "due-on-sale" clause and/or "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower)

     o any action to bring the related Mortgaged Property, or related REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

     o any substitution or release of collateral or acceptance of additional collateral for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, including the release of additional collateral (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

     o any termination or consent to termination of the property manager of the related Mortgaged Property;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o any consent to a new lease or material lease modification or material amendment to the condominium declaration for the related Mortgaged Property; or

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents.

     A "731 Lexington Avenue-Bloomberg Headquarters Change of Control Event" shall be deemed to have occurred and be continuing if the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Loan, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Loan, appraisal reduction amounts and any realized losses allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Loan, is less than 25% of the initial principal balance of the 731 Lexington Avenue-Bloomberg Headquarters B Loan, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the 731 Lexington Avenue-Bloomberg Headquarters B Loan.

     Notwithstanding the foregoing, pursuant to the provisions of the related intercreditor agreement, while the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is a Tenant Affiliate, it will not have certain of the consent rights described above during a "Tenant Default Period." A "Tenant Default Period" means any period of time during:

     o the continuation of a material default or event of default under the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan where such material default or event of default was in any way related to an event of default under the tenant's lease, or otherwise resulted from collusive activity between the related borrower and the tenant, or the inaction or action of the tenant (including, without limitation, any rightful exercise of set-off, abatement or termination rights under the tenant's lease), or

     o    the continuation of an event of default under the tenant's lease.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Servicer by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan or the noteholders then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans, as applicable, in no event will the Special Servicer or the Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Notwithstanding anything herein to the contrary, the Controlling Class Representative and the holders of the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (or their designees) will always have the right to consult with the Master Servicer and the Special Servicer regarding the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan.

     During the occurrence and continuation of a 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event, any decision to be made with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan which requires the approval of the majority of holders of the Controlling Class Representative of a securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans. If the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans are not able to agree on a course of action that satisfies the servicing standard under the Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the Controlling Class Representative will be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (including that such action does not violate the Servicing Standard or another provision of the Pooling and Servicing Agreement, the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan or any applicable REMIC provisions of the Code), and the Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the Pooling and Servicing Agreement. For purposes of the foregoing, the Controlling Class Representative will be entitled to exercise the rights described in this paragraph with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, resulting in a monetary event of default, or a non-monetary event of default exists that results in a 731 Lexington Servicing Transfer Event and is capable of being cured within thirty days, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will have the right to cure such event of default (each such cure, a "731 Lexington Avenue Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan to effect a 731 Lexington Avenue Cure Event or cause a delay in the transfer of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing is subject to the limitation that there be no more than three consecutive 731 Lexington Avenue Cure Events or special servicing delays, in any combination and no more than an aggregate of six 731 Lexington Avenue Cure Events or special servicing delays in any twelve calendar month period. So long as the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is exercising its cure right, neither the Servicer nor the Special Servicer will be permitted to:

     o    accelerate the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan,

     o treat such event of default as such for purposes of transferring the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan to special servicing, or

     o    commence foreclosure proceedings.

     The holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will not be permitted to exercise any cure rights if it is an affiliate of the related borrower or, during any Tenant Default Period, a Tenant Affiliate.

     Purchase Option. So long as no 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event exists, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan has the option of purchasing the 731 Lexington Avenue-Bloomberg Headquarters Loan from the Trust, together with the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans from their respective holders, at any time that a 731 Lexington Servicing Transfer Event that constitutes an event of default under the related Mortgage Loan Documents occurs, provided that no foreclosure or comparable conversion of the related Mortgaged Property has occurred; and provided further that the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is not an affiliate of the related borrower or, during a Tenant Default Period, a Tenant Affiliate. The purchase price required to be paid by the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan will generally equal the aggregate outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Loan and the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans, together with accrued and unpaid interest thereon (excluding default interest), any applicable yield maintenance premium, any unreimbursed advances, together with unreimbursed interest thereon, relating to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan's purchase, a 1% liquidation fee (which will be paid to the Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement, if the 731 Lexington Avenue-Bloomberg Headquarters Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the other 731 Lexington Avenue-Bloomberg Headquarters Senior Loans. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the 731 Lexington Avenue-Bloomberg Headquarters Loan and each holder of a 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan (or its designees) will have an option to purchase its respective 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loan, at the purchase price determined by the Special Servicer, under the Pooling and Servicing Agreement.

     Termination of Special Servicer. So long as no 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event exists, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan, unless such holder is an affiliate of the related borrower or a Tenant Affiliate, is permitted to terminate, at its expense, the Special Servicer for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement. If an 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event exists, or if the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is an affiliate of the related borrower or a Tenant Affiliate, the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the Controlling Class Representative will be entitled to appoint a replacement special servicer.

     Covered Fees. The Servicing Fee (which includes the fees for the Servicer, the Trustee, the Bond Administrator and fees for primary servicing functions, but not the Special Servicing Fee) will not accrue on the Stated Principal Balance of the 731 Lexington Avenue-Bloomberg Headquarters B Loan.

THE DDR-MACQUARIE PORTFOLIO LOAN

     With respect to the Mortgage Loan known as the "DDR-Macquarie Portfolio" loan (the "DDR-Macquarie Portfolio Loan"), representing approximately 5.60% of the Initial Outstanding Pool Balance, 6.98% of the Initial Loan Group 1 Balance, and with a Cut-off Date Balance of $75,000,000, the related Mortgaged Properties also secures three other mortgage loans (the "DDR-Macquarie Portfolio Pari Passu Loans" and, together with the DDR-Macquarie Portfolio Loan, the "DDR-Macquarie Portfolio Whole Loan"). The DDR-Macquarie Portfolio Pari Passu Loans are pari passu in right of payment with the DDR-Macquarie Portfolio Loan and have Cut-off Date Balances of $66,000,000, $24,250,000, $49,750,000, respectively. The
DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari Passu Loans with the Cut-off Date Balances of $66,000,000 and $24,250,000 have the same interest rate, maturity date and amortization term. The DDR-Macquarie Portfolio Pari Passu Loan with the Cut-off Date Balance of $49,750,000 (such note the "DDR-Macquarie Portfolio Pari Passu A4 Note"), has an interest rate of (i) from the Closing Date through and including August 31, 2004, LIBOR (as defined in the related intercreditor agreement) plus 0.25%, and (ii) from and including September 1, 2004, LIBOR (as defined in the related intercreditor agreement) plus 0.84%, but the same maturity date and amortization terms as the other loans. Only the DDR-Macquarie Portfolio Loan is included in the Trust. The DDR-Macquarie Portfolio Pari Passu Loans are not assets of the Trust.

     The DDR-Macquarie Portfolio Pari Passu Loans are owned by GACC, one of the Mortgage Loan Sellers, but may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

     For the purpose of the information presented in this prospectus supplement with respect to the DDR-Macquarie Portfolio Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the DDR-Macquarie Portfolio Whole Loan.

     General. The DDR-Macquarie Portfolio Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the DDR-Macquarie Portfolio Whole Loan will be effected in accordance with the Pooling and Servicing Agreement). The Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the DDR-Macquarie Portfolio Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the DDR-Macquarie Portfolio Loan and (ii) Property Advances with respect to DDR-Macquarie Portfolio Whole Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the DDR-Macquarie Portfolio Whole Loan.

     Distributions. The holders of the DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the DDR-Macquarie Portfolio Whole Loan and provides, in general, that:

     o the DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari Passu Loans will be applied to the DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Servicer, the Special Servicer and the Trustee, and any other service providers with respect to a DDR-Macquarie Portfolio Pari Passu Loan, in accordance with the terms of the Pooling and Servicing Agreement) provided, however, that (i) any prepayment resulting from a

          Property Release (as defined in the DDR-Macquarie Portfolio Pari Passu A4 Note) will be distributed to the holder of the DDR-Macquarie Portfolio Pari Passu A4 Note only and applied in payment of the DDR-Macquarie Portfolio Pari Passu A4 Note and (ii) any yield maintenance premium payable by the related borrower in excess of the yield maintenance premium payable under the DDR-Macquarie Portfolio Pari Passu A4 Note will be paid to the DDR-Macquarie Portfolio Loan and the other two DDR-Macquarie Portfolio Pari Passu Loans on a pari passu basis according to their respective interests in the Mortgage Loan.

     o The related intercreditor agreement also permits GACC, so long as it is the holder of one or more DDR-Macquarie Portfolio Pari Passu Loans, to reallocate the principal of such loans (to the extent so retained) among each other or to such new pari passu notes or to divide such retained loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided that the aggregate principal balance of all outstanding DDR-Macquarie Portfolio Pari Passu Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     Consultation and Consent. Any decision to be made with respect to the DDR-Macquarie Portfolio Whole Loan that requires the approval of the Directing Certificateholder under the Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard under the Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the Controlling Class Representative will be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (provided, that such action does not violate applicable law, the servicing standard or any other provision of the Pooling and Servicing Agreement, the related Mortgage Loan Documents or the REMIC provisions of the Code), and the Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement and related intercreditor agreement, each holder of the DDR-Macquarie Portfolio Loan and any DDR-Macquarie Portfolio Pari Passu Loan may consult separately with the Servicer or the Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan will be entitled to approve the following:

     o any modification or amendment of, or waiver with respect to, the DDR-Macquarie Portfolio Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the DDR-Macquarie Portfolio Whole Loan, modification or waiver of any other monetary term of the DDR-Macquarie Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the DDR-Macquarie Portfolio Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

     o any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay-off;

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

     o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o any adoption or approval of a plan in a bankruptcy of the related borrower;

     o consenting to any "new lease" or "lease modification" at any Mortgaged Property securing the DDR-Macquarie Portfolio Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan Documents;

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

     o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the DDR-Macquarie Portfolio Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Servicer by the noteholders then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan, in no event will the Special Servicer or the Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing Agreement, if the DDR-Macquarie Portfolio Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the other DDR-Macquarie Portfolio Pari Passu Loans. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the DDR-Macquarie

Portfolio Loan and each holder of a DDR-Macquarie Portfolio Pari Passu Loan (or its designees) will have an option to purchase its respective DDR-Macquarie Portfolio Pari Passu Loan, at the purchase price determined by the Special Servicer, under the Pooling and Servicing Agreement.

     Termination of Special Servicer. Noteholders (or their designees) holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the DDR-Macquarie Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.


THE TYSONS CORNER CENTER LOAN

     With respect to the Mortgage Loan known as the "Tysons Corner Center" loan (the "Tysons Corner Center Loan"), representing approximately 4.67% of the Initial Outstanding Pool Balance and 5.81% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $62,500,000, the related Mortgaged Property also secures three other mortgage loans (the "Tysons Corner Center Pari Passu Loans" and, together with the Tysons Corner Center Loan, the "Tysons Corner Center Whole Loan"). The Tysons Corner Center Pari Passu Loans are pari passu in right of payment with the Tysons Corner Center Loan and have Cut-off Date Balances of $147,500,000, $95,000,000 and $35,000,000, respectively. The Tysons
Corner Center Loan and the Tysons Corner Center Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the Tysons Corner Center Loan is included in the Trust. The Tysons Corner Center Pari Passu Loans are not assets of the Trust.

     The Tysons Corner Center Pari Passu Loans were deposited into the commercial securitizations indicated in the table below:


OUTSTANDING PRINCIPAL BALANCE AS OF THE CUT-OFF DATE                      SECURITIZATION
------------------------------------------------------   -----------------------------------------------
$147,500,000..........................................   COMM 2004-LNB2 Commercial Mortgage
                                                         Pass-Through Certificates

$95,000,000...........................................   GE Commercial Mortgage Corporation
                                                         Commercial Mortgage Pass-Through Certificates,
                                                         Series 2004-C2

$35,000,000...........................................   GMAC Commercial Mortgage Securities, Inc.,
                                                         Series 2004-C1 Mortgage Pass-Through
                                                         Certificates

     For the purpose of the information presented in this prospectus supplement with respect to the Tysons Corner Center Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Tysons Corner Center Whole Loan.

     General. The Tysons Corner Center Whole Loan is serviced pursuant to the terms of the pooling and servicing agreement related to the COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates securitization (the "COMM 2004-LNB2 Pooling and Servicing Agreement") for which GMAC Commercial Mortgage Corporation is the initial master servicer (in such capacity and any successor thereto, the "COMM 2004-LNB2 Servicer") and Lennar Partners, Inc. is the initial special servicer (in such capacity and any successor thereto, the "COMM 2004-LNB2 Special Servicer"). However, the Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Tysons Corner Center Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Tysons Corner Center Loan.

     Distributions. The holders of the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Tysons Corner Center Whole Loan and provides, in general, that:

     o the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loans will be applied to the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2004-LNB2 Servicer, the COMM 2004-LNB2 Special Servicer and the related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement, the Servicer and the Trustee under the Pooling and Servicing Agreement and any other service providers with respect to a Tysons Corner Center Pari Passu Loan, in accordance with the terms of the COMM 2004-LNB2 Pooling and Servicing Agreement).

     Consultation and Consent. Any decision to be made with respect to the Tysons Corner Center Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (excluding the termination of the COMM 2004-LNB2 Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB2 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2004-LNB2 Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to direct the COMM 2004-LNB2 Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement (provided, that such action does not violate the servicing standard or any other provision of the COMM 2004-LNB2 Pooling and Servicing Agreement, the related Mortgage Loan Documents or the REMIC provisions of the Code), and the COMM 2004-LNB2 Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement. Pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement and related intercreditor agreement, each holder of the Tysons Corner Center Loan and any Tysons Corner Center Pari Passu Loan may consult separately with the COMM 2004-LNB2 Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan will be entitled to approve the following:

     o any modification or amendment of, or waiver with respect to, the Tysons Corner Center Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Tysons Corner Center Whole Loan, modification or waiver of any other monetary term of the Tysons Corner Center Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Tysons Corner Center Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

     o any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay-off;

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the termination of the related trust fund pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement);

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

     o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o any adoption or approval of a plan in a bankruptcy of the related borrower;

     o consenting to any "new lease" or "lease modification" at the Mortgaged Property securing the Tysons Corner Center Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan Documents;

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

     o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the Tysons Corner Center Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM 2004-LNB2 Special Servicer or the COMM 2004-LNB2 Servicer by the noteholders then holding a majority of the outstanding principal balance of the Tysons Center Corner Whole Loan, in no event will the COMM 2004-LNB2 Special Servicer or the COMM 2004-LNB2 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the COMM 2004-LNB2 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the COMM 2004-LNB2 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the COMM 2004-LNB2 Pooling and Servicing Agreement, if the Tysons Corner Center Pari Passu Loan that was deposited into the securitization created under that pooling and servicing agreement is subject to a fair value purchase option, then the Controlling Class Representative will be entitled to purchase the Tysons Corner Center Loan from the Trust at the purchase price determined by the COMM 2004-LNB2 Special Servicer.

     Termination of the COMM 2004-LNB2 Servicer. If an event of default has occurred with respect to the COMM 2004-LNB2 Servicer under the COMM 2004-LNB2 Pooling and Servicing Agreement, which event of default relates to the Tysons Corner Center Whole Loan or, if the certificates issued under the Pooling and Servicing Agreement or any securities issued under any other pooling and servicing agreement as to which a Tysons Corner Center Pari Passu Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the COMM 2004-LNB2 Servicer with respect to the Tysons Corner Center Whole Loan, then the holders of a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan (or their designees (which designee for the Trust will be the Controlling Class Representative)) will be entitled to direct the related trustee to terminate the COMM 2004-LNB2 Servicer solely with respect to the Tysons Corner Center Whole Loan and, at the direction of such majority holders (or their designees), a successor master servicer will be appointed to service the Tysons Corner Center Whole Loan that assumes the obligations of the COMM 2004-LNB2 Servicer and that meets the eligibility requirements of the COMM 2004-LNB2 Pooling and Servicing Agreement and the related pooling and servicing agreement. If such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to appoint a successor servicer of the Tysons Corner Center Whole Loan.

     Termination of COMM 2004-LNB2 Special Servicer. The majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to terminate, at its expense, the COMM 2004-LNB2 Special Servicer with respect to the special servicing of the Tysons Corner Center Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB2 Pooling and Servicing Agreement.


THE AFR/BANK OF AMERICA PORTFOLIO LOAN

     With respect to the Mortgage Loan known as the "AFR/Bank of America Portfolio" loan (the "AFR/Bank of America Portfolio Loan"), representing approximately 1.48% of the Initial Outstanding Pool Balance and 1.85% of the Initial Loan Group 1 Balance with a Cut-off Date Balance of $19,834,205, the related Mortgaged Properties also secure six other mortgage loans (the "AFR/Bank of America Portfolio Companion Loans"). Five of the AFR/Bank of America Portfolio Companion Loans (the "AFR/Bank of America Portfolio Pari Passu Loans" and together with the AFR/Bank of America Portfolio Loan, the "AFR/Bank of America Portfolio Senior Loans") are pari passu in right of payment with the AFR/Bank of America Portfolio Loan and have Cut-off Date Balances of $99,171,023, $74,378,267, $84,295,370, $39,668,409 and $19,834,205,
respectively. The other AFR/Bank of America Portfolio Companion Loan is subordinate in right of payment to the AFR/Bank of America Portfolio Senior Loans (the "AFR/Bank of America Portfolio B Loan" and, together with the AFR/Bank of America Portfolio Senior Loans, the "AFR/Bank of America Portfolio Whole Loan") and has a Cut-off Date Balance of $99,171,023. The AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans have the same interest rate, maturity date and amortization term. The AFR/Bank of America Portfolio B Loan has the same maturity date and amortization term as the AFR/Bank of America Portfolio Senior Loans, but an interest rate of 5.3918% per annum. Only the AFR/Bank of America Portfolio Loan is included in the Trust. The AFR/Bank of America Portfolio Companion Loans are not assets of the Trust.

     The AFR/Bank of America Portfolio Companion Loans were deposited into the commercial securitizations indicated in the table below:



      OUTSTANDING
 PRINCIPAL BALANCE AS     PARI PASSU/
  OF THE CUT-OFF DATE     SUBORDINATE                       SECURITIZATION
----------------------   -------------   ---------------------------------------------------
$99,171,023...........   Pari Passu      GMAC Commercial Mortgage Securities, Inc., Series
                                         2003-C3 Mortgage Pass-Through Certificates

$74,378,267...........   Pari Passu      GE Commercial Mortgage Corporation Commercial
                                         Mortgage Pass-Through Certificates, Series 2004-C1

$84,295,370...........   Pari Passu      COMM 2004-LNB2 Commercial Mortgage Pass-Through
                                         Certificates

$39,668,409...........   Pari Passu      GE Commercial Mortgage Corporation Commercial
                                         Mortgage Pass-Through Certificates, Series 2004-C2

$19,834,205...........   Pari Passu      GMAC Commercial Mortgage Securities, Inc., Series
                                         2004-C1 Mortgage Pass-Through Certificates

$99,171,023...........   Subordinate     GMAC Commercial Mortgage Securities, Inc., Series
                                         2003-C3 Mortgage Pass-Through Certificates

     For the purpose of the information presented in this prospectus supplement with respect to the AFR/Bank of America Portfolio Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the AFR/Bank of America Portfolio Senior Loans, but not the AFR/Bank of America Portfolio B Loan.

     General. The AFR/Bank of America Portfolio Loan will be serviced pursuant to the terms of the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Inc., Series 2003-C3 Mortgage Pass-Through Certificates securitization (the "GMACCM 2003-C3 Pooling and Servicing Agreement") for which GMAC Commercial Mortgage Corporation is the initial master servicer (in such capacity and any successor thereto, the "GMACCM 2003-C3 Servicer") and Midland Loan Services, Inc. is the initial special servicer (in such capacity and any successor thereto, the "GMACCM 2003-C3 Special Servicer"). However, the Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the AFR/Bank of America Portfolio Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the AFR/Bank of America Portfolio Loan.

     Distributions. The holders of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the AFR/Bank of America Portfolio Whole Loan and provides, in general, that:

     o prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the AFR/Bank of America Portfolio B Loan, as described below):

          o the holder of the AFR/Bank of America Portfolio B Loan will generally be entitled to receive its scheduled interest payments after the holders of the AFR/Bank of America Portfolio Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Loan are repaid in full; and

          o the holders of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Loan will be entitled to receive their respective scheduled, voluntary and involuntary payments of principal on a pro rata basis; and

     o upon the occurrence and continuance of a monetary event of default or material non-monetary event of default under the related Mortgage Loan Documents, and so long as the holder of the AFR/Bank of America Portfolio B Loan is not exercising its cure rights, the holder of the AFR/Bank of America Portfolio B Loan will not be entitled to receive payments of principal and interest until the holders of the AFR/Bank of America Portfolio Senior Loans receive all their respective accrued scheduled interest (other than default interest) and outstanding principal in full.


     In addition, the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans entered into a separate intercreditor agreement that sets forth the respective rights of each of the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans and provides, in general, that:

     o the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans will be applied to the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GMACCM 2003-C3 Servicer, the GMACCM 2003-C3 Special Servicer, the related trustee and fiscal agent under the GMACCM 2003-C3 Pooling and Servicing Agreement, the Servicer and the Trustee under the Pooling and Servicing Agreement and any other service providers with respect to an AFR/Bank of America Portfolio Pari Passu Loan, in accordance with the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement).

RIGHTS OF THE HOLDER OF THE AFR/BANK OF AMERICA PORTFOLIO B LOAN

     Consultation and Consent. Unless an AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, then (i) the GMACCM 2003-C3 Special Servicer will be required to consult with the holder of the AFR/Bank of America Portfolio B Loan upon the occurrence of any event of default for the AFR/Bank of America Portfolio Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Loan and to consult with the holder of the AFR/Bank of America Portfolio B Loan with respect to certain determinations made by the GMACCM 2003-C3 Special Servicer pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related Mortgage Loan Documents has occurred) the GMACCM 2003-C3 Servicer and the GMACCM 2003-C3 Special Servicer will be required to consult with the holder of the AFR/Bank of America Portfolio B Loan (1) with respect to proposals to take any significant action with respect to the AFR/Bank of America Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Loan and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Properties, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the AFR/Bank of America Portfolio Whole Loan, the GMACCM 2003-C3 Servicer and the GMACCM 2003-C3 Special Servicer will be required to notify in writing to the holder of the AFR/Bank of America Portfolio B Loan of any proposal to take any of such actions (and to provide the holder of the AFR/Bank of America Portfolio B Loan with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the AFR/Bank of America Portfolio B Loan in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the holder of the AFR/Bank of America Portfolio B Loan (which approval may be withheld in its sole discretion) with respect to:

     o any modification or waiver of any term of the related Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or Monthly Payment, that relates to any exit fee, Prepayment Premium or Yield Maintenance Charge, or a deferral or forgiveness of interest on or principal of the AFR/Bank of America Portfolio Whole Loan, a modification or waiver of any other monetary term of the AFR/Bank of America Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

     o the waiver of any "due-on-sale" clause and/or "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the AFR/Bank of America Portfolio Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO Property or the AFR/Bank of America Portfolio Whole Loan (other than in connection with exercise of the fair value purchase option or the termination of the trust fund pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement);

     o any release of the related borrower, any guarantor or other obligor from liability;

     o any modification or amendment of, or waiver of any term of the AFR/Bank of America Portfolio Whole Loan that would result in a discounted pay-off;

     o any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

     o any substitution or release of collateral or acceptance of additional collateral for the AFR/Bank of America Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the Mortgage Loan Documents;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o any termination or consent to termination of the related property manager of the AFR/Bank of America Portfolio Whole Loan or a change in any franchise arrangement related to the AFR/Bank of America Portfolio Whole Loan;

     o any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Servicer by the holder of the AFR/Bank of America Portfolio B Loan, in no event will the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement, the majority certificateholder of the controlling class under each pooling and servicing agreement governing the other AFR/Bank of America Portfolio Pari Passu Loans and the Controlling Class Representative will always retain the right to consult with the GMACCM 2003-C3 Servicer and the GMACCM 2003-C3 Special Servicer regarding the AFR/Bank of America Portfolio Whole Loan.

     Upon the occurrence and continuance of an AFR/Bank of America Portfolio Change of Control Event, any decision to be made with respect to the AFR/Bank of America Portfolio Whole Loan which requires the approval of the majority of holders of the then controlling class of a securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the AFR/Bank of America Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans. If the holders of the AFR/Bank of America Portfolio Senior Loans then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans are not able to agree on a course of action that satisfies the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement within 60 days after receipt of a request for consent to any action by the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to direct the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement (provided that such action does not violate the servicing standard or another provision of the GMACCM 2003-C3 Pooling and Servicing Agreement, the AFR/Bank of America Portfolio Whole Loan or any applicable REMIC provisions of the Code), and the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement. For purposes of the foregoing, the Controlling Class Representative will be entitled to exercise the rights described in this paragraph with respect to the AFR/Bank of America Portfolio Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the AFR/Bank of America Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the AFR/Bank of America Portfolio B Loan will have the right to cure such event of default (each such cure, an "AFR/Bank of America Portfolio Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the AFR/Bank of America Portfolio B Loan to effect an AFR/Bank of America Portfolio Cure Event or cause a delay in the transfer of the AFR/Bank of America Whole Loan to special servicing is subject to the limitation that there be no more than three consecutive AFR/Bank of America Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of six AFR/Bank of America Portfolio Cure Events or special servicing delays in any twelve calendar month period. So long as the holder of the AFR/Bank of America Portfolio B Loan is exercising its cure right, neither the GMACCM 2003-C3 Servicer nor the GMACCM 2003-C3 Special Servicer will be permitted to (i) accelerate the AFR/Bank of America Portfolio Whole Loan,
(ii) treat such event of default as such for purposes of transferring the AFR/Bank of America Portfolio Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the AFR/Bank of America Portfolio B Loan will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as no AFR/Bank of America Portfolio Change of Control Event exists, the holder of the AFR/Bank of America Portfolio B Loan has the option of purchasing the AFR/Bank of America Portfolio Loan from the Trust, together with the AFR/Bank of America Portfolio Pari Passu Loans, at any time after the AFR/Bank of America Portfolio Whole Loan becomes a specially serviced mortgage loan under the GMACCM 2003-C3 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the AFR/Bank of America Portfolio Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

     The purchase price required to be paid by the holder of the AFR/Bank of America Portfolio B Loan will generally equal the aggregate outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the AFR/Bank of America Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the AFR/Bank of America Portfolio B Loan's purchase, a 1% liquidation fee (which will be paid to the GMACCM 2003-C3 Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the GMACCM 2003-C3 Pooling and Servicing Agreement, if the AFR/Bank of America Portfolio Pari Passu Loan that was deposited into the GMAC Commercial Mortgage Securities, Inc., Series 2003-C3 Mortgage Pass-Through Certificates securitization is subject to a fair value purchase option, the option holder will also be required to purchase the other AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio Loan. Such option may be exercised by the majority certificateholder of the related securitization's controlling class and German American Capital Corporation, as mortgage loan seller under that securitization, in that order. If such option is exercised by the majority certificateholder of the related securitization's controlling class, then that holder will be required to purchase the AFR/Bank of America Portfolio Loan from the Trust in connection with the exercise of that option, unless the Controlling Class Representative elects to purchase the AFR/Bank of America Portfolio Loan from the Trust at the purchase price determined by the GMACCM 2003-C3 Special Servicer. If such option is exercised by German American Capital Corporation, then such option holder will be required to purchase the AFR/Bank of America Portfolio Loan from the Trust in connection with the exercise of that option.

     Termination of the GMACCM 2003-C3 Servicer. If an event of default has occurred with respect to the GMACCM 2003-C3 Servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement, which event of default relates to the AFR/Bank of America Portfolio Whole Loan or, if the Certificates or any commercial mortgage pass-through certificates issued under any other pooling and servicing agreement as to which an AFR/Bank of America Portfolio Pari Passu Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the GMACCM 2003-C3 Servicer with respect to the AFR/Bank of America Portfolio Whole Loan, then the Controlling Class Representative or such holder of an AFR/Bank of America Portfolio Pari Passu Loan (or its designee), as applicable, will be entitled to direct the GMACCM 2003-C3 Trustee to terminate the GMACCM 2003-C3 Servicer solely with respect to the AFR/Bank of America Portfolio Whole Loan and, at the direction of the Controlling Class Representative or holder of such AFR/Bank of America Portfolio Pari Passu Loan (or its designee), as applicable, a successor master servicer will be appointed to service the AFR/Bank of America Portfolio Whole Loan that assumes the obligations of the GMACCM 2003-C3 Servicer and that meets the eligibility requirements of the GMACCM 2003-C3 Pooling and Servicing Agreement and the related pooling and servicing agreement.

     Termination of GMACCM 2003-C3 Special Servicer. So long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Loan is permitted to terminate, at its expense, the GMACCM 2003-C3 Special Servicer for the AFR/Bank of America Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GMACCM 2003-C3 Pooling and Servicing Agreement. If an AFR/Bank of America Portfolio Change of Control Event exists, the holders of the AFR/Bank of America Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 60 days after receipt of notice, then the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer.

     Exercise of Rights of Holders of AFR/Bank of America Portfolio B Loan. The AFR/Bank of America Portfolio B Loan has been deposited into the commercial mortgage securitization trust created under the GMACCM 2003-C3 Pooling and Servicing Agreement. All rights of the holder of the AFR/Bank of America Portfolio B Loan will initially be exercised by the controlling class of the separate series of commercial mortgage pass-through certificates backed by the AFR/Bank of America Portfolio B Loan.

     Such rights will terminate and will be exercised by the holders of the AFR/Bank of America Portfolio Senior Loans (as described above) at any time that an "AFR/Bank of America Portfolio Change of Control Event" has occurred and is continuing. An AFR/Bank of America Portfolio Change of Control Event will be deemed to have occurred and be continuing if the initial principal balance of the AFR/Bank of America Portfolio B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the AFR/Bank of America Portfolio B Loan, appraisal reduction amounts and any realized losses allocated to the AFR/Bank of America Portfolio B Loan, is less than 25% of the initial principal balance of the AFR/Bank of America Portfolio B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the AFR/Bank of America Portfolio B Loan).

     The AFR/Bank of America Portfolio Loan is referred to as such in this prospectus supplement because it is secured by Mortgaged Properties at which Bank of America is a tenant.

THE SAKS, INC.-NORTH RIVERSIDE LOAN

     With respect to the Mortgage Loan known as the "Saks, Inc.-North Riverside" loan (the "Saks, Inc.-North Riverside Loan"), representing approximately 0.63% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $8,372,716, the related Mortgaged Property also secures one other mortgage loan (the "Saks, Inc.-North Riverside B Loan" and, together with the Saks, Inc.-North Riverside Loan, the "Saks, Inc.-North Riverside Whole Loan"). The Saks, Inc.-North Riverside B Loan is subordinate in right of payment to the Saks, Inc.-North Riverside Loan and has a Cut-off Date Balance of $4,924,759. The Saks, Inc.-North Riverside Loan is a fully amortizing loan with a maturity date on January 1, 2024. The Saks, Inc.-North Riverside B Loan is an interest-only balloon loan with a maturity date on January 1, 2024. The Saks, Inc.-North Riverside Loan and the Saks, Inc.-North Riverside B Loan have the same interest rate. Only the Saks, Inc.-North Riverside Loan is included in the Trust. The Saks, Inc.-North Riverside B Loan is not an asset of the Trust. The Saks, Inc.-North Riverside B Loan is currently owned by an affiliate of GACC, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

     For the purpose of the information presented elsewhere in this prospectus supplement with respect to the Saks, Inc.-North Riverside Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Saks, Inc.-North Riverside Loan, but not the Saks, Inc.-North Riverside B Loan. The debt service coverage ratio and the loan-to-value ratio for the Saks, Inc.-North Riverside Whole Loan as of the Cut-off Date are 1.00x and 98.39%, respectively.

     General. The Saks, Inc.-North Riverside Loan and the Saks, Inc.-North Riverside B Loan will be serviced pursuant to the Pooling and Servicing Agreement. The Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Saks, Inc.-North Riverside Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Saks, Inc.-North Riverside Whole Loan. Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to the Saks, Inc.-North Riverside B Loan.

     Distributions. The holders of the Saks, Inc.-North Riverside Loan and the Saks, Inc.-North Riverside B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Saks, Inc.-North Riverside Whole Loan and provides, in general, that:

     o prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Saks, Inc.-North Riverside B Loan, as described below):

          o the holder of the Saks, Inc.-North Riverside B Loan will generally be entitled to receive its scheduled interest payments after the holder of the Saks, Inc.-North Riverside Loan receives its scheduled interest payments (other than default interest) and after any advances in respect of the Saks, Inc.-North Riverside Loan and the Saks, Inc.-North Riverside B Loan are repaid in full;

          o the holder of the Saks, Inc.-North Riverside Loan will be entitled to receive all scheduled payments of principal on the Saks, Inc.-North Riverside Whole Loan and all voluntary and involuntary prepayments on the Saks, Inc.-North Riverside Whole Loan until the principal balance of the Saks, Inc.-North Riverside Loan is paid in full; and

          o the holder of the Saks, Inc.-North Riverside B Loan will be entitled to receive the scheduled balloon payment at maturity; and

     o upon the occurrence and continuance of a monetary event of default or material non-monetary event of default, so long as the holder of the Saks, Inc.-North Riverside B Loan is not exercising its cure rights, the holder of the Saks, Inc.-North Riverside B Loan will not be entitled to receive payments of principal and interest until the holder of the Saks, Inc.-North Riverside Loan receives all of its accrued scheduled interest and outstanding principal in full.

     RVI Policy. The borrower under the Saks, Inc.-North Riverside Whole Loan has obtained a residual value insurance, or RVI, policy. The RVI policy provides that, upon the maturity of the Saks, Inc.-North Riverside Whole Loan, if such borrower does not pay the scheduled balloon payment and all other amounts payable under the Saks, Inc.-North Riverside Whole Loan, the provider of the RVI policy will be required, subject to certain exclusions from coverage, to pay an amount equal to any such remaining indebtedness up to $4,932,024, which equals the insured value of the related Mortgaged Property. This amount is at least equal to the amount of the scheduled balloon payment due on the Saks, Inc.-North Riverside B Loan. The RVI policy only supports payments on the Saks, Inc.-North Riverside B Loan and is not available for payments on the Saks, Inc.-North Riverside Loan.

RIGHTS OF THE HOLDER OF THE SAKS, INC.-NORTH RIVERSIDE B LOAN

     Consultation and Consent. Unless a Saks, Inc.-North Riverside Change of Control Event has occurred and is continuing or the holder of the Saks, Inc.-North Riverside B Loan is an affiliate of the borrower, then (i) the Special Servicer will be required to consult with the holder of the Saks, Inc.-North Riverside B Loan upon the occurrence of any event of default for the Saks, Inc.-North Riverside Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the holder of the Saks, Inc.-North Riverside B Loan and to consult with the holder of the Saks, Inc.-North Riverside B Loan with respect to certain determinations made by the Special Servicer pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related Mortgage Loan Documents has occurred) the Servicer and the Special Servicer will be required to consult with the holder of the Saks, Inc.-North Riverside B Loan
(1) with respect to proposals to take any significant action with respect to the Saks, Inc.-North Riverside Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the Saks, Inc.-North Riverside B Loan and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Saks, Inc.-North Riverside Whole Loan, the Servicer and the Special Servicer will be required to notify in writing to the holder of the Saks, Inc.-North Riverside B Loan of any proposal to take any of such actions (and to provide the holder of the Saks, Inc.-North Riverside B Loan with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the Saks, Inc.-North Riverside B Loan in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the holder of the Saks, Inc.-North Riverside B Loan (which approval may be withheld in its sole discretion) with respect to:

     o any modification or amendment of, or waiver with respect to any term of the related Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or Monthly Payment, any exit fee or Prepayment Premium, or a deferral or forgiveness of interest on or principal of the Saks, Inc.-North Riverside Whole Loan, a modification or waiver of any other monetary term of the Saks, Inc.-North Riverside Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interest in the borrower;

     o any modification or amendment of, or waiver of any term of the Saks, Inc.-North Riverside Whole Loan that would result in a discounted pay-off;

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO Property or the Saks, Inc.-North Riverside Whole Loan (other than in connection with exercise of the fair value purchase option or the termination of the trust fund);

     o any release of the related borrower, any guarantor or other obligor from liability with respect to the Saks, Inc.-North Riverside Whole Loan;

     o any determination not to enforce a "due-on-sale" clause and/or "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o any action to bring a related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

     o any substitution or release of collateral or acceptance of additional collateral for the Saks, Inc.-North Riverside Whole Loan including the release of additional collateral for the Saks, Inc.-North Riverside Whole Loan unless required by the Mortgage Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o    any change in the related property manager;

     o    any adoption or approval of a plan in a bankruptcy of the borrower;

     o consenting to the execution, termination or renewal of any major lease (to the extent the lender's approval is required under the related Mortgage Loan Documents);

     o the approval of additional indebtedness secured by any related Mortgaged Property, to the extent the lender's approval is required under the related Mortgage Loan Documents; or

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage Loan Documents) other than the RVI policy or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents other than requirements relating to the RVI policy;

provided, that the consent of the Saks, Inc.-North Riverside B Loan holder to any such proposed action requiring its consent under the paragraph above will be deemed given if the Saks, Inc.-North Riverside B Loan holder fails to notify the Servicer of its approval or disapproval of any such proposed action within ten business days of delivery to such holder by the Servicer of written notice of such a proposed action, together with the information requested by the Saks, Inc.-North Riverside B Loan holder pursuant to the Pooling and Servicing Agreement.

     Such rights will terminate and will be exercised by the Trust as holder of the Saks, Inc.-North Riverside Loan at any time that the holder of the Saks, Inc.-North Riverside B Loan is an affiliate of the related borrower or if a "Saks, Inc.-North Riverside Change of Control Event" has occurred and is continuing. A Saks, Inc.-North Riverside Change of Control Event will be deemed to have occurred and be continuing if the initial principal balance of the Saks, Inc.-North Riverside B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Saks, Inc.-North Riverside B Loan, appraisal reduction amounts and any realized losses allocated to the Saks, Inc.-North Riverside B Loan, is less than 25% of the initial principal balance of the Saks, Inc.-North Riverside B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the Saks, Inc.-North Riverside B
Loan). Upon the occurrence and continuance of a Saks, Inc.-North Riverside Change of Control Event or if the holder of Saks, Inc.-North Riverside B Loan is an affiliate of the related borrower, any decision to be made with respect to the Saks, Inc.-North Riverside Whole Loan which requires the approval of the holder of the Saks, Inc.-North Riverside B Loan will require the approval of the Controlling Class Representative.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Servicer by the holder of the Saks, Inc.-North Riverside B Loan, in no event will the Special Servicer or the Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Notwithstanding anything herein to the contrary, the Controlling Class Representative will always retain the right to consult with the Servicer and the Special Servicer regarding the Saks, Inc.-North Riverside Whole Loan.

     Cure Rights. The holder of the Saks, Inc.-North Riverside B Loan generally will have the right under the Saks, Inc.-North Riverside Whole Loan to cure any monetary event of default and any non-monetary event of default that is capable of being cured within 30 days. These cure rights, including the right of the holder of the Saks, Inc.-North Riverside B Loan to cause a delay in the transfer of the Saks, Inc.-North Riverside Whole Loan to special servicing under the Pooling and Servicing Agreement, are subject to the limitation that there be no more than three consecutive cures or special servicing delays, in any combination, and no more than an aggregate of six cures or special servicing delays in any twelve calendar month period. So long as the holder of the Saks, Inc.-North Riverside B Loan is exercising its cure rights, neither the Servicer nor the Special Servicer will be permitted to (i) accelerate the Saks, Inc.-North Riverside Whole Loan, (ii) treat such event of default as such for purposes of transferring the

Saks, Inc.-North Riverside Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the Saks, Inc.-North Riverside B Loan will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. The holder of the Saks, Inc.-North Riverside B Loan has the option of purchasing the Saks, Inc.-North Riverside Loan from the trust at any time after the Saks, Inc.-North Riverside Whole Loan becomes a specially serviced mortgage loan under the Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the Saks, Inc.-North Riverside Whole Loan. Notwithstanding the foregoing, no such purchase option may be exercised if a foreclosure or comparable conversion of the related Mortgaged Property has occurred.

     The purchase price required to be paid by the holder of the Saks, Inc.-North Riverside B Loan will generally equal the outstanding principal balance of the Saks, Inc.-North Riverside Loan, together with accrued and unpaid interest thereon (excluding default interest), all accrued and unpaid servicing compensation, special servicing compensation and any accrued and unpaid advances, together with interest thereon relating to the Saks, Inc.-North Riverside Whole Loan (other than interest on advances payable to the holder of the Saks, Inc.-North Riverside B Loan), and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the Saks, Inc.-North Riverside B Loan's purchase, a 1% liquidation fee.


ARD LOANS

     Two mortgage loans (the "ARD Loans"), representing 9.54% of the outstanding pool balance and 11.89% of the Loan Group 1 balance, as of the Cut-off Date, provide that if, after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). With respect to the Mortgage Loan known as "Eckerd-Peoria" loan and the 731 Lexington Avenue-Bloomberg Headquarters Loan, the Anticipated Repayment Date for each such Mortgage Loan is approximately 120 months, after the origination date for such Mortgage Loan. The Revised Rate for each of the ARD Loans is equal to the Initial Rate plus 2% per annum. After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on that ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of that ARD Loan (or, with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the principal balance of such Whole Loan) has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that any borrower will prepay the related ARD Loan on its Anticipated Repayment Date.


ADDITIONAL LOAN INFORMATION

     General. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property's operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     Definitions. For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

          1. "Underwritten Net Cash Flow," "Underwritten NCF" or "UW NCF," with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments),
     (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or the Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

          In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

          2. "Annual Debt Service" generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest only period.

          3. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage Ratio" or "DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          For purposes of calculating such amounts in the following tables and in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 3.61% of the Initial Outstanding Pool Balance, 1.59% of the Initial Loan Group 1 Balance and 11.82% of the Initial Loan Group 2 Balance, has been reduced by the following holdback amounts: (i) with respect to the Mortgage Loan known as "The Arboretum" by $205,000 and; (ii) with respect to the Mortgage Loan known as "Wiener Portfolio VII" by $700,000.

          In the case of the Garden State Plaza Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the DDR-Macquarie Portfolio Loan, the Tysons Corner Center Loan, the AFR/Bank of America Portfolio Loan and the Saks, Inc.-North Riverside Loan, please refer to the Footnotes to Annex A-1 for more detailed information regarding the calculation of DSCRs for such Mortgage Loans.

          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

          4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

          5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV," "Cut-off Date LTV Ratio," "Current LTV," or "LTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

          For purposes of calculating such amounts in the following tables and in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 3.61% of the Initial Outstanding Pool Balance, 1.59% of the Initial Loan Group 1 Balance and 11.82% of the Initial Loan Group 2 Balance, has been reduced by the following holdback amounts: (i) with respect to the Mortgage Loan known as "The Arboretum," by $205,000; and (ii) with respect to the Mortgage Loan known as "Wiener Portfolio VII," by $700,000.

          In the case of the Garden State Plaza Loan, the Lexington Avenue-Bloomberg Headquarters Loan, the DDR-Macquarie Portfolio Loan, the Tysons Corner Center Loan, the AFR/Bank of America Portfolio Loan and the Saks, Inc.-North Riverside Loan, please refer to the Footnotes to Annex A-1 for more detailed information regarding the calculation of the Loan-to-Value ratios for such Mortgage Loans.

          6. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

          7. "Units," "Rooms" or "Pads" means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, and (b) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

          8. "Occupancy Rate" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the "Occupancy As-of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Information on Annex A-1 to this prospectus supplement concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Rate is specified.

          9. "Balloon Balance" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

          10. "LTV Ratio at Maturity" means, with respect to any Balloon Loan,
     (a) the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date divided by (b) the Appraised Value of the related Mortgaged Property.

          In the case of the Garden State Plaza Loan, the 731 Lexington Avenue-Bloomberg Headquarters Loan, the DDR-Macquarie Portfolio Loan, the Tysons Corner Center Loan, the AFR/Bank of America Portfolio Loan and the Saks, Inc.-North Riverside Loan, please refer to the Footnotes to Annex A-1 for more detailed information regarding the calculation of Loan-to-Value Ratios for such Mortgage Loans.

          11. "Mortgage Rate" or "Interest Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

          12. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the Master Servicing Fee Rate, Trustee Fee Rate, Bond Administrator Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

          13. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable.

          14. "GLA" means gross leasable area.

          15. "U/W Revenue" means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

          16. "NRA" means net rentable area.

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                                                                          WEIGHTED AVERAGE
                                                                               -----------------------------------------------------
                                                                    % OF                    STATED
                                 NUMBER OF      AGGREGATE       OUTSTANDING                REMAINING
RANGE OF CUT-OFF DATE             MORTGAGE     CUT-OFF DATE    INITIAL POOL     MORTGAGE     TERM                    CUT-OFF DATE
BALANCES                           LOANS         BALANCE          BALANCE         RATE      (MOS.)    DSCR(1)(2)   LTV RATIO (1)(2)
------------------------------- ----------- ----------------- --------------   ---------- ---------- ------------ ------------------
$998,111 - $1,999,999..........      13      $   20,422,039         1.52%         5.854%      111         1.50x          69.48%
$2,000,000 - $2,999,999........      12          29,383,023         2.19          5.823%      129         1.47x          67.41%
$3,000,000 - $3,999,999........      12          42,962,652         3.21          5.818%      129         1.35x          72.03%
$4,000,000 - $5,999,999........      15          71,236,004         5.32          5.439%      112         1.39x          73.65%
$6,000,000 - $6,999,999........       7          43,723,535         3.26          5.746%      118         1.45x          74.08%
$7,000,000 - $9,999,999........       6          51,488,357         3.84          5.643%      123         1.38x          72.05%
$10,000,000 - $14,999,999......       5          57,140,000         4.27          5.495%      102         1.29x          74.47%
$15,000,000 - $29,999,999......      12         234,018,646        17.47          5.379%      104         1.39x          72.87%
$30,000,000 - $49,999,999......       7         280,622,735        20.95          5.376%      109         1.36x          73.62%
$50,000,000 - $69,999,999......       3         178,500,000        13.33          5.320%      119         1.54x          67.50%
$70,000,000 - $130,000,000.....       3         330,000,000        24.64          4.931%      105         2.31x          55.54%
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,339,496,992       100.00%         5.321%      110         1.63X          67.96%
                                     ==      ==============       ======

                                WEIGHTED AVERAGE
                                ----------------


RANGE OF CUT-OFF DATE               LTV RATIO
BALANCES                         AT MATURITY (2)
------------------------------- ----------------
$998,111 - $1,999,999..........       58.22%
$2,000,000 - $2,999,999........       47.91%
$3,000,000 - $3,999,999........       53.81%
$4,000,000 - $5,999,999........       60.46%
$6,000,000 - $6,999,999........       57.06%
$7,000,000 - $9,999,999........       54.02%
$10,000,000 - $14,999,999......       64.62%
$15,000,000 - $29,999,999......       64.45%
$30,000,000 - $49,999,999......       63.16%
$50,000,000 - $69,999,999......       57.24%
$70,000,000 - $130,000,000.....       49.22%
TOTAL/WEIGHTED AVERAGE ........       57.82%

(1) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


                 RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1


                                                                                                        WEIGHTED AVERAGE
                                                                           --------------------------------------------------------
                                 NUMBER OF      AGGREGATE      % OF LOAN                  STATED
RANGE OF CUT-OFF DATE             MORTGAGE     CUT-OFF DATE     GROUP 1     MORTGAGE    REMAINING                    CUT-OFF DATE
BALANCES                           LOANS         BALANCE        BALANCE       RATE     TERM (MOS.)   DSCR (1)(2)   LTV RATIO (1)(2)
------------------------------- ----------- ----------------- -----------  ---------- ------------- ------------- -----------------
$998,111 - $1,999,999..........       6      $    9,244,395        0.86%      6.016%       115           1.59x           63.41%
$2,000,000 - $2,999,999........       8          19,690,881        1.83       5.904%       134           1.49x           66.13%
$3,000,000 - $3,999,999........       8          28,525,232        2.65       5.905%       135           1.32x           70.07%
$4,000,000 - $5,999,999........       9          43,483,845        4.04       5.408%       114           1.47x           70.90%
$6,000,000 - $6,999,999........       4          25,241,357        2.35       5.697%       103           1.35x           75.63%
$7,000,000 - $9,999,999........       3          25,372,716        2.36       6.048%       158           1.47x           69.48%
$10,000,000 - $14,999,999......       2          21,300,000        1.98       5.729%       103           1.31x           71.06%
$15,000,000 - $29,999,999......       9         178,808,646       16.63       5.510%        99           1.40x           71.29%
$30,000,000 - $49,999,999......       5         214,847,735       19.99       5.523%       114           1.40x           72.51%
$50,000,000 - $69,999,999......       3         178,500,000       16.60       5.320%       119           1.54x           67.50%
$70,000,000 - $130,000,000.....       3         330,000,000       30.70       4.931%       105           2.31x           55.54%
                                      -      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      60      $1,075,014,808      100.00%      5.343%       111          1.71X            65.91%
                                     ==      ==============      ======



                                WEIGHTED AVERAGE
                                ----------------

RANGE OF CUT-OFF DATE               LTV RATIO
BALANCES                         AT MATURITY (2)
------------------------------- ----------------
$998,111 - $1,999,999..........       51.97%
$2,000,000 - $2,999,999........       42.55%
$3,000,000 - $3,999,999........       49.43%
$4,000,000 - $5,999,999........       56.23%
$6,000,000 - $6,999,999........       66.05%
$7,000,000 - $9,999,999........       40.91%
$10,000,000 - $14,999,999......       59.63%
$15,000,000 - $29,999,999......       63.74%
$30,000,000 - $49,999,999......       60.94%
$50,000,000 - $69,999,999......       57.24%
$70,000,000 - $130,000,000.....       49.22%
TOTAL/WEIGHTED AVERAGE ........       55.90%

(1) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the outstanding Loan Group 1 balance as of the cut-off date.

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2


                                                                                            WEIGHTED AVERAGE
                                                                    ----------------------------------------------------------------
                              NUMBER OF     AGGREGATE    % OF LOAN                 STATED
RANGE OF CUT-OFF DATE BAL-     MORTGAGE   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING                CUT-OFF DATE    LTV RATIO
ANCES                           LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR (1)   LTV RATIO (1)   AT MATURITY
---------------------------- ----------- -------------- ----------- ---------- ------------- ---------- --------------- ------------
$1,322,911 - $1,999,999.....       7      $ 11,177,644       4.23%     5.721%       108          1.43x        74.50%        63.40%
$2,000,000 - $2,999,999.....       4         9,692,142       3.66      5.659%       119          1.44x        70.03%        58.79%
$3,000,000 - $3,999,999.....       4        14,437,420       5.46      5.644%       119          1.42x        75.90%        62.46%
$4,000,000 - $5,999,999.....       6        27,752,160      10.49      5.486%       108          1.28x        77.97%        67.09%
$6,000,000 - $6,999,999.....       3        18,482,178       6.99      5.813%       138          1.58x        71.97%        44.77%
$7,000,000 - $9,999,999.....       3        26,115,641       9.87      5.251%        89          1.30x        74.54%        66.75%
$10,000,000 - $14,999,999...       3        35,840,000      13.55      5.355%       101          1.27x        76.49%        67.59%
$15,000,000 - $29,999,999...       3        55,210,000      20.87      4.954%       120          1.37x        77.98%        66.75%
$30,000,000 - $34,500,000...       2        65,775,000      24.87      4.897%        91          1.22x        77.24%        70.44%
                                  --      ------------     ------
TOTAL/WEIGHTED AVERAGE .....      35      $264,482,184     100.00%     5.235%       107          1.33X        76.28%        65.61%
                                  ==      ============     ======

(1) Calculated on loan balances after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).

              TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS(1)

                                                                          % OF                    CUT-OFF DATE
                                  NUMBER OF         AGGREGATE          OUTSTANDING     NUMBER      BALANCE PER
                                  MORTGAGED        CUT-OFF DATE       INITIAL POOL    OF UNITS     # OF UNITS
PROPERTY TYPE                    PROPERTIES          BALANCE             BALANCE       OR NRA        OR NRA
------------------------------- ------------ ----------------------- -------------- ------------ --------------
Office ........................      133        $    523,162,803          39.06%     11,416,052   $     45.83
Retail ........................       34             424,076,365          31.66       7,477,799   $     56.71
 Anchored .....................       27             397,599,361          29.68       7,165,101   $     55.49
 Unanchored ...................        5              14,260,847           1.06         117,588   $    121.28
 CTL ..........................        2              12,216,157           0.91         195,110   $     62.61
Multifamily ...................       51             295,586,787          22.07           7,424   $ 39,815.03
 Multifamily ..................       41             267,291,789          19.95           5,207   $ 51,333.16
 Manufactured Housing .........       10              28,294,999           2.11           2,217   $ 12,762.74
Industrial ....................       10              74,525,000           5.56       2,426,397   $     30.71
Mixed Use .....................       38              16,978,797           1.27         508,407   $     33.40
Self Storage ..................        1               5,182,311           0.39             933   $  5,554.46
                                     ---        ----------------         ------
TOTAL/AVERAGE/WEIGHTED
 AVERAGE ......................      267        $  1,339,512,064(2)      100.00%     21,837,012   $     61.34
                                     ===        ==================       ======

                                                                WEIGHTED AVERAGE
                                --------------------------------------------------------------------------------
                                             STATED
                                            REMAINING
                                 MORTGAGE     TERM                                CUT-OFF DATE      LTV RATIO
PROPERTY TYPE                      RATE      (MOS.)    OCCUPANCY   DSCR(3)(4)   LTV RATIO(3)(4)   AT MATURITY(4)
------------------------------- ---------- ---------- ----------- ------------ ----------------- ---------------
Office ........................    5.491%      109        96.21%       1.42x          68.33%           56.76%
Retail ........................    5.102%      113        97.28%       2.17x          60.08%           53.40%
 Anchored .....................    5.033%      109        97.10%       2.21x          59.64%           54.94%
 Unanchored ...................    5.548%      120       100.00%       1.52x          67.70%           56.20%
 CTL ..........................    6.811%      244       100.00%       1.39x          65.32%              --%
Multifamily ...................    5.285%      106        93.16%       1.32x          76.32%           65.70%
 Multifamily ..................    5.236%      105        93.73%       1.32x          76.21%           65.70%
 Manufactured Housing .........    5.749%      110        87.69%       1.36x          77.36%           65.69%
Industrial ....................    5.489%      120        87.10%       1.34x          75.13%           59.74%
Mixed Use .....................    5.377%      119        99.23        1.44x          77.27%           64.37%
Self Storage ..................    5.600%      119        77.10%       1.51x          64.78%           28.47%
TOTAL/AVERAGE/WEIGHTED
 AVERAGE ......................    5.321%      110        95.33%     1.63X            67.96%           57.82%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised value or square footage of each Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower of .76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

(3) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(4) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1(1)



                                                                            % OF                     CUT-OFF DATE
                                  NUMBER OF         AGGREGATE           OUTSTANDING       NUMBER      BALANCE PER
                                  MORTGAGED        CUT-OFF DATE       INITIAL GROUP 1    OF UNITS     # OF UNITS
PROPERTY TYPE                    PROPERTIES          BALANCE             BALANCE(2)       OR NRA        OR NRA
------------------------------- ------------ ----------------------- ----------------- ------------ --------------
Office ........................      133        $    523,162,803            48.66%      11,416,052  $      45.83
Retail ........................       34             424,076,365            39.45        7,477,799  $      56.71
 Anchored .....................       27             397,599,361            36.98        7,165,101  $      55.49
 Unanchored ...................        5              14,260,847             1.33          117,588  $     121.28
 CTL ..........................        2              12,216,157             1.14          195,110  $      62.61
Multifamily ...................        8              31,104,603             2.89            1,500  $  20,736.40
 Multifamily ..................        3              15,558,409             1.45              108  $ 144,059.34
 Manufactured Housing .........        5              15,546,194             1.45            1,392  $  11,168.24
Industrial ....................       10              74,525,000             6.93        2,426,397  $      30.71
Mixed Use .....................       38              16,978,797             1.58          508,407  $      33.40
Self Storage ..................        1               5,182,311             0.48              933  $   5,554.46
                                     ---        ----------------           ------
TOTAL/AVERAGE/WEIGHTED
 AVERAGE ......................      224        $  1,075,029,880(2)        100.00%      21,831,088   $      49.24
                                     ===        ==================         ======

                                                               WEIGHTED AVERAGE
                               --------------------------------------------------------------------------------
                                            STATED
                                           REMAINING
                                MORTGAGE     TERM                                CUT-OFF DATE      LTV RATIO
PROPERTY TYPE                     RATE      (MOS.)    OCCUPANCY   DSCR(3)(4)   LTV RATIO(3)(4)   AT MATURITY(4)
----------------------------------------- ---------- ----------- ------------ ----------------- ---------------
Office ........................   5.491%      109        96.21%       1.42x          68.33%           56.76%
Retail ........................   5.102%      113        97.28%       2.17x          60.08%           53.40%
 Anchored .....................   5.033%      109        97.10%       2.21x          59.64%           54.94%
 Unanchored ...................   5.548%      120       100.00%       1.52x          67.70%           56.20%
 CTL ..........................   6.811%      244       100.00%       1.39x          65.32%              --
Multifamily ...................   5.706%       98        88.66%       1.32x          76.67%           66.44%
 Multifamily ..................   5.512%       80        97.08%       1.28x          76.92%           68.85%
 Manufactured Housing .........   5.900%      115        80.23%       1.37x          76.42%           64.02%
Industrial ....................   5.489%      120        87.10%       1.34x          75.13%           59.74%
Mixed Use .....................   5.377%      119        99.23%       1.44x          77.27%           64.37%
Self Storage ..................   5.600%      119        77.10%       1.51x          64.78%           28.47%
TOTAL/AVERAGE/WEIGHTED
 AVERAGE ......................   5.343%      111        95.74%       1.71X          65.91%           55.90%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised value or square footage of each Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

(3) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the outstanding Loan Group 1 balance as of the cut-off date).

(4) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are notincluded in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2(1)





                                                                   % OF                    CUT-OFF DATE
                                  NUMBER OF     AGGREGATE      OUTSTANDING      NUMBER     BALANCE PER
                                  MORTGAGED   CUT-OFF DATE   INITIAL GROUP 2   OF UNITS     # OF UNITS
PROPERTY TYPE                    PROPERTIES      BALANCE         BALANCE        OR NRA        OR NRA
------------------------------- ------------ -------------- ----------------- ---------- ---------------
Multifamily ...................      43      $264,482,184         100.00%        5,924     $ 44,645.88
 Multifamily ..................      38       251,733,380          95.18         5,099     $ 49,369.17
 Manufactured Housing .........       5        12,748,805           4.82           825     $ 15,453.10
Total/Average/Weighted
 Average ......................      43      $264,482,184         100.00%        5,924     $ 44,645.88



                                                             WEIGHTED AVERAGE
                                --------------------------------------------------------------------------
                                               STATED
                                 MORTGAGE    REMAINING                          CUT-OFF DATE    LTV RATIO
PROPERTY TYPE                      RATE     TERM (MOS.)   OCCUPANCY   DSCR(2)   LTV RATIO(2)   AT MATURITY
------------------------------- ---------- ------------- ----------- --------- -------------- ------------
Multifamily ...................    5.235%       107          93.68%     1.33x       76.28%        65.61%
 Multifamily ..................    5.219%       107          93.53%     1.32x       76.17%        65.51%
 Manufactured Housing .........    5.564%       103          96.79%     1.35x       78.51%        67.72%
Total/Average/Weighted
 Average ......................    5.235%       107          93.68%     1.33x       76.28%        65.61%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised value or square footage of each Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2) Calculated on loan balances after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).

       MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--ALL MORTGAGE LOANS




                                                  % OF                                  WEIGHTED AVERAGES
                                               OUTSTANDING   --------------------------------------------------------------------
                 NUMBER OF      AGGREGATE        INITIAL                    STATED
                 MORTGAGE      CUT-OFF DATE       POOL        MORTGAGE    REMAINING                   CUT-OFF DATE      LTV RATIO
STATE/LOCATION  PROPERTIES       BALANCE         BALANCE        RATE     TERM (MOS.)   DSCR(4)(5)   LTV RATIO(4)(5)   AT MATURITY(5)
-------------- ------------ ----------------- ------------   ---------- ------------- ------------ ----------------- ------------
New York             16      $  259,794,984       19.39%        5.007%       101           1.74x          65.09%           53.60%
California(1)        61         191,780,922       14.32         5.516%       115           1.48x          68.11%           55.99%
 N. California       16           2,774,117        0.21         5.489%       114           1.95x          47.29%           39.85%
 S. California       45         189,006,806       14.11         5.516%       115           1.47x          68.42%           56.23%
New Jersey            3         158,182,311       11.81         5.138%       115           2.17x          57.38%           55.44%
Virginia             11         149,155,020       11.14         5.392%       115           1.59x          65.70%           57.79%
Texas                24         100,258,845        7.48         5.323%       118           1.36x          74.55%           62.36%
Delaware              2          61,750,000        4.61         5.099%       114           1.33x          76.13%           63.81%
Florida              38          55,037,118        4.11         5.423%       102           1.37x          71.76%           58.38%
Pennsylvania          5          53,412,326        3.99         5.238%        96           1.63x          70.69%           64.67%
Arkansas              3          47,770,050        3.57         5.748%       109           1.71x          73.65%           64.27%
Massachusetts         5          45,474,290        3.39         5.346%       120           1.34x          76.82%           61.02%
Illinois              4          24,278,547        1.81         5.859%       145           1.50x          69.04%           41.24%
Oklahoma              3          21,765,668        1.62         5.690%        85           1.26x          71.72%           66.81%
Alabama               2          20,457,476        1.53         5.715%        91           1.33x          72.59%           66.45%
Arizona              11          18,590,040        1.39         5.910%       119           1.42x          71.91%           60.87%
North Carolina        5          16,553,179        1.24         5.192%       100           2.04x          69.80%           61.23%
Connecticut           1          14,925,710        1.11         5.287%       120           1.31x          76.92%           60.69%
Tennessee             6          13,773,660        1.03         5.158%        95           2.52x          61.70%           55.84%
New Hampshire         3          12,400,000        0.93         6.115%       120           1.39x          67.62%           53.94%
Minnesota             2          11,388,135        0.85         4.479%        77           2.95x          60.77%           55.33%
Georgia               7          10,644,152        0.79         6.047%       121           1.26x          76.36%           64.86%
Maryland              4           8,322,917        0.62         4.968%       120           1.59x          66.60%           54.69%
Mississippi           3           6,882,264        0.51         6.008%       117           1.37x          78.67%           66.89%
Rhode Island          1           5,993,847        0.45         5.150%       119           1.29x          74.83%           61.89%
Washington           17           5,807,159        0.43         5.481%       118           1.72x          55.36%           46.34%
South Carolina        2           4,631,465        0.35         5.688%       117           1.22x          79.12%           66.67%
Wisconsin             2           4,295,798        0.32         5.350%       119           1.37x          78.11%           65.00%
Ohio                  1           3,546,772        0.26         5.640%       119           1.37x          70.23%           58.98%
Nebraska              1           3,520,000        0.26         5.200%        84           1.38x          68.10%           61.80%
Colorado              2           3,398,111        0.25         6.418%       120           1.22x          74.82%           49.86%
Kentucky              1           2,592,201        0.19         5.440%       118           1.49x          68.49%           52.17%
Michigan              1           2,400,000        0.18         6.220%       120           1.28x          80.00%           68.28%
Missouri             13             390,447        0.03         5.489%       114           1.95x          47.29%           39.85%
New Mexico            2             134,234        0.01         5.489%       114           1.95x          47.29%           39.85%
Nevada                2              94,840        0.01         5.489%       114           1.95x          47.29%           39.85%
Kansas                2              69,306        0.01         5.489%       114           1.95x          47.29%           39.85%
Idaho                 1              40,270        0.00         5.489%       114           1.95x          47.29%           39.85%
                     --      --------------      ------         -----        ---           ----           -----            -----
Total/Weighted
 Average            267      $1,339,512,064      100.00%        5.321%       110           1.63x          67.96%           57.82%
                    ===      ==============      ======         =====        ===           ====           =====            =====


---------
(1) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

(2) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised value or square footage of each Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(3) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

(4) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(5) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

          MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 1

                                                                  % OF                                WEIGHTED AVERAGES
                                                               OUTSTANDING -------------------------------------------------------
                           NUMBER OF         AGGREGATE           INITIAL                  STATED
                           MORTGAGE         CUT-OFF DATE         GROUP 1    MORTGAGE    REMAINING                   CUT-OFF DATE
STATE/LOCATION            PROPERTIES          BALANCE            BALANCE      RATE     TERM (MOS.)   DSCR(4)(5)   LTV RATIO(4)(5)
------------------------ ------------ ----------------------- ------------ ---------- ------------- ------------ -----------------
New York ...............        6        $    186,674,557         17.36%      5.102%       103           1.91x          60.07%
California(1) ..........       60             182,555,922         16.98       5.506%       115           1.49x          67.97%
S. California ..........       44             179,781,806         16.72       5.506%       115           1.48x          68.29%
N. California ..........       16               2,774,117          0.26       5.489%       114           1.95x          47.29%
New Jersey .............        3             158,182,311         14.71       5.138%       115           2.17x          57.38%
Virginia ...............       11             149,155,020         13.87       5.392%       115           1.59x          65.70%
Delaware ...............        2              61,750,000          5.74       5.099%       114           1.33x          76.13%
Pennsylvania ...........        4              51,652,326          4.80       5.196%        95           1.64x          70.79%
Arkansas ...............        3              47,770,050          4.44       5.748%       109           1.71x          73.65%
Massachusetts ..........        5              45,474,290          4.23       5.346%       120           1.34x          76.82%
Oklahoma ...............        3              21,765,668          2.02       5.690%        85           1.26x          71.72%
Alabama ................        1              16,860,595          1.57       5.690%        85           1.26x          71.75%
Illinois ...............        3              15,867,905          1.48       6.426%       179           1.49x          64.12%
Texas ..................       16              15,382,048          1.43       5.405%        96           1.50x          67.50%
Connecticut ............        1              14,925,710          1.39       5.287%       120           1.31x          76.92%
Arizona ................       10              13,710,040          1.28       6.100%       118           1.45x          69.03%
Florida ................       31              13,285,747          1.24       5.653%       167           1.67x          57.85%
New Hampshire ..........        3              12,400,000          1.15       6.115%       120           1.39x          67.62%
North Carolina .........        3              12,319,307          1.15       5.133%        94           2.29x          66.33%
Tennessee ..............        4              10,250,749          0.95       4.771%        80           2.89x          60.94%
Maryland ...............        4               8,322,917          0.77       4.968%       120           1.59x          66.60%
Minnesota ..............        1               8,093,023          0.75       4.180%        60           3.62x          54.31%
Rhode Island ...........        1               5,993,847          0.56       5.150%       119           1.29x          74.83%
Mississippi ............        1               4,084,708          0.38       6.150%       116           1.34x          77.80%
Ohio ...................        1               3,546,772          0.33       5.640%       119           1.37x          70.23%
Nebraska ...............        1               3,520,000          0.33       5.200%        84           1.38x          68.10%
Colorado ...............        2               3,398,111          0.32       6.418%       120           1.22x          74.82%
Kentucky ...............        1               2,592,201          0.24       5.440%       118           1.49x          68.49%
Michigan ...............        1               2,400,000          0.22       6.220%       120           1.28x          80.00%
Washington .............       15               2,078,159          0.19       5.489%       114           1.95x          47.29%
Missouri ...............       13                 390,447          0.04       5.489%       114           1.95x          47.29%
Georgia ................        6                 244,152          0.02       5.489%       114           1.95x          47.29%
New Mexico .............        2                 134,234          0.01       5.489%       114           1.95x          47.29%
Nevada .................        2                  94,840          0.01       5.489%       114           1.95x          47.29%
Kansas .................        2                  69,306          0.01       5.489%       114           1.95x          47.29%
South Carolina .........        1                  44,648          0.00       5.489%       114           1.95x          47.29%
Idaho ..................        1                  40,270          0.00       5.489%       114           1.95x          47.29%
                               --        ----------------        ------
TOTAL/WEIGHTED
 AVERAGE ...............      224        $  1,075,029,880(3)     100.00%      5.343%       111           1.71X          65.91%
                              ===        ==================      ======


                         WEIGHTED AVERAGES
                         -----------------

                             LTV RATIO
STATE/LOCATION             AT MATURITY(5)
------------------------  ---------------
New York ...............        47.67%
California(1) ..........        55.81%
S. California ..........        56.06%
N. California ..........        39.85%
New Jersey .............        55.44%
Virginia ...............        57.79%
Delaware ...............        63.81%
Pennsylvania ...........        65.06%
Arkansas ...............        64.27%
Massachusetts ..........        61.02%
Oklahoma ...............        66.81%
Alabama ................        66.84%
Illinois ...............        26.44%
Texas ..................        59.90%
Connecticut ............        60.69%
Arizona ................        58.85%
Florida ................        22.31%
New Hampshire ..........        53.94%
North Carolina .........        59.40%
Tennessee ..............        57.24%
Maryland ...............        54.69%
Minnesota ..............        54.31%
Rhode Island ...........        61.89%
Mississippi ............        66.52%
Ohio ...................        58.98%
Nebraska ...............        61.80%
Colorado ...............        49.86%
Kentucky ...............        52.17%
Michigan ...............        68.28%
Washington .............        39.85%
Missouri ...............        39.85%
Georgia ................        39.85%
New Mexico .............        39.85%
Nevada .................        39.85%
Kansas .................        39.85%
South Carolina .........        39.85%
Idaho ..................        39.85%

TOTAL/WEIGHTED
 AVERAGE ...............        55.90%


---------
(1) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

(2) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised value or square footage of each Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(3) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

(4) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the outstanding Loan Group 1 balance as of the cut-off date).

(5) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are notincluded in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

        MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 2(1)

                                                             % OF                           WEIGHTED AVERAGES
                                                          OUTSTANDING --------------------------------------------------------------
                               NUMBER OF     AGGREGATE      INITIAL                  STATED
                               MORTGAGE    CUT-OFF DATE     GROUP 2    MORTGAGE    REMAINING              CUT-OFF DATE    LTV RATIO
STATE/LOCATION                PROPERTIES      BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(3)   LTV RATIO(3)   AT MATURITY
---------------------------- ------------ -------------- ------------ ---------- ------------- --------- -------------- ------------
Texas ......................       8       $ 84,876,797      32.09%      5.309%       122         1.34x       75.83%        62.80%
New York ...................      10         73,120,427      27.65%      4.765%        94         1.31x       77.91%        68.75%
Florida ....................       7         41,751,372      15.79%      5.350%        81         1.28x       76.18%        69.86%
Georgia ....................       1         10,400,000       3.93%      6.060%       121         1.24x       77.04%        65.45%
Southern California(2).            1          9,225,000       3.49%      5.710%       121         1.20x       70.96%        59.66%
Illinois ...................       1          8,410,641       3.18%      4.788%        82         1.52x       78.31%        69.16%
Arizona ....................       1          4,880,000       1.85%      5.375%       120         1.32x       80.00%        66.56%
South Carolina .............       1          4,586,818       1.73%      5.690%       117         1.21x       79.43%        66.93%
Wisconsin ..................       2          4,295,798       1.62%      5.350%       119         1.37x       78.11%        65.00%
North Carolina .............       2          4,233,872       1.60%      5.364%       119         1.32x       79.88%        66.54%
Washington .................       2          3,729,000       1.41%      5.476%       120         1.59x       59.86%        49.96%
Alabama ....................       1          3,596,881       1.36%      5.830%       119         1.65x       76.53%        64.63%
Tennessee ..................       2          3,522,911       1.33%      6.283%       142         1.43x       63.89%        51.78%
Minnesota ..................       1          3,295,112       1.25%      5.215%       119         1.32x       76.63%        57.83%
Mississippi ................       2          2,797,555       1.06%      5.800%       119         1.42x       79.93%        67.44%
Pennsylvania ...............       1          1,760,000       0.67%      6.449%       120         1.34x       67.69%        53.20%
                                  --       ------------     ------
TOTAL/WEIGHTED
 AVERAGE ...................      43       $264,482,184     100.00%      5.235%       107         1.33X       76.28%        65.61%
                                  ==       ============     ======

---------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised value or square footage of each Mortgaged Property and/or each Mortgaged Property's Underwritten Net Cash
      Flow).

(2)   Southern California properties have a zip code less than 93600.

(3) Calculated on loan balance after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                      % OF                                WEIGHTED AVERAGES
                                                 OUTSTANDING -----------------------------------------------------------------------
RANGE OF DEBT      NUMBER OF      AGGREGATE        INITIAL                  STATED
SERVICE             MORTGAGE     CUT-OFF DATE       POOL      MORTGAGE    REMAINING                   CUT-OFF DATE      LTV RATIO
COVERAGE RATIOS      LOANS         BALANCE         BALANCE      RATE     TERM (MOS.)   DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
----------------------------- ----------------- ------------ ---------- ------------- ------------ ----------------- ---------------
1.20x+ - 1.29x ...     29      $  370,901,681       27.69%      5.571%       104           1.24x          75.87%           66.30%
1.30x+ - 1.39x ...     26         286,531,603       21.39       5.308%       111           1.34x          74.68%           63.02%
1.40x+ - 1.49x ...     16         278,595,417       20.80       5.434%       121           1.45x          67.75%           52.92%
1.50x+ - 1.59x ...      8          34,736,816        2.59       5.378%       110           1.53x          71.63%           57.00%
1.60x+ - 1.74x ...      7          19,943,881        1.49       5.491%       122           1.66x          63.85%           46.66%
1.75x+ - 1.99x ...      7         143,787,594       10.73       5.352%       119           1.87x          54.73%           42.83%
2.00x+ - 2.49x ...      1         130,000,000        9.71       4.980%       120           2.36x          53.21%           53.21%
2.50x+ - 3.62x ...      1          75,000,000        5.60       4.180%        60           3.62x          54.31%           54.31%
                       --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE .........     95      $1,339,496,992      100.00%      5.321%       110           1.63X          67.96%           57.82%
                       ==      ==============      ======

(1) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                         % OF                       WEIGHTED AVERAGES
                                                      OUTSTANDING -------------------------------------------------------
                        NUMBER OF      AGGREGATE        INITIAL                  STATED
RANGE OF DEBT SERVICE    MORTGAGE     CUT-OFF DATE      GROUP 1    MORTGAGE    REMAINING                   CUT-OFF DATE
COVERAGE RATIOS           LOANS         BALANCE         BALANCE      RATE     TERM (MOS.)   DSCR(1)(2)   LTV RATIO(1)(2)
---------------------- ----------- ----------------- ------------ ---------- ------------- ------------ -----------------
1.20x+ - 1.29x .......      16      $  231,002,008       21.49%      5.810%       108           1.25x          75.37%
1.30x+ - 1.39x .......      17         226,525,363       21.07       5.318%       109           1.34x          74.19%
1.40x+ - 1.49x .......      10         239,794,322       22.31       5.472%       122           1.45x          65.87%
1.50x+ - 1.59x .......       5          21,869,175        2.03       5.526%       119           1.53x          71.76%
1.60x+ - 1.74x .......       4          13,175,000        1.23       5.366%       131           1.68x          58.26%
1.75x+ - 1.99x .......       6         137,648,940       12.80       5.317%       117           1.87x          54.61%
2.00x+ - 2.49x .......       1         130,000,000       12.09       4.980%       120           2.36x          53.21%
2.50x+ - 3.62x .......       1          75,000,000        6.98       4.180%        60           3.62x          54.31%
                            --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE .............      60      $1,075,014,808      100.00%      5.343%       111           1.71X          65.91%
                            ==      ==============      ======

                       WEIGHTED AVERAGES
                       -----------------

RANGE OF DEBT SERVICE     LTV RATIO
COVERAGE RATIOS         AT MATURITY(2)
---------------------- ---------------
1.20x+ - 1.29x .......       64.71%
1.30x+ - 1.39x .......       62.66%
1.40x+ - 1.49x .......       50.63%
1.50x+ - 1.59x .......       53.91%
1.60x+ - 1.74x .......       37.38%
1.75x+ - 1.99x .......       44.70%
2.00x+ - 2.49x .......       53.21%
2.50x+ - 3.62x .......       54.31%

TOTAL/WEIGHTED               55.90%
 AVERAGE .............


(1) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the outstanding Loan Group 1 balance as of the cut-off date.

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                          % OF                           WEIGHTED AVERAGES
                                                       OUTSTANDING --------------------------------------------------------------
                            NUMBER OF     AGGREGATE      INITIAL                  STATED
RANGE OF DEBT SERVICE        MORTGAGE   CUT-OFF DATE     GROUP 2    MORTGAGE    REMAINING              CUT-OFF DATE    LTV RATIO
COVERAGE RATIOS               LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   AT MATURITY
-------------------------- ----------- -------------- ------------ ---------- ------------- --------- -------------- ------------
1.20x+ - 1.29x ...........      13      $139,899,673      52.90%      5.177%        96         1.22x       76.68%        68.92%
1.30x+ - 1.39x ...........       9        60,006,239      22.69       5.269%       120         1.36x       76.53%        64.38%
1.40x+ - 1.49x ...........       6        38,801,095      14.67       5.199%       117         1.43x       79.35%        67.13%
1.50x+ - 1.59x ...........       3        12,867,641       4.87       5.127%        95         1.53x       71.42%        62.25%
1.60x+ - 1.74x ...........       3         6,768,881       2.56       5.733%       104         1.64x       74.73%        64.72%
1.75x+ - 1.87x ...........       1         6,138,654       2.32       6.150%       177         1.87x       57.37%         0.85%
                                --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE .................      35      $264,482,184     100.00%      5.235%       107         1.33X       76.28%        65.61%
                                ==      ============     ======

(1) Calculated on loan balances after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).


        RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                            % OF                        WEIGHTED AVERAGES
                                                         OUTSTANDING  --------------------------------------------------------
RANGE OF LTV RATIOS        NUMBER OF      AGGREGATE        INITIAL                   STATED
AS OF THE CUT-OFF           MORTGAGE     CUT-OFF DATE       POOL       MORTGAGE    REMAINING                   CUT-OFF DATE
DATE(1)(2)                   LOANS         BALANCE         BALANCE       RATE     TERM (MOS.)   DSCR(1)(2)   LTV RATIO(1)(2)
------------------------- ----------- ----------------- ------------  ---------- ------------- ------------ -----------------
47.29% - 49.99% .........       2      $   22,334,205        1.67%       5.552%       121           1.89x          47.35%
50.00% - 59.99% .........      11         415,745,654       31.04        5.023%       109           2.21x          55.09%
60.00% - 69.99% .........      20         166,253,554       12.41        5.437%       109           1.55x          64.90%
70.00% - 74.99% .........      19         237,810,060       17.75        5.571%       109           1.32x          73.59%
75.00% - 79.99% .........      40         488,593,519       36.48        5.400%       112           1.31x          77.94%
80.00% - 80.00% .........       3           8,760,000        0.65        5.557%       120           1.30x          80.00%
                               --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ................      95      $1,339,496,992      100.00%       5.321%       110           1.63X          67.96%
                               ==      ==============      ======


                          WEIGHTED AVERAGES
                          -----------------
RANGE OF LTV RATIOS
AS OF THE CUT-OFF             LTV RATIO
DATE(1)(2)                  AT MATURITY(2)
-------------------------  ---------------
47.29% - 49.99% .........        35.46%
50.00% - 59.99% .........        47.34%
60.00% - 69.99% .........        51.49%
70.00% - 74.99% .........        64.12%
75.00% - 79.99% .........        66.68%
80.00% - 80.00% .........        67.24%

TOTAL/WEIGHTED
 AVERAGE ................        57.82%

(1) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                      % OF                                WEIGHTED AVERAGES
                                                   OUTSTANDING  --------------------------------------------------------------------
RANGE OF LTV RATIOS   NUMBER OF     AGGREGATE        INITIAL                   STATED
AS OF THE CUT-OFF      MORTGAGE    CUT-OFF DATE      GROUP 1     MORTGAGE    REMAINING                 CUT-OFF DATE     LTV RATIO
DATE(1)(2)              LOANS        BALANCE         BALANCE       RATE     TERM (MOS.)  DSCR(1)(2)  LTV RATIO(1)(2)  AT MATURITY(2)
-------------------- ----------- ---------------- ------------  ---------- ------------- ----------- --------------- ---------------
47.29% - 49.99% ....       2     $   22,334,205        2.08%       5.552%      121            1.89x        47.35%         35.46%
50.00% - 59.99% ....       9        407,350,000       37.89        5.003%      108            2.22x        55.05%         48.04%
60.00% - 69.99% ....      16        159,498,643       14.84        5.406%      108            1.55x        64.89%         51.44%
70.00% - 74.99% ....      13        182,185,060       16.95        5.664%      113            1.34x        73.51%         63.28%
75.00% - 79.99% ....      19        301,246,900       28.02        5.551%      115            1.30x        77.81%         65.86%
80.00% - 80.00% ....       1          2,400,000        0.22        6.220%      120            1.28x        80.00%         68.28%
                          --     --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........      60     $1,075,014,808      100.00%       5.343%      111            1.71X        65.91%         55.90%
                          ==     ==============      ======


(1) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the Loan Group 1 balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                         WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
                                                          % OF
                                                       OUTSTANDING
                            NUMBER OF     AGGREGATE      INITIAL                  STATED
RANGE OF LTV RATIOS          MORTGAGE   CUT-OFF DATE     GROUP 2    MORTGAGE    REMAINING              CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE        LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   AT MATURITY
-------------------------- ----------- -------------- ------------ ---------- ------------- --------- -------------- ------------
56.43% - 59.99% ..........       2      $  8,395,654       3.17%      5.970%       162         1.79x       57.12%        13.28%
60.00% - 69.99% ..........       4         6,754,911       2.55       6.149%       131         1.45x       65.15%        52.71%
70.00% - 74.99% ..........       6        55,625,000      21.03       5.268%        94         1.26x       73.84%        66.85%
75.00% - 80.00% ..........      23       193,706,619      73.24       5.162%       107         1.32x       78.20%        67.98%
                                --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE .................      35      $264,482,184     100.00%      5.235%       107         1.33X       76.28%        65.61%
                                ==      ============     ======

(1) Calculated on loan balances after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).


         RANGE OF LTV RATIOS AS OF MATURITY DATES--ALL MORTGAGE LOANS


                                                                                           WEIGHTED AVERAGES
                                                            % OF      -------------------------------------------------------
RANGE OF LTV                                             OUTSTANDING
RATIOS                                    AGGREGATE        INITIAL                   STATED
AS OF MATURITY           NUMBER OF       CUT-OFF DATE       POOL       MORTGAGE    REMAINING                   CUT-OFF DATE
DATES                 MORTGAGE LOANS       BALANCE         BALANCE       RATE     TERM (MOS.)   DSCR(1)(2)   LTV RATIO(1)(2)
-------------------- ---------------- ----------------- ------------  ---------- ------------- ------------ -----------------
0.00% - 29.99% .....         6         $   28,512,122        2.13%       6.248%       196           1.54x          61.40%
30.00% - 39.99%.....         2             23,734,205        1.77        5.604%       115           1.84x          49.27%
40.00% - 49.99%.....         8            250,479,735       18.70        5.328%       117           1.66x          57.30%
50.00% - 59.99%.....        19            262,515,788       19.60        4.922%       103           2.51x          57.07%
60.00% - 69.99%.....        49            642,206,305       47.94        5.438%       113           1.34x          75.61%
70.00% - 74.13%.....        11            132,048,837        9.86        5.286%        78           1.25x          77.41%
                            --         --------------      ------
TOTAL/WEIGHTED                                                           5.321%       110           1.63X          67.96%
 AVERAGE ...........        95         $1,339,496,992      100.00%
                            ==         ==============      ======


                     WEIGHTED AVERAGES
                     -----------------
RANGE OF LTV
RATIOS
AS OF MATURITY          LTV RATIO
DATES                 AT MATURITY(2)
-------------------- ---------------
0.00% - 29.99% .....       5.47%
30.00% - 39.99%.....      39.74%
40.00% - 49.99%.....      43.59%
50.00% - 59.99%.....      54.21%
60.00% - 69.99%.....      64.88%
70.00% - 74.13%.....      72.21%

TOTAL/WEIGHTED            57.82%

(1) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


            RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1

                                                         % OF                               WEIGHTED AVERAGES
                                                     OUTSTANDING  ------------------------------------------------------------------
                       NUMBER OF      AGGREGATE        INITIAL                  STATED
RANGE OF LTV RATIOS     MORTGAGE     CUT-OFF DATE      GROUP 1    MORTGAGE    REMAINING                 CUT-OFF DATE    LTV RATIO
AS OF MATURITY DATES     LOANS         BALANCE         BALANCE      RATE     TERM (MOS.)  DSCR(1)(2)  LTV RATIO(1)(2) AT MATURITY(2)
--------------------- ----------- ----------------- ------------  --------- ------------ ----------- ---------------- --------------
0.00% - 29.99% ......       5      $   22,373,468        2.08%      6.275%       201          1.45x         62.50%         6.74%
30.00% - 39.99% .....       2          23,734,205        2.21       5.604%       115          1.84x         49.27%        39.74%
40.00% - 49.99% .....       7         248,222,735       23.09       5.326%       117          1.66x         57.31%        43.56%
50.00% - 59.99% .....      13         243,240,765       22.63       4.854%       101          2.60x         56.05%        53.99%
60.00% - 69.99% .....      28         465,116,245       43.27       5.497%       112          1.34x         74.70%        64.11%
70.00% - 74.13% .....       5          72,327,390        6.73       5.672%        92          1.27x         78.58%        72.40%
                           --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ............      60      $1,075,014,808      100.00%      5.343%       111          1.71X         65.91%        55.90%
                           ==      ==============      ======

(1) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the outstanding Loan Group 1 balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

            RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2


                                                                                       WEIGHTED AVERAGES
                                                                 --------------------------------------------------------------
                                                        % OF
                                                     OUTSTANDING
                          NUMBER OF     AGGREGATE      INITIAL                  STATED
RANGE OF LTV RATIOS        MORTGAGE   CUT-OFF DATE     GROUP 2    MORTGAGE    REMAINING              CUT-OFF DATE    LTV RATIO
AS OF MATURITY DATES        LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   AT MATURITY
------------------------ ----------- -------------- ------------ ---------- ------------- --------- -------------- ------------
00.85% - 59.99% ........       8      $ 27,670,678      10.46%      5.837%       136         1.45x       66.02%        43.67%
60.00% - 69.99% ........      21       177,090,060      66.96       5.282%       118         1.34x       77.98%        66.90%
70.00% - 73.89% ........       6        59,721,447      22.58       4.818%        60         1.22x       75.99%        71.97%
                              --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ...............      35      $264,482,184     100.00%      5.235%       107         1.33X       76.28%        65.61%
                              ==      ============     ======

(1) Calculated on loan balances after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).


      RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS



                                                     % OF                               WEIGHTED AVERAGES
                                                 OUTSTANDING  ----------------------------------------------------------------------
RANGE OF MORTGAGE   NUMBER OF      AGGREGATE       INITIAL                   STATED
RATES AS OF THE      MORTGAGE     CUT-OFF DATE      POOL       MORTGAGE    REMAINING                  CUT-OFF DATE      LTV RATIO
CUT-OFF DATE          LOANS         BALANCE        BALANCE       RATE     TERM (MOS.)  DSCR(1)(2)   LTV RATIO(1)(2)   AT MATURITY(2)
------------------ ----------- ---------------- ------------  ---------- ------------ ------------ ----------------- ---------------
4.180% - 4.999% ..      11      $  330,555,641      24.68%       4.734%      100           2.27x          62.39%           58.65%
5.000% - 5.249% ..      14         220,406,349      16.45        5.175%      101           1.48x          67.29%           59.01%
5.250% - 5.449% ..      15         315,013,072      23.52        5.325%      118           1.48x          66.45%           51.36%
5.450% - 5.749% ..      19         256,150,257      19.12        5.556%      110           1.37x          72.51%           63.57%
5.750% - 5.999% ..      12          84,767,430       6.33        5.854%      108           1.34x          76.50%           67.14%
6.000% - 6.449% ..      19         117,483,615       8.77        6.142%      129           1.33x          73.36%           55.57%
6.450% - 7.160% ..       5          15,120,627       1.13        6.893%      189           1.47x          64.29%           24.73%
                        --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE .........      95      $1,339,496,992     100.00%       5.321%      110           1.63X          67.96%           57.82%
                        ==      ==============     ======

(1) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                            % OF                        WEIGHTED AVERAGES
                                                         OUTSTANDING   -------------------------------------------------------
RANGE OF MORTGAGE          NUMBER OF      AGGREGATE        INITIAL                    STATED
RATES AS OF THE             MORTGAGE     CUT-OFF DATE      GROUP 1      MORTGAGE    REMAINING                   CUT-OFF DATE
CUT-OFF DATE                 LOANS         BALANCE         BALANCE        RATE     TERM (MOS.)   DSCR(1)(2)   LTV RATIO(1)(2)
------------------------- ----------- ----------------- ------------   ---------- ------------- ------------ -----------------
4.180% - 4.999% .........       5      $  221,700,000       20.62%        4.706%       100           2.72x          54.92%
5.000% - 5.249% .........       9         190,531,237       17.72         5.170%       106           1.53x          66.05%
5.250% - 5.449% .........      10         267,253,241       24.86         5.325%       119           1.52x          64.36%
5.450% - 5.749% .........      11         222,685,160       20.71         5.549%       108           1.37x          72.20%
5.750% - 5.999% .........       6          62,062,493        5.77         5.871%       106           1.31x          76.11%
6.000% - 6.449% .........      15          96,984,961        9.02         6.146%       127           1.30x          74.37%
6.450% - 7.160% .........       4          13,797,716        1.28         6.916%       190           1.50x          63.77%
                               --      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ................      60      $1,075,014,808      100.00%        5.343%       111           1.71X          65.91%
                               ==      ==============      ======

                          WEIGHTED AVERAGES
                          -----------------
RANGE OF MORTGAGE
RATES AS OF THE               LTV RATIO
CUT-OFF DATE                AT MATURITY(2)
-------------------------  ---------------
4.180% - 4.999% .........        53.96%
5.000% - 5.249% .........        57.23%
5.250% - 5.449% .........        48.28%
5.450% - 5.749% .........        63.73%
5.750% - 5.999% .........        67.55%
6.000% - 6.449% .........        58.12%
6.450% - 7.160% .........        22.07%

TOTAL/WEIGHTED
 AVERAGE ................        55.90%




(1) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the outstanding Loan Group 1 balance as of the cut-off date).

(2) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are nincluded in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                    WEIGHTED AVERAGES
                                                              --------------------------------------------------------------
                                                     % OF
                                                  OUTSTANDING
RANGE OF MORTGAGE      NUMBER OF     AGGREGATE      INITIAL                  STATED
RATES AS OF THE         MORTGAGE   CUT-OFF DATE     GROUP 2    MORTGAGE    REMAINING              CUT-OFF DATE    LTV RATIO
CUT-OFF DATE             LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   AT MATURITY
--------------------- ----------- -------------- ------------ ---------- ------------- --------- -------------- ------------
4.430% - 4.999% .....       6      $108,855,641      41.16%      4.790%       100         1.33x       77.59%        68.21%
5.000% - 5.249% .....       5        29,875,112      11.30       5.204%        70         1.22x       75.18%        70.30%
5.250% - 5.449% .....       5        47,759,831      18.06       5.325%       117         1.26x       78.11%        68.58%
5.450% - 5.749% .....       8        33,465,097      12.65       5.596%       119         1.35x       74.52%        62.53%
5.750% - 5.999% .....       6        22,704,937       8.58       5.809%       114         1.40x       77.56%        66.02%
6.000% - 6.449% .....       4        20,498,654       7.75       6.121%       138         1.47x       68.57%        43.54%
6.450% - 6.650% .....       1         1,322,911       0.50       6.650%       178         1.26x       69.63%        52.49%
                            -      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ............      35      $264,482,184     100.00%      5.235%       107         1.33X       76.28%        65.61%
                           ==      ============     ======

---------
(1) Calculated on loan balances after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).


     RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--ALL MORTGAGE LOANS(1)

                                                                                        WEIGHTED AVERAGES
                                                   % OF      -----------------------------------------------------------------------
                                                OUTSTANDING
                    NUMBER OF      AGGREGATE      INITIAL                    STATED
RANGE OF REMAINING   MORTGAGE     CUT-OFF DATE     POOL       MORTGAGE    REMAINING                   CUT-OFF DATE      LTV RATIO
TERMS (MOS.)          LOANS         BALANCE       BALANCE       RATE     TERM (MOS.)   DSCR(2)(3)   LTV RATIO(2)(3)   AT MATURITY(3)
------------------ ----------- --------------- ------------  ---------- ------------- ------------ ----------------- ---------------
58 - 84 ..........      16      $  230,094,478     17.18%       4.765%        69           2.07x          66.42%           62.70%
85 - 104 .........       3          78,715,000      5.88        5.764%        85           1.25x          75.30%           69.84%
105 - 119 ........      31         447,917,791     33.44        5.405%       117           1.53x          65.01%           52.18%
120 - 263 ........      45         582,769,723     43.51        5.417%       124           1.59x          69.84%           58.61%
                        --      --------------    ------
TOTAL/WEIGHTED
 AVERAGE .........      95      $1,339,496,992    100.00%       5.321%       110           1.63X          67.96%           57.82%
                        ==      ==============    ======


---------
(1) With respect to 2 ARD Loans, representing 9.54% of the Initial Outstanding Pool Balance, as of their respective Anticipated Repayment Dates.

(2) Calculated on loan balance after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(3) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.


        RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 1(1)



                                                                                        WEIGHTED AVERAGES
                                                   % OF      -----------------------------------------------------------------------
                                                OUTSTANDING
                    NUMBER OF      AGGREGATE      INITIAL                    STATED
RANGE OF REMAINING   MORTGAGE     CUT-OFF DATE    GROUP 1     MORTGAGE    REMAINING                   CUT-OFF DATE      LTV RATIO
TERMS (MOS.)          LOANS         BALANCE       BALANCE       RATE     TERM (MOS.)   DSCR(2)(3)   LTV RATIO(2)(3)   AT MATURITY(3)
------------------ ----------- --------------- ------------  ---------- ------------- ------------ ----------------- ---------------
60 - 84 ..........       9      $  161,962,390     15.07%       4.745%        72           2.41x          62.27%           58.94%
85 - 104 .........       3          78,715,000      7.32        5.764%        85           1.25x          75.30%           69.84%
105 - 119 ........      18         365,773,260     34.02        5.388%       117           1.58x          62.07%           48.84%
120 - 263 ........      30         468,564,157     43.59        5.443%       125           1.64x          68.59%           58.02%
                        --      --------------    ------
TOTAL/WEIGHTED
 AVERAGE .........      60      $1,075,014,808    100.00%       5.343%       111           1.71X          65.91%           55.90%
                        ==      ==============    ======


---------
(1) With respect to 2 ARD Loans, representing 11.89% of the Initial Outstanding Pool Balance, as of their respective Anticipated Repayment Dates.

(2) Calculated on loan balances after netting out a holdback amount for one loan (1.59% of the outstanding Loan Group 1 balance as of the cut-off date).

(3) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are notincluded in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

         RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 2

                                                                                      WEIGHTED AVERAGES
                                                                --------------------------------------------------------------
                                                       % OF
                                                    OUTSTANDING
                         NUMBER OF     AGGREGATE      INITIAL                  STATED
RANGE OF REMAINING        MORTGAGE   CUT-OFF DATE     GROUP 2    MORTGAGE    REMAINING              CUT-OFF DATE    LTV RATIO
TERMS (MOS.)               LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   AT MATURITY
----------------------- ----------- -------------- ------------ ---------- ------------- --------- -------------- ------------
58 - 99 ...............       7      $ 68,132,088      25.76%      4.814%        63         1.26x       76.28%        71.62%
100 - 119 .............      13        82,144,530      31.06       5.480%       118         1.31x       78.11%        67.03%
120 - 178 .............      15       114,205,566      43.18       5.310%       124         1.37x       74.97%        61.01%
                             --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ..............      35      $264,482,184     100.00%      5.235%       107         1.33X       76.28%        65.61%
                             ==      ============     ======

---------
(1) Calculated on loan balances after netting out a holdback amount for one loan (11.82% of the outstanding Loan Group 2 balance as of the cut-off date).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Calculation of Interest. 10.27% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or 12.79% based on Initial Loan Group 1 Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. 89.73% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or 87.21% based on Initial Loan Group 1 Balance and 100% based on Initial Loan Group 2 Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

     Amortization of Principal. The Mortgage Loans provide for one of the following:

     63 Mortgage Loans, representing 35.89% of the Initial Outstanding Pool Balance, 32.80% of the Initial Loan Group 1 Balance and 48.43% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date or the Anticipated Repayment Date, as applicable.

     23 Mortgage Loans, representing 37.52% of the Initial Outstanding Pool Balance, 34.64% of the Initial Loan Group 1 Balance and 49.25% of the Initial Loan Group 2 Balance, provide for payments of interest only for the first 9 to 48 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

     Five Mortgage Loans, representing 1.74% of the Initial Outstanding Pool Balance and 1.60% of the Initial Loan Group 1 Balance and 2.32% of the Initial Loan Group 2 Balance, are fully amortizing.

     Two Mortgage Loans, representing 9.54% of the Initial Outstanding Pool Balance and 11.89% of the Initial Loan Group 1 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class Q Certificates.

     Two Mortgage Loans, representing 15.30% of the Initial Outstanding Pool Balance and 19.07% of the Initial Loan Group 1 Balance, are interest only for the entire term of the Mortgage Loans.

     Prepayment Provisions. All of the Mortgage Loans (other than the AFR/Bank of America Portfolio Loan, the 962 Potomac Circle Loan and the Saks, Inc.--North Riverside Loan (each as described below)) prohibit voluntary prepayment or defeasance for a specified period (each, a "Lock-Out Period") of at least two years from the Closing Date. The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 105 months. Following the expiration of the Lock-Out Period, each such Mortgage Loan restricts voluntary prepayments in one of the following ways:

          (1) 92 of the Mortgage Loans, representing approximately 98.07% of the Initial Outstanding Pool Balance, 99.00% of the Initial Loan Group 1 Balance and 94.31% of the Initial Loan Group 2 Balance, permit only defeasance after the expiration of the Lock-out Period. In the case of certain Mortgage Loans that are secured by multiple properties or separate parcels on the same Mortgaged Property, partial defeasance is permitted, subject to certain conditions specified in the related Mortgage Loan Documents; or

          (2) Two of the Mortgage Loans, representing approximately 1.30% of the Initial Outstanding Pool Balance, 0.22% of the Initial Loan Group 1 Balance and 5.69% of the Initial Loan Group 2 Balance, requires that any principal prepayment made during a specified period of time after the Lock-Out Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge or a Prepayment Premium;

          (3) One of the Mortgage Loans, representing approximately 0.63% of the initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance currently permits defeasance.

provided that the Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last one to seven scheduled payment dates (including the scheduled payment on the stated maturity date).

     The AFR/Bank of America Portfolio Loan, representing approximately 1.48% of the Initial Outstanding Pool Balance and 1.85% of the Initial Loan Group 1 Balance, permits the voluntary prepayment of a specified portion of the Mortgage Loan (subject to payment of a Yield Maintenance Charge) in connection with the sale and release of certain identified Mortgaged Properties during its Lock-Out Period. From and after December 18, 2005 (the date that is two years after the start-up date of the REMIC that includes the AFR/Bank of America Portfolio Loan (the "AFR/Bank of America Portfolio Loan REMIC"), defeasance is permitted with respect to any of the related Mortgaged Properties, subject to certain conditions in the related Mortgage Loan Documents. On April 1, 2004 and April 30, 2004, the borrower of the AFR/Bank of America Portfolio Whole Loan prepaid 0.20% and 0.56%, respectively of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan. From and after August 1, 2013, the AFR/Bank of America Portfolio Loan may be prepaid without payment of a Yield Maintenance Charge.

     With respect to the Saks, Inc.-North Riverside Loan, representing approximately 0.63% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance, permits defeasance on any payment date. However, in the event the borrower provides notice that would result in a defeasance of the Mortgage Loan on a date that is prior to the second anniversary of the Closing Date, the related Mortgage Loan Seller will be required to purchase the Mortgage Loan from the Trust at a purchase price equal to the sum of: (1) the unpaid principal balance of the Mortgage Loan; (2) any accrued but unpaid interest on the Mortgage Loan; (3) any related unreimbursed Property Advances and accrued and unpaid interest on any Advances; (4) any unpaid special servicing fees and workout fees; (5) all expenses incurred by the Servicer, the Special Servicer, the Depositor, the Bond Administrator or the Trustee in respect of such repurchase; and (6) a Yield Maintenance Charge.

     "Yield Maintenance Charge" means:

     o with respect to the AFR/Bank of America Portfolio Loan, such Mortgage Loan's pro rata share (based on its principal balance) of the product of (A) the excess, if any (expressed as a percentage of the outstanding principal amount before any prepayment), of (i) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the maturity date, discounted at a rate that equals the Treasury Rate (converted to a monthly equivalent) over
          (ii) the outstanding principal amount immediately before such prepayment and (B) the principal amount being repaid; and

     o with respect to the Briar Meadows Apartment Homes loan, representing approximately 1.12% of the Initial Outstanding Pool Balance and 5.69% of the Initial Loan Group 2 Balance and the Saks, Inc.--North Riverside loan, representing 0.63% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance, an amount equal to the greater of (i) a specified percentage of the principal amount being prepaid (or repurchased, as applicable) or (ii) the present value, as of the prepayment (or repurchased, as applicable) date, of the remaining scheduled payments of principal and interest from the prepayment (or repurchase, as applicable) date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" in connection with these Mortgage Loans means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" in connection with these Mortgage Loans means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/ Treasury Constant Maturities for the week ending prior to the prepayment (or repurchase, as applicable) date, of Securities/Treasury Constant Maturities for the week ending prior to the prepayment (or repurchase, as applicable) date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the respective Mortgage Loan. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate; and

     o with respect to the 962 Potomac Circle Loan, representing approximately 0.18% of the Initial Outstanding Pool Balance and 0.22% of the Initial Loan Group 1 Balance, the present value, as of the date of the related prepayment and based on a discount rate equal to the Comparable Treasury Rate and trading closest to par, of the excess of

          (a) the total amount of interest that would accrue to the lender on account of the unpaid principal balance of the Mortgage Loan as of the date of the related prepayment through the last day of the Yield Maintenance Period (which for this Mortgage Loan ends on the maturity date), assuming no reduction of such unpaid principal balance between such dates and assuming that such interest is paid on a 30/360 basis, over

          (b) the total amount of investment income that would be earned by the lender from the date of related prepayment through the last day of the yield maintenance period accruing on a 30/360 basis (which for this Mortgage Loan ends on the maturity date), if the principal balance of the Mortgage Loan (as of the date of the related prepayment) were invested in United States government general issue Treasury Securities at the Comparable Treasury Rate during the Yield Maintenance Period.

     "Comparable Treasury Rate" means the rate of interest which is equal to the average yield (determined by the lender on the date that is seven days prior to the date of the related prepayment) on then generally available United States government general issuer Treasury securities maturing nearest to the end of the Yield Maintenance Period.

     "Treasury Rate" means, as of any payment date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such payment date to the anticipated repayment date, as determined on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities (or if such release is unavailable, another recognized source).

     "Prepayment Premium" means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Distributions--Prepayment Premiums; Yield Maintenance Charges."

     All of the Mortgage Loans that permit prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next Due Date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. Provided no event of default exists, none of the Mortgage Loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the

Prepayment Premiums or Yield Maintenance Charges. See "Risk Factors--Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the lender (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the related Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Offered Certificates--Risk Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Property Releases. Certain of the Mortgage Loans contain provisions which permit the related borrower to release a portion or all of the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan.

     Except with respect to the Mortgage Loans known as "962 Potomac Circle" and "Briar Meadows Apartment Homes" (each as described below), all of the Mortgage Loans permit the applicable borrower, at any time after a specified period (the "Defeasance Lock-Out Period"), to obtain a release of the Mortgaged Property from the lien of the related Mortgage ("Defeasance" or, the option to cause a Defeasance, the "Defeasance Option"), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers "government securities" (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended), that are acceptable to the Rating Agencies (the "Defeasance Collateral") in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the mortgage loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect.

     With respect to the Mortgage Loan known as "Saks, Inc.-North Riverside," representing approximately 0.63% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance, the Mortgage Loan documents permit the borrower to defease the Mortgage Loan on a payment date at any time including the first payment date following the Closing Date. However, in the event the borrower provides notice that would result in a defeasance of the Mortgage Loan on a date that is prior to the second anniversary of the Closing Date, the related Mortgage Loan Seller will be required to purchase the Mortgage Loan from the Trust for a purchase price, as defined above under "--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions". With respect to the Mortgage Loan known as "Briar Meadows Apartment Homes," representing approximately 1.12% of the Initial Outstanding Pool Balance and 5.69% of the Initial Loan Group 2 Balance, the Mortgage Loan documents permit prepayment as described above under "--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" but do not permit defeasance.

     Certain Mortgage Loans permit the release of individual Mortgaged Properties upon the partial Defeasance of the related Mortgage Loan. These Mortgage Loans generally require that (i) prior to the release of a related Mortgaged Property, the borrower deliver Defeasance Collateral at least equal to a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property to be defeased and (ii) the DSCR with respect to the remaining Mortgaged Properties after the Defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance.

     In many cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower's obligations, the related Note will generally be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to the Offered Certificates--Risks Related to Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement.

     In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release of a Mortgaged Property or portion thereof as follows:

     o the release of a Mortgaged Property or a portion of a Mortgaged Property where such property was given no or little value in connection with loan origination and underwriting criteria;

     o with respect to the Tysons Corner Center Loan, the borrower is permitted to obtain the release of certain out-parcels and surface and garage parking parcels subject to the satisfaction of certain conditions specified in the related Mortgage Loan Documents (including written confirmation from the Rating Agencies that such action would not cause the then current rating of the Certificates to be qualified, withdrawn or downgraded) but without the payment of a release payment; and

     o with respect to the AFR/Bank of America Portfolio Loan, the release of certain designated Mortgaged Properties during its Lock-Out Period, subject to payment of a Yield Maintenance Charge and satisfaction of a DSCR test and payment of 110% of the related allocated loan amount by the borrower; and after the related Lock-Out Period, the AFR/Bank of America Portfolio Loan requires that prior to the release of a related Mortgaged Property, the borrower deliver Defeasance Collateral based on a release price equal to a scaled percentage of the allocated loan amount for such Mortgaged Property, which may vary between 110% and 125%. On April 1, 2004, the borrower prepaid 0.20% of the aggregate initial principal balance of the AFR/Bank of America

          Portfolio Whole Loan. In addition, on April 30, 2004, the borrower prepaid 0.56% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan.

          The release price that is required to be paid for any Mortgaged Property securing the AFR/Bank of America Portfolio Loan is based on the allocated loan amount for that Mortgaged Property:


                                                 RELEASE PRICE
TOTAL AMOUNT PREPAID/DEFEASED             (% OF ALLOCATED LOAN AMOUNT)
-----------------------------            -----------------------------
     $60,000,000 or less................              110.0%
     $60,000,001 - $100,000,000.........              117.5%
     more than $100,000,000.............              125.0%

      The release price that is required to be paid for any Mortgaged Property securing the AFR/Bank of America Portfolio Loan that has no allocated loan amount will be the lesser of (i) the actual consideration received by the borrower from Bank of America in the event such individual property is transferred by the borrower to Bank of America and (ii) 50% of the appraised value of the Mortgaged Property as of the origination date.

Designated Release Property List for the AFR/Bank of America Portfolio Whole
Loan:

                                                                      ALLOCATED LOAN
               PROPERTY                        CITY         STATE         AMOUNT        RELEASE PRICE
--------------------------------------   ---------------   -------   ---------------   --------------
One South Van Ness Boulevard .........    San Francisco       CA     $34,878,437       $38,366,281
500 Ellinwood Way ....................    Pleasant Hill       CA       2,780,450         3,058,495
5875 NW 163rd Street .................     Miami Lakes        FL       7,368,684         8,105,552
801 Main Street ......................      Lynchburg         VA       1,031,616         1,134,777
204 East Rush ........................       Harrison         AR         466,683           513,352
606 Broad Street .....................     South Boston       VA         356,153           391,768
128 South Washington Street ..........        Albany          GA         540,370           594,407
102 East Front Street ................     Port Angeles       WA         491,246           540,370
7680 Girard Avenue ...................       La Jolla         CA       2,407,103         2,647,814
231 South Ridgewood Drive ............       Sebring          FL         515,808           567,389
3415/17 Eastern Avenue ...............      Baltimore         MD         392,996           432,296
                                                                     -----------       -----------
TOTAL ................................                               $54,545,455       $60,000,000
                                                                     ===========       ===========

     o With respect to the Mortgage Loan known as the "The Equity Industrial Partners Portfolio", representing 4.18% of the Initial Outstanding Pool Balance and 5.21% of the Initial Loan Group 1 Balance, the Mortgage Loan Documents permit the substitution of three of the related Mortgaged Properties in accordance with the conditions set forth in the related Mortgage Loan Documents. For more information, see "The Equity Industrial Partners Portfolio Loan" in Annex B to this prospectus supplement.

     Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement. With respect to the Garden State Plaza Loan, a guaranty is in place to cover costs described above in lieu of an escrow. For more information, see "The Garden State Plaza Loan" in Annex B to this prospectus supplement.

     Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

     o with respect to the Garden State Plaza Loan, representing approximately 9.71% of the Initial Outstanding Pool Balance and 12.09% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures the Garden State Plaza Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $130,000,000, $130,000,000 and $130,000,000, respectively). The Garden
          State Plaza Pari Passu Loans are not assets of the Trust. See "--Split Loan Structures--The Garden State Plaza Loan" above;

     o with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, representing approximately 9.33% of the Initial Outstanding Pool Balance and 11.63% of the Initial Loan Group 1 Balance, the related Mortgaged Properties also secure the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $65,000,000, $50,000,000, $74,000,000 and, in the
          case of one interest-only loan (which commences accruals only after the anticipated repayment date of the 731 Lexington Avenue-Bloomberg Headquarters loan), a notional balance of $86,000,000, respectively) and the 731 Lexington Avenue-Bloomberg Headquarters B Loan (with an unpaid principal balance as of the Cut-off Date of $86,000,000). The 731 Lexington Avenue-Bloomberg Headquarters Companion Loans are not assets of the Trust. See "--Split Loan Structures--731 Lexington Avenue-Bloomberg Headquarters Loan" above;

     o with respect to the DDR-Macquarie Portfolio Loan, representing approximately 5.60% of the Initial Outstanding Pool Balance and 6.98% of the Initial Loan Group 1 Balance, the related Mortgaged Properties also secure the DDR-Macquarie Portfolio Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $66,000,000, $24,250,000 and $49,750,000, respectively). The DDR-Macquarie Portfolio Pari Passu Loans are not assets of the Trust. See "--Split Loan Structures--The DDR-Macquarie Portfolio Loan" above;

     o with respect to the Tysons Corner Center Loan, representing approximately 4.67% of the Initial Outstanding Pool Balance and 5.81% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures the Tysons Corner Center Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $147,500,000, $95,000,000 and $35,000,000, respectively). The Tysons Corner Center Pari Passu Loans are not assets of the Trust. See "--Split Loan Structures--The Tysons Corner Center Loan" above;

     o with respect to the AFR/Bank of America Portfolio Loan, representing approximately 1.48% of the Initial Outstanding Pool Balance and 1.85% of the Initial Loan Group 1 Balance, the related Mortgaged Properties also secure the AFR/Bank of America Portfolio Pari Passu Loans (with unpaid principal balances as of the Cut-off Date of $99,171,023, $74,378,269, $84,295,370, $39,669,409 and $19,834,205, respectively)
          and the AFR/Bank of America Portfolio B Loan (with an unpaid principal balance as of the Cut-off Date of $99,171,023). The AFR/Bank of America Portfolio Companion Loans are not assets of the Trust. See "--Split Loan Structures--The AFR/Bank of America Portfolio Loan" above; and

     o with respect to the Saks, Inc.-North Riverside Loan, representing approximately 0.63% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures the Saks, Inc.-North Riverside B Loan (with an unpaid principal balance as of the Cut-off Date of $4,924,759). The Saks, Inc.-North Riverside Loan is not assets of the Trust. See "--Split Loan Structures--The Saks, Inc.-North Riverside Loan" above.

     The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

     o with respect to the Mortgage Loan known as the "Congress Apartments" loan, representing 0.32% of the Initial Outstanding Pool Balance and 1.62% of the Initial Loan Group 2 balance, the borrower is permitted to incur additional unsecured indebtedness and has entered into $500,000 of subordinated indebtedness;

     o with respect to the Tysons Corner Center Loan, representing 4.67% of the Initial

          Outstanding Pool Balance and 5.81% of the Initial Loan Group 1 Balance, the borrower is permitted to incur additional unsecured indebtedness in connection with the expansion and renovation of certain portions of the Mortgaged Property; and

     o with respect to the DDR-Macquarie Portfolio Loan, representing 5.60% of the Initial Outstanding Pool Balance and 6.98% of the Initial Loan Group 1 Balance, two of the borrowers owning properties in Pennsylvania are permitted to enter into subordinated notes in the aggregate principal amount of $14,921,546, provided such notes (i) provide for interest to accrue and not be paid during the period that the Mortgage Loan is outstanding, (ii) have a term of 20 years, (iii) are fully subordinated to the Mortgage Loan, and (iv) are defaultable only upon failure to repay at maturity.

     The Mortgage Loan Documents generally prohibit the pledge or transfer of controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers pursuant to the terms of the related mortgage loan documents or transfers to parties related to the borrower. Certain exceptions include:

     o the Mortgage Loan known as "731 Lexington Avenue-Bloomberg Headquarters," representing 9.33% of the Initial Outstanding Pool Balance and 11.63% of the Initial Loan Group 1 Balance, permits a transfer of the borrower to certain of its affiliates and, under certain circumstances, a transfer of indirect interests of the borrower to non-affiliates;

     o the Mortgage Loan known as "Garden State Plaza," representing 9.71% of the Initial Outstanding Pool Balance and 12.09% of the Initial Loan Group 1 Balance, permits the transfer of the direct or indirect interest in the borrower, provided the transferee satisfies the financial criteria set forth in the related Mortgage Loan Documents;

     o the Mortgage Loan known as "Tysons Corner Center," representing 4.67% of the Initial Outstanding Pool Balance and 5.81% of the Initial Loan Group 1 Balance, permits a transfer of the controlling interests in the Mortgagor among joint venture partners;

     o the Mortgage Loan known as "DDR-Macquarie Portfolio," representing 5.60% of the Initial Outstanding Pool Balance and 6.98% of the Initial Loan Group 1 Balance, permits a transfer of direct and indirect interests in the indirect parent entity of the borrower without the consent of the lender;

     o the Mortgage Loan known as "AFR/Bank of America Portfolio," representing 1.48% of the Initial Outstanding Pool Balance and 1.85% of the Initial Loan Group 1 Balance, permits a transfer of the borrower to certain of its affiliates and, under certain circumstances, a transfer of indirect interests of the borrower to non-affiliates; and

     o the Mortgage Loan known as "Saks, Inc.-North Riverside," representing 0.63% of the Initial Outstanding Pool Balance and 0.78% of the Initial Loan Group 1 Balance, permits unrestricted transfers of limited partnership interests in the borrower or any general partner, manager, member, beneficial owner or trustee of the borrower.

     In addition, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing or potential mezzanine debt:

     o with respect to the Mortgage Loan known as "Stonegate Oklahoma," representing 2.88% of the Initial Outstanding Pool Balance and 3.59% of the Initial Loan Group 1 Balance, the sole member of the borrower has incurred mezzanine debt in the amount of $3,000,000. The mezzanine lender has entered into an intercreditor agreement;

     o with respect to the Mortgage Loan known as "The Tower," representing 1.72% of the Initial Outstanding Pool Balance and 2.14% of the Initial Loan Group 1 Balance, the sole member of the borrower has incurred mezzanine debt in the amount of $2,500,000. The mezzanine lender has entered into an intercreditor agreement; and

     o with respect to the Mortgage Loan known as "Melbourne Park Apartments," representing 0.18% of the Initial Outstanding Pool Balance and 0.92% of the Initial Loan Group 2 Balance, the non-managing member of the borrower is permitted to obtain mezzanine financing secured by its ownership interest in the borrower, subject to certain conditions, including a loan-to-value ratio of not more than 85% and a debt service coverage ratio of at least 1.07x calculated taking into account the combined principal balances of the Mortgage Loan and related mezzanine loan), and confirmation that the Rating Agencies will not qualify, withdraw or downgrade any of their then-current ratings on the Certificates.

     o With respect to the Mortgage Loan known as "Southaven Shopping Center," representing 0.30% of the Initial Outstanding Pool Balance and 0.38% of the Initial Loan Group 1 Balance, the non-managing member of the borrower is permitted to obtain mezzanine financing secured by its ownership interest in the borrower, subject to certain conditions, including a loan-to-value ratio of not more than 85% LTV and a debt service coverage ratio of at least 1.20x calculated taking into account the combined principal balances of the Mortgage Loan and related Mezzanine Loan), and confirmation that the Rating Agencies will not qualify, withdraw or downgrade any of their then-current ratings on the Certificates.

     Certain risks relating to additional debt are described in "Risk Factors--Risks Related to Additional Debt" in this prospectus supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the lender. The Pooling and Servicing Agreement requires the Servicer or the Special Servicer (except with respect to the Non-Serviced Mortgage Loans and subject to the rights of the Directing Certificateholder), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases up to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Section 42 Loans. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

     Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     Borrower Concentrations. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 5.48%, 4.69%, and 2.85%, respectively, of the Initial Outstanding Pool Balance, 6.83% and 5.84%, respectively, of the Initial Loan Group 1 Balance and 14.44%, respectively, of the Initial Loan Group 2 Balance.

     Single-Tenant Mortgage Loans. In the case of 17 Mortgage Loans, representing 17.19% of the Initial Outstanding Pool Balance and 21.41% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which generally has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. The AFR/Bank of America Portfolio Loan, representing approximately 1.48% of the Initial Outstanding Pool Balance and 1.85% of the Initial Loan Group 1 Balance, is secured by 150 Mortgaged Properties, 66 of which are each leased to a single tenant and 67 of which are greater than 50% leased to such single tenant pursuant to a lease that provides that tenant with the right to relocate between buildings and to exercise certain limited termination rights.

     Geographic Location. The Mortgaged Properties are located throughout 36 states, with the largest concentrations by Initial Outstanding Pool Balance located in New York. See "Summary of the Prospectus Supplement--Characteristics of The Mortgage Pool--Property Locations" in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

     Cross-Collateralization and Cross-Default. Two groups of the Mortgage Loans, collectively representing approximately 7.35% of the Initial Outstanding Pool Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The Mortgage Loans known as the "Windover of Melbourne," "Windover Goldenpoint" and "Wedgewood Park" loans, collectively representing 1.87% of the Initial Outstanding Pool Balance and 9.49% of the Initial Loan Group 2 Balance, are cross-defaulted and cross-collateralized with each other; and the Mortgage Loans known as the "Public Ledger Building," "824 Market Street," "Brunswig Square," "1150 Gemini Plaza" and "The Atrium Building" loan, collectively representing 5.48% of the Initial Outstanding Pool Balance are cross-defaulted and cross-collateralized with each other. There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage Loan Documents will be enforceable.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES
GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 21 classes (each, a "Class") to be designated as the Class X Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class R Certificates and Class LR Certificates (collectively, the "Certificates"). Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class A-1A, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class LR Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Mortgage Loans) acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender's right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust's interests therein.

     Upon initial issuance, the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Principal Balance Certificates" and each a "Principal Balance Certificate") will have the following aggregate principal balances (each, a "Certificate Balance"), in each case, subject to a variance of plus or minus 5%:



                                                  APPROXIMATE PERCENT
                         INITIAL AGGREGATE      OF INITIAL OUTSTANDING     APPROXIMATE PERCENT
        CLASS           CERTIFICATE BALANCE          POOL BALANCE           OF CREDIT SUPPORT
--------------------   ---------------------   ------------------------   --------------------
Offered Certificates
Class A-1 ..........        $367,945,000                 27.469%                 15.250%(1)
Class A-2 ..........        $502,796,000                 37.536%                 15.250%(1)
Class B ............        $ 40,185,000                  3.000%                 12.250%
Class C ............        $ 16,744,000                  1.250%                 11.000%
Class D ............        $ 28,464,000                  2.125%                  8.875%
Class E ............        $ 25,116,000                  1.875%                  7.000%
Private Certificates
Class A-1A .........        $264,482,000                 19.745%                 15.250%(1)
Class F ............        $ 15,069,000                  1.125%                  5.875%
Class G ............        $ 13,395,000                  1.000%                  4.875%
Class H ............        $ 11,721,000                  0.875%                  4.000%
Class J ............        $ 11,720,000                  0.875%                  3.125%
Class K ............        $  6,698,000                  0.500%                  2.625%
Class L ............        $  3,348,000                  0.250%                  2.375%
Class M ............        $  5,024,000                  0.375%                  2.000%
Class N ............        $  5,023,000                  0.375%                  1.625%
Class O ............        $  5,023,000                  0.375%                  1.250%
Class P ............        $ 16,743,991                  1.250%                  0.000%

----------
(1) Represents the approximate credit support for the Class A-1, Class A-2 and Class A-1A Certificates in the aggregate.

     The Class X Certificates will have a notional balance (the "Notional Balance"), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates. The Class X Certificates will have a Notional Balance equal to the aggregate Certificate Balance of the Principal Balance Certificates from time to time. The initial Notional Balance of the Class X Certificates will be $1,339,496,991. The Notional Balance of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Class Q, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" in this prospectus supplement.

     The respective Certificate Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, then on the next succeeding business day, commencing in July, 2004 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Bond Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Bond Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Interest and Excess Liquidation Proceeds) received by or on behalf of the Servicer in the Collection Period relating to such

Distribution Date, (ii) all P&I Advances made by the Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Servicer in such Collection Period and required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period,
(iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls" below), and (vi) for the Distribution Date occurring in each March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under "The Pooling and Servicing Agreement--Accounts--Interest Reserve Account" below, but excluding the following:

          (a) all amounts permitted to be used to reimburse the Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon as described in this prospectus supplement under "The Pooling and Servicing Agreement-- Advances";

          (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Bond Administrator and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Servicer, the Trustee and the Bond Administrator, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under "The Pooling and Servicing Agreement--Special Servicing--The Special Servicer), together with interest thereon to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

          (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon at the Advance Rate as described in this prospectus supplement, to which the Servicer, the Special Servicer, any subservicer, the Bond Administrator and the Trustee are entitled;

          (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Bond Administrator and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

          (f) Prepayment Premiums and Yield Maintenance Charges;

          (g) any interest or investment income on funds on deposit in the Collection Account, the Distribution Account, any REO Account or the Excess Liquidation Proceeds Account or, to the extent payable to the Bond Administrator or the Servicer under the terms of the related Mortgage Loan, any cash collateral account, any Lock-Box Account or any Reserve Account or, in each case, any interest on Permitted Investments in which such funds may be invested;

          (h) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased;

          (i) the amount reasonably determined by the Bond Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the Loan REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

          (j) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Termination" and "--Realization Upon Defaulted Mortgage Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See "Yield and Maturity Considerations--Yield Considerations--Certain Relevant Factors" in this prospectus supplement.

     "Net REO Proceeds" with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Collection Period" with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs, provided, that with respect to the payment by a borrower of a Balloon Payment on its related Due Date or during its related grace period, the Collection Period will extend up to and including the business day prior to the business day preceding the related Distribution Date.

     If, in connection with any Distribution Date, the Bond Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time, the Bond Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Servicer, the Special Servicer and the Bond Administrator will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Bond Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Bond Administrator will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

     The "Determination Date" is the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain related expenses.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class Q, Class R and Class LR Certificates), is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes, any distributions in reduction of Certificate Balance or reductions in Notional Balance, as applicable, as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period) minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described under "--Appraisal Reductions" below.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of the following rates: (i) a fixed rate,
(ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class (as described in "Executive Summary--The Certificates" in this prospectus supplement) and the

Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or
(iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will, at all times, be equal to a fixed rate per annum subject to a cap of the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date is equal to approximately % per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date generally is equal in the aggregate to the difference between the Weighted Average Net Mortgage Pass-Through Rate and the Weighted Average Pass-Through Rate of the Principal Balance Certificates (based on their Certificate Balances). The Class Q, Class R and Class LR Certificates do not have Pass-Through Rates. The Class Q Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan, and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date.

     The "Due Date" with respect to any Mortgage Loan and any month, is the first day of such month in the related collection period as specified in the related Note for such Mortgage Loan.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates, the Net Mortgage Pass-Through Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

     So long as both the Class A-2 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-2 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

          (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

          (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

          (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing Agreement--Sale of Defaulted Mortgage Loans and "--Optional Termination";

          (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

          (v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

          (vi) all other Principal Prepayments received in the related Collection Period; and

          (vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Whole Loans, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the Serviced Whole Loans, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

     The "Group 2 Principal Distribution Amount" is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and
(b) interest at the applicable Net Mortgage Pass-Through Rate.

     An "REO Loan" is any Mortgage Loan (other than the Non-Serviced Mortgage Loans) as to which the related Mortgaged Property has become an REO Property.

     Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

          (i) First, to pay interest, pro rata, (i) on the Class A-1 and Class A-2 Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements, (ii) on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Accrual Amount for such Class, and
     (iii) on the Class X Certificates from the Available Funds for such Distribution Date up to an amount equal to the aggregate Interest Accrual Amount for such Class; provided, however, if on any Distribution Date, the Avaliable Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their respective interest entitlements;

          (ii) Second, pro rata, to the Class A-1, Class A-2, Class A-1A and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

          (iii) Third, in reduction of the Certificate Balances thereof, (A) to the Class A-1 and Class A-2 Certificates, first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, and second, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-2 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

          (iv) Fourth, to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (v) Fifth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (vi) Sixth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (vii) Seventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (viii) Eighth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (ix) Ninth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (x) Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xi) Eleventh, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xii) Twelfth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xiii) Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xiv) Fourteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xv) Fifteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xvi) Sixteenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xvii) Seventeenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xviii) Eighteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xix) Nineteenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xx) Twentieth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxi) Twenty-first, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxii) Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxiii) Twenty-third, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxiv) Twenty-fourth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxv) Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxvi) Twenty-sixth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxvii) Twenty-seventh, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxviii) Twenty-eighth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxix) Twenty-ninth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxx) Thirtieth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxi) Thirty-first, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxii) Thirty-second, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxiii) Thirty-third, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxxiv) Thirty-fourth, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxv) Thirty-fifth, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxvi) Thirty-sixth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxvii) Thirty-seventh, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xxxviii) Thirty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xxxix) Thirty-ninth, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xl) Fortieth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xli) Forty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xlii) Forty-second, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xliii) Forty-third, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xliv) Forty-fourth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xlv) Forty-fifth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (xlvi) Forty-sixth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (xlvii) Forty-seventh, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xlviii) Forty-eighth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xlix)Forty-ninth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (l) Fiftieth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (li) Fifty-first, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

          (lii) Fifty-second, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (liii) Fifty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (liv) Fifty-fourth, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (lv) Fifty-fifth, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (lvi) Fifty-sixth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

          (lvii) Fifty-seventh, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

          (lviii) Fifty-eighth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

          (lix)Fifty-ninth, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

          (lx) Sixtieth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

          (lxi) Sixty-first, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

     All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-2 and Class A-1A Certificates, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

     Prepayment Premiums; Yield Maintenance Charge. On any Distribution Date, Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates) in the following manner: the holders of each class of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates) will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed as principal representing principal payments in respect of Mortgage Loans included in Loan Group 1 to all of the Certificates (other than the Class A-1A Certificates) on such Distribution Date,
(b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Collection Period.

     On any Distribution Date, Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: the holders of each Class of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed as principal representing principal payments in respect of the Mortgage Loans included in Loan Group 2 to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Collection Period.

     Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions shall be distributed to the holders of the Class X Certificates. No Yield Maintenance Charges in respect of the Mortgage Loans will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class H Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause
(a)(i) above, then the Base Interest Fraction will be zero.

     In the case of the Serviced Whole Loans, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Whole Loan will be allocated ratably in proportion to the outstanding principal balances of the Mortgage Loan and the related Companion Loans.

REALIZED LOSSES

     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class X Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Principal Balance Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the Class M Certificates, fifth, to the Class L Certificates, sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates, ninth, to the Class G Certificates, tenth, to the Class F Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class B Certificates, and finally, pro rata, to the Class A-1, Class A-2 and Class A-1A Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

     o interest on Advances (to the extent not covered by Default Interest and late payment fees);

     o additional servicing compensation (including the special servicing fee);

     o extraordinary expenses of the Trust and other additional expenses of the Trust;

     o a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers;

     o a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement--Modifications," in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such

Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class X Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

     With respect to each Non-Serviced Mortgage Loan, any additional trust expenses under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, COMM 2004-LNB2 Pooling and Servicing Agreement or the GMACCM 2003-C3 Pooling and Servicing Agreement, as applicable, that are similar to those expenses resulting in Realized Losses and that relate to a Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the related Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Trust.


PREPAYMENT INTEREST SHORTFALLS

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee, the Bond Administrator and the Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer.

     With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan and a Non-Serviced Mortgage Loan) that has been subject to a Principal Prepayment and a

Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Certificateholder), the Servicer will be required to deliver to the Bond Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the "Servicer Prepayment Interest Shortfall"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan and a Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Servicing Fees that is being paid in such Collection Period with respect to the Mortgage Loans (other than a Specially Serviced Loan and a Non-Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan and a Non-Serviced Mortgage
Loan) serviced by the Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage
Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided, that the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard, (iii) pursuant to applicable law or a court order, the portion of the Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Servicing Fees computed at a rate of 0.02% per annum and paid in such Collection Period with respect to the Mortgage Loans (other than Specially Serviced Loans and Non-Serviced Mortgage Loans.

     "Net Prepayment Interest Shortfall" means with respect to each Mortgage Loan, the aggregate Prepayment Interest Shortfalls in excess of the Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

     To the extent that such Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount (the "Net Prepayment Interest Excess") will be payable to the Servicer as additional compensation.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-1A and Class X Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates") to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-1A and Class X Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution

Date in respect of any Classes of Regular Certificates subordinate thereto, and
(ii) by the allocation of Realized Losses, first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the Class M Certificates, fifth to the Class L Certificates, sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates, ninth, to the Class G Certificates, tenth, to the Class F Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class B Certificates, and finally, pro rata, to the Class A-1, Class A-2 and Class A-1A Certificates based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     Allocation of principal distributions to the Class A-1, Class A-2 and Class A-1A Certificates (collectively, the "Class A Certificates") will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

APPRAISAL REDUCTIONS

     With respect to any Mortgage Loan other than a Non-Serviced Mortgage Loan or Serviced Whole Loan, on the first Distribution Date following the earliest of
(i) the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Whole Loan and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer, with a copy to the Special Servicer and the Directing Certificateholder within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan and (D) the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Special Servicer and the Directing Certificateholder, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Directing Certificateholder, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Serviced Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Whole Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Whole Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Servicer or the Special Servicer, as applicable, as Property Advance) minus any downward adjustments the Special Servicer deems appropriate (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Whole Loans having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Whole Loan (exclusive of Default Interest) at a per annum rate equal to the Mortgage Rate (or with respect to a the applicable Serviced Whole Loan, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Serviced Whole Loan, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Whole Loan and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Whole Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Whole Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans or an applicable Serviced Whole Loan having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans or an applicable Serviced Whole Loan having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a "Small Loan Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loans, or (B) to obtain, with the consent of the Directing Certificateholder, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.


     At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Directing Certificateholder may, at its own expense, obtain and deliver to the Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of an "Updated Appraisal," and upon the written request of the Directing Certificateholder, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Whole Loan based on such appraisal and will be required to notify the Trustee, the Servicer and the Directing Certificateholder of such recalculated Appraisal Reduction Amount.


     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan, any extension of the maturity date of a Mortgage Loan or Serviced

Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Whole Loan remains specially serviced.


     Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Whole Loan. Any Appraisal Reduction on the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan will generally be allocated, first, to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan (up to the full principal balance thereof) and, then, to the holders of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans (which include the Trust as the holder of the 731 Lexington Avenue-Bloomberg Headquarters Loan), pro rata, based on each such loan's outstanding principal balance. Any Appraisal Reduction on the DDR-Macquarie Portfolio Whole Loan will generally be allocated, pro rata, to the DDR-Macquarie Portfolio Loan and the DDR-Macquarie Portfolio Pari Passu Loans based on each loan's outstanding principal balance. Any Appraisal Reduction on the Saks, Inc.-North Riverside Whole Loan will generally be allocated, first, to the holder of the Saks, Inc.-North Riverside B Loan (up to the full principal balance thereof) and, then, to the Trust, as holder of the Saks, Inc.-North Riverside Loan.


     In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.


     The Garden State Plaza Loan, the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan are subject to provisions in the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, the COMM 2004-LNB2 Pooling and Servicing Agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement, respectively, relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of the Garden State Plaza Loan, the Tysons Corner Center Loan and/or the AFR/Bank of America Portfolio Loan will proportionately reduce the Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances on each of the Garden State Plaza Loan, the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan, as applicable, and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any such appraisal reduction on the Garden State Plaza Whole Loan will generally be allocated, pro rata, to the Garden State Plaza Loan and the Garden State Plaza Pari Passu Loans, based on each loan's outstanding principal balance. Any such appraisal reduction on the Tysons Corner Center Whole Loan will generally be allocated, pro rata, to the Tysons Corner Center Loan and the Tysons Corner Center Pari Passu Loan, based on each loan's outstanding principal balance. Any such appraisal reduction on the AFR/Bank of America Portfolio Whole Loan will generally be allocated, first, to the holder of the AFR/Bank of America Portfolio B Loan (up to the full principal balance thereof) and, then, to the holders of the AFR/Bank of America Portfolio Senior Loans (which include the Trust as the holder of the AFR/Bank of America Portfolio Loan), pro rata, based on each such loan's outstanding principal balance.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.


DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1 and Class A-2 Certificates and multiples of $1 in excess thereof; and (ii) $25,000 with respect to Classes B, C, D and E Certificates and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Bond Administrator will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), the Bond Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


BOOK-ENTRY REGISTRATION


     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.


     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Bond Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Bond Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and

Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.


     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Bond Administrator, the Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.


     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.



DEFINITIVE CERTIFICATES


     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Bond Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.


     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Bond Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Bond Administrator, the Certificate Registrar and the Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Bond Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.


     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Bond Administrator will be appointed as the initial Certificate Registrar.

                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

     Pass-Through Rate. The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates for any Distribution Date will equal one of the following: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class and the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date,
(iii) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. Accordingly, the yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate with respect to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates is not a fixed rate, reducing the Pass-Through Rates on such Classes of Offered Certificates.

     See "Yield and Maturity Considerations" in the prospectus, "Description of the Offered Certificates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments or payments with respect to ARD Loans are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "The Pooling and Servicing Agreement--Amendment" and "--Modifications" in this prospectus supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated

Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See "Risk Factors--Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date" in this prospectus supplement.


     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.


     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).


     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations-- Yield and Prepayment Considerations" in the prospectus.


     The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Interest. As described under "Description of the Offered Certificates-- Distributions" in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date. The columns headed "25%," "50%," "75%," and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-Out Period, if any, or during such Mortgage Loan's Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under "Description of the Mortgage Pool--Additional Loan Information" and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the "Modeling Assumptions"):

          (i) the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

          (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

          (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in July 2004;

          (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

          (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered
     (xii);

          (vi) all Mortgage Loans accrue interest under the method specified in Annex A-1;

          (vii) no party exercises its right of optional termination described herein;

          (viii) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty, a document defect in the mortgage file [or, with respect to the Saks, Inc.--North Riverside Loan, in connection with an early defeasance request], no holder of the related subordinate debt with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, the AFR/Bank of America Portfolio Loan or the Saks, Inc.-North Riverside Loan will exercise its option to purchase such Mortgage Loan; and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund;

          (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

          (x) there are no additional Trust expenses;

          (xi) distributions on the Certificates are made on the 10th day of each month, commencing in July 2004;

          (xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-Out Period, if any, or Yield Maintenance Period, if any;

          (xiii) the Closing Date is June 28, 2004;

          (xiv) each ARD Loan in the Trust is paid in full on its Anticipated Repayment Date;

          (xv) with respect to each Mortgage Loan, the Master Servicing Fee, the Trustee Fee and the Bond Administrator Fee accrue on the same basis as interest accrues on such Mortgage Loan. With respect to the AFR/Bank of America Portfolio Loan, separate servicing fees as set forth in the GECMC 2004-C1 Pooling and Servicing Agreement and the GECMC 2004-C2 Pooling and Servicing Agreement are each calculated on a 30/360 basis; and

          (xvi) the 731 Lexington Avenue-Bloomberg Headquarters Loan, the AFR/Bank of America Portfolio Loan and the Saks, Inc.-North Riverside were each modeled based on the principal balance of the related Whole Loan but only the portions of such cash flow due with respect to the Cut-Off Date Balance of the related Mortgage Loan were included in the tables presented herein.

     To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
June 2005 .................................       98          98          98          98          98
June 2006 .................................       96          96          96          96          96
June 2007 .................................       92          92          92          92          92
June 2008 .................................       88          88          88          88          88
June 2009 .................................       61          61          61          61          61
June 2010 .................................       56          56          56          56          56
June 2011 .................................       31          30          28          25          11
June 2012 .................................        7           7           7           7           7
June 2013 .................................        2           2           2           2           2
June 2014 and thereafter ..................        0           0           0           0           0
Weighted Average Life (in years) ..........     5.90        5.89        5.87        5.85        5.71

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR


                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
June 2005 .................................      100         100         100         100         100
June 2006 .................................      100         100         100         100         100
June 2007 .................................      100         100         100         100         100
June 2008 .................................      100         100         100         100         100
June 2009 .................................      100         100         100         100         100
June 2010 .................................      100         100         100         100         100
June 2011 .................................      100         100         100         100         100
June 2012 .................................      100         100         100         100         100
June 2013 .................................      100         100         100         100         100
June 2014 and thereafter ..................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.81        9.78        9.75        9.71        9.48

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
June 2005 .................................      100         100         100         100         100
June 2006 .................................      100         100         100         100         100
June 2007 .................................      100         100         100         100         100
June 2008 .................................      100         100         100         100         100
June 2009 .................................      100         100         100         100         100
June 2010 .................................      100         100         100         100         100
June 2011 .................................      100         100         100         100         100
June 2012 .................................      100         100         100         100         100
June 2013 .................................      100         100         100         100         100
June 2014 and thereafter ..................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.95        9.95        9.95        9.95        9.78


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
June 2005 .................................      100         100         100         100         100
June 2006 .................................      100         100         100         100         100
June 2007 .................................      100         100         100         100         100
June 2008 .................................      100         100         100         100         100
June 2009 .................................      100         100         100         100         100
June 2010 .................................      100         100         100         100         100
June 2011 .................................      100         100         100         100         100
June 2012 .................................      100         100         100         100         100
June 2013 .................................      100         100         100         100         100
June 2014 and thereafter ..................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.95        9.95        9.95        9.95        9.78

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
June 2005 .................................      100         100         100         100         100
June 2006 .................................      100         100         100         100         100
June 2007 .................................      100         100         100         100         100
June 2008 .................................      100         100         100         100         100
June 2009 .................................      100         100         100         100         100
June 2010 .................................      100         100         100         100         100
June 2011 .................................      100         100         100         100         100
June 2012 .................................      100         100         100         100         100
June 2013 .................................      100         100         100         100         100
June 2014 and thereafter ..................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.95        9.95        9.95        9.95        9.78


                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
                OF THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
     0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT
                                  INDICATED CPR


                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial ...................................      100%        100%        100%        100%        100%
June 2005 .................................      100         100         100         100         100
June 2006 .................................      100         100         100         100         100
June 2007 .................................      100         100         100         100         100
June 2008 .................................      100         100         100         100         100
June 2009 .................................      100         100         100         100         100
June 2010 .................................      100         100         100         100         100
June 2011 .................................      100         100         100         100         100
June 2012 .................................      100         100         100         100         100
June 2013 .................................      100         100         100         100         100
June 2014 .................................       83          67          45          12           0
June 2015 and thereafter ..................        0           0           0           0           0
Weighted Average Life (in years) ..........    10.02       10.01        9.99        9.96        9.78

CERTAIN PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates under the Modeling Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of June 28, 2004 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including June 1, 2004 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                     MAINTENANCE--OTHERWISE AT INDICATED CPR



          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                     MAINTENANCE--OTHERWISE AT INDICATED CPR



          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                     MAINTENANCE--OTHERWISE AT INDICATED CPR



          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                     MAINTENANCE--OTHERWISE AT INDICATED CPR



          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                     MAINTENANCE--OTHERWISE AT INDICATED CPR



          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

     PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES
       AT THE SPECIFIED CPRS 0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD
                     MAINTENANCE--OTHERWISE AT INDICATED CPR



          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
 ......................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                       THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), entered into, among others, by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator.


     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Bond Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois 60603,
Attention: Asset Backed Securities Trust Services Group--COMM 2004-LNB3.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special Servicer to diligently service and administer the Mortgage Loans (other than the Garden State Plaza Loan, Tysons Corner Center Loan, and the AFR/Bank of America Portfolio Loan, which will be serviced pursuant to the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, the COMM 2004-LNB2 Pooling and Servicing Agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement, respectively) for which each is responsible in the best interests of and for the benefit of the Certificateholders and, with respect to each Serviced Whole Loan, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related intercreditor agreement, if applicable, and the terms of the Mortgage Loans or Serviced Whole Loans, as applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     o the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the holders of the related Serviced Companion Loans (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment); and

     o the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the holders of the related Serviced Companion Loans (as a collective whole, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment) but without regard to:

          (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

          (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate of either;

          (C)  the Servicer's obligation to make Advances;

          (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or the Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; and

          (F) any debt that the Servicer or the Special Servicer or any affiliate of the Servicer or the Special Servicer, as applicable, has extended to any borrower or affiliate of the borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     For a description of the servicing of the Garden State Plaza Loan, Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan see "--Servicing of the Non-Serviced Mortgage Loans" below and "Description of the Mortgage Pool--Split Loan Structures--The Garden State Plaza Loan," "--The Tysons Corner Center Loan" and "--The AFR/Bank of America Portfolio Loan" in this prospectus supplement.

     The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Companion Loans, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.


ADVANCES

     The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the Servicer

Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, the Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

     P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, the DDR-Macquarie Portfolio Loan, the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan, the Servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans. If the Servicer determines that a proposed P&I Advance with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan, the DDR-Macquarie Portfolio Loan, the Tysons Corner Center Loan or the AFR/Bank of America Portfolio Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Servicer will be required to provide the servicer of each securitization that holds a related Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination. If the Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan unless the Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such Whole Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a Mortgage Loan discussed in this paragraph determines that any advance of principal and/or interest with respect to such related Pari Passu Companion Loan would be recoverable, then the Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Servicer or the Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

     With respect to the Garden State Plaza Loan, the Servicer will make its own independent recoverability determination in accordance with the Servicing Standard with respect to a P&I Advance on the Garden State Plaza Loan. The Servicer will make such determination independently of any determination made by any servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Companion Loans (including, the LB-UBS Series 2004-C4 Servicer). The Servicer will not be bound by any determination made by such servicer with respect to the related Pari Passu Companion Loans.

     With respect to each Mortgage Loan that is part of a Whole Loan, the Servicer will only be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced Mortgage Loans) to make advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property (other than with respect to the Mortgaged Properties securing the Non-Serviced Mortgage Loans). In addition if the Special Servicer requests that the Servicer make a Property Advance and the Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The Servicer will also be obligated to make Property Advances with respect to the Serviced Whole Loans.

     With respect to a nonrecoverable Property Advance on each of the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, the DDR-Macquarie Portfolio Whole Loan and the Saks, Inc.-North Riverside Whole Loan, the Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan, if any, second, from collections on, and proceeds of, the related Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan's outstanding principal balance).

     The LB-UBS Series 2004-C4 Servicer, the COMM 2004-LNB2 Servicer and the GMACCM 2003-C3 Servicer are obligated to make property advances with respect to the Garden State Plaza Whole Loan, Tysons Corner Center Whole Loan and the AFR/Bank of America Portfolio Whole Loan, respectively.

     With respect to a nonrecoverable property advance on each of the Garden State Plaza Whole Loan, the Tysons Corner Center Whole Loan and the AFR/Bank of America Portfolio Whole Loan, the applicable servicer under the related pooling and servicing agreement governing such Non-Serviced Mortgage Loan will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan, if any, second, from collections on, and proceeds of, the related Mortgage Loan and any related Pari Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan's outstanding principal balance).

     To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer or Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest thereon,
(i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in its reasonable judgment that such Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Whole Loans).

     The Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "Advance Rate") (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Whole Loans). The Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer or the Trustee, as applicable, will be obligated to make an Advance to cover such shortfall, but only to the extent the Servicer or the Trustee, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

     The obligation of the Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.

     With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Servicer determines that a Property Advance of such amounts would not be recoverable, the Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Whole Loan, the holders of the related Serviced Companion Loans). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Whole Loan, the holders of the related

Serviced Companion Loans), the Special Servicer will be required to direct the Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.


     Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Servicer, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Whole Loan, from any amounts collected in respect of such Serviced Whole Loan) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Whole Loan, from any amounts collected in respect of such Serviced Whole Loan) ("Related Proceeds") prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a "Nonrecoverable Advance"). Any such determination with respect to the recoverability of Advances by either the Servicer or the Special Servicer must be evidenced by an officer's certificate delivered to the other and to the Depositor, the Bond Administrator and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Bond Administrator, the Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Servicer, the Special Servicer and the Trustee.


     Subject to the discussion in this section relating to Whole Loans, each of the Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Whole Loan, out of general funds on deposit in the custodial account related to such Serviced Whole Loan) in each case, first, from principal collections and then, from interest collections. If the funds in the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). In addition, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or a Serviced Whole Loan, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount"), first, only out of principal collections in the Collection Account (or with respect to a Serviced Whole Loan, first out of the related custodial account) and second, only upon a determination by the Servicer, the Special Servicer or the Trustee, as applicable, that such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) only the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Whole Loan, as applicable) as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the applicable Servicing Standard in the case of the Servicer or the Special Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer or the Special Servicer, as applicable, and the Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Whole Loan, as described above) will represent a portion of the losses to be borne by the Certificateholders.

     In addition, the Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Servicer, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

     "Unliquidated Advance" means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Serviced Whole Loan or REO Property in respect of which the Advance was made.


ACCOUNTS

     Collection Account. The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or with respect to each Serviced Whole

Loan, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Whole Loan will not be deposited into the Collection Account, but will be deposited into a separate custodial account. Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

     Distribution Accounts. The Bond Administrator will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Servicer will remit on or before each Servicer Remittance Date to the Bond Administrator, and the Bond Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee (which includes the Bond Administrator Fee). To the extent the Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     Interest Reserve Account. The Bond Administrator will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year of 12 months of 30 days each, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

     Excess Interest Distribution Account. The Bond Administrator is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class Q Certificateholders. Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account. On each Distribution Date, the Bond Administrator is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the Class Q Certificates.

     "Excess Interest" with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     The Bond Administrator will also establish and maintain one or more segregated accounts or sub-accounts for the "Lower-Tier Distribution Account," the "Upper-Tier Distribution Account," and the "Excess Liquidation Proceeds Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Collection Account, the separate custodial account for each Serviced Whole Loan, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Servicer or Bond Administrator on behalf of the Trustee) on behalf of the holders of Certificates, and, in the case of the Serviced Whole Loans, the holders of the related Serviced Companion Loans. The Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer or Bond Administrator on behalf of the Trustee) on behalf of the holders of the Class Q Certificates. Each of the Collection Account, the separate custodial account for each Serviced Whole Loan, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's Investors Service, Inc. ("Moody's") and "R-1 (middle)" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations and "F1" by Fitch, with respect to any custodial account related to a Serviced Whole Loan as to which commercial mortgage pass-through certificates backed by a Serviced Companion Loan have been issued ("Companion Loan Securities") rated by Fitch, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least "AA-" by S&P, "Aa3" by Moody's and AA (low) by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by two nationally-recognized statistical rating organizations and "AA-" by Fitch, with respect to any custodial account related to a Serviced Whole Loan that has Companion Loan Securities rated by Fitch or (B) as to which the Bond Administrator has received written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or Companion Loan Securities or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Companion Loan Securities, which may be an account maintained with the Trustee, the Bond Administrator or the Servicer, or (iv) with PNC Bank so long as PNC Bank's long-term unsecured debt rating is at least "A" from S&P and "A" from Moody's (if the deposits are to be held in the account for more than 30 days) or PNC Bank's short-term deposit or short-term unsecured debt rating is at least "A-1" from S&P or "P-1" from Moody's (if the deposits to be held in accounts for 30 days or less).


     Amounts on deposit in the Collection Account, the separate custodial account for each Serviced Whole Loan and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account and the separate custodial account for each Serviced Whole Loan will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. The Servicer or the Special Servicer, as applicable, will be required to bear any losses resulting from the investment of such funds in accounts maintained by the Servicer, other than losses resulting from investments directed by or on behalf of a borrower or which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     Amounts on deposit in the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account will remain uninvested.

     The Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Whole Loan), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     In general, the Mortgage Loans or Serviced Whole Loans contain provisions in the nature of "due-on-sale" clauses (including, without limitation, sales of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Whole Loans will (or may at the lender's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, (b) provide that the Mortgage Loans or Serviced Whole Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Whole Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Companion Loan Securities from (i) S&P with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or (ii) Moody's and DBRS with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). The Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Defaulted Mortgage Loans" and "--Modifications" in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan and to any determination by the Servicer that the conditions to transfer or assumption of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph have been satisfied; and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such assumption, in each case, to the extent described in this prospectus supplement under "--Special Servicing." In addition, the Special Servicer will also be required to obtain the consent of the Directing Certificateholder with respect to any assumption with respect to a Specially Serviced Mortgage Loan, to the extent described in this prospectus supplement under "--Special Servicing."

     In general, the Mortgage Loans and Serviced Whole Loans contain provisions in the nature of a "due-on-encumbrance" (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) clause which by their terms (a) provide that the Mortgage Loans or Serviced Whole Loans will (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender provided certain conditions are satisfied. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or
(ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from S&P, Moody's and DBRS that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates or Companion Loan Securities; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of Moody's and DBRS, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). The Servicer or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund. The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan and to any determination by the Servicer that the conditions to further encumbrance of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph have been satisfied, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "--Special Servicing." See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus. If the Special Servicer, in accordance with the Servicing Standard, (a) notifies the Servicer of its determination with respect to any Mortgage Loan or Serviced Whole Loan, (which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied) that the conditions required under the related Loan Documents have not been satisfied or
(b) the Special Servicer objects in writing to the Servicer's determination that such conditions have been satisfied, then the Servicer shall not permit transfer, assumption or further encumbrance of such Mortgage Loan or Serviced Whole Loan.

     Neither the Servicer nor the Special Servicer will be responsible for enforcing a "due-on-sale" or a "due-on-encumbrance" clause with respect to any Non-Serviced Mortgage Loan.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2005; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Garden State Plaza Loan, Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan will be in accordance with the terms of the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, the COMM 2004-LNB2 Pooling and Servicing Agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement, respectively.

INSURANCE POLICIES

     In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the Non-Serviced Mortgage Loans), the Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Servicer will be required to itself cause to be maintained) for the related Mortgaged
Property:

          (i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

          (i) the Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan and is available at commercially reasonable rates (and if the Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

          (ii) if and to the extent that any Mortgage Loan or Serviced Whole Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

          (iii) the Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Servicer's obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

          (iv) except as provided below (including under clause (vii)), in no event will the Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Servicer in accordance with the Servicing Standard, not less frequently than annually, and such Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

          (v) the reasonable efforts of the Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Servicer on a force-placed basis;

          (vi) to the extent the Servicer itself is required to maintain insurance that the borrower does not maintain, the Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

          (vii) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

provided, however, that any determination by the Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Certificateholder; provided, further, that the Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Certificateholder; and, provided further, that while approval is pending, the Servicer will not be in default or liable for any loss.

     Notwithstanding the provision described in clause (iv) above, the Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan, will be required to obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing"). The Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing." The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Servicer, with respect to that Mortgage Loan.

     With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under "--Advances" in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Servicer to cause that coverage to be maintained under the Servicer's force-placed insurance policy. In such case, the Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Servicer's existing force-placed policy.

     If either (x) the Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loans or REO Properties, as applicable, as to which it is the Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and
(ii) provides protection equivalent to the individual policies otherwise required or (y) the Servicer

(or its corporate parent) or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by Moody's and "A" by Fitch if any Companion Loan Security is rated by Fitch and the Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance premiums incurred by the Servicer or the Special Servicer may be recovered by the Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Whole Loan, nor will any Mortgage Loan be subject to FHA insurance.

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from GACC, LaSalle and PNC Bank pursuant to three separate mortgage loan purchase agreements (the "Mortgage Loan Purchase Agreements"). See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "Custodian"), the Note and certain other documents and instruments (the "Mortgage Loan Documents") with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.


REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

     In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

     Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information pertaining to each Mortgage Loan set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than certain rights of the holder of a companion loan, if applicable, or certain servicing rights);

          (3) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

          (4) each Note, Mortgage and the assignment of leases (if it is a document separate from the Mortgage) executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except (i) that certain provisions contained in such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan Documents invalid as a whole and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) each assignment of leases creates a valid collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases and subject to the limitations on enforceability set forth in (4) above;

          (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the Note, Mortgage(s) or other agreements executed in connection with the Mortgage Loan, subject to limitations on enforceability set forth in (4) above, and as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

          (7) each related assignment of Mortgage and assignment of assignment of leases will constitute the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to the limitations on enforceability set forth in (4) above;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject to the limitations on enforceability set forth in (4) above and subject to the title exceptions;

          (9) all real estate taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became delinquent have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

          (10) except as set forth in engineering reports, to the Mortgage Loan Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan;

          (11) each Mortgaged Property is covered by a title insurance policy (or a "pro forma" title policy or a "marked up" commitment) insuring that the related Mortgage is a valid first lien subject only to title exceptions. No claims have been made under such title insurance policy. Such title insurance policy is in full force and effect;

          (12) as of the date of the origination of each Mortgage Loan, the related Mortgaged Property was insured by all insurance coverage required under the related Mortgage and such insurance was in full force and effect at origination;

          (13) other than payments due but not yet 30 days or more delinquent, there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Mortgage Loan Seller elsewhere in the related Mortgage Loan Purchase Agreement or any exception to any representation and warranty made therein;

          (14) each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment without giving effect to any applicable grace or cure period;

          (15) the Mortgaged Property, or any material portion thereof, is not the subject of, and no borrower is a debtor in, any state or federal bankruptcy or insolvency or similar proceeding;

          (16) the Mortgage Loan Documents provide for the acceleration of the related Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the Mortgaged Property or any direct equity interest in the borrower is directly or indirectly pledged, transferred or sold, other than by reason of certain exceptions which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property or transfers that are subject to the approval of the holder of the Mortgage Loan; and

          (17) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value, use or operation of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage.

     The Pooling and Servicing Agreement requires that the Custodian, the Servicer, the Special Servicer, the Trustee or the Bond Administrator notify the Depositor, the Bond Administrator, the affected Mortgage Loan Seller, the Directing Certificateholder, the Custodian, the Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that materially and adversely affects the value of such Mortgage Loan, the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following the earlier of its receipt of notice from the Servicer, the Special Servicer, the Trustee, the Custodian or the Bond Administrator or its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in "--Special Servicing--Special Servicing Compensation" and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price") or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the "Removed Mortgage Loan") and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     If one of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan

Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the applicable Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the applicable Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan,
(iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan and (iv) is approved by the Directing Certificateholder.

     The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second and third preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Bond Administrator will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC, the Lower-Tier REMIC or the applicable Loan REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining written confirmation of each rating agency then rating any Certificates or Companion Loan Securities that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or Companion Loan Securities. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Bond Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates or Companion Loan Securities. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Trustee is permitted to remove the Servicer or the Special Servicer upon receipt of notice from any rating agency then rating any Certificates or Companion Loan Securities that if such Servicer or Special Servicer is not removed there is the risk of a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates or Companion Loan Securities.

     The Pooling and Servicing Agreement also provides that none of the Depositor, the Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Certificateholder), or for errors in judgment; provided, however, that none of the Depositor, the Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer or Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Whole Loan, the expenses, costs and liabilities described in the preceding sentence that relate to the applicable Whole Loan will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Whole Loan (with respect to a Serviced Whole Loan, such expenses will first be allocated to the related B Loan, if any, and then will be allocated to the related Mortgage Loan and any related Pari Passu Companion Loans, on a pro rata basis (based on each such loan's outstanding principal balance). If funds in the applicable custodial account relating to a Serviced Whole Loan are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

     The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loans, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the applicable Whole Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable pooling and servicing agreement.

     In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates and Companion Loan Securities, if applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account, as described in the second preceding paragraph).

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Bond Administrator under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Whole Loan, to the extent such reimbursement is allocable to such Serviced Whole Loan, from the related custodial account) to the extent not recoverable from the Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates or Companion Loan Securities has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates or Companion Loan Securities.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Bond Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time) on the relevant Distribution Date or any failure by the Servicer to remit to any holder of a Serviced Companion Loan, in a timely manner as required by the Pooling and Servicing Agreement or any related intercreditor agreement, any amount required to be so remitted;

          (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Servicer;

          (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Servicer's failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force-placed by the Servicer pursuant to the Pooling and Servicing Agreement and 10 days in the case of a failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus, but solely with respect to the first time such reports and items are required to be provided) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that failure (other than the failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

          (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) receipt by the Trustee of notice from either Fitch or DBRS to the effect that the continuation of the Servicer or Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS (i) in the case of DBRS, to any Class of Certificates or Companion Loan Securities and (ii) in the case of Fitch, to any Companion Loan Securities;

          (g) receipt by the Trustee of written notice from S&P to the effect that the Servicer or the Special Servicer has been removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned to the Certificates or any Companion Loan Securities have been qualified, downgraded or withdrawn in connection with such removal; and

          (h) Moody's has placed the rating of any Certificates or Companion Loan Securities on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Certificates or Companion Loan Securities) citing servicing concerns with respect to the servicing of the Certificates or the related Serviced Companion Loan by the Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch list status, such watch is not withdrawn by Moody's within 60 days.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer. Except for the Directing Certificateholder's right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Servicer or Special Servicer if an Event of Default with respect to the Servicer or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder. If an Event of Default affects a holder of a Serviced Companion Loan, the Trustee, at the direction of such holder of a Serviced Companion Loan, will be required to appoint a sub-servicer (or, if such Serviced Whole Loan is currently being sub-serviced then the Trustee may replace such sub-servicer with a new sub-servicer) to service or specially service such Serviced Whole Loan.

     On and after the date of termination following an Event of Default by the Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates or Companion Loan Securities, as evidenced in writing by each rating agency then rating such Certificates or Companion Loan Securities, to act as successor to the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, neglected or refused to institute such proceeding.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an Event of Default on the part of the Servicer affects a pari passu Serviced Companion Loan and the Servicer is not otherwise terminated, the Trustee, at the direction of the holders of such Serviced Whole Loan (determined in accordance with the terms of the related intercreditor agreement) will be required to appoint a sub-servicer that will be responsible for servicing such Serviced Whole Loan.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities, if applicable (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates or Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Companion Loan Securities, if applicable. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC, Lower-Tier REMIC or the applicable Loan REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the

Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and the consent of the holder of any affected Serviced Companion Loans.



VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.


SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Whole Loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

     In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan and, with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Saks, Inc.-North Riverside Loan, subject to the purchase option of the holder of the related B Loan) or a Serviced Whole Loan becomes a Defaulted Mortgage Loan, the Controlling Class Representative and the Special Servicer, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a "Purchase Option") at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     The Controlling Class Representative will also have a purchase option with respect to the Garden State Plaza Loan, the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan. For a description of the purchase option relating to the Garden State Plaza Loan, the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan, see

"Description of the Mortgage Pool--Split Loan Structures--The Garden State Plaza Loan--Sale of Defaulted Mortgage Loan," "--The Tysons Corner Center Loan --Sale of Defaulted Mortgage Loan" and "--The AFR/Bank of America Portfolio Loan--Rights of the Holder of the AFR/Bank of America Portfolio B Loan--Purchase Option" and "--Sale of Defaulted Mortgage Loan" in this prospectus supplement.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan (subject to the rights of the holder the 731 Lexington Avenue-Bloomberg Headquarters B Loan as described under "Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg Headquarters Loan--Rights of the Holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan--Purchase Option" and "--Sale of Defaulted Mortgage Loan" in this prospectus supplement) and the DDR-Macquarie Portfolio Whole Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan and not any related Companion Loans. The Purchase Option with respect to the Saks, Inc.-North Riverside Loan will be subject to rights of the holder of the Saks, Inc.-North Riverside B Loan as described under "Description of the Mortgage Pool--Split Loan Structures--The Saks, Inc.-North Riverside Loan--Rights of the Holder of the Saks, Inc.-North Riverside B Loan--Purchase Option" in this prospectus supplement.

     There can be no assurance that the Special Servicer's fair market value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

     Except with respect to a Non-Serviced Mortgage Loan, unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan and the Saks, Inc.-North Riverside Whole Loan, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to the 731 Lexington Avenue-Bloomberg Headquarters Loan and the Saks, Inc.-North Riverside Loan, a purchase of such Defaulted Mortgage Loan by the holder of the related B Loan. With respect to clause (v) of the preceding sentence, see "Description of the Mortgage Pool--Split Loan Structures--The 731 Lexington Avenue-Bloomberg Headquarters Loan--Rights of the Holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan--Purchase Option" and "Description of the Mortgage Pool--Split Loan Structures--The Saks, Inc.-North Riverside Loan--Rights of the Holder of the Saks, Inc.-North Riverside B Loan--Purchase Option." The purchase option for the Non-Serviced Mortgage Loans will terminate under similar circumstances described in clause (i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs such Non-Serviced Mortgage Loan. In addition, with respect to the AFR/Bank of America Portfolio Loan, the Purchase Option will also terminate if such defaulted Mortgage Loan is purchased by the holder of the related B Loan, see "--The AFR/Bank of America Portfolio Loan--Rights of the Holder of the AFR/Bank of America Portfolio B Loan--Purchase Option." In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred or, in the Special Servicer's judgment with the consent of the Directing Certificateholder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

     Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) or either Loan REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Bond Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holders of the related Serviced Companion Loans, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account), provided that the Special Servicer may retain in the REO Account permitted reserves.

     Under the Pooling and Servicing Agreement, the Bond Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, to be held on behalf of the Trustee for the benefit of the Certificateholders and with respect to each Serviced Whole Loan, the holders of the related Serviced Companion Loans. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Whole Loan or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being "Excess Liquidation Proceeds"), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

MODIFICATIONS

     The Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a "Modification") without the consent of the Trustee or any Certificateholder (other than the Directing Certificateholder), subject, however, to each of the following limitations, conditions and restrictions:

          (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans or Serviced Whole Loans, as described under the heading "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" above, neither the Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Whole Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Whole Loan or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer's judgment, a material default on such Mortgage Loan or Serviced Whole Loan has occurred or a default in respect of payment on such Mortgage Loan or Serviced Whole Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Serviced Companion Loan is involved, the holders of the related Serviced Companion Loans, on a present value basis than would liquidation;

          (ii) the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Whole Loan to a date occurring later than the earlier of (A) (i) two years prior to the Rated Final Distribution Date and (ii) with respect to a Serviced Whole Loan the date that is the earlier of two years from the Rate Final Distribution Date or the "rated final distribution date" of the related Companion Loan Securities unless 100% of the holders of the related Companion Loan Securities have consented to such extension and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Certificateholder if the Special Servicer gives due consideration to the remaining term of the ground lease);

          (iii) neither the Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan that is not in default or with respect to which default is not reasonably foreseeable that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan or Serviced Whole Loan to cease to be a "qualified mortgage" within the meaning of
     Section 860G(a)(3) of the Code (provided that neither the Servicer nor the Special Servicer will be liable for judgments as regards decisions made under this subsection that were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer or the Special Servicer, as applicable, may rely on opinions of counsel in making such decisions);

          (iv) neither the Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Whole Loan, which collateral constitutes real property, unless (i) the Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates or the ratings assigned to the Companion Loan Securities, if applicable; and

          (v) with limited exceptions, neither the Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Whole Loan;

provided that notwithstanding clauses (i) through (v) above, neither the Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such Modification, to the extent described in this prospectus supplement under "--Special Servicing". The Special Servicer is also required to obtain the consent of the Directing Certificateholder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under "--Special Servicing--The Special Servicer" below.

     Subject to the provisions of the Pooling and Servicing Agreement, the Servicer, with the consent of the Directing Certificateholder, may extend the maturity of any Mortgage Loan or Serviced Whole Loan with an original term to maturity of 5 years or less for up to two six-month extensions; provided, however, that the related borrower is in default with respect to the Mortgage Loan or Serviced Whole Loan or, in the judgment of the Servicer, such default is reasonably foreseeable. After such extensions by the Servicer, the Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Certificateholder, extend the maturity of any Mortgage Loan or Serviced Whole Loan that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Whole Loan has occurred.

     Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

     See also "--Special Servicing--The Special Servicer" below for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.


OPTIONAL TERMINATION

     Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Servicer, and if the Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class Q, Class R and Class LR Certificates) (provided, however, that the Class A through Class E Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust.


THE TRUSTEE AND THE BOND ADMINISTRATOR

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo Bank maintains an office at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank also conducts trustee administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600.

     LaSalle Bank National Association will serve as Bond Administrator. In addition, LaSalle Bank National Association will serve as paying agent and registrar for the Certificates. The office of LaSalle Bank National Association responsible for performing its duties under the

Pooling and Servicing Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group, COMM 2004-LNB3. LaSalle Bank National Association is a Mortgage Loan Seller and an affiliate of ABN AMRO Incorporated, one of the Underwriters.

     The Trustee and the Bond Administrator may resign at any time by giving written notice to the Depositor, the Bond Administrator (in the case of the Trustee), the Servicer, the Special Servicer, the Trustee (in the case of the Bond Administrator) and the Rating Agencies, provided that no such resignation will be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee and the Trustee will appoint a successor bond administrator (which may be the Trustee). If no successor trustee or successor bond administrator is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee or Bond Administrator may petition the court for appointment of a successor trustee or successor bond administrator.

     The Servicer or the Depositor may remove the Trustee or the Bond Administrator if, among other things, the Trustee or the Bond Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Bond Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Bond Administrator or of either of their property is appointed or any public officer takes charge or control of the Trustee or the Bond Administrator or of either of their property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee or the Bond Administrator upon written notice to the Depositor, the Servicer, the Trustee and the Bond Administrator. Any resignation or removal of the Trustee or the Bond Administrator and appointment of a successor trustee or successor bond administrator will not become effective until acceptance of the appointment by the successor trustee or successor bond administrator. Notwithstanding the foregoing, upon any termination of the Trustee or the Bond Administrator under the Pooling and Servicing Agreement, the Trustee or Bond Administrator, as applicable, will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, in the case of the Trustee, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee or the Bond Administrator is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or the Bond Administrator, as applicable, necessary to effect the transfer of its responsibilities to the successor trustee or successor bond administrator, as applicable. Any successor trustee or bond administrator must have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be paid a monthly fee equal to a portion of the fee calculated at the "Trustee Fee Rate" as described in the Pooling and Servicing Agreement (the "Trustee Fee"), which constitutes a portion of the Servicing Fee. Pursuant to the Pooling and Servicing Agreement, the Bond Administrator will be paid a monthly fee equal to a portion of the fee calculated at the "Bond Administrator Fee Rate" as described in the Pooling and Servicing Agreement (the "Bond Administrator Fee"), which constitutes a portion of the Trustee Fee.

     The Trust will indemnify the Trustee and the Bond Administrator against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the fraud, negligence, bad faith or willful misconduct of the Trustee or the Bond Administrator, as applicable, or to the extent such party is indemnified pursuant to the second succeeding sentence. Neither the Trustee nor the Bond Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or Bond Administrator's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Bond Administrator and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

     The Bond Administrator will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the prospectus.


DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee and the Bond Administrator" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the lock box accounts, Reserve Accounts, Collection Account, Distribution Account, Interest Reserve Account or any other account maintained by or on behalf of the Servicer, the Special Servicer or the Bond Administrator, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement (unless the Trustee has assumed the duties of the Servicer or the Special Servicer as described above under "--Rights Upon Event of Default").

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.


THE SERVICER

     Midland Loan Services, Inc. ("Midland") will be responsible for servicing the Mortgage Loans (other than the Non-Serviced Mortgage Loans) pursuant to the Pooling and Servicing Agreement (in such capacity, the "Servicer"). The Garden State Plaza Loan will be serviced by the LB-UBS Series 2004-C4 Servicer, which initially is Wachovia Bank, National Association, pursuant to a separate pooling and servicing agreement. The Tysons Corner Center Loan will be serviced by the COMM 2004-LNB2 Servicer, which initially is GMAC Commercial Mortgage Corporation, pursuant to a separate pooling and servicing agreement. The AFR/Bank of America Portfolio Loan will be serviced by the GMACCM 2003-C3 Servicer, which initially is GMAC Commercial Mortgage Corporation, pursuant to a separate pooling and servicing agreement.

     Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     As of March 31, 2004, Midland was servicing approximately 13,941 commercial and multifamily loans with a principal balance of approximately $86.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,171 of such loans, with a total principal balance of approximately $63.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2004, Midland was named the special servicer in approximately 79 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $42.3 billion. With respect to such transactions as of such date, Midland was administering approximately 131 assets with an outstanding principal balance of approximately $942.9 million.

     The information set forth herein concerning Midland, as Servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account. The "Master Servicing Fee" will be payable monthly and will accrue at a rate per annum (the "Master Servicing Fee Rate") ranging from 0.03% to 0.15%. As of the Cut-off Date, the weighted average Master Servicing Fee Rate will be 0.0334%. In addition to the Master Servicing Fee, a separate primary servicing fee at a rate per annum of 0.02% calculated based on an actual/360 basis will be charged by the LB-UBS Series 2004-C4 Servicer with respect to Garden State Plaza Loan; a separate primary servicing fee at a rate per annum of 0.02% calculated based on an actual/360 basis will be charged by the COMM 2004-LNB2 Servicer with respect to the Tysons Corner Center Loan and a separate primary master servicing fee at a rate per annum of 0.02% calculated based on an actual/360 basis with respect to the AFR/Bank of America Portfolio Loan will be charged by the GMACCM 2003-C3 Servicer. The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on Annex A-1 to this prospectus supplement for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee, the Bond Administrator Fee, and any fee for primary servicing functions (which varies with each Mortgage
Loan). The Master Servicing Fee will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan), (ii) to the extent permitted by applicable law and the related Mortgage Loans, 50% of any loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield

Maintenance Charges), (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees collected by the Servicer during a Collection Period on any non-Specially Serviced Mortgage Loan remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan; provided, however, that with respect to any Serviced Whole Loan the related Net Default Interest and late payments fees shall be allocated pro rata between the Mortgage Loan and the related Companion Loans (after netting out Property Advances and certain other Trust expenses) in accordance with the related intercreditor agreement and the Pooling and Servicing Agreement. In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the related Non-Serviced Mortgage Loan that are allocated to such Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and Servicing Agreement. The Servicer will not be entitled to the amounts specified in clause (ii) and (iii) of this paragraph with respect to the Non-Serviced Mortgage Loans. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing." The Master Servicing Fee, the Trustee Fee and the Bond Administrator Fee will accrue on the same basis as the Mortgage Loans except that with respect to the AFR/Bank of America Portfolio Loan, the servicing fee of the GMACCM 2003-C3 Servicer will be calculated on an actual/360 basis.

     In connection with any Servicer Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfall."

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Bond Administrator will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee and the Bond Administrator.


SPECIAL SERVICING

     The Special Servicer. Lennar Partners, Inc., a Florida corporation ("Lennar") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed under the Pooling and Servicing Agreement as special servicer of all of the Mortgage Loans other than the Non-Serviced Mortgage Loans (in such capacity, the "Special Servicer"). The Garden State Plaza Loan will be specially serviced by the LB-UBS Series 2004-C4 Special Servicer, which initially is Lennar, pursuant to a separate pooling and servicing agreement. The Tysons Corner Center Loan will be specially serviced by the COMM 2004-LNB2 Special Servicer, which initially is Lennar, pursuant to a separate pooling and servicing agreement. The AFR/Bank of America Portfolio Loan will be specially serviced by the GMACCM 2003-C3 Special Servicer, which initially is Midland, pursuant to a separate pooling and servicing agreement.

     The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties,
(ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California.

     As of November 30, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $100 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which Lennar is master servicer or special servicer.

     The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the Mortgage Loans.

     The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

     The Directing Certificateholder. The Directing Certificateholder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer (other than with respect to the Non-Serviced Mortgage Loans) and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. The Directing Certificateholder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the Rating Agencies. The designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates or Companion Loan Securities, as applicable, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and
(iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

     With respect to the Garden State Plaza Loan, the LB-UBS Series 2004-C4 Special Servicer may not be terminated and replaced without cause. See "Description of the Mortgage Pool--Split Loan Structures--The Garden State Plaza Loan--Termination of LB-UBS Series 2004-C4 Special Servicer" in this prospectus supplement.

     With respect to the Tysons Corner Center Loan, the COMM 2004-LNB2 Special Servicer may be terminated and replaced by the holder of the majority of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement. The Controlling Class Representative will not have a right to terminate the COMM 2004-LNB2 Special Servicer without cause. See "Description of the Mortgage Pool--Split Loan Structures--The Tysons Corner Center Loan--Termination of COMM 2004-LNB2 Special Servicer" in this prospectus supplement.

     With respect to the AFR/Bank of America Portfolio Loan, the GMACCM 2003-C3 Special Servicer may be terminated and replaced (initially by the holder of the AFR/Bank of America Portfolio B Loan) as provided by the GMACCM 2003-C3 Pooling and Servicing Agreement. See "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan--Termination of GMACCM 2003-C3 Special Servicer" in this prospectus supplement.

     The Controlling Class Representative will have no liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates, that the Controlling Class Representative will have no liability whatsoever for having acted solely in the interest of the Controlling Class and that no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

     The "Controlling Class" will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class P Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-2 and Class A-1A Certificates collectively will be treated as one Class.

     The "Directing Certificateholder" means:

     o with respect to any Mortgage Loan, other than any Whole Loan, the Controlling Class Representative;

     o with respect to the DDR-Macquarie Portfolio Loan, the noteholders then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan;

     o with respect the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan, (a) prior to a 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan and (b) so long as a 731 Lexington Avenue-Bloomberg Headquarters Change of Control Event exists, the outstanding principal balance of the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans; and

     o with respect the Saks, Inc.-North Riverside Whole Loan, (a) prior to a Saks, Inc.-North Riverside Change of Control Event, the holder of the Saks, Inc.-North Riverside B Loan and (b) so long as a Saks, Inc.-North Riverside Change of Control Event exists, the Controlling Class Representative;

     provided, however, that if noteholders then holding a majority of the outstanding principal balance of the DDR-Macquarie Portfolio Whole Loan or the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans are not able to agree on a course of action that satisfies the Servicing Standard within 30 days after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the Controlling Class Representative will be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement.

     The "Controlling Class Representative" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Bond Administrator from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Bond Administrator from time to time by such holder (or Certificate Owner).

     Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Companion Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or
(y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment (each a "Servicing Transfer Event"); provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer, with a copy to the Special Servicer and the Directing Certificateholder within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) the Directing Certificateholder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Special Servicer and the Directing Certificateholder, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Directing Certificateholder, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment; (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent;
(iii) the date upon which the Servicer or Special Servicer (with the Directing Certificateholder's consent) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Serviced Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holders of the related Serviced Companion Loans and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Companion Loan (or, if no grace period is specified, for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Companion Loan will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto;

(v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
(vii) a default, of which the Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and which in the opinion of the Servicer or the Special Servicer materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; provided, however, that a Mortgage Loan or Serviced Companion Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     Notwithstanding the foregoing, the determination that a transfer to special servicing for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan is required as a result of the occurrence of a determination of an imminent payment default described in clause (iii) of the preceding paragraph will be delayed (unless an event described in clause (i) or (ii) of the preceding paragraph has occurred that has not been or is not being cured by the related borrower or unless an event described in clause (iv), (v), (vi), (vii) or (viii) of the preceding paragraph is also occurring) (a "731 Lexington Avenue-Bloomberg Headquarters Special Servicing Delay"), if, within the time frame specified in the Pooling and Servicing Agreement, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan has deposited with the Servicer an amount equal to the monthly debt service payment for the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan due on the first Due Date following such deposit; provided, however, that such deposit will be irrevocable at any time on or prior to such first Due Date. Such deposit will be applied by the Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such Due Date (each such deposit will constitute a 731 Lexington Avenue-Bloomberg Headquarters Cure Event); provided, however,

          (A) if the related borrower makes the monthly debt service payment on the first Due Date but the payment default described in clause (iii) above is continuing, such deposit will either be retained by the Servicer for application on the second Due Date following the date of such deposit or, upon the business day following written request (so long as such request is made on or prior to the fifth business day following the first Due Date following the date for deposit), will be returned to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan (in which event there will no longer exist a 731 Lexington Avenue-Bloomberg Headquarters Special Servicing Delay and a transfer of servicing from the Servicer to the Special Servicer may be determined to be required) and

          (B) if the related borrower makes the monthly debt service payment on the first Due Date and the event described in clause (iii) above is not continuing, such deposit will be returned to the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan.

     If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Whole Loan, then it will also be deemed to exist with respect to the related Serviced Companion Loans. If a servicing transfer event under LB-UBS Series 2004-C4 Pooling and Servicing Agreement, the COMM 2004-LNB2 Pooling and Servicing Agreement or the GMACCM 2003-C3 Pooling and Servicing Agreement, as applicable, exists with respect to a Companion Loan related to a Non-Serviced Mortgage Loan, then it will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. The Whole Loans are intended to always be serviced or specially serviced, as the case may be, together.

     A servicing transfer event under (i) the GMACCM 2003-C3 Pooling and Servicing Agreement with respect to the AFR/Bank of America Portfolio Whole Loan or (ii) the Pooling and Servicing Agreement with respect to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan or the Saks, Inc.-North Riverside Whole Loan, will generally be delayed if the holder of the related B Loan is making all cure payments required by the related intercreditor agreement and subject to limitations upon the number of cure payments that may be made in any twelve calendar month period (or, in the case of the 731 Lexington Avenue-Bloomberg Headquarters loan, a material non-monetary default has occurred, the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Loan is diligently attempting to cure the same, and no more than thirty days have passed, subject to no more than six cure events or special servicing delays in any twelve month period). In addition, so long as the holder of the related B Loan is exercising its right to cure certain events of default with respect to the related Whole Loan pursuant to and in accordance with the related intercreditor agreement, neither the servicer nor the special servicer servicing such Whole Loan may treat such event of default as such for purposes of accelerating the related Whole Loan or commencing foreclosure proceedings.

     Asset Status Report. The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Whole Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Controlling Class Representative and the Rating Agencies. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Whole Loan, the holders of the related Serviced Companion Loans). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holders of the related Serviced Companion Loans, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the procedure and timing for approval by the Directing Certificateholder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

     Certain Rights of the Controlling Class Representative. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Companion Loan is a Specially Serviced Mortgage Loan, to the extent described above under "--Modifications" and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under "--Enforcement of "Due-on-Sale" and "Due-on Encumbrance" Clauses," whether or not the applicable Mortgage Loan or Serviced Companion Loan is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Servicer must notify the Special Servicer of any request for approval (a "Request for Approval") received relating to the Special Servicer's above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Servicer's possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative's above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the procedure and timing for approval by the Directing Certificateholder of the related Request for Approval will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

     The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

     Neither the Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

     The Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan which is a Specially Serviced Mortgage Loan, is delinquent, has been placed on a "Watch List" or has been identified by the Servicer or Special Servicer, as exhibiting deteriorating performance.

     With respect to the Garden State Plaza Loan, any decision to be made with respect to the Garden State Plaza Whole Loan that requires the approval of the majority certificateholder of the controlling class under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement [(other than removal of the LB-UBS Series 2004-C4 Special Servicer)] will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Garden State Plaza Loan Whole Loan. If noteholders (or their designees) then holding a majority of the outstanding principal balance of the Garden State Plaza Whole Loan are not able to agree on a course of action that satisfies the servicing standard under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the LB-UBS Series 2004-C4 Servicer or the LB-UBS Series 2004-C4 Special Servicer, as applicable, LB-UBS Series 2004-C4 Servicer or the LB-UBS Series 2004-C4 Special Servicer, as applicable, will implement such action or inaction in accordance with the servicing standard set forth in the LB-UBS Series 2004-C4 Pooling and Servicing Agreement. The Controlling Class Representative will be designated in the Pooling and Servicing Agreement to be the party entitled exercise the rights of the holder of the Garden State Plaza Loan.

     With respect to the Tysons Corner Center Loan, any decision to be made with respect to the Tysons Corner Center Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement (other than removal of the COMM 2004-LNB2 Special Servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan (including the Controlling Class Representative). If noteholders (or their designees) then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan are not able to agree on a course of action that satisfies the servicing standard set forth under the COMM 2004-LNB2 Pooling and Servicing Agreement within 30 days after receipt of a request for consent to any action by the COMM 2004-LNB2 Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to direct the COMM 2004-LNB2 Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement. The Controlling Class Representative will be designated in the Pooling and Servicing Agreement to be the party entitled exercise the rights of the holder of the Tysons Corner Center Loan.

     With respect to the AFR/Bank of America Portfolio Loan, any decision to be made with respect to the AFR/Bank of America Portfolio Whole Loan that requires the approval of the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will (a) prior to the occurrence of an AFR/Bank of America Portfolio Change of Control Event require the approval of holder of the AFR/Bank of America Portfolio B Loan and so long as an AFR/Bank of America Portfolio Change of Control Event exists, noteholders (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Whole Loan. If noteholders (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans are not able to agree on a course of action that satisfies the Servicing Standard within 60 days after receipt of a request for consent to any action by the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to direct the GMACCM 2003-C3 Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement.

     Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO Loan (the "Special Servicing Fee") other than the Non-Serviced Mortgage Loans. The LB-UBS Series 2004-C4 Special Servicer will accrue a comparable special servicing fee with respect to the Garden State Plaza Whole Loan under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement; the COMM 2004-LNB2 Special Servicer will accrue a comparable special servicing fee with respect to the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement; and the GMACCM 2003-C3 Special Servicer will accrue a comparable special servicing fee with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

     A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, the Workout Fee will be payable out of, and will be calculated by application of, a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Whole Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans or Serviced Whole Loans that cease to be Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that had ceased being Specially Serviced Mortgage Loans (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The LB-UBS Series 2004-C4 Special Servicer will accrue a comparable workout fee with respect to the Garden State Plaza Whole Loan under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement; the COMM 2004-LNB2 Special Servicer will accrue a comparable workout fee with respect to the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement; and the GMACCM 2003-C3 Special Servicer will accrue a comparable workout fee with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. The LB-UBS Series 2004-C4 Special Servicer will accrue a comparable liquidation fee with respect to the Garden State Plaza Whole Loan under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement; the COMM 2004-LNB2 Special Servicer will accrue a comparable liquidation fee with respect to the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement; and the GMACCM 2003-C3 Special Servicer will accrue a comparable liquidation fee with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreements. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, the Special Servicer or the Controlling Class Representative,

     o the purchase of all of the Mortgage Loans and REO Properties by the Servicer, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

     o a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

     o the purchase of the 731 Lexington Avenue-Bloomberg Headquarters Loan, the AFR/Bank of America Portfolio Loan or the Saks, Inc.-North Riverside Loan by the holder of the related B Loan, unless the related Mortgage Loan is purchased more than 90 days after the default giving rise to the right of the holder of the related B Loan to purchase the Mortgage Loan, and

     o the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine documents require the purchaser to pay such fees.

     If, however, Liquidation Proceeds are received with respect to any Specially Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

     In addition, the Special Servicer will be entitled to receive:

     o any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans (which will not include the Non-Serviced Mortgage Loans),

     o    any income earned on deposits in the REO Accounts,

     o 50% of any extension fees, modification and assumption fees of non-Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans), and

     o any late payment fees collected by the Servicer during a Collection Period on any Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to any Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and Servicing Agreement.

     The LB-UBS Series 2004-C4 Special Servicer, the COMM 2004-LNB2 Special Servicer and the GMACCM 2003-C3 Special Servicer will be entitled to comparable fees with respect to the Garden State Plaza Loan, the Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan, respectively.

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     The Garden State Plaza Loan

     Pursuant to the terms of the related intercreditor agreement, all of the mortgage loans included in the Garden State Plaza Whole Loan are being serviced under the provisions of the

LB-UBS Series 2004-C4 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o Wells Fargo Bank, N.A., which is the trustee under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement (the "LB-UBS Series 2004-C4 Trustee"), is, in that capacity, the lender of record with respect to the mortgaged property securing the Garden State Plaza Whole Loan;

     o Wachovia Bank, National Association, which is the master servicer under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement (the "LB-UBS Series 2004-C4 Servicer"), is, in that capacity, the master servicer for the Garden State Plaza Whole Loan under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement. However, P&I Advances with respect to the Garden State Plaza Loan will be made by the Servicer or the Trustee, as applicable, as described in "Description of the Certificates-- Advances" in the prospectus supplement; and

     o Lennar Partners, Inc., which is the special servicer of the Garden State Plaza Whole Loan under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement (the "LB-UBS Series 2004-C4 Special Servicer"), is, in that capacity, the special servicer with respect to the Garden State Plaza Whole Loan under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement.

     The Controlling Class Representative will not have any rights with respect to the servicing and administration of the Garden State Plaza Loan under the LB-UBS Series 2004-C4 Pooling and Servicing Agreement except as set forth under "Description of the Mortgage Pool--Split Loan Structures--The Garden State Plaza Loan" in this prospectus supplement.


     The Tysons Corner Center Loan

     Pursuant to the terms of the related intercreditor agreement, all of the mortgage loans included in the Tysons Corner Center Whole Loan are being serviced under the provisions of the COMM 2004-LNB2 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o Wells Fargo Bank, N.A., which is the trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement (the "COMM 2004-LNB2 Trustee"), is, in that capacity, the lender of record with respect to the mortgaged property securing the Tysons Corner Center Whole Loan;

     o GMAC Commercial Mortgage Corporation, which is the master servicer under the COMM 2004-LNB2 Pooling and Servicing Agreement (the "COMM 2004-LNB2 Servicer"), is, in that capacity, the master servicer for the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement. However, P&I Advances with respect to the Tysons Corner Center Loan will be made by the Servicer or the Trustee, as applicable, as described in "Description of the Certificates-- Advances" in the prospectus supplement; and

     o Lennar Partners, Inc., which is the special servicer of the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement (the "COMM 2004-LNB2 Special Servicer"), is, in that capacity, the special servicer with respect to the Tysons Corner Center Portfolio Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement.

     The Controlling Class Representative will not have any rights with respect to the servicing and administration of the Tysons Corner Center Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement except as set forth under "Description of the Mortgage Pool--Split Loan Structures--The Tysons Corner Center Loan" in this prospectus supplement.

 The AFR/Bank of America Portfolio Loan

     Pursuant to the terms of the related intercreditor agreements, all of the mortgage loans included in the AFR/Bank of America Portfolio Whole Loan are being serviced under the provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o LaSalle Bank National Association, which is the trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Trustee"), is, in that capacity, the lender of record with respect to the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan;

     o GMAC Commercial Mortgage Corporation, which is the master servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Servicer"), is, in that capacity, the master servicer for the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement. However, P&I Advances with respect to the AFR/Bank of America Portfolio Loan will be made by the Servicer or the Trustee, as applicable, as described in "Description of the Certificates--Advances" in the prospectus supplement; and

     o Midland Loan Services, Inc., which is the special servicer of the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Special Servicer"), is, in that capacity, the special servicer with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     The Controlling Class Representative will not have any rights with respect to the servicing and administration of the AFR/Bank of America Portfolio Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement except as set forth under "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan--Rights of the AFR/Bank of America Portfolio B Loan" in this prospectus supplement. For a discussion regarding the rights of the holder of the AFR/Bank of America Portfolio B Loan, see "Description of the Mortgage Pool--Split Loan Structures--The AFR/Bank of America Portfolio Loan--Rights of the AFR/Bank of America Portfolio B Loan" in this prospectus supplement.


SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     Midland, the initial Servicer, and Lennar, the initial Special Servicer, are permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer will administer the Mortgage Loans or Serviced Whole Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION


     Bond Administrator Reports

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Bond Administrator, the Bond Administrator will prepare and make available on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Trustee, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates (i) a statement (a "Distribution Date Statement") and (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans."

     Certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle Bank National Association at www.etrustee.net or such other mechanism as the Bond Administrator may have in place from time to time.

     After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Servicer as the Servicer may have in place from time to time.

     Servicer Reports

     The Servicer is required to deliver to the Bond Administrator prior to each Distribution Date, and the Bond Administrator is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each Rating Agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six CMSA reports:

     o    A "comparative financial status report."

     o    A "delinquent loan status report."

     o    A "historical loan modification and corrected mortgage loan report."

     o    A "historical liquidation report."

     o    An "REO status report."

     o    A "Servicer watch list."

     o    A loan level reserve/LOC report.

     o    A reconciliation of funds report.

     In addition, the Servicer will deliver to the Bond Administrator an additional monthly report regarding recoveries and reimbursements, if applicable, relating to, among other things, Workout Delayed Reimbursement Amounts.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; provided, however, the Bond Administrator will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than four business days prior to the related Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Bond Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer, the Bond Administrator or the Trustee, as applicable.

     The Trustee, the Bond Administrator, the Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Whole Loan and reasonably relied upon by such party.

     The Servicer is also required to deliver to the Bond Administrator and the Rating Agencies the following materials, which Operation Statement Analysis Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

          (a) Annually, on or before June 30 of each year, commencing with June 30, 2005, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

          (b) Within 60 days of receipt by the Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year-end net operating income or net cash flow and debt service coverage numbers used by the Servicer or Special Servicer in the other reports referenced above.

     The Bond Administrator is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer upon request to the Depositor, each Underwriter, the Controlling Class Representative, each Rating Agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Bond Administrator upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Bond Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Bond Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.


OTHER INFORMATION

     The Pooling and Servicing Agreement will require that the Bond Administrator make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the related Serviced Companion Loan), the Depositor, the Servicer, the Special Servicer, any Rating Agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date,
(iii) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Bond Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Whole Loan entered into by the Servicer and/or the Special Servicer and delivered to the Bond Administrator, and (vii) any and all officers' certificates and other evidence delivered to or by the Bond Administrator to support the Servicer's, the Special Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Bond Administrator to the extent such documents are in the Bond Administrator's possession.

                                 USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat designated portions of the Trust (exclusive of Excess Interest and the Excess Interest Distribution Account) and proceeds thereof (such nonexcluded portion of the Trust, the "Trust REMICs"), as two separate REMICs within the meaning of Code Section 860D (the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). In addition, the AFR/Bank of America Portfolio Loan and two of the AFR/Bank of America Portfolio Pari Passu Companion Loans and the related interests in any related REO property and proceeds thereof constitutes the assets of a separate REMIC (the "AFR/Bank of America Portfolio Loan REMIC"). The Trust Fund holds a portion of the class of "regular interests" (the "AFR/Bank of America Portfolio Loan REMIC Regular Interest") and a portion of the class of "residual interests" (the "AFR/Bank of America Portfolio Loan REMIC Residual Interest") in the AFR/Bank of America Portfolio Loan REMIC. In addition, the Saks, Inc.-North Riverside Loan and any related REO property and proceeds thereof will constitute the assets of a separate REMIC (the "Saks, Inc.-North Riverside Loan REMIC" and together with the AFR/Bank of America Portfolio Loan REMIC, the "Loan REMICs"). The Saks, Inc.-North Riverside Loan REMIC has issued a class of "regular interests" (the "Saks, Inc.-North Riverside Loan REMIC Regular Interest") and a class of "residual interests" (the "Saks, Inc.-North Riverside Loan REMIC Residual Interest" and, together with the AFR/Bank of America Portfolio Loan REMIC Residual Interest, each a "Loan REMIC Residual Interest"). The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the AFR/Bank of America Portfolio Loan and the Saks, Inc.-North Riverside Loan, which are held in the respective Loan REMICs) and the class of "regular interests" issued by the related Loan REMIC, proceeds thereof held in the Collection Account, the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC and each of the Loan REMICs. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class X, Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement,
(iii) compliance with the LB-UBS Series 2004-C4 Pooling and Servicing Agreement, the COMM 2004-LNB2 Pooling and Servicing Agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Lower-Tier REMIC, the Upper-Tier REMIC and each of the Loan REMICs will each qualify as a REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMICs. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portions of the Trust Fund consisting of (i) the Loan REMIC Residual Interests and (ii) the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class LR Certificates and the Class Q Certificates, respectively, will represent undivided beneficial interests therein.

     The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing properties). As of the Cut-off Date, Mortgage Loans secured by multifamily properties and manufactured housing properties represented approximately 22.07% of the Mortgage Loans by Initial Outstanding Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates will be treated as "regular interests" in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Bond Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus.

     Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield and Maturity
Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 2002-41 (the "DBS Exemption"), ABN AMRO Incorporated as Department Final Authorization Number 98-08E, as amended by PTE 2002-41 (the "ABN Exemption"), and PNC Capital Markets, Inc. as PTE 98-08, as amended by PTE 2002-41 (the "PNC Exemption" and collectively with the DBS Exemption and the ABN Exemption, the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the co-lead managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

          (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody's or Fitch;

          (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

          (4) The sum of all payments made to and retained by the co-lead managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

          (i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, then whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a "sponsor" within the meaning of the Exemption, or any affiliate of such parties (the "Restricted Group").

     The co-lead managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the co-lead managers or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated June , 2004 (the "Underwriting Agreement"), Deutsche Bank Securities Inc. ("DBS"), ABN

AMRO Incorporated ("ABN"), PNC Capital Markets, Inc. ("PNC Capital"), J.P. Morgan Securities Inc. ("JPMorgan"), Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Nomura Securities International, Inc. ("Nomura"), (collectively, the "Underwriters") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about June , 2004, against payment therefor in immediately available funds. DBS and ABN will act as co-lead managers of the offering of the Offered Certificates and PNC Capital, JPMorgan, Merrill Lynch and Nomura are acting as co-managers and underwriters of the offering of Offered Certificates. DBS is acting as sole bookrunner of the offering.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balances of each class of Offered Certificates set forth below, subject in each case to a variance of 5%:




                                                                                             MERRILL, LYNCH,
                                                                                             PIERCE, FENNER
                       DEUTSCHE BANK       ABN AMRO       PNC CAPITAL       J.P. MORGAN          & SMITH        NOMURA SECURITIES
       CLASS          SECURITIES INC.    INCORPORATED    MARKETS, INC.    SECURITIES INC.     INCORPORATED     INTERNATIONAL, INC.
-------------------  -----------------  --------------  ---------------  -----------------  ----------------  --------------------
Class A-1 .........          $                $                $                 $                 $                   $
Class A-2 .........          $                $                $                 $                 $                   $
Class B ...........          $                $                $                 $                 $                   $
Class C ...........          $                $                $                 $                 $                   $
Class D ...........          $                $                $                 $                 $                   $
Class E ...........          $                $                $                 $                 $                   $

     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be approximately   % of the aggregate Certificate
Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     DBS is an affiliate of GACC, one of the Mortgage Loan Sellers; ABN is an affiliate of LaSalle, one of the Mortgage Loan Sellers; and PNC Capital is an affiliate of PNC Bank, one of the Mortgage Loan Sellers.

     The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Bond Administrator discussed in this prospectus supplement under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "The Pooling and Servicing Agreement-- Reports to Certificateholders; Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                  LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the Class A-1 and Class A-2 Certificates be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Dominion Bond Rating Service Limited ("DBRS" and together with Moody's and S&P, the "Rating Agencies"), (ii) the Class B Certificates be rated at least "AA" by S&P, "Aa2" by Moody's and "AA" by DBRS, (iii) the Class C Certificates be rated at least "AA--" by S&P, "Aa3" by Moody's and "AA (Low)" by DBRS, (iv) the Class D Certificates be rated at least "A" by S&P, "A2" by Moody's and "A" by DBRS, and
(v) the Class E Certificates be rated at least "A--" by S&P, "A3" by Moody's and "A (Low)" by DBRS. The "Rated Final Distribution Date" of each Class of Certificates is the Distribution Date in July 2037.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            INDEX OF PRINCIPAL TERMS


                                              PAGE
                                              ----
731 Lexington Avenue Cure Event.........      S-91
731 Lexington Avenue-Bloomberg
   Headquarters Additional Interest.....      S-88
731 Lexington Avenue-Bloomberg
   Headquarters Additional
   Principal ...........................      S-88
731 Lexington Avenue-Bloomberg
   Headquarters Anticipated
   Repayment Date ......................      S-88
731 Lexington Avenue-Bloomberg
   Headquarters B Loan .................      S-86
731 Lexington Avenue-Bloomberg
   Headquarters Change of Control
   Event ...............................      S-90
731 Lexington Avenue-Bloomberg
   Headquarters Companion Loans.........      S-86
731 Lexington Avenue-Bloomberg
   Headquarters Pari Passu Loans .......      S-86
731 Lexington Avenue-Bloomberg
   Headquarters Special Servicing
   Delay ...............................     S-205
731 Lexington Avenue-Bloomberg
   Headquarters Whole Loan .............      S-86
731 Lexington Avenue-Bloomberg
   Headquarters" .......................      S-86
731 Lexington Servicing Transfer
   Event ...............................      S-87
ABN ....................................     S-221
ABN Exemption ..........................     S-218
Advance Rate ...........................     S-171
Advances ...............................     S-170
AFR/Bank of America Portfolio ..........      S-99
AFR/Bank of America Portfolio B
   Loan ................................      S-99
AFR/Bank of America Portfolio
   Change of Control Event .............     S-105
AFR/Bank of America Portfolio
   Companion Loans .....................      S-99
AFR/Bank of America Portfolio
   Cure Event ..........................     S-103
AFR/Bank of America Portfolio               S-127,
   Loan REMIC ..........................     S-216
AFR/Bank of America Portfolio
   Loan REMIC Regular Interest .........     S-216
AFR/Bank of America Portfolio
   Loan REMIC Residual Interest ........     S-216
AFR/Bank of America Portfolio Pari
   Passu Loans .........................      S-99
AFR/Bank of America Portfolio
   Senior Loans ........................      S-99

                                             PAGE
                                             ----
AFR/Bank of America Portfolio
   Whole Loan ..........................      S-99
Annual Debt Service ....................     S-111
Anticipated Repayment Date .............     S-109
                                            S-140,
Appraisal Reduction Amount .............     S-151
Appraisal Reduction Event ..............     S-151
Appraised Value ........................     S-111
ARD Loans ..............................     S-109
Asset Status Report ....................     S-206
Assumed Scheduled Payment ..............     S-142
Available Funds ........................     S-137
Balloon Balance ........................     S-112
Bond Administrator .....................      S-74
Bond Administrator Fee .................     S-198
Bond Administrator Fee Rate ............     S-198
CBE ....................................     S-164
Certificate Balance ....................     S-136
Certificate Owners .....................     S-157
Certificate Registrar ..................     S-154
Certificateholder ......................     S-154
Certificates ...........................     S-136
Class ..................................     S-136
Class A Certificates ...................     S-151
                                             S-37,
Clearstream ............................     S-154
Clearstream Participants ...............     S-156
Code ...................................      S-85
Collection Account .....................     S-173
Collection Period ......................     S-139
COMM 2004-LNB2 Pooling and
   Servicing Agreement .................      S-96
                                             S-96,
COMM 2004-LNB2 Servicer ................     S-211
COMM 2004-LNB2 Special                       S-96,
   Servicer ............................     S-211
COMM 2004-LNB2 Trustee .................     S-211
Companion Loan Securities ..............     S-175
Comparable Treasury Rate ...............     S-128
Controlling Class ......................     S-203
Controlling Class Certificateholder.....     S-204
Controlling Class Representative .......     S-203
Corrected Mortgage Loan ................     S-205
CPR ....................................     S-160
Crossover Date .........................     S-147
Current LTV ............................     S-112
Custodian ..............................     S-181
Cut-off Date ...........................      S-73
Cut-off Date Balance ...................      S-73

                                                PAGE
                                                ----
Cut-off Date Loan-to-Value Ratio .........     S-112
Cut-off Date LTV .........................     S-112
Cut-off Date LTV Ratio ...................     S-112
DBRS .....................................     S-222
DBS ......................................     S-220
DBS Exemption ............................     S-218
DDR-Macquarie Portfolio ..................      S-93
DDR-Macquarie Portfolio Pari
   Passu A4 Note .........................      S-93
DDR-Macquarie Portfolio Pari
   Passu Loans ...........................      S-93
DDR-Macquarie Portfolio Whole
   Loan ..................................      S-93
Debt Service Coverage Ratio ..............     S-111
Default Interest .........................     S-140
Default Rate .............................     S-140
Defaulted Mortgage Loan ..................     S-191
Defeasance ...............................     S-129
Defeasance Collateral ....................     S-129
Defeasance Lock-Out Period ...............     S-129
Defeasance Option ........................     S-129
Definitive Certificate ...................     S-154
Department ...............................     S-218
Depositaries .............................     S-155
Depositor ................................      S-73
Determination Date .......................     S-140
Directing Certificateholder ..............     S-203
Discount Rate ............................     S-127
Distribution Account .....................     S-174
Distribution Date ........................     S-137
Distribution Date Statement ..............     S-212
DSCR .....................................     S-111
DTC ......................................      S-37
Due Date .................................     S-141
Eckerd-Peoria ............................     S-109
ERISA ....................................     S-218
ESA ......................................      S-81
Euroclear ................................      S-37
Euroclear Participants ...................     S-156
Events of Default ........................     S-187
Excess Interest ..........................     S-174
Excess Interest Distribution
   Account ...............................     S-174
Excess Liquidation Proceeds ..............     S-195
Exemption ................................     S-218
                                               S-80,
FIRREA ...................................      S-82
Form 8-K .................................     S-135
FPO Persons ..............................       S-4
FSMA .....................................       S-4

                                                PAGE
                                                ----
GAAP .....................................     S-110
GACC .....................................      S-74
Garden State Plaza .......................      S-83
Garden State Plaza Loan ..................      S-83
Garden State Plaza Pari Passu
   Loans .................................      S-83
Garden State Plaza Whole Loan ............      S-83
GLA ......................................     S-113
GMACCM 2003-C3 Pooling and
   Servicing Agreement ...................     S-100
                                              S-100,
GMACCM 2003-C3 Servicer ..................     S-212
GMACCM 2003-C3 Special                        S-100,
   Servicer ..............................     S-212
GMACCM 2003-C3 Trustee ...................     S-212
Group 1 Principal Distribution
   Amount ................................     S-142
Group 2 Principal Distribution
   Amount ................................     S-142
Holders ..................................     S-157
Indirect Participants ....................     S-155
Initial Loan Group 1 Balance .............      S-73
Initial Loan Group 2 Balance .............      S-73
Initial Outstanding Pool Balance .........      S-73
Initial Rate .............................     S-109
Interest Accrual Amount ..................     S-140
Interest Accrual Period ..................     S-140
Interest Rate ............................     S-112
Interest Reserve Account .................     S-174
Interest Shortfall .......................     S-140
LaSalle ..................................      S-74
LB-UBS Series 2004-C4 Pooling
   and Servicing Agreement ...............      S-84
                                               S-84,
LB-UBS Series 2004-C4 Servicer ...........     S-211
LB-UBS Series 2004-C4 Special                  S-84,
   Servicer ..............................     S-211
LB-UBS Series 2004-C4 Trustee ............     S-211
Lennar ...................................     S-201
Liquidation Fee ..........................     S-209
Liquidation Fee Rate .....................     S-209
Liquidation Proceeds .....................     S-209
LNR ......................................     S-201
Loan Group 1 .............................      S-73
Loan Group 2 .............................      S-73
Loan Groups ..............................      S-73
Loan REMIC Residual Interest .............     S-216
Loan REMICs ..............................     S-216
Loan-to-Value Ratio ......................     S-112
Lock-Out Period ..........................     S-126

                                             PAGE
                                             ----
Lower-Tier Regular Interests ..........     S-216
Lower-Tier REMIC ......................     S-216
LTV ...................................     S-112
LTV Ratio at Maturity .................     S-112
MAI ...................................      S-77
Master Servicing Fee ..................     S-200
Master Servicing Fee Rate .............     S-200
Midland ...............................     S-199
Modeling Assumptions ..................     S-161
Modification ..........................     S-195
Modified Mortgage Loan ................     S-154
Monthly Payment .......................     S-139
                                           S-175,
Moody's ...............................     S-222
Mortgage ..............................      S-73
Mortgage Loan Documents ...............     S-181
Mortgage Loan Purchase
   Agreement ..........................      S-74
Mortgage Loan Purchase
   Agreements .........................     S-181
Mortgage Loan Sellers .................      S-74
Mortgage Loans ........................      S-73
Mortgage Pool .........................      S-73
                                           S-112,
Mortgage Rate .........................     S-141
Mortgaged Properties ..................      S-73
Net Default Interest ..................     S-140
Net Mortgage Pass-Through Rate ........     S-141
Net Prepayment Interest Excess ........     S-150
Net Prepayment Interest Shortfall .....     S-150
Net REO Proceeds ......................     S-139
Nonrecoverable Advance ................     S-172
Non-Serviced Mortgage Loan ............      S-73
Note ..................................      S-73
Notional Balance ......................     S-137
NRA ...................................     S-113
Occupancy Rate ........................     S-112
Offered Certificates ..................     S-136
OID Regulations .......................     S-217
Option Price ..........................     S-191
Pads ..................................     S-112
PAR ...................................      S-81
Participants ..........................     S-154
Pass-Through Rate .....................     S-140
PCIS Persons ..........................       S-4
Percentage Interest ...................     S-137
Permitted Investments .................     S-175
P&I Advance ...........................     S-168
Plan ..................................     S-218
PNC Bank ..............................      S-74


                                             PAGE
                                             ----
PNC Capital ...........................     S-221
PNC Exemption .........................     S-218
PNC Financial .........................      S-75
Pooling and Servicing Agreement........     S-167
Prepayment Interest Excess ............     S-149
Prepayment Interest Shortfall .........     S-149
Prepayment Premium ....................     S-128
Prime Rate ............................     S-171
Principal Balance Certificate .........     S-136
Principal Balance Certificates ........     S-136
Principal Distribution Amount .........     S-141
Principal Prepayments .................     S-139
Private Certificates ..................     S-136
PTE ...................................     S-218
Purchase Option .......................     S-191
Qualifying Substitute Mortgage
   Loan ...............................     S-185
Rated Final Distribution Date .........     S-222
Rating Agencies .......................     S-222
Realized Loss .........................     S-148
Record Date ...........................     S-137
Regular Certificates ..................     S-216
Related Proceeds ......................     S-172
Release Date ..........................     S-129
Release H.15 ..........................     S-127
Relevant Persons ......................       S-4
REMIC .................................     S-217
REMIC Regulations .....................     S-216
Removed Mortgage Loan .................     S-184
REO Account ...........................     S-136
REO Loan ..............................     S-142
REO Property ..........................     S-136
REO Tax ...............................     S-194
Replacement Mortgage Loan .............     S-184
Repurchase Price ......................     S-184
Request for Approval ..................     S-207
Reserve Accounts ......................      S-74
Restricted Group ......................     S-220
Revised Rate ..........................     S-109
Rooms .................................     S-112
Rules .................................     S-156
Saks, Inc.-North Riverside ............     S-105
Saks, Inc.-North Riverside B Loan .....     S-105
Saks, Inc.-North Riverside Change
   of Control Event ...................     S-108
Saks, Inc.-North Riverside Loan
   REMIC ..............................     S-216
Saks, Inc.-North Riverside Loan
   REMIC Regular Interest .............     S-216

                                           PAGE
                                           ----
Saks, Inc.-North Riverside Loan
   REMIC Residual Interest ..........     S-216
Saks, Inc.-North Riverside Whole
   Loan .............................     S-105
Serviced Companion Loan .............      S-73
                                          S-74,
Servicer ............................     S-199
Servicer Prepayment Interest
   Shortfall ........................     S-150
Servicer Remittance Date ............     S-168
Servicing Compensation ..............     S-200
Servicing Fee .......................     S-200
                                         S-113,
Servicing Fee Rate ..................     S-200
Servicing Standard ..................     S-168
Servicing Transfer Event ............     S-204
Similar Law .........................     S-218
Single-Tenant Mortgage Loan .........     S-135
Small Loan Appraisal Estimate .......     S-152
S&P .................................     S-222
                                          S-74,
Special Servicer ....................     S-201
Special Servicing Fee ...............     S-209
Specially Serviced Mortgage Loan.....     S-204
Sq. Ft. .............................     S-112
Square Feet .........................     S-112
Stated Principal Balance ............     S-149
Subordinate Certificates ............     S-150
Tenant Affiliate ....................      S-89
Tenant Default Period ...............      S-90
Term to Maturity ....................     S-113
Terms and Conditions ................     S-156
                                         S-127,
Treasury Rate .......................     S-128
Treasury Regulations ................     S-217

                                           PAGE
                                           ----
Trust ...............................      S-73
Trust Fund ..........................      S-73
Trust REMICs ........................     S-216
Trustee .............................      S-74
Trustee Fee .........................     S-198
Trustee Fee Rate ....................     S-198
Tysons Corner Center ................      S-96
Tysons Corner Center Pari Passu
   Loans ............................      S-96
Tysons Corner Center Whole Loan......      S-96
Underwriters ........................     S-221
Underwriting Agreement ..............     S-220
Underwritten NCF ....................     S-110
Underwritten NCF DSCR ...............     S-111
Underwritten Net Cash Flow ..........     S-110
Units ...............................     S-112
Unliquidated Advance ................     S-173
Unscheduled Payments ................     S-139
Updated Appraisal ...................     S-153
Upper-Tier REMIC ....................     S-216
UW NCF ..............................     S-110
UW NCF DSCR .........................     S-111
U/W Revenue .........................     S-113
Voting Rights .......................     S-191
Weighted Average Net Mortgage
   Pass-Through Rate ................     S-141
Wells Fargo Bank ....................     S-197
Withheld Amounts ....................     S-174
Workout Fee .........................     S-209
Workout Fee Rate ....................     S-209
Workout-Delayed Reimbursement
   Amount ...........................     S-172
Yield Maintenance Charge ............     S-127
Yield Maintenance Period ............     S-126

COMM 2004-LNB3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
----------------------------------------------------------------------------------
                                                            % OF                  % OF APPLICABLE              MORTGAGE
                                                        INITIAL POOL  LOAN GROUP    LOAN GROUP       # OF        LOAN     ORIGINAL
  ID                   PROPERTY NAME                       BALANCE    ONE OR TWO      BALANCE     PROPERTIES  SELLER (1)  BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  1    Garden State Plaza                                   9.71%         1           12.09%           1         GACC    130,000,000
  2    731 Lexington Avenue - Bloomberg Headquarters        9.33%         1           11.63%           1         GACC    125,000,000
  3    DDR-Macquarie Portfolio (11)                         5.60%         1            6.98%          10         GACC     75,000,000
 3.01  Clarence Portfolio                                   1.04%                      1.29%           1         GACC     13,883,721
 3.02  BJ's Plaza/Tops Plaza/Batavia Commons                0.24%                      0.30%           1         GACC      3,244,186
------------------------------------------------------------------------------------------------------------------------------------
 3.03  Cheektowaga Properties                               1.63%                      2.03%           1         GACC     21,837,209
 3.04  Riverdale Village-Inner Ring                         0.60%                      0.75%           1         GACC      8,093,023
 3.05  Erie Marketplace                                     0.16%                      0.20%           1         GACC      2,127,907
 3.06  Spring Creek Center and Steele Crossing              0.70%                      0.87%           1         GACC      9,348,837
 3.07  Towne Center                                         0.23%                      0.29%           1         GACC      3,104,651
------------------------------------------------------------------------------------------------------------------------------------
 3.08  The Marketplace                                      0.28%                      0.35%           1         GACC      3,802,326
 3.09  Township Marketplace                                 0.35%                      0.43%           1         GACC      4,674,419
 3.10  River Hills                                          0.36%                      0.45%           1         GACC      4,883,721
       G REIT Portfolio (Crossed Rollup)                    5.48%         1            6.83%           5       LaSalle    73,400,000
  4    Public Ledger Building                               1.87%         1            2.33%           1       LaSalle    25,000,000
------------------------------------------------------------------------------------------------------------------------------------
  5    824 Market Street                                    1.40%         1            1.74%           1       LaSalle    18,750,000
  6    Brunswig Square                                      1.18%         1            1.47%           1       LaSalle    15,830,000
  7    1150 Gemini Plaza                                    0.77%         1            0.96%           1       LaSalle    10,300,000
  8    The Atrium Building                                  0.26%         1            0.33%           1       LaSalle     3,520,000
  9    Tysons Corner Center                                 4.67%         1            5.81%           1         GACC     62,500,000
------------------------------------------------------------------------------------------------------------------------------------
  10   Centreville Square I&II                              4.48%         1            5.58%           1       LaSalle    60,000,000
  11   Equity Industrial Partners Portfolio (11)            4.18%         1            5.21%           5       LaSalle    56,000,000
 11.1  85 Moosup Road                                       1.11%                      1.39%           1       LaSalle    14,925,710
 11.2  151 Suffolk Lane                                     0.14%                      0.18%           1       LaSalle     1,911,390
 11.3  600 North Bedford Street                             0.63%                      0.78%           1       LaSalle     8,387,743
------------------------------------------------------------------------------------------------------------------------------------
 11.4  1111 South Hampton Road                              1.37%                      1.71%           1       LaSalle    18,411,187
 11.5  625 University Avenue                                0.92%                      1.15%           1       LaSalle    12,363,969
  12   International Jewelry Center                         3.72%         1            4.64%           1       LaSalle    50,000,000
  13   660 Figueroa Tower                                   3.36%         1            4.19%           1         GACC     45,000,000
  14   3 Beaver Valley                                      3.21%         1            4.00%           1         GACC     43,000,000
------------------------------------------------------------------------------------------------------------------------------------
  15   Stonegate Oklahoma (11)                              2.88%         1            3.59%           2         GACC     38,600,000
 15.1  Quail Springs                                        1.62%                      2.02%           1         GACC     21,739,405
 15.2  1200 Urban Center                                    1.26%                      1.57%           1         GACC     16,860,595
  16   Beau Terre Office Building                           2.87%         1            3.57%           1         GACC     38,400,000
  17   Alexan Mira Vista                                    2.58%         2           13.04%           1         GACC     34,500,000
------------------------------------------------------------------------------------------------------------------------------------
  18   Wiener Portfolio VII (11)                            2.33%         2           11.82%           5         GACC     31,275,000
 18.1  25-35 Hillside Avenue                                0.75%                      3.80%           1         GACC     10,045,671
 18.2  2 West 120th Street                                  0.57%                      2.89%           1         GACC      7,651,976
 18.3  281-295 Wadsworth Avenue                             0.40%                      2.02%           1         GACC      5,336,763
 18.4  509 West 155th Street                                0.31%                      1.57%           1         GACC      4,159,536
------------------------------------------------------------------------------------------------------------------------------------
 18.5  34-44 Seaman Avenue                                  0.30%                      1.54%           1         GACC      4,081,054
       Beyman Crossed Rollup                                1.87%                      9.49%           3         GACC     25,100,000
  19   Windover of Melbourne                                0.86%         2            4.34%           1         GACC     11,480,000
  20   Windover Goldenpoint                                 0.63%         2            3.21%           1         GACC      8,480,000
  21   Wedgewood Park                                       0.38%         2            1.94%           1         GACC      5,140,000
------------------------------------------------------------------------------------------------------------------------------------
  22   Santa Monica Medical Plaza                           1.75%         1            2.18%           1         GACC     23,445,000
  23   The Tower                                            1.72%         1            2.14%           1         GACC     23,000,000
  24   Williamstowne Apartments                             1.70%         2            8.61%           1       LaSalle    22,760,000
  25   Larkins Corner Shopping Center                       1.48%         1            1.85%           1         GACC     19,850,000
  26   AFR Portfolio (11)                                   1.48%         1            1.85%          150        GACC     20,000,000
------------------------------------------------------------------------------------------------------------------------------------
26.001 Bank of America Center                               0.19%                      0.23%           1         GACC      2,509,601
26.002 Van Ness & Market                                    0.12%                      0.15%           1         GACC      1,585,384
26.003 525 N Tryon-Odell Building                           0.09%                      0.11%           1         GACC      1,173,092
26.004 Bank of America Financial Ctr                        0.09%                      0.11%           1         GACC      1,143,911
26.005 Jacksonville Ops CTR/#600                            0.07%                      0.09%           1         GACC        951,314
------------------------------------------------------------------------------------------------------------------------------------
26.006 Jacksonville Ops CTR/#100                            0.05%                      0.07%           1         GACC        703,272
26.007 Jacksonville Ops CTR/#400                            0.04%                      0.05%           1         GACC        569,037
26.008 South Region TPC                                     0.03%                      0.04%           1         GACC        405,622
26.009 Catalina-Bank of America Ctr                         0.03%                      0.04%           1         GACC        396,283
26.010 Jacksonville Ops CTR/#200                            0.03%                      0.04%           1         GACC        385,195
------------------------------------------------------------------------------------------------------------------------------------
26.011 Jacksonville Ops CTR/#700                            0.03%                      0.04%           1         GACC        382,276
26.012 South Mountain-Bank of America                       0.03%                      0.04%           1         GACC        377,170
26.013 Jacksonville Ops CTR/#500                            0.03%                      0.04%           1         GACC        376,440
26.014 Jacksonville Ops CTR/#300                            0.03%                      0.03%           1         GACC        364,768
26.015 Miami Lakes Operation CTR                            0.03%                      0.03%           1         GACC        334,940
------------------------------------------------------------------------------------------------------------------------------------
26.016 Spokane Bankcard Services                            0.02%                      0.02%           1         GACC        262,633
26.017 Century Park                                         0.02%                      0.02%           1         GACC        233,451
26.018 Bank of America Plaza                                0.02%                      0.02%           1         GACC        218,861
26.019 Mendham Operations Center                            0.01%                      0.02%           1         GACC        189,679
26.020 Glendale Main                                        0.01%                      0.02%           1         GACC        175,088
------------------------------------------------------------------------------------------------------------------------------------
26.021 Fort Sam Houston                                     0.01%                      0.02%           1         GACC        173,629
26.022 Ellinwood Center #300                                0.01%                      0.02%           1         GACC        165,750
26.023 Ellinwood Center #400                                0.01%                      0.02%           1         GACC        164,583
26.024 Long Beach Financial                                 0.01%                      0.01%           1         GACC        151,743
26.025 Maricopa-Bank of America Ctr                         0.01%                      0.01%           1         GACC        141,238
------------------------------------------------------------------------------------------------------------------------------------
26.026 Camelback-Bank of America CTR                        0.01%                      0.01%           1         GACC        140,071
26.027 McDowell-Bank of America Ctr                         0.01%                      0.01%           1         GACC        140,071
26.028 Stockton Main Office                                 0.01%                      0.01%           1         GACC        137,153
26.029 Inland Empire Cash Vault                             0.01%                      0.01%           1         GACC        134,234
26.030 Lake & Colorado Br                                   0.01%                      0.01%           1         GACC        128,398
------------------------------------------------------------------------------------------------------------------------------------
26.031 Pomona Main                                          0.01%                      0.01%           1         GACC        128,398
26.032 Ellinwood Center #500                                0.01%                      0.01%           1         GACC        126,384
26.033 Sunnyvale Main Branch                                0.01%                      0.01%           1         GACC        116,726
26.034 Coronado Branch                                      0.01%                      0.01%           1         GACC        113,807
26.035 Riverside Main                                       0.01%                      0.01%           1         GACC        113,807
------------------------------------------------------------------------------------------------------------------------------------
26.036 La Jolla Main                                        0.01%                      0.01%           1         GACC        109,414
26.037 Whittier Office                                      0.01%                      0.01%           1         GACC        107,971
26.038 Hallandale Beach                                     0.01%                      0.01%           1         GACC        105,053
26.039 Annapolis Church Circle - BAL                        0.01%                      0.01%           1         GACC        105,053
26.040 Greenspoint                                          0.01%                      0.01%           1         GACC        105,053
------------------------------------------------------------------------------------------------------------------------------------
26.041 Redding Main Branch                                  0.01%                      0.01%           1         GACC        102,135
26.042 Albuquerque Operations Center                        0.01%                      0.01%           1         GACC         99,217
26.043 Santa Barbara                                        0.01%                      0.01%           1         GACC         94,840
26.044 Charlottesville                                      0.01%                      0.01%           1         GACC         94,840
26.045 Plaza                                                0.01%                      0.01%           1         GACC         90,462
------------------------------------------------------------------------------------------------------------------------------------
26.046 Irvine Industrial                                    0.01%                      0.01%           1         GACC         81,708
26.047 Gardena Main                                         0.01%                      0.01%           1         GACC         80,541
26.048 Westshore Mall                                       0.01%                      0.01%           1         GACC         78,790
26.049 Inglewood Main Office                                0.01%                      0.01%           1         GACC         77,623
26.050 Jacksonville Ops Ctr/School                          0.01%                      0.01%           1         GACC         75,872
------------------------------------------------------------------------------------------------------------------------------------
26.051 Jacksonville Ops CTR/Daycare                         0.01%                      0.01%           1         GACC         74,413
26.052 Bull Street                                          0.01%                      0.01%           1         GACC         71,494
26.053 Bellingham                                           0.01%                      0.01%           1         GACC         70,035
26.054 Lighthouse Point                                     0.01%                      0.01%           1         GACC         68,576
26.055 Richland                                             0.01%                      0.01%           1         GACC         68,576
------------------------------------------------------------------------------------------------------------------------------------
26.056 North Hollywood                                      0.01%                      0.01%           1         GACC         68,284
26.057 Torrance Sartori                                     0.00%                      0.01%           1         GACC         65,950
26.058 Escondido Main Office                                0.00%                      0.01%           1         GACC         64,199
26.059 San Bernadino Main                                   0.00%                      0.01%           1         GACC         64,199
26.060 Winter Park                                          0.00%                      0.01%           1         GACC         64,199
------------------------------------------------------------------------------------------------------------------------------------
26.061 Santa Maria Branch                                   0.00%                      0.01%           1         GACC         62,156
26.062 Salinas Main Branch                                  0.00%                      0.01%           1         GACC         61,281
26.063 Oak Trafficway Facility                              0.00%                      0.01%           1         GACC         61,281
26.064 Paradise Valley                                      0.00%                      0.01%           1         GACC         61,281
26.065 University                                           0.00%                      0.01%           1         GACC         61,281
------------------------------------------------------------------------------------------------------------------------------------
26.066 Fresno Proof/Vault                                   0.00%                      0.01%           1         GACC         60,114
26.067 Cordova                                              0.00%                      0.01%           1         GACC         59,530
26.068 Yuba City Branch                                     0.00%                      0.01%           1         GACC         56,174
26.069 Ocala Downtown                                       0.00%                      0.01%           1         GACC         55,445
26.070 Roanoke                                              0.00%                      0.01%           1         GACC         55,445
------------------------------------------------------------------------------------------------------------------------------------
26.071 Mesa Main                                            0.00%                      0.00%           1         GACC         52,527
26.072 Auburn                                               0.00%                      0.00%           1         GACC         52,527
26.073 Valdosta Main                                        0.00%                      0.00%           1         GACC         50,338
26.074 Gulf to Bay                                          0.00%                      0.00%           1         GACC         49,608
26.075 Waco                                                 0.00%                      0.00%           1         GACC         49,608
------------------------------------------------------------------------------------------------------------------------------------
26.076 Yakima Valley Bldg/BR                                0.00%                      0.00%           1         GACC         49,608
26.077 Lynchburg                                            0.00%                      0.00%           1         GACC         46,892
26.078 El Segundo                                           0.00%                      0.00%           1         GACC         45,815
26.079 Mission Facility                                     0.00%                      0.00%           1         GACC         45,231
26.080 Aiken Main Office                                    0.00%                      0.00%           1         GACC         44,648
------------------------------------------------------------------------------------------------------------------------------------
26.081 Cartersville Main                                    0.00%                      0.00%           1         GACC         43,772
26.082 Murfreesboro Main Office                             0.00%                      0.00%           1         GACC         43,772
26.083 Bremerton                                            0.00%                      0.00%           1         GACC         43,772
26.084 Columbia Facility                                    0.00%                      0.00%           1         GACC         42,897
26.085 South Austin                                         0.00%                      0.00%           1         GACC         42,313
------------------------------------------------------------------------------------------------------------------------------------
26.086 Hampton-Main Facility                                0.00%                      0.00%           1         GACC         41,729
26.087 Concord Village                                      0.00%                      0.00%           1         GACC         41,438
26.088 Ventura Main Office                                  0.00%                      0.00%           1         GACC         41,146
26.089 East Bakersfield Office                              0.00%                      0.00%           1         GACC         40,854
26.090 North Sacramento Branch                              0.00%                      0.00%           1         GACC         40,854
------------------------------------------------------------------------------------------------------------------------------------
26.091 Coeur D'alene BDLG/BR                                0.00%                      0.00%           1         GACC         40,270
26.092 Mexico Facility                                      0.00%                      0.00%           1         GACC         40,270
26.093 Cedar & Shields                                      0.00%                      0.00%           1         GACC         39,687
26.094 Sepulveda-Devonshire BR                              0.00%                      0.00%           1         GACC         39,687
26.095 William Street Facility                              0.00%                      0.00%           1         GACC         38,665
------------------------------------------------------------------------------------------------------------------------------------
26.096 Stockdale                                            0.00%                      0.00%           1         GACC         37,936
26.097 Walla Walla                                          0.00%                      0.00%           1         GACC         37,936
26.098 Fort Worth East                                      0.00%                      0.00%           1         GACC         37,206
26.099 Port Charlotte                                       0.00%                      0.00%           1         GACC         36,477
26.100 Moultrie Main                                        0.00%                      0.00%           1         GACC         35,018
------------------------------------------------------------------------------------------------------------------------------------
26.101 Florissant Facility                                  0.00%                      0.00%           1         GACC         35,018
26.102 East Central Facility                                0.00%                      0.00%           1         GACC         35,018
26.103 Independence Square                                  0.00%                      0.00%           1         GACC         34,726
26.104 Henderson                                            0.00%                      0.00%           1         GACC         33,559
26.105 Calwa                                                0.00%                      0.00%           1         GACC         33,267
------------------------------------------------------------------------------------------------------------------------------------
26.106 Bixby-Atlantic                                       0.00%                      0.00%           1         GACC         32,100
26.107 Lincoln Heights Branch                               0.00%                      0.00%           1         GACC         32,100
26.108 Oak Park Branch                                      0.00%                      0.00%           1         GACC         32,100
26.109 San Jose                                             0.00%                      0.00%           1         GACC         31,808
26.110 Carrollton                                           0.00%                      0.00%           1         GACC         30,640
------------------------------------------------------------------------------------------------------------------------------------
26.111 Lynwood Branch                                       0.00%                      0.00%           1         GACC         29,473
26.112 Palmdale Branch                                      0.00%                      0.00%           1         GACC         29,181
26.113 Dumas Banking Center                                 0.00%                      0.00%           1         GACC         29,181
26.114 Old Hampton                                          0.00%                      0.00%           1         GACC         29,181
26.115 Moses Lake                                           0.00%                      0.00%           1         GACC         29,181
------------------------------------------------------------------------------------------------------------------------------------
26.116 Dalhart Banking Center                               0.00%                      0.00%           1         GACC         26,993
26.117 Willow-Daisy Branch                                  0.00%                      0.00%           1         GACC         26,263
26.118 North Hialeah                                        0.00%                      0.00%           1         GACC         26,263
26.119 South Glenstone Facility                             0.00%                      0.00%           1         GACC         26,263
26.120 Admiral                                              0.00%                      0.00%           1         GACC         26,263
------------------------------------------------------------------------------------------------------------------------------------
26.121 N Wenatchee                                          0.00%                      0.00%           1         GACC         26,263
26.122 Denison                                              0.00%                      0.00%           1         GACC         25,534
26.123 Brownwood                                            0.00%                      0.00%           1         GACC         24,804
26.124 Albany Main Office                                   0.00%                      0.00%           1         GACC         24,562
26.125 Penn Street Facility                                 0.00%                      0.00%           1         GACC         24,075
------------------------------------------------------------------------------------------------------------------------------------
26.126 Mount Pleasant                                       0.00%                      0.00%           1         GACC         24,075
26.127 Ridgewood                                            0.00%                      0.00%           1         GACC         23,446
26.128 East Compton Branch                                  0.00%                      0.00%           1         GACC         23,345
26.129 Pasco                                                0.00%                      0.00%           1         GACC         23,345
26.130 Port Angeles                                         0.00%                      0.00%           1         GACC         22,329
------------------------------------------------------------------------------------------------------------------------------------
26.131 Harrison Main                                        0.00%                      0.00%           1         GACC         21,213
26.132 Downtown Palmetto                                    0.00%                      0.00%           1         GACC         21,157
26.133 Mission                                              0.00%                      0.00%           1         GACC         21,011
26.134 Forks                                                0.00%                      0.00%           1         GACC         20,427
26.135 Pico-Vermont Branch                                  0.00%                      0.00%           1         GACC         20,135
------------------------------------------------------------------------------------------------------------------------------------
26.136 Winder (BS)                                          0.00%                      0.00%           1         GACC         18,968
26.137 Highlandtown - BAL                                   0.00%                      0.00%           1         GACC         17,863
26.138 South Boston                                         0.00%                      0.00%           1         GACC         16,189
26.139 Downtown Facility                                    0.00%                      0.00%           1         GACC         15,758
26.140 Norton - 7th Street                                  0.00%                      0.00%           1         GACC         14,591
------------------------------------------------------------------------------------------------------------------------------------
26.141 Lexington Facility                                   0.00%                      0.00%           1         GACC         12,402
26.142 Clermont                                             0.00%                      0.00%           1         GACC         10,213
26.143 Camelback Uptown                                     0.00%                      0.00%           1         GACC            -
26.144 Red Bluff Branch                                     0.00%                      0.00%           1         GACC            -
26.145 Hollywood/Tyler                                      0.00%                      0.00%           1         GACC            -
------------------------------------------------------------------------------------------------------------------------------------
26.146 Richland Facility                                    0.00%                      0.00%           1         GACC            -
26.147 West Sunshine Facility                               0.00%                      0.00%           1         GACC            -
26.148 Muskogee Main Facility                               0.00%                      0.00%           1         GACC            -
26.149 Aransas Pass (CCNB)                                  0.00%                      0.00%           1         GACC            -
26.150 Aberdeen Bldg/BR                                     0.00%                      0.00%           1         GACC            -
------------------------------------------------------------------------------------------------------------------------------------
  27   Southwind Apartments                                 1.30%         2            6.58%           1         PNC      17,400,000
  28   The Arboretum                                        1.28%         1            1.59%           1         GACC     17,115,000
  29   1234 Broadway                                        1.19%         1            1.49%           1         GACC     16,000,000
  30   Briar Meadows Apartment Homes                        1.12%         2            5.69%           1         PNC      15,050,000
  31   Garden Village Apartments                            1.04%         2            5.28%           1       LaSalle    13,960,000
------------------------------------------------------------------------------------------------------------------------------------
  32   Cameron Court                                        0.82%         1            1.02%           1       LaSalle    11,000,000
  33   University Courtyard Valdosta                        0.78%         2            3.93%           1         GACC     10,400,000
  34   Vista Via Apartments                                 0.69%         2            3.49%           1         PNC       9,225,000
  35   Plaza del Oro                                        0.63%         1            0.79%           1       LaSalle     8,500,000
  36   Brooks Flex Industrial Portfolio (11)                0.63%         1            0.79%           2       LaSalle     8,500,000
------------------------------------------------------------------------------------------------------------------------------------
 36.1  15-19 Keewaydin Drive                                0.46%                      0.58%           1       LaSalle     6,189,755
 36.2  16 Route 111                                         0.17%                      0.21%           1       LaSalle     2,310,245
  37   Cornell Street Apartments                            0.63%         2            3.18%           1       LaSalle     8,430,630
  38   Saks, Inc.: North Riverside                          0.63%         1            0.78%           1         GACC      8,372,716
  39   530 West 47th Street                                 0.50%         1            0.63%           1         GACC      6,725,000
------------------------------------------------------------------------------------------------------------------------------------
  40   Waterway MHP & RV                                    0.47%         1            0.58%           1       LaSalle     6,280,000
  41   Elm Grove Apartments                                 0.46%         2            2.34%           1       LaSalle     6,200,000
  42   Arizona Heart Institute                              0.46%         1            0.57%           1         PNC       6,167,000
  43   The Garden Apartments                                0.46%         2            2.33%           1       LaSalle     6,168,000
  44   Christy Estates Apartments                           0.46%         2            2.32%           1         PNC       6,200,000
------------------------------------------------------------------------------------------------------------------------------------
  45   Leesburg Plaza                                       0.45%         1            0.57%           1         PNC       6,100,000
  46   Ocean State Plaza                                    0.45%         1            0.56%           1         PNC       6,000,000
  47   Artist Loft Apartments                               0.42%         1            0.52%           1         PNC       5,650,000
  48   Lackland Self Storage                                0.39%         1            0.48%           1         PNC       5,200,000
  49   Day Creek Village                                    0.37%         1            0.47%           1       LaSalle     5,000,000
------------------------------------------------------------------------------------------------------------------------------------
  50   O'Connell's RV Resort                                0.37%         1            0.46%           1       LaSalle     5,000,000
  51   Cactus Gardens MHP & RV                              0.36%         2            1.85%           1       LaSalle     4,880,000
  52   Broadway Place                                       0.34%         2            1.73%           1         GACC      4,600,000
  53   Shangri-La MHP                                       0.34%         2            1.71%           1       LaSalle     4,535,000
  54   39 Olympia Avenue                                    0.33%         1            0.41%           1         PNC       4,400,000
------------------------------------------------------------------------------------------------------------------------------------
  55   Pinetree Garden Apartments                           0.32%         2            1.64%           1       LaSalle     4,336,000
  56   Congress and Erin Way Apartments (11)                0.32%         2            1.62%           2       LaSalle     4,300,000
 56.1  Congress Apartments                                  0.22%                      1.13%           1       LaSalle     2,989,524
 56.2  Erin Way Apartments                                  0.10%                      0.50%           1       LaSalle     1,310,476
  57   Walgreens - Compass Road                             0.31%         1            0.38%           1       LaSalle     4,100,000
------------------------------------------------------------------------------------------------------------------------------------
  58   Walgreens - Baltimore                                0.31%         1            0.38%           1       LaSalle     4,100,000
  59   Southaven Shopping Center                            0.30%         1            0.38%           1       LaSalle     4,100,000
  60   Penbrook Apartments                                  0.29%         2            1.47%           1       LaSalle     3,900,000
  61   Concord Business Center                              0.29%         1            0.36%           1       LaSalle     3,900,000
  62   Walgreens Jacksonville                               0.29%         1            0.36%           1         GACC      3,850,000
------------------------------------------------------------------------------------------------------------------------------------
  63   Walgreens - Hesperia, CA                             0.28%         1            0.35%           1       LaSalle     3,755,000
  64   Maple Manor / Glenmont Manor Apartment Portfolio(11) 0.27%         2            1.38%           2       LaSalle     3,656,000
 64.1  Maple Manor Apartments                               0.13%                      0.66%           1       LaSalle     1,740,952
 64.2  Glenmont Manor Apartments                            0.14%                      0.72%           1       LaSalle     1,915,048
  65   Lake Forest Apartments                               0.27%         2            1.36%           1       LaSalle     3,600,000
------------------------------------------------------------------------------------------------------------------------------------
  66   Walgreens - Whitehall, OH                            0.26%         1            0.33%           1       LaSalle     3,550,000
  67   Cactus Corner Shopping Center                        0.26%         1            0.32%           1         PNC       3,464,000
  68   Cordova Shops                                        0.25%         1            0.31%           1         PNC       3,300,000
  69   Alpine Meadows Townhomes                             0.25%         2            1.25%           1       LaSalle     3,300,000
  70   Collegiate Court Apartments                          0.24%         1            0.30%           1       LaSalle     3,200,000
------------------------------------------------------------------------------------------------------------------------------------
  71   Eckerds - Peoria                                     0.21%         1            0.26%           1       LaSalle     2,850,000
  72   Courtyard & Seaside Apartments (11)                  0.21%         2            1.06%           2       LaSalle     2,800,000
 72.1  Courtyard Apartments                                 0.14%                      0.71%           1       LaSalle     1,866,667
 72.2  Seaside Apartments                                   0.07%                      0.35%           1       LaSalle       933,333
  73   3950-3960 Turkeyfoot Road                            0.19%         1            0.24%           1         PNC       2,600,000
------------------------------------------------------------------------------------------------------------------------------------
  74   Savon - Lomita, CA                                   0.19%         1            0.23%           1       LaSalle     2,500,000
  75   Office Max                                           0.18%         1            0.23%           1       LaSalle     2,475,000
  76   Melbourne Park Apartments                            0.18%         2            0.92%           1         GACC      2,440,000
  77   962 Potomac Circle                                   0.18%         1            0.22%           1         GACC      2,400,000
  78   Troy Retail Center                                   0.18%         1            0.22%           1       LaSalle     2,400,000
------------------------------------------------------------------------------------------------------------------------------------
  79   Legacy Coit Village                                  0.18%         1            0.22%           1       LaSalle     2,392,000
  80   Winslow Arms Apartments                              0.17%         2            0.85%           1       LaSalle     2,257,000
  81   Oak Creek MHC                                        0.16%         1            0.20%           1       LaSalle     2,100,000
  82   Alta Loma Apartments                                 0.16%         2            0.83%           1       LaSalle     2,200,000
  83   1295 Hamner Avenue                                   0.14%         1            0.17%           1         PNC       1,875,000
------------------------------------------------------------------------------------------------------------------------------------
  84   Rancho Niguel Office Building                        0.14%         1            0.17%           1       LaSalle     1,850,000
  85   Stony Creek Apartments                               0.13%         2            0.68%           1       LaSalle     1,800,000
  86   Governor's Gate Apartments                           0.13%         2            0.67%           1       LaSalle     1,760,000
  87   Vista Industrial Building                            0.13%         1            0.16%           1       LaSalle     1,725,000
  88   Crosby & Meadowlark MHP (11)                         0.13%         2            0.64%           2       LaSalle     1,700,000
------------------------------------------------------------------------------------------------------------------------------------
 88.1  Crosby MHP                                           0.05%                      0.23%           1       LaSalle       604,217
 88.2  Meadowlark MHP                                       0.08%                      0.41%           1       LaSalle     1,095,783
  89   Oak Bend MHP                                         0.12%         2            0.62%           1       LaSalle     1,650,000
  90   Mission Retail Center                                0.12%         1            0.15%           1       LaSalle     1,600,000
  91   Fairway Apartments                                   0.11%         2            0.56%           1       LaSalle     1,480,000
------------------------------------------------------------------------------------------------------------------------------------
  92   South Sound Villa Apartments                         0.11%         2            0.56%           1       LaSalle     1,472,000
  93   Jacobs Crossing Apartments                           0.10%         2            0.50%           1       LaSalle     1,325,000
  94   A Better Place MHC                                   0.09%         1            0.11%           1       LaSalle     1,200,000
  95   Mountain Shadows MHC                                 0.07%         1            0.09%           1       LaSalle     1,000,000

            CUT-OFF      GENERAL                DETAILED
              DATE       PROPERTY               PROPERTY                                             INTEREST     ADMINISTRATIVE
   ID   BALANCE (9)(14)  TYPE                   TYPE                                                 RATE (10)       FEE RATE
------------------------------------------------------------------------------------------------------------------------------------
   1      130,000,000    Retail                 Super Regional Mall                                   4.9796%        0.03170%
   2      125,000,000    Office                 CBD                                                   5.3300%        0.03170%
   3       75,000,000    Retail                 Anchored                                              4.1800%        0.03170%
  3.01     13,883,721    Retail                 Anchored
  3.02      3,244,186    Retail                 Anchored
------------------------------------------------------------------------------------------------------------------------------------
  3.03     21,837,209    Retail                 Anchored
  3.04      8,093,023    Retail                 Anchored
  3.05      2,127,907    Retail                 Anchored
  3.06      9,348,837    Retail                 Anchored
  3.07      3,104,651    Retail                 Anchored
------------------------------------------------------------------------------------------------------------------------------------
  3.08      3,802,326    Retail                 Anchored
  3.09      4,674,419    Retail                 Anchored
  3.10      4,883,721    Retail                 Anchored
           73,400,000    Office                 Various                                               5.2000%        0.03170%
   4       25,000,000    Office                 CBD                                                   5.2000%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   5       18,750,000    Office                 CBD                                                   5.2000%        0.03170%
   6       15,830,000    Office                 Suburban                                              5.2000%        0.03170%
   7       10,300,000    Office                 Suburban                                              5.2000%        0.03170%
   8        3,520,000    Office                 CBD                                                   5.2000%        0.03170%
   9       62,500,000    Retail                 Anchored                                              5.2240%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   10      60,000,000    Retail                 Anchored                                              5.4500%        0.03170%
   11      56,000,000    Industrial             Various                                               5.2870%        0.03170%
  11.1     14,925,710    Industrial             Distribution/Warehouse
  11.2      1,911,390    Industrial             Office/Warehouse
  11.3      8,387,743    Industrial             Office/Warehouse
------------------------------------------------------------------------------------------------------------------------------------
  11.4     18,411,187    Industrial             Distribution/Warehouse
  11.5     12,363,969    Industrial             Distribution/Warehouse
   12      49,847,735    Office                 CBD                                                   5.3500%        0.09170%
   13      45,000,000    Office                 CBD                                                   5.5000%        0.03170%
   14      43,000,000    Office                 Suburban                                              5.0550%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   15      38,600,000    Office                 Suburban                                              5.6900%        0.03170%
  15.1     21,739,405    Office                 Suburban
  15.2     16,860,595    Office                 Suburban
   16      38,400,000    Office                 Suburban                                              6.1300%        0.03170%
   17      34,500,000    Multifamily            Conventional                                          5.3200%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   18      31,275,000    Multifamily            Conventional                                          4.4300%        0.03170%
  18.1     10,045,671    Multifamily            Conventional
  18.2      7,651,976    Multifamily            Conventional
  18.3      5,336,763    Multifamily            Conventional
  18.4      4,159,536    Multifamily            Conventional
------------------------------------------------------------------------------------------------------------------------------------
  18.5      4,081,054    Multifamily            Conventional
           25,100,000    Multifamily            Conventional                                          5.2100%        0.03170%
   19      11,480,000    Multifamily            Conventional                                          5.2100%        0.03170%
   20       8,480,000    Multifamily            Conventional                                          5.2100%        0.03170%
   21       5,140,000    Multifamily            Conventional                                          5.2100%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   22      23,445,000    Office                 Medical Office                                        5.8300%        0.03170%
   23      23,000,000    Office                 Suburban                                              5.9300%        0.03170%
   24      22,760,000    Multifamily            Conventional                                          4.9500%        0.03170%
   25      19,850,000    Retail                 Anchored                                              5.5400%        0.03170%
   26      19,834,205    Office                 Office, Operation Centers, and Retail Bank Branches   5.4891%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
 26.001     2,509,601    Office                 Office Space
 26.002     1,585,384    Office                 Office Space
 26.003     1,173,092    Office                 Office Space
 26.004     1,143,911    Office                 Office Space
 26.005       951,314    Office                 Operations Center
------------------------------------------------------------------------------------------------------------------------------------
 26.006       703,272    Office                 Office Space
 26.007       569,037    Office                 Office Space
 26.008       405,622    Office                 Operations Center
 26.009       396,283    Office                 Operations Center
 26.010       385,195    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.011       382,276    Office                 Office Space
 26.012       377,170    Office                 Operations Center
 26.013       376,440    Office                 Office Space
 26.014       364,768    Office                 Office Space
 26.015       334,940    Office                 Operations Center
------------------------------------------------------------------------------------------------------------------------------------
 26.016       262,633    Office                 Office Space
 26.017       233,451    Office                 Office Space
 26.018       218,861    Office                 Office Space
 26.019       189,679    Office                 Operations Center
 26.020       175,088    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.021       173,629    Office                 Office Space
 26.022       165,750    Office                 Office Space
 26.023       164,583    Office                 Office Space
 26.024       151,743    Office                 Office Space
 26.025       141,238    Office                 Operations Center
------------------------------------------------------------------------------------------------------------------------------------
 26.026       140,071    Office                 Operations Center
 26.027       140,071    Office                 Operations Center
 26.028       137,153    Office                 Office Space
 26.029       134,234    Office                 Operations Center
 26.030       128,398    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.031       128,398    Office                 Office Space
 26.032       126,384    Office                 Office Space
 26.033       116,726    Office                 Office Space
 26.034       113,807    Office                 Office Space
 26.035       113,807    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.036       109,414    Office                 Office Space
 26.037       107,971    Office                 Office Space
 26.038       105,053    Office                 Office Space
 26.039       105,053    Office                 Office Space
 26.040       105,053    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.041       102,135    Office                 Office Space
 26.042        99,217    Office                 Operations Center
 26.043        94,840    Office                 Office Space
 26.044        94,840    Office                 Office Space
 26.045        90,462    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.046        81,708    Office                 Office Space
 26.047        80,541    Office                 Office Space
 26.048        78,790    Office                 Office Space
 26.049        77,623    Office                 Office Space
 26.050        75,872    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.051        74,413    Office                 Office Space
 26.052        71,494    Office                 Office Space
 26.053        70,035    Office                 Office Space
 26.054        68,576    Office                 Office Space
 26.055        68,576    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.056        68,284    Office                 Office Space
 26.057        65,950    Office                 Office Space
 26.058        64,199    Office                 Office Space
 26.059        64,199    Office                 Office Space
 26.060        64,199    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.061        62,156    Office                 Office Space
 26.062        61,281    Office                 Office Space
 26.063        61,281    Office                 Office Space
 26.064        61,281    Office                 Office Space
 26.065        61,281    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.066        60,114    Office                 Operations Center
 26.067        59,530    Office                 Office Space
 26.068        56,174    Mixed Use              Office / Retail
 26.069        55,445    Office                 Office Space
 26.070        55,445    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.071        52,527    Office                 Office Space
 26.072        52,527    Office                 Office Space
 26.073        50,338    Office                 Office Space
 26.074        49,608    Office                 Office Space
 26.075        49,608    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.076        49,608    Office                 Office Space
 26.077        46,892    Office                 Office Space
 26.078        45,815    Mixed Use              Office / Retail
 26.079        45,231    Office                 Office Space
 26.080        44,648    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.081        43,772    Office                 Office Space
 26.082        43,772    Office                 Office Space
 26.083        43,772    Office                 Office Space
 26.084        42,897    Mixed Use              Office / Retail
 26.085        42,313    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.086        41,729    Office                 Office Space
 26.087        41,438    Office                 Office Space
 26.088        41,146    Office                 Office Space
 26.089        40,854    Office                 Office Space
 26.090        40,854    Mixed Use              Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 26.091        40,270    Office                 Office Space
 26.092        40,270    Office                 Office Space
 26.093        39,687    Mixed Use              Office / Retail
 26.094        39,687    Mixed Use              Office / Retail
 26.095        38,665    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.096        37,936    Mixed Use              Office / Retail
 26.097        37,936    Mixed Use              Office / Retail
 26.098        37,206    Office                 Office Space
 26.099        36,477    Mixed Use              Office / Retail
 26.100        35,018    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.101        35,018    Office                 Office Space
 26.102        35,018    Office                 Office Space
 26.103        34,726    Office                 Office Space
 26.104        33,559    Mixed Use              Office / Retail
 26.105        33,267    Mixed Use              Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 26.106        32,100    Mixed Use              Office / Retail
 26.107        32,100    Mixed Use              Office / Retail
 26.108        32,100    Mixed Use              Office / Retail
 26.109        31,808    Mixed Use              Office / Retail
 26.110        30,640    Mixed Use              Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 26.111        29,473    Mixed Use              Office / Retail
 26.112        29,181    Mixed Use              Office / Retail
 26.113        29,181    Mixed Use              Office / Retail
 26.114        29,181    Office                 Office Space
 26.115        29,181    Mixed Use              Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 26.116        26,993    Mixed Use              Office / Retail
 26.117        26,263    Mixed Use              Office / Retail
 26.118        26,263    Mixed Use              Office / Retail
 26.119        26,263    Mixed Use              Office / Retail
 26.120        26,263    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.121        26,263    Mixed Use              Office / Retail
 26.122        25,534    Office                 Office Space
 26.123        24,804    Office                 Office Space
 26.124        24,562    Office                 Office Space
 26.125        24,075    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.126        24,075    Office                 Office Space
 26.127        23,446    Office                 Office Space
 26.128        23,345    Mixed Use              Office / Retail
 26.129        23,345    Office                 Office Space
 26.130        22,329    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.131        21,213    Office                 Office Space
 26.132        21,157    Office                 Office Space
 26.133        21,011    Mixed Use              Office / Retail
 26.134        20,427    Mixed Use              Office / Retail
 26.135        20,135    Mixed Use              Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 26.136        18,968    Mixed Use              Office / Retail
 26.137        17,863    Office                 Office Space
 26.138        16,189    Office                 Office Space
 26.139        15,758    Mixed Use              Office / Retail
 26.140        14,591    Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.141        12,402    Mixed Use              Office / Retail
 26.142        10,213    Mixed Use              Banking Center
 26.143           -      Mixed Use              Office / Retail
 26.144           -      Office                 Office Space
 26.145           -      Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
 26.146           -      Mixed Use              Office / Retail
 26.147           -      Mixed Use              Office / Retail
 26.148           -      Office                 Office Space
 26.149           -      Mixed Use              Office / Retail
 26.150           -      Office                 Office Space
------------------------------------------------------------------------------------------------------------------------------------
   27      17,400,000    Multifamily            Conventional                                          4.9900%        0.06170%
   28      17,115,000    Office                 Office                                                5.7100%        0.03170%
   29      15,984,441    Mixed Use              Multifamily / Retail                                  5.3700%        0.03170%
   30      15,050,000    Multifamily            Conventional                                          4.9200%        0.08170%
   31      13,960,000    Multifamily            Conventional                                          4.9500%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   32      11,000,000    Office                 Suburban                                              6.2240%        0.03170%
   33      10,400,000    Multifamily            Student / Military Housing                            6.0600%        0.03170%
   34       9,225,000    Multifamily            Conventional                                          5.7100%        0.08170%
   35       8,500,000    Retail                 Anchored                                              4.9200%        0.03170%
   36       8,500,000    Industrial             Office/Warehouse                                      6.0800%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
  36.1      6,189,755    Industrial             Office/Warehouse
  36.2      2,310,245    Industrial             Office/Warehouse
   37       8,410,641    Multifamily            Conventional                                          4.7880%        0.03170%
   38       8,372,716    Retail                 CTL                                                   7.1600%        0.03170%
   39       6,725,000    Multifamily            Conventional                                          5.5800%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   40       6,262,493    Manufactured Housing   Manufactured Housing                                  5.8100%        0.03170%
   41       6,188,143    Multifamily            Conventional                                          5.8000%        0.03170%
   42       6,167,000    Office                 Medical                                               6.1500%        0.11170%
   43       6,155,381    Multifamily            Conventional                                          5.4900%        0.03170%
   44       6,138,654    Multifamily            Conventional/Extended Stay Hotel                      6.1500%        0.16170%
------------------------------------------------------------------------------------------------------------------------------------
   45       6,086,864    Office                 Suburban                                              5.2500%        0.11170%
   46       5,993,847    Retail                 Unanchored                                            5.1500%        0.09170%
   47       5,637,390    Multifamily            Conventional                                          5.0800%        0.06170%
   48       5,182,311    Self Storage           Self Storage                                          5.6000%        0.06170%
   49       5,000,000    Retail                 Shadow Anchored                                       5.3300%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   50       4,985,589    Manufactured Housing   Manufactured Housing                                  5.6650%        0.03170%
   51       4,880,000    Manufactured Housing   Manufactured Housing                                  5.3750%        0.03170%
   52       4,586,818    Multifamily            Conventional                                          5.6900%        0.03170%
   53       4,522,358    Manufactured Housing   Manufactured Housing                                  5.8100%        0.03170%
   54       4,400,000    Industrial             Warehouse/Distribution                                5.9000%        0.11170%
------------------------------------------------------------------------------------------------------------------------------------
   55       4,327,186    Multifamily            Conventional                                          5.5200%        0.03170%
   56       4,295,798    Multifamily            Conventional                                          5.3500%        0.11170%
  56.1      2,986,602    Multifamily            Conventional
  56.2      1,309,196    Multifamily            Conventional
   57       4,100,000    Retail                 Anchored                                              4.9600%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   58       4,100,000    Retail                 Anchored                                              4.9600%        0.03170%
   59       4,084,708    Retail                 Anchored                                              6.1500%        0.03170%
   60       3,900,000    Multifamily            Conventional                                          5.8300%        0.03170%
   61       3,900,000    Industrial             Office/Warehouse                                      6.1900%        0.03170%
   62       3,843,442    Retail                 CTL                                                   6.0500%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   63       3,755,000    Retail                 Anchored                                              5.8000%        0.03170%
   64       3,645,427    Multifamily            Conventional                                          5.6500%        0.03170%
  64.1      1,735,917    Multifamily            Conventional
  64.2      1,909,509    Multifamily            Conventional
   65       3,596,881    Multifamily            Conventional                                          5.8300%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   66       3,546,772    Retail                 Anchored                                              5.6400%        0.03170%
   67       3,464,000    Retail                 Shadow Anchored                                       6.2300%        0.11170%
   68       3,300,000    Retail                 Shadow Anchored                                       6.0000%        0.06170%
   69       3,295,112    Multifamily            Conventional                                          5.2150%        0.03170%
   70       3,196,019    Multifamily            Conventional                                          6.1300%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   71       2,831,681    Retail                 Anchored                                              6.1000%        0.03170%
   72       2,797,555    Multifamily            Conventional                                          5.8000%        0.03170%
  72.1      1,865,037    Multifamily            Conventional
  72.2        932,518    Multifamily            Conventional
   73       2,592,201    Retail                 Anchored                                              5.4400%        0.06170%
------------------------------------------------------------------------------------------------------------------------------------
   74       2,500,000    Retail                 Anchored                                              6.0550%        0.08170%
   75       2,475,000    Retail                 Anchored                                              5.2700%        0.03170%
   76       2,437,586    Multifamily            Conventional                                          5.3000%        0.03170%
   77       2,400,000    Office                 Medical Office                                        6.4300%        0.03170%
   78       2,400,000    Retail                 Unanchored                                            6.2200%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   79       2,392,000    Retail                 Unanchored                                            5.3400%        0.03170%
   80       2,257,000    Multifamily            Conventional                                          5.4800%        0.03170%
   81       2,100,000    Manufactured Housing   Manufactured Housing                                  6.4610%        0.03170%
   82       2,200,000    Multifamily            Conventional                                          6.0620%        0.03170%
   83       1,875,000    Retail                 Unanchored                                            5.2700%        0.11170%
------------------------------------------------------------------------------------------------------------------------------------
   84       1,846,284    Office                 Suburban                                              5.5750%        0.03170%
   85       1,796,286    Multifamily            Conventional                                          5.4500%        0.03170%
   86       1,760,000    Multifamily            Conventional                                          6.4490%        0.03170%
   87       1,725,000    Industrial             Office/Warehouse                                      6.5150%        0.03170%
   88       1,700,000    Manufactured Housing   Manufactured Housing                                  5.7570%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
  88.1        604,217    Manufactured Housing   Manufactured Housing
  88.2      1,095,783    Manufactured Housing   Manufactured Housing
   89       1,646,447    Manufactured Housing   Manufactured Housing                                  5.2500%        0.03170%
   90       1,600,000    Retail                 Unanchored                                            6.6700%        0.03170%
   91       1,480,000    Multifamily            Conventional                                          5.0840%        0.03170%
------------------------------------------------------------------------------------------------------------------------------------
   92       1,472,000    Multifamily            Conventional                                          5.4700%        0.03170%
   93       1,322,911    Multifamily            Conventional                                          6.6500%        0.03170%
   94       1,200,000    Manufactured Housing   Manufactured Housing                                  5.9570%        0.03170%
   95         998,111    Manufactured Housing   Manufactured Housing                                  6.3900%        0.03170%

             INTEREST          ORIGINAL          STATED REMAINING       ORIGINAL          REMAINING        FIRST      MATURITY
              ACCRUAL      TERM TO MATURITY      TERM TO MATURITY     AMORTIZATION      AMORTIZATION      PAYMENT       DATE
   ID          BASIS         OR ARD (MOS.)        OR ARD (MOS.)        TERM (MOS.)    TERM (MOS.) (15)      DATE       OR ARD
---------------------------------------------------------------------------------------------------------------------------------
   1        Actual/360            120                  120                  0                 0          07/6/2004    06/6/2014
   2        Actual/360            120                  117                 237               237         04/1/2004    03/1/2029
   3          30/360              60                    60                  0                 0          07/1/2004    06/1/2009
  3.01
  3.02
---------------------------------------------------------------------------------------------------------------------------------
  3.03
  3.04
  3.05
  3.06
  3.07
---------------------------------------------------------------------------------------------------------------------------------
  3.08
  3.09
  3.10
            Actual/360            84                    84                 360               360         07/1/2004    06/1/2011
   4        Actual/360            84                    84                 360               360         07/1/2004    06/1/2011
---------------------------------------------------------------------------------------------------------------------------------
   5        Actual/360            84                    84                 360               360         07/1/2004    06/1/2011
   6        Actual/360            84                    84                 360               360         07/1/2004    06/1/2011
   7        Actual/360            84                    84                 360               360         07/1/2004    06/1/2011
   8        Actual/360            84                    84                 360               360         07/1/2004    06/1/2011
   9          30/360              120                  117                 360               360         04/1/2004    03/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   10       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   11       Actual/360            120                  120                 324               324         07/1/2004    06/1/2014
  11.1
  11.2
  11.3
---------------------------------------------------------------------------------------------------------------------------------
  11.4
  11.5
   12       Actual/360            120                  118                 300               298         05/1/2004    04/1/2014
   13       Actual/360            120                  117                 360               360         04/1/2004    03/1/2014
   14       Actual/360            127                  127                 360               360         07/1/2004    01/1/2015
---------------------------------------------------------------------------------------------------------------------------------
   15       Actual/360            85                    85                 360               360         07/1/2004    07/1/2011
  15.1
  15.2
   16       Actual/360            121                  121                 360               360         07/1/2004    07/1/2014
   17       Actual/360            120                  119                 360               360         06/1/2004    05/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   18       Actual/360            60                    60                 360               360         07/1/2004    06/1/2009
  18.1
  18.2
  18.3
  18.4
---------------------------------------------------------------------------------------------------------------------------------
  18.5
            Actual/360            61                    61                 360               360         07/1/2004    07/1/2009
   19       Actual/360            61                    61                 360               360         07/1/2004    07/1/2009
   20       Actual/360            61                    61                 360               360         07/1/2004    07/1/2009
   21       Actual/360            61                    61                 360               360         07/1/2004    07/1/2009
---------------------------------------------------------------------------------------------------------------------------------
   22       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   23       Actual/360            85                    85                 360               360         07/1/2004    07/1/2011
   24       Actual/360            120                  120                 336               336         07/1/2004    06/1/2014
   25       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   26       Actual/360            120                  114                 330               330         01/1/2004    12/1/2013
---------------------------------------------------------------------------------------------------------------------------------
 26.001
 26.002
 26.003
 26.004
 26.005
---------------------------------------------------------------------------------------------------------------------------------
 26.006
 26.007
 26.008
 26.009
 26.010
---------------------------------------------------------------------------------------------------------------------------------
 26.011
 26.012
 26.013
 26.014
 26.015
---------------------------------------------------------------------------------------------------------------------------------
 26.016
 26.017
 26.018
 26.019
 26.020
---------------------------------------------------------------------------------------------------------------------------------
 26.021
 26.022
 26.023
 26.024
 26.025
---------------------------------------------------------------------------------------------------------------------------------
 26.026
 26.027
 26.028
 26.029
 26.030
---------------------------------------------------------------------------------------------------------------------------------
 26.031
 26.032
 26.033
 26.034
 26.035
---------------------------------------------------------------------------------------------------------------------------------
 26.036
 26.037
 26.038
 26.039
 26.040
---------------------------------------------------------------------------------------------------------------------------------
 26.041
 26.042
 26.043
 26.044
 26.045
---------------------------------------------------------------------------------------------------------------------------------
 26.046
 26.047
 26.048
 26.049
 26.050
---------------------------------------------------------------------------------------------------------------------------------
 26.051
 26.052
 26.053
 26.054
 26.055
---------------------------------------------------------------------------------------------------------------------------------
 26.056
 26.057
 26.058
 26.059
 26.060
---------------------------------------------------------------------------------------------------------------------------------
 26.061
 26.062
 26.063
 26.064
 26.065
---------------------------------------------------------------------------------------------------------------------------------
 26.066
 26.067
 26.068
 26.069
 26.070
---------------------------------------------------------------------------------------------------------------------------------
 26.071
 26.072
 26.073
 26.074
 26.075
---------------------------------------------------------------------------------------------------------------------------------
 26.076
 26.077
 26.078
 26.079
 26.080
---------------------------------------------------------------------------------------------------------------------------------
 26.081
 26.082
 26.083
 26.084
 26.085
---------------------------------------------------------------------------------------------------------------------------------
 26.086
 26.087
 26.088
 26.089
 26.090
---------------------------------------------------------------------------------------------------------------------------------
 26.091
 26.092
 26.093
 26.094
 26.095
---------------------------------------------------------------------------------------------------------------------------------
 26.096
 26.097
 26.098
 26.099
 26.100
---------------------------------------------------------------------------------------------------------------------------------
 26.101
 26.102
 26.103
 26.104
 26.105
---------------------------------------------------------------------------------------------------------------------------------
 26.106
 26.107
 26.108
 26.109
 26.110
---------------------------------------------------------------------------------------------------------------------------------
 26.111
 26.112
 26.113
 26.114
 26.115
---------------------------------------------------------------------------------------------------------------------------------
 26.116
 26.117
 26.118
 26.119
 26.120
---------------------------------------------------------------------------------------------------------------------------------
 26.121
 26.122
 26.123
 26.124
 26.125
---------------------------------------------------------------------------------------------------------------------------------
 26.126
 26.127
 26.128
 26.129
 26.130
---------------------------------------------------------------------------------------------------------------------------------
 26.131
 26.132
 26.133
 26.134
 26.135
---------------------------------------------------------------------------------------------------------------------------------
 26.136
 26.137
 26.138
 26.139
 26.140
---------------------------------------------------------------------------------------------------------------------------------
 26.141
 26.142
 26.143
 26.144
 26.145
---------------------------------------------------------------------------------------------------------------------------------
 26.146
 26.147
 26.148
 26.149
 26.150
---------------------------------------------------------------------------------------------------------------------------------
   27       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   28       Actual/360            85                    85                 360               360         07/1/2004    07/1/2011
   29       Actual/360            120                  119                 360               359         06/1/2004    05/1/2014
   30       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   31       Actual/360            120                  120                 336               336         07/1/2004    06/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   32       Actual/360            121                  121                 300               300         07/1/2004    07/1/2014
   33       Actual/360            121                  121                 360               360         07/1/2004    07/1/2014
   34       Actual/360            121                  121                 360               360         07/1/2004    07/1/2014
   35       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   36       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
---------------------------------------------------------------------------------------------------------------------------------
  36.1
  36.2
   37       Actual/360            84                    82                 360               358         05/1/2004    04/1/2011
   38       Actual/360            235                  235                 235               235         07/1/2004    01/1/2024
   39       Actual/360            60                    60                 360               360         07/1/2004    06/1/2009
---------------------------------------------------------------------------------------------------------------------------------
   40       Actual/360            120                  117                 360               357         04/1/2004    03/1/2014
   41       Actual/360            120                  118                 360               358         05/1/2004    04/1/2014
   42       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   43       Actual/360            120                  118                 360               358         05/1/2004    04/1/2014
   44       Actual/360            180                  177                 180               177         04/1/2004    03/1/2019
---------------------------------------------------------------------------------------------------------------------------------
   45       Actual/360            120                  118                 360               358         05/1/2004    04/1/2014
   46       Actual/360            120                  119                 360               359         06/1/2004    05/1/2014
   47       Actual/360            84                    82                 360               358         05/1/2004    04/1/2011
   48       Actual/360            120                  119                 180               179         06/1/2004    05/1/2014
   49       Actual/360            120                  120                 300               300         07/1/2004    06/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   50       Actual/360            120                  117                 360               357         04/1/2004    03/1/2014
   51       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   52       Actual/360            120                  117                 360               357         04/1/2004    03/1/2014
   53       Actual/360            120                  117                 360               357         04/1/2004    03/1/2014
   54       Actual/360            121                  121                 360               360         07/1/2004    07/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   55       Actual/360            120                  118                 360               358         05/1/2004    04/1/2014
   56       Actual/360            120                  119                 360               359         06/1/2004    05/1/2014
  56.1
  56.2
   57       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   58       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   59       Actual/360            120                  116                 360               356         03/1/2004    02/1/2014
   60       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   61       Actual/360            120                  120                 240               240         07/1/2004    06/1/2014
   62       Actual/360            264                  263                 264               263         06/1/2004    05/1/2026
---------------------------------------------------------------------------------------------------------------------------------
   63       Actual/360            121                  121                 360               360         07/1/2004    07/1/2014
   64       Actual/360            120                  117                 360               357         04/1/2004    03/1/2014
  64.1
  64.2
   65       Actual/360            120                  119                 360               359         06/1/2004    05/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   66       Actual/360            120                  119                 360               359         06/1/2004    05/1/2014
   67       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   68       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   69       Actual/360            120                  119                 300               299         06/1/2004    05/1/2014
   70       Actual/360            120                  119                 300               299         06/1/2004    05/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   71       Actual/360            120                  113                 360               353         12/1/2003    11/1/2013
   72       Actual/360            120                  119                 360               359         06/1/2004    05/1/2014
  72.1
  72.2
   73       Actual/360            120                  118                 300               298         05/1/2004    04/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   74       Actual/360            180                  180                 180               180         07/1/2004    06/1/2019
   75       Actual/360            180                  180                 180               180         07/1/2004    06/1/2019
   76       Actual/360            120                  119                 360               359         06/1/2004    05/1/2014
   77       Actual/360            120                  120                 240               240         07/1/2004    06/1/2014
   78       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   79       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   80       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   81       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   82       Actual/360            120                  120                 360               360         07/1/2004    06/1/2014
   83       Actual/360            120                  120                 360               360          7/1/2004    6/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   84       Actual/360            120                  118                 360               358          5/1/2004    4/1/2014
   85       Actual/360            120                  118                 360               358          5/1/2004    4/1/2014
   86       Actual/360            120                  120                 300               300          7/1/2004    6/1/2014
   87       Actual/360            120                  120                 360               360          7/1/2004    6/1/2014
   88       Actual/360            60                    60                 360               360          7/1/2004    6/1/2009
---------------------------------------------------------------------------------------------------------------------------------
  88.1
  88.2
   89       Actual/360            60                    58                 360               358          5/1/2004    4/1/2009
   90       Actual/360            120                  120                 300               300          7/1/2004    6/1/2014
   91       Actual/360            120                  120                 336               336          7/1/2004    6/1/2014
---------------------------------------------------------------------------------------------------------------------------------
   92       Actual/360            120                  120                 360               360          7/1/2004    6/1/2014
   93       Actual/360            180                  178                 360               358          5/1/2004    4/1/2019
   94       Actual/360            84                    84                 360               360          7/1/2004    6/1/2011
   95       Actual/360            120                  119                 240               239          6/1/2004    5/1/2014

              ANNUAL         MONTHLY        REMAINING                                                   CROSSED
               DEBT           DEBT        INTEREST ONLY                                    ARD            WITH           RELATED
   ID       SERVICE (2)    SERVICE (2)    PERIOD (MOS.)       LOCKBOX (3)               (YES/NO)   OTHER LOANS (16)     BORROWER
------------------------------------------------------------------------------------------------------------------------------------
   1         6,563,389       546,949             120    Hard                                No             No               No
   2        10,247,121       853,927              21    Hard                               Yes             No               No
   3         3,135,000       261,250              60    Hard                                No             No               No
  3.01               0                                                                                                      No
  3.02               -                                                                                                      No
------------------------------------------------------------------------------------------------------------------------------------
  3.03               -                                                                                                      No
  3.04               -                                                                                                      No
  3.05               -                                                                                                      No
  3.06               -                                                                                                      No
  3.07               -                                                                                                      No
------------------------------------------------------------------------------------------------------------------------------------
  3.08               -                                                                                                      No
  3.09               -                                                                                                      No
  3.10               -                                                                                                      No
             4,836,569       403,047             12     Hard                                No          Yes - A          Yes - H
   4         1,647,333       137,278             12     Hard                                No          Yes - A          Yes - H
------------------------------------------------------------------------------------------------------------------------------------
   5         1,235,499       102,958             12     Hard                                No          Yes - A          Yes - H
   6         1,043,091        86,924             12     Hard                                No          Yes - A          Yes - H
   7           678,701        56,558             12     Hard                                No          Yes - A          Yes - H
   8           231,944        19,329             12     Hard                                No          Yes - A          Yes - H
   9         4,129,458       344,122             21     Hard                                No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   10        4,065,522       338,794             36     Soft at Closing, Springing Hard     No             No               No
   11        3,899,089       324,924              -     Hard                                No             No               No
  11.1               -                                                                                                      No
  11.2               -                                                                                                      No
  11.3               -                                                                                                      No
------------------------------------------------------------------------------------------------------------------------------------
  11.4               -                                                                                                      No
  11.5               -                                                                                                      No
   12        3,630,972       302,581              -     None at Closing, Springing Hard     No             No               No
   13        3,066,061       255,505              9     Soft                                No             No               No
   14        2,787,370       232,281              1     Hard                                No             No            Yes - A
------------------------------------------------------------------------------------------------------------------------------------
   15        2,685,480       223,790             25     Soft                                No             No               No
  15.1               -                                                                                                      No
  15.2               -                                                                                                      No
   16        2,801,359       233,447              1     Hard                                No             No               No
   17        2,304,106       192,009             35     None                                No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   18        1,886,012       157,168              -     None                                No             No               No
  18.1               -                                                                                                      No
  18.2               -                                                                                                      No
  18.3               -                                                                                                      No
  18.4               -                                                                                                      No
------------------------------------------------------------------------------------------------------------------------------------
  18.5               -                                                                                                      No
             1,655,783       137,982             31     None                                No          Yes - B          Yes - F
   19          757,306        63,109             31     None                                No          Yes - B          Yes - F
   20          559,404        46,617             31     None                                No          Yes - B          Yes - F
   21          339,073        28,256             31     None                                No          Yes - B          Yes - F
------------------------------------------------------------------------------------------------------------------------------------
   22        1,656,150       138,012             12     None                                No             No               No
   23        1,642,359       136,863             25     Soft                                No             No               No
   24        1,503,739       125,312             24     None                                No             No            Yes - E
   25        1,358,457       113,205             48     None                                No             No               No
   26        1,411,893       117,658             12     Hard                                No             No            Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.001              -                                                                                                   Yes - A
 26.002              -                                                                                                   Yes - A
 26.003              -                                                                                                   Yes - A
 26.004              -                                                                                                   Yes - A
 26.005              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.006              -                                                                                                   Yes - A
 26.007              -                                                                                                   Yes - A
 26.008              -                                                                                                   Yes - A
 26.009              -                                                                                                   Yes - A
 26.010              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.011              -                                                                                                   Yes - A
 26.012              -                                                                                                   Yes - A
 26.013              -                                                                                                   Yes - A
 26.014              -                                                                                                   Yes - A
 26.015              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.016              -                                                                                                   Yes - A
 26.017              -                                                                                                   Yes - A
 26.018              -                                                                                                   Yes - A
 26.019              -                                                                                                   Yes - A
 26.020              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.021              -                                                                                                   Yes - A
 26.022              -                                                                                                   Yes - A
 26.023              -                                                                                                   Yes - A
 26.024              -                                                                                                   Yes - A
 26.025              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.026              -                                                                                                   Yes - A
 26.027              -                                                                                                   Yes - A
 26.028              -                                                                                                   Yes - A
 26.029              -                                                                                                   Yes - A
 26.030              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.031              -                                                                                                   Yes - A
 26.032              -                                                                                                   Yes - A
 26.033              -                                                                                                   Yes - A
 26.034              -                                                                                                   Yes - A
 26.035              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.036              -                                                                                                   Yes - A
 26.037              -                                                                                                   Yes - A
 26.038              -                                                                                                   Yes - A
 26.039              -                                                                                                   Yes - A
 26.040              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.041              -                                                                                                   Yes - A
 26.042              -                                                                                                   Yes - A
 26.043              -                                                                                                   Yes - A
 26.044              -                                                                                                   Yes - A
 26.045              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.046              -                                                                                                   Yes - A
 26.047              -                                                                                                   Yes - A
 26.048              -                                                                                                   Yes - A
 26.049              -                                                                                                   Yes - A
 26.050              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.051              -                                                                                                   Yes - A
 26.052              -                                                                                                   Yes - A
 26.053              -                                                                                                   Yes - A
 26.054              -                                                                                                   Yes - A
 26.055              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.056              -                                                                                                   Yes - A
 26.057              -                                                                                                   Yes - A
 26.058              -                                                                                                   Yes - A
 26.059              -                                                                                                   Yes - A
 26.060              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.061              -                                                                                                   Yes - A
 26.062              -                                                                                                   Yes - A
 26.063              -                                                                                                   Yes - A
 26.064              -                                                                                                   Yes - A
 26.065              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.066              -                                                                                                   Yes - A
 26.067              -                                                                                                   Yes - A
 26.068              -                                                                                                   Yes - A
 26.069              -                                                                                                   Yes - A
 26.070              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.071              -                                                                                                   Yes - A
 26.072              -                                                                                                   Yes - A
 26.073              -                                                                                                   Yes - A
 26.074              -                                                                                                   Yes - A
 26.075              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.076              -                                                                                                   Yes - A
 26.077              -                                                                                                   Yes - A
 26.078              -                                                                                                   Yes - A
 26.079              -                                                                                                   Yes - A
 26.080              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.081              -                                                                                                   Yes - A
 26.082              -                                                                                                   Yes - A
 26.083              -                                                                                                   Yes - A
 26.084              -                                                                                                   Yes - A
 26.085              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.086              -                                                                                                   Yes - A
 26.087              -                                                                                                   Yes - A
 26.088              -                                                                                                   Yes - A
 26.089              -                                                                                                   Yes - A
 26.090              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.091              -                                                                                                   Yes - A
 26.092              -                                                                                                   Yes - A
 26.093              -                                                                                                   Yes - A
 26.094              -                                                                                                   Yes - A
 26.095              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.096              -                                                                                                   Yes - A
 26.097              -                                                                                                   Yes - A
 26.098              -                                                                                                   Yes - A
 26.099              -                                                                                                   Yes - A
 26.100              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.101              -                                                                                                   Yes - A
 26.102              -                                                                                                   Yes - A
 26.103              -                                                                                                   Yes - A
 26.104              -                                                                                                   Yes - A
 26.105              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.106              -                                                                                                   Yes - A
 26.107              -                                                                                                   Yes - A
 26.108              -                                                                                                   Yes - A
 26.109              -                                                                                                   Yes - A
 26.110              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.111              -                                                                                                   Yes - A
 26.112              -                                                                                                   Yes - A
 26.113              -                                                                                                   Yes - A
 26.114              -                                                                                                   Yes - A
 26.115              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.116              -                                                                                                   Yes - A
 26.117              -                                                                                                   Yes - A
 26.118              -                                                                                                   Yes - A
 26.119              -                                                                                                   Yes - A
 26.120              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.121              -                                                                                                   Yes - A
 26.122              -                                                                                                   Yes - A
 26.123              -                                                                                                   Yes - A
 26.124              -                                                                                                   Yes - A
 26.125              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.126              -                                                                                                   Yes - A
 26.127              -                                                                                                   Yes - A
 26.128              -                                                                                                   Yes - A
 26.129              -                                                                                                   Yes - A
 26.130              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.131              -                                                                                                   Yes - A
 26.132              -                                                                                                   Yes - A
 26.133              -                                                                                                   Yes - A
 26.134              -                                                                                                   Yes - A
 26.135              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.136              -                                                                                                   Yes - A
 26.137              -                                                                                                   Yes - A
 26.138              -                                                                                                   Yes - A
 26.139              -                                                                                                   Yes - A
 26.140              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.141              -                                                                                                   Yes - A
 26.142              -                                                                                                   Yes - A
 26.143              -                                                                                                   Yes - A
 26.144              -                                                                                                   Yes - A
 26.145              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
 26.146              -                                                                                                   Yes - A
 26.147              -                                                                                                   Yes - A
 26.148              -                                                                                                   Yes - A
 26.149              -                                                                                                   Yes - A
 26.150              -                                                                                                   Yes - A
------------------------------------------------------------------------------------------------------------------------------------
   27        1,119,608        93,301               24                                                      No               No
   28        1,193,328        99,444                1   Hard                                No             No               No
   29        1,074,546        89,546                -   None                                No             No               No
   30          960,689        80,057               24                                                      No               No
   31          922,329        76,861               24   None                                No             No            Yes - E
------------------------------------------------------------------------------------------------------------------------------------
   32          868,643        72,387                1   None at Closing, Springing Hard     No             No               No
   33          753,060        62,755                1   Soft                                No             No               No
   34          643,205        53,600                1                                                      No               No
   35          542,582        45,215                -   None at Closing, Springing Hard     No             No               No
   36          616,798        51,400                -   None at Closing, Springing Hard     No             No               No
------------------------------------------------------------------------------------------------------------------------------------
  36.1               -                                                                                                      No
  36.2               -                                                                                                      No
   37          530,058        44,171                -   None at Closing, Springing Hard     No             No               No
   38          771,605        64,300                -   None                                No             No               No
   39          462,264        38,522               24   None                                No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   40          442,657        36,888                -   None                                No             No            Yes - D
   41          436,544        36,379                -   None                                No             No            Yes - C
   42          450,853        37,571                -   Hard                                NA             No               No
   43          419,790        34,983                -   None                                No             No            Yes - G
   44          633,875        52,823                -                                                      No               No
------------------------------------------------------------------------------------------------------------------------------------
   45          404,213        33,684                -                                                      No               No
   46          393,139        32,762                -                                                      No               No
   47          367,287        30,607                -                                       NA             No               No
   48          513,177        42,765                -                                       NA             No               No
   49          362,386        30,199                -   None at Closing, Springing Hard     No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   50          346,911        28,909                -   None                                No             No            Yes - D
   51          327,919        27,327                -   None                                No             No            Yes - D
   52          320,031        26,669                -   None                                No             No               No
   53          319,658        26,638                -   None                                No             No            Yes - D
   54          313,176        26,098                1                                                      No               No
------------------------------------------------------------------------------------------------------------------------------------
   55          296,085        24,674                -   None                                No             No            Yes - G
   56          288,141        24,012                -   None                                No             No               No
  56.1               -                                                                                                      No
  56.2               -                                                                                                      No
   57          262,915        21,910                -   None                                No             No            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
   58          262,915        21,910                -   None                                No             No            Yes - B
   59          299,740        24,978                -   None at Closing, Springing Hard     No             No               No
   60          275,495        22,958                -   None                                No             No               No
   61          340,440        28,370                -   None at Closing, Springing Hard     No             No               No
   62          319,389        26,616                -   Hard                                No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   63          264,391        22,033                1   None                                No             No               No
   64          253,245        21,104                -   None                                No             No               No
  64.1               -                                                                                                      No
  64.2               -                                                                                                      No
   65          254,303        21,192                -   None                                No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   66          245,633        20,469                -   Hard                                No             No               No
   67          255,401        21,283                -                                                      No               No
   68          237,422        19,785                -                                                      No               No
   69          236,485        19,707                -   None                                No             No               No
   70          250,472        20,873                -   None at Closing, Springing Hard     No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   71          207,250        17,271                -   None at Closing, Springing Hard    Yes             No               No
   72          197,149        16,429                -   None                                No             No            Yes - C
  72.1               -                                                                                                   Yes - C
  72.2               -                                                                                                   Yes - C
   73          190,479        15,873                -   Soft at Closing, Springing Hard     NA             No               No
------------------------------------------------------------------------------------------------------------------------------------
   74          254,049        21,171                -   None at Closing, Springing Hard     No             No               No
   75          239,064        19,922                -   None                                No             No               No
   76          162,593        13,549                -   None                                No             No               No
   77          213,540        17,795                -   Hard                                No             No               No
   78          176,765        14,730                -   None at Closing, Springing Hard     No             No               No
------------------------------------------------------------------------------------------------------------------------------------
   79          160,108        13,342                -   None at Closing, Springing Hard     No             No               No
   80          153,440        12,787                -   None                                No             No            Yes - I
   81          158,635        13,220                -   None                                No             No               No
   82          159,335        13,278                -   None                                No             No               No
   83          124,525        10,377                -   Soft at Closing, Springing Hard                    No               No
------------------------------------------------------------------------------------------------------------------------------------
   84          127,096        10,591                -   None at Closing, Springing Hard     No             No               No
   85          121,966        10,164                -   None                                No             No               No
   86          141,931        11,828                -   None                                No             No               No
   87          131,042        10,920                -   None at Closing, Springing Hard     No             No               No
   88          119,140         9,928                -   None                                No             No               No
------------------------------------------------------------------------------------------------------------------------------------
  88.1               -                                                                                                      No
  88.2               -                                                                                                      No
   89          109,336         9,111                -   None                                No             No               No
   90          131,687        10,974                -   None at Closing, Springing Hard     No             No               No
   91           99,212         8,268               24   None                                No             No            Yes - E
------------------------------------------------------------------------------------------------------------------------------------
   92           99,962         8,330                -   None                                No             No            Yes - I
   93          102,072         8,506                -   None                                No             No               No
   94           85,938         7,161                -   None                                No             No               No
   95           88,693         7,391                -   None                                No             No               No

                                                                                   CUT-OFF
                    DSCR               GRACE      PAYMENT     APPRAISED            DATE LTV              LTV RATIO AT
   ID         (2)(4)(5)(16)(17)       PERIOD        DATE      VALUE (6)       RATIO (4)(5)(9)(16)   MATURITY/APD (4)(9)(16)
---------------------------------------------------------------------------------------------------------------------------
   1                2.36                 2           6        977,200,000                53.21%                     53.21%
   2                1.48                 2           1        535,000,000                58.69%                     42.01%
   3                3.62                 5           1        395,875,000                54.31%                     54.31%
  3.01                                                         74,000,000
  3.02                                                         17,000,000
---------------------------------------------------------------------------------------------------------------------------
  3.03                                                        115,000,000
  3.04                                                         42,200,000
  3.05                                                         12,650,000
  3.06                                                         49,300,000
  3.07                                                         16,275,000
---------------------------------------------------------------------------------------------------------------------------
  3.08                                                         20,200,000
  3.09                                                         23,450,000
  3.10                                                         25,800,000
                    1.38                 5           1        107,780,000                68.10%                     61.80%
   4                1.38                 5           1         34,100,000                68.10%                     61.80%
---------------------------------------------------------------------------------------------------------------------------
   5                1.38                 5           1         31,000,000                68.10%                     61.80%
   6                1.38                 5           1         23,880,000                68.10%                     61.80%
   7                1.38                 5           1         15,100,000                68.10%                     61.80%
   8                1.38                 5           1          3,700,000                68.10%                     61.80%
   9                1.88                 5           1        650,000,000                52.31%                     45.14%
---------------------------------------------------------------------------------------------------------------------------
   10               1.41                 5           1         80,500,000                74.53%                     66.62%
   11               1.31                 5           1         72,800,000                76.92%                     60.69%
  11.1                                                         18,000,000
  11.2                                                          3,500,000
  11.3                                                         11,500,000
---------------------------------------------------------------------------------------------------------------------------
  11.4                                                         24,000,000
  11.5                                                         15,800,000
   12               1.83                 5           1         83,000,000                60.06%                     45.61%
   13               1.25                 5           1         59,900,000                75.13%                     64.33%
   14               1.31                 5           1         54,000,000                79.63%                     64.69%
---------------------------------------------------------------------------------------------------------------------------
   15               1.26                 5           1         53,800,000                71.75%                     66.84%
  15.1                                                         30,300,000
  15.2                                                         23,500,000
   16               1.25                 5           1         49,000,000                78.37%                     66.71%
   17               1.23                 5           1         44,400,000                77.70%                     69.27%
---------------------------------------------------------------------------------------------------------------------------
   18               1.21                 5           1         39,850,000                76.73%                     71.74%
  18.1                                                         12,800,000
  18.2                                                          9,750,000
  18.3                                                          6,800,000
  18.4                                                          5,300,000
---------------------------------------------------------------------------------------------------------------------------
  18.5                                                          5,200,000
                    1.20                 5           1         33,600,000                74.70%                     72.08%
   19               1.20                 5           1         15,500,000                74.70%                     72.08%
   20               1.20                 5           1         11,300,000                74.70%                     72.08%
   21               1.20                 5           1          6,800,000                74.70%                     72.08%
---------------------------------------------------------------------------------------------------------------------------
   22               1.29                 5           1         31,500,000                74.43%                     64.30%
   23               1.25                 5           1         29,000,000                79.31%                     74.13%
   24               1.41                 5           1         28,500,000                79.86%                     67.43%
   25               1.30                 5           1         24,870,000                79.82%                     72.86%
   26               1.95                 5           1        712,955,000                47.29%                     39.85%
---------------------------------------------------------------------------------------------------------------------------
 26.001                                                        86,000,000
 26.002                                                        71,000,000
 26.003                                                        40,200,000
 26.004                                                        39,200,000
 26.005                                                        32,600,000
---------------------------------------------------------------------------------------------------------------------------
 26.006                                                        24,100,000
 26.007                                                        19,500,000
 26.008                                                        13,900,000
 26.009                                                        13,580,000
 26.010                                                        13,200,000
---------------------------------------------------------------------------------------------------------------------------
 26.011                                                        13,100,000
 26.012                                                        12,925,000
 26.013                                                        12,900,000
 26.014                                                        12,500,000
 26.015                                                        15,000,000
---------------------------------------------------------------------------------------------------------------------------
 26.016                                                         9,000,000
 26.017                                                         8,000,000
 26.018                                                         7,500,000
 26.019                                                         6,500,000
 26.020                                                         6,000,000
---------------------------------------------------------------------------------------------------------------------------
 26.021                                                         5,950,000
 26.022                                                         5,680,000
 26.023                                                         5,640,000
 26.024                                                         5,200,000
 26.025                                                         4,840,000
---------------------------------------------------------------------------------------------------------------------------
 26.026                                                         4,800,000
 26.027                                                         4,800,000
 26.028                                                         4,700,000
 26.029                                                         4,600,000
 26.030                                                         4,400,000
---------------------------------------------------------------------------------------------------------------------------
 26.031                                                         4,400,000
 26.032                                                         5,660,000
 26.033                                                         4,000,000
 26.034                                                         3,900,000
 26.035                                                         3,900,000
---------------------------------------------------------------------------------------------------------------------------
 26.036                                                         4,900,000
 26.037                                                         3,700,000
 26.038                                                         3,600,000
 26.039                                                         3,600,000
 26.040                                                         3,600,000
---------------------------------------------------------------------------------------------------------------------------
 26.041                                                         3,500,000
 26.042                                                         3,400,000
 26.043                                                         3,250,000
 26.044                                                         3,250,000
 26.045                                                         3,100,000
---------------------------------------------------------------------------------------------------------------------------
 26.046                                                         2,800,000
 26.047                                                         2,760,000
 26.048                                                         2,700,000
 26.049                                                         2,660,000
 26.050                                                         2,600,000
---------------------------------------------------------------------------------------------------------------------------
 26.051                                                         2,550,000
 26.052                                                         2,450,000
 26.053                                                         2,400,000
 26.054                                                         2,350,000
 26.055                                                         2,350,000
---------------------------------------------------------------------------------------------------------------------------
 26.056                                                         2,340,000
 26.057                                                         1,140,000
 26.058                                                         2,200,000
 26.059                                                         2,200,000
 26.060                                                         2,200,000
---------------------------------------------------------------------------------------------------------------------------
 26.061                                                         2,130,000
 26.062                                                         2,100,000
 26.063                                                         2,100,000
 26.064                                                         2,100,000
 26.065                                                         2,100,000
---------------------------------------------------------------------------------------------------------------------------
 26.066                                                         2,060,000
 26.067                                                         2,040,000
 26.068                                                         1,925,000
 26.069                                                         1,900,000
 26.070                                                         1,900,000
---------------------------------------------------------------------------------------------------------------------------
 26.071                                                         1,800,000
 26.072                                                         1,800,000
 26.073                                                         1,725,000
 26.074                                                         1,700,000
 26.075                                                         1,700,000
---------------------------------------------------------------------------------------------------------------------------
 26.076                                                         1,700,000
 26.077                                                         2,100,000
 26.078                                                         1,570,000
 26.079                                                         1,550,000
 26.080                                                         1,530,000
---------------------------------------------------------------------------------------------------------------------------
 26.081                                                         1,500,000
 26.082                                                         1,500,000
 26.083                                                         1,500,000
 26.084                                                         1,470,000
 26.085                                                         1,450,000
---------------------------------------------------------------------------------------------------------------------------
 26.086                                                         1,430,000
 26.087                                                         1,420,000
 26.088                                                         2,260,000
 26.089                                                         1,400,000
 26.090                                                         1,400,000
---------------------------------------------------------------------------------------------------------------------------
 26.091                                                         1,380,000
 26.092                                                         1,390,000
 26.093                                                         1,360,000
 26.094                                                         1,360,000
 26.095                                                         1,325,000
---------------------------------------------------------------------------------------------------------------------------
 26.096                                                         1,300,000
 26.097                                                         1,300,000
 26.098                                                         1,275,000
 26.099                                                         1,250,000
 26.100                                                           850,000
---------------------------------------------------------------------------------------------------------------------------
 26.101                                                         1,200,000
 26.102                                                         1,200,000
 26.103                                                         1,190,000
 26.104                                                         1,150,000
 26.105                                                         1,140,000
---------------------------------------------------------------------------------------------------------------------------
 26.106                                                         1,100,000
 26.107                                                         1,100,000
 26.108                                                         1,100,000
 26.109                                                         1,090,000
 26.110                                                         1,050,000
---------------------------------------------------------------------------------------------------------------------------
 26.111                                                         1,010,000
 26.112                                                         1,000,000
 26.113                                                         1,000,000
 26.114                                                         1,000,000
 26.115                                                         1,000,000
---------------------------------------------------------------------------------------------------------------------------
 26.116                                                           925,000
 26.117                                                           900,000
 26.118                                                           900,000
 26.119                                                           900,000
 26.120                                                           900,000
---------------------------------------------------------------------------------------------------------------------------
 26.121                                                           900,000
 26.122                                                           875,000
 26.123                                                           850,000
 26.124                                                           900,000
 26.125                                                           825,000
---------------------------------------------------------------------------------------------------------------------------
 26.126                                                           825,000
 26.127                                                         1,050,000
 26.128                                                           800,000
 26.129                                                           800,000
 26.130                                                         1,000,000
---------------------------------------------------------------------------------------------------------------------------
 26.131                                                           950,000
 26.132                                                           725,000
 26.133                                                           720,000
 26.134                                                           700,000
 26.135                                                           690,000
---------------------------------------------------------------------------------------------------------------------------
 26.136                                                           650,000
 26.137                                                           800,000
 26.138                                                           725,000
 26.139                                                           540,000
 26.140                                                           500,000
---------------------------------------------------------------------------------------------------------------------------
 26.141                                                           425,000
 26.142                                                           350,000
 26.143                                                           600,000
 26.144                                                         2,100,000
 26.145                                                         1,500,000
---------------------------------------------------------------------------------------------------------------------------
 26.146                                                           575,000
 26.147                                                         1,200,000
 26.148                                                         1,375,000
 26.149                                                           825,000
 26.150                                                           900,000
---------------------------------------------------------------------------------------------------------------------------
   27               1.38                 5           1         23,500,000                74.04%                     64.05%
   28               1.24                 5           1         21,700,000                77.93%                     70.86%
   29               1.41                 5           1         20,200,000                79.13%                     65.90%
   30               1.28                 5           1         18,880,000                79.71%                     68.84%
   31               1.36                 5           1         18,000,000                77.56%                     65.49%
---------------------------------------------------------------------------------------------------------------------------
   32               1.25                 5           1         14,900,000                73.83%                     57.60%
   33               1.24                 5           1         13,500,000                77.04%                     65.45%
   34               1.20                 5           1         13,000,000                70.96%                     59.66%
   35               1.48                 5           1         11,350,000                74.89%                     61.41%
   36               1.45                 5           1         11,900,000                71.43%                     60.71%
---------------------------------------------------------------------------------------------------------------------------
  36.1                                                          7,200,000
  36.2                                                          4,700,000
   37               1.52                 5           1         10,740,000                78.31%                     69.16%
   38               1.47                 5           1         13,500,000                62.02%                      0.00%
   39               1.20                 5           1          9,100,000                73.90%                     70.98%
---------------------------------------------------------------------------------------------------------------------------
   40               1.32                 5           1          7,900,000                79.27%                     67.04%
   41               1.37                 5           1          7,800,000                79.34%                     67.01%
   42               1.41                 5           1          8,300,000                74.30%                     63.28%
   43               1.49                 5           1          7,780,000                79.12%                     66.20%
   44               1.87                 5           1         10,700,000                57.37%                      0.85%
---------------------------------------------------------------------------------------------------------------------------
   45               1.50                 7           1          8,100,000                75.15%                     62.41%
   46               1.29                 5           1          8,010,000                74.83%                     61.89%
   47               1.39                 5           1          7,150,000                78.84%                     70.07%
   48               1.51                 5           1          8,000,000                64.78%                     28.47%
   49               1.70                 5           1          9,100,000                54.95%                     41.57%
---------------------------------------------------------------------------------------------------------------------------
   50               1.28                 5           1          6,550,000                76.12%                     64.09%
   51               1.32                 5           1          6,100,000                80.00%                     66.56%
   52               1.21                 5           1          5,775,000                79.43%                     66.93%
   53               1.23                 5           1          5,900,000                76.65%                     64.82%
   54               1.59                 5           1          5,800,000                75.86%                     64.15%
---------------------------------------------------------------------------------------------------------------------------
   55               1.38                 5           1          5,460,000                79.25%                     66.38%
   56               1.37                 5           1          5,500,000                78.11%                     65.00%
  56.1                                                          3,823,810
  56.2                                                          1,676,190
   57               1.63                 5           1          6,310,000                64.98%                     53.35%
---------------------------------------------------------------------------------------------------------------------------
   58               1.54                 5           1          5,960,000                68.79%                     56.48%
   59               1.34                 5           1          5,250,000                77.80%                     66.52%
   60               1.30                 5           1          5,250,000                74.29%                     62.68%
   61               1.27                 5           1          6,575,000                59.32%                     39.17%
   62               1.20                 5           1          5,300,000                72.52%                      0.00%
---------------------------------------------------------------------------------------------------------------------------
   63               1.37                 5           1          5,590,000                67.17%                     56.63%
   64               1.40                 5           1          4,775,000                76.34%                     64.26%
  64.1                                                          1,975,000
  64.2                                                          2,800,000
   65               1.65                 5           1          4,700,000                76.53%                     64.63%
---------------------------------------------------------------------------------------------------------------------------
   66               1.37                 5           1          5,050,000                70.23%                     58.98%
   67               1.35                 5           1          4,900,000                70.69%                     60.35%
   68               1.39                 5           1          4,400,000                75.00%                     63.60%
   69               1.32                 5           1          4,300,000                76.63%                     57.83%
   70               1.25                 5           1          4,000,000                79.90%                     62.22%
---------------------------------------------------------------------------------------------------------------------------
   71               1.45                 5           1          4,350,000                65.10%                     55.73%
   72               1.42                 5           1          3,500,000                79.93%                     67.44%
  72.1                                                          2,500,000
  72.2                                                          1,000,000
   73               1.49                 5           1          3,785,000                68.49%                     52.17%
---------------------------------------------------------------------------------------------------------------------------
   74               1.38                 5           1          5,230,000                47.80%                      0.67%
   75               1.70                 5           1          4,220,000                58.65%                      0.65%
   76               1.26                 5           1          3,050,000                79.92%                     66.41%
   77               1.21                 5           1          3,300,000                72.73%                     48.46%
   78               1.28                 5           1          3,000,000                80.00%                     68.28%
---------------------------------------------------------------------------------------------------------------------------
   79               1.86                 5           1          3,850,000                62.13%                     51.64%
   80               1.56                 5           1          4,000,000                56.43%                     47.10%
   81               1.56                 5           1          2,750,000                76.36%                     65.62%
   82               1.54                 5           1          3,640,000                60.44%                     51.35%
   83               1.98                 5           1          3,700,000                50.68%                     42.02%
---------------------------------------------------------------------------------------------------------------------------
   84               1.40                 5           1          2,450,000                75.36%                     63.22%
   85               1.40                15           1          2,250,000                79.83%                     66.72%
   86               1.34                 5           1          2,600,000                67.69%                     53.20%
   87               1.37                 5           1          2,500,000                69.00%                     59.38%
   88               1.61                 5           1          2,145,000                79.25%                     73.89%
---------------------------------------------------------------------------------------------------------------------------
  88.1                                                          1,065,000
  88.2                                                          1,080,000
   89               1.49                 5           1          2,100,000                78.40%                     72.73%
   90               1.68                 5           1          3,150,000                50.79%                     40.21%
   91               1.27                 5           1          1,850,000                80.00%                     67.79%
---------------------------------------------------------------------------------------------------------------------------
   92               1.63                 5           1          2,260,000                65.13%                     54.35%
   93               1.26                 5           1          1,900,000                69.63%                     52.49%
   94               1.75                 5           1          2,000,000                60.00%                     54.17%
   95               1.25                 5           1          1,250,000                79.85%                     53.24%

   ID                                ADDRESS            CITY                               COUNTY         STATE       ZIP CODE
--------------------------------------------------------------------------------------------------------------------------------
   1      One Garden State Plaza                        Paramus                    Bergen                 NJ          07652
   2      731 Lexington Avenue                          New York                   New York               NY          10022
   3      Various                                       Various                    Various                Various     Various
  3.01    Transit Road                                  Clarence-Amherst-Lancaster Erie                   NY          14202, 14221
  3.02    West Main Street and Lewiston Road            Batavia                    Genesee                NY          14020
--------------------------------------------------------------------------------------------------------------------------------
  3.03    Union Road and Walden Avenue                  Cheektowaga                Erie                   NY          14225
  3.04    12785 Riverdale Boulevard                     Coon Rapids                Anoka                  MN          55448
  3.05    US Route 19 (Peach Street)                    Erie                       Erie                   PA          16509
  3.06    352-464 and 637 East Joyce Boulevard          Fayetteville               Washington             AR          72703
  3.07    Old Forte Parkway                             Murfreesboro               Rutherford             TN          37129
--------------------------------------------------------------------------------------------------------------------------------
  3.08    Charlotte Pike                                Nashville                  Davidson               TN          37209
  3.09    State Route 18                                Monaca                     Beaver                 PA          15061
  3.10    299 Swannanoa River Road                      Asheville                  Buncombe               NC          28805
          Various                                       Various                    Various                Various     Various
   4      150 South Independence Mall West              Philadelphia               Philadelphia           PA          19106
--------------------------------------------------------------------------------------------------------------------------------
   5      824 North Market Street                       Wilmington                 New Castle             DE          19801
   6      360 East Second Street                        Los Angeles                Los Angeles            CA          90012
   7      1150 Gemini Avenue                            Houston                    Harris                 TX          77058
   8      1200 North Street                             Lincoln                    Lancaster              NE          63508
   9      1961 Chain Bridge Road                        McLean                     Fairfax                VA          22102
--------------------------------------------------------------------------------------------------------------------------------
   10     Route 29 and Route 28 at Centrewood Drive     Centreville                Fairfax                VA          21012
   11     Various                                       Various                    Various                Various     Various
  11.1    85 Moosup Road                                Plainfield                 Windham                CT          06387
  11.2    151 Suffolk Lane                              Gardner                    Worcester              MA          01440
  11.3    600 North Bedford Street                      East Bridgewater           Plymouth               MA          02333
--------------------------------------------------------------------------------------------------------------------------------
  11.4    1111 Southampton Road                         Westfield                  Hampden                MA          01085
  11.5    625 University Avenue                         Norwood                    Norfolk                MA          02062
   12     550 South Hill Street                         Los Angeles                Los Angeles            CA          90013
   13     660 South Figueroa Street                     Los Angeles                Los Angeles            CA          90017
   14     3 Beaver Valley Road                          Wilmington                 New Castle             DE          19803
--------------------------------------------------------------------------------------------------------------------------------
   15     Various                                       Various                    Various                Various     Various
  15.1    14000 Quail Springs Parkway                   Oklahoma City              Oklahoma               OK          73134
  15.2    1200 Urban Center Drive                       Birmingham                 Jefferson              AL          35242
   16     1003 Beau Terre Drive                         Bentonville                Benton                 AR          72712
   17     401 Little Texas Lane                         Austin                     Travis                 TX          78745
--------------------------------------------------------------------------------------------------------------------------------
   18     Various                                       New York                   New York               NY          Various
  18.1    25-35 Hillside Avenue                         New York                   New York               NY          10040
  18.2    2 West 120th Street                           New York                   New York               NY          10027
  18.3    281-295 Wadsworth Avenue                      New York                   New York               NY          10040
  18.4    509 West 155th Street                         New York                   New York               NY          10032
--------------------------------------------------------------------------------------------------------------------------------
  18.5    34-44 Seaman Avenue                           New York                   New York               NY          10034
          Various                                       Various                    Various                FL          Various
   19     2255 Kingly Court                             Melbourne                  Brevard                FL          32904
   20     2255 Friday Court                             Melbourne                  Brevard                FL          32904
   21     4355 Corporate Avenue                         Lakeland                   Polk                   FL          33809
--------------------------------------------------------------------------------------------------------------------------------
   22     1260 15th Street                              Santa Monica               Los Angeles            CA          90404
   23     270 Davidson Avenue                           Franklin Township          Somerset               NJ          08873
   24     2940 William Street                           Cheektowaga                Erie                   NY          14227
   25     605 Conchester Road                           Boothwyn                   Delaware               PA          19061
   26     Various                                       Various                    Various                Various     Various
--------------------------------------------------------------------------------------------------------------------------------
 26.001   231 South LaSalle Street                      Chicago                    Cook                   IL          60604
 26.002   One South Van Ness Boulevard                  San Francisco              San Francisco          CA          94103
 26.003   525 North Tryon Street                        Charlotte                  Mecklenberg            NC          28202
 26.004   601 West Riverside Avenue                     Spokane                    Spokane                WA          99210
 26.005   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
--------------------------------------------------------------------------------------------------------------------------------
 26.006   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
 26.007   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
 26.008   17100 North West 59th Avenue                  Miami Lakes                Miami-Dade             FL          33015
 26.009   1825 East Buckeye Road                        Phoenix                    Maricopa               AZ          85034
 26.010   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
--------------------------------------------------------------------------------------------------------------------------------
 26.011   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
 26.012   1825 East Buckeye Road                        Phoenix                    Maricopa               AZ          85034
 26.013   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
 26.014   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
 26.015   5875 North West 163rd Street                  Miami Lakes                Miami-Dade             FL          33014
--------------------------------------------------------------------------------------------------------------------------------
 26.016   1616 South Rustle                             Spokane                    Spokane                WA          99224
 26.017   1000 Century Park Road                        Tampa                      Hillsborough           FL          33607
 26.018   820 A Street                                  Tacoma                     Pierce                 WA          98402
 26.019   707 Mendham Boulevard                         Orlando                    Orange                 FL          32825
 26.020   345 North Brand Boulevard                     Glendale                   Los Angeles            CA          91203
--------------------------------------------------------------------------------------------------------------------------------
 26.021   1422 East Grayson Street                      San Antonio                Bexar                  TX          78208
 26.022   300 Ellinwood Way                             Pleasant Hill              Contra Costa           CA          94523
 26.023   400 Ellinwood Way                             Pleasant Hill              Contra Costa           CA          94523
 26.024   150 Long Beach Boulevard                      Long Beach                 Los Angeles            CA          90802
 26.025   1825 East Buckeye Road                        Phoenix                    Maricopa               AZ          85034
--------------------------------------------------------------------------------------------------------------------------------
 26.026   1825 East Buckeye Road                        Phoenix                    Maricopa               AZ          85034
 26.027   1825 East Buckeye Road                        Phoenix                    Maricopa               AZ          85034
 26.028   110 East Weber Street                         Stockton                   San Joaquin            CA          95202
 26.029   1275 South Dupont Avenue                      Ontario                    San Bernadino          CA          91761
 26.030   880 East Colorado Boulevard                   Pasadena                   Los Angeles            CA          91106
--------------------------------------------------------------------------------------------------------------------------------
 26.031   444 South Garey Avenue                        Pomona                     Los Angeles            CA          91766
 26.032   500 Ellinwood Way                             Pleasant Hill              Contra Costa           CA          94523
 26.033   444 South Mathilda Avenue                     Sunnyvale                  Santa Clara            CA          94086
 26.034   1199 Orange Avenue                            Coronado                   San Diego              CA          92118
 26.035   3650 14th Street                              Riverside                  Riverside              CA          92501
--------------------------------------------------------------------------------------------------------------------------------
 26.036   7680 Girard Avenue                            La Jolla                   San Diego              CA          92037
 26.037   7255 South Greenleaf Avenue                   Whittier                   Los Angeles            CA          90602
 26.038   801 E. Hallandale Boulevard                   Hallandale                 Broward                FL          33009
 26.039   10 Church Circle                              Annapolis                  Anne Arundel           MD          21401
 26.040   12400 Interstate 45 North                     Houston                    Harris                 TX          77060
--------------------------------------------------------------------------------------------------------------------------------
 26.041   1661 East Street                              Redding                    Shasta                 CA          96001
 26.042   725 6th Street North West                     Albuquerque                Bernalillo             NM          87102
 26.043   834 State Street                              Santa Barbara              Santa Barbara          CA          93101
 26.044   300 East Main Street                          Charlottesville            Charlottesville        VA          22902
 26.045   900 South Federal Highway                     Stuart                     Martin                 FL          34994
--------------------------------------------------------------------------------------------------------------------------------
 26.046   4101 MacArthur Boulevard                      Newport Beach              Orange                 CA          92660
 26.047   1450 West Redondo Beach Boulevard             Gardena                    Los Angeles            CA          90247
 26.048   100 North Westshore Boulevard                 Tampa                      Hillsborough           FL          33609
 26.049   330 East Manchester Boulevard                 Inglewood                  Los Angeles            CA          90301
 26.050   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
--------------------------------------------------------------------------------------------------------------------------------
 26.051   9000 Southside Boulevard                      Jacksonville               Duval                  FL          32256
 26.052   22 Bull Street                                Savannah                   Chatham                GA          31401
 26.053   112 East Holly Street                         Bellingham                 Whatcom                WA          98255
 26.054   2850 North Federal Highway                    Lighthouse Point           Broward                FL          33064
 26.055   1007 Knight Street                            Richland                   Benton                 WA          99352
--------------------------------------------------------------------------------------------------------------------------------
 26.056   5025 Lankershim Boulevard                     North Hollywood            Los Angeles            CA          91601
 26.057   1255 Sartori Avenue                           Torrance                   Los Angeles            CA          90501
 26.058   220 South Escondido Boulevard                 Escondido                  San Diego              CA          92025
 26.059   303 North D Street                            San Bernardino             San Bernadino          CA          92418
 26.060   750 South Orlando Avenue                      Winter Park                Orange                 FL          32789
--------------------------------------------------------------------------------------------------------------------------------
 26.061   300 Town Center East                          Santa Maria                Santa Barbara          CA          93454
 26.062   405 Main Street                               Salinas                    Monterey               CA          93901
 26.063   8320 North Oak Trafficway                     Kansas City                Clay                   MO          64118
 26.064   1077 East Sahara Avenue                       Las Vegas                  Clark                  NV          89104
 26.065   4701 University Way North East                Seattle                    King                   WA          98105
--------------------------------------------------------------------------------------------------------------------------------
 26.066   2111 Tuolumne Street                          Fresno                     Fresno                 CA          93721
 26.067   5061 Bayou Boulevard                          Pensacola                  Escambia               FL          32503
 26.068   1100 Butte House Road                         Yuba City                  Sutter                 CA          95991
 26.069   35 SE 1st Avenue                              Ocala                      Marion                 FL          34471
 26.070   302 South Jefferson Street, South East        Roanoke                    Roanoke City           VA          24011
--------------------------------------------------------------------------------------------------------------------------------
 26.071   63 West Main Street                           Mesa                       Maricopa               AZ          85201
 26.072   900 High Street                               Auburn                     Placer                 CA          95603
 26.073   106 South Patterson Street                    Valdosta                   Lowndes                GA          31601
 26.074   1640 Gulf to Bay Boulevard                    Clearwater                 Pinellas               FL          33755
 26.075   514 Austin Avenue                             Waco                       McLennan               TX          76701
--------------------------------------------------------------------------------------------------------------------------------
 26.076   101 North 2nd Street                          Yakima                     Yakima                 WA          98901
 26.077   801 Main Street                               Lynchburg                  Lynchburg City         VA          24504
 26.078   835 North Sepulveda Boulevard                 El Segundo                 Los Angeles            CA          90245
 26.079   9500 Mission Road                             Overland Park              Johnson                KS          66206
 26.080   167 Laurens Street                            Aiken                      Aiken                  SC          29801
--------------------------------------------------------------------------------------------------------------------------------
 26.081   102 East Main Street                          Cartersville               Bartow                 GA          30120
 26.082   120 East Main Street                          Murfreesboro               Rutherford             TN          37130
 26.083   1000 6th Street South                         Bremerton                  Kitsap                 WA          98337
 26.084   800 Cherry Street                             Columbia                   Boone                  MO          65201
 26.085   2501 South Congress                           Austin                     Travis                 TX          78704
--------------------------------------------------------------------------------------------------------------------------------
 26.086   4301 and 4400 Hampton Avenue                  St. Louis                  St. Louis              MO          63109
 26.087   5353 South Lindbergh Boulevard                St. Louis                  Saint Louis            MO          63126
 26.088   1130 South Victoria                           Ventura                    Ventura                CA          93003
 26.089   1201 Baker Street                             Bakersfield                Kern                   CA          93305
 26.090   1830 Del Paso Boulevard                       Sacramento                 Sacramento             CA          95815
--------------------------------------------------------------------------------------------------------------------------------
 26.091   401 Front Street                              Coeur D'Alene              Kootenai               ID          83814
 26.092   222 South Jefferson                           Mexico                     Audrain                MO          65265
 26.093   3435 North Cedar Avenue                       Fresno                     Fresno                 CA          93726
 26.094   10300-10306 Sepul Veda Boulevard              Mission Hills              Los Angeles            CA          91345
 26.095   2001 William Street                           Cape Girardeau             Cape Girardeau         MO          63703
--------------------------------------------------------------------------------------------------------------------------------
 26.096   5021 California Avenue                        Bakersfield                Kern                   CA          93309
 26.097   111 West Main Street                          Walla Walla                Walla Walla            WA          99362
 26.098   5651 East Lancaster Avenue                    Fort Worth                 Tarrant                TX          76112
 26.099   21175 Olean Boulevard                         Port Charlotte             Charlotte              FL          33952
 26.100   300 South Main Street                         Moultrie                   Colquitt               GA          31768
--------------------------------------------------------------------------------------------------------------------------------
 26.101   880 Rue St. Francois                          Florissant                 Saint Louis            MO          63031
 26.102   4401 Central Avenue North East                Albuquerque                Bernalillo             NM          87108
 26.103   129 West Lexington                            Independence               Jackson                MO          64050
 26.104   107 Water Street                              Henderson                  Clark                  NV          89015
 26.105   2611 South Cedar Avenue                       Fresno                     Fresno                 CA          93725
--------------------------------------------------------------------------------------------------------------------------------
 26.106   3804 Atlantic Avenue                          Long Beach                 Los Angeles            CA          90807
 26.107   2400 North Broadway                           Los Angeles                Los Angeles            CA          90031
 26.108   3810 Broadway                                 Sacramento                 Sacramento             CA          95817
 26.109   3535 University Boulevard West                Jacksonville               Duval                  FL          32217
 26.110   1101 South Josey Lane                         Carrollton                 Dallas                 TX          75006
--------------------------------------------------------------------------------------------------------------------------------
 26.111   3505 East Imperial Highway                    Lynwood                    Los Angeles            CA          90262
 26.112   839 East Palmdale Boulevard                   Palmdale                   Los Angeles            CA          93550
 26.113   501 Bliss Avenue                              Dumas                      Moore                  TX          79029
 26.114   1 West Queens Way                             Hampton                    Hampton City           VA          23669
 26.115   103 East 3rd Avenue                           Moses Lake                 Grant                  WA          98837
--------------------------------------------------------------------------------------------------------------------------------
 26.116   323 Denver Avenue                             Dalhart                    Dallam                 TX          79022
 26.117   600 West Willow Street                        Long Beach                 Los Angeles            CA          90806
 26.118   1 East 49th Street                            Hialeah                    Miami-Dade             FL          33013
 26.119   2940 South Glenstone                          Springfield                Greene                 MO          65804
 26.120   5950 East Admiral Place                       Tulsa                      Tulsa                  OK          74115
--------------------------------------------------------------------------------------------------------------------------------
 26.121   830 North Wenatchee Avenue                    Wenatchee                  Chelan                 WA          98801
 26.122   300 West Main Street                          Denison                    Grayson                TX          75020
 26.123   One Center Avenue                             Brownwood                  Brown                  TX          76801
 26.124   128 South Washington Street                   Albany                     Dougherty              GA          31701
 26.125   501 Pennsylvania Ave                          Independence               Montgomery             KS          67301
--------------------------------------------------------------------------------------------------------------------------------
 26.126   302 North Jefferson Avenue                    Mt. Pleasant               Titus                  TX          75455
 26.127   231 South Ridgewood Drive                     Sebring                    Highlands              FL          33870
 26.128   518 South Long Beach Boulevard                Compton                    Los Angeles            CA          90221
 26.129   350 West Lewis Street                         Pasco                      Franklin               WA          99301
 26.130   102 East Front Street                         Port Angeles               Clallam                WA          98362
--------------------------------------------------------------------------------------------------------------------------------
 26.131   204 East Rush                                 Harrison                   Boone                  AR          72601
 26.132   700 8th Avenue West                           Palmetto                   Manatee                FL          34221
 26.133   1101 North Conway                             Mission                    Hidalgo                TX          78572
 26.134   481 South Forks Avenue                        Forks                      Clallam                WA          98331
 26.135   1232 South Vermont Avenue                     Los Angeles                Los Angeles            CA          90006
--------------------------------------------------------------------------------------------------------------------------------
 26.136   102 North Broad Street                        Winder                     Barrow                 GA          30680
 26.137   3415/17 Eastern Avenue                        Baltimore                  Baltimore City         MD          21224
 26.138   606 Broad Street                              South Boston               Halifax                VA          24592
 26.139   210 West 8th Street                           Rolla                      Phelps                 MO          65401
 26.140   702 Park Avenue North West                    Norton                     Norton City            VA          24273
--------------------------------------------------------------------------------------------------------------------------------
 26.141   1016 Main Street                              Lexington                  Lafayette              MO          64607
 26.142   690 East Highway 50                           Clermont                   Lake                   FL          34711
 26.143   51 East Camelback Road                        Phoenix                    Maricopa               AZ          85012
 26.144   955 Main Street                               Red Bluff                  Tehama                 CA          96080
 26.145   1900 Tyler Street                             Hollywood                  Broward                FL          33020
--------------------------------------------------------------------------------------------------------------------------------
 26.146   112 McClurg                                   Richland                   Pulaski                MO          65556
 26.147   710 West Sunshine                             Springfield                Greene                 MO          65807
 26.148   230 West Broadway                             Muskogee                   Muskogee               OK          74401
 26.149   221 South Commercial                          Aransas Pass               Asansas/San Patricio   TX          78336
 26.150   101 East Market Street                        Aberdeen                   Grays Harbor           WA          98520
--------------------------------------------------------------------------------------------------------------------------------
   27     9720 Broadway                                 Pearland                   Brazoria               TX          77584
   28     12700 Sunrise Valley Drive                    Reston                     Fairfax                VA          20191
   29     1234 Broadway                                 New York                   New York               NY          10001
   30     1414 South Dairy Ashford                      Houston                    Harris                 TX          77077
   31     70 Garden Village Drive                       Cheektowaga                Erie                   NY          14227
--------------------------------------------------------------------------------------------------------------------------------
   32     1501-1521 West Cameron Avenue                 West Covina                Los Angeles            CA          91790
   33     480 Murray Road                               Valdosta                   Lowndes                GA          31602
   34     1390-1430 W. Foothill Boulevard               Upland                     San Bernardino         CA          91786
   35     4605-4645 Frazee Road                         Oceanside                  San Diego              CA          92057
   36     Various                                       Various                    Rockingham             NH          Various
--------------------------------------------------------------------------------------------------------------------------------
  36.1    15-19 Keewaydin Drive                         Salem                      Rockingham             NH          03079
  36.2    16 Route 111                                  Derry                      Rockingham             NH          03038
   37     5493, 5500 & 5508 South Cornell Avenue        Chicago                    Cook                   IL          60637
   38     7501 West Cermak Road                         North Riverside            Cook                   IL          60546
   39     530 West 47th Street                          New York                   New York               NY          10036
--------------------------------------------------------------------------------------------------------------------------------
   40     850 Cedar Point Boulevard                     Cedar Point                Carteret               NC          28584
   41     2921 Sycamore Springs Drive                   Kingwood                   Harris                 TX          77339
   42     2632 N. 20th Street                           Phoenix                    Maricopa               AZ          85006
   43     75 SW 75th Street                             Gainesville                Alachua                FL          32605
   44     3942 Holly Road                               Corpus Christi             Nueces                 TX          78415
--------------------------------------------------------------------------------------------------------------------------------
   45     50 Catoctin Circle                            Leesburg                   Loudoun                VA          20176
   46     361 Reservoir Avenue                          Providence                 Providence             RI          02907
   47     900 East 1st Street                           Los Angeles                Los Angeles            CA          90012
   48     300 Allwood Road                              Clifton                    Passaic                NJ          07012
   49     12223-12273 Highland Avenue                   Rancho Cucamonga           San Bernardino         CA          91701
--------------------------------------------------------------------------------------------------------------------------------
   50     970 Green Wing Road                           Amboy                      Lee                    IL          61310
   51     10657 South Avenue 9 East                     Yuma                       Yuma                   AZ          85365
   52     1500 Coastal Lane                             Myrtle Beach               Horry                  SC          29577
   53     249 Jasper Street Northwest                   Largo                      Pinellas               FL          33770
   54     39 Olympia Avenue                             Woburn                     Middlesex              MA          01801
--------------------------------------------------------------------------------------------------------------------------------
   55     4100 Southwest 20th Avenue                    Gainesville                Alachua                FL          32607
   56     Various                                       Various                    Milwaukee              WI          Various
  56.1    3939 West National Avenue                     West Milwaukee             Milwaukee              WI          53215
  56.2    5946 South Honey Creek Drive                  Greenfield                 Milwaukee              WI          53221
   57     401 Compass Road East                         Baltimore                  Baltimore              MD          21220
--------------------------------------------------------------------------------------------------------------------------------
   58     2204 North Rolling Road                       Baltimore                  Baltimore              MD          21244
   59     451-521 Stateline Road West                   Southaven                  DeSoto                 MS          38671
   60     7227 US 290 East                              Austin                     Travis                 TX          78723
   61     124-134 Hall Street                           Concord                    Merrimack              NH          03301
   62     390 State Road 13                             Jacksonville               St. John's             FL          32259
--------------------------------------------------------------------------------------------------------------------------------
   63     17383 Main Street                             Hesperia                   San Bernardino         CA          92345
   64     Various                                       Various                    Albany                 NY          Various
  64.1    101 Cherry Avenue                             Delmar                     Albany                 NY          12054
  64.2    371 Route 9W                                  Glenmont                   Albany                 NY          12077
   65     500 Jackson Street                            Daphne                     Baldwin                AL          36526
--------------------------------------------------------------------------------------------------------------------------------
   66     4617 East Main Street                         Whitehall                  Franklin               OH          43213
   67     5016, 5026, 5036 West Cactus Road and
            12251 North 51st Avenue                     Phoenix                    Maricopa               AZ          85304
   68     1204 Houston Levee Road                       Cordova                    Shelby                 TN          38016
   69     1001-1087 West Menk Drive                     St. Peter                  Nicollet               MN          56082
   70     100-106 Collegiate Court                      Blacksburg                 Montgomery             VA          24060
--------------------------------------------------------------------------------------------------------------------------------
   71     9093 West Union Hills Drive                   Peoria                     Maricopa               AZ          85382
   72     Various                                       Gulfport                   Harrison               MS          39507
  72.1    133 Debuys Road                               Gulfport                   Harrison               MS          39507
  72.2    224 17th Street                               Gulfport                   Harrison               MS          39507
   73     3950-3960 Turkeyfoot Road                     Independence               Kenton                 KY          41018
--------------------------------------------------------------------------------------------------------------------------------
   74     2019 Pacific Coast Highway                    Lomita                     Los Angeles            CA          90717
   75     1649 Florida Mall Avenue                      Orlando                    Orange                 FL          32809
   76     1601 Melbourne Drive                          Greenville                 Pitt                   NC          27858
   77     962 Potomac Circle                            Aurora                     Arapahoe               CO          80011
   78     3111-3119 Crooks Road                         Troy                       Oakland                MI          48084
--------------------------------------------------------------------------------------------------------------------------------
   79     3948 Legacy Drive and 6940 Coit Road          Plano                      Collin                 TX          75023
   80     220 Parfitt Way Southwest                     Bainbridge Island          Kitsap                 WA          98110
   81     3550 Rock Prairie Road West                   College Station            Brazos                 TX          77845
   82     1598 Crestview Drive                          Madison                    Davidson               TN          37115
   83     1295 Hamner Avenue                            Norco                      Riverside              CA          92860
--------------------------------------------------------------------------------------------------------------------------------
   84     28281 Crown Valley Parkway                    Laguna Niguel              Orange                 CA          92677
   85     100 Wheeless Drive                            Nashville                  Nash                   NC          27856
   86     405 Governors Park Road                       Bellefonte                 Centre                 PA          16823
   87     1235 Activity Drive                           Vista                      San Diego              CA          92083
   88     Various                                       Various                    Various                TX          Various
--------------------------------------------------------------------------------------------------------------------------------
  88.1    2929 Highway 90                               Crosby                     Harris                 TX          77532
  88.2    3001 8th Street                               Port Neches                Jefferson              TX          77651
   89     14818 Shark Street                            Hudson                     Pasco                  FL          34667
   90     1950 South 4th Street                         El Centro                  Imperial               CA          92243
   91     2410 Colvin Boulevard                         Tonawanda                  Erie                   NY          14150
--------------------------------------------------------------------------------------------------------------------------------
   92     4101 Lacey Boulevard Southeast                Lacey                      Thurston               WA          98503
   93     28 Jacobs Crossing Drive                      Crossville                 Cumberland             TN          38555
   94     1305 Nature's Woods Boulevard                 DeLand                     Volusia                FL          32724
   95     8080 State Highway 78 West                    Beulah                     Pueblo                 CO          81023

                                            NET            UNITS     LOAN PER NET               PREPAYMENT
              YEAR         YEAR          RENTABLE            OF      RENTABLE AREA              PROVISIONS
   ID        BUILT       RENOVATED    AREA SF/UNITS (7)   MEASURE     SF/UNITS (4)(7)      (# OF PAYMENTS) (8)(13)
----------------------------------------------------------------------------------------------------------------
   1          1957         1997          1,470,454         Sq. Ft.            353.63      L(24);D(89);O(7)
   2          2004                        694,634          Sq. Ft.            452.04      L(27);D(90);O(3)
   3        Various       Various        3,255,827         Sq. Ft.             66.04      L(24);D(29);O(7)
  3.01     1972-1995       1998           684,442          Sq. Ft.             58.15
  3.02     1991-1996                      182,417          Sq. Ft.             50.98
----------------------------------------------------------------------------------------------------------------
  3.03     1982-1995       2004           906,721          Sq. Ft.             69.04
  3.04     2002-2004                      249,366          Sq. Ft.             93.04
  3.05     2000-2003                      112,988          Sq. Ft.             53.99
  3.06     1994-2002                      399,830          Sq. Ft.             67.03
  3.07        1998                        108,188          Sq. Ft.             82.26
----------------------------------------------------------------------------------------------------------------
  3.08     1998-1999                      167,795          Sq. Ft.             64.96
  3.09     1997-2002       1998           253,110          Sq. Ft.             52.94
  3.10        1996                        190,970          Sq. Ft.             73.31
            Various       Various        1,133,428         Sq. Ft.             64.76      L(24),D(57),O(3)
   4          1927         2003           471,217          Sq. Ft.             53.05      L(24),D(57),O(3)
----------------------------------------------------------------------------------------------------------------
   5          1982         2003           200,700          Sq. Ft.             93.42      L(24),D(57),O(3)
   6          1931         1986           135,982          Sq. Ft.            116.41      L(24),D(57),O(3)
   7          1983         2001           158,627          Sq. Ft.             64.93      L(24),D(57),O(3)
   8          1917         1995           166,902          Sq. Ft.             21.09      L(24),D(57),O(3)
   9          1968         2004          1,554,116         Sq. Ft.            218.77      L(27);D(86);O(7)
----------------------------------------------------------------------------------------------------------------
   10      1986/1992                      312,026          Sq. Ft.            192.29      L(24),D(92),O(4)
   11       Various       Various        1,992,267         Sq. Ft.             28.11      L(35),D(82),O(3)
  11.1        1958                        531,000          Sq. Ft.             28.11
  11.2        1999                        68,000           Sq. Ft.             28.11
  11.3        1960         2003           298,404          Sq. Ft.             28.11
----------------------------------------------------------------------------------------------------------------
  11.4        1969         1996           655,000          Sq. Ft.             28.11
  11.5        1969         2003           439,863          Sq. Ft.             28.11
   12         1981         2003           369,976          Sq. Ft.            134.73      L(35),D(82),O(3)
   13         1989                        278,657          Sq. Ft.            161.49      L(27);D(89);O(4)
   14         1995                        263,058          Sq. Ft.            163.46      L(24);D(99);O(4)
----------------------------------------------------------------------------------------------------------------
   15       Various                       475,185          Sq. Ft.             81.23      L(24);D(57);O(4)
  15.1        1987                        291,060          Sq. Ft.             74.69
  15.2        1998                        184,125          Sq. Ft.             91.57
   16      1994-2004                      370,967          Sq. Ft.            103.51      L(24);D(93);O(4)
   17         2002                          528            Units           65,340.91      L(25);D(91);O(4)
----------------------------------------------------------------------------------------------------------------
   18       Various       Various           446            Units           70,123.32      L(24);D(32);O(4)
  18.1        1920         1985             142            Units           70,744.16
  18.2        1900         1985             106            Units           72,188.45
  18.3        1924         1986             84             Units           63,532.89
  18.4        1922         1985             54             Units           77,028.44
----------------------------------------------------------------------------------------------------------------
  18.5        1925         1985             60             Units           68,017.57
            Various                         538            Units           46,654.28      L(24);D(33);O(4)
   19      1982-1985                        260            Units           44,153.85      L(24);D(33);O(4)
   20         1985                          188            Units           45,106.38      L(24);D(33);O(4)
   21         1998                          90             Units           57,111.11      L(24);D(33);O(4)
----------------------------------------------------------------------------------------------------------------
   22         1973         1993           78,893           Sq. Ft.            297.17      L(24);D(89);O(7)
   23         1987                        228,200          Sq. Ft.            100.79      L(24);D(57);O(4)
   24         1971         1997             528            Units           43,106.06      L(35),D(82),O(3)
   25         1994                        225,404          Sq. Ft.             88.06      L(24);D(92);O(4)
   26       Various       Various        7,712,231         Sq. Ft.             43.72      L(24);D(91);O(5)
----------------------------------------------------------------------------------------------------------------
 26.001       1923         2004          1,027,783         Sq. Ft.             41.51
 26.002       1959         1989           481,064          Sq. Ft.             56.02
 26.003       1996                        413,407          Sq. Ft.             48.24
 26.004       1979                        359,843          Sq. Ft.             54.04
 26.005       1990                        295,895          Sq. Ft.             54.66
----------------------------------------------------------------------------------------------------------------
 26.006       1990                        233,311          Sq. Ft.             51.24
 26.007       1990                        172,511          Sq. Ft.             56.08
 26.008       1995                        115,662          Sq. Ft.             59.62
 26.009       1989                        170,151          Sq. Ft.             39.59
 26.010       1990                        122,666          Sq. Ft.             53.38
----------------------------------------------------------------------------------------------------------------
 26.011       1990                        118,963          Sq. Ft.             54.63
 26.012       1995                        150,000          Sq. Ft.             42.75
 26.013       1990                        116,749          Sq. Ft.             54.81
 26.014       1990                        113,861          Sq. Ft.             54.46
 26.015       1983                        141,366          Sq. Ft.             40.28
----------------------------------------------------------------------------------------------------------------
 26.016       1983         1988           85,154           Sq. Ft.             52.43
 26.017       1984                        68,868           Sq. Ft.             57.63
 26.018       1980         1992           79,243           Sq. Ft.             46.95
 26.019       1985                        112,217          Sq. Ft.             28.73
 26.020       1968                        46,338           Sq. Ft.             64.23
----------------------------------------------------------------------------------------------------------------
 26.021    1968/1973       1983           61,095           Sq. Ft.             48.31
 26.022    1981/1982                      43,104           Sq. Ft.             65.37
 26.023    1982/1983                      42,766           Sq. Ft.             65.42
 26.024       1981                        42,941           Sq. Ft.             60.07
 26.025       1989                        62,482           Sq. Ft.             38.43
----------------------------------------------------------------------------------------------------------------
 26.026       1989                        62,457           Sq. Ft.             38.13
 26.027       1989                        62,469           Sq. Ft.             38.12
 26.028    1971-1973       1995           36,250           Sq. Ft.             64.32
 26.029       1988                        62,659           Sq. Ft.             36.42
 26.030       1952                        33,033           Sq. Ft.             66.08
----------------------------------------------------------------------------------------------------------------
 26.031       1979                        33,513           Sq. Ft.             65.13
 26.032    1983/1984                      42,971           Sq. Ft.             50.00
 26.033       1978                        34,559           Sq. Ft.             57.42
 26.034       1983                        21,356           Sq. Ft.             90.59
 26.035       1976                        38,500           Sq. Ft.             50.25
----------------------------------------------------------------------------------------------------------------
 26.036       1975                        31,482           Sq. Ft.             59.08
 26.037       1980                        37,996           Sq. Ft.             48.31
 26.038      1960's        1996           42,944           Sq. Ft.             41.59
 26.039       1970                        24,922           Sq. Ft.             71.66
 26.040       1976                        37,846           Sq. Ft.             47.19
----------------------------------------------------------------------------------------------------------------
 26.041       1978                        32,200           Sq. Ft.             53.92
 26.042    1973/1983       1997           59,489           Sq. Ft.             28.35
 26.043       1926         1963           24,406           Sq. Ft.             66.06
 26.044       1875         1972           57,945           Sq. Ft.             27.82
 26.045       1973                        35,389           Sq. Ft.             43.46
----------------------------------------------------------------------------------------------------------------
 26.046       1981                        21,511           Sq. Ft.             64.57
 26.047    1979/1983                      27,906           Sq. Ft.             49.06
 26.048       1997                        20,740           Sq. Ft.             64.58
 26.049    1948/1954                      28,909           Sq. Ft.             45.65
 26.050       1990                        21,879           Sq. Ft.             58.95
----------------------------------------------------------------------------------------------------------------
 26.051       1990                        21,425           Sq. Ft.             59.04
 26.052       1905         1995           23,969           Sq. Ft.             50.71
 26.053       1960                        24,361           Sq. Ft.             48.87
 26.054       1970                        25,659           Sq. Ft.             45.43
 26.055       1979                        25,878           Sq. Ft.             45.05
----------------------------------------------------------------------------------------------------------------
 26.056       1971                        22,780           Sq. Ft.             50.96
 26.057       1936                        16,200           Sq. Ft.             69.21
 26.058       1978                        22,400           Sq. Ft.             48.72
 26.059       1970                        46,273           Sq. Ft.             23.59
 26.060       1955                        32,951           Sq. Ft.             33.12
----------------------------------------------------------------------------------------------------------------
 26.061       1976                        20,956           Sq. Ft.             50.42
 26.062       1968                        20,967           Sq. Ft.             49.69
 26.063       1978         1990           34,145           Sq. Ft.             30.51
 26.064       1966         1994           19,908           Sq. Ft.             52.33
 26.065       1957                        20,076           Sq. Ft.             51.89
----------------------------------------------------------------------------------------------------------------
 26.066       1965                        22,065           Sq. Ft.             46.31
 26.067       1975         1993           27,585           Sq. Ft.             36.69
 26.068       1981                        18,900           Sq. Ft.             50.53
 26.069    1965/1985                      31,532           Sq. Ft.             29.89
 26.070       1915         1986           27,726           Sq. Ft.             34.00
----------------------------------------------------------------------------------------------------------------
 26.071       1990                        20,847           Sq. Ft.             42.83
 26.072       1955                        15,900           Sq. Ft.             56.16
 26.073       1970         1995           29,343           Sq. Ft.             29.16
 26.074       1971         2001           17,191           Sq. Ft.             49.06
 26.075       1885                        34,108           Sq. Ft.             24.73
----------------------------------------------------------------------------------------------------------------
 26.076       1951                        28,702           Sq. Ft.             29.38
 26.077       1913                        63,374           Sq. Ft.             12.58
 26.078       1980                        13,117           Sq. Ft.             59.38
 26.079       1964                        24,945           Sq. Ft.             30.83
 26.080   1898/1911/1960   1998           20,918           Sq. Ft.             36.28
----------------------------------------------------------------------------------------------------------------
 26.081       1977                        21,455           Sq. Ft.             34.68
 26.082       1978                        25,655           Sq. Ft.             29.01
 26.083       1970         1990           20,435           Sq. Ft.             36.41
 26.084       1948         1985           20,094           Sq. Ft.             36.29
 26.085       1964         1972           26,417           Sq. Ft.             27.23
----------------------------------------------------------------------------------------------------------------
 26.086       1972                        24,416           Sq. Ft.             29.05
 26.087       1978                        20,429           Sq. Ft.             34.48
 26.088       1978                        21,576           Sq. Ft.             32.42
 26.089       1972                        14,860           Sq. Ft.             46.74
 26.090   1954/1975/1980                  14,437           Sq. Ft.             48.11
----------------------------------------------------------------------------------------------------------------
 26.091       1969         1992           18,229           Sq. Ft.             37.56
 26.092       1979                        25,669           Sq. Ft.             26.67
 26.093       1981                        14,539           Sq. Ft.             46.40
 26.094       1955                        16,178           Sq. Ft.             41.70
 26.095       1973                        29,301           Sq. Ft.             22.43
----------------------------------------------------------------------------------------------------------------
 26.096       1981                        16,000           Sq. Ft.             40.31
 26.097       1979                        14,450           Sq. Ft.             44.63
 26.098       1956                        28,562           Sq. Ft.             22.15
 26.099       1971         2002           13,119           Sq. Ft.             47.27
 26.100       1989                        22,692           Sq. Ft.             26.23
----------------------------------------------------------------------------------------------------------------
 26.101       1970         1980           21,600           Sq. Ft.             27.56
 26.102       1958         1968           23,855           Sq. Ft.             24.95
 26.103       1929         1990           32,530           Sq. Ft.             18.15
 26.104       1964         1977           12,642           Sq. Ft.             45.13
 26.105       1981                        12,971           Sq. Ft.             43.60
----------------------------------------------------------------------------------------------------------------
 26.106       1955                        11,937           Sq. Ft.             45.71
 26.107       1976                        16,285           Sq. Ft.             33.51
 26.108       1960                        10,560           Sq. Ft.             51.68
 26.109       1997                        10,670           Sq. Ft.             50.68
 26.110       1978                        12,853           Sq. Ft.             40.53
----------------------------------------------------------------------------------------------------------------
 26.111       1974                        12,720           Sq. Ft.             39.39
 26.112       1980                        13,278           Sq. Ft.             37.36
 26.113       1976                        19,176           Sq. Ft.             25.87
 26.114       1970                        24,059           Sq. Ft.             20.62
 26.115       1955         1960           16,540           Sq. Ft.             29.99
----------------------------------------------------------------------------------------------------------------
 26.116       1955         1995           21,292           Sq. Ft.             21.55
 26.117       1962                        10,736           Sq. Ft.             41.59
 26.118       1963                        10,212           Sq. Ft.             43.72
 26.119       1970         1982           15,946           Sq. Ft.             28.00
 26.120       1952                        19,088           Sq. Ft.             23.39
----------------------------------------------------------------------------------------------------------------
 26.121       1960                        11,413           Sq. Ft.             39.12
 26.122       1965                        23,236           Sq. Ft.             18.68
 26.123       1972                        22,643           Sq. Ft.             18.62
 26.124       1960         1995           35,610           Sq. Ft.             11.73
 26.125       1980                        24,150           Sq. Ft.             16.95
----------------------------------------------------------------------------------------------------------------
 26.126       1960                        21,710           Sq. Ft.             18.85
 26.127       1961         1999           31,699           Sq. Ft.             12.57
 26.128       1962         1976           10,990           Sq. Ft.             36.11
 26.129    1968/1974                      23,709           Sq. Ft.             16.74
 26.130       1922         1973           16,187           Sq. Ft.             23.45
----------------------------------------------------------------------------------------------------------------
 26.131       1964         1980           23,521           Sq. Ft.             15.33
 26.132       1950         2002           28,909           Sq. Ft.             12.44
 26.133       1950         2001           12,079           Sq. Ft.             29.57
 26.134       1980                        12,327           Sq. Ft.             28.17
 26.135       1959                        10,660           Sq. Ft.             32.11
----------------------------------------------------------------------------------------------------------------
 26.136       1970                        11,500           Sq. Ft.             28.04
 26.137       1950                        28,484           Sq. Ft.             10.66
 26.138       1974                        24,151           Sq. Ft.             11.40
 26.139       1927         1983           12,715           Sq. Ft.             21.07
 26.140       1905         1992           20,058           Sq. Ft.             12.37
----------------------------------------------------------------------------------------------------------------
 26.141       1894         1979           12,300           Sq. Ft.             17.14
 26.142       1973                        13,572           Sq. Ft.             12.79
 26.143       1970                        10,067           Sq. Ft.              0.00
 26.144       1983         2001           20,320           Sq. Ft.              0.00
 26.145       1958                        27,712           Sq. Ft.              0.00
----------------------------------------------------------------------------------------------------------------
 26.146       1951                        10,981           Sq. Ft.              0.00
 26.147       1965         1981           15,904           Sq. Ft.              0.00
 26.148       1920         1990           27,495           Sq. Ft.              0.00
 26.149       1972                        14,970           Sq. Ft.              0.00
 26.150       1960                        30,724           Sq. Ft.              0.00
----------------------------------------------------------------------------------------------------------------
   27         2003                          312            Units           55,769.23      L(36),D(80),O(4)
   28         1999                        95,584           Sq. Ft.            179.06      L(24);D(57);O(4)
   29      1868/1905       2004             277            Units           57,705.56      L(25);D(91);O(4)
   30         1992                          256            Units           58,789.06      L(35),YM1(81),O(4)
   31         1967         2000             315            Units           44,317.46      L(35),D(82),O(3)
----------------------------------------------------------------------------------------------------------------
   32         1982                        114,398          Sq. Ft.             96.16      L(36),D(82),O(3)
   33     1996-1997/2002                    131            Units           79,389.31      L(24);D(93);O(4)
   34         1975                          143            Units           64,510.49      L(36),D(81),O(4)
   35         2001                        35,058           Sq. Ft.            242.46      L(24),D(93),O(3)
   36       Various       Various         170,681          Sq. Ft.             49.80      L(35),D(82),O(3)
----------------------------------------------------------------------------------------------------------------
  36.1     1972/1980       2004           124,291          Sq. Ft.             49.80
  36.2        1994         2003           46,390           Sq. Ft.             49.80
   37         1901         1998             68             Units          123,685.90      L(35),D(46),O(3)
   38         1975                        180,550          Sq. Ft.             46.37      L(0);D(229);O(6)
   39         1999                          33             Units          203,787.88      L(24);D(32);O(4)
----------------------------------------------------------------------------------------------------------------
   40         1960         1999             341            Pads            18,365.08      L(27),D(90),O(3)
   41         1979         2004             136            Units           45,501.05      L(35),D(82),O(3)
   42         1988                        47,286           Sq. Ft.            130.42      L(36),D(80),O(4)
   43         1980         1993             124            Units           49,640.17      L(35),D(82),O(3)
   44         1970         2001             259            Units           23,701.37      L(36),D(140),O(4)
----------------------------------------------------------------------------------------------------------------
   45         2003                        36,611           Sq. Ft.            166.26      L(36),D(80),O(4)
   46         1959         1988           61,006           Sq. Ft.             98.25      L(36),D(80),O(4)
   47         1895         2000             45             Units          125,275.34      L(36),D(44),O(4)
   48         1956         1998             933            Units            5,554.46      L(36),D(80),O(4)
   49         2004                        25,002           Sq. Ft.            199.98      L(35),D(82),O(3)
----------------------------------------------------------------------------------------------------------------
   50         1972                          693            Pads             7,194.21      L(27),D(90),O(3)
   51         1987         1997             428            Pads            11,401.87      L(24),D(93),O(3)
   52         1998                          72             Units           63,705.80      L(27);D(89);O(4)
   53         1960                          160            Pads            28,264.74      L(27),D(90),O(3)
   54         1960         2004           77,000           Sq. Ft.             57.14      L(36),D(81),O(4)
----------------------------------------------------------------------------------------------------------------
   55         1977         1993             96             Units           45,074.85      L(35),D(82),O(3)
   56         1981        Various           105            Units           40,912.36      L(35),D(82),O(3)
  56.1        1981         1996             73             Units           40,912.36
  56.2        1981         2002             32             Units           40,912.36
   57         2002                        14,021           Sq. Ft.            292.42      L(35),D(82),O(3)
----------------------------------------------------------------------------------------------------------------
   58         2002                        14,490           Sq. Ft.            282.95      L(35),D(82),O(3)
   59         1983         1986           83,750           Sq. Ft.             48.77      L(35),D(82),O(3)
   60         1984                          163            Units           23,926.38      L(35),D(82),O(3)
   61         1979         2004           161,505          Sq. Ft.             24.15      L(35),D(82),O(3)
   62         2004                        14,560           Sq. Ft.            263.97      L(25);D(238);O(1)
----------------------------------------------------------------------------------------------------------------
   63         2004                        14,560           Sq. Ft.            257.90      L(36),D(82),O(3)
   64       Various       Various           84             Units           43,397.94      L(35),D(82),O(3)
  64.1        1978         1998             40             Units           43,397.94
  64.2        1981         2003             44             Units           43,397.94
   65         1979         2002             128            Units           28,100.63      L(25),D(92),O(3)
----------------------------------------------------------------------------------------------------------------
   66         2004                        14,560           Sq. Ft.            243.60      L(35),D(82),O(3)
   67      1989/1996                      25,192           Sq. Ft.            137.50      L(36),D(80),O(4)
   68         2003                        25,060           Sq. Ft.            131.68      L(36),D(80),O(4)
   69         2003                          44             Units           74,888.91      L(35),D(82),O(3)
   70         1997         2002             30             Units          106,533.96      L(35),D(82),O(3)
----------------------------------------------------------------------------------------------------------------
   71         2003                        13,813           Sq. Ft.            205.00      L(35),D(82),O(3)
   72       Various                         87             Units           32,155.81      L(25),D(92),O(3)
  72.1        1972                          58             Units           32,155.81
  72.2        1981                          29             Units           32,155.81
   73         1995                        43,400           Sq. Ft.             59.73      L(36),D(80),O(4)
----------------------------------------------------------------------------------------------------------------
   74         2000                        14,884           Sq. Ft.            167.97      L(35),D(142),O(3)
   75         1993                        23,484           Sq. Ft.            105.39      L(35),D(142),O(3)
   76         2002                          64             Units           38,087.29      L(25);D(91);O(4)
   77         2004                        13,177           Sq. Ft.            182.14      L(11);YM1(105);O(4)
   78         2003                         7,530           Sq. Ft.            318.73      L(35),D(82),O(3)
----------------------------------------------------------------------------------------------------------------
   79         1987         2001           21,695           Sq. Ft.            110.26      L(35),D(82),O(3)
   80         1982         1999             60             Units           37,616.67      L(24),D(93),O(3)
   81         1999                          193            Pads            10,880.83      L(35),D(82),O(3)
   82         1972         1994             132            Units           16,666.67      L(35),D(82),O(3)
   83         2003                         8,050           Sq. Ft.            232.92      L(36),D(80),O(4)
----------------------------------------------------------------------------------------------------------------
   84         1991                        11,897           Sq. Ft.            155.19      L(35),D(82),O(3)
   85         2002                          48             Units           37,422.62      L(35),D(82),O(3)
   86         1979         1992             66             Units           26,666.67      L(35),D(82),O(3)
   87         2003                        24,944           Sq. Ft.             69.15      L(24),D(93),O(3)
   88       Various                         166            Pads            10,240.96      L(35),D(22),O(3)
----------------------------------------------------------------------------------------------------------------
  88.1        1965                          59             Pads            10,240.96
  88.2        1975                          107            Pads            10,240.96
   89         1986                          71             Pads            23,189.39      L(36),D(21),O(3)
   90         1991                        19,307           Sq. Ft.             82.87      L(35),D(82),O(3)
   91         1960         1999             32             Units           46,250.00      L(35),D(82),O(3)
----------------------------------------------------------------------------------------------------------------
   92         1977         1996             70             Units           21,028.57      L(24),D(93),O(3)
   93         2001                          64             Units           20,670.49      L(35),D(142),O(3)
   94         1987                          108            Pads            11,111.11      L(24),D(57),O(3)
   95         1972                          57             Pads            17,510.73      L(35),D(82),O(3)

                                                                      FOURTH         FOURTH         THIRD            THIRD MOST
                                                                    MOST RECENT    RECENT NOI    MOST RECENT         RECENT NOI
   ID                          PROPERTY NAME                            NOI           DATE           NOI                DATE
------------------------------------------------------------------------------------------------------------------------------------
   1        Garden State Plaza                                      58,181,230     12/31/2001    59,669,733          12/31/2002
   2        731 Lexington Avenue - Bloomberg Headquarters
   3        DDR-Macquarie Portfolio (11)                             9,681,867                   27,494,444
  3.01      Clarence Portfolio                                       2,074,413     12/31/2001     5,683,558          12/31/2002
  3.02      BJ's Plaza/Tops Plaza/Batavia Commons                    1,406,851     12/31/2001     1,304,750          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
  3.03      Cheektowaga Properties                                   6,200,603     12/31/2001    20,506,136          12/31/2002
  3.04      Riverdale Village-Inner Ring
  3.05      Erie Marketplace
  3.06      Spring Creek Center and Steele Crossing
  3.07      Towne Center
------------------------------------------------------------------------------------------------------------------------------------
  3.08      The Marketplace
  3.09      Township Marketplace
  3.10      River Hills
            G REIT Portfolio (Crossed Rollup)
   4        Public Ledger Building                                   3,566,946     12/31/2001     2,691,016          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
   5        824 Market Street
   6        Brunswig Square
   7        1150 Gemini Plaza                                          801,156     12/31/2001     1,041,595          12/31/2002
   8        The Atrium Building                                        667,140     12/31/2001       575,378          12/31/2002
   9        Tysons Corner Center                                                                 38,192,742          06/30/2002
------------------------------------------------------------------------------------------------------------------------------------
   10       Centreville Square I&II                                  5,322,333     12/31/2001     5,752,347          12/31/2002
   11       Equity Industrial Partners Portfolio (11)
  11.1      85 Moosup Road
  11.2      151 Suffolk Lane
  11.3      600 North Bedford Street
------------------------------------------------------------------------------------------------------------------------------------
  11.4      1111 South Hampton Road
  11.5      625 University Avenue
   12       International Jewelry Center                             6,790,359     12/31/2001     7,513,910          12/31/2002
   13       660 Figueroa Tower                                       2,880,790     12/31/2001     3,687,523          12/31/2002
   14       3 Beaver Valley                                                                       3,301,137    7 Mos Ann. 12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
   15       Stonegate Oklahoma (11)                                  4,391,447     12/31/2001     3,942,853          12/31/2002
  15.1      Quail Springs                                            2,602,779     12/31/2001     2,115,109          12/31/2002
  15.2      1200 Urban Center                                        1,788,667     12/31/2001     1,827,744          12/31/2002
   16       Beau Terre Office Building                               2,839,161     12/31/2001     3,545,469          12/31/2002
   17       Alexan Mira Vista
------------------------------------------------------------------------------------------------------------------------------------
   18       Wiener Portfolio VII (11)                                  694,668       Various        667,762           Various
  18.1      25-35 Hillside Avenue
  18.2      2 West 120th Street                                        471,425     12/31/2001       419,086          12/31/2002
  18.3      281-295 Wadsworth Avenue
  18.4      509 West 155th Street                                      223,243     12/31/2001       248,676          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
  18.5      34-44 Seaman Avenue
            Beyman Crossed Rollup                                                                 2,195,203          12/31/2002
   19       Windover of Melbourne                                                                   974,736          12/31/2002
   20       Windover Goldenpoint                                                                    744,792          12/31/2002
   21       Wedgewood Park                                                                          475,674          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
   22       Santa Monica Medical Plaza                               1,846,066     12/31/2001     1,794,912          12/31/2002
   23       The Tower                                                3,002,541     12/31/2001     2,894,192          12/31/2002
   24       Williamstowne Apartments                                                              2,297,117          12/31/2002
   25       Larkins Corner Shopping Center                           1,982,193     12/31/2001     1,954,829          12/31/2002
   26       AFR Portfolio (11)
------------------------------------------------------------------------------------------------------------------------------------
 26.001     Bank of America Center
 26.002     Van Ness & Market
 26.003     525 N Tryon-Odell Building
 26.004     Bank of America Financial Ctr
 26.005     Jacksonville Ops CTR/#600
------------------------------------------------------------------------------------------------------------------------------------
 26.006     Jacksonville Ops CTR/#100
 26.007     Jacksonville Ops CTR/#400
 26.008     South Region TPC
 26.009     Catalina-Bank of America Ctr
 26.010     Jacksonville Ops CTR/#200
------------------------------------------------------------------------------------------------------------------------------------
 26.011     Jacksonville Ops CTR/#700
 26.012     South Mountain-Bank of America
 26.013     Jacksonville Ops CTR/#500
 26.014     Jacksonville Ops CTR/#300
 26.015     Miami Lakes Operation CTR
------------------------------------------------------------------------------------------------------------------------------------
 26.016     Spokane Bankcard Services
 26.017     Century Park
 26.018     Bank of America Plaza
 26.019     Mendham Operations Center
 26.020     Glendale Main
------------------------------------------------------------------------------------------------------------------------------------
 26.021     Fort Sam Houston
 26.022     Ellinwood Center #300
 26.023     Ellinwood Center #400
 26.024     Long Beach Financial
 26.025     Maricopa-Bank of America Ctr
------------------------------------------------------------------------------------------------------------------------------------
 26.026     Camelback-Bank of America CTR
 26.027     McDowell-Bank of America Ctr
 26.028     Stockton Main Office
 26.029     Inland Empire Cash Vault
 26.030     Lake & Colorado Br
------------------------------------------------------------------------------------------------------------------------------------
 26.031     Pomona Main
 26.032     Ellinwood Center #500
 26.033     Sunnyvale Main Branch
 26.034     Coronado Branch
 26.035     Riverside Main
------------------------------------------------------------------------------------------------------------------------------------
 26.036     La Jolla Main
 26.037     Whittier Office
 26.038     Hallandale Beach
 26.039     Annapolis Church Circle - BAL
 26.040     Greenspoint
------------------------------------------------------------------------------------------------------------------------------------
 26.041     Redding Main Branch
 26.042     Albuquerque Operations Center
 26.043     Santa Barbara
 26.044     Charlottesville
 26.045     Plaza
------------------------------------------------------------------------------------------------------------------------------------
 26.046     Irvine Industrial
 26.047     Gardena Main
 26.048     Westshore Mall
 26.049     Inglewood Main Office
 26.050     Jacksonville Ops Ctr/School
------------------------------------------------------------------------------------------------------------------------------------
 26.051     Jacksonville Ops CTR/Daycare
 26.052     Bull Street
 26.053     Bellingham
 26.054     Lighthouse Point
 26.055     Richland
------------------------------------------------------------------------------------------------------------------------------------
 26.056     North Hollywood
 26.057     Torrance Sartori
 26.058     Escondido Main Office
 26.059     San Bernadino Main
 26.060     Winter Park
------------------------------------------------------------------------------------------------------------------------------------
 26.061     Santa Maria Branch
 26.062     Salinas Main Branch
 26.063     Oak Trafficway Facility
 26.064     Paradise Valley
 26.065     University
------------------------------------------------------------------------------------------------------------------------------------
 26.066     Fresno Proof/Vault
 26.067     Cordova
 26.068     Yuba City Branch
 26.069     Ocala Downtown
 26.070     Roanoke
------------------------------------------------------------------------------------------------------------------------------------
 26.071     Mesa Main
 26.072     Auburn
 26.073     Valdosta Main
 26.074     Gulf to Bay
 26.075     Waco
------------------------------------------------------------------------------------------------------------------------------------
 26.076     Yakima Valley Bldg/BR
 26.077     Lynchburg
 26.078     El Segundo
 26.079     Mission Facility
 26.080     Aiken Main Office
------------------------------------------------------------------------------------------------------------------------------------
 26.081     Cartersville Main
 26.082     Murfreesboro Main Office
 26.083     Bremerton
 26.084     Columbia Facility
 26.085     South Austin
------------------------------------------------------------------------------------------------------------------------------------
 26.086     Hampton-Main Facility
 26.087     Concord Village
 26.088     Ventura Main Office
 26.089     East Bakersfield Office
 26.090     North Sacramento Branch
------------------------------------------------------------------------------------------------------------------------------------
 26.091     Coeur D'alene BDLG/BR
 26.092     Mexico Facility
 26.093     Cedar & Shields
 26.094     Sepulveda-Devonshire BR
 26.095     William Street Facility
------------------------------------------------------------------------------------------------------------------------------------
 26.096     Stockdale
 26.097     Walla Walla
 26.098     Fort Worth East
 26.099     Port Charlotte
 26.100     Moultrie Main
------------------------------------------------------------------------------------------------------------------------------------
 26.101     Florissant Facility
 26.102     East Central Facility
 26.103     Independence Square
 26.104     Henderson
 26.105     Calwa
------------------------------------------------------------------------------------------------------------------------------------
 26.106     Bixby-Atlantic
 26.107     Lincoln Heights Branch
 26.108     Oak Park Branch
 26.109     San Jose
 26.110     Carrollton
------------------------------------------------------------------------------------------------------------------------------------
 26.111     Lynwood Branch
 26.112     Palmdale Branch
 26.113     Dumas Banking Center
 26.114     Old Hampton
 26.115     Moses Lake
------------------------------------------------------------------------------------------------------------------------------------
 26.116     Dalhart Banking Center
 26.117     Willow-Daisy Branch
 26.118     North Hialeah
 26.119     South Glenstone Facility
 26.120     Admiral
------------------------------------------------------------------------------------------------------------------------------------
 26.121     N Wenatchee
 26.122     Denison
 26.123     Brownwood
 26.124     Albany Main Office
 26.125     Penn Street Facility
------------------------------------------------------------------------------------------------------------------------------------
 26.126     Mount Pleasant
 26.127     Ridgewood
 26.128     East Compton Branch
 26.129     Pasco
 26.130     Port Angeles
------------------------------------------------------------------------------------------------------------------------------------
 26.131     Harrison Main
 26.132     Downtown Palmetto
 26.133     Mission
 26.134     Forks
 26.135     Pico-Vermont Branch
------------------------------------------------------------------------------------------------------------------------------------
 26.136     Winder (BS)
 26.137     Highlandtown - BAL
 26.138     South Boston
 26.139     Downtown Facility
 26.140     Norton - 7th Street
------------------------------------------------------------------------------------------------------------------------------------
 26.141     Lexington Facility
 26.142     Clermont
 26.143     Camelback Uptown
 26.144     Red Bluff Branch
 26.145     Hollywood/Tyler
------------------------------------------------------------------------------------------------------------------------------------
 26.146     Richland Facility
 26.147     West Sunshine Facility
 26.148     Muskogee Main Facility
 26.149     Aransas Pass (CCNB)
 26.150     Aberdeen Bldg/BR
------------------------------------------------------------------------------------------------------------------------------------
   27       Southwind Apartments
   28       The Arboretum                                            1,578,866     12/31/2001     1,634,969          12/31/2002
   29       1234 Broadway                                            2,025,285     12/31/2001     2,137,717          12/31/2002
   30       Briar Meadows Apartment Homes
   31       Garden Village Apartments                                                             1,390,627          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
   32       Cameron Court                                                                           873,310          12/31/2002
   33       University Courtyard Valdosta                              641,422     12/31/2001     1,075,571          12/31/2002
   34       Vista Via Apartments
   35       Plaza del Oro                                               98,206     12/31/2001       593,232          12/31/2002
   36       Brooks Flex Industrial Portfolio (11)                       80,501     12/31/2001       293,144          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
  36.1      15-19 Keewaydin Drive
  36.2      16 Route 111
   37       Cornell Street Apartments
   38       Saks, Inc.: North Riverside
   39       530 West 47th Street
------------------------------------------------------------------------------------------------------------------------------------
   40       Waterway MHP & RV                                          525,949     12/31/2001       480,345          12/31/2002
   41       Elm Grove Apartments                                       667,464     12/31/2001       674,336          12/31/2002
   42       Arizona Heart Institute
   43       The Garden Apartments                                      596,233     12/31/2001       600,526          12/31/2002
   44       Christy Estates Apartments                                 944,335     10/31/2000     1,005,192          10/31/2001
------------------------------------------------------------------------------------------------------------------------------------
   45       Leesburg Plaza
   46       Ocean State Plaza
   47       Artist Loft Apartments                                                                  414,533          12/31/2001
   48       Lackland Self Storage
   49       Day Creek Village
------------------------------------------------------------------------------------------------------------------------------------
   50       O'Connell's RV Resort                                      379,331     12/31/2001       388,232          12/31/2002
   51       Cactus Gardens MHP & RV                                    389,587     12/31/2001       384,542          12/31/2002
   52       Broadway Place                                             394,189     12/31/2001       454,445          12/31/2002
   53       Shangri-La MHP                                             402,026     12/31/2001       408,876          12/31/2002
   54       39 Olympia Avenue
------------------------------------------------------------------------------------------------------------------------------------
   55       Pinetree Garden Apartments                                 411,800     12/31/2001       467,094          12/31/2002
   56       Congress and Erin Way Apartments (11)                      618,770     12/31/2001       643,359          12/31/2002
  56.1      Congress Apartments
  56.2      Erin Way Apartments
   57       Walgreens - Compass Road
------------------------------------------------------------------------------------------------------------------------------------
   58       Walgreens - Baltimore
   59       Southaven Shopping Center                                  418,637     12/31/2001       425,412          12/31/2002
   60       Penbrook Apartments                                        532,710     12/31/2001       419,388          12/31/2002
   61       Concord Business Center                                    624,602     12/31/2001       454,391          12/31/2002
   62       Walgreens Jacksonville
------------------------------------------------------------------------------------------------------------------------------------
   63       Walgreens - Hesperia, CA
   64       Maple Manor / Glenmont Manor Apartment Portfolio (11)      160,727     12/31/2001       144,546          12/31/2002
  64.1      Maple Manor Apartments
  64.2      Glenmont Manor Apartments
   65       Lake Forest Apartments                                     494,390     12/31/2001       479,023          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
   66       Walgreens - Whitehall, OH
   67       Cactus Corner Shopping Center
   68       Cordova Shops
   69       Alpine Meadows Townhomes
   70       Collegiate Court Apartments                                227,905     12/31/2001       309,096          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
   71       Eckerds - Peoria
   72       Courtyard & Seaside Apartments (11)                        316,618     12/31/2001       320,770          12/31/2002
  72.1      Courtyard Apartments
  72.2      Seaside Apartments
   73       3950-3960 Turkeyfoot Road                                  367,593     12/21/2000       349,884          12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
   74       Savon - Lomita, CA                                          82,182     12/31/2001       366,024          12/31/2002
   75       Office Max
   76       Melbourne Park Apartments
   77       962 Potomac Circle
   78       Troy Retail Center
------------------------------------------------------------------------------------------------------------------------------------
   79       Legacy Coit Village                                        254,333     12/31/2001       349,604          12/31/2002
   80       Winslow Arms Apartments                                    266,833     12/31/2001       221,332          12/31/2002
   81       Oak Creek MHC                                                                           158,086          12/31/2002
   82       Alta Loma Apartments                                       284,808     12/31/2001       243,264          12/31/2002
   83       1295 Hamner Avenue
------------------------------------------------------------------------------------------------------------------------------------
   84       Rancho Niguel Office Building                              168,227     12/31/2001       211,717          12/31/2002
   85       Stony Creek Apartments
   86       Governor's Gate Apartments                                 214,600     12/31/2001       211,625          12/31/2002
   87       Vista Industrial Building
   88       Crosby & Meadowlark MHP (11)                                                            171,007          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
  88.1      Crosby MHP
  88.2      Meadowlark MHP
   89       Oak Bend MHP                                               162,323     12/31/2001       177,950          12/31/2002
   90       Mission Retail Center                                      148,317     12/31/2001       103,444          12/31/2002
   91       Fairway Apartments                                                                      166,535          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
   92       South Sound Villa Apartments                               227,958     12/31/2001       215,394          12/31/2002
   93       Jacobs Crossing Apartments                                                              103,030          12/31/2002
   94       A Better Place MHC                                         101,374     12/31/2001       131,862          12/31/2002
   95       Mountain Shadows MHC                                       111,166     12/31/2001       105,275          12/31/2002

              SECOND         SECOND MOST                         MOST RECENT
            MOST RECENT      RECENT NOI    MOST RECENT              NOI              UNDERWRITTEN     UNDERWRITTEN      UNDERWRITTEN
   ID          NOI              DATE           NOI                  DATE                  NOI            REVENUE             EGI
------------------------------------------------------------------------------------------------------------------------------------
   1        60,913,274       12/31/2003                                               62,884,051       56,290,862        81,714,670
   2                                                                                  35,990,430       37,820,233        54,926,083
   3         9,415,321                                                                30,478,108       28,098,257        39,522,728
  3.01                                                                                 5,764,093        5,350,545         7,415,743
  3.02                                                                                 1,457,283        1,430,911         2,035,116
------------------------------------------------------------------------------------------------------------------------------------
  3.03                                                                                 8,768,138        7,777,018        11,399,301
  3.04                                                                                 3,350,169        2,970,997         4,624,224
  3.05         371,181       12/31/2003                                                  998,930          807,452         1,385,154
  3.06       3,436,941       12/31/2003                                                3,663,029        3,255,434         4,445,939
  3.07       1,009,958       12/31/2003                                                1,252,562        1,248,017         1,624,473
------------------------------------------------------------------------------------------------------------------------------------
  3.08       1,476,828       12/31/2003                                                1,517,684        1,547,857         1,838,552
  3.09       1,519,432       12/31/2003                                                1,860,485        1,819,570         2,492,278
  3.10       1,600,981       12/31/2003                                                1,845,735        1,890,456         2,261,948
                     -                                                                 8,190,507       15,682,525        18,164,839
   4                 -                      2,147,256           Ann 11/30/2003         2,988,184        6,991,484         7,494,648
------------------------------------------------------------------------------------------------------------------------------------
   5                 -                      1,011,620           T-12 3/31/2004         1,932,985        3,557,439         3,862,505
   6         2,089,004       12/31/2003     2,130,246           T-12 1/31/2004         1,683,570        2,460,205         2,923,072
   7                 -                      1,229,807           T-11 3/31/2004         1,124,962        1,243,754         2,375,832
   8                 -                        440,744           T-12 3/31/2004           460,806        1,429,644         1,508,783
   9        41,320,162       11/30/2003                                               43,158,704       35,837,555        63,222,014
------------------------------------------------------------------------------------------------------------------------------------
   10        5,930,197       12/31/2003     6,100,181             04/30/2004           5,903,746        6,257,943         7,545,820
   11                                       1,979,832      3/31/2004 (January-March)   5,728,024        6,772,522        11,915,990
  11.1                                                                                 1,662,223        1,662,500         2,068,170
  11.2                                                                                   331,568          332,059           682,268
  11.3                                                                                   823,520          823,400         1,359,490
------------------------------------------------------------------------------------------------------------------------------------
  11.4           9,325       12/31/2003                         T-12 3/31/2004         2,059,983        2,060,355         4,719,306
  11.5         888,559       12/31/2003       697,072           T-12 3/31/2004           850,729        1,894,207         3,086,756
   12        6,687,010       12/31/2003     6,687,010           T-12 12/31/2003        7,072,501       10,573,390        11,591,633
   13        4,079,047       10/31/2003                                                4,212,387        6,276,074         7,074,183
   14        4,294,985       12/31/2003                                                4,240,543        4,241,204         6,335,469
------------------------------------------------------------------------------------------------------------------------------------
   15        3,612,614       12/31/2003     3,595,926           T-12 2/29/2004         3,997,623        6,934,475         7,398,508
  15.1       1,881,142       12/31/2003     1,831,902           T-12 2/29/2004         2,307,810        3,923,828         4,145,164
  15.2       1,731,472       12/31/2003     1,764,024           T-12 2/29/2004         1,689,813        3,010,647         3,253,344
   16        3,804,298       12/31/2003                                                3,771,141        5,313,904         5,380,919
   17        1,994,926       12/31/2003     2,341,450           T-12 4/30/2004         2,931,457        4,961,612         5,480,372
------------------------------------------------------------------------------------------------------------------------------------
   18        2,154,368       12/31/2003                                                2,342,957        3,618,132         3,619,332
  18.1         715,449       12/31/2003                                                  781,496        1,124,701         1,124,701
  18.2         475,308       12/31/2003                                                  505,865          822,375           822,375
  18.3         387,798       12/31/2003                                                  408,202          629,216           629,216
  18.4         299,354       12/31/2003                                                  318,629          509,261           510,461
------------------------------------------------------------------------------------------------------------------------------------
  18.5         276,459       12/31/2003                                                  328,765          532,579           532,579
             2,158,994       12/31/2003     2,142,956           T-12 3/31/2004         2,126,369        3,376,248         3,494,579
   19          983,913       12/31/2003       980,972           T-12 3/31/2004           974,667        1,559,513         1,612,297
   20          739,955       12/31/2003       732,521           T-12 3/31/2004           722,089        1,185,721         1,218,332
   21          435,126       12/31/2003       429,463           T-12 3/31/2004           429,613          631,014           663,950
------------------------------------------------------------------------------------------------------------------------------------
   22        2,073,132       12/31/2003                                                2,305,384        2,561,130         3,523,437
   23        2,538,356       12/31/2003                                                2,388,246        3,718,875         4,183,893
   24        2,409,475       12/31/2003     2,736,175           T-12 2/29/2004         2,256,553        3,935,228         4,049,746
   25        2,110,284       11/30/2003                                                1,855,373        1,883,213         2,534,408
   26                                                                                 47,375,588      106,195,461        98,557,641
------------------------------------------------------------------------------------------------------------------------------------
 26.001                                                                                4,815,900       18,768,738        17,373,406
 26.002                                                                                3,252,726        8,768,839         8,220,935
 26.003                                                                                4,979,505        8,015,921         8,015,921
 26.004                                                                                3,329,087        5,613,884         5,613,884
 26.005                                                                                2,107,372        3,905,218         3,905,218
------------------------------------------------------------------------------------------------------------------------------------
 26.006                                                                                2,097,231        3,472,126         3,472,126
 26.007                                                                                1,339,155        2,403,980         2,403,980
 26.008                                                                                  990,965        2,017,678         2,017,678
 26.009                                                                                1,000,895        1,513,386         1,513,386
 26.010                                                                                1,038,946        1,780,700         1,780,700
------------------------------------------------------------------------------------------------------------------------------------
 26.011                                                                                1,026,539        1,754,192         1,754,192
 26.012                                                                                  558,166        1,001,288         1,001,288
 26.013                                                                                  944,261        1,656,704         1,656,704
 26.014                                                                                  955,610        1,651,351         1,651,351
 26.015                                                                                 (834,555)         551,352                 -
------------------------------------------------------------------------------------------------------------------------------------
 26.016                                                                                  734,221        1,191,187         1,191,187
 26.017                                                                                  575,558          964,813           964,813
 26.018                                                                                  539,062          944,547           923,656
 26.019                                                                                  188,946          902,519           902,519
 26.020                                                                                  400,327          714,931           714,931
------------------------------------------------------------------------------------------------------------------------------------
 26.021                                                                                  522,766          834,049           826,449
 26.022                                                                                  133,042          503,781           503,781
 26.023                                                                                  133,042          503,781           503,781
 26.024                                                                                  364,370          631,843           610,943
 26.025                                                                                  529,565          722,023           722,023
------------------------------------------------------------------------------------------------------------------------------------
 26.026                                                                                  545,224          738,030           738,030
 26.027                                                                                  545,329          738,171           738,171
 26.028                                                                                  263,190          494,957           447,456
 26.029                                                                                  350,217          611,728           451,044
 26.030                                                                                  278,805          491,889           491,889
------------------------------------------------------------------------------------------------------------------------------------
 26.031                                                                                  212,120          521,512           464,512
 26.032                                                                                  133,042          503,781           503,781
 26.033                                                                                  299,773          484,837           484,837
 26.034                                                                                  217,605          366,636           366,636
 26.035                                                                                  344,328          561,009           561,009
------------------------------------------------------------------------------------------------------------------------------------
 26.036                                                                                   65,178          328,068           251,726
 26.037                                                                                  211,006          421,496           396,796
 26.038                                                                                  156,311          535,321           347,202
 26.039                                                                                  216,469          338,085           338,085
 26.040                                                                                  294,137          482,837           482,837
------------------------------------------------------------------------------------------------------------------------------------
 26.041                                                                                   87,548          395,033           233,533
 26.042                                                                                  181,593          827,333           766,172
 26.043                                                                                  191,182          372,592           372,592
 26.044                                                                                  387,856          547,763           547,763
 26.045                                                                                  238,337          394,962           394,962
------------------------------------------------------------------------------------------------------------------------------------
 26.046                                                                                  185,257          355,189           355,189
 26.047                                                                                  166,670          368,520           323,547
 26.048                                                                                  178,806          334,879           334,879
 26.049                                                                                  210,721          366,128           366,128
 26.050                                                                                  190,542          276,644           276,644
------------------------------------------------------------------------------------------------------------------------------------
 26.051                                                                                  186,588          270,907           270,907
 26.052                                                                                  206,799          380,857           380,857
 26.053                                                                                  213,428          257,228           257,228
 26.054                                                                                  202,874          392,300           392,300
 26.055                                                                                  187,306          240,540           204,516
------------------------------------------------------------------------------------------------------------------------------------
 26.056                                                                                  153,081          321,872           283,872
 26.057                                                                                  123,935          223,787           208,397
 26.058                                                                                  193,937          328,948           328,948
 26.059                                                                                  243,552          458,745           458,745
 26.060                                                                                   19,188          347,443           250,201
------------------------------------------------------------------------------------------------------------------------------------
 26.061                                                                                  150,565          284,070           254,913
 26.062                                                                                  166,888          257,534           257,534
 26.063                                                                                  119,181          375,466           318,465
 26.064                                                                                   77,092          199,193           139,344
 26.065                                                                                  175,529          266,787           266,787
------------------------------------------------------------------------------------------------------------------------------------
 26.066                                                                                  161,083          387,171           278,252
 26.067                                                                                  127,209          345,413           261,195
 26.068                                                                                  121,982          242,868           201,828
 26.069                                                                                  130,565          427,864           344,930
 26.070                                                                                  170,199          305,249           257,426
------------------------------------------------------------------------------------------------------------------------------------
 26.071                                                                                  179,653          339,664           339,664
 26.072                                                                                   93,761          202,453           159,997
 26.073                                                                                  138,461          356,434           294,779
 26.074                                                                                  125,254          207,905           192,705
 26.075                                                                                  270,288          441,075           441,075
------------------------------------------------------------------------------------------------------------------------------------
 26.076                                                                                   61,836          223,019           163,663
 26.077                                                                                  176,603          481,150           419,276
 26.078                                                                                  113,639          189,695           189,695
 26.079                                                                                  136,326          339,800           280,520
 26.080                                                                                   65,978          191,313           170,764
------------------------------------------------------------------------------------------------------------------------------------
 26.081                                                                                   35,771          147,621           112,859
 26.082                                                                                   95,866          273,084           217,689
 26.083                                                                                   57,269          196,412            85,565
 26.084                                                                                  111,220          259,635           201,590
 26.085                                                                                  108,339          318,962           271,462
------------------------------------------------------------------------------------------------------------------------------------
 26.086                                                                                  103,365          336,959           247,051
 26.087                                                                                  181,996          317,929           317,929
 26.088                                                                                  187,175          301,941           301,941
 26.089                                                                                  129,011          204,004           204,004
 26.090                                                                                   91,966          189,282           157,931
------------------------------------------------------------------------------------------------------------------------------------
 26.091                                                                                   50,167          109,238            89,231
 26.092                                                                                  164,644          248,721           248,721
 26.093                                                                                  126,111          204,163           204,163
 26.094                                                                                  156,086          237,739           237,739
 26.095                                                                                   23,873          247,444           152,615
------------------------------------------------------------------------------------------------------------------------------------
 26.096                                                                                  113,040          223,279           200,479
 26.097                                                                                   69,916          183,091           131,600
 26.098                                                                                   41,026          291,480           177,480
 26.099                                                                                   95,914          180,626           166,375
 26.100                                                                                   41,162          156,843           120,030
------------------------------------------------------------------------------------------------------------------------------------
 26.101                                                                                   70,670          218,418           163,660
 26.102                                                                                  (11,322)         282,688           124,997
 26.103                                                                                   60,319          207,200           207,200
 26.104                                                                                   46,078          136,183            94,459
 26.105                                                                                  112,547          180,678           180,678
------------------------------------------------------------------------------------------------------------------------------------
 26.106                                                                                  103,473          170,304           170,304
 26.107                                                                                  111,791          223,118           196,518
 26.108                                                                                   91,807          139,884           139,884
 26.109                                                                                   82,199          157,825           149,274
 26.110                                                                                   93,341          186,737           171,537
------------------------------------------------------------------------------------------------------------------------------------
 26.111                                                                                  110,258          181,589           181,589
 26.112                                                                                   99,765          183,598           169,424
 26.113                                                                                   29,077          210,026            89,908
 26.114                                                                                  103,948          179,160           179,160
 26.115                                                                                   26,373          192,861            93,899
------------------------------------------------------------------------------------------------------------------------------------
 26.116                                                                                   42,661          230,698           115,825
 26.117                                                                                   93,063          153,167           153,167
 26.118                                                                                   48,744          152,562           124,063
 26.119                                                                                   41,503          212,955           170,964
 26.120                                                                                   52,678          187,107           138,525
------------------------------------------------------------------------------------------------------------------------------------
 26.121                                                                                   12,720          132,091            60,689
 26.122                                                                                   67,367          225,543           187,543
 26.123                                                                                   35,148          209,426           135,669
 26.124                                                                                   47,926          216,382           157,483
 26.125                                                                                   26,921          235,517           158,063
------------------------------------------------------------------------------------------------------------------------------------
 26.126                                                                                   44,359          210,670           143,333
 26.127                                                                                    1,578          352,106           128,732
 26.128                                                                                   95,240          157,793           157,793
 26.129                                                                                   70,884          257,672           152,374
 26.130                                                                                   18,706          136,512            37,302
------------------------------------------------------------------------------------------------------------------------------------
 26.131                                                                                  (23,248)         250,384            65,997
 26.132                                                                                   35,015          250,174           154,795
 26.133                                                                                   77,962          162,410           138,014
 26.134                                                                                   51,372          110,386            65,128
 26.135                                                                                   92,448          150,364           150,364
------------------------------------------------------------------------------------------------------------------------------------
 26.136                                                                                   67,128          140,989           107,739
 26.137                                                                                   54,703           99,454            99,454
 26.138                                                                                   26,202          153,669           104,953
 26.139                                                                                   42,604           91,291            91,291
 26.140                                                                                   27,023           98,114            88,614
------------------------------------------------------------------------------------------------------------------------------------
 26.141                                                                                   33,613          145,447            87,022
 26.142                                                                                   28,341          223,099           174,592
 26.143                                                                                   12,547          182,531           182,531
 26.144                                                                                  122,029          256,065           202,714
 26.145                                                                                   (4,190)         194,246           165,746
------------------------------------------------------------------------------------------------------------------------------------
 26.146                                                                                   35,582          121,375            59,626
 26.147                                                                                  138,248          211,392           211,392
 26.148                                                                                   40,802          300,755           130,477
 26.149                                                                                  106,681          191,528           167,778
 26.150                                                                                  230,260          379,886           379,886
------------------------------------------------------------------------------------------------------------------------------------
   27                                                                                  1,621,152        3,005,981         3,129,956
   28        1,658,721       12/31/2003                                                1,515,837        1,528,229         2,327,762
   29        2,135,064       09/30/2003                                                1,614,456        3,189,951         3,227,939
   30        1,231,572       12/31/2002     1,172,480             12/31/2003           1,296,016        2,339,803         2,424,824
   31        1,332,289       12/31/2003     1,541,818           T-12 2/29/2004         1,333,221        2,335,564         2,370,613
------------------------------------------------------------------------------------------------------------------------------------
   32          999,113       12/31/2003       999,539           T-12 3/31/2004         1,237,796        2,054,301         2,171,248
   33        1,157,024       12/31/2003                                                1,013,331        1,449,988         1,497,550
   34          801,855       12/31/2002       787,821             12/31/2003             812,091        1,261,581         1,281,022
   35          810,936       12/31/2003       832,957           T-12 3/31/2004           821,189          840,430         1,134,128
   36          588,394       12/31/2003       588,394           T-12 12/31/2003        1,041,214        1,064,085         1,439,995
------------------------------------------------------------------------------------------------------------------------------------
  36.1                       12/31/2003                                                                         -                 -
  36.2                                                                                                          -                 -
   37                                                                                    842,301        1,128,637         1,253,979
   38                                       1,132,502            T-12 6/1/2004         1,132,502                -         1,132,502
   39                                                                                    563,208          823,005           828,153
------------------------------------------------------------------------------------------------------------------------------------
   40          526,471       12/31/2003       526,471           T-12 12/31/2003          601,841          810,326           972,842
   41          695,583       12/31/2003       695,583           T-12 12/31/2003          631,055        1,058,640         1,074,015
   42                                                                                    682,535        1,094,362         1,094,362
   43          613,740       12/31/2003       659,681           T-12 2/29/2004           655,436          979,785         1,059,843
   44        1,457,937       10/31/2002     1,294,466             10/31/2003           1,289,333        3,441,000         3,474,300
------------------------------------------------------------------------------------------------------------------------------------
   45                                                                                    662,637          926,954           926,954
   46          574,551       12/31/2002       588,481             12/31/2003             540,588          822,828           829,383
   47          466,114       12/31/2002       500,545             12/31/2003             525,647          697,680           720,370
   48          552,285       12/31/2002       649,339             12/31/2003             788,715        1,366,326         1,416,693
   49                                                                                    641,980          641,981           791,163
------------------------------------------------------------------------------------------------------------------------------------
   50          124,066       12/31/2003       124,066           T-12 12/31/2003          478,349          688,675         2,030,831
   51          419,704       12/31/2003       481,409           T-12 3/31/2004           454,166          480,606           733,534
   52          435,483       12/31/2003       442,885           T-12 1/31/2004           404,969          566,751           597,107
   53          397,699       12/31/2003       397,699           T-12 12/31/2003          401,022          662,996           668,555
   54                                                                                    550,732          831,872           831,872
------------------------------------------------------------------------------------------------------------------------------------
   55          422,689       12/31/2003       435,639           T-12 2/29/2004           431,170          729,032           755,900
   56          619,154       12/31/2003       581,589           T-12 1/31/2004           423,435          787,640           790,342
  56.1
  56.2
   57                                                                                    429,992          444,528           444,528
------------------------------------------------------------------------------------------------------------------------------------
   58                                                                                    406,200          420,000           420,000
   59                                         324,277           T-12 1/31/2004           434,980          497,614           623,175
   60          379,105       12/31/2003       337,188           T-12 4/30/2004           400,506          885,006           932,742
   61          481,843       12/31/2003       481,843           T-12 12/31/2003          564,303          969,514           969,514
   62                                         383,000                                    383,000          383,000           383,000
------------------------------------------------------------------------------------------------------------------------------------
   63                                                                                    364,490          377,000           377,000
   64          164,713       12/31/2003       209,693           T-12 12/31/2003          375,509          666,512           679,982
  64.1                       12/31/2003                                                        -                -                 -
  64.2                                                                                         -                -                 -
   65          494,244       12/31/2003       493,934           T-12 2/28/2004           451,787          810,355           819,941
------------------------------------------------------------------------------------------------------------------------------------
   66                                                                                    338,300          350,000           350,000
   67          238,707       12/31/2002       302,698             12/31/2003             365,856          507,711           507,711
   68                                                                                    352,044          451,198           451,198
   69          221,979       12/31/2003       221,979           T-12 12/31/2003          323,660          410,970           410,970
   70          330,750       12/31/2003       332,679           T-12 1/31/2004           324,134          402,988           427,493
------------------------------------------------------------------------------------------------------------------------------------
   71                                                                                    308,703          318,251           318,251
   72          319,459       12/31/2003       319,023           T-12 2/29/2004           302,504          468,825           477,073
  72.1
  72.2
   73          347,591       12/31/2002       354,539             12/31/2003             308,529          398,742           398,742
------------------------------------------------------------------------------------------------------------------------------------
   74          364,549       12/31/2003       364,549           T-12 12/31/2003          353,543          366,024           366,024
   75                                                                                    419,740          320,491           538,613
   76          146,662       12/31/2003       166,558           T-12 1/31/2004           217,812          334,271           337,717
   77                                                                                    270,055          270,633           278,407
   78                                                                                    237,590          273,509           304,121
------------------------------------------------------------------------------------------------------------------------------------
   79          368,612       12/31/2003       368,612           T-12 12/31/2003          321,688          325,043           440,041
   80          328,096       12/31/2003       319,244           T-12 1/31/2004           254,496          463,820           466,317
   81          275,244       12/31/2003       290,395           T-12 2/29/2004           257,360          441,213           447,671
   82          208,032       12/31/2003       231,309           T-12 2/29/2004           281,161          766,639           788,127
   83                                                                                 255,820.00       323,611.00        323,611.00
------------------------------------------------------------------------------------------------------------------------------------
   84          213,440       12/31/2003       213,440           T-12 12/31/2003       193,331.00       270,257.00        287,181.00
   85           64,852       12/31/2003        64,852           T-12 12/31/2003       183,215.00       274,216.00        277,033.00
   86          189,969       12/31/2003       189,969           T-12 12/31/2003       206,389.00       460,127.00        466,872.00
   87                                               0                                 205,401.00       231,286.00        261,975.00
   88          193,664       12/31/2003       193,664           T-12 12/31/2003       200,096.00       316,827.00        316,827.00
------------------------------------------------------------------------------------------------------------------------------------
  88.1
  88.2
   89          169,488       12/31/2003       169,488           T-12 12/31/2003       166,235.00       246,582.00        258,197.00
   90          219,180       12/31/2003       206,484           T-12 2/29/2004        239,953.00       242,609.00        345,592.00
   91          154,931       12/31/2003       183,003           T-12 2/29/2004        133,983.00       257,089.00        262,046.00
------------------------------------------------------------------------------------------------------------------------------------
   92          233,016       12/31/2003       233,406           T-12 1/31/2004        180,654.00       386,232.00        388,346.00
   93          150,839       12/31/2003       158,419           T-12 2/29/2004        144,188.00       320,084.00        324,030.00
   94          139,535       12/31/2003       146,758           T-12 3/31/2004        155,926.00       281,136.00        285,169.00
   95          105,480       12/31/2003       104,739           T-12 2/29/2004        113,609.00       147,084.00        152,278.00

          UNDERWRITTEN     UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN NET
   ID       EXPENSES         RESERVES      TI/LC (11)(12)  CASH FLOW (12)(17)                    LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------------------------
   1            18,830,619        157,400         750,274       61,976,378      Macy's
   2            18,935,653              -               -       35,990,430      Bloomberg, L.P.
   3             9,044,622        488,374         712,968       29,276,766
  3.01           1,651,651        102,666         123,433        5,537,993      Wal-Mart
  3.02             577,833         27,363          53,643        1,376,278      BJ's Wholesale Club
-----------------------------------------------------------------------------------------------------------------------------------
  3.03           2,631,164        136,008         146,554        8,485,576      Sam's Club
  3.04           1,274,055         37,405         124,683        3,188,081      JC Penney
  3.05             386,224         16,948          24,250          957,732      Marshalls
  3.06             782,909         59,975          86,921        3,516,134      Kohl's
  3.07             371,912         16,228          49,353        1,186,980      TJMaxx
-----------------------------------------------------------------------------------------------------------------------------------
  3.08             320,868         25,169          26,261        1,466,254      Wal-Mart
  3.09             631,793         37,967          39,183        1,783,336      Lowe's
  3.10             416,213         28,646          38,687        1,778,403      Dick's Sporting Goods
                 9,974,332        264,475       1,230,049        6,695,983      GSA
   4             4,506,463         91,051         501,396        2,395,738      GSA
-----------------------------------------------------------------------------------------------------------------------------------
   5             1,929,520         49,192         220,840        1,662,953      GSA
   6             1,239,502         51,396         149,689        1,482,486      GSA
   7             1,250,870         31,725         174,491          918,746      United Space Alliance
   8             1,047,977         41,111         183,671          236,023      Department of Administrative Services Building
   9            20,063,310        300,000         633,849       42,224,855      Bloomingdale's
-----------------------------------------------------------------------------------------------------------------------------------
   10            1,642,074         47,369         112,641        5,743,736      Shoppers Food Warehouse
   11            6,187,966        313,690         292,977        5,121,356      Home Depot
  11.1             405,947        107,430          78,620        1,476,174      Staples
  11.2             350,700          3,367          10,045          318,157      Woods Equipment Company
  11.3             535,969         58,348          44,567          720,605      Harte-Hanks
-----------------------------------------------------------------------------------------------------------------------------------
  11.4           2,659,323         63,458          95,400        1,901,125      Home Depot
  11.5           2,236,027         81,088          64,346          705,296      Reebok
   12            4,519,132         72,957         360,045        6,639,499      Bank of America
   13            2,861,795         55,731         309,309        3,847,347      Manning & Marder Kass
   14            2,094,926         52,612         538,846        3,649,085      American International Insurance Company
-----------------------------------------------------------------------------------------------------------------------------------
   15            3,400,885        101,144         523,931        3,372,548
  15.1           1,837,354         64,262         363,753        1,879,795      Dominion OK/TX Explor & Prod
  15.2           1,563,531         36,882         160,178        1,492,753      Vulcan Materials Company
   16            1,609,778         74,193         191,844        3,505,104      Clorox
   17            2,548,915        105,600               -        2,825,857
-----------------------------------------------------------------------------------------------------------------------------------
   18            1,276,375        111,250               -        2,231,707
  18.1             343,205         35,500               -          745,996
  18.2             316,510         26,500               -          479,365
  18.3             221,014         21,000               -          387,202
  18.4             191,832         13,250               -          305,379
-----------------------------------------------------------------------------------------------------------------------------------
  18.5             203,814         15,000               -          313,765
                 1,368,210        134,500               -        1,991,869
   19              637,630         65,000               -          909,667
   20              496,243         47,000               -          675,089
   21              234,337         22,500               -          407,113
-----------------------------------------------------------------------------------------------------------------------------------
   22            1,218,053         15,779         155,381        2,134,224      Gambro Healthcare SM#0
   23            1,795,647         45,640         289,482        2,053,124      Aon Consulting
   24            1,793,193        132,000               -        2,124,553
   25              679,035         33,811          56,872        1,764,691      Wal-Mart
   26           51,182,053        647,938       1,033,319       45,694,326
-----------------------------------------------------------------------------------------------------------------------------------
 26.001         12,557,506         40,365               -        4,775,535      Bank of America N.A.
 26.002          4,968,209         53,844               -        3,198,882      Bank of America N.A.
 26.003          3,036,415         42,214               -        4,937,291      Bank of America N.A.
 26.004          2,284,798         19,735               -        3,309,352      Bank of America N.A.
 26.005          1,797,846          4,832               -        2,102,541      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.006          1,374,895             49               -        2,097,182      Bank of America N.A.
 26.007          1,064,825          1,067               -        1,338,088      Bank of America N.A.
 26.008          1,026,713              -               -          990,965      Bank of America N.A.
 26.009            512,491         11,639               -          989,255      Bank of America N.A.
 26.010            741,754            173               -        1,038,773      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.011            727,652             14               -        1,026,525      Bank of America N.A.
 26.012            443,122         13,146               -          545,020      Bank of America N.A.
 26.013            712,443            682               -          943,579      Bank of America N.A.
 26.014            695,741             90               -          955,520      Bank of America N.A.
 26.015            834,555         64,996               -         (899,551)     Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.016            456,966            132               -          734,089      Bank of America N.A.
 26.017            389,255            418               -          575,140      Bank of America N.A.
 26.018            384,594          5,094               -          533,968      Bank of America N.A.
 26.019            713,572         13,041               -          175,905      Bank of America N.A.
 26.020            314,604              -               -          400,327      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.021            303,683             75               -          522,691      Bank of America N.A.
 26.022            370,739          2,108               -          130,934      Bank of America N.A.
 26.023            370,739          2,108               -          130,934      Bank of America N.A.
 26.024            246,573          1,976               -          362,394      Bank of America N.A.
 26.025            192,458          1,719               -          527,845      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.026            192,806              -               -          545,224      Bank of America N.A.
 26.027            192,842              -               -          545,329      Bank of America N.A.
 26.028            184,266          1,898               -          261,292      Bank of America N.A.
 26.029            100,828          5,062               -          345,155      Bank of America N.A.
 26.030            213,084            501               -          278,305      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.031            252,392            999               -          211,121      Bank of America N.A.
 26.032            370,739          2,108               -          130,934
 26.033            185,064              -               -          299,773      Bank of America N.A.
 26.034            149,031          8,314               -          209,290      Bank of America N.A.
 26.035            216,681              -               -          344,328      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.036            186,548         18,573               -           46,605      Bank of America N.A.
 26.037            185,790          1,567               -          209,439      Bank of America N.A.
 26.038            190,891          6,198               -          150,113      Bank of America N.A.
 26.039            121,616              -               -          216,469      Bank of America N.A.
 26.040            188,700          3,251               -          290,886      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.041            145,985          4,538               -           83,010      Bank of America N.A.
 26.042            584,579          4,537               -          177,056      Bank of America N.A.
 26.043            181,410             92               -          191,090      Bank of America N.A.
 26.044            159,907            525               -          387,331      Bank of America N.A.
 26.045            156,626          1,840               -          236,497      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.046            169,932              -               -          185,257      Bank of America N.A.
 26.047            156,877          3,013               -          163,657      Bank of America N.A.
 26.048            156,073              -               -          178,806      Bank of America N.A.
 26.049            155,408            982               -          209,738      Bank of America N.A.
 26.050             86,103              -               -          190,542      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.051             84,320              -               -          186,588      Bank of America N.A.
 26.052            174,058              -               -          206,799      Bank of America N.A.
 26.053             43,801              -               -          213,428      Bank of America N.A.
 26.054            189,426          1,479               -          201,395      Bank of America N.A.
 26.055             17,210            639               -          186,667      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.056            130,791          2,807               -          150,274      Bank of America N.A.
 26.057             84,462          1,188               -          122,747      Bank of America N.A.
 26.058            135,012              -               -          193,937      Bank of America N.A.
 26.059            215,193          6,854               -          236,698      Bank of America N.A.
 26.060            231,013          4,118               -           15,070      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.061            104,348            601               -          149,964      Bank of America N.A.
 26.062             90,646            153               -          166,735      Bank of America N.A.
 26.063            199,285          5,059               -          114,122      Bank of America N.A.
 26.064             62,252          3,491               -           73,601      Bank of America N.A.
 26.065             91,259              -               -          175,529      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.066            117,170          2,753               -          158,330      Bank of America N.A.
 26.067            133,986         15,222               -          111,987      Bank of America N.A.
 26.068             79,846            179               -          121,803      Bank of America N.A.
 26.069            214,365          4,447               -          126,118      Bank of America N.A.
 26.070             87,227          2,245               -          167,954      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.071            160,011              -               -          179,653      Bank of America N.A.
 26.072             66,236          1,849               -           91,912      Bank of America N.A.
 26.073            156,318         12,662               -          125,799      Bank of America N.A.
 26.074             67,451            168               -          125,086      Bank of America N.A.
 26.075            170,787            220               -          270,068      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.076            101,827         12,038               -           49,798      Bank of America N.A.
 26.077            242,673          9,388               -          167,215      Bank of America N.A.
 26.078             76,056              -               -          113,639      Bank of America N.A.
 26.079            144,194          2,711               -          133,614      Bank of America N.A.
 26.080            104,786          1,549               -           64,429      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.081             77,088          7,812               -           27,959      Bank of America N.A.
 26.082            121,823          5,056               -           90,810      Bank of America N.A.
 26.083             28,296          1,877               -           55,392      Bank of America N.A.
 26.084             90,370          1,376               -          109,844      Bank of America N.A.
 26.085            163,123          5,254               -          103,085      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.086            143,686          5,035               -           98,330      Bank of America N.A.
 26.087            135,933          1,347               -          180,650      Bank of America N.A.
 26.088            114,767              -               -          187,175      Bank of America N.A.
 26.089             74,992              -               -          129,011      Bank of America N.A.
 26.090             65,965            361               -           91,605      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.091             39,063          8,613               -           41,554      Bank of America N.A.
 26.092             84,077          8,067               -          156,577      Bank of America N.A.
 26.093             78,052              -               -          126,111      Bank of America N.A.
 26.094             81,653          1,438               -          154,649      Bank of America N.A.
 26.095            128,742          8,485               -           15,388      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.096             87,439            333               -          112,707      Bank of America N.A.
 26.097             61,685          4,343               -           65,573      Bank of America N.A.
 26.098            136,454          7,149               -           33,877      Bank of America N.A.
 26.099             70,461            955               -           94,959      Bank of America N.A.
 26.100             78,868          6,494               -           34,668      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.101             92,990          4,722               -           65,948      Bank of America N.A.
 26.102            136,319          6,485               -          (17,807)     Bank of America N.A.
 26.103            146,881          7,532               -           52,787      Bank of America N.A.
 26.104             48,381          1,860               -           44,218      Bank of America N.A.
 26.105             68,132              -               -          112,547      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.106             66,830              -               -          103,473      Bank of America N.A.
 26.107             84,727          1,328               -          110,463      Bank of America N.A.
 26.108             48,077              -               -           91,807      Bank of America N.A.
 26.109             67,076            265               -           81,934      Bank of America N.A.
 26.110             78,196            776               -           92,565      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.111             71,331              -               -          110,258      Bank of America N.A.
 26.112             69,659            148               -           99,617      Bank of America N.A.
 26.113             60,831          4,249               -           24,828      Bank of America N.A.
 26.114             75,212          4,790               -           99,158      Bank of America N.A.
 26.115             67,526          2,793               -           23,580      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.116             73,164          1,623               -           41,038      Bank of America N.A.
 26.117             60,104              -               -           93,063      Bank of America N.A.
 26.118             75,319          2,055               -           46,689      Bank of America N.A.
 26.119            129,462          6,189               -           35,314      Bank of America N.A.
 26.120             85,847          5,565               -           47,113      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.121             47,969          1,517               -           11,203      Bank of America N.A.
 26.122            120,176          4,864               -           62,503      Bank of America N.A.
 26.123            100,520          5,876               -           29,272      Bank of America N.A.
 26.124            109,557          9,577               -           38,349      Bank of America N.A.
 26.125            131,142          2,927               -           23,994      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.126             98,974          3,805               -           40,554      Bank of America N.A.
 26.127            127,155          6,099               -           (4,521)     Bank of America N.A.
 26.128             62,553              -               -           95,240      Bank of America N.A.
 26.129             81,490          3,215               -           67,669      Bank of America N.A.
 26.130             18,597          2,807               -           15,899      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.131             89,246          7,002               -          (30,250)     Bank of America N.A.
 26.132            119,780          8,017               -           26,998      Bank of America N.A.
 26.133             60,052          1,278               -           76,684      Bank of America N.A.
 26.134             13,756          3,830               -           47,542      Bank of America N.A.
 26.135             57,916              -               -           92,448      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.136             40,611          1,516               -           65,612      Bank of America N.A.
 26.137             44,750          1,115               -           53,588      Bank of America N.A.
 26.138             78,751          5,630               -           20,572      Bank of America N.A.
 26.139             48,687          2,449               -           40,155      Bank of America N.A.
 26.140             61,591          5,931               -           21,092      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.141             53,409            941               -           32,672      Bank of America N.A.
 26.142            146,251          1,423               -           26,918      Bank of America N.A.
 26.143            169,983            900               -           11,648      Bank of America N.A.
 26.144             80,685            521               -          121,508      Bank of America N.A.
 26.145            169,936          1,582               -           (5,772)     Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
 26.146             24,044          1,323               -           34,259      Bank of America N.A.
 26.147             73,144              -               -          138,248      Bank of America N.A.
 26.148             89,675          2,244               -           38,558      Bank of America N.A.
 26.149             61,097          1,650               -          105,031      Bank of America N.A.
 26.150            149,627            192               -          230,068      Bank of America N.A.
-----------------------------------------------------------------------------------------------------------------------------------
   27            1,508,804         78,000                        1,543,152
   28              811,925         14,338          33,727        1,467,772      Allen Systems Group
   29            1,613,483         66,166          30,024        1,518,266      Rahman, Shamsur
   30            1,128,808         64,000                        1,232,016
   31            1,037,392         78,750               -        1,254,471
-----------------------------------------------------------------------------------------------------------------------------------
   32              933,452         23,044         126,856        1,087,897      State Board of Equalization
   33              484,219         76,111               -          937,220
   34              468,931         40,183                          771,908
   35              312,938          4,336          14,023          802,830      Albertson's (Sav-On Drug)
   36              398,780         25,452         119,174          896,588      Applicators Sales and Service Inc.
-----------------------------------------------------------------------------------------------------------------------------------
  36.1                                                  -                -      Applicators Sales and Service Inc.
  36.2                                                  -                -      Cedar Point
   37              411,678         20,339          17,407          804,555
   38                    -              -               -        1,132,502      Saks, Inc.
   39              264,945          6,600               -          556,608
-----------------------------------------------------------------------------------------------------------------------------------
   40              371,001         16,800               -          585,041
   41              442,961         34,248               -          596,807
   42              411,828         13,713          32,340          636,481      Arizona Heart Institute
   43              404,407         31,000               -          624,436
   44            2,184,967        103,161                        1,186,172
-----------------------------------------------------------------------------------------------------------------------------------
   45              264,318          8,057          48,442          606,137      Keller William Realty
   46              288,795          9,820          24,922          505,846      Ocean State Job Lot
   47              194,723         14,130                          511,517
   48              627,978         12,924                          775,791
   49              149,182          2,500          22,783          616,697      Hollywood Video
-----------------------------------------------------------------------------------------------------------------------------------
   50            1,552,482         33,400               -          444,949
   51              279,368         21,400               -          432,766
   52              192,138         18,000               -          386,969
   53              267,533          9,271               -          391,751
   54              281,140         25,685          27,056          497,991      Concepts ETI
-----------------------------------------------------------------------------------------------------------------------------------
   55              324,730         24,000               -          407,170
   56              366,907         27,825               -          395,610
  56.1
  56.2
   57               14,536          2,103               -          427,889      Walgreens
-----------------------------------------------------------------------------------------------------------------------------------
   58               13,800          2,174               -          404,027      Walgreens
   59              188,196          8,375          24,389          402,217      Kroger
   60              532,236         41,000               -          359,506
   61              405,211         24,241         108,083          431,979      CLS
   62                    -              -               -          383,000      Walgreen Co.
-----------------------------------------------------------------------------------------------------------------------------------
   63               12,510          2,184               -          362,306      Walgreens
   64              304,473         21,000               -          354,509
  64.1                                  -               -                -
  64.2                                  -               -                -
   65              368,154         32,000               -          419,787
-----------------------------------------------------------------------------------------------------------------------------------
   66               11,700          2,184               -          336,116      Walgreens
   67              141,854          4,786          15,917          345,152      Kunuden`s Auto Center
   68               99,154          3,759          17,102          331,183      Dexter Cleaners
   69               87,310         11,000               -          312,660
   70              103,359         10,500               -          313,634
-----------------------------------------------------------------------------------------------------------------------------------
   71                9,548          2,072           6,910          299,722      Eckerds
   72              174,569         22,087               -          280,417
  72.1
  72.2
   73               90,213          6,900          17,178          284,451      Remke Markets
-----------------------------------------------------------------------------------------------------------------------------------
   74               12,481          2,233               -          351,311      Savon
   75              118,874          5,875           7,131          406,734      Office Max
   76              119,905         12,800               -          205,012
   77                8,352          1,977           9,796          258,282      Renal Care Group of the Rockies, LLC
   78               66,531          1,308           9,789          226,493      Noodles & Company
-----------------------------------------------------------------------------------------------------------------------------------
   79              118,352          8,665          14,855          298,168      Sherwin Williams
   80              211,822         15,000               -          239,496
   81              190,311          9,650               -          247,710
   82              506,966         35,933               -          245,227
   83            67,790.00          1,208           7,932          246,680      Active Ride Shop
-----------------------------------------------------------------------------------------------------------------------------------
   84            93,850.00          2,758          12,321          178,252      Barrington Capital
   85            93,818.00         12,000               -          171,215
   86           260,483.00         16,500               -          189,889
   87            56,574.00          3,742          21,833          179,827      2J Group, Inc.
   88           116,731.00          8,350               -          191,746
-----------------------------------------------------------------------------------------------------------------------------------
  88.1
  88.2
   89            91,962.00          3,550               -          162,685
   90           104,639.00          2,896          15,446          221,611      Frazee Paints
   91           128,063.00          8,000               -          125,983
-----------------------------------------------------------------------------------------------------------------------------------
   92           207,692.00         17,500               -          163,154
   93           179,842.00         16,000               -          128,188
   94           129,243.00          5,400               -          150,526
   95            38,669.00          2,800               -          110,809

                        LEASE                                                       LEASE
   ID         SF     EXPIRATION            2ND LARGEST TENANT            SF       EXPIRATION             3RD LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------------------------
   1       439,632   07/31/2021    Nordstrom                           245,348    07/31/2006    J.C. Penney
   2       694,634    11/1/2028
   3
  3.01     194,771   12/31/2019    Regal Cinema                         83,758    09/30/2017    Dick's Sporting Goods
  3.02      68,160   09/30/2016    Dollar Tree                          13,904    03/31/2008    Sears
-----------------------------------------------------------------------------------------------------------------------------------
  3.03     137,742   01/31/2024    Target Stores                       119,872    01/31/2015    Dick's Sporting Goods
  3.04      93,480   01/31/2024    Borders                              21,641    01/31/2023    Petsmart, Inc.
  3.05      30,000   09/30/2013    Bed Bath & Beyond                    29,173    01/31/2013    Babies R Us
  3.06      86,584   01/31/2022    Best Buy                             50,000    01/31/2017    Bed Bath & Beyond
  3.07      30,000   08/31/2008    Books-a-Million                      20,010    01/31/2007    Party City
-----------------------------------------------------------------------------------------------------------------------------------
  3.08     200,084   12/31/2050    Lowe's                              135,195    12/11/2019    Fashion Bug
  3.09     125,789   08/31/2027    Shop 'N Save                         61,712    10/31/2019    Petsmart
  3.10      44,000   01/31/2017    Circuit City                         33,000    01/31/2017    Carmike Cinemas
           250,744     Various     United Space Alliance               158,627    05/31/2011    Department of Administrative
                                                                                                  Services Building
   4       129,476   04/23/2008    Liberty Mutual Insurance Co          32,068    11/30/2008    Ferra Donna
-----------------------------------------------------------------------------------------------------------------------------------
   5        81,368    08/5/2013    Cooch & Taylor, PA                   14,604    12/31/2007    Malcom Pirnie, Inc.
   6        39,900   05/31/2007    City of LA Dept. of Pension          34,874    04/14/2012    City of LA Retirement System
   7       158,627   05/31/2011
   8       130,918   07/15/2004    Downtown Lincoln Association          2,066    08/31/2006    Directives Salon
   9       255,888   07/22/2008    Hecht's                             237,076    07/24/2008    L.L. Bean
-----------------------------------------------------------------------------------------------------------------------------------
   10       47,002   04/30/2008    Legacy Furniture                     26,092    10/30/2011    Boyd School
   11      603,258    02/1/2011    Staples                             531,000    06/1/2007     Reebok
  11.1     531,000    06/1/2007
  11.2      68,000   10/31/2009
  11.3     177,306   09/30/2010    Invensys                             71,000    06/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  11.4     385,000    02/1/2011
  11.5     221,605   12/31/2006    Home Depot                          218,258    06/30/2012
   12       18,862   09/29/2011    Hadar Holdings, Inc.                  5,322    01/31/2009    Kattan Diamonds & Jewelry
   13       54,103   05/30/2011    Hawkins, Schnabel, Lindahl           24,192    01/31/2009    The Mortgage Store
   14      158,033   10/24/2012    Wachovia Bank, N.A.                 105,025    12/31/2005
-----------------------------------------------------------------------------------------------------------------------------------
   15
  15.1     118,684   11/30/2008    Lucent Technologies Inc.             30,300    04/16/2007    OK Foundation-Medical Qlty Inc.
  15.2     184,125   12/31/2013
   16       18,420   01/31/2010    Con Agra                             14,000    04/30/2005    Coca-Cola
   17
-----------------------------------------------------------------------------------------------------------------------------------
   18
  18.1
  18.2
  18.3
  18.4
-----------------------------------------------------------------------------------------------------------------------------------
  18.5

   19
   20
   21
-----------------------------------------------------------------------------------------------------------------------------------
   22       10,215   05/17/2008    Santa Monica Bay Physicians           9,835    05/31/2005    Santa Monica Urologic
   23       60,099   06/30/2007    Lockwood Greene Engineers, Inc.      51,031    06/1/2010     MS Millenium / Mallen
   24
   25      125,883   01/31/2021    Super Fresh Food Markets             54,257    12/31/2014    Fashion Bug
   26
-----------------------------------------------------------------------------------------------------------------------------------
 26.001    869,916   06/30/2023    Casual Corner Group, Inc.             7,157    04/30/2008    Cafe Baci, Inc
 26.002    277,524   06/30/2023    California Pacific Medical Center    77,276    01/31/2012    California State Compensation Fund
 26.003    271,335   06/30/2023    HQ Global Workplaces                 27,666    03/18/2009    Odell Associates, Inc.
 26.004     65,048   06/30/2023    Merrill Lynch                        18,125    05/23/2011    Lemaster & Daniels, PLLC
 26.005    254,800   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.006    232,441   06/30/2023    AT&T                                    870    02/15/2009
 26.007    158,404   06/30/2023
 26.008    115,662   06/30/2023
 26.009    129,793   06/30/2023
 26.010    120,477   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.011    118,662   06/30/2023
 26.012     72,086   06/30/2023
 26.013    110,560   06/30/2023
 26.014    111,037   06/30/2023
 26.015     58,037   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.016     84,515   06/30/2023    US West Communications                  210    06/30/2004
 26.017     66,203   06/30/2023
 26.018     31,548   06/30/2023    Morton McGoldrick, PS                 9,234    02/28/2005    Robert Half International
 26.019     45,000   06/30/2023    Diamond Technologies, Inc.            8,527    06/30/2004
 26.020     46,338   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.021     61,095   06/30/2023
 26.022     43,104   06/30/2023
 26.023     42,766   06/30/2023
 26.024     42,941   06/30/2023
 26.025     56,271   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.026     62,457   06/30/2023
 26.027     62,469   06/30/2023
 26.028     36,250   06/30/2023
 26.029     62,659   06/30/2023
 26.030     32,405   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.031     33,513   06/30/2023
 26.032
 26.033     34,559   06/30/2023
 26.034     12,434   06/30/2023    Charles Eaton                         3,702    06/30/2004    William Shuffet
 26.035     38,500   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.036     16,036   06/30/2023    United Studios Self Defense           1,496    10/31/2005
 26.037     29,113   06/30/2023
 26.038     42,944   06/30/2023
 26.039     24,922   06/30/2023
 26.040     34,333   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.041     32,200   06/30/2023
 26.042     44,905   06/30/2023
 26.043     22,804   06/30/2023
 26.044     46,192   06/30/2023    Thomas Jefferson Planning District    4,870    07/31/2005    Piedmont Council of the Arts
 26.045     24,955   06/30/2023    Title Guaranty & Trust Co.            1,251    10/31/2005    Campo Insurance Agency
-----------------------------------------------------------------------------------------------------------------------------------
 26.046     21,511   06/30/2023
 26.047     24,808   06/30/2023    Ctr for Educational Achievement       3,098    12/31/2004
 26.048     20,740   06/30/2023
 26.049     25,045   06/30/2023
 26.050     21,879   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.051     21,425   06/30/2023
 26.052     23,969   06/30/2023
 26.053     24,361   06/30/2023
 26.054     21,159   06/30/2023    The Parent's Info.                    4,500    06/30/2006
 26.055     25,878   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.056     22,780   06/30/2023
 26.057     16,200   06/30/2023
 26.058     22,400   06/30/2023
 26.059     31,129   06/30/2023
 26.060     24,064   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.061     20,956   06/30/2023
 26.062     20,423   06/30/2023
 26.063     19,679   06/30/2023    Cypress Media                         3,833    12/31/2004    Stewart Title Kansas
 26.064     16,335   06/30/2023
 26.065     20,076   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.066     22,065   06/30/2023
 26.067     22,198   06/30/2023    Moulton McEchrn                       5,387    05/31/2004
 26.068     18,900   06/30/2023
 26.069     29,147   06/30/2023
 26.070     24,760   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.071     20,847   06/30/2023
 26.072     15,900   06/30/2023
 26.073     19,109   06/30/2023    General Services Administration       7,100    04/14/2004    Mark Gilbert
 26.074     17,191   06/30/2023
 26.075     31,462   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.076     17,275   06/30/2023
 26.077     17,121   06/30/2023    W.D. Campbell & Son, Inc             14,184    07/31/2006    Lynch's Landing
 26.078     13,117   06/30/2023
 26.079     23,865   06/30/2023    Integrity Resources Center              540    06/30/2004
 26.080     13,019   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.081     11,159   06/30/2023
 26.082     18,676   06/30/2023    William P. Nelms                      1,550    06/30/2004    John Drake
 26.083     20,435   06/30/2023
 26.084     20,094   06/30/2023
 26.085     21,387   06/30/2023    Score                                 1,800    06/30/2004    Accion Texas, Inc
-----------------------------------------------------------------------------------------------------------------------------------
 26.086     24,416   06/30/2023
 26.087     15,320   06/30/2023    Kinsley & Sons, Inc.                  2,652    07/31/2005    National Appraisal Services
 26.088     21,576   06/30/2023
 26.089     14,860   06/30/2023
 26.090     14,437   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.091      8,476   06/30/2023    United Way Kootenai County            1,518    06/30/2004    Scott W. Reed
 26.092     14,097   06/30/2023    Van Matre & Krueger LLC               2,758    06/30/2004    Botts & McCure
 26.093     14,539   06/30/2023
 26.094     12,438   06/30/2023    Sion Noble                            3,740    07/31/2006
 26.095     19,582   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.096     16,000   06/30/2023
 26.097     14,450   06/30/2023
 26.098     23,097   06/30/2023
 26.099     12,919   06/30/2023
 26.100     11,372   06/30/2023    Moultrie Communities                  1,835    06/30/2004    Keith L. Brown & Company
-----------------------------------------------------------------------------------------------------------------------------------
 26.101     16,627   06/30/2023
 26.102     23,855   06/30/2023
 26.103     11,353   06/30/2023    Outreach International                3,066    04/30/2005    June Short
 26.104     10,557   06/30/2023    Henderson Jet Sales                   1,725    06/30/2004    Finish Line Graphics
 26.105     12,971   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.106     11,937   06/30/2023
 26.107     16,285   06/30/2023
 26.108     10,560   06/30/2023
 26.109     10,670   06/30/2023
 26.110     12,853   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.111     12,720   06/30/2023
 26.112     13,278   06/30/2023
 26.113     18,784   06/30/2023
 26.114      9,600   06/30/2023    Patrick B. McDermott                  4,782    11/30/2005
 26.115     16,540   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.116     18,292   06/30/2023    Craig Fuller & Assct, PLLC            3,000    06/30/2006
 26.117     10,736   06/30/2023
 26.118     10,212   06/30/2023
 26.119     13,666   06/30/2023
 26.120     14,114   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.121     11,413   06/30/2023
 26.122     14,506   06/30/2023    Complete Estate Service, LLC          1,960    08/31/2007
 26.123     14,642   06/30/2023    Mesa Family Services                  2,600    06/30/2004    BB&G Services
 26.124     14,247   06/30/2023    Albany State University               6,572    09/30/2004
 26.125     17,653   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.126     16,244   06/30/2023
 26.127     31,699   06/30/2023
 26.128     10,990   06/30/2023
 26.129     21,661   06/30/2023
 26.130     14,345   06/30/2023    Clallem County EDC                    1,146    06/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
 26.131     23,521   06/30/2023
 26.132     18,538   06/30/2023    City of Palmetto                      2,501    06/30/2004    Blews and Ritchie Adv
 26.133     12,079   06/30/2023
 26.134     11,527   06/30/2023
 26.135     10,660   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.136     11,500   06/30/2023
 26.137      7,382   06/30/2023
 26.138     10,128   06/30/2023    Longwood College                      2,283    09/30/2004    Rteam Nurse Inc
 26.139      6,200   06/30/2023
 26.140      6,637   06/30/2023    Appalshop, Inc.                         800    06/30/2004    Koltown Props
-----------------------------------------------------------------------------------------------------------------------------------
 26.141     11,600   06/30/2023
 26.142     13,447   06/30/2023
 26.143      6,544   06/30/2023
 26.144     20,320   06/30/2023
 26.145     12,203   06/30/2023
-----------------------------------------------------------------------------------------------------------------------------------
 26.146     10,981   06/30/2023
 26.147     15,904   06/30/2023
 26.148     26,495   06/30/2023    Muskogee Chamber Commerce             1,000    07/31/2004
 26.149     14,970   06/30/2023
 26.150     10,103   06/30/2023    Preszler, Lrnr, Mrtz & Co.            5,230    06/30/2004    Ingram, Zelatsko & Goodwin
-----------------------------------------------------------------------------------------------------------------------------------
   27
   28       95,584   04/30/2011
   29        1,561   03/31/2005    Continental Time Group                1,380    12/31/2005    D-Cada, Inc.
   30
   31
-----------------------------------------------------------------------------------------------------------------------------------
   32       14,836    07/1/2008    Progressive Management               13,045    02/1/2009     Department of Rehabilitation
   33
   34
   35       14,884    11/4/2021    In-N-Out Burger                       3,160    12/31/2021    7-Eleven
   36       54,470   09/30/2008    Cedar Point                          36,500    08/31/2011    South New Hampshire University
-----------------------------------------------------------------------------------------------------------------------------------
  36.1      54,470   09/30/2008    Southern NH University               27,555    05/31/2009    L & L Products
  36.2      36,500   08/31/2011    Crotched Mountain                     4,000    05/31/2006    Bonne Vie Salon
   37
   38      180,550   01/31/2024
   39
-----------------------------------------------------------------------------------------------------------------------------------
   40
   41
   42       47,286   04/30/2019
   43
   44
-----------------------------------------------------------------------------------------------------------------------------------
   45        5,720   06/30/2008    Thoroughbred Brewing Co.              5,328    02/28/2014    Paciulli Simmons & Assoc.
   46       20,500   03/31/2008    Western Auto                          8,300    04/30/2006    Family Dollar
   47
   48
   49        4,915   12/25/2017    Wells Fargo                           4,835    03/26/2013    Pizza Factory
-----------------------------------------------------------------------------------------------------------------------------------
   50
   51
   52
   53
   54       44,000   07/31/2018    Canteen Corp                         18,000    02/28/2014    Velocity Express
-----------------------------------------------------------------------------------------------------------------------------------
   55
   56
  56.1
  56.2
   57       14,021   04/30/2021
-----------------------------------------------------------------------------------------------------------------------------------
   58       14,490   08/31/2027
   59       58,890    12/1/2008    Magic Dollar                          8,000    01/1/2009     Cato
   60
   61       10,000   10/31/2008    Concord Public Storage               10,000    06/30/2013    Concord Fitness Center
   62       14,560   05/31/2029
-----------------------------------------------------------------------------------------------------------------------------------
   63       14,560   05/31/2029
   64
  64.1
  64.2
   65
-----------------------------------------------------------------------------------------------------------------------------------
   66       14,560   03/31/2029
   67        4,000   01/31/2010    Cardsmart                             4,000    08/31/2008    Below Cost
   68        2,800   08/31/2008    El Molino Mexican Restaurant          2,415    08/31/2008    Ultra Tan
   69
   70
-----------------------------------------------------------------------------------------------------------------------------------
   71       13,813   06/25/2023
   72
  72.1
  72.2
   73       31,770    09/9/2015    CVS Pharmacy                          8,450    11/9/2015     Good Spirits Liquors
-----------------------------------------------------------------------------------------------------------------------------------
   74       14,884   08/10/2020
   75       23,484    11/6/2019
   76
   77       13,177   03/31/2014
   78        2,600   09/30/2013    Pot Belly's Sandwich Works            2,400    09/30/2013    Caribou Coffee
-----------------------------------------------------------------------------------------------------------------------------------
   79        3,972   12/31/2005    Millenium Dental                      3,417    12/31/2011    Cathy's Wok
   80
   81
   82
   83        5,845   12/31/2018    Wahoo's Fish Taco                     2,205    3/31/2014
-----------------------------------------------------------------------------------------------------------------------------------
   84        2,990   12/31/2005    Buie Communities                      2,960    12/31/2005    Metro Realty
   85
   86
   87       14,672    2/28/2007;   Production Embroidery, Inc.           3,821    9/13/2006     Southern California Tribal
                    Larger space                                                                  Chairmen's Association
                      no lease
                    termination
   88
-----------------------------------------------------------------------------------------------------------------------------------
  88.1
  88.2
   89
   90        5,527    9/30/2005    Sprint PCS                            2,550    4/30/2006     New Century Mortgage
   91
-----------------------------------------------------------------------------------------------------------------------------------
   92
   93
   94
   95

                                                                    UPFRONT                 ONGOING
                        LEASE       OCCUPANCY   OCCUPANCY      ACTUAL REPLACEMENT      ACTUAL REPLACEMENT             UPFRONT
   ID       SF        EXPIRATION    RATE (17)   AS-OF DATE          RESERVES                RESERVES                   TI/LC
-----------------------------------------------------------------------------------------------------------------------------------
   1       176,713    11/30/2021       98.07%     04/26/2004                      -                    85,410                 -
   2                                  100.00%     11/15/2003                      -                         -                 -
   3                                   91.25%     05/12/2004                      -                         -                 -
  3.01      50,000    02/28/2011       91.28%     05/12/2004                      -                         -                 -
  3.02       8,248    06/30/2008       91.28%     05/12/2004                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
  3.03      50,000    03/31/2015       82.72%     05/12/2004                      -                         -                 -
  3.04      19,141    11/30/2018       93.87%     05/12/2004                      -                         -                 -
  3.05      25,124    01/31/2015       87.22%     05/12/2004                      -                         -                 -
  3.06      32,000    11/30/2009       92.62%     05/12/2004                      -                         -                 -
  3.07      12,000    01/31/2009      100.00%     05/12/2004                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
  3.08       7,500    09/30/2004      100.00%     05/12/2004                      -                         -                 -
  3.09      19,355    01/31/2016       98.65%     05/12/2004                      -                         -                 -
  3.10      31,795    11/30/2017      100.00%     05/12/2004                      -                         -                 -
           130,918    07/15/2004       89.66%        Various
   4        27,882    12/31/2006       85.24%     02/01/2004                150,000                     7,571                 -
--------------------------------------------------------------------------------------------------------------------------------
   5        11,832    02/28/2009       94.80%     04/01/2004                                            3,345                 -
   6        30,654    08/09/2008       92.88%     04/01/2004                                            4,307                 -
   7                                  100.00%     04/01/2004                                            2,650                 -
   8         1,488    09/30/2007       83.49%     04/01/2004                                            3,479           350,000
   9        75,778    05/31/2020       98.11%     09/01/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
   10       14,527    08/31/2008      100.00%     04/22/2004                      -                     3,900                 -
   11      221,605    12/31/2006       84.00%     05/01/2004                437,748                    54,853           360,000
  11.1                                100.00%     05/01/2004
  11.2                                100.00%     05/01/2004
  11.3                                 83.21%     05/01/2004
--------------------------------------------------------------------------------------------------------------------------------
  11.4                                 58.59%     05/01/2004
  11.5                                100.00%     05/01/2004
   12        5,249    09/30/2006       97.82%     03/01/2004                      -                     6,080                 -
   13       15,566    04/30/2014       96.29%     02/13/2004                      -                     4,644           891,080
   14                                 100.00%     03/30/2004                      -                     4,384                 -
--------------------------------------------------------------------------------------------------------------------------------
   15                                  97.38%     05/03/2004                      -                     8,429                 -
  15.1      29,463    10/31/2007       95.73%     05/03/2004                      -                         -                 -
  15.2                                100.00%     05/03/2004                      -                         -                 -
   16       13,910    11/30/2007       95.89%     03/21/2004                      -                     6,183         1,500,000
   17                                  91.70%     03/08/2004                      -                     8,800                 -
--------------------------------------------------------------------------------------------------------------------------------
   18                                  97.98%     05/14/2004                      -                     9,230                 -
  18.1                                 97.89%     05/14/2004                      -                         -                 -
  18.2                                 98.11%     05/14/2004                      -                         -                 -
  18.3                                 98.81%     05/14/2004                      -                         -                 -
  18.4                                 94.44%     05/14/2004                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
  18.5                                100.00%     05/14/2004                      -                         -                 -
                                      Various     03/31/2004                      -                    11,208                 -
   19                                  93.85%     03/31/2004                      -                     5,417                 -
   20                                  94.68%     03/31/2004                      -                     3,917                 -
   21                                  93.33%     03/31/2004                      -                     1,875                 -
--------------------------------------------------------------------------------------------------------------------------------
   22        6,066    07/31/2008       92.55%     05/01/2004                      -                     1,315                 -
   23       15,831    07/31/2007       87.90%     03/04/2004                      -                     3,803           250,000
   24                                  95.08%     04/30/2004                      -                    11,000
   25       12,000    01/31/2005       97.78%     02/18/2004                      -                     2,818            56,872
   26                                  86.67%     09/15/2003                      -                    54,468           205,965
--------------------------------------------------------------------------------------------------------------------------------
 26.001      4,383    12/31/2007       87.30%     09/15/2003                      -                         -                 -
 26.002     55,043    07/31/2007       85.30%     09/15/2003                      -                         -                 -
 26.003     26,596    02/28/2014      100.00%     09/15/2003                      -                         -                 -
 26.004     15,688    05/31/2012       79.13%     09/15/2003                      -                         -                 -
 26.005                                86.11%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.006                               100.00%     09/15/2003                      -                         -                 -
 26.007                                91.82%     09/15/2003                      -                         -                 -
 26.008                               100.00%     09/15/2003                      -                         -                 -
 26.009                                76.28%     09/15/2003                      -                         -                 -
 26.010                                98.22%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.011                                99.75%     09/15/2003                      -                         -                 -
 26.012                                48.06%     09/15/2003                      -                         -                 -
 26.013                                94.70%     09/15/2003                      -                         -                 -
 26.014                                97.52%     09/15/2003                      -                         -                 -
 26.015                                41.05%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.016                                99.50%     09/15/2003                      -                         -                 -
 26.017                                96.13%     09/15/2003                      -                         -                 -
 26.018      3,407    10/31/2005       69.66%     09/15/2003                      -                         -                 -
 26.019                                47.70%     09/15/2003                      -                         -                 -
 26.020                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.021                               100.00%     09/15/2003                      -                         -                 -
 26.022                               100.00%     09/15/2003                      -                         -                 -
 26.023                               100.00%     09/15/2003                      -                         -                 -
 26.024                               100.00%     09/15/2003                      -                         -                 -
 26.025                                90.06%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.026                               100.00%     09/15/2003                      -                         -                 -
 26.027                               100.00%     09/15/2003                      -                         -                 -
 26.028                               100.00%     09/15/2003                      -                         -                 -
 26.029                               100.00%     09/15/2003                      -                         -                 -
 26.030                                98.10%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.031                               100.00%     09/15/2003                      -                         -                 -
 26.032                                 0.00%     09/15/2003                      -                         -                 -
 26.033                               100.00%     09/15/2003                      -                         -                 -
 26.034      2,774    06/30/2004       86.52%     09/15/2003                      -                         -                 -
 26.035                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.036                                55.69%     09/15/2003                      -                         -                 -
 26.037                                76.62%     09/15/2003                      -                         -                 -
 26.038                               100.00%     09/15/2003                      -                         -                 -
 26.039                               100.00%     09/15/2003                      -                         -                 -
 26.040                                90.72%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.041                               100.00%     09/15/2003                      -                         -                 -
 26.042                                75.48%     09/15/2003                      -                         -                 -
 26.043                                93.44%     09/15/2003                      -                         -                 -
 26.044        900    07/31/2004       91.10%     09/15/2003                      -                         -                 -
 26.045        870    04/30/2005       78.49%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.046                               100.00%     09/15/2003                      -                         -                 -
 26.047                               100.00%     09/15/2003                      -                         -                 -
 26.048                               100.00%     09/15/2003                      -                         -                 -
 26.049                                86.63%     09/15/2003                      -                         -                 -
 26.050                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.051                               100.00%     09/15/2003                      -                         -                 -
 26.052                               100.00%     09/15/2003                      -                         -                 -
 26.053                               100.00%     09/15/2003                      -                         -                 -
 26.054                               100.00%     09/15/2003                      -                         -                 -
 26.055                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.056                               100.00%     09/15/2003                      -                         -                 -
 26.057                               100.00%     09/15/2003                      -                         -                 -
 26.058                               100.00%     09/15/2003                      -                         -                 -
 26.059                                67.27%     09/15/2003                      -                         -                 -
 26.060                                73.03%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.061                               100.00%     09/15/2003                      -                         -                 -
 26.062                                97.41%     09/15/2003                      -                         -                 -
 26.063      1,056    08/31/2004       75.15%     09/15/2003                      -                         -                 -
 26.064                                82.05%     09/15/2003                      -                         -                 -
 26.065                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.066                               100.00%     09/15/2003                      -                         -                 -
 26.067                               100.00%     09/15/2003                      -                         -                 -
 26.068                               100.00%     09/15/2003                      -                         -                 -
 26.069                                92.44%     09/15/2003                      -                         -                 -
 26.070                                89.30%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.071                               100.00%     09/15/2003                      -                         -                 -
 26.072                               100.00%     09/15/2003                      -                         -                 -
 26.073        750    06/30/2004       94.10%     09/15/2003                      -                         -                 -
 26.074                               100.00%     09/15/2003                      -                         -                 -
 26.075                                92.24%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.076                                60.19%     09/15/2003                      -                         -                 -
 26.077      2,729    06/30/2004       78.50%     09/15/2003                      -                         -                 -
 26.078                               100.00%     09/15/2003                      -                         -                 -
 26.079                                97.84%     09/15/2003                      -                         -                 -
 26.080                                62.24%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.081                                52.01%     09/15/2003                      -                         -                 -
 26.082        700    06/30/2004       81.57%     09/15/2003                      -                         -                 -
 26.083                               100.00%     09/15/2003                      -                         -                 -
 26.084                               100.00%     09/15/2003                      -                         -                 -
 26.085        500    06/30/2004       90.61%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.086                               100.00%     09/15/2003                      -                         -                 -
 26.087      1,954    06/30/2004       97.54%     09/15/2003                      -                         -                 -
 26.088                               100.00%     09/15/2003                      -                         -                 -
 26.089                               100.00%     09/15/2003                      -                         -                 -
 26.090                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.091      1,419    10/31/2005       69.08%     09/15/2003                      -                         -                 -
 26.092      1,765    12/31/2005       87.98%     09/15/2003                      -                         -                 -
 26.093                               100.00%     09/15/2003                      -                         -                 -
 26.094                               100.00%     09/15/2003                      -                         -                 -
 26.095                                66.83%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.096                               100.00%     09/15/2003                      -                         -                 -
 26.097                               100.00%     09/15/2003                      -                         -                 -
 26.098                                80.87%     09/15/2003                      -                         -                 -
 26.099                                98.48%     09/15/2003                      -                         -                 -
 26.100        943    08/31/2004       63.87%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.101                                76.98%     09/15/2003                      -                         -                 -
 26.102                               100.00%     09/15/2003                      -                         -                 -
 26.103        403    06/30/2004       46.61%     09/15/2003                      -                         -                 -
 26.104        360    05/31/2005      100.00%     09/15/2003                      -                         -                 -
 26.105                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.106                               100.00%     09/15/2003                      -                         -                 -
 26.107                               100.00%     09/15/2003                      -                         -                 -
 26.108                               100.00%     09/15/2003                      -                         -                 -
 26.109                               100.00%     09/15/2003                      -                         -                 -
 26.110                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.111                               100.00%     09/15/2003                      -                         -                 -
 26.112                               100.00%     09/15/2003                      -                         -                 -
 26.113                                97.96%     09/15/2003                      -                         -                 -
 26.114                                59.78%     09/15/2003                      -                         -                 -
 26.115                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.116                               100.00%     09/15/2003                      -                         -                 -
 26.117                               100.00%     09/15/2003                      -                         -                 -
 26.118                               100.00%     09/15/2003                      -                         -                 -
 26.119                                85.70%     09/15/2003                      -                         -                 -
 26.120                                73.94%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.121                               100.00%     09/15/2003                      -                         -                 -
 26.122                                70.86%     09/15/2003                      -                         -                 -
 26.123        942    06/30/2004       86.71%     09/15/2003                      -                         -                 -
 26.124                                58.46%     09/15/2003                      -                         -                 -
 26.125                                73.10%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.126                                74.82%     09/15/2003                      -                         -                 -
 26.127                               100.00%     09/15/2003                      -                         -                 -
 26.128                               100.00%     09/15/2003                      -                         -                 -
 26.129                                91.36%     09/15/2003                      -                         -                 -
 26.130                                95.70%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.131                               100.00%     09/15/2003                      -                         -                 -
 26.132      1,625    01/31/2006       82.46%     09/15/2003                      -                         -                 -
 26.133                               100.00%     09/15/2003                      -                         -                 -
 26.134                                93.51%     09/15/2003                      -                         -                 -
 26.135                               100.00%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.136                               100.00%     09/15/2003                      -                         -                 -
 26.137                                25.92%     09/15/2003                      -                         -                 -
 26.138        598    10/30/2005       59.24%     09/15/2003                      -                         -                 -
 26.139                                48.76%     09/15/2003                      -                         -                 -
 26.140        660    06/30/2004       41.25%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.141                                94.31%     09/15/2003                      -                         -                 -
 26.142                                99.08%     09/15/2003                      -                         -                 -
 26.143                                65.00%     09/15/2003                      -                         -                 -
 26.144                               100.00%     09/15/2003                      -                         -                 -
 26.145                                44.04%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
 26.146                               100.00%     09/15/2003                      -                         -                 -
 26.147                               100.00%     09/15/2003                      -                         -                 -
 26.148                               100.00%     09/15/2003                      -                         -                 -
 26.149                               100.00%     09/15/2003                      -                         -                 -
 26.150      4,630    07/31/2004       95.17%     09/15/2003                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
   27                                  92.31%     03/16/2004                      -               $3,900/month for
                                                                                                  first five years
                                                                                                  and $6,500/month
                                                                                                for last five years.
   28                                 100.00%     01/06/2004                      -                     1,195           435,000
   29        1,313    11/30/2006       99.28%     04/07/2004                198,495                     5,514                 -
   30                                  96.09%     03/17/2004                      -                     5,333                 -
   31                                  95.56%     04/26/2004                      -                     6,563
--------------------------------------------------------------------------------------------------------------------------------
   32       10,610    10/31/2009       90.17%     05/19/2004                      -                         -
   33                                  92.18%     03/05/2004                      -                     4,913                 -
   34                                  95.80%     04/02/2004                      -                     2,979                 -
   35        3,000    10/30/2021      100.00%     03/26/2004                      -                       361                 -
   36       27,555    05/31/2009       94.94%     05/01/2004                      -                     2,121           275,000
--------------------------------------------------------------------------------------------------------------------------------
  36.1      17,304    02/28/2007       93.06%     05/01/2004
  36.2       2,490    10/31/2012      100.00%     05/01/2004
   37                                  70.59%     12/10/2003                      -                     1,695                 -
   38                                 100.00%     06/01/2004                      -                         -                 -
   39                                  96.97%     03/31/2004                 16,512                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
   40                                  96.77%     01/13/2004                      -                         -
   41                                  95.59%     02/01/2004                      -                     2,856
   42                                 100.00%     05/01/2004                      -                     1,143                 -
   43                                  98.39%     03/16/2004                      -                     2,584
   44                                  77.20%     01/26/2004                      -                     6,550                 -
--------------------------------------------------------------------------------------------------------------------------------
   45        4,846    06/30/2013      100.00%     03/18/2004                      -                       671                 -
   46        6,300    12/31/2004      100.00%     04/01/2004                      -                       818                 -
   47                                  95.56%     01/26/2004                      -                       938                 -
   48                                  77.10%     12/31/2003                      -                     1,077                 -
   49        2,750    06/15/2008      100.00%     03/30/2004                                              208
--------------------------------------------------------------------------------------------------------------------------------
   50                                  47.04%     02/03/2004                      -                         -
   51                                  94.86%     03/31/2004                      -                     1,785
   52                                  95.83%     01/22/2004                      -                     1,500                 -
   53                                  98.75%     02/01/2004                      -                       780
   54       15,000    06/30/2007      100.00%     03/01/2004                      -                       642           295,000
--------------------------------------------------------------------------------------------------------------------------------
   55                                  93.75%     03/16/2004                      -                     2,000
   56                                  97.14%     02/29/2004                      -                     2,319
  56.1                                 97.26%     02/29/2004
  56.2                                 96.88%     02/29/2004
   57                                 100.00%     06/01/2004                      -                         -
--------------------------------------------------------------------------------------------------------------------------------
   58                                 100.00%     06/01/2004                      -                         -
   59        7,260    01/01/2009       97.13%     02/25/2004                      -                       698           400,000
   60                                  89.00%     06/01/2004                      -                     3,417
   61        9,898    12/31/2006       96.10%     04/01/2004                      -                         -
   62                                 100.00%     03/18/2004                      -                         -                 -
--------------------------------------------------------------------------------------------------------------------------------
   63                                 100.00%     06/01/2004                      -                         -
   64                                  91.67%     01/14/2004                                            1,750
  64.1                                100.00%     01/14/2004
  64.2                                 84.09%     01/14/2004
   65                                  96.09%     03/01/2004                      -                     2,667
--------------------------------------------------------------------------------------------------------------------------------
   66                                 100.00%     06/01/2004                      -                         -
   67        3,566    02/28/2007      100.00%     01/30/2004                      -                       399                 -
   68        2,415    08/31/2008       84.78%     02/24/2004                      -                         -                 -
   69                                 100.00%     04/01/2004                      -                       734
   70                                 100.00%     01/14/2004                      -                       875           100,000
--------------------------------------------------------------------------------------------------------------------------------
   71                                 100.00%     06/01/2004                                              173
   72                                  98.85%     04/30/2004                      -                     1,841
  72.1                                 98.28%     04/30/2004
  72.2                                100.00%     04/30/2004
   73        3,180    05/31/2005      100.00%     03/25/2004                      -                       575                 -
--------------------------------------------------------------------------------------------------------------------------------
   74                                 100.00%     06/01/2004                      -                         -
   75                                 100.00%     05/12/2004                      -                       489                 -
   76                                  92.19%     03/03/2004                      -                     1,067                 -
   77                                 100.00%     04/09/2004                      -                       165            75,000
   78        1,442    12/18/2013      100.00%     04/01/2004                      -                       109            36,826
--------------------------------------------------------------------------------------------------------------------------------
   79        3,242    12/31/2007      100.00%     03/01/2004                      -                       723
   80                                  98.33%     04/01/2004                      -                     1,250
   81                                  96.89%     05/01/2004                                              804
   82                                  91.67%     01/31/2004                      -                     2,994
   83                                 100.00%     04/05/2004                      -                       101                 -
--------------------------------------------------------------------------------------------------------------------------------
   84        2,000    12/31/2008       86.23%     02/01/2004                      -                       199                 -
   85                                  93.75%     03/16/2004                      -                     1,000
   86                                 100.00%     01/01/2004                      -                     1,375
   87        3,432    09/30/2006      100.00%     04/05/2004                      -                       312            50,000
   88                                  93.98%        Various                      -                       696
--------------------------------------------------------------------------------------------------------------------------------
  88.1                                 98.31%     04/01/2004
  88.2                                 91.59%     04/15/2004
   89                                 100.00%     12/01/2003                      -                       296
   90        2,550    02/04/2008      100.00%     03/30/2004                      -                       241
   91                                  93.75%     03/02/2004                      -                       667
--------------------------------------------------------------------------------------------------------------------------------
   92                                  98.57%     01/01/2004                      -                     1,458
   93                                  96.88%     03/01/2004                      -                     1,334
   94                                  93.52%     03/26/2004                      -                       450
   95                                  91.23%     03/01/2004                      -                       234

                                                                 UPFRONT        ENVIRONMENTAL
           MONTHLY    MONTHLY TAX     MONTHLY INSURANCE        ENGINEERING         REPORT        ENGINEERING            APPRAISAL
   ID       TI/LC        ESCROW            ESCROW                RESERVE            DATE         REPORT DATE         AS-OF DATE (6)
-----------------------------------------------------------------------------------------------------------------------------------
   1              -               -                     -                 -      05/07/2004       05/01/2004           03/31/2004
   2              -               -                     -                 -      02/04/2004       02/05/2004           10/01/2004
   3              -               -                     -                 -       Various          Various               Various
  3.01            -               -                     -                 -      05/06/2004        Various             04/01/2004
  3.02            -               -                     -                 -      05/06/2004        Various             04/01/2004
-----------------------------------------------------------------------------------------------------------------------------------
  3.03            -               -                     -                 -      05/06/2004       04/30/2004           04/01/2004
  3.04            -               -                     -                 -      05/06/2004       04/30/2004           04/01/2004
  3.05            -               -                     -                 -      04/28/2004       04/30/2004           04/01/2004
  3.06            -               -                     -                 -      05/06/2004       04/30/2004           04/01/2004
  3.07            -               -                     -                 -      05/06/2004       04/29/2004           04/03/2004
-----------------------------------------------------------------------------------------------------------------------------------
  3.08            -               -                     -                 -      05/06/2004       04/29/2004           04/03/2004
  3.09            -               -                     -                 -      05/06/2004       04/30/2004           04/01/2004
  3.10            -               -                     -                 -      04/16/2004       04/16/2004           04/01/2004
                                                                                  Various          Various               Various
   4         41,640          64,131                 6,306           150,000      05/18/2004       05/18/2004           01/13/2004
-----------------------------------------------------------------------------------------------------------------------------------
   5         18,397          28,622                 4,271            37,500      05/18/2004       05/18/2004           05/14/2004
   6         12,467          16,818                 2,701           178,856      03/04/2004       03/04/2004           02/19/2004
   7         14,575          25,408                 3,199            19,700      05/14/2004       05/14/2004           05/10/2004
   8         15,308           8,364                 2,030            40,325      05/19/2004       05/19/2004           05/11/2004
   9              -               -                     -           478,664      09/29/2003       09/25/2003           08/25/2003
-----------------------------------------------------------------------------------------------------------------------------------
   10             -          56,128                 5,913           302,250      05/11/2004       05/05/2004           05/08/2004
   11        30,000         636,127                31,566                 -       Various          Various               Various
  11.1                                                                           04/23/2004       04/20/2004           04/15/2004
  11.2                                                                           04/21/2004       04/23/2004           04/26/2004
  11.3                                                                           04/21/2004       04/21/2004           04/26/2004
-----------------------------------------------------------------------------------------------------------------------------------
  11.4                                                                           04/21/2004       04/21/2004           04/26/2004
  11.5                                                                           04/21/2004       04/22/2004           04/27/2004
   12        30,000          45,527                12,667                 -      01/30/2004       01/30/2004           01/21/2004
   13        25,776          59,960                 4,213                 -      02/11/2004       02/12/2004           01/08/2004
   14        44,904          21,194                10,852             6,250      04/12/2004       04/12/2004           04/02/2004
-----------------------------------------------------------------------------------------------------------------------------------
   15        27,393          57,502                 8,796                 -      04/26/2004       04/26/2004           05/17/2004
  15.1            -               -                     -                 -      04/26/2004       04/26/2004           05/17/2004
  15.2            -               -                     -                 -      04/26/2004       04/26/2004           05/17/2004
   16             -          43,221                 5,056                 -      03/02/2004       03/02/2004           02/20/2004
   17             -          70,100                10,818                 -      03/15/2004       03/15/2004           03/04/2004
-----------------------------------------------------------------------------------------------------------------------------------
   18             -          20,871                 5,535            65,625      03/30/2004       03/30/2004             Various
  18.1            -               -                     -                 -      03/30/2004       03/30/2004           03/22/2004
  18.2            -               -                     -                 -      03/30/2004       03/30/2004           03/23/2004
  18.3            -               -                     -                 -      03/30/2004       03/30/2004           03/22/2004
  18.4            -               -                     -                 -      03/30/2004       03/30/2004           03/23/2004
-----------------------------------------------------------------------------------------------------------------------------------
  18.5            -               -                     -                 -      03/30/2004       03/30/2004           03/22/2004
              1,627          23,914                11,067            28,125      04/12/2004       04/12/2004           03/26/2004
   19             -          10,942                 6,067            16,875      04/12/2004       04/12/2004           03/26/2004
   20             -           7,750                 3,758            10,000      04/12/2004       04/12/2004           03/26/2004
   21         1,627           5,222                 1,242             1,250      04/12/2004       04/12/2004           03/25/2004
-----------------------------------------------------------------------------------------------------------------------------------
   22         9,862          11,134                 9,393             3,750      04/14/2004       04/15/2004           09/30/2005
   23        24,124          43,234                 4,800            41,313      03/16/2004       03/17/2004           03/17/2004
   24                        54,573                11,613                 -      04/09/2004       05/01/2004           04/05/2004
   25             -          10,148                     -            15,000      01/12/2004       01/12/2004           01/03/2004
   26        86,110         318,078               190,905         2,184,169       Various          Various               Various
-----------------------------------------------------------------------------------------------------------------------------------
 26.001           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.002           -               -                     -                 -      06/06/2003       06/06/2003           05/02/2003
 26.003           -               -                     -                 -      06/03/2003       06/04/2003           05/01/2003
 26.004           -               -                     -                 -      06/03/2003       06/04/2003           05/01/2003
 26.005           -               -                     -                 -      06/06/2003       06/06/2003           06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.006           -               -                     -                 -      06/06/2003       06/06/2003           06/01/2003
 26.007           -               -                     -                 -      06/06/2003       06/06/2003           06/01/2003
 26.008           -               -                     -                 -      06/06/2003       06/06/2003           04/30/2003
 26.009           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.010           -               -                     -                 -      06/06/2003       06/06/2003           06/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.011           -               -                     -                 -      06/06/2003       06/06/2003           06/01/2003
 26.012           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.013           -               -                     -                 -      06/06/2003       06/06/2003           06/01/2003
 26.014           -               -                     -                 -      06/06/2003       06/06/2003           06/01/2003
 26.015           -               -                     -                 -      06/06/2003       06/06/2003           04/30/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.016           -               -                     -                 -      06/03/2003       06/04/2003           05/16/2003
 26.017           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.018           -               -                     -                 -      06/07/2003       06/04/2003           05/15/2003
 26.019           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.020           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.021           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
 26.022           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
 26.023           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
 26.024           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.025           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.026           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.027           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.028           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.029           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
 26.030           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.031           -               -                     -                 -      06/06/2003       06/06/2003           05/08/2003
 26.032           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
 26.033           -               -                     -                 -      06/06/2003       06/06/2003           05/09/2003
 26.034           -               -                     -                 -      06/06/2003       06/06/2003           05/21/2003
 26.035           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.036           -               -                     -                 -      06/06/2003       06/06/2003           05/21/2003
 26.037           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.038           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
 26.039           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
 26.040           -               -                     -                 -      05/03/2003       06/04/2003           05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.041           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.042           -               -                     -                 -      05/03/2003       06/04/2003           05/15/2003
 26.043           -               -                     -                 -      06/06/2003       06/06/2003           05/09/2003
 26.044           -               -                     -                 -      05/03/2003       06/04/2003           05/22/2003
 26.045           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.046           -               -                     -                 -      06/06/2003       06/06/2003           05/22/2003
 26.047           -               -                     -                 -      06/06/2003       06/06/2003           05/16/2003
 26.048           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.049           -               -                     -                 -      06/06/2003       06/06/2003           05/14/2003
 26.050           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.051           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.052           -               -                     -                 -      06/03/2003       06/04/2003           05/14/2003
 26.053           -               -                     -                 -      05/03/2003       06/04/2003           05/12/2003
 26.054           -               -                     -                 -      06/06/2003       06/06/2003           05/21/2003
 26.055           -               -                     -                 -      05/03/2003       06/04/2003           05/12/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.056           -               -                     -                 -      06/06/2003       06/06/2003           05/08/2003
 26.057           -               -                     -                 -      06/06/2003       06/06/2003           05/06/2003
 26.058           -               -                     -                 -      06/06/2003       06/06/2003           05/21/2003
 26.059           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
 26.060           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.061           -               -                     -                 -      06/06/2003       06/06/2003           05/05/2003
 26.062           -               -                     -                 -      06/06/2003       05/21/2003           05/16/2003
 26.063           -               -                     -                 -      06/03/2003       06/04/2003           05/19/2003
 26.064           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
 26.065           -               -                     -                 -      05/03/2003       06/04/2003           05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.066           -               -                     -                 -      06/06/2003       06/06/2003           05/14/2003
 26.067           -               -                     -                 -      06/06/2003       06/06/2003           05/22/2003
 26.068           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.069           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.070           -               -                     -                 -      06/03/2003       06/04/2003           05/01/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.071           -               -                     -                 -      06/06/2003       06/06/2003           05/21/2003
 26.072           -               -                     -                 -      06/06/2003       06/06/2003           05/12/2003
 26.073           -               -                     -                 -      05/03/2003       06/04/2003           05/13/2003
 26.074           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.075           -               -                     -                 -      06/03/2003       06/04/2003           05/20/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.076           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
 26.077           -               -                     -                 -      06/03/2003       06/04/2003           05/28/2003
 26.078           -               -                     -                 -      06/06/2003       06/06/2003           05/06/2003
 26.079           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
 26.080           -               -                     -                 -      06/03/2003       06/04/2003           05/19/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.081           -               -                     -                 -      06/03/2003       06/04/2003           05/27/2003
 26.082           -               -                     -                 -      05/03/2003       06/04/2003           04/29/2003
 26.083           -               -                     -                 -      05/03/2003       06/04/2003           05/14/2003
 26.084           -               -                     -                 -      06/03/2003       06/04/2003           05/13/2003
 26.085           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.086           -               -                     -                 -      05/03/2003       06/04/2003           05/13/2003
 26.087           -               -                     -                 -      05/03/2003       06/04/2003           05/13/2003
 26.088           -               -                     -                 -      06/06/2003       06/06/2003           05/05/2003
 26.089           -               -                     -                 -      06/06/2003       06/06/2003           05/16/2003
 26.090           -               -                     -                 -      06/06/2003       06/06/2003           05/12/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.091           -               -                     -                 -      05/03/2003       06/04/2003           05/11/2003
 26.092           -               -                     -                 -      05/03/2003       06/04/2003           05/10/2003
 26.093           -               -                     -                 -      06/06/2003       06/06/2003           05/13/2003
 26.094           -               -                     -                 -      06/06/2003       06/06/2003           05/08/2003
 26.095           -               -                     -                 -      05/03/2003       06/04/2003           05/19/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.096           -               -                     -                 -      06/06/2003       06/06/2003           05/16/2003
 26.097           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
 26.098           -               -                     -                 -      05/03/2003       06/04/2003           05/17/2003
 26.099           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.100           -               -                     -                 -      05/03/2003       06/04/2003           05/05/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.101           -               -                     -                 -      05/03/2003       06/04/2003           05/27/2003
 26.102           -               -                     -                 -      05/03/2003       06/04/2003           05/15/2003
 26.103           -               -                     -                 -      06/03/2003       06/04/2003           05/19/2003
 26.104           -               -                     -                 -      06/03/2003       06/04/2003           05/16/2003
 26.105           -               -                     -                 -      06/06/2003       06/06/2003           05/13/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.106           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.107           -               -                     -                 -      06/06/2003       06/06/2003           05/14/2003
 26.108           -               -                     -                 -      06/06/2003       06/06/2003           05/12/2003
 26.109           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.110           -               -                     -                 -      05/03/2003       06/04/2003           05/14/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.111           -               -                     -                 -      06/06/2003       06/06/2003           05/16/2003
 26.112           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.113           -               -                     -                 -      05/03/2003       06/04/2003           05/26/2003
 26.114           -               -                     -                 -      06/03/2003       06/04/2003           05/29/2003
 26.115           -               -                     -                 -      06/03/2003       06/04/2003           05/12/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.116           -               -                     -                 -      06/03/2003       06/04/2003           05/26/2003
 26.117           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.118           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
 26.119           -               -                     -                 -      05/03/2003       06/04/2003           05/20/2003
 26.120           -               -                     -                 -      05/03/2003       06/04/2003           05/20/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.121           -               -                     -                 -      06/03/2003       06/04/2003           05/12/2003
 26.122           -               -                     -                 -      05/03/2003       06/04/2003           05/19/2003
 26.123           -               -                     -                 -      06/03/2003       06/04/2003           05/15/2003
 26.124           -               -                     -                 -      05/03/2003       06/04/2003           05/05/2003
 26.125           -               -                     -                 -      05/03/2003       06/04/2003           05/15/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.126           -               -                     -                 -      06/03/2003       06/04/2003           05/19/2003
 26.127           -               -                     -                 -      06/06/2003       06/06/2003           05/16/2003
 26.128           -               -                     -                 -      06/06/2003       06/06/2003           05/16/2003
 26.129           -               -                     -                 -      06/03/2003       06/04/2003           05/12/2003
 26.130           -               -                     -                 -      06/03/2003       06/04/2003           05/13/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.131           -               -                     -                 -      06/03/2003       06/04/2003           05/22/2003
 26.132           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.133           -               -                     -                 -      06/03/2003       06/04/2003           05/19/2003
 26.134           -               -                     -                 -      05/03/2003       06/04/2003           05/13/2003
 26.135           -               -                     -                 -      06/06/2003       06/06/2003           05/14/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.136           -               -                     -                 -      05/03/2003       06/02/2003           05/27/2003
 26.137           -               -                     -                 -      06/03/2003       06/04/2003           06/01/2003
 26.138           -               -                     -                 -      06/03/2003       06/04/2003           05/28/2003
 26.139           -               -                     -                 -      05/03/2003       06/04/2003           05/15/2003
 26.140           -               -                     -                 -      06/03/2003       06/04/2003           06/02/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.141           -               -                     -                 -      06/03/2003       06/04/2003           05/19/2003
 26.142           -               -                     -                 -      06/06/2003       06/06/2003           05/01/2003
 26.143           -               -                     -                 -      06/06/2003       06/06/2003           05/21/2003
 26.144           -               -                     -                 -      06/06/2003       06/06/2003           05/15/2003
 26.145           -               -                     -                 -      06/06/2003       06/06/2003           05/07/2003
-----------------------------------------------------------------------------------------------------------------------------------
 26.146           -               -                     -                 -      05/03/2003       06/04/2003           05/20/2003
 26.147           -               -                     -                 -      05/03/2003       06/04/2003           05/20/2003
 26.148           -               -                     -                 -      05/03/2003       06/04/2003           05/01/2003
 26.149           -               -                     -                 -      06/03/2003       06/04/2003           05/19/2003
 26.150           -               -                     -                 -      05/03/2003       06/04/2003           05/14/2003
-----------------------------------------------------------------------------------------------------------------------------------
   27             -          45,614                10,657                 -      04/21/2004       04/13/2004           03/24/2004
   28        19,500          15,726                 1,832                 -      04/23/2004       04/23/2004           04/22/2004
   29         2,502          62,233                 6,415            75,313      02/03/2004       02/04/2004           01/23/2004
   30             -          37,375                 5,856                 -      04/21/2004       04/13/2004           04/01/2004
   31                        30,351                 5,824                 -      04/09/2004       05/01/2004           04/05/2004
-----------------------------------------------------------------------------------------------------------------------------------
   32                             -                     -                 -      04/23/2004       04/23/2004           04/30/2004
   33             -           5,252                 2,519             1,250      02/27/2004       02/27/2004           02/25/2004
   34             -           7,803                 2,705                 -      04/14/2004       05/13/2004           03/25/2004
   35         1,169           7,807                   918             3,375      04/23/2004       04/23/2004           04/22/2004
   36         9,932          13,479                 2,054            45,000       Various          Various             04/02/2004
-----------------------------------------------------------------------------------------------------------------------------------
  36.1                                                                           04/13/2004       04/13/2004           04/02/2004
  36.2                                                                           04/12/2004       04/13/2004           04/02/2004
   37         1,451           8,455                 4,272             5,625      11/20/2003       12/05/2003           11/07/2003
   38             -               -                     -                 -      04/28/2004       04/26/2004            [Pending]
   39             -          14,529                     -             6,250      03/25/2004       03/26/2004           03/16/2004
-----------------------------------------------------------------------------------------------------------------------------------
   40                             -                     -                 -      01/28/2004       12/30/2003           01/13/2004
   41                         7,788                 2,340             2,500      03/01/2004       02/27/2004           02/19/2004
   42             -          14,285                   350                 -      03/30/2004       03/25/2004           03/08/2004
   43                         6,032                 1,811         1,036,250      03/01/2004       03/01/2004           02/18/2004
   44             -          11,557                 5,425                 -      02/09/2004       01/28/2004           02/01/2004
-----------------------------------------------------------------------------------------------------------------------------------
   45         3,333           6,345                   438                 -      03/02/2004       02/23/2004           05/01/2004
   46             -          12,300                 1,508                 -      03/15/2004       03/15/2004           03/22/2004
   47             -           3,715                 1,776                 -      02/17/2004       02/28/2004           02/04/2004
   48             -          16,082                     -                 -      03/02/2004       02/20/2004           03/02/2004
   49                         5,386                   832                 -      02/27/2004       02/27/2004           05/01/2004
-----------------------------------------------------------------------------------------------------------------------------------
   50                             -                     -                 -      12/22/2003       12/10/2003           02/03/2004
   51                             -                     -             5,475      05/11/2004       03/26/2004           04/15/2004
   52             -           3,772                 3,281             1,875      01/09/2004       01/09/2004           01/12/2004
   53                             -                     -            31,000      01/12/2004       12/31/2003           01/16/2004
   54         1,667           6,738                 1,625                 -      04/27/2004       04/27/2004           04/20/2004
-----------------------------------------------------------------------------------------------------------------------------------
   55                         5,030                 1,308            19,406      03/01/2004       03/01/2004           02/18/2004
   56                        10,986                 1,451                 -      03/23/2004       03/23/2004           01/28/2004
  56.1                                                                           03/23/2004       03/23/2004           01/28/2004
  56.2                                                                           03/23/2004       03/23/2004           01/28/2004
   57                             -                     -                 -      04/15/2004       04/15/2004           04/20/2004
-----------------------------------------------------------------------------------------------------------------------------------
   58                             -                     -                 -      04/15/2004       04/15/2004           04/20/2004
   59         2,033           7,284                     -             5,375      01/08/2004       01/08/2004           12/03/2003
   60                        11,028                 2,251            41,250      4/31/2004        04/13/2004           04/15/2004
   61                        12,230                 2,684             6,313      03/08/2004       03/05/2004           03/01/2004
   62             -               -                     -                 -      03/24/2004       03/24/2004           03/18/2004
-----------------------------------------------------------------------------------------------------------------------------------
   63                             -                     -                 -      05/04/2004       05/04/2004           04/26/2004
   64                         5,520                 1,894             5,813      01/05/2004       01/05/2004           12/17/2003
  64.1                                                                           01/05/2004       01/05/2004           12/17/2003
  64.2                                                                                            01/05/2004           12/17/2003
   65                         3,142                 2,986                 -      03/05/2004       03/05/2004           02/27/2004
-----------------------------------------------------------------------------------------------------------------------------------
   66                             -                     -                 -      03/10/2004       03/10/2004           02/26/2004
   67           666           4,687                   378                 -      03/24/2004       03/24/2004           03/06/2004
   68         1,667           4,177                   515                 -      04/23/2004       04/16/2004           05/04/2004
   69                         5,821                 1,170                 -      02/16/2004       02/16/2004           03/11/2004
   70                         2,107                   488                 -      02/11/2004       02/11/2004           02/09/2004
-----------------------------------------------------------------------------------------------------------------------------------
   71           576                                                       -      07/17/2003       07/17/2003           07/18/2003
   72                         2,227                 1,387            15,125      02/27/2004       02/27/2004           02/18/2004
  72.1                                                                           02/27/2004       02/27/2004           02/18/2004
  72.2                                                                           02/27/2004       02/27/2004           02/18/2004
   73         1,250           3,173                   612                 -                       12/01/2003           12/03/2003
-----------------------------------------------------------------------------------------------------------------------------------
   74                             -                     -                 -      04/05/2004       04/05/2004           04/08/2004
   75           587               -                     -                 -      04/09/2004       04/26/2004           04/07/2004
   76             -           3,054                   743               750      02/05/2004       02/05/2004           01/30/2004
   77           818           1,357                   188                 -      04/16/2004       04/23/2004           08/01/2004
   78           816           1,316                   249                 -      04/30/2004       04/30/2004           04/14/2004
-----------------------------------------------------------------------------------------------------------------------------------
   79         1,266           5,522                   902             5,750      04/07/2004       04/26/2004           03/29/2004
   80                         2,876                   895                 -      03/25/2004       03/25/2004           03/18/2004
   81                         3,150                    66            63,200      03/10/2004       03/10/2004           03/05/2004
   82                         4,634                 2,720            21,875      03/26/2004       03/26/2004           04/05/2004
   83         1,000           3,310                   403                 -      04/12/2004       04/01/2004           04/02/2004
-----------------------------------------------------------------------------------------------------------------------------------
   84         1,233           1,659                   196                 -      01/07/2003       01/06/2004           10/16/2003
   85                         1,175                 1,096            15,000      03/02/2004       03/02/2004           02/20/2004
   86                         4,157                   498                 -      04/30/2004       4/30/2004             2/25/2004
   87         1,819           1,794                   361                 -      04/05/2004        4/5/2004             4/21/2004
   88             -           1,119                   720            29,173       Various          Various              4/9/2004
-----------------------------------------------------------------------------------------------------------------------------------
  88.1                                                                           04/14/2004       4/14/2004             4/9/2004
  88.2                                                                           04/15/2004       4/15/2004             4/9/2004
   89                         2,436                   845                 -      02/16/2004       2/16/2004             2/10/2004
   90         1,287           1,268                   630                 -      03/11/2004       3/11/2004             3/23/2004
   91                         3,899                   717                 -      04/09/2004        5/1/2004             4/5/2004
-----------------------------------------------------------------------------------------------------------------------------------
   92                         3,128                   839             6,450      03/24/2004       3/24/2004             3/26/2004
   93                         1,577                 1,836                 -      03/22/2004       3/22/2004             2/18/2004
   94                         2,608                   886                 -      04/06/2004        4/6/2004             4/1/2004
   95                            83                   213                 -      04/02/2004        4/2/2004             2/19/2004

   ID     SPONSOR
-----------------------------------------------------------------------------------------
   1      Westfield America, Inc., Aldwych, LLC, Old Kingsway, LP
   2      Alexander's Inc.
   3      DDR Macquarie GACC Holdings LLC
  3.01    DDR Macquarie GACC Holdings LLC
  3.02    DDR Macquarie GACC Holdings LLC
-----------------------------------------------------------------------------------------
  3.03    DDR Macquarie GACC Holdings LLC
  3.04    DDR Macquarie GACC Holdings LLC
  3.05    DDR Macquarie GACC Holdings LLC
  3.06    DDR Macquarie GACC Holdings LLC
  3.07    DDR Macquarie GACC Holdings LLC
-----------------------------------------------------------------------------------------
  3.08    DDR Macquarie GACC Holdings LLC
  3.09    DDR Macquarie GACC Holdings LLC
  3.10    DDR Macquarie GACC Holdings LLC
          G REIT, Inc.
   4      G REIT, Inc.
-----------------------------------------------------------------------------------------
   5      G REIT, Inc.
   6      G REIT, Inc.
   7      G REIT, Inc.
   8      G REIT, Inc.
   9      Wilmorite Properties, Inc. and Alaska Permanent Fund Corporation
-----------------------------------------------------------------------------------------
   10     Albert J. Dwoskin
   11     Donald A. Levine, Lewis Heafitz, Neal Shalom
  11.1
  11.2
  11.3
-----------------------------------------------------------------------------------------
  11.4
  11.5
   12     Isaac Hertz, Sarah Hertz, William Z. Hertz
   13     Massoud Yashouafar, Solymon Yashouafar
   14     American Financial Realty Trust
-----------------------------------------------------------------------------------------
   15     Mark Elgin
  15.1    Mark Elgin
  15.2    Mark Elgin
   16     Robert M. Behringer
   17     D. Richard Rothman
-----------------------------------------------------------------------------------------
   18     Joel Wiener
  18.1    Joel Wiener
  18.2    Joel Wiener
  18.3    Joel Wiener
  18.4    Joel Wiener
-----------------------------------------------------------------------------------------
  18.5    Joel Wiener
          Ezra Beyman
   19     Ezra Beyman
   20     Ezra Beyman
   21     Ezra Beyman
-----------------------------------------------------------------------------------------
   22     Michael Pashaie
   23     Abraham Lesser
   24     Michael L. Joseph
   25     Joseph D.Morris, Robert Morris
   26     American Financial Realty Trust
-----------------------------------------------------------------------------------------
 26.001
 26.002
 26.003
 26.004
 26.005
-----------------------------------------------------------------------------------------
 26.006
 26.007
 26.008
 26.009
 26.010
-----------------------------------------------------------------------------------------
 26.011
 26.012
 26.013
 26.014
 26.015
-----------------------------------------------------------------------------------------
 26.016
 26.017
 26.018
 26.019
 26.020
-----------------------------------------------------------------------------------------
 26.021
 26.022
 26.023
 26.024
 26.025
-----------------------------------------------------------------------------------------
 26.026
 26.027
 26.028
 26.029
 26.030
-----------------------------------------------------------------------------------------
 26.031
 26.032
 26.033
 26.034
 26.035
-----------------------------------------------------------------------------------------
 26.036
 26.037
 26.038
 26.039
 26.040
-----------------------------------------------------------------------------------------
 26.041
 26.042
 26.043
 26.044
 26.045
-----------------------------------------------------------------------------------------
 26.046
 26.047
 26.048
 26.049
 26.050
-----------------------------------------------------------------------------------------
 26.051
 26.052
 26.053
 26.054
 26.055
-----------------------------------------------------------------------------------------
 26.056
 26.057
 26.058
 26.059
 26.060
-----------------------------------------------------------------------------------------
 26.061
 26.062
 26.063
 26.064
 26.065
-----------------------------------------------------------------------------------------
 26.066
 26.067
 26.068
 26.069
 26.070
-----------------------------------------------------------------------------------------
 26.071
 26.072
 26.073
 26.074
 26.075
-----------------------------------------------------------------------------------------
 26.076
 26.077
 26.078
 26.079
 26.080
-----------------------------------------------------------------------------------------
 26.081
 26.082
 26.083
 26.084
 26.085
-----------------------------------------------------------------------------------------
 26.086
 26.087
 26.088
 26.089
 26.090
-----------------------------------------------------------------------------------------
 26.091
 26.092
 26.093
 26.094
 26.095
-----------------------------------------------------------------------------------------
 26.096
 26.097
 26.098
 26.099
 26.100
-----------------------------------------------------------------------------------------
 26.101
 26.102
 26.103
 26.104
 26.105
-----------------------------------------------------------------------------------------
 26.106
 26.107
 26.108
 26.109
 26.110
-----------------------------------------------------------------------------------------
 26.111
 26.112
 26.113
 26.114
 26.115
-----------------------------------------------------------------------------------------
 26.116
 26.117
 26.118
 26.119
 26.120
-----------------------------------------------------------------------------------------
 26.121
 26.122
 26.123
 26.124
 26.125
-----------------------------------------------------------------------------------------
 26.126
 26.127
 26.128
 26.129
 26.130
-----------------------------------------------------------------------------------------
 26.131
 26.132
 26.133
 26.134
 26.135
-----------------------------------------------------------------------------------------
 26.136
 26.137
 26.138
 26.139
 26.140
-----------------------------------------------------------------------------------------
 26.141
 26.142
 26.143
 26.144
 26.145
-----------------------------------------------------------------------------------------
 26.146
 26.147
 26.148
 26.149
 26.150
-----------------------------------------------------------------------------------------
   27     Joseph Mandlebaum and Timothy Harris
   28     Stephen A.Goldberg
   29     Alfred Sabetfard; Edward Sabetfard
   30     Michael B. Smuck
   31     Michael L. Joseph
-----------------------------------------------------------------------------------------
   32     Rao R Yalamanchilli
   33     R. Ryan Holmes, Ronald Holmes, Edward Gray Murray, Nicholas Burke
   34     Robert H. Ko and Nancy M. Ko
   35     John A. Bonutto, Harry Woloson
   36     Harold J. Brooks
-----------------------------------------------------------------------------------------
  36.1
  36.2
   37     Eli  Ungar, David H. Gefsky
   38     Wilson CPS, LLC and Wolverine Equities Company 98C L.P.
   39     Suresh Sachdev
-----------------------------------------------------------------------------------------
   40     MHC Operating Limited Partnership
   41     Ike W. Thrash
   42     David T. Reesor, Timothy L. Grant, Edwin H. Grant and Garry A. Jestadt
   43     Nathan S. Collier
   44     Michael Schuminsky
-----------------------------------------------------------------------------------------
   45     Brian C. Burke, Sr., Dannie G. Burke and Wesley J. Cantrall
   46     Constantine F. Alexakos and Kambiz Shahbazi
   47     MKD Investments, L.P. and Gregory A. Fowler Living Trust U/T/A April 27, 1995
   48     Michael Lackland and Bruce Lackland
   49     Mark Draper, Brett Del Valle
-----------------------------------------------------------------------------------------
   50     MHC Operating Limited Partnership
   51     MHC Operating Limited Partnership
   52     Prestwyck Management LLC, Barry A.R.Cunningham and Ryan E.M.Cunningham
   53     MHC Operating Limited Partnership
   54     Vincent O'Neill
-----------------------------------------------------------------------------------------
   55     Nathan S. Collier
   56     Michael L. Carnahan
  56.1
  56.2
   57     Angelo R Giudice
-----------------------------------------------------------------------------------------
   58     Angelo R Giudice
   59     Phillips Edison Ltd.
   60     David T. Phillips, David R. Shea
   61     Lee B. Marden
   62     Mary R. Renfro & Ernest C. Euler
-----------------------------------------------------------------------------------------
   63     Walker Smith
   64     Carmelo Crisafulli, Jr., a.k.a. Carmelo Crisafulli, Helen Crisafulli
  64.1
  64.2
   65     Ayubkhan B. Telwar, Fatima K. Telwar, Tamay Ozari
-----------------------------------------------------------------------------------------
   66     Marvin Gelber, Carolyn Lasky
   67     Larry Litwin
   68     Timothy H. Lehning
   69     John M. Volmary, Lisa A. Volmary
   70     Jan P. Perfater, Jennifer L. Price-Davis
-----------------------------------------------------------------------------------------
   71     Bernard J. Haddigan
   72     Ike W. Thrash
  72.1
  72.2
   73     Joseph Schrieber and Catherine Schrieber
-----------------------------------------------------------------------------------------
   74     Patrick J.W. Chiang, Lee Sen Chiang
   75     Robert L. Avery, Ma'an A. Nasir, Arun Patel
   76     Ralph C. Tucker, Jr.
   77     Steven S.Gittelman and Patrick N.Hill
   78     Najib H. Samona, Harvey C. Weiss
-----------------------------------------------------------------------------------------
   79     Michael J. Glass, M.D.
   80     Minoru  Uchimura
   81     Edsel G. Jones, Donald W. Jones
   82     Frank F. Ghertner
   83     David M. Minck and Philip R. Berry
-----------------------------------------------------------------------------------------
   84     Robert F. Buie
   85     Tyler B. Morris, Michael L. Freeman
   86     Harlin J. Wall
   87     James H. Carstensen, Gary Heidenreich
   88     James W. McCartney V
-----------------------------------------------------------------------------------------
  88.1
  88.2
   89     Hugh Stewart, Alex G. Stewart
   90     Albion B. Debree
   91     Michael L. Joseph
-----------------------------------------------------------------------------------------
   92     Minoru  Uchimura
   93     Robert T. Singleton
   94     Lamont Garber
   95     Brian R. Macey

COMM 2004-LNB3

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                                                                      % OF                           MORTGAGE         CUT-OFF
                                                                  INITIAL POOL       # OF              LOAN            DATE
     ID                         PROPERTY NAME                       BALANCE       PROPERTIES        SELLER (1)        BALANCE
---------------------------------------------------------------------------------------------------------------------------------
     17       Alexan Mira Vista                                           2.58%        1               GACC           34,500,000
     18       Wiener Portfolio VII (2)                                    2.33%        5               GACC           31,275,000
    18.1      25-35 Hillside Avenue                                       0.75%        1               GACC           10,045,671
    18.2      2 West 120th Street                                         0.57%        1               GACC            7,651,976
    18.3      281-295 Wadsworth Avenue                                    0.40%        1               GACC            5,336,763
---------------------------------------------------------------------------------------------------------------------------------
    18.4      509 West 155th Street                                       0.31%        1               GACC            4,159,536
    18.5      34-44 Seaman Avenue                                         0.30%        1               GACC            4,081,054
              Beyman Crossed Rollup                                       1.87%        3               GACC           25,100,000
     19       Wedgewood Park                                              0.38%        1               GACC            5,140,000
     20       Windover Goldenpoint                                        0.63%        1               GACC            8,480,000
---------------------------------------------------------------------------------------------------------------------------------
     21       Windover of Melbourne                                       0.86%        1               GACC           11,480,000
     24       Williamstowne Apartments                                    1.70%        1             LaSalle          22,760,000
     27       Southwind Apartments                                        1.30%        1               PNC            17,400,000
     30       Briar Meadows Apartment Homes                               1.12%        1               PNC            15,050,000
     31       Garden Village Apartments                                   1.04%        1             LaSalle          13,960,000
---------------------------------------------------------------------------------------------------------------------------------
     33       University Courtyard Valdosta                               0.78%        1               GACC           10,400,000
     34       Vista Via Apartments                                        0.69%        1               PNC             9,225,000
     37       Cornell Street Apartments                                   0.63%        1             LaSalle           8,410,641
     39       530 West 47th Street                                        0.50%        1               GACC            6,725,000
     40       Waterway MHP & RV                                           0.47%        1             LaSalle           6,262,493
---------------------------------------------------------------------------------------------------------------------------------
     41       Christy Estates Apartments                                  0.46%        1               PNC             6,138,654
     43       Elm Grove Apartments                                        0.46%        1             LaSalle           6,188,143
     44       The Garden Apartments                                       0.46%        1             LaSalle           6,155,381
     47       Artist Loft Apartments                                      0.42%        1               PNC             5,637,390
     50       O'Connell's RV Resort                                       0.37%        1             LaSalle           4,985,589
---------------------------------------------------------------------------------------------------------------------------------
     51       Cactus Gardens MHP & RV                                     0.36%        1             LaSalle           4,880,000
     52       Broadway Place                                              0.34%        1               GACC            4,586,818
     53       Shangri-La MHP                                              0.34%        1             LaSalle           4,522,358
     55       Pinetree Garden Apartments                                  0.32%        1             LaSalle           4,327,186
---------------------------------------------------------------------------------------------------------------------------------
     56       Congress and Erin Way Apartments (2)                        0.32%        2             LaSalle           4,295,798
    56.1      Congress Apartments                                         0.22%        1             LaSalle           2,986,602
    56.2      Erin Way Apartments                                         0.10%        1             LaSalle           1,309,196
     60       Penbrook Apartments                                         0.29%        1             LaSalle           3,900,000
     64       Maple Manor / Glenmont Manor Apartment Portfolio (2)        0.27%        2             LaSalle           3,645,427
---------------------------------------------------------------------------------------------------------------------------------
    64.1      Maple Manor Apartments                                      0.13%        1             LaSalle           1,735,917
    64.2      Glenmont Manor Apartments                                   0.14%        1             LaSalle           1,909,509
     65       Lake Forest Apartments                                      0.27%        1             LaSalle           3,596,881
     69       Alpine Meadows Townhomes                                    0.25%        1             LaSalle           3,295,112
     70       Collegiate Court Apartments                                 0.24%        1             LaSalle           3,196,019
---------------------------------------------------------------------------------------------------------------------------------
     72       Courtyard & Seaside Apartments (2)                          0.21%        2             LaSalle           2,797,555
    72.1      Courtyard Apartments                                        0.14%        1             LaSalle           1,865,037
    72.2      Seaside Apartments                                          0.07%        1             LaSalle             932,518
     76       Melbourne Park Apartments                                   0.18%        1               GACC            2,437,586
---------------------------------------------------------------------------------------------------------------------------------
     80       Winslow Arms Apartments                                     0.17%        1             LaSalle           2,257,000
     81       Alta Loma Apartments                                        0.16%        1             LaSalle           2,200,000
     82       Oak Creek MHC                                               0.16%        1             LaSalle           2,100,000
     85       Stony Creek Apartments                                      0.13%        1             LaSalle           1,796,286
     86       Governor's Gate Apartments                                  0.13%        1             LaSalle           1,760,000
---------------------------------------------------------------------------------------------------------------------------------
     88       Crosby & Meadowlark MHP (2)                                 0.13%        2             LaSalle           1,700,000
    88.1      Crosby MHP                                                  0.05%        1             LaSalle             604,217
    88.2      Meadowlark MHP                                              0.08%        1             LaSalle           1,095,783
     89       Oak Bend MHP                                                0.12%        1             LaSalle           1,646,447
     91       Fairway Apartments                                          0.11%        1             LaSalle           1,480,000
---------------------------------------------------------------------------------------------------------------------------------
     92       South Sound Villa Apartments                                0.11%        1             LaSalle           1,472,000
     93       Jacobs Crossing Apartments                                  0.10%        1             LaSalle           1,322,911
     94       A Better Place MHC                                          0.09%        1             LaSalle           1,200,000
     95       Mountain Shadows MHC                                        0.07%        1             LaSalle             998,111

              GENERAL                DETAILED
              PROPERTY               PROPERTY
     ID       TYPE                   TYPE                             ADDRESS
---------------------------------------------------------------------------------------------------------------------------
     17       Multifamily            Conventional                     401 Little Texas Lane
     18       Multifamily            Conventional                     Various
    18.1      Multifamily            Conventional                     25-35 Hillside Avenue
    18.2      Multifamily            Conventional                     2 West 120th Street
    18.3      Multifamily            Conventional                     281-295 Wadsworth Avenue
---------------------------------------------------------------------------------------------------------------------------
    18.4      Multifamily            Conventional                     509 West 155th Street
    18.5      Multifamily            Conventional                     34-44 Seaman Avenue
              Multifamily            Conventional                     Various
     19       Multifamily            Conventional                     4355 Corporate Avenue
     20       Multifamily            Conventional                     2255 Friday Court
---------------------------------------------------------------------------------------------------------------------------
     21       Multifamily            Conventional                     2255 Kingly Court
     24       Multifamily            Conventional                     2940 William Street
     27       Multifamily            Conventional                     9720 Broadway
     30       Multifamily            Conventional                     1414 South Dairy Ashford
     31       Multifamily            Conventional                     70 Garden Village Drive
---------------------------------------------------------------------------------------------------------------------------
     33       Multifamily            Student / Military Housing       480 Murray Road
     34       Multifamily            Conventional                     1390-1430 W. Foothill Boulevard
     37       Multifamily            Conventional                     5493, 5500 & 5508 South Cornell Avenue
     39       Multifamily            Conventional                     530 West 47th Street
     40       Manufactured Housing   Manufactured Housing             850 Cedar Point Boulevard
---------------------------------------------------------------------------------------------------------------------------
     41       Multifamily            Conventional/Extended Stay Hotel 3942 Holly Road
     43       Multifamily            Conventional                     2921 Sycamore Springs Drive
     44       Multifamily            Conventional                     75 SW 75th Street
     47       Multifamily            Conventional                     900 East 1st Street
     50       Manufactured Housing   Manufactured Housing             970 Green Wing Road
---------------------------------------------------------------------------------------------------------------------------
     51       Manufactured Housing   Manufactured Housing             10657 South Avenue 9 East
     52       Multifamily            Conventional                     1500 Coastal Lane
     53       Manufactured Housing   Manufactured Housing             249 Jasper Street Northwest
     55       Multifamily            Conventional                     4100 Southwest 20th Avenue
---------------------------------------------------------------------------------------------------------------------------
     56       Multifamily            Conventional                     Various
    56.1      Multifamily            Conventional                     3939 West National Avenue
    56.2      Multifamily            Conventional                     5946 South Honey Creek Drive
     60       Multifamily            Conventional                     7227 US 290 East
     64       Multifamily            Conventional                     Various
---------------------------------------------------------------------------------------------------------------------------
    64.1      Multifamily            Conventional                     101 Cherry Avenue
    64.2      Multifamily            Conventional                     371 Route 9W
     65       Multifamily            Conventional                     500 Jackson Street
     69       Multifamily            Conventional                     1001-1087 West Menk Drive
     70       Multifamily            Conventional                     100-106 Collegiate Court
---------------------------------------------------------------------------------------------------------------------------
     72       Multifamily            Conventional                     Various
    72.1      Multifamily            Conventional                     133 Debuys Road
    72.2      Multifamily            Conventional                     224 17th Street
     76       Multifamily            Conventional                     1601 Melbourne Drive
---------------------------------------------------------------------------------------------------------------------------
     80       Multifamily            Conventional                     220 Parfitt Way Southwest
     81       Multifamily            Conventional                     1598 Crestview Drive
     82       Manufactured Housing   Manufactured Housing             3550 Rock Prairie Road West
     85       Multifamily            Conventional                     100 Wheeless Drive
     86       Multifamily            Conventional                     405 Governors Park Road
---------------------------------------------------------------------------------------------------------------------------
     88       Manufactured Housing   Manufactured Housing             Various
    88.1      Manufactured Housing   Manufactured Housing             2929 Highway 90
    88.2      Manufactured Housing   Manufactured Housing             3001 8th Street
     89       Manufactured Housing   Manufactured Housing             14818 Shark Street
     91       Multifamily            Conventional                     2410 Colvin Boulevard
---------------------------------------------------------------------------------------------------------------------------
     92       Multifamily            Conventional                     4101 Lacey Boulevard Southeast
     93       Multifamily            Conventional                     28 Jacobs Crossing Drive
     94       Manufactured Housing   Manufactured Housing             1305 Nature's Woods Boulevard
     95       Manufactured Housing   Manufactured Housing             8080 State Highway 78 West

                                                                                                    NET          LOAN PER NET
                                                                                               RENTABLE         RENTABLE AREA
     ID       CITY                      COUNTY          STATE            ZIP CODE            UNITS/PADS           UNITS/PADS
---------------------------------------------------------------------------------------------------------------------------------
     17       Austin                 Travis               TX              78745                     528              Units
     18       New York               New York             NY             Various                    446              Units
    18.1      New York               New York             NY              10040                     142              Units
    18.2      New York               New York             NY              10027                     106              Units
    18.3      New York               New York             NY              10040                      84              Units
---------------------------------------------------------------------------------------------------------------------------------
    18.4      New York               New York             NY              10032                      54              Units
    18.5      New York               New York             NY              10034                      60              Units
              Various                Various              FL             Various                    538              Units
     19       Lakeland               Polk                 FL              33809                      90              Units
     20       Melbourne              Brevard              FL              32904                     188              Units
---------------------------------------------------------------------------------------------------------------------------------
     21       Melbourne              Brevard              FL              32904                     260              Units
     24       Cheektowaga            Erie                 NY              14227                     528              Units
     27       Pearland               Brazoria             TX              77584                     312              Units
     30       Houston                Harris               TX              77077                     256              Units
     31       Cheektowaga            Erie                 NY              14227                     315              Units
---------------------------------------------------------------------------------------------------------------------------------
     33       Valdosta               Lowndes              GA              31602                     131              Units
     34       Upland                 San Bernardino       CA              91786                     143              Units
     37       Chicago                Cook                 IL              60637                      68              Units
     39       New York               New York             NY              10036                      33              Units
     40       Cedar Point            Carteret             NC              28584                     341              Pads
---------------------------------------------------------------------------------------------------------------------------------
     41       Corpus Christi         Nueces               TX              78415                     259              Units
     43       Kingwood               Harris               TX              77339                     136              Units
     44       Gainesville            Alachua              FL              32605                     124              Units
     47       Los Angeles            Los Angeles          CA              90012                      45              Units
     50       Amboy                  Lee                  IL              61310                     693              Pads
---------------------------------------------------------------------------------------------------------------------------------
     51       Yuma                   Yuma                 AZ              85365                     428              Pads
     52       Myrtle Beach           Horry                SC              29577                      72              Units
     53       Largo                  Pinellas             FL              33770                     160              Pads
     55       Gainesville            Alachua              FL              32607                      96              Units
---------------------------------------------------------------------------------------------------------------------------------
     56       Various                Milwaukee            WI             Various                    105              Units
    56.1      West Milwaukee         Milwaukee            WI              53215                      73              Units
    56.2      Greenfield             Milwaukee            WI              53221                      32              Units
     60       Austin                 Travis               TX              78723                     163              Units
     64       Various                Albany               NY             Various                     84              Units
---------------------------------------------------------------------------------------------------------------------------------
    64.1      Delmar                 Albany               NY              12054                      40              Units
    64.2      Glenmont               Albany               NY              12077                      44              Units
     65       Daphne                 Baldwin              AL              36526                     128              Units
     69       St. Peter              Nicollet             MN              56082                      44              Units
     70       Blacksburg             Montgomery           VA              24060                      30              Units
---------------------------------------------------------------------------------------------------------------------------------
     72       Gulfport               Harrison             MS              39507                      87              Units
    72.1      Gulfport               Harrison             MS              39507                      58              Units
    72.2      Gulfport               Harrison             MS              39507                      29              Units
     76       Greenville             Pitt                 NC              27858                      64              Units
---------------------------------------------------------------------------------------------------------------------------------
     80       Bainbridge Island      Kitsap               WA              98110                      60              Units
     81       Madison                Davidson             TN              37115                     132              Units
     82       College Station        Brazos               TX              77845                     193              Pads
     85       Nashville              Nash                 NC              27856                      48              Units
     86       Bellefonte             Centre               PA              16823                      66              Units
---------------------------------------------------------------------------------------------------------------------------------
     88       Various                Various              TX             Various                    166              Pads
    88.1      Crosby                 Harris               TX              77532                      59              Pads
    88.2      Port Neches            Jefferson            TX              77651                     107              Pads
     89       Hudson                 Pasco                FL              34667                      71              Pads
     91       Tonawanda              Erie                 NY              14150                      32              Units
---------------------------------------------------------------------------------------------------------------------------------
     92       Lacey                  Thurston             WA              98503                      70              Units
     93       Crossville             Cumberland           TN              38555                      64              Units
     94       DeLand                 Volusia              FL              32724                     108              Pads
     95       Beulah                 Pueblo               CO              81023                      57              Pads

                  OCCUPANCY        OCCUPANCY      ELEVATOR(S)                                  UTILITIES
     ID             RATE          AS-OF DATE        (YES/NO)                                 PAID BY TENANT
---------------------------------------------------------------------------------------------------------------------------------
     17                  91.70%        3/8/2004                                              Gas, Electric
     18                  97.98%       5/14/2004        5                                     Electric, Gas
    18.1                 97.89%       5/14/2004        2                                     Electric, Gas
    18.2                 98.11%       5/14/2004        2                                     Electric, Gas
    18.3                 98.81%       5/14/2004                                              Electric, Gas
---------------------------------------------------------------------------------------------------------------------------------
    18.4                 94.44%       5/14/2004        1                                     Electric, Gas
    18.5                100.00%       5/14/2004                                              Electric, Gas
                        Various       3/31/2004                                           Electric, Gas, Water
     19                  93.33%       3/31/2004                                       Electric, Gas, Water, Trash
     20                  94.68%       3/31/2004                                           Electric, Gas, Water
---------------------------------------------------------------------------------------------------------------------------------
     21                  93.85%       3/31/2004                                           Electric, Gas, Water
     24                  95.08%       4/30/2004                                                 Electric
     27                  92.31%       3/16/2004                                            Water, Electricity
     30                  96.09%       3/17/2004                                               Electricity
     31                  95.56%       4/26/2004                                                 Electric
---------------------------------------------------------------------------------------------------------------------------------
     33                  92.18%        3/5/2004                                             Electric, Water
     34                  95.80%        4/2/2004                                               Electricity
     37                  70.59%      12/10/2003                                                 Electric
     39                  96.97%       3/31/2004        1                                     Electric, Gas
     40                  96.77%       1/13/2004
---------------------------------------------------------------------------------------------------------------------------------
     41                  77.20%       1/26/2004                                               Electricity
     43                  95.59%        2/1/2004                                       Electric, Gas, Water, Sewer
     44                  98.39%       3/16/2004                                                 Electric
     47                  95.56%       1/26/2004        1                                    Gas, Electricity
     50                  47.04%        2/3/2004
---------------------------------------------------------------------------------------------------------------------------------
     51                  94.86%       3/31/2004                                          Electric, Water, Sewer
     52                  95.83%       1/22/2004                                                 Electric
     53                  98.75%        2/1/2004
     55                  93.75%       3/16/2004                                              Electric, Gas
---------------------------------------------------------------------------------------------------------------------------------
     56                  97.14%       2/29/2004                                          Electric, Water, Sewer
    56.1                 97.26%       2/29/2004        1                                 Electric, Water, Sewer
    56.2                 96.88%       2/29/2004                                          Electric, Water, Sewer
     60                  89.00%        6/1/2004
     64                  91.67%       1/14/2004                                                 Electric
---------------------------------------------------------------------------------------------------------------------------------
    64.1                100.00%       1/14/2004                                                 Electric
    64.2                 84.09%       1/14/2004                                                 Electric
     65                  96.09%        3/1/2004                                                 Electric
     69                 100.00%        4/1/2004                                       Electric, Gas, Water, Sewer
     70                 100.00%       1/14/2004                                       Electric, Gas, Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------
     72                  98.85%       4/30/2004                                                 Electric
    72.1                 98.28%       4/30/2004                                                 Electric
    72.2                100.00%       4/30/2004                                                 Electric
     76                  92.19%        3/3/2004                                                 Electric
---------------------------------------------------------------------------------------------------------------------------------
     80                  98.33%        4/1/2004        1                                        Electric
     81                  91.67%       1/31/2004                                              Electric, Gas
     82                  96.89%        5/1/2004
     85                  93.75%       3/16/2004                                              Electric, Gas
     86                 100.00%        1/1/2004
---------------------------------------------------------------------------------------------------------------------------------
     88                  93.98%         Various                                                 Various
    88.1                 98.31%        4/1/2004                                          Electric, Water, Sewer
    88.2                 91.59%       4/15/2004                                                 Electric
     89                 100.00%       12/1/2003                                       Electric, Gas, Water, Sewer
     91                  93.75%        3/2/2004                                                 Electric
---------------------------------------------------------------------------------------------------------------------------------
     92                  98.57%        1/1/2004        1
     93                  96.88%        3/1/2004                                                 Electric
     94                  93.52%       3/26/2004                                          Electric, Water, Sewer
     95                  91.23%        3/1/2004                                              Electric, Gas

                         STUDIOS / PADS                              1 BEDROOM                              2 BEDROOM
            -----------------------------------------   -------------------------------------  -------------------------------------
                 #        AVG RENT PER       MAX             #      AVG RENT PER     MAX            #      AVG RENT PER     MAX
   ID          UNITS        MO. ($)       RENT ($)         UNITS      MO. ($)     RENT ($)        UNITS      MO. ($)     RENT ($)
------------------------------------------------------------------------------------------------------------------------------------
   17                                                           216          702         750           252          953       1,125
   18                22              631       1,475            309          676       1,323            75          737       1,652
  18.1                                                          142          697       1,204
  18.2               20              614       1,475             59          650       1,323            27          645       1,383
  18.3                2              648         681             57          605         993            13          634       1,254
------------------------------------------------------------------------------------------------------------------------------------
  18.4                                                           12          705       1,129            24          861       1,652
  18.5                                                           39          724       1,180            11          806       1,375

   19                                                            18          614         614            72          710         710
   20                                                            60          580         580           120          610         610
------------------------------------------------------------------------------------------------------------------------------------
   21                                                            84          577         580           168          610         610
   24                                                            54          628         645           474          663         730
   27                                                           120          691         790           160          917       1,210
   30                                                           156          708       1,085           100          940       1,105
   31                                                                                                  315          700         725
------------------------------------------------------------------------------------------------------------------------------------
   33                                                                                                   44          809       1,500
   34                40              706         740            102          800         900             1          825         825
   37                43              551         600              1          800         800            14        1,027       1,200
   39                                                             9        1,550       1,875            24        2,415       3,500
   40
------------------------------------------------------------------------------------------------------------------------------------
   41                                                            16          538         650            35          657       1,180
   43                                                            52          577         577            68          736         790
   44                                                            44          569         569            56          735         735
   47                                                            45        1,920       1,555
   50
------------------------------------------------------------------------------------------------------------------------------------
   51
   52                                                                                                   72          710         850
   53
   55                 1              425         425             24          585         585            48          680         680
------------------------------------------------------------------------------------------------------------------------------------
   56                                                            72          873         873            25          769         949
  56.1                                                           72          873         873             1          949         949
  56.2                                                                                                  24          761         761
   60                57              375         375             50          483         483            56          637         637
   64                                                            35          675         775            49          773         865
------------------------------------------------------------------------------------------------------------------------------------
  64.1                                                           16          588         600            24          709         760
  64.2                                                           19          749         775            25          835         865
   65                                                            16          489         489            88          559         559
   69                                                                                                   18          775         775
   70
------------------------------------------------------------------------------------------------------------------------------------
   72                10              369         369             30          425         428            46          523         550
  72.1                                                           16          428         428            42          520         520
  72.2               10              369         369             14          421         421             4          550         550
   76                                                            52          464         495            12          600         600
------------------------------------------------------------------------------------------------------------------------------------
   80                 1              590         590             49          670         670            10          725         725
   81                                                            32          476         495           100          544         600
   82
   85                                                            24          462         500            24          550         550
   86                                                            30          539         539            36          672         672
------------------------------------------------------------------------------------------------------------------------------------
   88
  88.1
  88.2
   89
   91                                                                                                   32          713         735
------------------------------------------------------------------------------------------------------------------------------------
   92                                                            70          484         484
   93                                                             8          391         391            32          454         454
   94
   95

                           3 BEDROOM                                         4 BEDROOM
              -------------------------------------             --------------------------------------
                   #      AVG RENT PER     MAX                       #      AVG RENT PER     MAX
     ID          UNITS      MO. ($)     RENT ($)                   UNITS      MO. ($)      RENT ($)
------------------------------------------------------------------------------------------------------
     17                60        1,380       1,380
     18                40          955       2,200
    18.1
    18.2
    18.3               12          921       1,400
------------------------------------------------------------------------------------------------------
    18.4               18          952       2,200
    18.5               10          991       1,650

     19
     20                 8          810         810
------------------------------------------------------------------------------------------------------
     21                 8          810         810
     24
     27                32        1,285       1,335
     30
     31
------------------------------------------------------------------------------------------------------
     33                 2        1,125       1,125                       85        1,733        2,132
     34
     37                 1        1,000       1,000                        9        1,776        2,000
     39
     40
------------------------------------------------------------------------------------------------------
     41                16          808       1,355
     43                16          913         913
     44                                                                  24        1,010        1,010
     47
     50
------------------------------------------------------------------------------------------------------
     51
     52
     53
     55                16          850         850                        7        1,100        1,100
------------------------------------------------------------------------------------------------------
     56                 8        1,026       1,026
    56.1
    56.2                8        1,026       1,026
     60
     64
------------------------------------------------------------------------------------------------------
    64.1
    64.2
     65                24          689         689
     69                26          850         850
     70                                                                  30        1,250        1,250
------------------------------------------------------------------------------------------------------
     72                 1          650         650
    72.1
    72.2                1          650         650
     76
------------------------------------------------------------------------------------------------------
     80
     81
     82
     85
     86
------------------------------------------------------------------------------------------------------
     88
    88.1
    88.2
     89
     91
------------------------------------------------------------------------------------------------------
     92
     93                24          516         516
     94
     95

FOOTNOTES FOR THE ANNEX A-1

1 GACC - German American Capital Corporation, ABN AMRO - ABN AMRO Bank N.V., Chicago Branch, PNC - PNC Bank National Association.

2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period.

3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

4 For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR, the loan amounts used for the Garden State Plaza Loan, 731 Lexington Avenue - Bloomberg Headquarters Loan, DDR - Macquarie Portfolio Loan, Tysons Corner Center Loan and the AFR/Bank of America Portfolio Loan is the aggregate balance of
     (a) such mortgage loans and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loans.

5 With respect to the three loans in the pool which have additional subordinate debt not included in the trust, the Cut-off Date LTV Ratio and DSCR figures if calculated including the subordinate financing are as follows: 731 Lexington Avenue - Bloomberg Headquarters Loan: 74.8% and 1.25x, respectively; AFR/Bank of America Portfolio Loan: 61.2% and 1.51x, respectively and Saks - North Riverside Loan: 98.39% and 1.00x, respectively.

6 For those mortgage loans indicating an Appraisal As-Of Date beyond the Cut-off Date, the Appraised Value and the corresponding Appraisal As-of Date are based on stabilization.

7 Net Rentable Area SF/Units does not include square footage for ground lease tenants as it is not collateral for the Mortgage Loan.

8 Prior to December 18, 2005, up to 11.6% of the AFR/Bank of America Portfolio Whole Loan may be prepaid (subject to a yield charge) in connection with the release of certain designated properties. Defeasance for the AFR/Bank of America Portfolio Whole Loan is permitted on and after December 18, 2005 subject to certain conditions set forth in the loan documents.

9 For purposes of calculating DSCR and Cut-off Date LTV Ratio, the Cut-off Date Balance is calculated after netting out holdback amounts for Wiener Portfolio VII of $700,000 and The Arboretum of $205,000.

10   The AFR/Bank of America Portfolio Mortgage Loan interest rate is
     5.489117647%.

11   One loan secured by multiple properties.

12 For purposes of calculating Underwritten Net Cash Flow, Underwritten TI/LC has been included at the individual AFR/Bank of America Portfolio property level.

13 Lockout for the Tysons Corner Center Loan is the earlier of: a) 24 months from the last securitization of the A-1, A-2, A-3 and A-4 notes to occur or
     b) 36 months from the first payment date.

14 With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Cut-off Date Balance has been reduced from $20,000,000 to $19,834,205 due to the release and payoff of two of the designated release properties on April 1, 2004 and April 30, 2004, respectively. The aggregate balance of the allocated loan amounts is higher than the actual aggregate cut-off date balance due to the prepayment of these two released properties at 110% of the allocated loan amount of each of the two properties released.

15 With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Remaining Amortization Term has been reduced from 330 to 324 due to the release and payoff of two of the designated release properties on April 1, 2004 and April 30, 2004, respectively.

16 With respect to the mortgage loans that are cross-collateralized and cross-defaulted, Cut-Off Date LTV Ratio, LTV Ratio at Maturity and DSCR were calculated in the aggregate.

17 With respect to the Garden State Plaza Mortgage Loan, Occupancy Percentage (%), U/W Net Cash Flow ($), and U/W NCF DSCR reflect a stabilized occupancy which includes 31,747 square feet of space leased to tenants that are expected to be in occupancy by August 2004, and a 3,130 square-foot space with respect to which, according to the related borrower, a lease is being negotiated with Louis Vuitton (which will bring overall occupancy to the stabilized level of 98.1% and in-line occupancy to the stabilized value of 95.1%). As of April 26, 2004, the property was 97.9% leased and 96.3% occupied. Actual in-line occupancy as of April 26, 2004 was 90.7%.

FOOTNOTES FOR THE ANNEX A-2

1 GACC - German American Capital Corporation, ABN AMRO - ABN AMRO Bank N.V., Chicago Branch, PNC - PNC Bank National Association.

2    One loan secured by multiple properties.

                                                                       ANNEX A-3


                                   SCHEDULE I
         RATES FOR THE 731 LEXINGTON AVENUE--BLOOMBERG HEADQUARTERS LOAN


                 DISTRIBUTION DATE     PERIOD          RATE
                -------------------   --------   ----------------
                       7/1/2004           1          5.36252388%
                       8/1/2004           2          5.36252388%
                       9/1/2004           3          5.36252388%
                      10/1/2004           4          5.36252388%
                      11/1/2004           5          5.36252388%
                      12/1/2004           6          5.36252388%
                       1/1/2005           7          5.36252388%
                       2/1/2005           8          5.36252388%
                       3/1/2005           9          5.36252388%
                       4/1/2005          10          5.36252388%
                       5/1/2005          11          5.36252388%
                       6/1/2005          12          5.36252388%
                       7/1/2005          13          5.36252388%
                       8/1/2005          14          5.36252388%
                       9/1/2005          15          5.36252388%
                      10/1/2005          16          5.36252388%
                      11/1/2005          17          5.36252388%
                      12/1/2005          18          5.36252388%
                       1/1/2006          19          5.36252388%
                       2/1/2006          20          5.36252388%
                       3/1/2006          21          5.36252388%
                       4/1/2006          22          5.36252388%
                       5/1/2006          23          5.36259782%
                       6/1/2006          24          5.36267862%
                       7/1/2006          25          5.36275398%
                       8/1/2006          26          5.36283625%
                       9/1/2006          27          5.36291308%
                      10/1/2006          28          5.36299061%
                      11/1/2006          29          5.36307515%
                      12/1/2006          30          5.36315420%
                       1/1/2007          31          5.36324031%
                       2/1/2007          32          5.36332092%
                       3/1/2007          33          5.36340230%
                       4/1/2007          34          5.36350356%
                       5/1/2007          35          5.36358668%
                       6/1/2007          36          5.36367701%
                       7/1/2007          37          5.36376180%
                       8/1/2007          38          5.36385386%
                       9/1/2007          39          5.36394037%
                      10/1/2007          40          5.36402771%
                      11/1/2007          41          5.36412243%

                                      A-3-1

                                   SCHEDULE I
         RATES FOR THE 731 LEXINGTON AVENUE--BLOOMBERG HEADQUARTERS LOAN


                 DISTRIBUTION DATE     PERIOD          RATE
                -------------------   --------   ----------------
                      12/1/2007       42             5.36421156%
                       1/1/2008       43             5.36430813%
                       2/1/2008       44             5.36439909%
                       3/1/2008       45             5.36449096%
                       4/1/2008       46             5.36459701%
                       5/1/2008       47             5.36469086%
                       6/1/2008       48             5.36479233%
                       7/1/2008       49             5.36488815%
                       8/1/2008       50             5.36499166%
                       9/1/2008       51             5.36508951%
                      10/1/2008       52             5.36518837%
                      11/1/2008       53             5.36529503%
                      12/1/2008       54             5.36539599%
                       1/1/2009       55             5.36550485%
                       2/1/2009       56             5.36560800%
                       3/1/2009       57             5.36571223%
                       4/1/2009       58             5.36583831%
                       5/1/2009       59             5.36594497%
                       6/1/2009       60             5.36605972%
                       7/1/2009       61             5.36616873%
                       8/1/2009       62             5.36628593%
                       9/1/2009       63             5.36639736%
                      10/1/2009       64             5.36650999%
                      11/1/2009       65             5.36663096%
                      12/1/2009       66             5.36674613%
                       1/1/2010       67             5.36686973%
                       2/1/2010       68             5.36698752%
                       3/1/2010       69             5.36710661%
                       4/1/2010       70             5.36724880%
                       5/1/2010       71             5.36737080%
                       6/1/2010       72             5.36750149%
                       7/1/2010       73             5.36762632%
                       8/1/2010       74             5.36775996%
                       9/1/2010       75             5.36788773%
                      10/1/2010       76             5.36801695%
                      11/1/2010       77             5.36815515%
                      12/1/2010       78             5.36828746%
                       1/1/2011       79             5.36842885%
                       2/1/2011       80             5.36856434%
                       3/1/2011       81             5.36870141%
                       4/1/2011       82             5.36886307%
                       5/1/2011       83             5.36900367%
                       6/1/2011       84             5.36915368%

                                      A-3-2

                                   SCHEDULE I
        RATES FOR THE 731 LEXINGTON AVENUE--BLOOMBERG HEADQUARTERS LOAN

                 DISTRIBUTION DATE     PERIOD          RATE
                -------------------   --------   ----------------
                  7/1/2011                85         5.36929775%
                  8/1/2011                86         5.36945136%
                  9/1/2011                87         5.36959902%
                 10/1/2011                88         5.36974848%
                 11/1/2011                89         5.36990768%
                 12/1/2011                90         5.37006092%
                  1/1/2012                91         5.37022404%
                  2/1/2012                92         5.37038120%
                  3/1/2012                93         5.37054032%
                  4/1/2012                94         5.37071768%
                  5/1/2012                95         5.37088103%
                  6/1/2012                96         5.37105467%
                  7/1/2012                97         5.37122232%
                  8/1/2012                98         5.37140042%
                  9/1/2012                99         5.37157253%
                 10/1/2012               100         5.37174687%
                 11/1/2012               101         5.37193192%
                 12/1/2012               102         5.37211097%
                  1/1/2013               103         5.37230091%
                  2/1/2013               104         5.37248486%
                  3/1/2013               105         5.37267128%
                  4/1/2013               106         5.37288621%
                  5/1/2013               107         5.37307804%
                  6/1/2013               108         5.37328126%
                  7/1/2013               109         5.37347850%
                  8/1/2013               110         5.37368734%
                  9/1/2013               111         5.37389021%
                 10/1/2013               112         5.37409591%
                 11/1/2013               113         5.37431355%
                 12/1/2013               114         5.37452523%
                  1/1/2014               115         5.37474908%
                  2/1/2014               116         5.37496699%
                  3/1/2014               117         5.37518805%
                  4/1/2014
                and thereafter           118         5.33000000%



                                      A-3-3

                                CMBS NEW ISSUE
                     STRUCTURAL AND COLLATERAL TERM SHEET

                           ------------------------

                                  $981,250,000
                      (APPROXIMATE OFFERED CERTIFICATES)


                                 $1,339,496,992
                    (APPROXIMATE TOTAL COLLATERAL BALANCE)

                                COMM 2004-LNB3

                           ------------------------

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES


                      GERMAN AMERICAN CAPITAL CORPORATION
                       LASALLE BANK NATIONAL ASSOCIATION
                        PNC BANK, NATIONAL ASSOCIATION


                             MORTGAGE LOAN SELLERS

                           ------------------------

----------------------------------------------------------------------------------------------------------------------------
                        INITIAL PASS-                                                      PRINCIPAL
         APPROX. SIZE      THROUGH              RATINGS          SUBORDINATION    WAL       WINDOW       ASSUMED FINAL
 CLASS      (FACE)           RATE       (S&P / MOODY'S / DBRS)       LEVELS      (YRS.)      (MO.)     DISTRIBUTION DATE
----------------------------------------------------------------------------------------------------------------------------
   A-1  $367,945,000           %             AAA/Aaa/AAA        15.250%          5.90    7/04-11/13   NOVEMBER 10, 2013
----------------------------------------------------------------------------------------------------------------------------
   A-2  $502,796,000           %             AAA/Aaa/AAA        15.250%          9.81    11/13-6/14     JUNE 10, 2014
----------------------------------------------------------------------------------------------------------------------------
    B   $ 40,185,000           %              AA/Aa2/AA         12.250%          9.95     6/14-6/14     JUNE 10, 2014
----------------------------------------------------------------------------------------------------------------------------
    C   $ 16,744,000           %          AA-/Aa3/AA (LOW)      11.000%          9.95     6/14-6/14     JUNE 10, 2014
----------------------------------------------------------------------------------------------------------------------------
    D   $ 28,464,000           %               A/A2/A            8.875%          9.95     6/14-6/14     JUNE 10, 2014
----------------------------------------------------------------------------------------------------------------------------
    E   $ 25,116,000           %            A-/A3/A (LOW)        7.000%         10.02     6/14-7/14     JULY 10, 2014
----------------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK SECURITIES                                 ABN AMRO INCORPORATED
Sole Book Running Manager and Co-Lead Manager                  Co-Lead Manager



PNC CAPITAL MARKETS, INC.    JPMORGAN         MERRILL LYNCH & CO.    NOMURA
Co-Manager                   Co-Manager       Co-Manager             Co-Manager


                                  June 7, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

TRANSACTION FEATURES

o Sellers:

-----------------------------------------------------------------------------------------
                                               NO. OF         CUT-OFF DATE
                   SELLERS                      LOANS         BALANCE ($)       % OF POOL
-----------------------------------------------------------------------------------------
        German American Capital Corporation     26          $  806,369,207        60.20%
        LaSalle Bank National Association       55             440,615,518        32.89%
        PNC Bank, National Association          14              92,512,267         6.91%
-----------------------------------------------------------------------------------------
        TOTAL:                                  95          $1,339,496,992       100.00%
-----------------------------------------------------------------------------------------

o Loan Pool:
    o Average Cut-off Date Balance: $14,099,968
    o Largest Mortgage Loan by Cut-off Date Balance:
      $ 130,000,000 (Shadow Rated A2/A/AA/A by Moody's/Fitch/S&P/DBRS, respectively)
    o Five largest and ten largest loans or Crossed Loan Group:
      34.78% and 53.73% of pool, respectively

o Credit Statistics:
    o Weighted average underwritten DSCR of 1.63x
    o Weighted average cut-off date LTV ratio of 67.96%; weighted average balloon LTV ratio of 57.82%

o Property Types:

                               [GRAPHIC OMITTED]

                         Office                  39.06%
                         Retail                  31.66%
                         Multifamily(1)          22.07%
                         Industrial               5.56%
                         Mixed Use(2)             1.27%
                         Self Storage             0.39%



(1)   Consists of Multifamily (19.95%) and Manufactured Housing (2.11%).
(2)   Consists of Office, Retail and Multifamily components.


o Call Protection: (as applicable)
    o 96.59% of the pool (Cut-Off Date Balance) has a lockout period ranging from 24 to 36 payments from origination, then defeasance.
    o 1.30% of the pool (Cut-Off Date Balance) has a lockout period ranging from 11 to 35 payments from origination, then yield maintenance.
    o 1.48% of the pool (Cut-Off Date Balance) is open to partial prepayment
      with yield maintenance, then defeasance.   o 0.63% of the pool (Cut-Off
      Date Balance) has call protection as described further in the Prospectus Supplement.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          AVERAGE     PRINCIPAL   ASSUMED FINAL        INITIAL
         INITIAL CERTIFICATE     SUBORDINATION            RATINGS           LIFE       WINDOW      DISTRIBUTION     PASS-THROUGH
 CLASS       BALANCE (1)             LEVELS         (S&P/MOODY'S/DBRS)   (YRS.)(2)    (MO.)(2)       DATE(2)      RATE (APPROX.)(3)
-----------------------------------------------------------------------------------------------------------------------------------
   A-1      $367,945,000          15.250%(6)           AAA/Aaa/AAA       5.90       7/04-11/13      11/10/13             %
-----------------------------------------------------------------------------------------------------------------------------------
   A-2      $502,796,000          15.250%(6)           AAA/Aaa/AAA       9.81       11/13-6/14      6/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    B       $ 40,185,000          12.250%               AA/Aa2/AA        9.95        6/14-6/14      6/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    C       $ 16,744,000          11.000%           AA-/Aa3/AA (low)     9.95        6/14-6/14      6/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    D       $ 28,464,000           8.875%                A/A2/A          9.95        6/14-6/14      6/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    E       $ 25,116,000           7.000%             A/A3/A (low)      10.02        6/14-7/14      7/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------


PRIVATE CERTIFICATES (4)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           AVERAGE    PRINCIPAL   ASSUMED FINAL        INITIAL
           INITIAL CERTIFICATE    SUBORDINATION           RATINGS            LIFE       WINDOW     DISTRIBUTION     PASS-THROUGH
 CLASS         BALANCE (1)            LEVELS        (S&P/MOODY'S/DBRS)    (YRS.)(2)    (MO.)(2)      DATE(2)      RATE (APPROX.)(3)
-----------------------------------------------------------------------------------------------------------------------------------
  X(5)       $1,339,496,991             NA              AAA/Aaa/AAA           NA          NA         5/10/26              %
-----------------------------------------------------------------------------------------------------------------------------------
 A-1A(7)     $  264,482,000           15.250%(6)        AAA/Aaa/AAA          8.17     7/04-6/14      6/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    F        $   15,069,000            5.875%      BBB+/Baa1/BBB (high)     10.03     7/14-7/14      7/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    G        $   13,395,000            4.875%          BBB/Baa2/BBB         10.03     7/14-7/14      7/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    H        $   11,721,000            4.000%       BBB-/Baa3/BBB (low)     10.03     7/14-7/14      7/10/14              %
-----------------------------------------------------------------------------------------------------------------------------------
    J        $   11,720,000            3.125%        BB+/Ba1/BB (high)      10.34     7/14-1/15      1/10/15              %
-----------------------------------------------------------------------------------------------------------------------------------
    K        $    6,698,000            2.625%            BB/Ba2/BB          10.53     1/15-1/15      1/10/15              %
-----------------------------------------------------------------------------------------------------------------------------------
    L        $    3,348,000            2.375%        BB-/Ba3/BB (low)       10.53     1/15-1/15      1/10/15              %
-----------------------------------------------------------------------------------------------------------------------------------
    M        $    5,024,000            2.000%         B+/B1/B (high)        10.53     1/15-1/15      1/10/15              %
-----------------------------------------------------------------------------------------------------------------------------------
    N        $    5,023,000            1.625%             B/B2/B            10.53     1/15-1/15      1/10/15              %
-----------------------------------------------------------------------------------------------------------------------------------
    O        $    5,023,000            1.250%          B-/B3/B (low)        10.53     1/15-1/15      1/10/15              %
-----------------------------------------------------------------------------------------------------------------------------------
    P        $   16,743,991            0.000%            NR/NR/NR           14.02     1/15-5/26      5/10/26              %
-----------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  Subject to a permitted variance of plus or minus 5%.

(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

(3) The Class A-1, Class A-2, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate. The Class J, K, L, M, N, O and P will accrue interest at either (i) a fixed rate, or
     (ii) a fixed rate subject to a Net WAC Cap.

(4)  Certificates to be offered privately pursuant to Rule 144A and Regulation
     S.

(5) The Class X Certificates were structured assuming that the AFR/Bank of America Portfolio B Loan absorbs any loss prior to the AFR/Bank of America Portfolio Senior Loans, the 731 Lexington Avenue--Bloomberg Headquarters B Loan absorbs any loss prior to the 731 Lexington Avenue-Bloomberg Headquarters Senior Loans, and the Saks, Inc:-North Riverside B Loan absorbs any loss prior to the Saks, Inc--North Riverside Loan. For more information regarding these loans, see "Description of the Mortgage Pool -- Split Loan Structures" in the Prospectus Supplement.

(6) Represents the approximate subordination levels for the Class A-1, Class A-2 and Class A-1A Certificates in the aggregate.

(7) The Mortgage Pool will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Loan Group 1 will consist of (i) 52 of the Mortgage Loans that are not secured by multifamily properties and/or manufactured housing properties and (ii) 8 Mortgage Loans that are secured three multifamily properties and five manufactured housing properties. Loan Group 1 is expected to consist of 60 mortgage Loans, with an aggregate balance as of the Cut-off Date of $1,075,014,808. Loan Group 2 will consist of 31 Mortgage Loans that are secured by multifamily properties and four Mortgage Loans that are secured by manufactured housing properties. Loan Group 2 is expected to consist of 35 Mortgage Loans, with an aggregate balance as of the Cut-Off Date of $264,482,184.

     Generally, the Class A-1 and Class A-2 certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-2 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of Mortgage Loans will be distributed to the Class A-1, Class A-2, and Class A-1A certificates, pro rata.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

I. ISSUE CHARACTERISTICS

    ISSUE TYPE:              Public: Classes A-1, A-2, B, C, D and E (the "Offered Certificates").
                             Private (Rule 144A, Regulation S): Classes X, A-1A, F, G, H, J, K, L, M, N, O and P.

    SECURITIES OFFERED:      $981,250,000.00 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass-Through
                             Certificates, which will accrue interest at (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

    MORTGAGE POOL:           The Mortgage Pool consists of 95 mortgage loans with an aggregate balance as of the Cut-Off Date of $1,339,496,992. The mortgage loans are secured by 267 properties located throughout 36 states. The
                             Mortgage Pool will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Loan
                             Group 1 will consist of (i) 52 of the Mortgage Loans that are not secured by multifamily properties and/or manufactured housing properties and (ii) eight Mortgage Loans that are secured by three multifamily properties and five manufactured housing properties. Loan Group 1 is expected to consist of
                             60 mortgage Loans, with an aggregate balance as of the Cut-off Date of $1,075,014,808. Loan Group 2
                             will consist of 31 Mortgage Loans that are secured by multifamily properties and four Mortgage Loans that are secured by manufactured housing properties. Loan Group 2 is expected to consist of 35 Mortgage
                             Loans, with an aggregate balance as of the Cut-Off Date of $264,482,184.

    SELLERS:                 German American Capital Corporation ("GACC"); LaSalle Bank, N.A. ("LaSalle"); and PNC Bank, National
                             Association ("PNC")

    BOOKRUNNER:              Deutsche Bank Securities Inc.

    CO-LEAD MANAGERS:        Deutsche Bank Securities Inc. and ABN AMRO Incorporated

    CO-MANAGERS:             PNC Capital Markets, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated, and Nomura Securities International, Inc.

    MASTER SERVICER:         Midland Loan Services, Inc., a Delaware corporation, with respect to all of the mortgage loans other than three mortgage loans known as the Garden State Plaza Loan, the Tysons Corner Center Loan and the
                             AFR/Bank of America Portfolio loan (collectively, the "Non-Serviced Mortgage Loans").

    SPECIAL SERVICER:        Lennar Partners, Inc., a Florida corporation, with respect to all of the mortgage loans other than the
                             AFR/Bank of America Portfolio Loan.

    TRUSTEE:                 Wells Fargo Bank, N.A.

    BOND ADMINISTRATOR:      LaSalle Bank National Association.

    CUT-OFF DATE:            June 1, 2004

    EXPECTED CLOSING DATE:   On or about June    , 2004.

    DISTRIBUTION DATES:      The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning on July 2004.

    MINIMUM DENOMINATIONS:   $10,000 for the Class A-1 and Class A-2 Certificates and $25,000 for the Class B, C, D, and E
                             Certificates and in multiples of $1 thereafter.

    SETTLEMENT TERMS:        DTC, Euroclear and Clearstream, same day funds, with accrued interest.

    ERISA/SMMEA STATUS:      Classes A-1, A-2, B, C, D and E are expected to be ERISA eligible. No Class of Certificates is SMMEA eligible.

    RATING AGENCIES:         The Offered Certificates will be rated by Standard & Poor's Rating Services, a division of the
                             McGraw-Hill Companies, Inc. ("S&P"), Moody's ("Moody's"), and Dominion Bond Rating Services Limited
                             ("DBRS").

    RISK FACTORS:            THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE PROSPECTUS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

II. FULL COLLATERAL CHARACTERISTICS


CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------
                              NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE      % OF
                               LOANS      BALANCE ($)      POOL
--------------------------------------------------------------------
 998,111 - 1,999,999            13        20,422,039      1.52
 2,000,000 - 2,999,999          12        29,383,023      2.19
 3,000,000 - 3,999,999          12        42,962,652      3.21
 4,000,000 - 5,999,999          15        71,236,004      5.32
 6,000,000 - 6,999,999           7        43,723,535      3.26
 7,000,000 - 9,999,999           6        51,488,357      3.84
 10,000,000 - 14,999,999         5        57,140,000      4.27
 15,000,000 - 29,999,999        12       234,018,646     17.47
 30,000,000 - 49,999,999         7       280,622,735     20.95
 50,000,000 - 69,999,999         3       178,500,000     13.33
 70,000,000 - 130,000,000        3       330,000,000     24.64
--------------------------------------------------------------------
 TOTAL                          95     1,339,496,992    100.00
--------------------------------------------------------------------
 Min: 998,111      Max: 130,000,000      Wtd. Avg.: 14,099,968
--------------------------------------------------------------------



STATE(a)(b)

--------------------------------------------------------------------
                         NO. OF        AGGREGATE
                       MORTGAGE     CUT-OFF DATE       % OF
                     PROPERTIES      BALANCE ($)       POOL
--------------------------------------------------------------------
 New York                  16        259,794,984       19.39
 California                61        191,780,922       14.32
 New Jersey                 3        158,182,311       11.81
 Virginia                  11        149,155,020       11.14
 Texas                     24        100,258,845        7.48
 Delaware                   2         61,750,000        4.61
 Florida                   38         55,037,118        4.11
 Pennsylvania               5         53,412,326        3.99
 Arkansas                   3         47,770,050        3.57
 Massachusetts              5         45,474,290        3.39
 Illinois                   4         24,278,547        1.81
 Oklahoma                   3         21,765,668        1.62
 Alabama                    2         20,457,476        1.53
 Other States (a)          90        150,394,507       11.23
--------------------------------------------------------------------
 TOTAL                    267      1,339,512,064      100.00
--------------------------------------------------------------------

(a)  Includes 23 states.

(b) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower in April 2004 of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.



PROPERTY TYPE(a)

--------------------------------------------------------------------
                              NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE       % OF
                          PROPERTIES      BALANCE ($)       POOL
--------------------------------------------------------------------
 Office                        133       523,162,804        39.06
 Retail                         34       424,076,365        31.66
   Anchored(b)                  27       397,599,361        29.68
   Unanchored                    5        14,260,847         1.06
   CTL                           2        12,216,157         0.91
 Multifamily                    51       295,586,787        22.07
   Multifamily                  41       267,291,789        19.95
   Manufactured Housing         10        28,294,999         2.11
 Industrial                     10        74,525,000         5.56
 Mixed Use                      38        16,978,797         1.27
 Self Storage                    1         5,182,311         0.39
--------------------------------------------------------------------
 TOTAL                         267     1,339,512,064       100.00
--------------------------------------------------------------------

(a) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower in April 2004 of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

(b)  Includes shadow anchored properties.



MORTGAGE RATE (%)

--------------------------------------------------------------------
                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE       % OF
                       LOANS      BALANCE ($)       POOL
--------------------------------------------------------------------
 4.180% - 4.999%        11        330,555,641       24.68
 5.000% - 5.249%        14        220,406,349       16.45
 5.250% - 5.449%        15        315,013,072       23.52
 5.450% - 5.749%        19        256,150,257       19.12
 5.750% - 5.999%        12         84,767,430        6.33
 6.000% - 6.449%        19        117,483,615        8.77
 6.450% - 7.160%         5         15,120,627        1.13
--------------------------------------------------------------------
 TOTAL                  95      1,339,496,992      100.00
--------------------------------------------------------------------
 Min: 4.180        Max: 7.160            Wtd. Avg.: 5.321
--------------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)(a)

--------------------------------------------------------------------
                NO. OF        AGGREGATE
              MORTGAGE     CUT-OFF DATE       % OF
                 LOANS      BALANCE ($)       POOL
--------------------------------------------------------------------
 60 - 80         8          141,446,447       10.56
 81 - 100        11         167,363,032       12.49
 101 - 120       63         885,854,791       66.13
 121 - 264       13         144,832,723       10.81
--------------------------------------------------------------------
 TOTAL           95       1,339,496,992      100.00
--------------------------------------------------------------------
 Min: 60      Max: 264           Wtd. Avg.: 111
--------------------------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for two mortgage loans, representing 9.54% of outstanding pool balance as of the cut-off date.



REMAINING TERM TO STATED MATURITY (MOS)(a)

--------------------------------------------------------------------
                        NO. OF        AGGREGATE
                      MORTGAGE     CUT-OFF DATE       % OF
                         LOANS      BALANCE ($)       POOL
--------------------------------------------------------------------
 58 - 84                16        230,094,478       17.18
 85 - 104                3         78,715,000        5.88
 105 - 119              31        447,917,791       33.44
 120 - 263              45        582,769,723       43.51
--------------------------------------------------------------------
 TOTAL                  95      1,339,496,992      100.00
--------------------------------------------------------------------
 Min: 58             Max: 263            Wtd. Avg.: 110
--------------------------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for two mortgage loan, representing 9.54% of outstanding pool balance as of the cut-off date.



LOANS WITH RESERVE REQUIREMENTS(a)(b)

--------------------------------------------------------------------
                         NO. OF         AGGREGATE
                       MORTGAGE      CUT-OFF DATE         % OF
                          LOANS       BALANCE ($)         POOL
--------------------------------------------------------------------
 Tax                    79         1,011,084,435        75.48
 Replacement            79           999,930,981        74.65
 Insurance              74           850,242,416        63.47
 TI/LC (b)              34           523,949,118        50.44
--------------------------------------------------------------------

(a)  Includes upfront or on-going reserves.

(b) TI/LC % based only on portion of pool secured by retail, office, mixed use and industrial properties.



CUT-OFF DATE LOAN-TO-VALUE RATIO(%)(a)(b)

--------------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE      % OF
                            LOANS      BALANCE ($)      POOL
--------------------------------------------------------------------
 47.29% - 49.99%            2         22,334,205       1.67
 50.00% - 59.99%           11        415,745,654      31.04
 60.00% - 69.99%           20        166,253,554      12.41
 70.00% - 74.99%           19        237,810,060      17.75
 75.00% - 79.99%           40        488,593,519      36.48
 80.00% - 80.00%            3          8,760,000       0.65
--------------------------------------------------------------------
 TOTAL                     95      1,339,496,992     100.00
--------------------------------------------------------------------
 Min: 47.29           Max: 80.00        Wtd. Avg.: 67.96
--------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(b) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.



LOAN-TO-VALUE RATIO AT MATURITY (%)(a)

--------------------------------------------------------------------
                             NO. OF        AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                              LOANS      BALANCE ($)      POOL
--------------------------------------------------------------------
 0.00% - 29.99%               6         28,512,122       2.13
 30.00% - 39.99%              2         23,734,205       1.77
 40.00% - 49.99%              8        250,479,735      18.70
 50.00% - 59.99%             19        262,515,788      19.60
 60.00% - 69.99%             49        642,206,305      47.94
 70.00% - 74.13%             11        132,048,837       9.86
--------------------------------------------------------------------
 TOTAL                       95      1,339,496,992     100.00
--------------------------------------------------------------------
 Min: 0.00              Max: 74.13          Wtd. Avg.: 57.82
--------------------------------------------------------------------

(a) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.



DEBT SERVICE COVERAGE RATIOS(a)(b)

--------------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE       % OF
                            LOANS      BALANCE ($)       POOL
--------------------------------------------------------------------
 1.20x+ - 1.29x            29        370,901,681       27.69
 1.30x+ - 1.39x            26        286,531,603       21.39
 1.40x+ - 1.49x            16        278,595,417       20.80
 1.50x+ - 1.59x             8         34,736,816        2.59
 1.60x+ - 1.74x             7         19,943,881        1.49
 1.75x+ - 1.99x             7        143,787,594       10.73
 2.00x+ - 2.49x             1        130,000,000        9.71
 2.50x+ - 3.62x             1         75,000,000        5.60
--------------------------------------------------------------------
 TOTAL                     95      1,339,496,992      100.00
--------------------------------------------------------------------
 Min: 1.20              Max: 3.62           Wtd. Avg.: 1.63
--------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for two loans (3.61% of the outstanding pool balance as of the cut-off date).

(b) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

III. LOAN GROUP I

CUT-OFF DATE BALANCE ($)

---------------------------------------------------------------------
                                 NO. OF        AGGREGATE
                               MORTGAGE     CUT-OFF DATE      % OF
                                  LOANS      BALANCE ($)      POOL
---------------------------------------------------------------------
 998,111 -- 1,999,999             6         9,244,395        0.86
 2,000,000 -- 2,999,999           8        19,690,881        1.83
 3,000,000 -- 3,999,999           8        28,525,232        2.65
 4,000,000 -- 5,999,999           9        43,483,845        4.04
 6,000,000 -- 6,999,999           4        25,241,357        2.35
 7,000,000 -- 9,999,999           3        25,372,716        2.36
 10,000,000 -- 14,999,999         2        21,300,000        1.98
 15,000,000 -- 29,999,999         9       178,808,646       16.63
 30,000,000 -- 49,999,999         5       214,847,735       19.99
 50,000,000 -- 69,999,999         3       178,500,000       16.60
 70,000,000 -- 130,000,000        3       330,000,000       30.70
---------------------------------------------------------------------
 TOTAL                           60     1,075,014,808      100.00
---------------------------------------------------------------------
 Min: 998,111         Max: 130,000,000      Wtd. Avg.: 17,916,913
---------------------------------------------------------------------



STATE(a)(b)

---------------------------------------------------------------------
                          NO. OF          AGGREGATE
                        MORTGAGE       CUT-OFF DATE      % OF
                           LOANS        BALANCE ($)         POOL
---------------------------------------------------------------------
 New York                   6        186,674,557       17.36
 California                60        182,555,922       16.98
 New Jersey                 3        158,182,311       14.71
 Virginia                  11        149,155,020       13.87
 Delaware                   2         61,750,000        5.74
 Pennsylvania               4         51,652,326        4.80
 Arkansas                   3         47,770,050        4.44
 Massachusetts              5         45,474,290        4.23
 Oklahoma                   3         21,765,668        2.02
 Alabama                    1         16,860,595        1.57
 Illinois                   3         15,867,905        1.48
 Texas                     16         15,382,048        1.43
 Connecticut                1         14,925,710        1.39
 Other States (a)         106        107,013,478        9.95
---------------------------------------------------------------------
 TOTAL                    224      1,075,029,880      100.00
---------------------------------------------------------------------

(a)  Includes 22 states.

(b) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower in April 2004 of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.



PROPERTY TYPE(a)

---------------------------------------------------------------------
                               NO. OF        AGGREGATE
                             MORTGAGE     CUT-OFF DATE      % OF
                                LOANS      BALANCE ($)         POOL
---------------------------------------------------------------------
 Office                         133        523,162,804       48.66
 Retail                          34        424,076,365       39.45
   Anchored(b)                   24        385,835,361       35.89
   Unanchored                     8         26,024,847        2.42
   CTL                            2         12,216,157        1.14
 Industrial                      10         74,525,000        6.93
 Multifamily                      8         31,104,603        2.89
   Multifamily                    3         15,558,409        1.45
   Manufactured Housing           5         15,546,194        1.45
 Mixed Use                       38         16,978,797        1.58
 Self Storage                     1          5,182,311        0.48
---------------------------------------------------------------------
 TOTAL                          224      1,075,029,880      100.00
---------------------------------------------------------------------

(a) The total balance reflected is higher than the actual aggregate cut-off date balance due to the prepayment by the AFR/Bank of America Portfolio borrower in April 2004 of 0.76% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan, which amount reflects 110% of the allocated loan amount of each of the two properties released.

(b)  Includes shadow anchored properties.



MORTGAGE RATE (%)

---------------------------------------------------------------------
                        NO. OF        AGGREGATE
                      MORTGAGE     CUT-OFF DATE       % OF
                         LOANS      BALANCE ($)       POOL
---------------------------------------------------------------------
 4.180% -- 4.999%        5        221,700,000       20.62
 5.000% -- 5.249%        9        190,531,237       17.72
 5.250% -- 5.449%       10        267,253,241       24.86
 5.450% -- 5.749%       11        222,685,160       20.71
 5.750% -- 5.999%        6         62,062,493        5.77
 6.000% -- 6.449%       15         96,984,961        9.02
 6.450% -- 7.160%        4         13,797,716        1.28
---------------------------------------------------------------------
 TOTAL                  60      1,075,014,808      100.00
---------------------------------------------------------------------
 Min: 4.180        Max: 7.160           Wtd. Avg.: 5.343
---------------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)(a)

---------------------------------------------------------------------
                          NO. OF          AGGREGATE
                        MORTGAGE       CUT-OFF DATE        % OF
                           LOANS        BALANCE ($)        POOL
---------------------------------------------------------------------
 60 -- 80                  2          81,725,000        7.60
 81 -- 100                10         158,952,390       14.79
 101 -- 120               39         716,591,260       66.66
 121 -- 264                9         117,746,157       10.95
---------------------------------------------------------------------
 TOTAL                    60       1,075,014,808      100.00
---------------------------------------------------------------------
 Min: 60               Max: 264               Wtd. Avg.: 112
---------------------------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for two mortgage loans, representing 11.89% of Loan Group 1 outstanding pool balance as of the cut-off date.



REMAINING TERM TO STATED MATURITY (MOS)(a)

---------------------------------------------------------------------
                        NO. OF          AGGREGATE
                      MORTGAGE       CUT-OFF DATE            % OF
                         LOANS        BALANCE ($)            POOL
---------------------------------------------------------------------
 58 -- 84                9         161,962,390          15.07
 85 -- 104               3          78,715,000           7.32
 105 -- 119             18         365,773,260          34.02
 120 -- 263             30         468,564,157          43.59
---------------------------------------------------------------------
 TOTAL                  60       1,075,014,808         100.00
---------------------------------------------------------------------
 Min: 60             Max: 263                  Wtd. Avg.: 111
---------------------------------------------------------------------

(a) Calculated with respect to the anticipated repayment date for two mortgage loans, representing 11.89% of Loan Group 1 outstanding pool balance as of the cut-off date.



LOANS WIH RESERVE REQUIREMENTS(a)(b)

---------------------------------------------------------------------
                          NO. OF        AGGREGATE
                        MORTGAGE     CUT-OFF DATE         % OF
                           LOANS      BALANCE ($)         POOL
---------------------------------------------------------------------
 Tax                       46         756,004,609       70.33
 Replacement               45         752,848,796       70.03
 Insurance                 41         595,162,590       55.36
 TI/LC (b)                 34         523,949,118       50.44
---------------------------------------------------------------------

(a)  Includes upfront or on--going reserves.

(b) TI/LC % based only on portion of pool secured by retail, office, mixed use and industrial properties.



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)

---------------------------------------------------------------------
                              NO. OF        AGGREGATE
                            MORTGAGE     CUT-OFF DATE         % OF
                               LOANS      BALANCE ($)         POOL
---------------------------------------------------------------------
 47.29% -- 49.99%              2         22,334,205          2.08
 50.00% -- 59.99%              9        407,350,000         37.89
 60.00% -- 69.99%             16        159,498,643         14.84
 70.00% -- 74.99%             13        182,185,060         16.95
 75.00% -- 79.99%             19        301,246,900         28.02
 80.00% -- 80.00%              1          2,400,000          0.22
---------------------------------------------------------------------
 TOTAL                        60      1,075,014,808        100.00
---------------------------------------------------------------------
 Min: 47.29              Max: 80.00             Wtd. Avg.: 65.91
---------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan representing 1.59% of the Loan Group 1 outstanding pool balance as of the cut-off date.

(b) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.



LOAN-TO-VALUE RATIO AT MATURITY (%)(a)

---------------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE         % OF
                            LOANS      BALANCE ($)         POOL
---------------------------------------------------------------------
 0.00% -- 29.99%            5         22,373,468          2.08
 30.00% -- 39.99%           2         23,734,205          2.21
 40.00% -- 49.99%           7        248,222,735         23.09
 50.00% -- 59.99%          13        243,240,765         22.63
 60.00% -- 69.99%          28        465,116,245         43.27
 70.00% -- 74.13%           5         72,327,390          6.73
---------------------------------------------------------------------
 TOTAL                     60      1,075,014,808        100.00
---------------------------------------------------------------------
 Min: 0.00           Max: 74.13              Wtd. Avg.: 55.90
---------------------------------------------------------------------

(a) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.



DEBT SERVICE COVERAGE RATIOS(a)(b)

---------------------------------------------------------------------
                          NO. OF           AGGREGATE
                        MORTGAGE        CUT-OFF DATE          % OF
                           LOANS         BALANCE ($)          POOL
---------------------------------------------------------------------
 1.20x+ -- 1.29x          16           231,002,008          21.49
 1.30x+ -- 1.39x          17           226,525,363          21.07
 1.40x+ -- 1.49x          10           239,794,322          22.31
 1.50x+ -- 1.59x           5            21,869,175           2.03
 1.60x+ -- 1.74x           4            13,175,000           1.23
 1.75x+ -- 1.99x           6           137,648,940          12.80
 2.00x+ -- 2.49x           1           130,000,000          12.09
 2.50x+ -- 3.62x           1            75,000,000           6.98
---------------------------------------------------------------------
 TOTAL                    60         1,075,014,808         100.00
---------------------------------------------------------------------
 Min: 1.20            Max: 3.62                  Wtd. Avg.: 1.71
---------------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan representing 1.59% of the Loan Group 1 outstanding pool balance as of the cut-off date.

(b) In the case of five mortgage loans with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans included in the Trust and the mortgage loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

IV. LOAN GROUP 2


CUT-OFF DATE BALANCE ($)

-----------------------------------------------------------------
                               NO. OF      AGGREGATE
                             MORTGAGE   CUT-OFF DATE      % OF
                                LOANS    BALANCE ($)      POOL
-----------------------------------------------------------------
 1,322,911 - 1,999,999          7      11,177,644        4.23
 2,000,000 - 2,999,999          4       9,692,142        3.66
 3,000,000 - 3,999,999          4      14,437,420        5.46
 4,000,000 - 5,999,999          6      27,752,160       10.49
 6,000,000 - 6,999,999          3      18,482,178        6.99
 7,000,000 - 9,999,999          3      26,115,641        9.87
 10,000,000 - 14,999,999        3      35,840,000       13.55
 15,000,000 - 29,999,999        3      55,210,000       20.87
 30,000,000 - 34,500,000        2      65,775,000       24.87
-----------------------------------------------------------------
 GRAND TOTAL                   35     264,482,184      100.00
-----------------------------------------------------------------
 Min: 1,322,911   Max: 34,500,000   Wtd. Avg.: 7,556,634
-----------------------------------------------------------------

STATE

-----------------------------------------------------------------
                           NO. OF      AGGREGATE
                         MORTGAGE   CUT-OFF DATE       % OF
                       PROPERTIES    BALANCE ($)       POOL
-----------------------------------------------------------------
 Texas                      8         84,876,797       32.09
 New York                  10         73,120,427       27.65
 Florida                    7         41,751,372       15.79
 Georgia                    1         10,400,000        3.93
 California                 1          9,225,000        3.49
 Illinois                   1          8,410,641        3.18
 Arizona                    1          4,880,000        1.85
 South Carolina             1          4,586,818        1.73
 Wisconsin                  2          4,295,798        1.62
 North Carolina             2          4,233,872        1.60
 Washington                 2          3,729,000        1.41
 Alabama                    1          3,596,881        1.36
 Tennessee                  2          3,522,911        1.33
 Other States (a)           4          7,852,668        2.97
-----------------------------------------------------------------
 TOTAL                     43        264,482,184      100.00
-----------------------------------------------------------------

(a)  Includes 3 states.



PROPERTY TYPE

-----------------------------------------------------------------
                                NO. OF      AGGREGATE
                             MORTGAGED   CUT-OFF DATE      % OF
                            PROPERTIES    BALANCE ($)      POOL
-----------------------------------------------------------------
 Multifamily                   43       264,482,184     100.00
   Multifamily                 38       251,733,380      95.18
   Manufactured Housing         5        12,748,805       4.82
-----------------------------------------------------------------
 TOTAL                         43       264,482,184     100.00
-----------------------------------------------------------------



MORTGAGE RATE (%)

-----------------------------------------------------------------
                          NO. OF         AGGREGATE
                        MORTGAGE      CUT-OFF DATE       % OF
                           LOANS       BALANCE ($)       POOL
-----------------------------------------------------------------
 4.430% - 4.999%           6         108,855,641       41.16
 5.000% - 5.249%           5          29,875,112       11.30
 5.250% - 5.449%           5          47,759,831       18.06
 5.450% - 5.749%           8          33,465,097       12.65
 5.750% - 5.999%           6          22,704,937        8.58
 6.000% - 6.449%           4          20,498,654        7.75
 6.450% - 6.650%           1           1,322,911        0.50
-----------------------------------------------------------------
 TOTAL                    35         264,482,184      100.00
-----------------------------------------------------------------
 Min: 4.430          Max: 6.650           Wtd. Avg.: 5.235
-----------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)

-----------------------------------------------------------------
                      NO. OF         AGGREGATE
                    MORTGAGE      CUT-OFF DATE           % OF
                       LOANS       BALANCE ($)           POOL
-----------------------------------------------------------------
 60 - 80               6           59,721,447           22.58
 81 - 100              1            8,410,641            3.18
 101 - 120            24          169,263,530           64.00
 121 -180              4           27,086,566           10.24
-----------------------------------------------------------------
 TOTAL                35          264,482,184          100.00
-----------------------------------------------------------------
 Min: 60           Max: 180                  Wtd. Avg.: 107
-----------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)

-----------------------------------------------------------------
                       NO. OF        AGGREGATE
                     MORTGAGE     CUT-OFF DATE         % OF
                        LOANS      BALANCE ($)         POOL
-----------------------------------------------------------------
 58 - 99                7           68,132,088         25.76
 100 - 119             13           82,144,530         31.06
 120 - 178             15          114,205,566         43.18
-----------------------------------------------------------------
 TOTAL                 35          264,482,184        100.00
-----------------------------------------------------------------
 Min: 58             Max: 178               Wtd. Avg.: 107
-----------------------------------------------------------------



LOANS WITH RESERVE REQUIREMENTS (A)

-----------------------------------------------------------------
                       NO. OF          AGGREGATE
                     MORTGAGE       CUT-OFF DATE        % OF
                        LOANS        BALANCE ($)        POOL
-----------------------------------------------------------------
 Tax                   33           255,079,826         96.44
 Insurance             33           255,079,826         96.44
 Replacement           34           247,082,184         93.42
-----------------------------------------------------------------

(a)  Includes upfront or on-going reserves.



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)

-----------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGE     CUT-OFF DATE      % OF
                            LOANS      BALANCE ($)      POOL
-----------------------------------------------------------------
 56.43% - 59.99%              2         8,395,654      3.17
 60.00% - 69.99%              4         6,754,911      2.55
 70.00% - 74.99%              6        55,625,000     21.03
 75.00% - 80.00%             23       193,706,619     73.24
-----------------------------------------------------------------
 TOTAL                       35       264,482,184    100.00
-----------------------------------------------------------------
 Min: 56.43             Max: 80.00        Wtd. Avg.: 76.28
-----------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan representing 11.82% of the Loan Group 2 outstanding pool balance as of the cut-off date.



LOAN-TO-VALUE RATIO AT MATURITY (%)

-----------------------------------------------------------------
                          NO. OF        AGGREGATE
                        MORTGAGE     CUT-OFF DATE         % OF
                           LOANS      BALANCE ($)         POOL
-----------------------------------------------------------------
 0.85% - 59.99%            8         27,670,678         10.46
 60.00% - 69.99%          21        177,090,060         66.96
 70.00% - 73.89%           6         59,721,447         22.58
-----------------------------------------------------------------
 TOTAL                    35        264,482,184        100.00
-----------------------------------------------------------------
 Min: 0.85           Max: 73.89             Wtd. Avg.: 65.61
-----------------------------------------------------------------



DEBT SERVICE COVERAGE RATIOS(a)

-----------------------------------------------------------------
                         NO. OF         AGGREGATE
                       MORTGAGE      CUT-OFF DATE         % OF
                          LOANS       BALANCE ($)         POOL
-----------------------------------------------------------------
 1.20x+ - 1.29x          13         139,899,673         52.90
 1.30x+ - 1.39x           9          60,006,239         22.69
 1.40x+ - 1.49x           6          38,801,095         14.67
 1.50x+ - 1.59x           3          12,867,641          4.87
 1.60x+ - 1.74x           3           6,768,881          2.56
 1.75x+ - 1.87x           1           6,138,654          2.32
-----------------------------------------------------------------
 TOTAL                   35         264,482,184        100.00
-----------------------------------------------------------------
 Min: 1.20          Max: 1.87                Wtd. Avg.: 1.33
-----------------------------------------------------------------

(a) Calculated on loan balances after netting out a holdback amount for one loan representing 11.82% of the Loan Group 2 outstanding pool balance as of the cut-off date.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

VI. LARGE LOAN DESCRIPTION


                    TEN LARGEST LOANS OR CROSSED LOAN GROUP

-------------------------------------------------------------------------------------
   NO.                       PROPERTY NAME                       CITY       STATE
-------------------------------------------------------------------------------------
    1.  Garden State Plaza(1)                                  Paramus        NJ
-------------------------------------------------------------------------------------
    2.  731 Lexington Avenue -- Bloomberg Headquarters(1)      New York       NY
-------------------------------------------------------------------------------------
    3.  DDR-Macquarie Portfolio(1)                             Various     Various
-------------------------------------------------------------------------------------
    4.  G REIT Portfolio                                       Various     Various
-------------------------------------------------------------------------------------
    5.  Tysons Corner Center(1)                                 McLean        VA
-------------------------------------------------------------------------------------
    6.  Centreville Square I&II                              Centreville      VA
-------------------------------------------------------------------------------------
    7.  Equity Industrial Partners Portfolio                   Various     Various
-------------------------------------------------------------------------------------
    8.   International Jewelry Center                         Los Angeles      CA
-------------------------------------------------------------------------------------
    9.  660 Figueroa Tower                                   Los Angeles      CA
-------------------------------------------------------------------------------------
   10.  3 Beaver Valley                                       Wilmington      DE
-------------------------------------------------------------------------------------
        TOTAL / WEIGHTED AVERAGES
-------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
                                       CUT-OFF DATE                           LOAN PER              CUT-OFF    BALLOON
   NO.     PROPERTY TYPE                  BALANCE     % OF POOL    UNITS/SF   UNITS/SF     DSCR    DATE LTV      LTV
-----------------------------------------------------------------------------------------------------------------------
   1.     Retail                       $130,000,000      9.71%    1,470,454     353.63      2.36      53.21      53.21
-----------------------------------------------------------------------------------------------------------------------
   2.     Office                        125,000,000      9.33%      694,634     452.04      1.48      58.69      42.01
-----------------------------------------------------------------------------------------------------------------------
   3.     Retail                         75,000,000      5.60%    3,255,827      66.04      3.62      54.31      54.31
-----------------------------------------------------------------------------------------------------------------------
   4.     Office                         73,400,000      5.48%    1,133,428      64.76      1.38      68.10      61.80
-----------------------------------------------------------------------------------------------------------------------
   5.     Retail                         62,500,000      4.67%    1,554,116     218.77      1.88      52.31      45.14
-----------------------------------------------------------------------------------------------------------------------
   6.     Retail                         60,000,000      4.48%      312,026     192.29      1.41      74.53      66.62
-----------------------------------------------------------------------------------------------------------------------
   7.     Industrial                     56,000,000      4.18%    1,992,267      28.11      1.31      76.92      60.69
-----------------------------------------------------------------------------------------------------------------------
   8.      Office                         49,847,735      3.72%      369,976     134.73      1.83      60.06      45.61
-----------------------------------------------------------------------------------------------------------------------
   9.     Office                         45,000,000      3.36%      278,657     161.49      1.25      75.13      64.33
-----------------------------------------------------------------------------------------------------------------------
  10.     Office                         43,000,000      3.21%      263,058     163.46      1.31      79.63      64.69
-----------------------------------------------------------------------------------------------------------------------
          TOTAL / WEIGHTED AVERAGES    $719,747,735     53.73%                              1.87      62.76      54.11
-----------------------------------------------------------------------------------------------------------------------

(1) For purposes of calculating Cut-Off Date LTV Ratio, Balloon LTV, Loan per Units/SF and DSCR, the loan amount used for the Garden State Plaza Loan , the 731 Lexington Avenue Loan--Bloomberg Headquarters Loan, the DDR--Macquarie Portfolio Loan and the Tysons Corner Center Loan is the principal balance of the Mortgage Loan included in the trust and the principal balances of their respective companion loans that are pari passu in right of payment to the subject Mortgage Loans which are not included in the trust.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

VI. COLLATERAL DESCRIPTION

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                       PARI PASSU AND COMPANION LOANS(1)

--------------------------------------------------------------------------------------------
  NO.                    PROPERTY NAME                   A-NOTE BALANCES     TRANSACTION
--------------------------------------------------------------------------------------------
                                                           $130,000,000    LB-UBS 2004-C4
                                                           $130,000,000    LB-UBS 2004-C4
  1.   Garden State Plaza                                  $130,000,000    COMM 2004-LNB3
                                                           $130,000,000          TBD
--------------------------------------------------------------------------------------------
                                                           $125,000,000    COMM 2004-LNB3
                                                           $ 65,000,000          TBD
  2.   731 Lexington Avenue -- Bloomberg Headquarters      $ 50,000,000          TBD
                                                           $ 74,000,000          TBD
--------------------------------------------------------------------------------------------
                                                           $ 75,000,000    COMM 2004-LNB3
                                                           $ 66,000,000          TBD
  3.   DDR-Macquarie Portfolio                             $ 24,250,000          TBD
                                                           $ 49,750,000          TBD
--------------------------------------------------------------------------------------------
                                                           $147,500,000    COMM 2004-LNB2
                                                           $ 95,000,000     GECMC 2004-C2
  4.   Tysons Corner Center                                $ 35,000,000     GMAC 2004-C1
                                                           $ 62,500,000    COMM 2004-LNB3
--------------------------------------------------------------------------------------------
                                                           $100,000,000     GMAC 2003-C3
                                                           $ 75,000,000     GECMC 2004-C1
                                                           $ 85,000,000    COMM 2004-LNB2
  5.   AFR/Bank of America Portfolio                       $ 20,000,000     GECMC 2004-C2
                                                           $ 40,000,000     GMAC 2004-C1
                                                           $ 20,000,000    COMM 2004-LNB3
--------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
  NO.                      SERVICER                           SPECIAL SERVICER          B-NOTE ORIGINAL BALANCE
-----------------------------------------------------------------------------------------------------------------

            Primary: Midland Loan Services, Inc.;
  1.   Master: Wachovia Bank, National Association(2)       Lennar Partners, Inc.                  None

-----------------------------------------------------------------------------------------------------------------


  2.             Midland Loan Services, Inc.                Lennar Partners, Inc.              $ 86,000,000

-----------------------------------------------------------------------------------------------------------------


  3.             Midland Loan Services, Inc.*               Lennar Partners, Inc.                  None

-----------------------------------------------------------------------------------------------------------------

       Primary: Deutsche Bank Trust Company Americas;       Lennar Partners, Inc.                  None
  4.   Master: GMAC Commercial Mortgage Corporation(2)

-----------------------------------------------------------------------------------------------------------------

                                                                                               $100,000,000
  5.       GMAC Commercial Mortgage Corporation(2)       Midland Loan Services, Inc.     (BBB-/Baa3/BBB- by S/M/F)


-----------------------------------------------------------------------------------------------------------------

(1)   Does not include one mortgage loan with a subordinate companion loan:
      Saks, Inc.-North-Riverside ($8,372,716 mortgage loan and $4,924,759 subordinate loan).

(2)   Being serviced pursuant to a separate pooling and servicing agreement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                   TMA BALANCE:    $130,000,000
                                                   TMA DSCR:       2.36x
                                                   TMA LTV:        53.2%








                      [GARDEN STATE PLAZA PICTURES OMITTED]









This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                   TMA BALANCE:    $130,000,000
                                                   TMA DSCR:       2.36x
                                                   TMA LTV:        53.2%


                      MORTGAGE LOAN INFORMATION
  LOAN SELLER:                GACC

  LOAN PURPOSE:               Refinance

  SHADOW RATING
  (MOODY'S/FITCH/S&P/DBRS):   A2 / A / AA / A

  ORIGINAL TMA BALANCE:       $130,000,000(1)

  CUT-OFF TMA BALANCE:        $130,000,000(1)

  % BY INITIAL UPB:           9.71%

  INTEREST RATE:              4.9796%

  PAYMENT DATE:               6th of each month

  FIRST PAYMENT DATE:         July 6, 2004

  MATURITY DATE:              June 6, 2014

  AMORTIZATION:               Interest Only

  CALL PROTECTION:            Lockout until the earlier of: a) 24
                              months from the date the entire Garden
                              State Plaza loan is securitized, or b) 36
                              months from origination, then
                              defeasance is permitted. On and after
                              December 6, 2013, prepayment can be
                              made without penalty.

  SPONSORS:                   Westfield America Inc., Aldwych, LLC
                              and Old Kingsway, LP (the latter two
                              entities are affiliated with Prudential
                              Assurance Company Limited)

  BORROWERS:                  Westland Garden State
                              Plaza Limited Partnership
                              and GSP Holdings LLC

  PARI PASSU DEBT:            $390,000,000(1)

  SUBORDINATE DEBT:           None

  LOCKBOX:                    Hard

  INITIAL RESERVES(2):        None

  MONTHLY RESERVES(2):        Replacement Reserve:          $85,410



1. The subject $130,000,000 represents the (25%) portion funded by GACC of a $520,000,000 first mortgage loan funded by a consortium of four banks. The other three A Notes are equal in size, pari passu and are not included in the Trust. All numbers under the heading "Financial Information" are based on the combined A notes that comprise the $520,000,000 whole loan.

2. See "Reserves" section herein.


        FINANCIAL INFORMATION(1)
  LOAN BALANCE/SF:(3)       $353.63

  BALLOON BALANCE/SF:(3)    $353.63

  LTV:                      53.2%

  BALLOON LTV:              53.2%

  DSCR:4                    2.36x

3. Calculated on loan collateral square footage.


                         PROPERTY INFORMATION
  SINGLE ASSET/PORTFOLIO:           Single Asset

  PROPERTY TYPE:                    Super Regional Mall

  COLLATERAL:                       Fee simple interest in a super-
                                    regional mall
  LOCATION:                         Paramus, NJ

  YEAR BUILT/RENOVATED:             1957 / 1996,1997

  COLLATERAL SF:                    1,470,454 SF

  TOTAL MALL SF:                    1,986,941 SF

  PROPERTY MANAGEMENT:              Westfield Corporation, Inc., an
                                    affiliate of the borrowers

  OVERALL MALL
    OCCUPANCY (4/26/04):(4)         98.1%

  IN-LINE OCCUPANCY (4/26/04):(4)   95.1%

  UNDERWRITTEN NET CASH FLOW:(4)    $ 61,976,378

  APPRAISED VALUE:                  $977,200,000

  APPRAISAL DATE:                   March 31, 2004

4. UWNCF, UWNCF DSCR and Occupancy % reflect a stabilized occupancy which includes 31,747 SF of space leased to tenants that are expected to be in occupancy by August 2004, and a 3,130 SF space with respect to which, according to the borrowers, a lease is being negotiated (which will bring overall occupancy to a stabilized level of 98.1% and in-line occupancy to a stabilized level of 95.1%). As of April 26, 2004, the property was 97.9% leased and 96.3% occupied. Actual in-line occupancy as of April 26, 2004 was 90.7%.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                    TMA BALANCE:  $130,000,000
                                                    TMA DSCR:     2.36x
                                                    TMA LTV:      53.2%

---------------------------------------------------------------------------------------------------------------------------------
                                                          ANCHOR TENANTS
---------------------------------------------------------------------------------------------------------------------------------
                     LEASE AREA      % OF TOTAL                                                  TTM JAN. 2004     TTM JAN. 2004
     TENANTS            (SF)        PROPERTY GLA     LEASE EXPIRATION      RATINGS (S/M/F)5       TOTAL SALES        SALES PSF
---------------------------------------------------------------------------------------------------------------------------------
 Macy's               439,632            22.1%            7/31/2021        BBB+ / Baa1 / BBB+       $105.5MM             $240
---------------------------------------------------------------------------------------------------------------------------------
 Nordstrom6           245,348            12.3%            7/31/2006           A2 / Baa2 / -          $93.0MM             $379
---------------------------------------------------------------------------------------------------------------------------------
 J.C. Penney          176,713             8.9%           11/30/2021          BB+ / Ba2 / BB+         $25.9MM             $147
---------------------------------------------------------------------------------------------------------------------------------
 Neiman Marcus6       141,139             7.1%            8/31/2011          BBB / Baa2 / -          $50.6MM             $359
---------------------------------------------------------------------------------------------------------------------------------
 Lord & Taylor6       130,000             6.5%            1/31/2017        BBB+ / Baa1 / BBB+        $28.7MM             $221
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA           1,132,832            57.0%                                                      $303.7MM             $268
---------------------------------------------------------------------------------------------------------------------------------

5. Credit ratings are of the parent company whether or not the parent company guarantees the lease.

6. Nordstrom, Neiman Marcus and Lord & Taylor ground lease their pads and, therefore, the improvements are not part of the loan collateral.



                    TTM JAN. 2004 SALES PSF       OCC. COST AS % OF SALES
  IN-LINE TENANTS            $534                          16.3%


---------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR IN-LINE TENANTS
---------------------------------------------------------------------------------------------------------------------------------
                               LEASE AREA      % OF TOTAL      NET RENT        LEASE                             TTM JAN. 2004
          TENANTS                 (SF)        PROPERTY GLA        PSF       EXPIRATION    RATINGS (S/M/F)(7)       SALES PSF
---------------------------------------------------------------------------------------------------------------------------------
 Old Navy                        52,420           2.6%        $ 31.38       1/31/2007      BB+ / Ba2 / BB+             $367
---------------------------------------------------------------------------------------------------------------------------------
 Best Buy (outparcel)8           50,000           2.5%        $ 34.50      11/30/2015     BBB- / Baa3 / BBB            $867
---------------------------------------------------------------------------------------------------------------------------------
 Borders Books & Music           33,308           1.7%        $ 30.74       1/31/2008         - / - / -                $139
---------------------------------------------------------------------------------------------------------------------------------
 Banana Republic                 22,447           1.1%        $ 64.81       1/31/2011      BB+ / Ba2 / BB+             $628
---------------------------------------------------------------------------------------------------------------------------------
 Victoria's Secret9              20,032           1.0%        $ 69.31       1/31/2015      BBB+ / Baa1 / -             N/A
---------------------------------------------------------------------------------------------------------------------------------
 Gap                             19,512           1.0%        $ 60.00       1/31/2011      BB+ / Ba2 / BB+             $559
---------------------------------------------------------------------------------------------------------------------------------
 Limited / Limited Too           16,314           0.8%        $ 48.38       1/31/2010      BBB+ / Baa1 / -             $313
---------------------------------------------------------------------------------------------------------------------------------
 H&M                             14,594           0.7%        $ 22.50       1/31/2011         - / - / -                $363
---------------------------------------------------------------------------------------------------------------------------------
 Chili's / On The Border
  (outparcel)                    14,283           0.7%        $ 23.26       6/30/2013         - / - / -                $447
---------------------------------------------------------------------------------------------------------------------------------
 Paparazzi / Joe's
  American Bar & Grill           13,447           0.7%        $ 33.33       1/31/2005         - / - / -                $429
---------------------------------------------------------------------------------------------------------------------------------
 Finish Line                     13,358           0.7%        $ 30.00       1/31/2009         - / - / -                $480
---------------------------------------------------------------------------------------------------------------------------------
 Express                         11,750           0.6%        $ 45.00       1/31/2009      BBB+ / Baa1 / -             $480
---------------------------------------------------------------------------------------------------------------------------------
 Abercrombie & Fitch             11,155           0.6%        $ 40.00       1/31/2009         - / - / -                $600
---------------------------------------------------------------------------------------------------------------------------------
 Restoration Hardware            10,980           0.6%        $ 31.00       1/31/2010         - / - / -                $289
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL / WA                     303,600                                                                                $482(10)
---------------------------------------------------------------------------------------------------------------------------------

7. Credit ratings are of the parent company whether or not the parent company guarantees the lease.

8.  Best Buy sales represents three months annualized.

9. Victoria's Secret is relocating from a smaller space and is not currently in occupancy but has executed a lease and, according to information from the borrower, is expected to be in-place by August 1, 2004.

10. Weighted average calculation does not include the sales for Victoria's Secret, which were unavailable for TTM January 2004.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                    TMA BALANCE:   $130,000,000
                                                    TMA DSCR:      2.36x
                                                    TMA LTV:       53.2%

THE GARDEN STATE PLAZA LOAN

THE LOAN. The Garden State Plaza loan is secured by a first mortgage on the 1,470,454 SF portion of a 1,986,941 SF super regional mall located in Paramus, NJ. While the mortgaged property includes the underlying fee interest in the land on which the Nordstrom, Neiman Marcus, and Lord & Taylor stores are located, those three anchors own their own stores. The collateral also includes approximately 64,283 SF of outparcel space.

The whole loan, which was originated by GACC and a consortium of three other lenders, is a $520 million loan that is shadow rated A2/A/AA/A by Moody's/Fitch/S&P/DBRS, respectively. The whole loan is bifurcated equally into four pari passu notes each in the amount of $130MM. Two of the notes have been securitized in the LB-UBS 2004-C4 transaction and it is anticipated that the remaining note will be securitized in the near future. Based on an appraised value of $977.2MM, there is $457.2MM of implied equity in the property.

THE BORROWERS. The borrowers, Westland Garden State Plaza Limited Partnership and GSP Holdings LLC, are single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained. The sponsorship of the loan is a joint venture between Westfield America Inc. (41.95%), Prudential Assurance Company Limited (50%, comprised of affiliated entities Aldwych, LLC and Old Kingsway, LP) and other investors (8.05%).

   WESTFIELD AMERICA, INC. ("WESTFIELD"), has been engaged for over 42 years in the business of acquiring, owning, financing, operating, leasing, developing and redeveloping regional and super-regional shopping centers. As of June 30, 2003, Westfield had interests in 63 major shopping centers nationally branded as "Westfield Shoppingtowns". The majority of Westfield's properties are concentrated in 11 geographic clusters in major markets in the East coast, West coast and Midwest regions of the United States, serving 11.1% of the US population. The company has shopping centers in 14 states, comprising 65.7 million SF of space with more than 8,400 specialty stores. The company's 63 shopping center portfolio consists of 52 super-regional shopping centers with approximately 58 million SF of space, eight regional shopping centers with approximately five million SF of space, three power centers with approximately two million SF of space and eight office buildings adjacent to its centers with approximately one million SF of space. The company also owns 12 separate department store properties that are net leased to the May Department Stores Company and certain other real estate investments. Westfield America, Inc. is the U.S.-based affiliate of Westfield America Trust, the second largest publicly traded property trust in Australia. Westfield America Trust is listed on the Australian Stock Exchange under the symbol WFA.

   Westfield is a repeat sponsor of a Deutsche Bank borrower.

   PRUDENTIAL ASSURANCE COMPANY LIMITED ("PACL") is a subsidiary of Prudential plc and is rated AA+ / Aa1 / AA+ by S&P, Moody's and Fitch, respectively. Established in 1848, today Prudential plc is a leading international financial services company with approximately 16 million customers, policyholders and unit holders and approximately 20,000 employees worldwide. In the UK, Prudential is a leading life and pension provider with approximately seven million customers. In Asia, Prudential is the leading European life insurer with 23 life and fund management operations in 12 countries serving approximately five million customers. In the US, Prudential owns Jackson National Life, a life insurance company, and has more than 1.5 million policies and contracts in force. PACL's main long-term fund had a real estate allocation of 17%, approximately (pounds sterling)1 billion in 2003.

THE PROPERTY. The Garden State Plaza loan collateral consists of 1,470,454 SF of the mall's 1,986,941 SF of leaseable space. Located in Paramus, New Jersey and originally constructed in 1957, the property has been renovated several times. It now serves as the retail hub for Northern New Jersey and is one of the largest and most successful shopping centers on the East Coast. In 1996, the borrowers added 235,000 SF of retail space, expanded the J.C. Penney and added a Neiman Marcus and a Lord & Taylor. In 1997, the borrowers added an additional 50,000 SF of in-line space and two multi-level parking decks. The mall has approximately 269 specialty shops including food court tenants, and is anchored by five national department stores: Macy's, Nordstrom, J.C. Penney, Neiman Marcus and Lord & Taylor. The Garden State Plaza mortgaged property consists of 789,826 SF of in-line mall space, the 439,632 SF Macy's anchor space, the 176,713 SF J.C. Penney anchor space,


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                   TMA BALANCE:    $130,000,000
                                                   TMA DSCR        2.36x
                                                   TMA LTV:        53.2%

a 50,000 SF Best Buy outparcel and a 14,283 SF Chili's/On the Border outparcel. Nordstrom, Neiman Marcus, and Lord & Taylor ground lease their pads and thus the improvements are not part of the collateral.

Overall, sales for the twelve months ended January 31, 2004, including annualized sales for Best Buy, were $715.0 million. Garden State Plaza had comparable in-line sales of $534 PSF for the trailing twelve months ending January 31, 2004 (these sales levels were achieved despite being closed on Sunday due to the Bergen County, New Jersey blue laws). In-line occupancy costs for the year ending December 31, 2003 were 16.3%. As of April 26, 2004, the mall is 97.9% leased and 96.3% occupied, with in-line occupancy of 94.7%. The projected 2004/2005 anticipated overall mall occupancy at the property is 98.1%, with in-line occupancy at 95.1% which includes 31,747 SF of space leased to tenants that are expected to be in occupancy by August 2004, and a 3,130 SF space which is currently being negotiated.

Beginning in August 2004, and upon satisfaction of certain conditions, the borrowers plan to acquire a five-acre existing theater site adjacent to the property and commence a $62.0MM expansion including (i) an approximately 95,000 SF 16-screen Loews cinema complex, (ii) approximately 35,000 SF of new in-line mall shop space, (iii) approximately 15,000 SF of new restaurant space, (iv) an upgraded and expanded food court and (v) a grade parking lot or decked parking facility. This addition will conjoin with the main mall via an adjoining corridor and the new wing will also feature its own separate outdoor entrance.

SIGNIFICANT TENANTS.   The mall is anchored by Macy's, Nordstrom, J.C. Penney,
Neiman Marcus and Lord & Taylor. The 50,000 SF Best Buy and the 14,283 SF Chili's / On The Border are both located on outparcels. The mall has approximately 269 tenants and is occupied by many national in-line retailers, including Abercrombie & Fitch, Aeropostale, Ann Taylor, Brooks Brothers, Bath and Body Works, Footlocker, Gap, J. Crew, Kenneth Cole, The Limited, Sephora and Victoria's Secret.

   MACY'S, a division of Federated Department Stores, Inc. (NYSE: FD, Ratings:
   BBB+ / Baa1 / BBB+ by S&P, Moody's and Fitch, respectively) occupies 439,632 SF under a lease expiring July 31, 2021, with eight renewal options (the first of which is for 5 years and thereafter, each option is for a period of 7 years). Founded in 1858, Federated Department Stores, Inc. (NYSE: FD) operates 455 stores in 34 states, Guam and Puerto Rico as of February 28, 2004 under the names of Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's, Macy's and Rich's-Macy's. It also operates macys.com, Bloomingdale's By Mail, and a network of online bridal registries operated in conjunction with weddingchannel.com.

   NORDSTROM INC. (NYSE: JWN, Ratings: A2 / Baa1 by S&P and Moody's, respectively) is one of the nation's leading fashion specialty retailers, with 136 US stores located in 23 states. Founded in 1901 as a shoe store in Seattle, Nordstrom operates under the Nordstrom Rack, Faconnable boutiques and Nordstrom names. Nordstrom occupies 245,348 SF and operates under a ground lease which expires July 31, 2006. The Nordstrom lease contains ten 10-year renewal options of which two have been exercised.

   J.C. PENNEY (NYSE: JCP, Ratings: BB+ / Ba2 / BB+ by S&P, Moody's and Fitch, respectivey), occupies 176,713 SF under a lease which expires November 30, 2021, with two 10-year renewal options and an additional two 5-year renewal options). J.C. Penney Corporation, Inc. is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of January 31, 2004, J. C. Penney Corporation, Inc. operated 1,020 JCPenney department stores throughout the United States and Puerto Rico, and 58 Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise, and JCPenney.com is one of the largest apparel and home furnishings sites on the Internet.

   NEIMAN MARCUS (NYSE: NMG, Ratings: BBB / Baa2 by S&P and Moody's, respectively), occupies 141,139 SF on a ground lease which expires August 31, 2011, with eight 5-year renewal options. The Neiman Marcus Group, Inc., through Neiman Marcus Stores, Bergdorf Goodman, and the direct marketing segment, Neiman Marcus Direct, is a high-end specialty retailer. The company's stores offer fashion apparel and accessories primarily from designers. The company operates 35 Neiman Marcus stores across the United States and two Bergdorf Goodman stores in Manhattan. The company also operates fourteen clearance centers. These store operations total more than 5 million gross SF.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                    TMA BALANCE:   $130,000,000
                                                    TMA DSCR:      2.36x
                                                    TMA LTV:       53.2%

   LORD & TAYLOR is a wholly-owned subsidiary of the May Department Stores Company (NYSE: MAY, Ratings: BBB+ / Baa1 / BBB+ by S&P, Moody's and Fitch, respectively) and occupies 130,000 SF of space under a ground lease which expires January 31, 2017. May operates department stores under the names Lord & Taylor, Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, LS Ayres, Meier & Frank, Strawbridge's, Robinsons-May and The Jones Store.

THE MARKET. The property is located near the intersections of Routes 4 and 17 in New Jersey, and has its own exit off both highways. Both Route 4 and Route 17 are major retail corridors in the Bergen Passaic PMSA. Route 4 provides direct access to the George Washington Bridge. The subject property is located less than one mile east of the Garden State Parkway and is approximately 13.5 miles from New York City.

Garden State Plaza is the dominant mall in the area, with in-line sales PSF of $534.

In 2003, the primary trade area contained an estimated population of 1,630,137. The average household income in the primary trade area was $88,306, which is above both the state average of $81,112 and the national average of $63,207. The primary trade area roughly comprises an irregular radius of 16.5 miles to the north of the subject, 13.5 miles to the west, 10.1 miles to the south and
3.75 miles to the east.

According to the National Research Bureau, the Bergen-Passaic, NJ PMSA contains approximately 142.3 million SF of shopping center space in neighborhood, community and regional centers. The subject property is the largest retail center in Bergen County. Below is the list of primary competitors:



-----------------------------------------------------------------------------------------------------------------------------------
                            DISTANCE
                            FROM
                            SUBJECT      COMPLETED/                  MALL SHOP   IN-LINE SALES
         PROPERTY NAME     (MILES)      RENOVATED        TOTAL GLA   OCCUPANCY       PSF                   ANCHOR TENANTS
-----------------------------------------------------------------------------------------------------------------------------------
 GARDEN STATE PLAZA                                                                              MACY'S, NORDSTROM, J.C. PENNEY,
  (SUPER REGIONAL MALL)    N/A       1957 /1996, 1997    1,987,351    94.7%          $534        NEIMAN MARCUS, LORD & TAYLOR
-----------------------------------------------------------------------------------------------------------------------------------
 PARAMUS PARK MALL
  (SUPER REGIONAL MALL)    4 N          1974 / 1999      1,012,000   100.0%      Not Available   Macy's, Sears
-----------------------------------------------------------------------------------------------------------------------------------
 RIVERSIDE SQUARE MALL
  (FASHION CENTER)         4 E          1977 / 2001       823,000     83.0%          $400(5)     Bloomingdale's, Saks Fifth Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 WILLOWBROOK MALL                                                                                Lord & Taylor, Macy's, Sears,
  (SUPER REGIONAL MALL)    12 W         1969 / 1997      1,500,000     N/A       Not Available   Bloomingdales
-----------------------------------------------------------------------------------------------------------------------------------
 THE MALL AT SHORT HILLS                                                                         Bloomingdale's, Macy's, Neiman
  (FASHION CENTER)         26 SW        1980 / 1995      1,350,000    95.0%          $550(1)     Marcus, Nordstrom, Saks Fifth
                                                                                                 Avenue
-----------------------------------------------------------------------------------------------------------------------------------
 PALISADES CENTER                                                                                Filene's, J.C. Penney, Home Depot,
  (SUPER REGIONAL MALL)    19 NE           1998          1,850,000    93.0%      Not Available   Target, Lord & Taylor, BJ's
-----------------------------------------------------------------------------------------------------------------------------------

1. Information not included in the appraisal and obtained in connection with the origination of the loan.


RESERVES. In lieu of making deposits into the tax and insurance reserve account, Westfield America Inc. and PACL have executed a guaranty of real estate taxes and insurance premiums and deductibles in favor of the lender.

Westfield America Inc. and PACL guarantee (on a pro rata basis) payment of TI/LC's and Replacement Reserves for in-line space up to $1.20 PSF per annum. In the event DSCR falls below 1.10x, based on an assumed constant of 9.00%, or Westfield America Inc. fails to maintain liquidity of at least $25,000,000, the borrower must make annunal on-going deposits of $1.20PSF.

CASH MANAGEMENT. The loan has been structured with a hard, pass-through lockbox. Following the occurrence and during the continuance of an event of default or if the DSCR falls below 1.10x, funds in the lockbox account will be allocated to the payment of debt service and reserves as provided in the loan agreement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                      TMA BALANCE: $130,000,000
                                                      TMA DSCR:           2.36x
                                                      TMA LTV:            53.2%


PROPERTY MANAGEMENT. The property is managed by Westfield Corporation, Inc., an affiliate of Westfield America, Inc., one of the loan sponsors.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not permitted.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               GARDEN STATE PLAZA
                                                     TMA BALANCE:  $130,000,000
                                                     TMA DSCR:     2.36x
                                                     TMA LTV:      53.2%






                        [GARDEN STATE PLAZA MAPS OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                         BALANCE:  $125,000,000
                                                         TMA DSCR: 1.48x
                                                         TMA LTV:  58.7%









        [731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS PICTURES OMITTED]



     Architect's Rendering














This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                      TMA BALANCE: $125,000,000
                                                      TMA DSCR:    1.48x
                                                      TMA LTV:     58.7%

                     MORTGAGE LOAN INFORMATION
  LOAN SELLER:             GACC

  LOAN PURPOSE:            Refinance

  ORIGINAL TMA BALANCE:    $125,000,0001

  CUT-OFF TMA BALANCE:     $125,000,0001

  SHADOW RATINGS: (SENIOR
    LOANS) (S&P/FITCH/
    MOODY'S/DBRS)          AAA / AAA / A3 / AAA

  SHADOW RATINGS: (WHOLE
    LOAN) (S&P/FITCH)      BBB- / A-

  % BY INITIAL UPB         9.33%

  INTEREST RATE:           5.3625238854% initially, then by
                           schedule per Annex A-3

  PAYMENT DATE:            1st of each month

  FIRST PAYMENT DATE:      April 1, 2004

  ANTICIPATED REPAYMENT
    DATE:                  March 1, 2014

  MATURITY DATE:           March 1, 2029

  AMORTIZATION:            Interest only through and including the
                           payment date occurring on March 1,
                           2006. Thereafter the A-Note amortizes
                           on a 19.75-year schedule (see
                           Annex A-3).

  CALL PROTECTION:         Lockout until 24 months from the date of
                           the last securitization of the senior
                           pari passu notes, then defeasance is
                           permitted. After December 1, 2013,
                           prepayment can be made without penalty
                           on any Payment Date.

  SPONSOR:                 Alexander's, Inc. (NYSE: ALX), a REIT
                           controlled by Vornado Realty Trust

  BORROWER:                731 Office One LLC

  PARI PASSU DEBT:         $189,000,000 1

  SUBORDINATE DEBT:        A $86,00,000 investment grade B-note,
                           held outside the trust.2

  LOCKBOX:                 Hard

  INITIAL RESERVES3:       Debt Service:             $11,169,694
                           Tax:                      $   382,217

  MONTHLY RESERVES4:       None

1. The trust mortgage asset represents the A-1 note from a $400,000,000 first mortgage loan consisting of a $314,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3 and A-4 notes), an $86,000,000 subordinate B note and an $86,000,000 (notional balance) I/O note. The A-2, A-3 and A-4 notes, the subordinate B note, and the I/O note are not included in the trust. All numbers under the heading "Financial Information--Trust Mortgage Asset" are based on the combined A-1, A-2, A-3 and A-4 notes. All numbers under the heading "Financial Information--Whole Loan" are based on the combined A-1, A-2, A-3, A-4 and B notes.

2. Note is held by an affiliate of the tenant -- Bloomberg, L.P.

3. Initial Reserves for debt service on whole loan until rent commencement date and taxes until time when tenant is required to pay 100%.

4. So long as the tenant complies with the obligations under the NNN lease, there will be no monthly reserves for taxes, insurance, operating expenses and capital expenditures as permitted under the loan documents.

5. Calculated based on the average rent for the period commencing on the rent commencement date and ending on the Anticipated Repayment Date. Full rent commencement date is expected to occur on or about November 9, 2004.


               FINANCIAL INFORMATION(1)

                                TRUST
                              MORTGAGE         WHOLE
                                ASSET          LOAN
                            ------------   ------------
  LOAN BALANCE / SF.:        $ 452.04       $ 575.84
  BALLOON BALANCE / SF:      $ 323.54       $ 449.30
  LTV:                         58.7%          74.8%
  BALLOON LTV:                 42.0%          58.1%
  DSCR:                        1.48x         1.25x


                        PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:     Single Asset

  PROPERTY TYPE:                Office

  COLLATERAL:                   Fee simple interest in an office
                                condominium
  LOCATION:                     New York, NY

  YEAR BUILT / RENOVATED:       2004 / NAP

  COLLATERAL SF:                694,634 SF

  PROPERTY MANAGEMENT:          Vornado Management
                                Corporation, an affiliate of the
                                borrower

  OCCUPANCY (AS OF 2/9/04):     100.0%

  UNDERWRITTEN NET CASH         $35,990,430
    FLOW:(5)

  APPRAISED VALUE (AS OF        $535,000,000
    RENT COMMENCEMENT
    DATE):

  APPRAISAL DATE:               October 1, 2004



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                     TMA BALANCE:  $125,000,000
                                                     TMA DSCR:     1.48x
                                                     TMA LTV:      58.7%


----------------------------------------------------------------------------------------------------
                                          MAJOR TENANT
----------------------------------------------------------------------------------------------------
      TENANT            NRSF     % NRSF         RENT PSF     LEASE EXPIRATION      RATINGS (S/M/F)
----------------------------------------------------------------------------------------------------
 Bloomberg, L.P.      694,634     100.0%        $ 54.45          11/1/2028          - / - / A-(1)
----------------------------------------------------------------------------------------------------

1. See "Tenant" Section herein.



THE 731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS LOAN

THE LOAN. The 731 Lexington Avenue -- Bloomberg Headquarters Loan is primarily secured by a first mortgage on the borrower's fee simple interest in a 694,634 SF, Class-A office condominium within a larger complex comprising the full square block from 58th to 59th Street between Lexington Avenue and Third Avenue in the Plaza District of midtown Manhattan. The Bloomberg office condo consists of floors 3 -- 19, the exclusive lobby and the lower level space, and is triple-net leased to Bloomberg, L.P. ("Bloomberg"), which will utilize the space as its global headquarters.

The subject $125.0MM loan (shadow rated AAA / AAA / A3 / AAA by S&P, Fitch, Moody's and DBRS, respectively) has an Anticipated Repayment Date of March 1, 2014, with amortization commencing April 1, 2006, based on a 19.75-yr schedule. The loan is one of four pari passu notes totaling $314.0MM. The remaining three A-notes, totaling $189.0MM, have the same interest rate, maturity date, amortization term, and shadow rating as the subject loan and are held outside of the trust. There also exists an $86.0MM subordinate B-note (shadow rated BBB- / A- by S&P and Fitch, respectively) which is held outside of the trust by an affiliate of the tenant.

THE BORROWER. The borrower is a single purpose, bankruptcy remote entity sponsored by ALEXANDER'S, INC. Alexander's is a publicly traded REIT (NYSE:
ALX, Rated BB+ by S&P) engaged in leasing, managing, developing and redeveloping properties in the metropolitan and suburban areas of New York City where its department stores had previously been located.

ALEXANDER'S activities are conducted through its manager, Vornado Realty Trust (NYSE: VNO). As of September 30, 2003, Vornado (33%) and an affiliate, Interstate Properties (27%), owned a combined 60% of Alexander's common stock. Steven Roth is CEO of Alexander's, Chairman/CEO of Vornado, and a general partner in Interstate Properties. The other two general partners in Interstate Properties, David Mandelbaum and Russell B. Wight, Jr. are also directors of Alexander's and trustees of Vornado.

VORNADO REALTY TRUST (rated BBB+/Baa3/BBB by S&P, Moody's and Fitch, respectively) has been traded on the New York Stock Exchange for over 40 years and is currently the fourth largest REIT in the United States with a total market capitalization of approximately $6 billion. Vornado owns, operates, develops, and manages offices, retail centers, merchandise and furniture marts, temperature-controlled logistics and real estate properties totaling over 75 million SF, primarily in the Northeast and mid-Atlantic regions of the United States. Vornado is one of the largest property owners in the New York City metropolitan area, with ownership interests in 21 office buildings aggregating more than 13.6 million SF of space. With its recent purchase of Charles E. Smith Commercial Realty and Kaempfer Company, Vornado is also one of the largest owners of commercial properties in the Washington DC region.

Vornado Realty Trust and Interstate Properties are both previous sponsors of a Deutsche Bank borrower.

THE PROPERTY. Vornado took control of Alexander's and the subject site, formerly home to Alexander's flagship department store, in 1991. The department store was demolished in 1998 and construction of the current project began in 2001. The subject property will feature newly constructed Class A office and studio space with column-free floor plates and feature floor to ceiling windows with excellent views of Central Park, the East River, and Midtown Manhattan. Collateral for the subject loan consists of the fee simple interest in the 694,634 SF office condominium. The condominium interest consists of floors 3-19, the exclusive lobby and lower level space, of a 1.39 million SF development that is comprised of a 54-story tower attached to a nine-story building around a central courtyard, which covers the full square block from 58th to 59th Street between Lexington Avenue and Third Avenue in Manhattan. The full development contains 900,000 SF of office space, 160,000 SF of retail space, and 105 luxury residential condominiums (see diagram for stacking plan). The residential condominium units are currently being marketed for sale.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                     TMA BALANCE:  $125,000,000
                                                     TMA DSCR:     1.48x
                                                     TMA LTV:      58.7%

In all, the 731 Lexington Avenue property will be divided into a total of four condominium units: (i) the Bloomberg office condo consisting of 694,634 SF of space (collateral for the loan), (ii) a speculative office condo consisting of 205,000 SF that is currently being marketed for lease (additional collateral for the mortgage loan as described below under the section "Additional Collateral"), (iii) a retail condo consisting of 160,000 SF that will include a Home Depot Expo, H&M, Fleet, Wachovia, a high-end restaurant and several other smaller retail spaces (not collateral for the mortgage loan), and (iv) a residential condo consisting of 105 units totaling approximately 330,000 SF (not collateral for the mortgage loan). Portions of the 731 Lexington Avenue property are currently under construction.

The triple-net lease to Bloomberg, the sole tenant at the mortgaged property, has a term of 25 years, commenced in stages as outlined below, and has an average rental rate of $49.71 PSF. Construction costs for the loan collateral were approximately $442 million, exclusive of Bloomberg's build out. There is a nine-month free rent period after acceptance of space ("Lease Commencement"), with the commencement of full rent on November 9, 2004, as more specifically shown in the schedule below:


------------------------------------------------------------------
                              RENT
LEASE COMMENCEMENT:      COMMENCEMENT:       SF:       % OF TOTAL:
------------------------------------------------------------------
  11/14/2003              8/14/2004        608,426         87.6%
  12/26/2003              9/26/2004         81,947         11.8%
    2/2/2004              11/2/2004          3,586         0.52%
    2/9/2004              11/9/2004            675         0.10%
                                           -------       ------
                                           694,634        100.0%
------------------------------------------------------------------

A debt service reserve was funded at closing which covers all debt service during the free rent period.

THE TENANT. Bloomberg is a global information services, news and media company, serving customers in 126 countries around the world. Headquartered in New York, the company employs more than 8,200 people in 110 offices. Bloomberg is the 49th largest private company in the US with 2003 revenues estimated at $3B according to Forbes. Bloomberg, which will have its global headquarters at 731 Lexington Avenue, is also the second largest news-syndicate (behind Associated Press and ahead of Reuters and Dow Jones).

BLOOMBERG L.P. IS CURRENTLY PRIVATELY RATED `A-MINUS' (LONG-TERM SENIOR UNSECURED DEBT RATING) BY FITCH, INC. WITH A POSITIVE OUTLOOK.

STANDARD & POOR'S RATING SERVICES' THREE-YEAR (2000-2002) ADJUSTED KEY U.S. INDUSTRIAL FINANCIAL RATIOS FOR SINGLE-`A' RATED COMPANIES INCLUDE A MEDIAN EBITDA INTEREST COVERAGE RATIO OF 8.5X AND A MEDIAN FREE OPERATING CASH FLOW / TOTAL DEBT RATIO OF 22.3%. BLOOMBERG L.P. MET OR EXCEEDED BOTH OF THESE RATIOS AS OF JUNE 30, 2003.

Bloomberg provides worldwide financial communication via the Bloomberg Professional (Registered Trademark) service, Bloomberg Television (Registered Trademark) , Bloomberg RadioSM, several magazines, a book publishing division, and websites. Clients include the central banks, investment institutions, commercial banks, government offices and agencies, corporations and news organizations.


BLOOMBERG PRODUCTS

Bloomberg Professional (Registered Trademark) service has forged an enviable position within the financial services industry and is the world's second-largest provider of global financial data to market professionals with 37% market share. The Professional service provides an excellent combination of data, analytics, electronic trading and straight-through processing tools on a single platform. The Bloomberg Professional (Registered Trademark) service's terminals provide real-time, around-the-clock financial news, market data, analysis and provides access to more than 3.6 million financial instruments via 170,000 terminals to 260,000 users.

Bloomberg News (Registered Trademark) has more than 1,600 journalists and editors reporting from 94 bureaus and serves as an electronic newspaper with unlimited updates and editions. In addition to being a central element of the Professional service, and providing the content for Bloomberg Television (Registered Trademark) and Bloomberg RadioSM, more than 350 leading newspapers worldwide use Bloomberg News as a key source for business news stories. The news service produces more than 4,000 news stories daily.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                   TMA BALANCE:    $125,000,000
                                                   TMA DSCR:       1.48x
                                                   TMA LTV:        58.7%

Bloomberg Television (Registered Trademark) delivers information via 10 networks in seven languages and reaches more than 200 million homes around the world. Bloomberg also delivers market reports -- integrated into local newscasts -- to more than 100 television stations in major markets across the country. Globally syndicated and custom reports are produced for many other television networks. Bloomberg Radio (Registered Trademark) delivers information via a 24-hour business station in the New York-metropolitan area and is available in the U.S. through satellite radio and is distributed as far away as Singapore and Japan. Bloomberg Radio also distributes syndicated reports to more than 840 affiliates worldwide in four languages.

THE MARKET. The property is located within Midtown Manhattan's Plaza District, occupying the entire city block bounded by Lexington and Third Avenues and 58th and 59th Streets. This location is a gateway between New York's top residential and retail addresses and its midtown office district. The subject property is well located within New York City's subway system, with the 4, 5 Express subway line stops located adjacent to the property and the N, R, W subway line stops also located within close proximity.

According to the appraisal, the subject property is located in the East Side subdistrict, which is classified within the Plaza District, and considered one of Manhattan's premier office and retail locations. The subject property is also surrounded by many New York landmarks, restaurants, hotels, retail shops and tourist attractions. It is located near various bus and subway lines. The Plaza District is generally bound by 47th Street to the south and 65th Street to the north and to the west from Avenue of the Americas to the East River. The Plaza District is comprised of four statistical areas tracked by Cushman &
Wakefield: East Side, Park Avenue, Madison/Fifth, and Sixth Avenue/Rockefeller Center.

As of fourth quarter 2003, the four office subdistricts that comprise the Plaza District contained 96,519,139 SF of Class A office space and 5,010,082 SF of Class B office space. There is little Class C office space in these subdistricts, with Class C space totaling 281,400 SF, or less than one percent.


According to the appraisal, the Plaza District has historically evidenced the highest rents in midtown Manhattan due to the demand generated by its location and quality office space. The direct primary (Class A) asking rental rate in the four Plaza District subdistricts averaged $57.34 in the fourth quarter of 2003, above the overall direct primary midtown Manhattan average of $52.83. The direct primary vacancy rate for the four Plaza District subdistricts averaged 7.0% in fourth quarter 2003, and the direct secondary (Class B) vacancy rate averaged 5.3 percent. In comparison, the direct primary vacancy rate for midtown Manhattan as a whole was 7.6%, while Midtown's direct secondary vacancy rate was 10.1%. Recent sale prices of comparable office properties include the GM Building ($729 PSF) in Manhattan, One Lincoln ($675 PSF) in Boston and 399 Park Avenue ($631 PSF) in Manhattan.

The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, printing and publishing, advertising and communications. Seventeen Fortune 500 Industrial companies have headquarters in the Plaza District, including RJR Nabisco Holdings, Bristol-Myers Squibb and Colgate-Palmolive. There are approximately two dozen Fortune 500 Service companies in the Plaza District as well, notably, JPMorgan Chase, Citicorp, AOL Time Warner and Bear Stearns & Co., Inc.

The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists. Several of New York's finer hotels are located in the immediate vicinity of the subject, including the Parker Meridien, the Ritz-Carlton, The Plaza, and the Essex House. Within walking distance are the New York Palace, the St. Regis Hotel, the Four Seasons, as well as the Waldorf-Astoria. More moderately priced hotels are found in the subject's immediate vicinity as well, including the Salisbury, the Helmsley Windsor, the Wyndham, and the New York Hilton. The presence of many fine hotels in the area serves as an important inducement to national and international firms seeking space in Midtown Manhattan.

The comparable properties, as determined by the appraiser, contain a total net rentable area of 16,216,736 SF. The direct occupancy rate for these buildings is 89.9%, compared to 91.9% for the East Side subdistrict direct inventory. The asking rental rates range from $58 to $130 PSF. These average rental rates are well above the $49.71 PSF that Bloomberg averages over the length of the 25 year lease term.


RESERVES. On a whole loan basis:


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                     TMA BALANCE:  $125,000,000
                                                     TMA DSCR:     1.48x
                                                     TMA LTV:      58.7%


  Debt service -- $11,169,694 to pay debt service through the free rent period of the Bloomberg L.P. lease.


  Taxes -- $382,217 to pay real estate taxes through the free rent period of the Bloomberg L.P. lease.


CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The property will be managed by Vornado Management Corporation, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $86,000,000 investment grade B-note held outside of the trust (shadow rated BBB- by S&P and A- by Fitch) by an affiliate of Bloomberg, L.P.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

ADDITIONAL COLLATERAL. The 731 Lexington Avenue -- Bloomberg Headquarters Loan is also secured by the borrower's fee simple interest in a 205,000 SF speculative office condominium ("Unit 2") in the building; the lender received this additional collateral because Bloomberg has certain expansion rights into Unit 2 which arise under the Bloomberg Condo lease. No value was assigned to such additional Unit 2 collateral by the Rating Agencies in determining the rating levels, and no cash flow from Unit 2 was included in the appraisal for valuation purposes. The Unit 2 collateral is subject to release if space in Unit 2 is no longer required to be available to Bloomberg pursuant to the Bloomberg Condo lease; rents and other cash flows from Unit 2 are not required to be deposited in the lockbox and may be separately financed by the borrower's parents; and the lender has agreed not to foreclose on the Unit 2 collateral unless certain Unit 2-specific defaults occur. In addition, subject to the consent of the holder of the subordinate B-Note and certain other conditions, the lender is required to enter into loan modifications permitting the borrower to transfer Unit 2 to another wholly-owned subsidiary of the Sponsor. If such loan modification becomes effective, the Unit 2 owner may be separately financed, and, under certain circumstances, the Unit 2 owner may obtain the release of Unit 2 from the lien of the mortgage of the 731 Lexington Avenue -- Bloomberg Headquarters Loan. No value is attributed to the Unit 2 collateral and no information on Unit 2 (or any rents or cash flows from Unit 2) is included in this Collateral Term Sheet. While this speculative office space serves as additional collateral for this loan, it is excluded from all valuation calculations such as loan balance PSF and balloon balance PSF and is not accounted for in the underwritten net cash flow.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                     TMA BALANCE:  $125,000,000
                                                     TMA DSCR:     1.48x
                                                     TMA LTV:      58.7%








        [731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS PICTURE OMITTED]











This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

               731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS
                                                     TMA BALANCE:  $125,000,000
                                                     TMA DSCR:     1.48x
                                                     TMA LTV:      58.7%









          [731 LEXINGTON AVENUE -- BLOOMBERG HEADQUARTERS MAPS OMITTED]











This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR-MACQUARIE PORTFOLIO
                                                     TMA BALANCE:   $75,000,000
                                                     TMA DSCR:      3.62x
                                                     TMA LTV:       54.3%





[PICTURE OMITTED]                            [PICTURE OMITTED]

Cheektowaga Properties                       Township Marketplace
Cheektowaga, NY                              Monaca, PA





[PICTURE OMITTED]                            [PICTURE OMITTED]

The Marketplace                              Riverdale Village -- Inner Ring
Nashville, TN                                Coon Rapids, MN






[PICTURE OMITTED]                            [PICTURE OMITTED]

Spring Creek Center and Steele Crossing      Transit-Wehrle Plaza
Fayetville, AR                               Clarence, NY






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                      TMA BALANCE: $75,000,000
                                                      TMA DSCR:    3.62x
                                                      TMA LTV:     54.3%

                        MORTGAGE LOAN INFORMATION
  LOAN SELLER:                   GACC

  LOAN PURPOSE:                  Acquisition

  SHADOW RATING
  (S&P/MOODY'S/FITCH/DBRS)       A / Baa2 / BBB+ / A (low)
  ORIGINAL TMA BALANCE:          $75,000,000(1)

  CUT-OFF TMA BALANCE:           $75,000,000(1)

  % BY INITIAL UPB:              5.60%

  INTEREST RATE:                 4.180%

  PAYMENT DATE:                  1st of each month

  FIRST PAYMENT DATE:            July 1, 2004

  MATURITY DATE:                 June 1, 2009

  AMORTIZATION:                  Interest only

  CALL PROTECTION:               Lockout for 24 months, then defeasance
                                 is permitted. On and after December 1,
                                 2008, prepayment can be made without
                                 penalty.

  SPONSOR:                       DDR Macquarie GACC Holdings LLC

  BORROWER:                      20 special purpose entities

  ADDITIONAL FINANCING:          Three pari passu notes with an
                                 aggregate principal balance of
                                 $140,000,000, which are not included in
                                 the Trust.(1)

  LOCKBOX:                       Hard

  INITIAL RESERVES:              None

  MONTHLY RESERVES(2):           None

1. The subject $75,000,000 represents the A-1 note in a $215,000,000 loan. The A-2, A-3 and a floating rate note ("A-F") are pari passu with the A-1 note and are not included in the Trust. All numbers under the heading "Financial Information" are based on the combined A-1, A-2, A-3 and A-F notes.

2. Monthly reserves for taxes, insurance, replacement reserves and TI and leasing reserves will only be collected in any period following a test on which the DSCR declines below 1.05x or if an event of default has occurred and is continuing.


        FINANCIAL INFORMATION(1)
  LOAN BALANCE/SQ.FT.:         $66.04
  BALLOON BALANCE/SQ.FT.:      $66.04
  LTV:                         54.3%
  BALLOON LTV:                 54.3%
  DSCR3:                       3.62x

3. Calculated on the combined notes and for the A-F Note assuming LIBOR of 1.50%. If the entire $215,000,000 loan was fixed at the same rate, the DSCR would be 3.25x.



                        PROPERTY INFORMATION
  SINGLE ASSET/PORTFOLIO:          Portfolio

  PROPERTY TYPE:                   20 anchored retail properties
                                   located in 10 clustered retail
                                   centers

  COLLATERAL:                      Fee simple interest in an
                                   anchored community shopping
                                   center portfolio

  LOCATION:                        The properties are located in six
                                   states: NY, AR, PA, MN, NC and
                                   TN

  YEAR BUILT/RENOVATED:            1972-2004/2004

  TOTAL AREA:                      3,255,827 SF

  PROPERTY MANAGEMENT:             Developers Diversified Realty
                                   Corporation Management

  OVERALL PORTFOLIO OCCUPANCY      91.25% (significant master lease
    (AS OF 5/12/04):               of vacant space by DDR and
                                   Benderson makes the portfolio
                                   97.0% leased)

  UNDERWRITTEN NET CASH FLOW:      $29,276,766

  APPRAISED VALUE (AGGREGATE):     $395,875,000

  APPRAISAL DATES:                 April 1, 2004 and April 3, 2004



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                       TMA BALANCE: $75,000,000
                                                       TMA DSCR:          3.62x
                                                       TMA LTV:           54.3%


---------------------------------------------------------------------------------------
                           ASSETS BASED ON SQUARE FOOTAGE
---------------------------------------------------------------------------------------
                                                                        YEAR(S)
          PROPERTY NAME                 LOCATION          NRSF      BUILT/RENOVATED
---------------------------------------------------------------------------------------
 Cheektowaga Properties           Cheektowaga, NY       906,721    1982-1995/
  (5 properties)                                                   1994/2003/2004
---------------------------------------------------------------------------------------
 Clarence Portfolio               Clarence-Amherst-     684,442    1972-1995/1998
  (4 properties)                  Lancaster, NY
---------------------------------------------------------------------------------------
 Spring Creek Center and Steele   Fayetteville, AR      399,830    1994-2002/NAP
  Crossing
  (2 properties)
---------------------------------------------------------------------------------------
 Township Marketplace             Monaca, PA            253,110    1997-2002/1998
---------------------------------------------------------------------------------------
 Riverdale Village-Inner Ring     Coon Rapids, MN       249,366    2002-2004/NAP
---------------------------------------------------------------------------------------
 River Hills                      Asheville, NC         190,970    1996/NAP
---------------------------------------------------------------------------------------
 BJ's Plaza/Tops Plaza/Batavia    Batavia, NY           182,417    1991-1996/NAP
  Commons
  (3 properties)
---------------------------------------------------------------------------------------
 The Marketplace                  Nashville, TN         167,795    1998-1999/NAP
---------------------------------------------------------------------------------------
 Erie Marketplace                 Erie, PA              112,988    2000-2003/NAP
---------------------------------------------------------------------------------------
 Towne Center                     Murfreesboro, TN      108,188    1998/NAP
---------------------------------------------------------------------------------------
 TOTAL/WTD. AVERAGE                                   3,255,827
---------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
                                                                                APPRAISED     ALLOCATED
                                        OVERALL              PRIMARY              VALUE      LOAN AMOUNT
          PROPERTY NAME                OCCUPANCY              ANCHOR          ($ MILLIONS)   ($ MILLIONS)
-----------------------------------------------------------------------------------------------------------
 Cheektowaga Properties                82.7%              Sam's Club             $115.0          $62.6
  (5 properties)
-----------------------------------------------------------------------------------------------------------
 Clarence Portfolio                    91.3%               Wal-Mart               $74.0          $39.8
  (4 properties)
-----------------------------------------------------------------------------------------------------------
 Spring Creek Center and Steele        92.6%                Kohl's                $49.3          $26.8
  Crossing
  (2 properties)
-----------------------------------------------------------------------------------------------------------
 Township Marketplace                  98.7%                Lowe's                $23.5          $13.4
-----------------------------------------------------------------------------------------------------------
 Riverdale Village-Inner Ring          93.9%               JC Penney              $42.2          $23.2
-----------------------------------------------------------------------------------------------------------
 River Hills                          100.0%        Dick's Sporting Goods         $25.8          $14.0
-----------------------------------------------------------------------------------------------------------
 BJ's Plaza/Tops Plaza/Batavia         91.3%         BJ's Wholesale Club          $17.0           $9.3
  Commons
  (3 properties)
-----------------------------------------------------------------------------------------------------------
 The Marketplace                      100.0%               Lowe's                 $20.2          $10.9
-----------------------------------------------------------------------------------------------------------
 Erie Marketplace                      87.2%             Marshall's               $12.7           $6.1
-----------------------------------------------------------------------------------------------------------
 Towne Center                         100.0%              TJ Maxx                 $16.3           $8.9
-----------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVERAGE                    91.3%(1)                                                 $215.0
-----------------------------------------------------------------------------------------------------------

1. Approximately 150,023 vacant SF has been master leased by DDR and Benderson effectively making the portfolio 97.0% leased.



--------------------------------------------------------------------------------
        TENANTS              RATINGS (S/M/F)        SF    % OF PORTFOLIO NRSF
--------------------------------------------------------------------------------
 Sam's Club/Wal-Mart           AA/Aa2/AA          332,513        10.21%
--------------------------------------------------------------------------------
 Lowe's                          A/A2/A           260,984         8.01%
--------------------------------------------------------------------------------
 Dick's Sporting Goods             NA             144,000         4.42%
--------------------------------------------------------------------------------
 Target                            NA             119,872         3.68%
--------------------------------------------------------------------------------
 PETsMART                      BB-/Ba2/NA          96,172         2.95%
--------------------------------------------------------------------------------
 TOTAL                             NA             953,541        29.27%
--------------------------------------------------------------------------------


THE DDR-MACQUARIE PORTFOLIO LOAN

THE LOAN. The DDR-Macquarie Portfolio Whole Loan is an interest only loan secured by a first mortgage on 20 anchored community shopping centers located within ten distinct retail sub-markets. The subject $75,000,000 loan is one of three pari passu fixed rate notes totaling $165,250,000. A floating rate pari passu note ("A-F") totaling $49,750,000 was also originated at the same time, thus providing for a total loan amount of $215,000,000. There is no LIBOR cap on the A-F note. However, in a stress test scenario, LIBOR could rise to 25% (from its current 1.15%) and the DSCR on the loan would still be 1.47x. All four pari passu notes have the same maturity date and the three fixed rate notes have the same interest rate.

The whole loan is a $215 million loan that is shadow rated A / Baa2 / BBB+ / A
(low) by S&P, Moody's, Fitch and DBRS, respectively. The A-2, A-3 and A-F notes will not be included in the COMM 2004-LNB3 trust. Based on the acquisition cost of the portfolio of approximately $395.8MM, the borrower has approximately $180.8MM (45.7%) of hard equity in the deal.

THE BORROWERS. The borrowers consist of 20 newly formed single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained. The sponsor of the loan is DDR Macquarie GACC Holdings LLC.

   In November 2003, DDR closed a transaction pursuant to which DDR formed an Australian Stock Exchange listed property trust, Macquarie DDR Trust (ASX:
   MDT), with Macquarie Bank Limited. MDT will focus on acquiring ownership interests in institutional-quality community center properties in the U.S. MDT operates with a leverage ratio of approximately 50%. Macquarie DDR Trust is a listed property trust with property assets of approximately $772 million (as of December 31, 2003).


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                     TMA BALANCE:   $75,000,000
                                                     TMA DSCR:      3.62x
                                                     TMA LTV:       54.3%

   MACQUARIE DDR TRUST

   Macquarie DDR Trust ("MDT") is a joint venture between Macquarie Bank Limited ("MBL") and Developers Diversified Trust ("DDR"). MDT is an innovative listed property trust that gives investors exposure to a diversified portfolio of high quality community shopping centres located in the US. This structure enables shareholders to benefit from each parties' expertise - Macquarie in capital and funds management and DDR in the management and development of community shopping centers.

   MDT maintains an 81% ownership interest in this portfolio while DDR retains a 14.5% interest and MBL acquired the remaining 4.5%. DDR remains responsible for all day-to-day operations of the properties and will receive fees for property management, leasing, construction management, acquisitions, due diligence, dispositions (including outparcel sales), and financing. Through the joint venture company, DDR and MBL will also receive base asset management fees and incentive fees based on the performance of MDT. The Trust listed on the Australian Stock Exchange on November 26, 2003.


   MACQUARIE BANK LIMITED

   Macquarie Bank Limited (ASX: MBL), is a national investment bank providing various banking and financial services to customers in Australia. The bank provides lease and leveraged financing, acceptance of deposits, underwriting services, foreign currency services and corporate and financial advice. The bank also provides life insurance, acts as a commodities dealer and investment manager. As of year end 2003 the bank had assets of approximately $24.2 billion.


   DEVELOPERS DIVERSIFIED REALTY TRUST

   Developers Diversified Realty Trust (NYSE: DDR) is a publicly traded REIT. As of December 31, 2003, DDR owned 362 shopping centers located in 44 states, containing an aggregate of approximately 82 million SF of gross leasable area. The DDR portfolio was 95.1% leased and 94.3% occupied as of December 31, 2003. DDR had $3.9 billion in assets and $2.1 billion of long term liabilities as of December 31, 2003.

   DDR is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTIES. The DDR-Macquarie Portfolio properties consist of the borrowers' fee simple interests in 20 properties, which together contain 3,255,827SF of retail space located in New York (54.47% of NRSF), Arkansas (12.28% of NRSF), Pennsylvania (11.24% of NRSF), Tennessee (8.48% of NRSF), Minnesota (7.66% of NRSF) and North Carolina (5.87% of NRSF). The assets range in size from 108,188 to 906,721 SF.

In May 2004, DDR acquired a total of approximately 110 assets from Benderson Development Company ("Benderson"), totaling approximately 18.8 million SF, for a total value of approximately $2.3 billion. Benderson is the largest private developer, owner and operator of high quality market dominant community centers in North America. Upon completion of the transaction, DDR will own or manage over 470 operating and development retail properties in 44 states comprising over 100 million SF of space. Three of the assets in the subject portfolio (namely, Cheektowaga Properties, Clarence Portfolio, and BJ's Plaza/Tops Plaza/Batavia Commons) are part of the DDR acquisition of the Benderson assets, and the remaining seven assets were contributed by DDR to this financing.

This acquisition marks DDR's entrance into the upstate New York market. Significant upside in performance is expected from the three acquired assets due to Benderson's recent concentration on selling their portfolio rather than leasing and managing the properties. The portfolio is currently 91.25% occupied, however, approximately 150,023 SF of the vacant space is under master lease with either Benderson or DDR, effectively making the portfolio approximately 97.0% leased. DDR is responsible for their portion of the master lease for three years and will pay agreed upon rents as well as any leasing costs associated with leasing the space. Benderson's master lease exists for five years. As vacant space is leased such space will be extinguished under the master leases.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                      TMA BALANCE:  $75,000,000
                                                      TMA DSCR:     3.62x
                                                      TMA LTV:      54.3%

CHEEKTOWAGA PROPERTIES, CHEEKTOWAGA, NEW YORK (906,721 SF; 27.85% OF PORTFOLIO)

PROPERTY INFORMATION. The Cheektowaga Properties consist of five one-story anchored neighborhood retail shopping centers containing a total of 906,721 SF on a combined total site of 68 acres. All the properties are located within close proximity to each other in Central Cheektowaga. This area is considered to be part of the central portion of the Buffalo-Niagara Falls MSA. Generally, the boundaries of the Town of Cheektowaga are Amherst to the north, West Seneca to the south, Lancaster to the east, and the Buffalo CBD to the west. More specifically, the centers surround the intersection of Walden Avenue and Union Road (Route 277), and are clustered around the Walden Galleria Mall (anchored by Bon-Ton, JC Penney, Kaufman's, Lord & Taylor and Sears). The five retail shopping centers are known as: Union Consumer Square (385,991 SF), Walden Consumer Square (253,644 SF), Dick's Plaza (170,764 SF), Walden Place (68,502
SF), and Borders Books Plaza (26,500 SF). In addition to the top five retail tenants below, retailers at the five properties include: Office Max (37,640
SF), Linens and Things (37,000 SF), Marshall's (32,000 SF), Border's Bookstores (26,500 SF), and Office Depot (24,744 SF). There is a total of 3,644 parking spaces at the properties.


------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------
         TENANTS            RATINGS (S/M/F)        SF       % NRSF       RENT PSF    LEASE EXPIRATION     SALES PSF
------------------------------------------------------------------------------------------------------------------------
 Sam's Club 1                  AA/Aa2/AA       137,742       15.19%        $9.28          1/31/24           $401
------------------------------------------------------------------------------------------------------------------------
 Target Stores                  A+/A2/A        119,872       13.22%        $3.75          1/31/15            NA
------------------------------------------------------------------------------------------------------------------------
 Dick's Sporting Goods             NA           50,000        5.51%       $12.00          3/31/15            NA
------------------------------------------------------------------------------------------------------------------------
 Circuit City                      NA           42,700        4.71%       $18.63          1/31/16            NA
------------------------------------------------------------------------------------------------------------------------
 Media Play                        NA           40,000        4.41%        $8.00          1/31/10            NA
------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                      390,314       43.05%        $8.82                            $401
------------------------------------------------------------------------------------------------------------------------

1. Ratings of the parent company, Wal Mart. The Sam's Club will be expanded this year to approximately 190,000 square with an increase in rent.


MARKET. The subject property is located in the Lackawanna/Cheektowaga/Airport Area submarket of the Buffalo MSA. The Buffalo MSA contains a total of 17.2 million SF of neighborhood and community retail centers. The Lackawanna/Cheektowaga/ Airport Area submarket in which the subject is located consists of 4.2 million SF or 24.5% of the total market. As of fourth quarter 2003, there were 39 shopping centers in the Cheektowaga submarket. This submarket exhibited an overall vacancy rate of 20.9% as of fourth quarter 2003 compared to the Buffalo MSA vacancy rate of 16.3%. The average asking rent in the Cheektowaga submarket is $9.19 PSF. The average asking rent in the Buffalo MSA is $10.83 PSF. As of year-end 2003, average asking prices were up 1.7% compared to year end 2002. Asking rents posted increases of 1.4%, in the fourth quarter of 2003. It is also noted that the majority of the vacancy is concentrated in older product (pre-1980). The subject properties were constructed in 1982 and underwent renovations in 1994 and 2003-2004. The current in-place occupancy of the subject properties is 82.7%. Average household income within a 5 mile radius of the properties was $51,752 in 2002 and is expected to grow at an annual rate of 3.6% through 2007.


CLARENCE PORTFOLIO, CLARENCE-AMHERST-LANCASTER, NEW YORK (684,442 SF; 21.02% OF PORTFOLIO)

PROPERTY INFORMATION. The Clarence Portfolio consists of four one-story anchored neighborhood retail shopping centers containing a total of 684,442 SF of owned collateral on a combined total site of 108.7 acres in the NE retail corridor of the Buffalo MSA. Each individual retail property within the portfolio is located along Transit Road (Route 78), between the New York State Thruway (Interstate 90) and Greiner Road, in the cities of Clarence, Amherst and Lancaster, New York. All three cities are located within the Buffalo-Niagara Falls MSA and the Amherst submarket. The four retail shopping centers are known as: Eastgate Plaza (412,927 SF), Premier Place (142,536 SF), Regal Cinema (112,941 SF), and Barnes & Noble Plaza (16,030 SF). The Eastgate Plaza is shadow anchored by a BJ's Wholesale Club. There are a total of 4,467 parking space at the four properties, which equates to a parking ratio of 6.53 spaces per 1,000 SF.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                      TMA BALANCE:  $75,000,000
                                                      TMA DSCR:     3.62x
                                                      TMA LTV:      54.3%


---------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------
                                                                                         LEASE
         TENANTS            RATINGS (S/M/F)       SF         % NRSF      RENT PSF     EXPIRATION       SALES PSF
---------------------------------------------------------------------------------------------------------------------
 Wal-Mart                      AA/Aa2/AA       194,771       28.46%        $4.98      12/31/19           NA
---------------------------------------------------------------------------------------------------------------------
 Regal Cinema                   BB-/B3/-        83,758       12.24%        $6.95       9/30/17        $515,164(1)
---------------------------------------------------------------------------------------------------------------------
 Dick's Sporting Goods             NA           50,000        7.31%        $9.90       2/28/11         $192.57
---------------------------------------------------------------------------------------------------------------------
 Linens N' Things                  NA           38,555        5.63%       $11.00       1/31/15         $128.21
---------------------------------------------------------------------------------------------------------------------
 Stein Mart                        NA           36,963        5.40%        $4.44      12/31/08           NA
---------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                      404,047       59.03%        $6.52                       $132.40
---------------------------------------------------------------------------------------------------------------------

(1)   Represents sales per screen. The Regal Cinema is a 16-screen theatre.


MARKET. The four-property retail portfolio includes properties within Amherst, Clarence, and Lancaster, New York. Clarence abuts Lancaster to the north and Amherst to the east. All of the subject properties are located in the Amherst submarket of the Buffalo MSA. The Buffalo MSA contains a total of 17.2 million SF of neighborhood and community retail centers. The Amherst submarket in which one of the subject properties is located consists of 4.2 million SF or 24.5% of the total market. As of fourth quarter 2003, there were 47 shopping centers in the Amherst submarket. This submarket exhibited a vacancy rate of 15.9% as of fourth quarter 2003 compared to the Buffalo MSA vacancy rate of 16.3%. The average asking rent in the Amherst submarket is $12.12 PSF. The average asking rent in the Buffalo MSA is $10.83 PSF. As of year-end 2003, average rents for the Buffalo MSA were up 1.7% compared to year end 2002. Asking rents posted increases of 1.4%, in the fourth quarter of 2003. In 2002, the average household income within five miles of the properties was $61,028.


SPRING CREEK CENTER AND STEELE CROSSING, FAYETVILLE, ARKANSAS (399,830 SF; 12.28% OF PORTFOLIO)

PROPERTY INFORMATION. The two properties are both multi-tenant anchored power shopping centers containing 399,830 SF. The two properties contain 38.5-acres of non-contiguous land. The two properties are located at the intersection of US 71B, Highway 471 S and Joyce Boulevard. They are centrally located to serve the entire northwest Arkansas trade area consisting of approximately 300,000 residents in Washington, Benton, Carroll and Madison counties. The two centers are located adjacent to the Northwest Arkansas Mall, which is anchored by Dillard's, JCPenney and Sears. More than 15,000 University of Arkansas students and the corporate headquarters for Wal-Mart, J.B. Hunt and Tyson Foods are located in this trade area. This location is in the north central portion of Fayetteville, just south of the town of Springdale. The Spring Creek Center consists of 262,827 SF of space and Steele Crossing consists of 137,003 SF of space. The Spring Creek Center is shadow anchored by Wal-Mart Supercenter and Steele Crossing is shadow anchored by Target.


---------------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------
                                                                                      LEASE
       TENANTS           RATINGS (S/M/F)        SF         % NRSF     RENT PSF     EXPIRATION     SALES PSF
---------------------------------------------------------------------------------------------------------------
 Kohl's                      A-/A3/A         86,584       21.66%        $3.25         1/31/22          NA
---------------------------------------------------------------------------------------------------------------
 Best Buy                 BBB-/Baa3/BBB      50,000       12.51%       $11.75         1/31/17          NA
---------------------------------------------------------------------------------------------------------------
 Bed, Bath & Beyond         BBB/NA/NA        32,000        8.00%        $8.91        11/30/09          NA
---------------------------------------------------------------------------------------------------------------
 Goody's                        NA           30,230        7.56%        $9.50         8/31/13          NA
---------------------------------------------------------------------------------------------------------------
 TJ Maxx(2)                  A1/A3/NA        28,000        7.00%        $7.25        10/31/05         $304
---------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                   226,814       56.73%        $7.25                         $304
---------------------------------------------------------------------------------------------------------------

(1)   Ratings of the parent company, TJX Company`s, Inc.


MARKET. These two major regional shopping centers and the Northwest Arkansas Mall anchor the area as a major retail destination. The subject property (Spring Creek Center) fronts along Joyce Road and Mall Avenue, both primary access points for the mall. Steele Crossing is located just south of the Northwest Arkansas Mall at the intersection of U.S. 71 B and College Avenue. The merchandising mix of the two centers complement each other and together they form the dominant retail hub for much of the northwestern suburbs. In the aggregate, the competitive market (inclusive of the subject) contains a total GLA of approximately 1,577,956 SF. The weighted average total occupancy in these centers is about 93.6%. Projections for the year 2010 have the population over 400,000 persons, while the average household income with a 10-mile radius is $56,879.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                      TMA BALANCE:  $75,000,000
                                                      TMA DSCR:     3.62x
                                                      TMA LTV:      54.3%


TOWNSHIP MARKETPLACE, MONACA, PENNSYLVANIA (253,110 SF; 7.77% OF PORTFOLIO)


PROPERTY INFORMATION. Township Marketplace is a 253,110 SF regional community center located at the intersection of State Route 18, East of Route 60 (Hershey
Road) in Monaca, Pennsylvania. The property is 30 miles northwest of the Pittsburgh CBD in a bedroom community. Township Marketplace is anchored by Lowe's, PETsMART, Shop-N-Save, Pier 1 Imports and shadow anchored by a new Cinemark, which is currently under construction. The neighborhood is characterized by commercial uses and low-density residential development, as well as traffic arteries that feed the area providing for increased traffic flow. There is a total of 1,812 parking spaces at the properties thus giving the properties a parking ratio of 7.2 spaces per 1,000 SF.


------------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------
                                                                                  LEASE
     TENANTS         RATINGS (S/M/F)        SF         % NRSF      RENT PSF    EXPIRATION     SALES PSF
------------------------------------------------------------------------------------------------------------
 Lowe's                   A/A2/A         125,789        49.70%       $7.83      8/31/2027         NA
------------------------------------------------------------------------------------------------------------
 Shop N' Save               NA            61,712        24.38%       $3.30     10/31/2019         NA
------------------------------------------------------------------------------------------------------------
 PETsMART               BB-/Ba2/NA        19,355         7.65%       $9.84      1/31/2016         NA
------------------------------------------------------------------------------------------------------------
 Pier 1 Imports        BBB-/Baa3/NA        8,110         3.20%      $17.00      2/29/2012         NA
------------------------------------------------------------------------------------------------------------
 Eat N Park                 NA             7,496         2.96%      $10.01      12/31/13          NA
------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                222,462        87.89%       $7.16                        NA
------------------------------------------------------------------------------------------------------------

MARKET. The subject property is located in the northwest portion of the Pittsburgh MSA within 1.5 miles of the Beaver Valley Mall (anchored by Sears and JC Penney) and opposite a Wal Mart anchored center in the area's dominant retail sub-market. For year-end 2003, average asking rents were placed at $13.71 PSF for non-anchor space within the western submarket. This represents a slight increase over the year-end 2002 average asking rate of $13.41 PSF and the year-end 2001 average asking rent of $12.73. The average rent in place is $11.76, which is 14.2% below market. At the end of 2002, the Pittsburgh MSA had average household income $56,265. The Township Marketplace has a 15-mile radius population of 337,000.


RIVERDALE VILLAGE-INNER RING, COON RAPIDS, MINNESOTA (249,366 SF; 7.66% OF PORTFOLIO)

PROPERTY INFORMATION. Riverdale Village-Inner Ring consists of 13-buildings that contain 246,743 SF of net rentable area on a 43.84-acre parcel of land. The center is anchored by JC Penney, Borders Books, and PETsMART. The subject is part of a larger super power center that will contain approximately 783,000 SF upon completion. The adjacent property is generally referred to as the "perimeter" section and is anchored by Costco, Sears, Kohl's, Old Navy, Best Buy, Linen & Things and JoAnn Fabrics. Due to the draw of this new retail hub, Sears relocated to this property from a nearby retail center. The subject property is known as the "interior" section or Inner Ring and is in the last stages of construction. Upon completion the subject property will include an amphitheater, park, and approximately 285,743 SF of space, including the 39,000 SF yet-to-be built out parcel buildings. The property is located in Anoka County, within the greater Coon Rapids area. The city of Blaine is located to the east, Champlin and Brooklyn Park are to the southwest, and Spring Lake Park is to the south. Generally, the boundaries of the immediate area are within a two mile radius of the subject property. The Minneapolis CBD is approximately 15 miles southeast of the subject property. More specifically the site is located on the northeast corner of Round Lake Boulevard and Main Street, west of Highway 10 and Highway 47. There are a total of 1,598 parking spaces at the property, thus giving the property a parking ratio of 5.6 spaces per 1,000 SF.

MARKET. The Greater Minneapolis MSA has eight properties which are comparable to the Riverdale Village-Inner Ring property. According to the appraiser, in-line occupancy rates of the comps range from 90% to 100% and asking rents range from $14 to $16 PSF. In the aggregate, these shopping centers contain a total GLA of approximately 3.3 million SF. According to the appraisal, average household income within the primary trade area for 2002 was $77,176. The average household income in the 10-mile area is reported at $78,978. Population growth in the MSA is forecasted to be approximately 2.0% per year over the next 2 years. Anoka County, where the subject is located, has a current population of 306,403 and according to the appraisal it is projected to reach 328,445 by 2007 indicating a 1.4% growth rate.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                      TMA BALANCE:  $75,000,000
                                                      TMA DSCR:     3.62x
                                                      TMA LTV:      54.3%


-----------------------------------------------------------------------------------------------------------------
                                             SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------
     TENANTS         RATINGS (S/M/F)        SF         % NRSF      RENT PSF     LEASE EXPIRATION     SALES PSF
-----------------------------------------------------------------------------------------------------------------
 JC Penney              BB+/Ba3/BB        93,480        37.49%       $6.50          1/31/24             NA
-----------------------------------------------------------------------------------------------------------------
 Borders Books              NA            21,641         8.68%      $12.95          1/31/23             NA
-----------------------------------------------------------------------------------------------------------------
 PETsMART, Inc.         BB-/Ba2/NA        19,141         7.68%      $12.70         11/30/18             NA
-----------------------------------------------------------------------------------------------------------------
 Ultra Salon                NA            10,300         4.13%      $19.50         10/31/12             NA
-----------------------------------------------------------------------------------------------------------------
 Pier 1 Imports        BBB-/Baa3/NA       10,207         4.09%      $18.84          8/31/13             NA
-----------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                154,769        62.06%       $9.85                              NA
-----------------------------------------------------------------------------------------------------------------

RESERVES. The loan has no initial reserves. Reserves will only be collected following a test on which the DSCR declines below 1.05x or if an event of default has occurred and is continuing. If the DSCR declines below 1.05x, monthly reserves for taxes, insurance, replacement reserves and TI and leasing reserves will be required.


CASH MANAGEMENT. The loan has been structured with a hard lockbox.


PROPERTY MANAGEMENT. The properties are managed by Developers Diversified Realty Corporation Management, an affiliate of the sponsor.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.


RELEASE PROVISIONS. On and after July 1, 2005, borrower may prepay Note A-F and in connection therewith obtain a release of certain properties from the loan subject to the following conditions: i) borrower shall pay an amount equal to 115% of the allocated loan amount for each property (provided that with respect to the properties located in Clarence, New York; Cheektowaga, New York; and Batavia, New York, such amount will be equal to 120% of the allocated loan amount; ii) no event of default shall have occurred or is continuing; iii) borrower provides lender with rating agency confirmation that the ratings of the certificates will not be downgraded, qualified or withdrawn; and iv) after such release, the DSCR with respect to the remaining properties is not less than 1.35x (calculated using the trailing twelve month NCF and a loan constant of 9.25%).


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                      TMA BALANCE:  $75,000,000
                                                      TMA DSCR:     3.62x
                                                      TMA LTV:      54.3%






                          [DDR--MACQUARIE MAP OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                            DDR--MACQUARIE PORTFOLIO
                                                      TMA BALANCE:  $75,000,000
                                                      TMA DSCR:     3.62x
                                                      TMA LTV:      54.3%









                          [DDR--MACQUARIE MAPS OMITTED]










This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                G REIT PORTFOLIO
                                                      TMA BALANCE:  $73,400,000
                                                      TMA DSCR:     1.38x
                                                      TMA LTV:      68.1%









                           [G REIT PICTURES OMITTED]









This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                G REIT PORTFOLIO
                                                      TMA BALANCE:  $73,400,000
                                                      TMA DSCR:     1.38x
                                                      TMA LTV:      68.1%


                 MORTGAGE LOAN INFORMATION
  LOAN SELLER:            LaSalle Bank National Association

  LOAN PURPOSE:           Refinance

  ORIGINAL TMA BALANCE:   $73,400,000

  CUT-OFF TMA BALANCE:    $73,400,000

  % BY INITIAL UPB:       5.48  %

  INTEREST RATE:          5.2000%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     July 1, 2004

  MATURITY DATE:          June 1, 2011

  AMORTIZATION:           Interest only through the payment
                          date occurring on June 1, 2005, and
                          thereafter monthly amortization on
                          a 30-year schedule.

  CALL PROTECTION:        Lockout period until the earlier of: a) 24
                          months from the securitization date or
                          b) 36 months from the origination date,
                          then defeasance is permitted. On or
                          after April 1, 2011, prepayment can be
                          made without penalty.

  SPONSOR:                G REIT, Inc.

  BORROWER:               Various Entities. G REIT-Public Ledger,
                          LLC; G REIT-Gemini Plaza, LP;
                          G REIT-Brunswig Square, LP;
                          G REIT-824 Market Street, LLC; and
                          G REIT-Atrium Building, LLC.

  ADDITIONAL FINANCING:   None.

  LOCKBOX:                Hard.

  INITIAL RESERVES:       Engineering:           $426,381
                          Environmental:         $1,588
                          Tax:                   $582,780
                          Insurance:             $111,036
                          TI/LC:                 $350,000

  MONTHLY RESERVES:       Tax:                   $143,343
                          Insurance:             $18,506
                          TI/LC:                 $102,387
                          Replacement:           $21,352




         FINANCIAL INFORMATION
  LOAN BALANCE / SF:         $64.76
  BALLOON BALANCE / SF:      $58.77
  LTV:                       68.1%
  BALLOON LTV:               61.8%
  DSCR:                      1.38x


                           PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Portfolio

  PROPERTY TYPE:                  Office

  COLLATERAL:                     Five cross collateralized/
                                  defaulted fee properties and two
                                  ground leases on the Atrium
                                  Building property.

  LOCATION:                       Philadelphia, Pennsylvania; Los
                                  Angeles, California; Houston,
                                  Texas; Wilmington, Delaware;
                                  and Lincoln, Nebraska.

  YEARS BUILT/RENOVATED:          Various (1917-1983)
                                  Various (1986-2003)

  TOTAL PORTFOLIO AREA:           1,133,428 SF

  PROPERTY MANAGEMENT:            Various. Triple Net Properties
                                  Realty, Inc. (affiliate of borrower)
                                  (3); Cambridge Asset Advisors
                                  (1); and Grubb and Ellis (1)

  PORTFOLIO OCCUPANCY             89.66%
    (AS OF 2/1/04, 4/1/04):

  UNDERWRITTEN NET CASH FLOW:     $6,695,946

  APPRAISED VALUE:                $107,780,000

  APPRAISAL DATE:                 1/13/04-5/14/04





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                G REIT PORTFOLIO
                                                BALANCE: $73,400,000
                                                DSCR:    1.38x
                                                LTV:     68.1%


-----------------------------------------------------------------------------------------------------------------------
                                                    % OF TOTAL                            LEASE           RATINGS
              TENANTS                    SF            NRA           NET RENT PSF     EXPIRATION         (S/M/F)
-----------------------------------------------------------------------------------------------------------------------
 VARIOUS ENTITIES: 824 MARKET
  STREET; BRUNSWIG SQUARE;
  AND PUBLIC LEDGER
  BUILDING
-----------------------------------------------------------------------------------------------------------------------
 GSA                                 250,744           22.1%      Various              Various      AAA / Aaa / AAA
-----------------------------------------------------------------------------------------------------------------------
 GEMINI PLAZA
-----------------------------------------------------------------------------------------------------------------------
 United Space Alliance               158,627           14.0%       $9.25              5/31/11         - / - / -
-----------------------------------------------------------------------------------------------------------------------
 ATRIUM BUILDING
-----------------------------------------------------------------------------------------------------------------------
 Department of Administrative
  Services Building                  130,918           11.6%      $10.39              7/15/04         - / - / -
-----------------------------------------------------------------------------------------------------------------------
 BRUNSWIG SQUARE
-----------------------------------------------------------------------------------------------------------------------
 City of Los Angeles                  65,528            5.8%      Various             Various       AA / Aa2 / AA
-----------------------------------------------------------------------------------------------------------------------
 PUBLIC LEDGER BUILDING
-----------------------------------------------------------------------------------------------------------------------
 Liberty Mutual Insurance Co.         32,068            2.8%      $16.50             11/30/08        A / A2 / A--
-----------------------------------------------------------------------------------------------------------------------
 Ferra Donna                          27,882            2.5%       $2.38             12/31/06         - / - / -
-----------------------------------------------------------------------------------------------------------------------
 Deutsche Asset Management            23,431            2.1%      $17.38              2/28/05      AA-- / Aa3 / AA
-----------------------------------------------------------------------------------------------------------------------
 Nahill & Riedley, P.C.               18,879            1.7%      $19.25              6/30/12         - / - / -
-----------------------------------------------------------------------------------------------------------------------
 Center City District                 15,077            1.3%      $19.00              3/31/14         - / - / -
-----------------------------------------------------------------------------------------------------------------------
 Treatment Research Institute         14,381            1.3%      $18.00             11/30/06         - / - / -
-----------------------------------------------------------------------------------------------------------------------
 824 MARKET STREET
-----------------------------------------------------------------------------------------------------------------------
 Cooch & Taylor, PA                   14,604            1.3%      $17.50             12/31/07         - / - / -
-----------------------------------------------------------------------------------------------------------------------
 Malcom Pirnie, Inc.                  11,832            1.0%      $20.05              2/28/09         - / - / -
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
 TOTAL RENTABLE SPACE              1,133,428
-----------------------------------------------------------------------------------------------------------------------


THE G REIT PORTFOLIO LOAN

THE LOAN. The G REIT Portfolio Loan is secured by first deeds of trust and mortgages on five office properties comprising 1,133,428 SF. The loan is structured with five separate borrowing entities. All five loans are cross-collateralized and cross-defaulted. The borrowers acquired the properties through separate transactions between January 2003 and April 2004. The total purchase price for the five properties was $109,187,000. The borrowers have $35,787,000 (32.8%) of equity in the G REIT Portfolio Loan based on the total purchase price.

THE BORROWER. The borrowers are G REIT-Public Ledger, LLC; G REIT-Gemini Plaza, LP; G REIT-Brunswig Square, LP; G REIT-824 Market Street, LLC; and G REIT-Atrium Building, LLC. Each of the borrowing entities is sponsored by G REIT, Inc. G REIT, Inc. operates in an umbrella REIT structure in which its subsidiary operating partnership. G REIT, Inc. is a real estate investment trust formed to acquire and operate office, industrial and service properties. It was incorporated in December of 2001, and held an initial private offering in October of 2002. As of December 31, 2003, G REIT, Inc. reported assets of $338,900,000 and shareholder's equity of $153,200,000.

A majority of the members of G REIT's management hold positions in its advisor company, Triple Net Properties Realty, Inc.. Anthony W. Thompson is the Chairman of the Board, CEO, President, and Director of all involved entities.

THE PROPERTIES.

The G REIT Portfolio Loan consists of the borrowers fee interest in 5 properties. In addition to its fee interest, the Atrium Property is vested with two ground lease estates.

PUBLIC LEDGER BUILDING

The Public Ledger Building is a Class B+ building located within the Philadelphia, Pennsylvania Central Business District. The Public Ledger Building is a 471,217 SF rentable office building. The property is currently 85% occupied. GSA (Department of Health and Human Services) is the largest tenant at the property, occupying approximately 27% of the space (Rated AAA / Aaa


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                G REIT PORTFOLIO
                                                      TMA BALANCE:  $73,400,000
                                                      TMA DSCR:     1.38x
                                                      TMA LTV:      68.1%


/ AAA by S&P, Moody's and DBRS, respectively; 29% of GPR) April, 2008. Other large tenants include: Liberty Mutual Insurance (S&P: A; 6.8% of GLA, 6.3% of
GPR), Ferra Donna (5.9% of GLA, 0.8% of GPR), Deutsche Asset Management
(S&P: AA-; 5% of GLA, 4.8% of GPR) and Nahill & Riedley, P.C. (4.0% of GLA, 4.3% of GPR). No other tenant constitutes more than 4% of the total square footage. The borrower has $8,950,000 (26%) equity in the Public Ledger Building loan.


GEMINI PLAZA

Gemini Plaza is a 158,627 SF, Class A-, office building located in Houston, Texas. The property is 100% occupied by the United Space Alliance ("USA"), a joint venture between two credit tenants: Lockheed Martin Corporation (S&P:
BBB) and The Boeing Company (S&P: A). USA is the prime contractor for NASA's Space Shuttle Program and is responsible for the day-to-day operation and management of the U.S. Space Shuttle fleet. Gemini Plaza is less than one mile from the Johnson Space Center. The space center employs over 15,000 engineers and scientists that live nearby and work in the general area. The property is located in an area that is supported by other office facilities related to NASA. The neighborhood is accessible via Interstate 45 which bisects NASA Road a short distance from the property. The borrower has $4,700,000 (31%) equity in the Gemini Plaza mortgaged property.


BRUNSWIG SQUARE

Brunswig Square is a Class A office building located within the Little Tokyo District of downtown Los Angeles. Brunswig Square contains 135,982 SF of rentable office space. The property is currently 92.88% occupied. The three largest tenants are the City of Los Angeles Department of Pensions (S&P: AA; 25.6% of GLA, 23.7% of GPR), GSA (O.P.M and I.N.S.;S&P AAA; 29.3% of GLA and
GPR) and the City of Los Angeles Retirement System (S&P: AA, 22.5% of GLA and
GPR). No other tenant occupies more than 2.25% of the building. The borrower has $7,975,000 (33%) of equity in the Brunswig Square mortgaged property.


824 MARKET STREET

824 Market Street is a Class A office building located in Wilmington, Delaware. 824 Market Street contains 200,700 SF of rentable space and is currently 94.8% occupied. GSA (Bankruptcy Court/Probation & Pretrial/Small Business Administration) is the largest tenant at the property, leasing approximately 40.5% of the space (S&P: AAA; 36.1% of GPR) through August, 2013. The only other tenant which occupies more than 7% of the space is Cooch & Taylor, a law firm. Cooch & Taylor occupies 7.3% of the space (5.8% of GPR). The borrower has $13,150,000 (41%) of equity in the 824 Market Street mortgaged property.


ATRIUM BUILDING

The Atrium Building is a Class B office building located in Lincoln, Nebraska. The Atrium Building contains 166,902 SF of rentable space and is currently 83.5% occupied. The State of Nebraska Department of Administrative Services is the largest tenant, occupying 130,918 SF (78.4% of the GLA, 81.6% of the GPR). No other tenant occupies more than 1.30% of the space. The borrower has $1,012,000 (22%) of equity in the Atrium Building mortgaged property.


SIGNIFICANT TENANTS.

UNITED STATES GENERAL SERVICES ASSOCIATION (GSA) provides the buildings, products, services, technology, and other workplace essentials federal agencies need. 13,000 GSA associates support over one million federal workers located in 8,000 government-owned and leased buildings in 2,000 U.S. communities and overseas

UNITED SPACE ALLIANCE (USA) is headquartered in Houston, Texas, and is a space operations company. Established in 1996 as a Limited Liability Company (LLC), USA is equally owned by The Boeing Company (NYSE:BA; Rated S&P: A) and Lockheed Martin Corporation (NYSE:LMT; Rated S&P: BBB) and employs people in Texas, Florida, Alabama, California and Washington, D.C.

NEBRASKA DEPARTMENT OF ADMINISTRATIVE SERVICES ("DAS") was established by State Statute 81-101 and has the responsibility to provide centralized support services to State agencies, boards, and commissions. These functions are managed by the agency director through twelve (12) separate divisions.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                             COLLATERAL TERM SHEET


                                G REIT PORTFOLIO
                                                      TMA BALANCE:  $73,400,000
                                                      TMA DSCR:     1.38x
                                                      TMA LTV:      68.1%

THE MARKET.


PUBLIC LEDGER BUILDING

According to the appraisal, the Greater Philadelphia Metropolitan Area office market contains over 103,000,000 SF of rentable area in 17 submarkets. The Public Ledger property is located within the Center City (Philadelphia CBD) office submarket which contains approximately 40,600,000 SF. Overall vacancy for the entire Philadelphia market was 13.9% as of fourth quarter 2003. The property's Center City submarket reported vacancy of 11.6% for the same time period.

Based on the comparables and recently signed/renewed leases at the property, the office market rental rate of $21 PSF for spaces less than 20,000 SF and $20.50 PSF for spaces greater than 21,000 SF. The market retail rental rate of $25.00 PSF for the first floor retail space and $60.00 PSF for the interior newsstand space. Retail space is minimal at the Public Ledger property, constituting only 6% of the total rentable area.


GEMINI PLAZA

According to the appraisal, the Johnson Space Center submarket reported a vacancy rate of 11.9% for similar buildings constructed between 1980-1989 as of fourth quarter 2003. The overall vacancy rate for the submarket is 15.2%. Comparable properties reflected a rental rate range of $9.50 PSF to $12.50 PSF, with an average of $10.35 PSF. The property rental rate of $9.25 PSF compares favorably with the market rental rate of $9.50 PSF.


BRUNSWIG SQUARE

According to the appraisal, the downtown Los Angeles office market totaled more than 41,100,000 SF as of first quarter 2004. Total vacancy for the period was reported at 17.2%, relatively unchanged from the prior quarter vacancy of 17.6%. The downtown market vacancy has improved quarterly from a high of 18.8% in June, 2002.

The Little Tokyo submarket totaling 715,000 SF, has a submarket vacancy rate of 11.4% (including sublease space). However, a majority of the vacancy is included in one building, which reported vacancy of 30.9%. Excluding the building with 30.9% vacancy, the overall Little Tokyo submarket reported an approximately 8.0% vacancy. Little Tokyo office rental rates ranged from $1.17 PSF per month to $2.00 PSF per month, while retail rents ranged from $1.25 PSF to $2.74 PSF. Based on the ranges, the market rents of $2.00 PSF per month for retail space and $1.80 PSF per month for office space. Overall, rental rates at the property compare favorably to the market.


824 MARKET STREET

According to the appraisal, the Wilmington CBD (Central Business District) comprises approximately 5,900,000 SF of class A and B office space and consists of large institutional, governmental and corporate office buildings. Major employers and occupiers of space within the CBD include MBNA Corp., the State of Delaware, New Castle County, Wilmington Trust Company, First USA Inc., PNC Bank Corp., St. Francis Hospital, Bell Atlantic, Chase Manhattan Corp., and Hercules Inc. Additionally, the top ten law firms within the state are located within Wilmington's CBD.

As of the first quarter 2004, the Wilmington CBD reported vacancy of 20.2%. The sub market vacancy rate is 9.6%.

The comparable rentals in the Wilmington CBD range from $17.50 PSF to $28.50 PSF. The 824 Market Street property has a market rental rate of $22.00 PSF. Overall, the rents at the subject compare favorable with the market rental rate.


ATRIUM BUILDING

According to the appraisal, the Lincoln, Nebraska office market consisted of 4,324,967 SF of office space as of fourth quarter 2003. Occupancy for the overall market was 84.9%, with an average rental rate of $14.67 PSF. The property's central business district submarket consisted of 2,718,307 SF for the same period. Average occupancy for the submarket was 85.0%, with an average rental rate of $14.08 PSF. The Atrium property reported occupancy of 83.5% as of April, 2004, which is consistent with the overall market and submarket.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET

                                G REIT PORTFOLIO
                                                      TMA BALANCE:  $73,400,000
                                                      TMA DSCR:     1.38x
                                                      TMA LTV:      68.1%


All of the comparable rentals are located within the Lincoln central business district. The comparable rentals range from $5.00 PSF to $14.50 PSF, however the $5.00 PSF rent is a net lease. The Atrium property has a market rental rate of $10.00 PSF for office space, $12.00 PSF for retail space and $4.00 PSF for storage space. Overall, the rents at the subject compare favorably with the market rental rate.


PROPERTY MANAGEMENT. Triple Net Properties Realty, Inc


CASH MANAGEMENT. The loan has been structured with a hard lockbox.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Yes, unsecured indebtedness which cannot at any time exceed 2% of the outstanding principal balance of the G REIT Portfolio Loan at the time such indebtedness is incurred is permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                G REIT PORTFOLIO
                                                      TMA BALANCE:  $73,400,000
                                                      TMA DSCR:     1.38x
                                                      TMA LTV:      68.1%







                              [G REIT MAPS OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET


                                G REIT PORTFOLIO
                                                      TMA BALANCE:  $73,400,000
                                                      TMA DSCR:     1.38x
                                                      TMA LTV:      68.1%







                              [G REIT MAPS OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET

                              TYSONS CORNER CENTER

                                                      TMA BALANCE:  $62,500,000
                                                      TMA DSCR:     1.88x
                                                      TMA LTV:      52.3%








                     [TYSONS CORNER CENTER PICTURE OMITTED]




[TYSONS CORNER CENTER PICTURE OMITTED]    [TYSONS CORNER CENTER PICTURE OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                              TYSONS CORNER CENTER

                                                      TMA BALANCE:  $62,500,000
                                                      TMA DSCR:     1.88x
                                                      TMA LTV:      52.3%


                  MORTGAGE LOAN INFORMATION

  LOAN SELLER:            GACC

  LOAN PURPOSE:           Refinance

  SHADOW RATING
  (S&P/MOODY'S/FITCH/
  DBRS):                  AAA / Aa3 / AA / AAA

  ORIGINAL TMA BALANCE:   $62,500,0001

  CUT-OFF TMA BALANCE:    $62,500,0001

  % BY INITIAL UPB:       4.67%

  INTEREST RATE:          5.224%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     April 1, 2004

  MATURITY DATE:          March 1, 2014

  AMORTIZATION:           Interest only through the payment date
                          occurring on March 1, 2006, and
                          thereafter monthly amortization on a
                          30-year schedule.

  CALL PROTECTION:        Lockout until the earlier of: a) 24 months
                          from the last securitization of the A-1,
                          A-2, A-3 and A-4 notes to occur, or b) 36
                          months from origination, then defeasance
                          is permitted. On and after September 1,
                          2013, prepayment can be made without penalty.

  SPONSOR:                Wilmorite Properties, Inc. and the Alaska
                          Permanent Fund Corporation

  BORROWER:               Tysons Corner Holdings LLC and Tysons
                          Corner Property Holdings LLC

  ADDITIONAL FINANCING:   Three pari passu notes with an
                          aggregate principal balance of
                          $277,500,000 which are not included in
                          the Trust.1

  LOCKBOX:                Hard

  INITIAL RESERVES:       Engineering:             $478,664

  MONTHLY RESERVES2:      Tax:                     $489,126
                          Insurance:               $ 83,507
                          TI/LC:                   $ 56,562
                          Replacement:             $ 14,140
                          Ground Rent:             $101,000

1. The subject $62,500,000 represents the A-4 note in a $340,000,000 loan. The A-1, A-2 and A-3 notes are pari passu with the A-4 note and are not included in the Trust. All numbers under the heading "Financial Information" are based on the combined A-1, A-2, A-3 and A-4 notes.

2. Monthly reserves will only be collected in any period following a quarterly test on which the DSCR declines below 1.45x and ending on the last day of the third consecutive month on which the DSCR equals or exceeds 1.45x.


         FINANCIAL INFORMATION
  LOAN BALANCE / SF:         $218.77
  BALLOON BALANCE / SF:      $188.80
  LTV:                       52.3%
  BALLOON LTV:               45.1%
  DSCR:                      1.88x


                          PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:           Single Asset

  PROPERTY TYPE:                      Super Regional Mall

  COLLATERAL:                         Fee simple interest in a super-
                                      regional mall

  LOCATION:                           McLean, VA

  YEAR BUILT / RENOVATED:             1968 / 1988, 2004

  COLLATERAL SF3:                     1,554,116 SF

  TOTAL MALL SF:                      1,873,616 SF

  PROPERTY MANAGEMENT:                An affiliate of the borrowers.

  MALL OCCUPANCY (AS OF 9/1/03)4:     98.1%

  UNDERWRITTEN NET CASH FLOW:         $ 42,224,855

  APPRAISED VALUE:                    $650,000,000

  APPRAISAL DATE:                     August 25, 2003

3.   Excludes ground lease tenants, but includes vacant J.C.Penney space.

4. Occupancy calculated including the four anchors and excluding the vacant JC Penney building, which is part of the contemplated expansion plan.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                              TYSONS CORNER CENTER
                                                      TMA BALANCE:  $62,500,000
                                                      TMA DSCR:     1.88x
                                                      TMA LTV:      52.3%

                                                    ANCHOR TENANTS
                                  % OF TOTAL     OPERATING AGREEMENT                           TTM OCT. 2003     TTM OCT. 2003
      TENANTS            SF           GLA            EXPIRATION         RATINGS (S/M/F)(5)     TOTAL SALES        SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 BLOOMINGDALE'S      255,888         13.7%           7/22/20086           BBB+/Baa1/BBB+7       $  56.6MM            $221
------------------------------------------------------------------------------------------------------------------------------------
 HECHT'S             237,076         12.7%           7/24/20088           BBB+/Baa1/BBB+9       $  84.9MM            $358
------------------------------------------------------------------------------------------------------------------------------------
 NORDSTROM10         200,000         10.7%           4/15/2025               A-/Baa1/-          $ 105.6MM            $528
------------------------------------------------------------------------------------------------------------------------------------
 LORD & TAYLOR11     119,500          6.4%           1/31/2006            BBB+/Baa1/BBB+9       $  27.8MM            $232
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA            812,464         43.4%                                                      $ 274.8MM            $338
------------------------------------------------------------------------------------------------------------------------------------

5. Credit ratings are of the parent company whether or not the parent company guarantees the lease.

6. Bloomingdale's is currently in its first 10-year renewal option, with two 10-year renewal option outstanding.

7. Ratings of parent company, Federated Department Stores, Inc. (Federated Department Stores, Inc. has not guaranteed the lease).

8. Hecht's is currently in its first 10-year renewal option, with two 10-year renewal options outstanding.

9.   Ratings of parent company, The May Department Stores Co.

10. Nordstrom operates under a ground lease, which expires April 15, 2025, with 12 five-year renewal options.

11. Lord & Taylor operates under a ground lease, which expires January 31, 2006, with 10 five-year renewal options.



--------------------------------------------------------------------------------
                         TTM OCT 2003 SALES PSF       OCC. COST AS % OF SALES
--------------------------------------------------------------------------------
  IN-LINE TENANTS                $582                         13.5%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                MAJOR IN-LINE TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                       % OF TOTAL     NET RENT        LEASE                             TTM OCT. 2003
        TENANTS               SF         MALL SF         PSF       EXPIRATION     RATINGS (S/M/F)12       SALES/SF
------------------------------------------------------------------------------------------------------------------------------------
 LL BEAN                  75,778       4.0%          $ 32.00       5/31/2020         - / - / -             $  300
------------------------------------------------------------------------------------------------------------------------------------
 CIRCUIT CITY             28,000       1.5%          $ 21.06       1/31/2005         - / - / -             $  955
------------------------------------------------------------------------------------------------------------------------------------
 RAINFOREST CAFE          19,162       1.0%          $ 33.80       9/30/2006         - / - / -             $  381
------------------------------------------------------------------------------------------------------------------------------------
 H & M                    15,880       0.8%          $ 27.83       4/30/2013         - / - / -                N/A
------------------------------------------------------------------------------------------------------------------------------------
 FOOT LOCKER              14,471       0.8%          $ 32.00       1/31/2010         - / - / -             $  299
------------------------------------------------------------------------------------------------------------------------------------
 THE GAP                  14,000       0.7%          $ 56.00       9/30/2007     BB+ / Ba3 / BB+13         $  538
------------------------------------------------------------------------------------------------------------------------------------
 BANANA REPUBLIC          13,116       0.7%          $ 58.25       5/31/2005     BB+ / Ba3 / BB+13         $  840
------------------------------------------------------------------------------------------------------------------------------------
 RESTORATION HARDWARE     12,889       0.7%          $ 35.00       1/15/2010         - / - / -             $  510
------------------------------------------------------------------------------------------------------------------------------------
 EDDIE BAUER              12,362       0.7%          $ 40.00       1/31/2011        - / - / -14            $  176
------------------------------------------------------------------------------------------------------------------------------------
 EXPRESS                  12,081       0.6%          $ 42.00       1/31/2014       BBB+/Baa1/ -15          $  342
------------------------------------------------------------------------------------------------------------------------------------
 ABERCROMBIE & FITCH      10,828       0.6%          $ 40.00       1/31/2006         - / - / -             $  356
------------------------------------------------------------------------------------------------------------------------------------
 THE LIMITED              10,662       0.6%          $ 42.50       1/31/2006       BBB+/Baa1/ -15          $1,125
------------------------------------------------------------------------------------------------------------------------------------
 TALBOTS                  10,567       0.6%          $ 53.49       1/31/2015         - / - / -               N/A
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                 249,796     13.3%          $ 36.11                                               $48516
------------------------------------------------------------------------------------------------------------------------------------

12. Credit ratings are of the parent company whether or not the parent company guarantees the lease.

13.  Ratings of parent company, The Gap Inc.

14. Parent company, Spiegel Inc., filed for Chapter 11 bankruptcy protection in March 2003 and in a press release dated December 30, 2003 announced the closure of 29 Eddie Bauer stores, which did not include the location at Tysons Corner Center.

15.  Ratings of parent company, Limited Brands.

16. Weighted average calculation does not include H&M and Talbots, which did not report sales for TTM October 2003.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                              TYSONS CORNER CENTER
                                                      TMA BALANCE:  $62,500,000
                                                      TMA DSCR:     1.88x
                                                      TMA LTV:      52.3%

THE TYSONS CORNER CENTER LOAN

THE LOAN. The Tysons Corner Center loan is secured by a first mortgage on 1,554,116 SF of retail space located in McLean, VA. The collateral comprises the major portion of the larger 1,873,616 SF Tysons Corner Center super regional mall. While the Mortgaged Property includes the underlying fee interest in the land on which the Nordstrom and Lord & Taylor stores are located, those two anchors own their own stores.


The loan is a $340 million loan that is shadow rated Aa3/AA/AAA/AAA by Moody's, Fitch, S&P and DBRS, respectively. The whole loan is comprised of four pari passu senior notes. The A-1, A-2 and A-3 notes will not be included in the COMM 2004-LNB3 trust. Based on a $650MM appraised value, there is $310MM of implied equity in the property.


THE BORROWERS. Each borrower, Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC, is a single-purpose, bankruptcy-remote entity for which non-consolidation opinions were obtained. The sponsorship of the loan is a joint venture between Wilmorite Properties, Inc. (50%) and the Alaska Permanent Fund Corporation (50%).

     WILMORITE PROPERTIES, INC. ("WILMORITE"), a commercial real estate development and management company, is one of the largest shopping center owners and managers in the United States. Organized as a private REIT, the company, through its operating partnership, Wilmorite Holdings, LP, owns and manages fourteen regional enclosed shopping malls and two open-air regional shopping centers. In total, the portfolio encompasses more than 15 million SF of retail space and is located in eight states. Additionally, Wilmorite, Inc. is an affiliated construction management company that is one of the largest construction companies in upstate New York. J.P. Wilmot founded the company in 1950 and during the last 50 plus years the company has developed retail, office, hotel and residential real estate. In 1967, Wilmorite built Greece Ridge Mall, one of the first enclosed regional malls in New York State. Since that time, Wilmorite's core business has become regional mall development and management. Shopping Center World ranks Wilmorite in the top 30 of retail owners and managers in the United States. Wilmorite has also been involved with non-retail projects such as the development and construction of the Rochester Convention Center and Hyatt Hotel, and the Monroe County International Airport, amongst many other projects. In the last ten years, Wilmorite has developed over 8 million SF of commercial real estate.

     Wilmorite Properties, Inc. is a repeat sponsor of a Deutsche Bank borrower.


     The ALASKA PERMANENT FUND CORPORATION is the manager of a $25 billion fund that was established in 1976 by a voter-approved amendment to the Alaska Constitution. The fund's portfolio is comprised of 53% equity, 37% fixed income and 10% real estate. A six member, governor-appointed board of trustees is responsible for managing the corporation. The fund's real estate portfolio consists of 58 properties and also includes a portfolio of REIT stocks. Of the approximately $2.2 billion real estate fund, 65% is comprised of direct investments in real estate properties. The fund is diversified across four property types: 24% office, 17% retail, 16% residential and 8% industrial. Additionally, the properties are diversified geographically throughout the East, West, Mid-West and Southern regions of the United States, with two properties located in Alaska.

THE PROPERTY. The Tysons Corner Center loan collateral encompasses 1,554,116 SF of retail space, consisting of the major portion of a 1,837,616 SF super-regional mall. Located in McLean, VA and originally constructed in 1968, the property was redeveloped to its current format in 1988. Tysons Corner Center had comparable in-line sales of approximately $600 PSF and total gross sales of over $615 million in 2002 (placing it in the top 1% of all malls in the U.S.). Current anchor tenants at Tysons Corner Center include: Bloomingdale's, Hecht's, Lord & Taylor and Nordstrom. The Hecht's and Nordstrom department stores located at the subject property are reportedly among the top performing stores in their respective chains.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                              TYSONS CORNER CENTER
                                                      TMA BALANCE:  $62,500,000
                                                      TMA DSCR:     1.88x
                                                      TMA LTV:      52.3%

Tysons Corner Center was one of the first fully enclosed, climate controlled shopping centers in the Washington, D.C. metropolitan area. Due to the tenant mix and location, the mall draws customers from a multi-state area. Developed by the Lerner Corporation, the mall originally consisted of 1.2 million SF. After a $165 million renovation, which was completed in 1988, the mall now contains over
1.8 million SF, has two levels, four department stores, and more than 210 stores, restaurants, and eateries.

The loan documents for the Tysons Corner Center Loan permit the borrower to renovate and expand a portion of the mall at its own expense. Construction of the project is underway and is expected to be completed on or before the fourth quarter 2005. The scope of work approved under the loan documents, if completed, will include, (a) the redevelopment of the currently vacant JC Penney building containing approximately 226,464 SF of gross building area and the construction of a new attached building containing approximately 288,870 SF of gross building area (creating approximately 515,334 SF of gross building area and approximately 365,277 SF of gross leasable area on three levels) and the leasing of such space to a movie theater (approximately 93,711 SF on level three leased to AMC Theatres), food court, restaurants and additional tenants and (b) the construction of an adjacent multi-level parking garage, having approximately 1,612 parking spaces. The movie theater, if completed, will be the only modern, stadium-seating theater in the Tysons Corner market based on current market conditions. According to an AMC Entertainment Inc. (AMEX: AEN) press release dated May 14, 2003, the theatre complex is targeted for an August 2005 opening and will anchor a new entertainment wing at the Tysons Corner Center, which also will include restaurants, cafes, a bookstore and other leisure and retail venues. The expansion and renovation, if completed, will provide additional collateral for the Tysons Corner Center Loan, but no income from such space was included in the underwriting of the mortgage loan. The loan documents do not require a reserve or completion guaranty in connection with the project. After completion of the expansion, the mall will contain a total GLA of approximately 2,202,893 SF THE APPRAISER VALUED THE PROPERTY POST-EXPANSION AT $830 MILLION, RESULTING IN AN LTV AT THAT TIME OF 41.0% (BASED ON THE INITIAL LOAN AMOUNT).

SIGNIFICANT TENANTS. The subject's in-line occupancy is 95.9%. The mall is anchored by Bloomingdale's, Hecht's, Nordstrom's and Lord & Taylor and has over 210 in-line tenants. The Bloomingdale's and Hecht's improvements serve as collateral for the loan; Lord & Taylor and Nordstrom's each occupy their space under ground leases which expire in 2006 and 2025, respectively, with renewal options. Overall occupancy including Nordstrom and Lord & Taylor (and excluding the vacant JCPenney building) is 98.1%. The mall is also home to many national retailers, including LL Bean, a Circuit City Superstore, The Gap, Inc., The Limited, Williams Sonoma, Bombay and A/X Armani Exchange, many of which have chosen to make Tysons Corner their only store location in the Washington, DC area, due to the superior location and tenant mix of the subject property.

     BLOOMINGDALE'S, an upscale department store, occupies 255,888 SF (16.5% of collateral space) under a lease expiring July 22, 2008 at a fixed rent of $1.45PSF. Bloomingdale's, a division of Federated Department Stores (NYSE:
     FD; Ratings: BBB+, Baa1 and BBB+ by S&P, Moody's and Fitch, respectively), was founded in 1872 and operates 34 stores in New York, New Jersey, Massachusetts, Pennsylvania, Maryland, Virginia, Illinois, Minnesota, Florida, California, Nevada and Georgia.

     HECHT'S, a mid-range department store, is owned by parent company, May Department Stores (NYSE: MAY, Ratings: BBB+, Baa1, BBB+, by S&P, Moody's and Fitch, respectively). Hecht's occupies 237,076 SF (15.3% of collateral space) under a lease expiring in July 2008 (currently in its first 10-year renewal option, with two, 10-year renewal options outstanding), with a rent of $1.00 annually with additional percentage rent.

     NORDSTROM INC. (NYSE: JWN, Ratings: A- and Baa1 by S&P and Moody's, respectively) is one of the nation's leading fashion specialty retailers, with 149 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates under the Nordstrom Rack, Faconnable Boutiques and Nordstrom names. Nordstrom occupies 200,000 SF (10.7% of total GLA). Nordstrom operates under a ground lease which expires in April 2025, with 12 five-year renewal options.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET


                              TYSONS CORNER CENTER

                                               TMA BALANCE: $62,500,000
                                               TMA DSCR:    1.88x
                                               TMA LTV:     52.3%

     LORD & TAYLOR occupies 119,500 SF (6.4% of total GLA) under a ground lease which expires in January 2006, with 10 five-year renewal options. Lord & Taylor is owned by The May Department Stores (NYSE: MAY, Ratings: BBB+, Baa1, BBB+, by S&P, Moody's and Fitch, respectively).

THE MARKET. Tysons Corner Center is located in the Tysons Corner market of Fairfax County, Virginia. One of the mall's strongest attributes is its accessibility to the entire Washington DC metropolitan area, including Montgomery County, Maryland, Arlington, Alexandria, Prince William, and Fairfax Counties, Virginia. The mall is located at the intersection of two main thoroughfares for northern Virginia, US Route 7 (Leesburg Pike) and US Route 123 (Chain Bridge Road). In addition, the Capital Beltway (I-495), the major thoroughfare around Washington DC, is located directly adjacent to the property and allows convenient ingress and egress to the mall as well as other major highways, the Dulles Tollway and Route I-66.

According to the appraiser, in 2002 the average household income within five miles of the subject was approximately $153,580 (or 123% above the Virginia average of $68,945); within ten miles the average household income was approximately $125,639 (82% above the Virginia average). REIS, Inc. shows a total retail inventory for the Tysons Corner sub-market (Suburban Fairfax County) of 12.5 million SF at the end of 2003, up 3.5% from 2002. Vacancy rates for this sub-market are low, and have remained stable at 1.9% at the end of 2003.

The area is well served by transportation systems that offer access to regional markets and make Fairfax County a central location for businesses that serve both Baltimore and Washington. Washington Dulles Airport is less than 15 minutes away and Washington National Airport is within a 20-minute drive of the property. The local market area is best known for its two super regional malls: the subject property and Tysons Galleria (owned by General Growth Properties). In addition, the Tysons Corner office market is the 13th largest office market and that includes headquarters for Freddie Mac, Gannett/USA Today, Capital One and others. There are several hotels in the immediate area of the mall including a Ritz Carlton just across Chain Bridge Rd.

                                   DISTANCE                                                        2002
                                     FROM                                                         IN-LINE
                                    SUBJECT         COMPLETED/                      MALL SHOP      SALES
            PROPERTY NAME           (MILES)          RENOVATED      TOTAL GLA       OCCUPANCY       PSF         ANCHOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
TYSONS CORNER CENTER            N/A            1968 / 1988 / 2004   1,873,6161                              Bloomingdales, Hecht's,
                                                                                      95.9%       $597(1) Nordstrom's, Lord & Taylor
------------------------------------------------------------------------------------------------------------------------------------
THE GALLERIA AT TYSONS II       (less than)1       1988 / 1997        810,959                               Macy's, Neiman Marcus,
                                                                                       88%          N/A       Saks Fifth Avenue
------------------------------------------------------------------------------------------------------------------------------------
FASHION CENTRE AT PENTAGON CITY 10                    1990            821,697          98%        $ 750         Macy's, Nordstrom
------------------------------------------------------------------------------------------------------------------------------------
MONTGOMERY MALL                 8                  1968 / 1991       1,253,482 (greater than)93%    N/A    Hecht's, Nordstrom, Sears
------------------------------------------------------------------------------------------------------------------------------------
SPRINGFIELD MALL                11             1973 / 1987 / 1991    1,700,000 (greater than)90%  $ 340    JC Penney, Macy's, Target
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Hecht's, Lord & Taylor,
FAIR OAKS MALL                  10                 1980 / 2000       1,584,000 (greater than) 85%   N/A    Sears, JC Penney, Macy's
------------------------------------------------------------------------------------------------------------------------------------

1.   Information for total mall GLA; loan collateral is 1,554,116 SF

Source: Appraisal and supplied directly by the borrower.

PROPERTY MANAGEMENT. The property is managed by Wilmorite Property Management, LLC, an affiliate of the borrower. Wilmorite Property Management manages fourteen regional enclosed shopping malls and two open-air regional shopping centers. In total, the portfolio encompasses more than 15 million SF of retail space and is located in eight states.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET


                              TYSONS CORNER CENTER

                                                     TMA BALANCE: $62,500,000
                                                     TMA DSCR:    1.88x
                                                     TMA LTV:     52.3%



                       [TYSONS CORNER CENTER MAPS OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET


                            CENTREVILLE SQUARE I & II

                                                      BALANCE: $60,000,000
                                                      DSCR:    1.41x
                                                      LTV:     74.5%




                  [CENTREVILLE SQUARE I & II PICTURES OMITTED]









This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                              COLLATERAL TERM SHEET


                            CENTREVILLE SQUARE I & II

                                                        BALANCE: $60,000,000
                                                        DSCR:    1.41x
                                                        LTV:     74.5%


                       MORTGAGE LOAN INFORMATION

  LOAN SELLER:            LaSalle Bank National Association

  LOAN PURPOSE:           Refinance

  ORIGINAL TMA BALANCE:   $60,000,000

  CUT-OFF TMA BALANCE:    $60,000,000

  % BY INITIAL UPB:       4.48%

  INTEREST RATE:          5.4500%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     July 1, 2004

  MATURITY DATE:          June 1, 2014

  AMORTIZATION:           Interest only through the payment date
                          occurring on June 1, 2007, and thereafter
                          monthly amortization on a 30-year
                          schedule.

  CALL PROTECTION:        Lockout period until earlier of: a)  24
                          months from the securitization date, or
                          b) 36 months from origination then
                          defeasance in whole is permitted, but not
                          in part. On and after March 1, 2014,
                          prepayment can be made without
                          penalty.

  SPONSOR:                Albert J. Dwoskin

  BORROWER:               Centreville Square Project Limited
                          Partnership

  PARI PASSU DEBT:        None.

  SUBORDINATE DEBT:       None.

  LOCKBOX:                Soft at closing, springing
                          hard

  INITIAL RESERVES:       Tax:                            $ 56,128
                          Insurance:                      $ 47,304
                          Engineering:                    $302,250

  MONTHLY RESERVES:       Tax:                            $ 56,128
                          Insurance:                      $  5,913
                          Replacement:                    $  3,900




         FINANCIAL INFORMATION
  LOAN BALANCE /SF:         $ 192.29
  BALLOON BALANCE /SF:      $ 171.88
  LTV:                          74.5%
  BALLOON LTV:                  66.6%
  DSCR:                         1.41x


                           PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:         Single Asset
  PROPERTY TYPE:                    Retail
  COLLATERAL:                       Leased fee estate in a 2 story multi-
                                    tenant shopping center.
  LOCATION:                         Centreville, Virginia
  YEAR BUILT / RENOVATED:           1986, 1992/NAP
  COLLATERAL AREA / TOTAL AREA:     312,026 SF/312,026 SF
  PROPERTY MANAGEMENT:              A.J. Dwoskin & Associates Inc.
  MALL OCCUPANCY: (04/22/2004)      100%
  UNDERWRITTEN NET CASH FLOW:       $ 5,743,736
  APPRAISED VALUE:                  $80,500,000
  APPRAISAL DATE:                   May 8, 2004


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                           CENTREVILLE SQUARE I & II
                                                          BALANCE:  $60,000,000
                                                          DSCR:     1.41x
                                                          LTV:      74.5%

--------------------------------------------------------------------------------
         ANCHOR TENANTS      RATING (S/M/F)    LEASE AREA (SF)   % OF TOTAL
--------------------------------------------------------------------------------
 SHOPPERS FOOD WAREHOUSE     - / - / -           47,002            15.06
--------------------------------------------------------------------------------
 LEGACY FURNITURE            - / - / -           26,092             8.36
--------------------------------------------------------------------------------
 BOYD SCHOOL                 - / - / -           14,527             4.66
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                                   NET
                                                RENTABLE     % OF TOTAL
           IN LINE                 RATINGS        AREA      NET RENTABLE    ACTUAL       LEASE
           TENANTS                  S/M/F         (SF)         AREA        RENT (SF)   EXPIRATION
--------------------------------------------------------------------------------------------------
 CENTREVILLE TIRE & AUTO          - / - / -       9,435        3.02%        $ 20.36      10/31/07
--------------------------------------------------------------------------------------------------
 ADVANCE AUTO PARTS              BB / Ba2 / -     9,137        2.93%        $ 11.00      08/31/08
--------------------------------------------------------------------------------------------------
 NORTHERN VA FAMILY SERVICE       - / - / -       8,000        2.56%        $ 11.59      04/30/09
--------------------------------------------------------------------------------------------------
 MCKAY'S USED BOOKS               - / - / -       7,857        2.52%        $ 15.53      12/31/04
--------------------------------------------------------------------------------------------------
 NATIONWIDE INSURANCE CO.       A+ / Aa3 / AA     6,809        2.18%        $ 19.98      10/31/04
--------------------------------------------------------------------------------------------------

CENTREVILLE SQUARE I & II LOAN

THE LOAN. The Centreville Square I & II Loan is secured by a first deed of trust on the Centreville Square shopping center, a 312,026 SF grocery-anchored retail center located at the intersection of Route 29 (Lee Highway) and Route 28 (Centrewood Drive) in Centreville, Fairfax County, Virginia.

THE BORROWER. The borrower is Centreville Square Project Limited Partnership, a special purpose, bankruptcy remote entity and is a limited partnership. Centreville/Square/AJD Corporation (1%) is the general partner of the borrower and Centreville Square Limited Partnership (99%) is the sole limited partner. Centreville/Square/AJD Corporation is 100% owned by Albert J. Dwoskin and Centreville Square Limited Partnership is controlled by Albert J. Dwoskin as the general partner. The sponsor, Albert J. Dwoskin, has a net worth of over $80,000,000 of which approximately $4,000,000 is cash and marketable securities.

A.J. Dwoskin & Associates Inc. is a real estate development and management company founded in 1967 by Albert J. Dwoskin. The company currently manages 16 retail centers containing 1.4 million SF of retail space, ten multifamily apartment properties with 1,843 units, four mobile home communities with 553 pad sites, and three land investments.

THE PROPERTY. The Centreville Square shopping center is a 312,026 SF grocery-anchored retail center located in Centreville, Virginia. The property has access and visibility from several major roadways in the area. Route 29 (Lee Highway), which fronts the site, intersects Interstate 66 just one-half mile west of the property. Route 29 is a major east-west arterial in Fairfax County that intersects with Route 29 at the northeast corner of the property. The subject property is located approximately 20 miles west of the Washington, DC CBD.

SIGNIFICANT TENANTS. The property is 100% occupied by a total of 102 tenants. The largest tenant is Grand Mart International Food (subleasing from Shoppers Food Warehouse (since October, 2002)) occupying 47,002 SF (15.06% of total space, 15.68% of GPR), with sales estimated at $423 PSF Grand Mart is an Asian specialty grocery store that caters to a large Asian population in the area. Legacy Furniture, the second largest tenant, occupying 26,092 SF (8.36% of total space) is a regional furniture store. The third largest tenant, Boyd School, occupying 14,527 SF (4.66% of total space), is a children's day care center.

The remaining tenants are a mix national retailers including investment grade tenants, regional service providers, and other tenants offering goods and services that range from restaurants and boutique shops to sundry stores and a day care center. The property has been at least 97% occupied since 2001.

THE MARKET. According to the appraisal, the Suburban Virginia retail market currently contains over 35.1 million SF of space in 520 buildings and is divided among five submarkets. Fairfax County is the largest submarket, with over 12.5 million SF of space or 35.5% of the area's total inventory. The Suburban Virginia retail market has been steadily improving since 1995, with declining vacancy rates and increasing rents. The estimated population within one mile of the property is 22,174 and is forecasted to grow by 9.58% by 2008. Employment has grown at a 4.0% annual average rate and increased by nearly 194,000

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                            CENTREVILLE SQUARE I & II
                                                          BALANCE:  $60,000,000
                                                          DSCR:     1.41x
                                                          LTV:      74.5%

jobs during the last ten years. During the past decade there has been a substantial amount of new housing constructed in the immediate area surrounding the shopping center. The closest of the housing developments is Centre Ridge, which is located directly south of the property. This community contains approximately 3,000 housing units.

Trinity Center is directly across from Route 29 from Centreville Square. It contains two office buildings totaling 250,000 SF, and a 90,000 SF full-service fitness center.

Centrewood Plaza, an anchored retail center, is located directly behind and adjacent to Centreville Square. This center acts as a shadow anchor, as customers driving from Route 29 to the center must go through Centreville Square.

The median household income for Fairfax County is $90,409 compared to $51,923 for the State of Virginia.

PROPERTY MANAGEMENT. The property is managed by A.J. Dwoskin & Associates, Inc.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Yes, unsecured indebtedness which cannot at any time exceed 2% of the outstanding principal balance of the Centreville Square I & II Loan at the time such indebtedness is incurred is permitted.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                            CENTREVILLE SQUARE I & II
                                                         BALANCE:   $60,000,000
                                                         DSCR:      1.41x
                                                         LTV:       74.5%

                        [CENTREVILLE SQUARE MAPS OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                      EQUITY INDUSTRIAL PARTNERS PORTFOLIO

                                                          BALANCE:   $56,000,000
                                                          DSCR:            1.31x
                                                          LTV:             76.9%



                                 [PHOTO OMITTED]




             [PHOTO OMITTED]                         [PHOTO OMITTED]




             [PHOTO OMITTED]                         [PHOTO OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                      EQUITY INDUSTRIAL PARTNERS PORTFOLIO

                                                        BALANCE:     $56,000,000
                                                        DSCR:              1.31x
                                                        LTV:               76.9%

                  MORTGAGE LOAN INFORMATION
  LOAN SELLER:            LaSalle Bank National Association

  LOAN PURPOSE:           Refinance

  ORIGINAL BALANCE:       $56,000,000

  CUT-OFF BALANCE:        $56,000,000

  % BY INITIAL UPB:       4.18%

  INTEREST RATE:          5.2870%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     July 1, 2004

  MATURITY DATE:          June 1, 2014

  AMORTIZATION:           324 months

  CALL PROTECTION:        Lockout until 35 payments after the
                          securitization date and defeasance
                          thereafter. Prepayment without
                          penalty is permitted after March 1,
                          2014. The Plainfield property can be
                          released from the lien of the
                          mortgage prior to the end of the
                          defeasance lockout period upon
                          payment of $19,950,000 and a yield
                          maintenance charge.

  SPONSOR:                Donald A. Levin, Neal Shalom, and
                          Lewis Heafitz.

  BORROWER:               Equity Industrial Plainfield Limited
                          Partnership; Equity Industrial
                          Norwood, LLC; Equity Industrial
                          Westfield, LLC; Equity Industrial
                          Gardner, LLC; and Equity Industrial
                          E. Bridgewater, LLC.

  ADDITIONAL FINANCING:   None.

  LOCKBOX:                Hard.

  INITIAL RESERVES:       Replacement           $1,177,065
                          Tax                   $  126,630
                          Insurance             $  161,170
                          Other:(1)             $8,500,000
  MONTHLY RESERVES:       Tax:                  $  636,127
                          Insurance:            $   31,566
                          TI/LC:                $   24,859
                          Replacement:          $   26,517

(1)The loan has a pre-funded earnout structure whereby the lender has heldback $8.5 million dollars of loan proceeds as additional collateral in an escrow account and will continue to be held as additional collateral and is not permitted to be used as payment on the loan unless an event of default occurs. It will be released only upon the leasing of certain vacant space at the Westfield property and satisfaction of other conditions described below.


         FINANCIAL INFORMATION
  LOAN BALANCE / SF:         $ 28.11
  BALLOON BALANCE / SF:      $ 22.18
  LTV:                          76.9%
  BALLOON LTV:                  60.7%
  DSCR:                         1.31x


                         PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Portfolio
  PROPERTY TYPE:                  Industrial Warehouse
  COLLATERAL:                     Four fee properties and one
                                  leasehold property, all
                                  cross-collateralized and
                                  cross-defaulted.
  LOCATION:                       Four properties are located in
                                  Massachusetts and one property
                                  is located in Connecticut.
  YEARS BUILT:                    Various (1958-1999)
  YEARS RENOVATED:                Various (1996-2003)
  TOTAL PORTFOLIO AREA:           1,992,267 SF
  PROPERTY MANAGEMENT:            Equity Industrial Partners Corp.
  PORTFOLIO OCCUPANCY             83.9%
    (AS OF 05/01/2004):
  UNDERWRITTEN NET CASH FLOW:     $ 5,121,356
  APPRAISED VALUE:                $72,800,000
  APPRAISAL DATE:                 April, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                      EQUITY INDUSTRIAL PARTNERS PORTFOLIO

                                                           BALANCE:  $56,000,000
                                                           DSCR:           1.31x
                                                           LTV:            76.9%


--------------------------------------------------------------------------------------
                                     % OF TOTAL  NET RENT    LEASE
          TENANTS            SF          NRA        PSF    EXPIRATION  RATINGS (S/M/F)
--------------------------------------------------------------------------------------
 EAST BRIDGEWATER
--------------------------------------------------------------------------------------
   Harte-Hanks              177,306      8.9%      $ 3.75    9/30/10      - / - / -
--------------------------------------------------------------------------------------
   Invensys                  71,000      3.6%      $ 3.57    6/1/05       - / - / -
--------------------------------------------------------------------------------------
 PLAINFIELD
--------------------------------------------------------------------------------------
   Staples                  531,000     26.7%      $ 3.30    6/1/07   BBB- / Baa2 / BBB
--------------------------------------------------------------------------------------
 NORWOOD
--------------------------------------------------------------------------------------
   Home Depot               218,258     11.0%      $ 4.50    6/30/12     AA/ Aa3 / AA
--------------------------------------------------------------------------------------
   Reebok                   221,605     11.1%      $ 4.38   12/31/06    BBB / Baa3 / -
--------------------------------------------------------------------------------------
   CHEP USA (land lease)                                                 - / - / -
--------------------------------------------------------------------------------------
 GARDNER
--------------------------------------------------------------------------------------
   Woods Equipment Company   68,000      3.4%      $ 5.08   10/31/09      - / - / -
--------------------------------------------------------------------------------------
 WESTFIELD
--------------------------------------------------------------------------------------
   Home Depot1              385,000     19.3%      $ 3.57    2/1/11      AA/ Aa3 / AA
--------------------------------------------------------------------------------------
 TOTAL OCCUPIED SPACE/WA  1,672,169     83.9%      $ 3.79
--------------------------------------------------------------------------------------
 TOTAL RENTABLE SPACE     1,992,267
--------------------------------------------------------------------------------------

(1) Home Depot at the Norwood property has the right to terminate the lease unless the borrower constructs an addition to the premises. The borrower is required to fund all construction costs through capital contributions prior to construction and satisfaction of other conditions including posting payment and performance bonds.


THE EQUITY INDUSTRIAL PARTNERS PORTFOLIO LOAN

THE LOAN. The Equity Industrial Partners Portfolio Loan is secured by a first priority mortgage on five industrial properties comprising 1,992,267 SF located throughout New England. All five properties are cross-collateralized and cross-defaulted.

THE BORROWERS. The borrowers are Equity Industrial Plainfield Limited Partnership; Equity Industrial Norwood, LLC; Equity Industrial Westfield, LLC; Equity Industrial Gardner, LLC; and Equity Industrial E. Bridgewater, LLC. Each of the borrowing entities are managed by a limited partnership controlled by three sponsors, Donald A. Levine, Lewis Heafitz, and Neal Shalom. The sponsors are the founders of Equity Industrial Partners Corp. ("EIPC"). EIPC acquires vacant warehouse/distribution facilities and office properties for the purpose of renovation, repositioning, and re-tenanting. EIPC owns and operates approximately 12,500,000 SF of industrial space.

The sponsors have developed over 15,000,000 SF of space since the founding of Equity Industrial Partners Corp.

THE PROPERTIES.

The Equity Industrial Partners Portfolio Loan consists of the borrowers fee interest in 4 properties and a leasehold interest in one property four of which are located in Massachusetts and one in Connecticut.

PLAINFIELD

The Plainfield industrial facility is a 531,000 SF warehouse situated on an 81 acre site in Plainfield, Connecticut. The property is 100% occupied by Staples, and has been previously occupied by such tenants as American Standard, Frito-Lay, Poland Springs Water, and Nestle. Since acquisition in September 2003, the sponsors have leased-up the building from 83% to 100% occupancy and invested over $400,000 in improvements to the roof and parking areas. The Plainfield property can be released from the lien of the mortgage loan prior to the end of the defeasance lockout period upon prepayment of $19,950,000 and a yield maintenance charge during the first 24 months of the loan term and after the defeasance lockout period upon partial defeasance.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                      EQUITY INDUSTRIAL PARTNERS PORTFOLIO

                                                         BALANCE:    $56,000,000
                                                         DSCR:             1.31x
                                                         LTV:              76.9%

NORWOOD

The Norwood industrial facility is a 439,863 SF single story warehouse situated on 55 acres within the University Industrial Park in Norwood, Massachussetts. The property is 100% occupied by three tenants: Home Depot, Reebok, and Chep, USA. The property was originally constructed in 1969 and consists of two buildings. The smaller building contains 17,748 SF and was formerly utilized as a truck maintenance and general support facility and is not included as part of the rentable area. The land surrounding this building is occupied by Chep, USA. The larger building totals approximately 439,863 SF and is leased to Reebok and Home Depot, with each tenant occupying roughly half of the building. All of the tenant spaces have been updated since 2003. Home Depot has the right to terminate the lease unless the borrower constructs an addition to the premises. The borrower is required to fund all construction costs for the Home Depot addition through capital contributions prior to construction and satisfaction of other conditions including posting payment and performance bonds. Since the borrowers acquired the property they have invested $4,300,000 in capital improvements.

The Norwood property is subject to a ground lease that expires March 2023 with six, five year options that are automatically exercised unless the tenant cancels the lease with one year's notice.

Ground lease payments are based on the original base rent of $1,025,000 increased by two times the amount of the change in Consumer Price Index but set at a maximum of 110% of the original base rent.

WESTFIELD

The Westfield industrial facility is a 655,000 SF warehouse situated on a 95 acre site in the city of Westfield, Massachusetts. The property is currently 58.8% occupied by Home Depot. The landlord is in discussions to lease the balance of the space with potential tenants. Until this space is leased, the borrowers will provide additional collateral in the form of a $8,500,000 cash holdback to be held in an escrow account. Release of the holdback amount will be permitted upon satisfaction of all of the following specific leasing requirements: 1) delivery to lender of a fully executed lease for 270,000 SF of space at $3.50 PSF for a minimum term of three years or at $3.25 PSF for a minimum term of five years; 2) the tenant must be in occupancy, open for business and paying full contractual rent; and 3) maintenance of a minimum DSCR of 1.30x and a maximum LTV of 79.9% based on the entire loan amount ($56,000,000). An amount of $6,610,000 of the additional collateral provided will be disbursed upon the leasing of the vacant space to Home Depot. Release of the Home Depot holdback amount will be permitted upon satisfaction of all of the following specific leasing requirements: 1) delivery of an amendment to the Westfield Home Depot lease for the full 270,000 SF; 2) Home Depot is in occupancy of the entire leased space, open for business and paying full regularly scheduled rent; 3) maintenance of a minimum DSCR of 1.30x and a maximum LTV of 79.9% based on the entire loan amount (unless the space is leased to Home Depot within the first 6 months after funding, in which case, the lender will then waive the DCSR minimum and the LTV maximum); and 4) Home Depot delivers an estoppel certificate acceptable to the lender. After Home Depot has paid one full year of rent and no event of default has occurred, the lender will release the balance of the additional collateral.

EAST BRIDGEWATER

The East Bridgewater industrial facility is a 298,404 SF warehouse comprised of five inter-connected buildings. The property is situated on approximately 120 acres of land at the intersection of North Bedford Street and Highland Street in East Bridgewater, Massachusetts. The property is currently 83.2% occupied by two tenants, Harte-Hanks and Invensys and was constructed in 1960. The building features a concrete block construction and 17.6% office build out. The sponsors have invested approximately $3,430,000 on renovations and tenant improvements for Harte-Hanks.

GARDNER

The Gardner industrial facility is a 68,000 SF single story warehouse situated on a seven acre site in the Summit Industrial Park in Gardner, Massachusetts. The property is 100% occupied by Woods Equipment Company, a privately held manufacturer of attachments and implements for the agricultural, landscape and construction markets. The property was constructed in 1999. Woods Equipment Company is currently in discussions with the sponsors to expand the building by 17,000 SF. The lender is

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                      EQUITY INDUSTRIAL PARTNERS PORTFOLIO

                                                           BALANCE:  $56,000,000
                                                           DSCR:           1.31x
                                                           LTV:            76.9%

holding in escrow a letter of credit in the amount of $634,506 and an annual improvement fund in the amount of $125,000 for the lease term of Woods. These amounts are not collateral for the mortgage loan. The lender will make the funds available to the borrower to disburse in accordance to the Woods Equipment lease. Rather, this arrangement enables the lender to fulfill the obligations under the Woods Equipment lease as successor landlord following an event of default. During the loan term, all payments by the tenant to the improvement fund will be delivered to the lender to hold in escrow. Upon Woods Equipment extending its lease, the lender will then release the improvement funds and the letter of credit back to the tenant.

SIGNIFICANT TENANTS.

     STAPLES (S&P: BBB) at the Plainfield industrial facility occupies 531,000 SF (26.7% of collateral space) under a lease expiring 6/1/07 and is the number one office supply superstore company in the U.S. It sells office products, furniture, computers, printing and photocopying services at Staples and Staples Express stores. At the end of 2003, the company operated 1,358 retail stores in the U.S. and Canada, and an additional 201 stores in Belgium, Germany, Portugal, the Netherlands, and the UK.

     HOME DEPOT (S&P: AA) at the Westfield industrial facility occupies 385,000 SF (19.3% of collateral space) under a lease expiring 2/1/11 at a fixed rent of $3.57 PSF. Home Depot at the Norwood industrial facility occupies 218,258 SF (11.0% of collateral space) under a lease expiring 6/30/12 at a fixed rent of $4.50. The Company is the world's largest home improvement retailer, and the second largest U.S. retailer. Home Depot operates retail warehouse-type stores that sell a wide assortment of building materials and home improvement products, primarily to the do-it-yourself and home remodeling markets. At February 1, 2004, it was operating 1,707 stores, including 1,635 Home Depots in the North America.

     REEBOK (S&P: BBB) at Norwood industrial facility occupies 221,605 SF (11.1% of collateral space) under a lease expiring 12/31/06 at a fixed rent of $4.38 PSF and is the number two US maker of athletic shoes, behind Nike. The origins of the company date back to an English shoe company in 1894. In addition to Reebok sportswear and accessories, Reebok produces the Greg Norman line of men's casual wear, Rockport walking and casual shoes, Ralph Lauren and Polo dress and athletic shoes, and Weebok shoes for children. It runs more than 205 retail stores.

THE MARKET.

PLAINFIELD

The property is a part of the Northern New London/Windham County submarket. According to the appraisal, the Northern New London/Windham County submarket is the largest submarket in the area and contains 8,300,000 SF. The New London/ Windham sub-market has an overall vacancy of 6% as of the first quarter 2004. The size of the property allows it to compete on a statewide basis for tenants, and is part of the Eastern Connecticut and Interstate Route 395 corridor industrial market. The overall Eastern Connecticut industrial market has an inventory of 14,500,000 SF of space and an effective vacancy rate of 5% after adjusting for aged and obsolete facilities.

NORWOOD

The property is a part of the greater Boston market which has been impacted by a recent economic slowdown. According to the appraisal, the greater Boston market first quarter 2004 statistics for the overall suburban industrial market indicate that there is 24,400,000 SF of available space, or 19.2% availability out of a total inventory of 127,000,000 SF. The property is located within the Route 128/South submarket, which is the largest submarket and accounts for nearly one quarter of total inventory and as of first quarter 2004, there is 5,000,000 SF, or 16.2% vacancy rate within the Route 128/South submarket.

WESTFIELD

The property is a part of the greater Springfield industrial market. According to the appraisal, the Springfield industrial market had a total inventory of 41,500,000 SF. and a 10.4% vacancy rate as of year end 2002. The Westfield submarket contains approximately 3,250,000 SF and exhibits an availability rate of 6.4% as of year end 2003.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                      EQUITY INDUSTRIAL PARTNERS PORTFOLIO

                                                           BALANCE:  $56,000,000
                                                           DSCR:           1.31x
                                                           LTV:            76.9%

EAST BRIDGEWATER

According to the appraisal, the property is part of a group of 23 comparable properties (all industrial buildings over 150,000 sq. ft. within East or West Bridgewater, Avon, Stoughton, Middleboro, and Brockton) totaling 6,400,000 SF. These comparables have a current direct vacancy rate of 14.4%.

GARDNER

According to the appraisal, the property is part of a group of 20 comparable properties (all industrial buildings constructed after 1975 ranging in size from 25,000 to 200,000 SF within Gardner, Leominster, Fitchburg, and Westminster) totaling 1,296,000 SF. These comparables have a current direct vacancy rate of 4.1% (with one building out of 20 being vacant and the remaining buildings being 100% occupied), providing evidence that the property's immediate competition is far outperforming the overall suburban submarket.

PROPERTY MANAGEMENT. All five properties are managed by Equity Industrial Partners Corp. an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

SUBSTITUTION. The mortgage loan to be included in the trust permits the borrower to obtain a release of up to 3 of the corresponding mortgaged properties (the "Substituted Property") from the related mortgage liens by substituting another property of like kind and quality owned or acquired by the borrower (the "Substitute Property"), subject, in each case, to the fulfillment of certain conditions in the loan documents including and among other things, payment of a 1% fee of the release amount, satisfaction of LTV and DSCR tests for the Substituted Property and receipt by the lender of confirmation from the rating agencies that the substitution will not result in a downgrade, withdrawal or qualification of any of the then current ratings of the certificates.

RELEASE RIGHTS. The borrower is permitted to release certain vacant outparcels (except for Norwood) that were not attributed material value in connection with the underwriting of the loan for future development without payment and subject to the satisfaction of certain conditions within the loan documents, including REMIC tax compliance, and the total value of all the released outparcels comprise less than 10% of the fair market value of the entire collateral as of the funding date. In the event the borrower is unable to obtain tax lot/subdivisions for the outparcel, the borrower may form a condominium regime in accordance with the condominium master deed and bylaws attached to the loan agreement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3
                              COLLATERAL TERM SHEET


                      EQUITY INDUSTRIAL PARTNERS PORTFOLIO

                                                           BALANCE:  $56,000,000
                                                           DSCR:           1.31x
                                                           LTV:            76.9%



                                  [MAP OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                          INTERNATIONAL JEWELRY CENTER

                                                      BALANCE: $49,847,735
                                                      DSCR:    1.83x
                                                      LTV:     60.1%







                [INTERNATIONAL JEWELRY CENTER PICTURES OMITTED]






This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                          INTERNATIONAL JEWELRY CENTER

                                                        BALANCE: $49,847,735
                                                        DSCR:    1.83x
                                                        LTV:     60.1%

                   MORTGAGE LOAN INFORMATION
  LOAN SELLER:            LaSalle Bank National
                          Association

  LOAN PURPOSE:           Refinance

  ORIGINAL TMA BALANCE:   $50,000,000

  CUT-OFF TMA BALANCE:    $49,847,735

  % BY INITIAL UPB:       3.72%

  INTEREST RATE:          5.3500%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     May 1, 2004

  MATURITY DATE:          April 1, 2014

  AMORTIZATION:           300 Months

  CALL PROTECTION:        Locked out until the later of two years
                          from securitization or three years from
                          the full funding of the loan. On or after
                          February 1, 2014 prepayment can be
                          made without penalty.

  SPONSOR:                Isaac Hertz, Sarah Hertz, and William Z. Hertz.

  BORROWER:               IJC Holdings, LLC

  PARI PASSU DEBT:        None.

  SUBORDINATE DEBT:       None.

  LOCKBOX:                Springing hard.

  INITIAL RESERVES:       Tax:                      $318,692
                          Insurance:                 $25,333

  MONTHLY RESERVES:       Tax:                       $45,527
                          Insurance:                 $12,667
                          Replacement:                $6,080
                          TI/LC:                     $30,000


           FINANCIAL INFORMATION
  LOAN BALANCE / SF(1):      $134,73
  BALLOON BALANCE / SF:      $102.32
  LTV:                       60.1%
  BALLOON LTV:               45.6%
  DSCR:                      1.83x

(1)   Based on collateral SF



                           PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:         Single Asset

  PROPERTY TYPE:                    Office "A"

  COLLATERAL:                       Leased fee in 16 story wholesale/
                                    retail jewelry and office building.

  LOCATION:                         Los Angeles, California

  YEAR BUILT / RENOVATED:           1981/2003

  COLLATERAL AREA / TOTAL AREA:     369,976/550,000 SF

  PROPERTY MANAGEMENT:              The Hertz Investment Group, Inc.

  OCCUPANCY (AS OF MARCH 1,         97.8%
    2004):

  UNDERWRITTEN NET CASH
    FLOW:                           $6,639,499

  APPRAISED VALUE:                  $83,000,000

  APPRAISAL DATE:                   January 21, 2004



----------------------------------------------------------------------------------------------------------
                                              MAJOR TENANTS
----------------------------------------------------------------------------------------------------------
           TENANT                 SF       % NSRF     RENT PSF     LEASE EXPIRATION     RATINGS (S/M/F)
----------------------------------------------------------------------------------------------------------
 Bank of America                18,862      5.10%      $41.57          9/29/2011           AA-/Aa1/AA-
----------------------------------------------------------------------------------------------------------
 Hadar Holdings, Inc.            5,322      1.44%      $36.00          1/31/2009               NAP
----------------------------------------------------------------------------------------------------------
 Kattan Diamonds & Jewelry       5,249      1.42%      $27.00          9/30/2006               NAP
----------------------------------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                          INTERNATIONAL JEWELRY CENTER

                                                          BALANCE: $49,847,735
                                                          DSCR:    1.83x
                                                          LTV:     60.1%

THE INTERNATIONAL JEWELRY CENTER LOAN

THE LOAN. The International Jewelry Center Loan is secured by a first deed of trust on International Jewelry Center, a 16 story, Class A specialty office building containing 369,976 SF of net rentable area which is located in the heart of Los Angeles, California's renowned Jewelry District. The purchase price of the property was approximately $25 million.

THE BORROWER. The borrower is IJC Holdings, LLC, a recently formed Delaware limited liability company, and is a single-purpose, bankruptcy remote entity. The entity is 100% owned by IJC Member, LLC with IJC Manager, Inc. serving as its managing member. IJC Member, LLC is owned by Isaac Hertz (32%), Sarah Hertz (32%), William Z. Hertz (32%), and Ernie Goldberger (non-equity 4%). IJC Manager, Inc., is controlled by Judah Hertz, who is the founder and owner of the Hertz Investment Group, a national real-estate investment company specializing in the marketing, acquisition, and management of commercial real estate. Since its founding, the company has acquired and managed a diverse collection of more than 100 properties throughout the country.

THE PROPERTY. The International Jewelry Center is a 16-story, 550,000 SF high-rise Class A specialty office building located in the heart of Los Angeles' renowned Jewelry District. Built in 1981, the property is the newest and most sought after location in the Jewelry District. The property has over 400 tenants including Bank of America and some of the world's leading wholesale and retail jewelers, manufacturers, and gemological laboratories. The building features enclosed, secure parking, security surveillance including 24-hour armed security, a helicopter pad and Class A amenities. The borrower purchased International Jewelry Center in 1996. The property has been nearly 100% occupied for the last four years and has a two-year plus waiting list.

SIGNIFICANT TENANTS. The property is 97.8% occupied by 394 tenants.

BANK OF AMERICA, (rated AA-/Aa1/AA by S&P, Moody's and Fitch, respectively) is the largest tenant and occupies 18,862 SF (5.10% of total space). Bank of America leases a retail bank branch on the ground floor level of the building. Bank of America has been a tenant since the property was developed in 1982, and is currently in occupancy pursuant to the terms of a lease amendment dated July 9, 2001 with a commencement date of September, 2001 expiring September 29, 2011. The bank has two remaining ten year options to extend at fair market rent. The current rental rate is $41.57 PSF.

HADAR HOLDINGS. The remainder of the International Jewelry Center is primarily leased to two types of jewelry tenants typical of buildings located in the jewelry district -- street level storefront space and upper floor retail/wholesale space. Several of the upper floor tenants also have manufacturing capabilities. The street level space is master leased to Hadar Holdings at a rental rate of $36.00 PSF. Hadar Holdings in turn, subleases multiple booths to individual jewelers who occupy the booths on a periodic basis.

THE MARKET. The International Jewelry Center is located within the Los Angeles Jewelry District, Los Angeles County, California. According to the appraisal, the Jewelry District is a distinct downtown sub-market that consists of primarily older, multi-story buildings with ground floor retail and upper floor wholesaling and/or manufacturing. This district is bounded by Fifth Street to the north, Broadway to the east, Seventh Street to the south, and Olive Street to the west. Approximately 19 buildings in this district are committed primarily to the jewelry trade business. The Los Angeles Jewelry District is one of four major Jewelry Districts in the United States, second only to New York in terms of size. The District houses over 4,900 jewelry manufacturers, designers, suppliers, and related services. Total employment in the jewelry district is estimated at 15,000 jobs.

PROPERTY MANAGEMENT. The property is managed by the Hertz Investment Group.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                          INTERNATIONAL JEWELRY CENTER

                                                   BALANCE: $49,847,735
                                                   DSCR:    1.83x
                                                   LTV:     60.1%

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower may incur mezzanine debt secured by an ownership interest in the borrower, provided that: (i) the amount of the mezzanine debt, together with the then outstanding principal balance of the subject loan, has an LTV not in excess of 60.1%, (ii) the DSCR is at least 1.83x, based on the combined debt, (iii) the mezzanine financing terms and intercreditor agreement are acceptable to the lender, and (iv) rating agency confirmation is received with respect to the certificates.









This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                          INTERNATIONAL JEWELRY CENTER

                                                     BALANCE: $49,847,735
                                                     DSCR:    1.83x
                                                     LTV:     60.1%




                  [INTERNATIONAL JEWELRY CENTER MAPS OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               660 FIGUEROA TOWER

                                                      BALANCE: $45,000,000
                                                      DSCR:    1.25x
                                                      LTV:     75.1%



                      [660 FIGUEROA TOWER PICTURES OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               660 FIGUEROA TOWER

                                                      BALANCE: $45,000,000
                                                      DSCR:    1.25x
                                                      LTV:     75.1%

                      MORTGAGE LOAN INFORMATION
  LOAN SELLER:                  GACC

  LOAN PURPOSE:                 Acquisition

  ORIGINAL PRINCIPAL BALANCE:   $45,000,000

  CUT-OFF PRINCIPAL BALANCE:    $45,000,000

  % BY INITIAL UPB:             3.36%

  INTEREST RATE:                5.5000%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           April 1, 2004

  MATURITY DATE:                March 1, 2014

  AMORTIZATION:                 Interest only through the payment date
                                on March 1, 2005. Thereafter monthly
                                amortization on a 30 year schedule.

  CALL PROTECTION:              Lockout for 27 months from
                                securitization date, then defeasance is
                                permitted. On and after December 1, 2013,
                                prepayment can be made without penalty.

  SPONSOR:                      Milbank Real Estate
                                Services

  BORROWERS:                    Figueroa Tower-I LP,
                                Figueroa Tower-II LP,
                                Figueroa Tower-III LP

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      Soft

  INITIAL RESERVES:             TI/LC:                     $891,080
                                Insurance:                 $42,133
                                MTA Impound Reserve:       $478,000

  MONTHLY RESERVES:             TI/LC(1):                  $25,776
                                Insurance:                 $4,213
                                Tax:                       $59,960
                                Replacement Reserve:       $4,644

1. Subject to a $1,000,000 cap so long as certain conditions are satisfied.


         FINANCIAL INFORMATION
  LOAN BALANCE / SF:         $161.49
  BALLOON BALANCE / SF:      $138.28
  LTV:                       75.1%
  BALLOON LTV:               64.3%
  DSCR:                      1.25x


                          PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Class "A" Office

  COLLATERAL:                     Fee simple interest in a twenty
                                  four-story office building and 119
                                  parking spaces located in the
                                  building

  LOCATION:                       Los Angeles, CA

  YEAR BUILT / RENOVATED:         1989 / NAP

  TOTAL AREA:                     278,657 SF

  PROPERTY MANAGEMENT:            Milbank Real Estate Services Inc.

  OCCUPANCY (AS OF 2/13/04):      96.29%

  UNDERWRITTEN NET CASH FLOW:     $3,847,347

  APPRAISED VALUE:                $59,900,000

  APPRAISAL DATE:                 January 8, 2004



                                               MAJOR TENANTS
----------------------------------------------------------------------------------------------------------
            TENANT                NRSF     % NRSF        RENT PSF     LEASE EXPIRATION     RATINGS (S/M/F)
----------------------------------------------------------------------------------------------------------
 Manning & Marder Kass          54,103     19.42%        $28.56          5/30/2011           - / - / -
----------------------------------------------------------------------------------------------------------
 Hawkins, Schnabel, Lindahl     24,192      8.68%        $24.00          1/31/2009           - / - / -
----------------------------------------------------------------------------------------------------------
 The Mortgage Store             15,566      5.59%        $26.40          4/30/2014           - / - / -
----------------------------------------------------------------------------------------------------------
 Kroll Associates, Inc.         15,566      5.59%        $25.60          9/30/2008          BB- / B1 / -
----------------------------------------------------------------------------------------------------------
 Pain & Associates              14,438      5.18%        $25.97         12/31/2007           - / - / -
----------------------------------------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               660 FIGUEROA TOWER

                                                            BALANCE: $45,000,000
                                                            DSCR:    1.25x
                                                            LTV:     75.1%

THE 660 FIGUEROA TOWER LOAN

THE LOAN. The loan is secured by the fee simple interest in 660 Figueroa Tower, a 24-story, Class "A" office building located in the financial district of Los Angeles CA, which contains containing 278,657 SF of net rentable area. The collateral includes 119 parking spaces located on five parking levels between the ground floor and the office floors. The purchase price of the property was approximately $64.1 million (including estimated closing costs and upfront holdbacks for TI/LC of $1.7 million), resulting in a loan to cost ratio of 70.2% and cash equity of approximately $19.1 million (30%).

THE BORROWERS. The borrowers, Figueroa Tower I-LP, Figueroa Tower-II, LP, and Figueroa Tower-III, LP, own the subject jointly and severally as tenants-in-common, and are structured as single-purpose, bankruptcy-remote entities for which a non-consolidation opinion was obtained. The loan sponsors are Massoud Yashouafar and Solyman Yashouafar (brothers), who formed a family real estate investment company in November 1977 which subsequently was named Milbank Real Estate Services ("Milbank").

Massoud Yashouafar has over 20 years of real estate experience and is the owner of Milbank, a commercial real estate investment and management company based in Los Angeles, California. The company was founded in 1977 by the Yashouafar brothers and their father, Ataollah; Massoud Yashouafar has served as Milbank's Chief Executive Officer since 2000. The Yashouafars own over 1.4MM SF of office and retail space in seven buildings as well as four sites for future development. Three of these projects, totaling 178,000 SF, were developed by Milbank Real Estate Services. Milbank has 48 employees in four offices located in Los Angeles, Encino, Hollywood and Long Beach, California. In addition, Massoud Yashouafar is a director and owns substantial interest in TMSF Holdings, Inc., a publicly traded company that owns The Mortgage Store, a tenant of the subject (see "Significant Tenants" below for detail on The Mortgage Company). As of December 31, 2003, Massoud Yashouafar had a net worth of $40.25 million including liquidity of $3.04 million, and Solyman Yashouafar had a net worth of $38.53 million including liquidity of $3.05 million.

THE PROPERTY. 660 Figueroa Tower is a 24-story Class "A" office building containing 278,657 SF of net rentable area. Built in 1989 by the parent company of Home Savings of America, as their headquarters, the building includes antique marble and handcrafted brass. Figueroa's 24-story edifice, crowned by its distinctive copper roof, triangular gables and turrets, gives the building a presence within the prestigious Figueroa Financial Corridor. In both 1991 and 1999, the building won the Greater Los Angeles Building Owners and Managers Association ("BOMA") "Building of the Year" award for office buildings between 100,000 and 500,000 SF in size. The "Sky Lobby" contains major, commissioned artworks including murals, mosaics, fountains and statues and is open for the tenants to enjoy. The property is located above the 7th Street Metro station, near business clubs, first class hotels and the 7th Street Marketplace. The tower contains five parking levels (119 spaces in total) that are located on levels two through six. The subject has parking rights for an additional 300 spaces that are provided by two nearby parking garages. 660 Figueroa is situated on a 0.43-acre parcel located at the northeast corner of South Figueroa Street and 7th Street in the central business district of Los Angeles, California. The property is one block southwest of Wilshire Boulevard, adjacent to the 7th Street Historic District, and is only one block east of the Pasadena/Harbor Freeway (I-110). In addition, the location is proximate to the U.S. Courthouse, Los Angeles County Kenneth Hahn Hall of Administration and County Courthouse, the County Law Library, and the Criminal Court Building.

SIGNIFICANT TENANTS. The property is 96.29% occupied by 37 tenants all of which are office tenants except for one retail tenant, Home Savings of America (12,646 SF, 5% of NRA, 5% of GPR). The five largest tenants are Manning & Marder Kass (54,103 SF, 19% of NRA, 20.49% of GPR), Lindahl, Schnabel, Kardassakis & Beck, LLP (24,192 SF, 9% of NRA, 9% of GPR), The Mortgage Store (a Borrower-affiliated, publicly traded company, 15,566 SF, 6% of NRA, 6% of
GPR), Kroll Associates, Inc. (rated B1 by Moody's, 15,566 SF, 6% of NRA, 6% of
GPR), and Pain & Associates (14,438 SF, 5% or NRA, 6% of GPR). Remaining tenants range in size from 1,362 SF (Crawford & Company) to 12,646 SF (Home Savings of America), with no one tenant occupying more than 4.5% of NRA nor contributing more than 5.24% of GPR. The two largest tenants of the subject are law firms (law firms represent 36% of all occupied space in the downtown Los Angeles market and 31 of the 50 largest Los Angeles County law firms have offices there).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               660 FIGUEROA TOWER

                                                           BALANCE: $45,000,000
                                                           DSCR:    1.25x
                                                           LTV:     75.1%

   The largest tenant, MANNING & MARDER KASS, leases 54,103 SF (19% of the NRA; 20% of its GPR) under a 15 year lease expiring in May 2011. Manning & Marder Kass an AV-rated law firm founded in 1994, employs 100+ attorneys in five cities. The firm services clients throughout California and the western United States from offices in Los Angeles (subject location), Irvine, San Diego, San Francisco, California, and Phoenix, Arizona. The tenant has been at the subject property since 2001.

   The second largest tenant, LINDAHL, SCHNABEL, KARDASSAKIS & BECK, LLP (formerly known as Hawkins, Schnabel, Lindahl) leases 24,192 SF (9% of NRA, 8% of GPR) under a 20-year lease that expires in January 2009. The firm is an AV-rated boutique law firm with a primary focus on Civil Litigation and Trial and Appellate Practice in State and Federal Courts. The tenant has been in occupancy at the subject since its completion in 1989.

   The third largest tenant, THE MORTGAGE STORE, leases 15,566 SF (6% of NRA, 6% of GPR) under a 10 year lease that expires in April 2014. The firm is a borrower-affiliated tenant that is engaged in nationwide mortgage banking. The company originates, finances, and sells conforming and non-conforming mortgage loans secured by single-family residences. The Mortgage Store originates loans primarily through independent mortgage brokers across the United States and, to a lesser extent, through a direct sales force in its retail offices. They primarily sell the loans in whole loan transactions and currently do not retain any interest in the servicing of the loans. The Mortgage Store is a wholly-owned subsidiary held by TMSF Holdings, Inc. ("TMSF"). TMSF is a publicly traded company (OTC: TMFZ.OB) that had total assets of $81.57 million and total stockholders' equity of $6.69 million as of 3/31/04. The Mortgage Store has been a tenant since February 2004.

   The fourth largest tenant, KROLL ASSOCIATES, INC., leases 15,566 SF (6% of NRA, 6% of GPR) under a 7-year lease that expires in September 2008. Kroll is rated "B1" by Moody's and is a leading independent risk consulting company. Headquartered in New York with more than 60 offices on six continents, Kroll has more than 2,400 employees and serves a global clientele of law firms, financial institutions, corporations, non-profit institutions, government agencies and individuals. The subject location serves as the company's Regional Headquarters for the United States-West region. Kroll is a publicly traded company (Nasdaq: KROL) that, as of 12/31/03, had total assets of $679.6 million and total stockholders' equity of $546.8 million. Kroll has been in occupancy since 2001. In addition, Marsh & McLennan Companies, Inc. ("MMC"), rated A+ by Fitch, A2 by Moody's, and AA- by S&P, has recently announced that it will acquire Kroll. MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm. The transaction will significantly broaden the range of MMC's risk and insurance services businesses and enhance its leadership position in risk management services. Completion of the transaction is expected to occur in the third quarter of 2004.

THE MARKET. The subject is located in the Los Angeles Financial District sub-market, and within the desirable Figueroa Street Corridor, which is the primary office corridor within the sub-market. A Figueroa Street address is highly sought after by top-tier tenants. This is exemplified by the low year-end 2003 vacancy rates of 8% for Class "A" buildings within the Corridor, and by the low overall direct vacancy rate of 11% for Class A through B buildings (there are no Class C buildings in the Figueroa Street Corridor). Dominant land use in the area is high-rise office, with limited ground floor retail and scattered surface parking lots. Downtown benefits from having better freeway access than other Los Angeles office centers. It is also a regional center of public transportation systems, with Metropolitan Transit Authority buses, Metrolink commuter rail lines, and MetroRail linking downtown to the outlying areas. The subject has a MetroRail station located directly beneath it which provides access to the MetroRail Red Line (average weekday boardings of approximately 121,000) and the MetroRail Blue Line (average weekday boardings of approximately 63,000).

Los Angeles County is the most populous county among California's 58 counties. As of 2000, the Los Angeles County population was estimated at 9,519,338. The county's population is projected to grow by 1.1% annually through 2010. Los Angeles has a diversified economy driven by service, manufacturing, government, and retail trade. As of 2003, the county unemployment rate was 6.3%. The nine largest employers in Los Angeles County (excluding government employees) are

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               660 FIGUEROA TOWER

                                                          BALANCE: $45,000,000
                                                          DSCR:    1.25x
                                                          LTV:     75.1%

Kaiser Permanente, Boeing North America Inc., Ralph's Grocery Co., Bank of America, Target, SBC Pacific Bell, CPE (employee benefits consultants), Northrop Grumman Corp. and University of Southern California.

The subject is located within a Business Improvement District. The BID provides uniformed security (supplementing the city police), additional street cleaning and graffiti removal, advertising and marketing, and some political advocacy. The subject is conveniently located near shopping, restaurants and such amenities as the Los Angeles Convention Center, the Staples Center sports arena, and the Walt Disney Concert Hall. It is located across the street from a full-service hotel and is only one block east of the Pasadena/Harbor Freeway (I-110). The 2003 estimated population within a 3-mile radius of the subject, 526,178 people, is expected to grow 3.43% by 2008.

CASH MANAGEMENT. The loan has been structured with a soft, pass-through lockbox.

PROPERTY MANAGEMENT. The subject property is managed by Milbank Holding Corp. (Milbank Real Estate Services).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                               660 FIGUEROA TOWER

                                                          BALANCE: $45,000,000
                                                          DSCR:    1.25x
                                                          LTV:     75.13%

                        [660 FIGUEROA TOWER MAPS OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                3 BEAVER VALLEY
                                                          BALANCE: $43,000,000
                                                          DSCR:    1.31x
                                                          LTV:     79.6%








                       [3 BEAVER VALLEY PICTURES OMITTED]








This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                3 BEAVER VALLEY

                                                          BALANCE: $43,000,000
                                                          DSCR:    1.31x
                                                          LTV:     79.6%


                        MORTGAGE LOAN INFORMATION
  LOAN SELLER:            GACC

  LOAN PURPOSE:           Acquisition

  ORIGINAL TMA BALANCE:   $43,000,000

  CUT-OFF TMA BALANCE:    $43,000,000

  % BY INITIAL UPB:       3.21%

  INTEREST RATE:          5.055%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     July 1, 2004

  MATURITY DATE:          January 1, 2015

  AMORTIZATION:           360 months

  CALL PROTECTION:        Lockout for 24 months from securitization date, then
                          defeasance is permitted. On and after October 1, 2015,
                          prepayment can be made without penalty.

  SPONSOR:                American Financial Realty Trust ("AFR")

  BORROWER:               First States Wilmington, L.P.

  ADDITIONAL FINANCING:   None

  LOCKBOX:                Hard

  INITIAL RESERVES:       Tax:                               $63,581
                          Insurance:                         $32,556
                          Engineering:                       $6,250
                          Parking Garage Holdback(1):        $4,600,000
                          Debt Service Reserve(1):           $358,000
  MONTHLY RESERVES:       Tax:                               $21,194
                          Insurance:                         $10,852
                          Replacement:                       $4,384
                          TI/LC:                             $44,904

1. See "Reserves" herein.


           FINANCIAL INFORMATION
  LOAN BALANCE / SF:         $163.46
  BALLOON BALANCE / SF:      $132.79
  LTV:                       79.6%
  BALLOON LTV:               64.6%
  DSCR:                      1.31x


                          PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Class "A" Office

  COLLATERAL:                     Fee simple interest in a five-story
                                  office building

  LOCATION:                       Wilmington, DE

  YEAR BUILT / RENOVATED:         1995 / NAP

  TOTAL AREA:                     263,058 SF

  PROPERTY MANAGEMENT:            First States Management Corp.

  OCCUPANCY (AS OF 3/30/04):      100.00%

  UNDERWRITTEN NET CASH FLOW:     $3,649,085

  APPRAISED VALUE:                $54,000,000

  APPRAISAL DATE:                 April 2, 2004


                                                 TENANTS
              TENANT                   NRSF      % NRSF        RENT PSF     LEASE EXPIRATION     RATINGS (S/M/F)
------------------------------------------------------------------------------------------------------------------
 American International Insurance
  Company ("AIIC")(2)                 158,033     60.07%        $ 16.57       10/24/20124         AAA / Aaa / AAA
 Wachovia Bank, N.A.(3)               105,025     39.93%        $ 17.82       12/31/20054          A+ / Aa3 / A+
------------------------------------------------------------------------------------------------------------------

2. AIIC is a wholly-owned subsidiary of American Home Assurance Co., which, in turn, is wholly-owned by American International Group ("AIG"). Ratings reflect those of AIG.

3. Wachovia Bank, N.A. is a wholly-owned subsidiary of Wachovia Corp. ("WB"). Ratings reflect those of WB.

4. AIIC has executed a lease to occupy the existing Wachovia space commencing April, 2006, subject only to completion of a parking garage which is currently under construction and expected to be completed in October 2004. If the lease is executed, both the existing AIIC lease and the new lease encompassing the Wachovia space will be co-terminous, with a lease expiration date of 1/1/2015. See "Significant Tenants" herein.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                3 BEAVER VALLEY

                                                        BALANCE: $43,000,000
                                                        DSCR:    1.31x
                                                        LTV:     79.6%

THE 3 BEAVER VALLEY LOAN

THE LOAN. The loan is secured by a first mortgage on a 5-story, Class "A" office building located in Wilmington, DE containing 263,058 SF of net rentable area. The loan sponsor, American Financial Realty Trust, "AFR", acquired the subject in September 2003 for $51.7 million. AFR has since begun construction of a parking garage onsite, for which 125% of completion costs was escrowed at loan closing. Including the cost of the garage ($4.6 million) and estimated closing costs of $200,000, the borrower's total cost basis is estimated at $56.5 million, resulting in cash equity of $13.5 million. See "Reserves" herein.

THE BORROWER. The borrower, First States Wilmington, L.P. is structured as a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained. The sponsor of the borrower, American Financial Realty Trust, "AFR", successor company to American Financial Realty Group, is a self-managed and self-administered Maryland real estate investment trust ("REIT") that was formed in May 2002, and which completed its initial public offering in May 2003 (NYSE: AFR). AFR, headquartered in Jenkintown, Pennsylvania, is a newly organized, self-administered and self-managed real estate investment trust
(REIT) led by its CEO, Nick Schorsch and its chairman, Lewis Raineri. AFR is engaged in the acquisition of corporate owned real estate assets, primarily multi-tenant office buildings and single-tenant bank branches, leased to financial institutions. AFR provides property management, brokerage, leasing, project management and other services to its properties. AFR's high credit client base includes many of the largest financial institutions in the country including Bank of America, Wachovia Bank, Citibank, Sovereign Bank, and Key Bank as well as other large regional institutions.

AFR's portfolio consists of 17.2 million SF located in 27 states and the District of Columbia. The overall occupancy of its portfolio is 88.9% and its weighted average remaining lease term is 13.3 years as of December 31, 2003. As of December 31, 2003, AFR had total assets of $2.14 billion and revenues for the year totaled $55.5 million.

AFR is a repeat sponsor of a Deutsche Bank borrower. Another loan sponsored by AFR, known as AFR / Bank of America Portfolio, will also be an asset of the trust.

THE PROPERTY. 3 Beaver Valley is a 5-story Class "A" suburban office building containing 263,058 SF of net rentable area. Completed in 1995, the building has two wings with a central core area containing two elevator banks (4 elevators). Each wing has a 2-story atrium lobby and a security/concierge desk. The building also has a full-service cafeteria (operated by the tenant American International Insurance Company ("AIIC") through a third party cafeteria operator), and a fitness center. The site is currently being improved with a parking garage at an estimated cost of $4.4 million which, when completed, will also be part of the collateral for the subject loan. The subject currently provides parking for 902 vehicles (3.4 spaces per 1,000 SF), and when the garage is complete, will have approximately 1,315 spaces (5 cars per 1,000 SF).


SIGNIFICANT TENANTS. The property is currently 100% occupied by two tenants with investment-grade credit ratings: American International Insurance Company, and Wachovia Bank, N.A.

   AMERICAN INTERNATIONAL INSURANCE COMPANY ("AIIC") occupies 158,033 SF (60.1% of NRA) and contributes 59.1% of GPR. AIIC has a 10-year lease which expires in October 2012. AIIC is a wholly-owned subsidiary of American Home Assurance Co. which, in turn, is wholly-owned by American International Group ("AIG"; rated AAA/Aaa/AAA by S&P/Moody's/Fitch). American Home Assurance Co. provides AIG's commercial umbrella/excess liability insurance, workers' compensation insurance for small and middle market businesses, and provides extended warranty coverage for retailers and manufacturers.

   WACHOVIA BANK, N.A. occupies 105,025 SF (39.9% of NRA) and contributes 40.9% of GPR under a lease expiring in December 2005. Wachovia Bank, N.A. (rated A/Aa3/A+ by S&P/Moody's/Fitch) was formed in 2001 when First Union bought Wachovia and took the smaller firm's name. Wachovia is now the fourth-largest bank in the U.S. behind Citigroup, JP Morgan Chase and Bank of America. Wachovia has approximately 2,500 locations that offer retail and corporate banking services in eleven eastern states from Connecticut to Florida.

Wachovia Bank, N.A. has given notice that it will be vacating the premises upon the expiration of its lease (December 31, 2005). AIIC has executed a lease for all of the Wachovia space (at the same rental rate called for in the AIIC lease), with the only

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                3 BEAVER VALLEY

                                                           BALANCE: $43,000,000
                                                           DSCR:    1.31x
                                                           LTV:     79.6%

condition being that the sponsor build a parking garage that provides a parking ratio of 5 cars per 1,000 SF of office space (approximately 1,315 spaces). Construction on the garage has already begun and is expected to be completed by October 2004. AIIC is expected to take occupancy of the Wachovia space and begin paying rent on or about April 1, 2006. AIIC will lease the garage from the borrower at an annual rental rate of $418,500 beginning on or about October 2004; it will also extend its original lease expiration date to January 1, 2015 to be co-terminus with the new lease for the Wachovia space. The additional income associated with the garage was not underwritten but will provide substantial additional income once it's complete.

In addition, at closing, AFR will sign a conditional Master Lease providing that if AIIC does not take occupancy of, and commence paying rent with respect to, the space currently occupied by Wachovia, then AFR will master lease the Wachovia space commencing on the expiration date of the Wachovia lease upon terms and conditions at least as favorable as the AIIC lease for such space. The liability of AFR under the Master Lease will continue until one or more satisfactory replacement tenants are in occupancy and paying rent pursuant to the signing of satisfactory replacement leases.

THE MARKET. Beaver Valley, located in Wilmington, DE, is easily accessed from US Route 202, the primary retail/commercial corridor in the area, which extends from Wilmington into the suburban counties of Philadelphia and is considered by the appraiser to have excellent visibility from Route 202.

Beaver Valley is located in the greater Philadelphia Office Market, just over the Pennsylvania state line and thus is conveniently located close to Philadelphia suburbs. The Philadelphia Office Market includes 116.3 million SF of Class "A" office space which, as of the third quarter 2003, had an average vacancy rate of 17.0% and an average asking rental rate of $23.36PSF (modified gross). The subject is more specifically located within the North New Castle County Office Sub-market which includes approximately 2.7 million SF of Class "A" office space, which had an average asking rental rate of $24.59PSF (modified gross) and 88% vacancy. The subject is currently 100% leased and occupied by two investment grade tenants at an average rental rate of $17.39PSF NNN (which equates to a modified gross rental rate of $24.56PSF), consistent with current market rental rates.

The subject is located 30 miles southwest of Philadelphia and 5 miles north of Wilmington. The city of Wilmington is the focal point of the area and the center for banking, finance, government and cultural activities. The subject property is located in New Castle County which is the most densely populated county (500,300 as of 2000; an increase of 14.0% since 1990) within both the Wilmington, DE MSA (586,200 people) and the State of Delaware. The 2001 average household income for New Castle County ($72,342) exceeds the averages for the region ($57,034), state ($48,813) and nation ($45,417). The regional economy has experienced a long term transition over the past 20 years from a manufacturing oriented economy into a diverse services oriented economy with extensive development in the financial and services sectors. The area has become a major center for credit card operations with 23 banks and financial institutions with operations within New Castle County. Major employers in the MSA include MBNA, DuPont, Christin Health System, University of Delaware, JP Morgan Chase, First USA and Daimler Chrysler.

The largest retail development along US Route 202 is Brandywine Town Center, an 850,000SF enclosed regional and big box power center anchored by Target, Lowes Home Improvement, Old Navy, TJ Maxx, Bed, Bath & Beyond, Dick's Sporting Goods and Regal Cinemas and located directly across Route 202 from the subject property. In addition, several limited and full service hotels are located along US Route 202. The development of modern Class A commercial office buildings was occurring during the 1980s. Major employers in the area include:
DuPont which operates a 500,000 SF R&D facility and Astra Zeneca which operates a 500,000 SF major office and R&D facility. Astra Zeneca plans to develop up to
1.75 million SF over the next 5 years and will relocate 3,800 employees to the immediate area and currently occupies space in several office buildings close to the subject along US Route 202. Adjacent to the subject property at 1 Beaver Valley is the office building for the tenant Ace USA.

RESERVES. The loan has been structured to include significant initial reserves for the following: (i) Debt Service Shortfall Reserve: established to reserve for the projected shortfall in debt service during the period between the expiration of the Wachovia lease (12/31/05) and the date AIIC will begin paying rent on the Wachovia space (anticipated to be 4/1/06), which amount equates to $358,000 and (ii) Parking Garage Reserve: the sponsor has begun construction of the garage and 125% of the remaining cost to complete construction has been escrowed (equates to an initial reserve amount of $4.6 million).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                3 BEAVER VALLEY

                                                         BALANCE: $43,000,000
                                                         DSCR:    1.31x
                                                         LTV:     79.6%

In addition, initial reserves for taxes, insurance and engineering; as well as ongoing monthly reserves for taxes, insurance, replacement and TI/LC have been taken.

CASH MANAGEMENT. The loan has been structured with a hard, pass-through lockbox. Commencing at the start of the ninth year of the loan term all excess cash flow will be swept, which is projected to result in a reserve of approximately $3.4 million by the time of loan maturity. This amount is only available in connection with the re-tenanting the AIG space.

PROPERTY MANAGEMENT. Beaver Valley is managed by First States Management Corp., an affiliate of the loan sponsor, AFR. First States Management has extensive experience in real estate acquisitions, financing and asset management, as well as a strong understanding of bank regulatory requirements. The company provides property management services for all properties in AFR's portfolio. First States Management currently manages 578 buildings containing 17.2 million SF of commercial space; properties are located in 27 states and the District of Columbia. As of 12/31/03, the overall occupancy rate of its portfolio was 88.9% and the weighted average remaining lease term was 13.3 years.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                             COLLATERAL TERM SHEET

                                3 BEAVER VALLEY

                                                        BALANCE: $43,000,000
                                                        DSCR:    1.31x
                                                        LTV:     79.6%





                         [3 BEAVER VALLEY MAPS OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $981,250,000 (APPROXIMATE)
                                 COMM 2004-LNB3

                     STATEMENT REGARDING ASSUMPTIONS AS TO
              SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P.Morgan Securities Inc., Merrill Lynch, Pierce, Fenner, & Smith Incorporated and Nomura Securities International, Inc. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Nomura Securities International, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                     ANNEX C


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered COMM 2004-LNB3, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.


INITIAL SETTLEMENT

     All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.


     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

    o borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

    o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

       (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

          (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

          (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

          (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

       (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

          (ii) certifying that the nonqualified intermediary is not acting for its own account,

          (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

          (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

    o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

    o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

    o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                    DEPOSITOR


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                             ---------------------

     Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

     o    various types of multifamily or commercial mortgage loans,

     o mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

     o    a combination of the assets described above.

     The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. Neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency of instrumentality.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     YOU SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 9 IN THIS PROSPECTUS UNDER THE CAPTION "RISK FACTORS" AND UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series.

                              ---------------------

                   THE DATE OF THIS PROSPECTUS IS JUNE 7, 2004

           IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND
                    THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. If the terms of the certificates offered to you vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND AVAILABLE INFORMATION

     With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention:
Secretary, or by telephone at (212) 250-2500.

     Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission's Web site (http://www.sec.gov).

                               TABLE OF CONTENTS



SUMMARY OF PROSPECTUS ....................................................................     1
RISK FACTORS .............................................................................     9
   The Lack of Liquidity May Make it Difficult for You to Resell Your Offered
    Certificates and May Have an Adverse Effect on the Market Value of Your Offered
    Certificates .........................................................................     9
   The Trust Fund's Assets May Be Insufficient To Allow For Payment In Full On Your
    Certificates .........................................................................     9
   Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You
    Against All Potential Losses .........................................................    10
   Prepayments May Reduce The Average Life of Your Certificates ..........................    10
   Prepayments May Reduce the Yield on Your Certificates .................................    12
   Ratings Do Not Guaranty Payment .......................................................    12
   Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which
    Could Adversely Affect the Performance of Your Offered Certificates ..................    12
   Some Certificates May Not Be Appropriate for ERISA Plans ..............................    17
   Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax
    Consequences .........................................................................    17
   Certain Federal Tax Considerations Regarding Original Issue Discount ..................    18
   Bankruptcy Proceedings Entail Certain Risks ...........................................    18
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment.........    19
   Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset
    Pool .................................................................................    19
   Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates .....    19
DESCRIPTION OF THE TRUST FUNDS ...........................................................    20
   General ...............................................................................    20
   Mortgage Loans ........................................................................    20
   MBS ...................................................................................    25
   Certificate Accounts ..................................................................    26
   Credit Support ........................................................................    26
   Cash Flow Agreements ..................................................................    27
YIELD AND MATURITY CONSIDERATIONS ........................................................    28
   General ...............................................................................    28
   Pass-Through Rate .....................................................................    28
   Payment Delays ........................................................................    28
   Certain Shortfalls in Collections of Interest .........................................    28
   Yield and Prepayment Considerations ...................................................    29
   Weighted Average Life and Maturity ....................................................    30
   Other Factors Affecting Yield, Weighted Average Life and Maturity .....................    31
THE DEPOSITOR ............................................................................    33
DEUTSCHE BANK AG .........................................................................    33
DESCRIPTION OF THE CERTIFICATES ..........................................................    34
   General ...............................................................................    34
   Distributions .........................................................................    34
   Distributions of Interest on the Certificates .........................................    35
   Distributions of Principal of the Certificates ........................................    36

   Distributions on the Certificates in Respect of Prepayment Premiums or in Respect
    of Equity Participations .......................................................   37
   Allocation of Losses and Shortfalls .............................................   37
   Advances in Respect of Delinquencies ............................................   37
   Reports to Certificateholders ...................................................   38
   Voting Rights ...................................................................   40
   Termination .....................................................................   40
   Book-Entry Registration and Definitive Certificates .............................   40
DESCRIPTION OF THE POOLING AGREEMENTS ..............................................   43
   General .........................................................................   43
   Assignment of Mortgage Loans; Repurchases .......................................   43
   Representations and Warranties; Repurchases .....................................   45
   Collection and Other Servicing Procedures .......................................   46
   Sub-Servicers ...................................................................   48
   Certificate Account .............................................................   48
   Modifications, Waivers and Amendments of Mortgage Loans .........................   51
   Realization upon Defaulted Mortgage Loans .......................................   51
   Hazard Insurance Policies .......................................................   53
   Due-on-Sale and Due-on-Encumbrance Provisions ...................................   53
   Servicing Compensation and Payment of Expenses ..................................   54
   Evidence as to Compliance .......................................................   54
   Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC
    Administrator and the Depositor ................................................   55
   Events of Default ...............................................................   56
   Rights upon Event of Default ....................................................   57
   Amendment .......................................................................   58
   List of Certificateholders ......................................................   59
   The Trustee .....................................................................   59
   Duties of the Trustee ...........................................................   59
   Certain Matters Regarding the Trustee ...........................................   60
   Resignation and Removal of the Trustee ..........................................   60
DESCRIPTION OF CREDIT SUPPORT ......................................................   61
   General .........................................................................   61
   Subordinate Certificates ........................................................   61
   Cross-Support Provisions ........................................................   61
   Insurance or Guarantees with Respect to Mortgage Loans ..........................   62
   Letter of Credit ................................................................   62
   Certificate Insurance and Surety Bonds ..........................................   62
   Reserve Funds ...................................................................   62
   Credit Support with Respect to MBS ..............................................   63
   Interest Rate Exchange, Cap and Floor Agreements ................................   63
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ............................................   63
   General .........................................................................   63
   Types of Mortgage Instruments ...................................................   64
   Leases and Rents ................................................................   64
   Personalty ......................................................................   65
   Foreclosure .....................................................................   65

   Bankruptcy Laws .......................................................   68
   Environmental Considerations ..........................................   71
   Due-on-Sale and Due-on-Encumbrance Provisions .........................   73
   Junior Liens; Rights of Holders of Senior Liens .......................   73
   Subordinate Financing .................................................   73
   Default Interest and Limitations on Prepayments .......................   74
   Applicability of Usury Laws ...........................................   74
   Certain Laws and Regulations ..........................................   74
   Americans with Disabilities Act .......................................   75
   Servicemembers Civil Relief Act .......................................   75
   Forfeitures in Drug and RICO Proceedings ..............................   75
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................   77
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES ...................   77
   General ...............................................................   77
   Status of REMIC Certificates ..........................................   78
   Qualification as a REMIC ..............................................   78
   Taxation of Regular Certificates ......................................   80
    General ..............................................................   80
    Original Issue Discount ..............................................   80
    Acquisition Premium ..................................................   83
    Variable Rate Regular Certificates ...................................   83
    Deferred Interest ....................................................   83
    Market Discount ......................................................   83
    Premium ..............................................................   84
    Election to Treat All Interest Under the Constant Yield Method .......   85
    Sale or Exchange of Regular Certificates .............................   85
    Treatment of Losses ..................................................   86
   Taxation of Residual Certificates .....................................   87
    Taxation of REMIC Income .............................................   87
    Basis and Losses .....................................................   88
    Treatment of Certain Items of REMIC Income and Expense ...............   89
    Limitations on Offset or Exemption of REMIC Income ...................   90
    Tax-Related Restrictions on Transfer of Residual Certificates ........   90
    Sale or Exchange of a Residual Certificate ...........................   94
    Mark to Market Regulations ...........................................   94
   Taxes that May be Imposed on the REMIC Pool ...........................   95
    Prohibited Transactions ..............................................   95
    Contributions to the REMIC Pool After the Startup Day ................   95
    Net Income from Foreclosure Property .................................   95
   Liquidation of the REMIC Pool .........................................   96
   Administrative Matters ................................................   96
   Limitations on Deduction of Certain Expenses ..........................   96
   Taxation of Certain Foreign Investors .................................   97
    Regular Certificates .................................................   97
    Residual Certificates ................................................   97
   Backup Withholding ....................................................   98
   Reporting Requirements ................................................   98

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
 ELECTION IS MADE ...................................................   100
   Standard Certificates ............................................   100
    General .........................................................   100
    Tax Status ......................................................   100
    Premium and Discount ............................................   101
    Recharacterization of Servicing Fees ............................   102
    Sale or Exchange of Standard Certificates .......................   102
   Stripped Certificates ............................................   103
    General .........................................................   103
    Status of Stripped Certificates .................................   104
    Taxation of Stripped Certificates ...............................   105
   Reporting Requirements and Backup Withholding ....................   106
   Taxation of Certain Foreign Investors ............................   107
STATE AND OTHER TAX CONSEQUENCES ....................................   107
CERTAIN ERISA CONSIDERATIONS ........................................   107
   General ..........................................................   107
   Plan Asset Regulations ...........................................   108
   Prohibited Transaction Exemptions ................................   109
   Tax Exempt Investors .............................................   112
LEGAL INVESTMENT ....................................................   112
USE OF PROCEEDS .....................................................   114
METHOD OF DISTRIBUTION ..............................................   115
LEGAL MATTERS .......................................................   116
FINANCIAL INFORMATION ...............................................   116
RATING ..............................................................   116
INDEX OF DEFINED TERMS ..............................................   117

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

Securities Offered............   Mortgage pass-through certificates, issuable
                                 in series. Each series of certificates will represent beneficial ownership in a trust fund.
                                 Each trust fund will own a segregated pool of certain mortgage assets, described below under "-- The Mortgage Assets."


                               RELEVANT PARTIES

Who We Are....................   Deutsche Mortgage & Asset Receiving
                                 Corporation, a Delaware corporation. See "The
                                 Depositor." Our principal offices are located at 60 Wall Street, New York, New York 10005.
                                 Our telephone number is (212) 250-2500.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement. See "Description of the Pooling
                                 Agreements -- The Trustee."

Master Servicer...............   If a trust fund includes mortgage loans, then
                                 the master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. See "Description of the Pooling Agreements -- Certain Matters
                                 Regarding the Master Servicer, the Special
                                 Servicer, the REMIC Administrator and the Depositor."

Special Servicer..............   If a trust fund includes mortgage loans, then
                                 the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See "Description of the Pooling Agreements -- Collection and
                                 Other Servicing Procedures."

MBS Administrator.............   If a trust fund includes mortgage-backed
                                 securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator...........   The person responsible for the various
                                 tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See "Description of the Pooling Agreements -- Certain Matters
                                 Regarding the Master Servicer, the Special
                                 Servicer, the REMIC Administrator and the Depositor."

                      INFORMATION ABOUT THE MORTGAGE POOL

The Mortgage Assets...........   The mortgage assets will be the primary
                                 assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

                                 o various types of multifamily or commercial mortgage loans,

                                 o  mortgage participations, pass-through
                                    certificates or other mortgaged-backed
                                    securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

                                 o  a combination of the assets described
                                    above.

                                 The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent or nonperforming as of the date the related trust fund is formed.

                                 If the related prospectus supplement so
                                 provides, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

                                 o may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

                                 o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and


                                 o  may provide for payments of principal,
                                    interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

                                 Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See "Description of the Trust Funds -- Mortgage Loans."

                                 If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements."

                                 If the related prospectus supplement so
                                 specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds -- MBS."


                      INFORMATION ABOUT THE CERTIFICATES

The Certificates..............   Each series of certificates will be issued in
                                 one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

                                 The certificates of each series may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

                                 o are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

                                 o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

                                 o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 o  provide for distribution based on
                                    collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                 If so specified in the related prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates" and " -- Prepayments May Reduce the Yield of Your Certificates."

                                 If the related prospectus supplement so
                                 provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See "Risk Factors -- Limited Assets."


Distributions of Interest on the
 Certificates.................   Each class of certificates, other than
                                 certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

                                 Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement.

                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates" and "-- Prepayments May Reduce the Yield of Your Certificates," "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest" and "Description of the Certificates -- Distributions of Interest on the Certificates."


Distributions of Principal of the
 Certificates.................   Each class of certificates of each series
                                 (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance.
                                 The certificate balance of a class of
                                 certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

                                 As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

                                 o may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

                                 o  may be made, subject to certain
                                    limitations, based on a specified principal payment schedule.

                                 Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See "Description of the Certificates -- Distributions of Principal of the Certificates."

Credit Support and Cash Flow
 Agreements...................   Partial or full protection against certain
                                 defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

                                 o  a letter of credit,

                                 o  a surety bond,

                                 o  an insurance policy,

                                 o  a guarantee,

                                 o  a reserve fund, or

                                 o  a combination of the items described above.


                                 In addition, a trust fund may include:

                                 o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

                                 o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

                                 The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See "Risk Factors -- Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses," "Description of the Trust Funds -- Credit Support" and "-- Cash Flow Agreements" and "Description of Credit Support."

Advances......................   If the related prospectus supplement so
                                 provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See
                                 "Description of the Certificates -- Advances in
                                 Respect of Delinquencies." Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See
                                 "Description of the Certificates -- Advances in
                                 Respect of Delinquencies."

                                 If a trust fund includes mortgage
                                 participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination..........   If the related prospectus supplement so
                                 provides, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.
                                 See "Description of the Certificates --
                                 Termination."


Registration of Book-Entry
 Certificates.................   If the related prospectus supplement so
                                 provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust
                                 Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk Factors -- Book-Entry
                                 System for Certain Classes May Decrease
                                 Liquidity and Delay Payment" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."


Certain Federal Income Tax
 Consequences.................   The Certificates of each series will
                                 constitute or evidence ownership of either:

                                 o  "regular-interests" and "residual
                                    interests" in a trust fund, or a designated portion thereof, treated as "real estate mortgage investment conduit" under Sections 860A through 860G of the Internal Revenue Code of 1986, or

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions of the Internal Revenue Code of 1986.

                                 You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review "Certain Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations..........   If you are a fiduciary of any employee
                                 benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income
                                 Security Act of 1974, as amended, or Section
                                 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security
                                 Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See "Certain
                                 ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment..............   Your offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their respective dates of issuance, each
                                 class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in the related prospectus supplement.

                                 RISK FACTORS

     In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.


THE LACK OF LIQUIDITY MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates -- Termination."

     The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading "Description of the Certificates -- Reports to Certificateholders." We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

     The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

     o the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

     o    prevailing interest rates.

     The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.


THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR PAYMENT IN FULL ON YOUR CERTIFICATES

     Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.


ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

     Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support." If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.


PREPAYMENTS MAY REDUCE THE AVERAGE LIFE OF YOUR CERTIFICATES

     As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

     o to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

     o    to a disproportionately large share of such prepayments, or

     o    to a disproportionately small share of such prepayments.

     If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

PREPAYMENTS MAY REDUCE THE YIELD ON YOUR CERTIFICATES

     Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See "Yield and Maturity Considerations."


RATINGS DO NOT GUARANTY PAYMENT

     Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

     The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

     In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See "Description of Credit Support" and "Rating."


COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO CERTAIN RISKS WHICH COULD ADVERSELY AFFECT THE PERFORMANCE OF YOUR OFFERED CERTIFICATES

     Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No
Assurance. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds -- Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans." Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired.

     Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

     A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

     o other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

     Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

     o Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

     Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation."

     Cross-Collateralization Arrangements May Be Challenged as
Unenforceable. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

     o was insolvent or was rendered insolvent by such obligation or transfer,

     o was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

     o intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

     o the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien.

     The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Mortgage Loan With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower's ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the related mortgaged property;

     o    the level of interest rates;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history of the related mortgaged property;

     o changes in zoning, tax and (and with respect to residential properties) rent control laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans." The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

     The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents."

     Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

     Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if
--

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "offsite" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     The trust may attempt to reduce its potential exposure to cleanup costs by --

     o establishing reserves for cleanup costs when they can be anticipated and estimated; or

     o designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

     However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management or operations of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

     See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations."

     Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things --

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See "Description of the Pooling Agreements -- Hazard Insurance Policies."

     Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See "Certain ERISA Considerations."


RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit," for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC

Certificates." Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates."


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court may also --

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

     o The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     o Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

     o Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

     o You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."


INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     The trust fund may include mortgage loans that are past due or are nonperforming. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent or nonperforming mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See "Description of the Trust Funds -- Mortgage Loans -- General."


TERMINATION OF THE TRUST FUND COULD AFFECT THE YIELD ON YOUR OFFERED
CERTIFICATES

     The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See "Description of the Certificates -- Termination."


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     o    various types of multifamily or commercial mortgage loans,

     o mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

     o    a combination of mortgage loans and MBS.

     Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

     o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

     o commercsial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

     o the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

     o the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or nonperforming as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of

     o the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

     Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

     o    the Value of the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the "Value" of a mortgaged property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus

     o the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

     o the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method (the cost of replacing the property at such date),

     o the income capitalization method (a projection of value based upon the property's projected net cash flow), or

     o upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates -- Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance" and "-- Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates -- Mortgage Loans With Balloon Payments Have a Greater Risk of Default."

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will

     o    have had original terms to maturity of not more than 40 years and

     o provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

     A mortgage loan

     o may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an "Equity Participation"), as described in the related prospectus supplement.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

     o the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable interest rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

     o the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following such issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include

     o private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"),

provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool:

     o either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and

     o either (i) will have been acquired (other than from the depositor or one of its affiliates) in bona fide secondary market transactions or
          (ii) if so specified in the related prospectus supplement, may be derived from the depositor (or its affiliate's) unsold allotments from the depositor (or its affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

     o the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

     o the original and remaining term(s) to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

     o    the payment characteristics of the MBS,

     o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

     o    a description of the related credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements," and

     o the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

     The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See "Description of the Pooling Agreements -- Certificate Account."


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

     o    a letter of credit,

     o    a surety bond,

     o    an insurance policy,

     o    a guarantee,

     o    a reserve fund,

     o or any combination thereof (any such coverage with respect to the certificate of any series, "Credit Support").

     The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Any Credit Support For Your Offered Certificates May Be Insufficient" and "Description of Credit Support."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

     o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

     o    interest rate exchange agreements,

     o    interest rate cap or floor agreements, or

     o other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates (any such agreement, a "Cash Flow Agreement").

     The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates." The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

     o the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

     o and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the mortgaged properties are located,

     o    the quality of management of the mortgaged properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

     o    converting to a fixed rate loan and thereby "locking in" such rate or

     o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that

     o limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

     o provides that its scheduled payment will adjust less frequently than its interest rate or

     o provides for constant scheduled payments notwithstanding adjustments to its interest rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

     o whether such offered certificate was purchased at a premium or a discount and

     o the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See " -- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

     o establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

     o amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

     o    Excess Funds, or

     o    any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

     o interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

     o prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.


                                 THE DEPOSITOR

     The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor's capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation, an affiliate of Deutsche Bank AG.

     None of the depositor, Deutsche Bank A.G. or any of their respective affiliates will insure or guarantee distributions on the certificates of any series.


                               DEUTSCHE BANK AG

     It is anticipated that all or a portion of the assets conveyed to the trust fund by the depositor will have been acquired by the depositor from Deutsche Bank AG or an affiliate thereof. Deutsche

Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the "Deutsche Bank Group") consisting of commercial banks, capital market companies, fund management companies, a property finance company, installment financing companies, research consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has approximately 69,000 employees worldwide and operates out of approximately 1,700 facilities around the world.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

     If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, if they are participants in DTC.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series and distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest with respect to one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a Notional Amount that is either

     o based on the principal balances of some or all of the mortgage assets in the related trust fund or

     o equal to the Certificate Balances of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Prepayments May Reduce the Average Life of Your Certificates" and "-- Prepayments May Reduce the Yield of Your Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a "Certificate Balance"), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

     Distributions of principal with respect to one or more classes of certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

     o establishing a priority of payments among such classes of certificates. See "Description of Credit Support."


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, "Related Proceeds") and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

          (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

          (v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

          (vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

          (vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

          (viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

          (ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

          (x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

          (xi) if such class of offered certificates has a variable pass-through rate or an adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

          (xiii) if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

          (xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, " -- Book-Entry Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements -- Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See "Description of the Pooling Agreements -- Events of Default," "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee."


TERMINATION

     The obligations created by the Pooling Agreement for each series of certificates will terminate following

     o the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

     o the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

     Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

     o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

     o the address of the related mortgaged property and type of such property;

     o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

     o    the original and remaining term to maturity;

     o    the amortization term; and

     o    the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

     o the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

     o the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

     o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

     o if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

     Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the "Purchase Price"). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o    REO Properties.

     If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

     o    monitor any mortgage loan that is in default,

     o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

     o initiate corrective action in cooperation with the Mortgagor if cure is likely,

     o    inspect the related mortgaged property and

     o    take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders. Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses."

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Such Permitted Investments include

     o    federal funds,

     o    uncertificated certificates of deposit,

     o    time deposits,

     o    bankers' acceptances and repurchase agreements,

     o    certain United States dollar-denominated commercial paper,

     o units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

     Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

     (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     (3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

     (5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     (6) any amounts paid under any Cash Flow Agreement;

     (7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of mortgage loans; Repurchases" and "-- Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "-- Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates -- Termination; Retirement of Certificates";

     (8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

     (9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     (10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     (3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

     (5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

     (6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

     (8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

     (9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     (12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     (13) to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     (14) to clear and terminate the Certificate Account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

     o will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

     o will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

     o will not adversely affect the coverage under any applicable instrument of Credit Support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent,

     o such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

     o such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations."

     A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

     o that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

     o that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of

     o the replacement cost of the improvements less physical depreciation and

     o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of mortgage loans -- Due-on-Sale and Due-on-Encumbrance."


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components:

     o a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that

     o it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and

     o on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

     o the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

     o a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

     The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

     However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include, without limitation,

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

     o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

     o    to cure any ambiguity,

     o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

     o to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

     o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of Residual certificates to Certain Organizations" herein),

     o to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or

     o to amend specified provisions that are not material to holders of any class of certificates offered hereunder.

     The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

     o reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

     o    a letter of credit,

     o    the subordination of one or more classes of certificates,

     o    the use of a surety bond,

     o    an insurance policy or a guarantee,

     o    the establishment of one or more reserve funds, or

     o    any combination of the foregoing.

     If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under such Credit Support,

     o    any conditions to payment thereunder not otherwise described herein,

     o the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

     o the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations."


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds -- Mortgage Loans." If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent or unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates -- The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator, " however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

     Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See "Description of the Trust Funds -- Mortgage Loans -- General."


SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See "Risk Factors -- Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates."


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt

Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion:

     o references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

     o where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm's opinion, assuming:

     o    the making of proper elections;

     o compliance with the Pooling Agreement and other related documents and no amendments thereof;

     o the accuracy of all representations made with respect to the mortgage loans; and

     o compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

     In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     o the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

     o a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is "defective" as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES


     General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


     Original Issue Discount

     Accrual Certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.


     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     o the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity; over

     o the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the Regular Certificate at the issue date;

     o events (including actual prepayments) that have occurred prior to the end of the accrual period; and

     o    the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

     Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

     Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate:

     o is exceeded by the then-current principal amount of the Regular Certificate; or

     o in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

     Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

     o    on the basis of a constant interest rate; or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

     Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


     Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

     o if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

     o in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that such gain does not exceed the excess, if any, of
          (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


     Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES


     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

     o the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

     o the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

     When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income" The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income:

     o in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

     o ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

     If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the

REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


     Treatment of Certain Items of REMIC Income and Expense

     Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "-- Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained class). Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:


     o 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

     o the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

     For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.


     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

     o the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

     o    the highest marginal federal corporate income tax rate.

     Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes:

     o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
          Section 511;

     o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

     o an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

     o the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

     Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

     The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest;

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).


     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


     Mark to Market Regulations

     The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     o the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

     o the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

     o    the receipt of compensation for services; or

     o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     o    during the three months following the Startup Day;

     o    made to a qualified reserve fund by a Residual Certificateholder;

     o    in the nature of a guarantee;

     o    made to facilitate a qualified liquidation or clean-up call; and

     o    as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person, " as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

     o to the appointment of the tax matters person as provided in the preceding sentence; and

     o to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o 3% of the excess, if any, of adjusted gross income over a threshold amount; or

     o 80% of the amount of itemized deductions otherwise allowable for such year.

     These limitations will be phased out over the period 2006--2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

     o is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code
          Section 881(c)(3)(C); and

     o provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

     If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS issued final regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. For example, these regulations will require, in the case of Regular Certificates held by a foreign partnership, that:

     o the certification described above be provided by the partners rather than by the foreign partnership; and

     o the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that:

     o the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

     o the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

                         FEDERAL INCOME TAX CONSEQUENCES
                         FOR CERTIFICATES AS TO WHICH NO
                             REMIC ELECTION IS MADE


STANDARD CERTIFICATES

  General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006--2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.


  Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of

     Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

  Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Treatment of Certain Items of REMIC Income and Expense -- Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

  Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


  Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

     o if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

     o in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES


  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped

Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

     o    the trust fund will be treated as a grantor trust under subpart E,
          Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i); and

     o unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code
Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

     o the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

     Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

  Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General," each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

     o one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

     On June 20, 2002, the Service published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in "street name."

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested.
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar Law"). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

PLAN ASSET REGULATIONS

     Certain transactions involving the trust fund, including a Plan's investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

     o    has investment discretion with respect to the investment of Plan
          Assets; or

     o has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the "Exemption"), to Deutsche Bank AG, New York Branch ("DBNY") and to a predecessor to Deutsche Bank Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "Certain ERISA Considerations," the term "Underwriter" shall include
(a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

     The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

     first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the "Exemption Rating Agencies");

     third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the "Restricted Group" consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a "sponsor" within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

     fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the trust fund meet the following requirements:

     o the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

     o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

     o the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

     o    the holding of certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

     In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

     o the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); and

     o the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

     o there is no Plan with respect to which the amount of such general account's reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

     The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

     Before purchasing a certificate (other than an ERISA Restricted Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a "certificate" for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income."

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of certificates that qualify as "mortgage related securities" will be those that:

     o are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

     o are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

     The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities, " but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities, " defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities, " and thus as "Type IV securities," for investment by national banks.

The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

          2. By placements by the depositor with institutional investors through dealers; and

          3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

                                           PAGE
                                           ----
1986 Act ..............................     80
1998 Policy Statement .................    114
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
Act ...................................     72
ADA ...................................     75
affiliate .............................    112
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     68
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     27
Certificate Account ...................     26
Certificate Balance ...................     36
Certificate Owner .....................     41
Code ..................................     77
Companion Class .......................     37
Controlled Amortization Class .........     37
CPR ...................................     31
Credit Support ........................     27
Cut-off Date ..........................     36
DBNY ..................................    109
DBSI ..................................    109
Debt Service Coverage Ratio ...........     21
Definitive Certificates ...............     34
Determination Date .................... 28, 35
Deutsche Bank Group ...................     34
Disqualified Organization .............     91
Distribution Date Statement ...........     38
DOL ...................................    108
DTC ...................................     40
DTC Participants ......................     41
Due Period ............................     28
due-on-sale ...........................     67
electing large partnership ............     91
Equity Participation ..................     24
ERISA .................................    107
ERISA Plans ...........................    107
ERISA Restricted Certificates .........    111
Events of Default .....................     56
Excess Funds ..........................     33
excess servicing ......................    102
Exemption .............................    109
Exemption Rating Agencies .............    110
FAMC ..................................     25
FHLMC .................................     25
Financial Intermediary ................     41
FNMA ..................................     25

                                           PAGE
                                           ----
Garn Act ..............................     73
GNMA ..................................     25
Insurance Proceeds ....................     49
IRS ...................................     52
Letter of Credit Bank .................     62
Liquidation Proceeds ..................     49
Loan-to-Value Ratio ...................     22
Lock-out Date .........................     24
Lock-out Period .......................     24
MBS ...................................     20
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
NCUA ..................................    114
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     38
Non-U.S. Person .......................     97
OCC ...................................    113
OID Regulations .......................     80
OTS ...................................    114
Parties in Interest ...................    108
Pass-Through Entity ...................     91
Percentage Interest ...................     35
Permitted Investments .................     48
Plan Asset Regulations ................    108
Plan Assets ...........................    108
Plans .................................    108
Pooling Agreement .....................     43
Prepayment Assumption .................     82
Prepayment Interest Shortfall .........     29
Prepayment Premium ....................     24
Purchase Price ........................     45
Record Date ...........................     34
Regular Certificateholder .............     80
Regular Certificates ..................     77
Related Proceeds ......................     37
Relief Act ............................     75
REMIC .................................     77
REMIC Certificates ....................     77
REMIC Pool. ...........................     77
REMIC Regulations .....................     77
REO Property ..........................     46
Residual Certificateholders ...........     87
Residual Certificates .................     77
Service ...............................     79
Similar Law ...........................    108

                                      PAGE
                                      ----

SMMEA ..............................  112
SPA ................................   31
Standard Certificateholder .........  100
Standard Certificates ..............  100
Stripped Certificateholder .........  105
Stripped Certificates. .............  103
Tax Exempt Investor ................  112
Tax Favored Plans ..................  108
Title V ............................   74

                                      PAGE
                                     -----
Treasury ...........................   77
UBTI ...............................  112
UCC ................................   64
Underwriter ........................  109
U.S. Person ........................   94
Value ..............................   22
Voting Rights ......................   40
Warranting Party ...................   45

This diskette relates to the prospectus supplement in regard to the COMM 2004-LNB3, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

"Annex A COMM 2004-LNB3.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------
*    Microsoft is a registered trademark of Microsoft Corporation.

================================================================================
       NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE OFFERED CERTIFICATES, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                               -------------------
                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT


Executive Summary ...........................     S-5
Summary of the Prospectus Supplement ........     S-9
Risk Factors ................................    S-38
Description of the Mortgage Pool ............    S-73
Description of the Offered Certificates .....   S-136
Yield and Maturity Considerations ...........   S-158
The Pooling and Servicing Agreement .........   S-167
Use of Proceeds .............................   S-216
Certain Federal Income Tax Consequences......   S-216
ERISA Considerations ........................   S-218
Legal Investment ............................   S-220
Method of Distribution ......................   S-220
Legal Matters ...............................   S-222
Ratings .....................................   S-222
Index of Principal Terms ....................   S-224

       Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  $981,250,000
                                  (APPROXIMATE)


                            DEUTSCHE BANK SECURITIES
                              ABN AMRO INCORPORATED
                           PNC CAPITAL MARKETS, INC.
                                    JPMORGAN
                              MERRILL LYNCH & CO.
                                     NOMURA



                                 COMM 2004-LNB3


                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES



                              --------------------
                              PROSPECTUS SUPPLEMENT
                              --------------------


                                   JUNE , 2004

================================================================================